Filed Pursuant to Rule 433 Registration Statement No. 333-123974

Prospectus Supplement To Accompany Prospectus Dated April 26, 2005

$1,561,613,000 (Approximate)

GMAC Commercial Mortgage Securities, Inc. Series 2006-C1 Trust

Issuer

GMAC Commercial Mortgage Securities, Inc.

Depositor

GMAC Commercial Mortgage Corporation

Sponsor and Master Servicer

CWCapital Asset Management LLC

Special Servicer

Series 2006-C1 Mortgage Pass-Through Certificates

You should consider carefully the risk factors beginning on page S-24 in this prospectus supplement and page 6 in this prospectus.

The certificates represent interests only in the trust created for Series 2006-C1. They do not represent interests in or obligations of GMAC Commercial Mortgage Securities, Inc., GMAC Commercial Mortgage Corporation or any of their affiliates.

This prospectus supplement may be used to offer and sell the offered certificates only if accompanied by the prospectus.

The certificates will consist of:

•	The 13 classes of offered certificates described in the table on page S-6.

•	23 additional classes of private certificates, 11 of which are subordinated to, and provide credit enhancement for, the offered certificates. The private certificates are not offered by this prospectus supplement.

The assets underlying the certificates will include:

•	A pool of 119 fixed rate, monthly pay mortgage loans secured by first priority liens on 214 commercial and multifamily properties. The mortgage pool will have an initial pool balance of $1,697,406,244.

Distributions on the offered certificates will be made monthly:

•	On each distribution date in accordance with the priorities described in this prospectus supplement, commencing on February 10, 2006.

Credit enhancement:

•	The subordination of certificates other than the Class A-1, A-1D, A-1A, A-2, A-3, A-4 and X certificates will provide credit enhancement to the Class A-1, A-1D, A-1A, A-2, A-3, A-4 and X certificates. Each class of subordinated certificates will provide credit enhancement to subordinated certificates with earlier alphabetical class designations (provided that the Class A-M certificates are senior to the Class A-J certificates).

Neither the Securities and Exchange Commission nor any state securities commission has approved the offered certificates or determined that this prospectus supplement or the prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

The underwriters will sell the offered certificates at varying prices to be determined at the time of sale. The proceeds to GMAC Commercial Mortgage Securities, Inc. from the sale of the offered certificates will be approximately 101.58% of their principal balance plus accrued interest, before deducting expenses. The compensation of certain of the underwriters will be a commission representing the difference between the price they pay to GMAC Commercial Mortgage Securities, Inc. for the offered certificates and the amount they receive from the sale of the offered certificates to the public. The co-manager will not be obligated to buy the offered certificates.

Co-Lead Managers and Joint Bookrunners

Deutsche Bank Securities	Morgan Stanley

Co-Manager

GMAC Commercial Holding

Capital Markets Corp.

January 25, 2006

With respect to this offering, Deutsche Bank Securities Inc. and Morgan Stanley & Co. Incorporated are acting as joint bookrunning managers in the following manner: Deutsche Bank Securities Inc. is acting as sole bookrunning manager with respect to 60.56% of each class of offered certificates and Morgan Stanley & Co. Incorporated is acting as sole bookrunning manager with respect to 39.44% of each class of offered certificates.

GMAC Commercial Mortgage Securities, Inc.

Mortgage Pass-Through Certificates, Series 2006-C1

Alaska
1 property
$1,256,608
0.07% of total
Washington
4 properties
$5,004,948
0.29% of total
Oregon
2 properties
$19,058,380
1.12% of total
Nevada
5 properties
$11,999,868
0.71% of total
Northern California
14 properties
$84,545,674
4.98% of total
California
51 properties
$344,439,336
20.29% of total
Southern California
37 properties
$259,893,661
15.31% of total
Hawaii
1 property
$3,150,000
0.19% of total
Arizona
16 properties
$145,234,319
8.56% of total
Colorado
9 properties
$69,968,392
4.12% of total
New Mexico
1 property
$3,982,819
0.23% of total
Oklahoma
4 properties
$23,235,000
1.37% of total
Texas
10 properties
$39,029,511
2.30% of total
North Dakota
1 property
$4,500,000
0.27% of total
Missouri
1 property
$7,593,500
0.45% of total
Iowa
1 property
$2,867,121
0.17% of total
Minnesota
2 properties
$10,285,000
0.61% of total
Wisconsin
2 properties
$5,038,080
0.30% of total
Illinois
2 properties
$7,302,862
0.43% of total
Michigan
5 properties
$53,205,611
3.13% of total
New York
21 properties
$55,910,278
3.29% of total
New Hampshire
3 properties
$41,959,203
2.47% of total
Maine
1 property
$3,440,000
0.20% of total
Massachusetts
1 property
$4,589,604
0.27% of total
Connecticut
4 properties
$12,928,741
0.76% of total
New Jersey
2 properties
$55,842,066
3.29% of total
Indiana
4 properties
$9,411,641
0.55% of total
Pennsylvania
6 properties
$47,225,764
2.78% of total
Ohio
11 properties
$74,267,145
4.38% of total
District of Columbia
2 properties
$3,995,471
0.24% of total
Maryland
4 properties
$108,626,634
6.40% of total
West Virginia
1 property
$1,650,000
0.10% of total
Virginia
3 properties
$130,000,000
7.66% of total
South Carolina
2 properties
$27,616,673
1.63% of total
North Carolina
7 properties
$51,422,878
3.03% of total
Georgia
5 properties
$26,330,195
1.55% of total
Florida
11 properties
$231,955,567
13.67% of total
Alabama
4 properties
$12,400,846
0.73% of total
Arkansas
1 property
$1,950,000
0.11% of total
Tennessee
3 properties
$38,833,183
2.29% of total
≤1.00% of initial pool balance
1.01% - 5.00% of initial pool balance
5.01% - 10.00% of initial pool balance
≥10.01% of initial pool balance
Allocated Loan Amount by Property Type
Unanchored Retail 2.88%
Industrial/ Warehouse 2.47%
Self Storage 3.96%
Mixed Use 0.28%
Manufactured Housing 5.33%
Special Purpose Retail 5.45%
Office 30.26%
Hospitality 7.88%
Anchored Retail 18.08%
Multifamily 23.40%

For purposes of this map, each mortgage loan secured by multiple mortgaged properties is treated as the number of mortgage loans equal to the number of mortgaged properties, each of which is allocated a principal balance as of the cut-off date.

mervyn's
mervyn's

DDR/Macquarie Mervyn's Portfolio, Various

Seven Springs Village, College Park, MD

DCOTA

Design Center of the Americas, Dania Beach, FL

James Center, Richmond, VA

BELLSOUTH

BellSouth Tower, Jacksonville, FL

Beyman Multifamily Portfolio, Memphis, TN

Beyman Multifamily Portfolio, Phoenix, AZ

Canon

Gateway Business Park, Mount Laurel, NJ

GATEWAY
525

First National Bank Center, San Diego, CA

Terrace at Continental Park, El Segundo, CA

Executive Centre Portfolio, Springdale, OH

Important notice about information presented in this
prospectus supplement and the accompanying prospectus

We tell you about the offered certificates in two separate documents that progressively provide more detail: the accompanying prospectus, which provides general information, some of which may not apply to your series of certificates; and this prospectus supplement, which describes the specific terms of your series of certificates.

The prospectus and the prospectus supplement together provide a description of the material terms of your certificates. You should rely on the information in the prospectus supplement to the extent it provides a more specific description of your certificates.

We include cross-references in this prospectus supplement and the accompanying prospectus to captions in these materials where you can find further related discussions. The following table of contents and the table of contents included in the accompanying prospectus provide the pages on which these captions are located.

You can find a ‘‘Glossary’’ of capitalized terms used in this prospectus supplement beginning on page S-224 in this prospectus supplement.

SUMMARY OF SERIES 2006-C1 MORTGAGE PASS-THROUGH
CERTIFICATES AND POOL CHARACTERISTICS

The Series 2006-C1 Mortgage Pass-Through Certificates(1)

Class	Ratings Fitch/S&P	Original Principal Or Notional Amount (2)		Approximate Percent Of Credit Support (3)	Approximate Initial Pass- Through Rate		Approximate Weighted Avg. Life (4) (In Years)	Principal Window (5)
Publicly Offered Classes
A-1	AAA/AAA	$37,000,000		30.000%	4.9750	%(6)	2.98	2/06-9/10
A-1D	AAA/AAA	$15,000,000		30.000%	4.0840	%(6)	2.98	2/06-9/10
A-1A	AAA/AAA	$296,113,000		30.000%	5.2330	%(9)	7.84	2/06-12/15
A-2	AAA/AAA	$166,000,000		30.000%	5.1470	%(6)	4.71	9/10-2/11
A-3	AAA/AAA	$98,000,000		30.000%	5.2770	%(6)	7.22	2/11-6/15
A-4	AAA/AAA	$576,071,000		30.000%	5.2380	%(9)	9.66	6/15-11/15
XP	AAA/AAA	$1,658,713,000	(7)	NA	0.1669	%(8)	NA	NA
A-M	AAA/AAA	$169,740,000		20.000%	5.2900	%(9)	9.86	12/15-12/15
A-J	AAA/AAA	$114,575,000		13.250%	5.3490	%(9)	9.86	12/15-12/15
B	AA/AA	$36,070,000		11.125%	5.4290	%(9)	9.94	12/15-1/16
C	AA−/AA−	$19,096,000		10.000%	5.3692	%(12)	9.94	1/16-1/16
D	A+/A+	$12,731,000		9.250%	5.3982	%(12)	9.94	1/16-1/16
E	A/A	$21,217,000		8.000%	5.4272	%(12)	9.94	1/16-1/16

Privately Offered Classes (10)
XC	AAA/AAA	$1,697,406,243	(7)	NA	0.0393	%(8)	NA	NA
F	A−/A−	$16,974,000		7.000%	5.4372	%(13)	9.94	1/16-1/16
G	BBB+/BBB+	$19,096,000		5.875%	5.4372	%(13)	9.94	1/16-1/16
H	BBB/BBB	$19,096,000		4.750%	5.4372	%(13)	9.94	1/16-1/16
J	BBB−/BBB−	$23,339,000		3.375%	5.4372	%(13)	9.94	1/16-1/16
K	BB+/BB+	$6,366,000		3.000%	4.9180	%(9)	9.94	1/16-1/16
L	BB/BB	$6,365,000		2.625%	4.9180	%(9)	9.94	1/16-1/16
M	BB−/BB−	$8,487,000		2.125%	4.9180	%(9)	9.94	1/16-1/16
N	B+/B+	$2,122,000		2.000%	4.9180	%(9)	9.94	1/16-1/16
O	B/B	$4,243,000		1.750%	4.9180	%(9)	9.94	1/16-1/16
P	B−/B−	$6,365,000		1.375%	4.9180	%(9)	9.94	1/16-1/16
Q	NR/NR	$23,340,243		0.000%	4.9180	%(9)	12.84	1/16-1/25
FNB-1(11)	BBB−/NR	$5,100,000		NA	5.4348	%(14)	9.69	10/15-10/15
FNB-2(11)	BB/NR	$5,600,000		NA	5.4348	%(14)	9.69	10/15-10/15
FNB-3(11)	BB−/NR	$2,100,000		NA	5.4348	%(14)	9.69	10/15-10/15
FNB-4(11)	B/NR	$4,500,000		NA	5.4348	%(14)	9.69	10/15-10/15
FNB-5(11)	B−/NR	$2,400,000		NA	5.4348	%(14)	9.69	10/15-10/15
FNB-6(11)	CCC/NR	$13,300,000		NA	5.4348	%(14)	9.69	10/15-10/15

(1)	References to certificates, classes of certificates or certificateholders in this prospectus supplement include the Class FNB certificates and certificateholders except as otherwise provided herein.

(2)	These amounts are approximate. They may vary upward or downward by approximately 5% depending upon the final composition of the pool of mortgage loans sold to the trust, or in the case of the Class FNB certificates, the actual cut-off date principal balance of the non-pooled portion of the First National Bank Center Loan.

(3)	The percent of credit support reflects the aggregate certificate balances of all classes of certificates (calculated as if the Class FNB certificates provide no credit support to the other classes of certificates) that will be subordinate to each class on the date the certificates are issued, expressed as a percentage of the initial pool balance.

(4)	The weighted average life of a security is the average amount of time that will elapse from the time the security is issued until the investor receives all principal payments on the security, weighted on the basis of principal paid. The weighted average life of each class is calculated assuming that there are no prepayments on the mortgage loans and according to the modeling assumptions described under ‘‘Yield and Maturity Considerations’’ in this prospectus supplement. The rated final distribution date is the distribution date that occurs in November 2045.

(5)	The principal window is the period during which each class would receive distributions of principal assuming that there are no prepayments on the mortgage loans and according to the modeling assumptions described under ‘‘Yield and Maturity Considerations’’ in this prospectus supplement.

(6)	The pass-through rate for this class of certificates will be the specified fixed rate.

(7)	The Class XC and Class XP certificates will have a notional amount and will accrue interest on that notional amount.

(8)	Generally, the Class XC and Class XP certificates will accrue interest at a variable rate based upon the Weighted Average Net Mortgage Rate. See ‘‘Description of the Certificates—Pass-Through Rates.’’

(9)	The pass-through rate for this class of certificates will be equal to the lesser of the specified fixed rate for such class and the Weighted Average Net Mortgage Rate.

(10)	These classes are not offered by this prospectus supplement. The information presented for these classes is provided solely to assist your understanding of the offered certificates.

(11)	The Class FNB certificates will represent interests solely in a portion of the underlying mortgage loan that is secured by the mortgaged real property identified on Annex A to this prospectus supplement as First National Bank Center. The portion of the First National Bank Center Loan that is represented by the Class FNB certificates is considered the non-pooled portion of that mortgage loan and will not be part of the pooled mortgage assets backing the offered certificates. The remaining portion of the First National Bank Center Loan, which is the pooled portion of that mortgage loan, will be pooled with the other underlying mortgage loans to back the other classes of the certificates. All classes of the Class FNB certificates will only receive distributions from and will only incur losses with respect to amounts received from or losses incurred with respect to the First National Bank Center Loan.

(12)	The pass-through rate for this class of certificates will be the Weighted Average Net Mortgage Rate minus a specified fixed rate (which in the case of the Class C certificates is 0.068%, in the case of the Class D certificates is 0.039% and in the case of the Class E certificates is 0.010%).

(13)	The pass-through rate for this class of certificates will be the Weighted Average Net Mortgage Rate.

(14)	The pass-through rate for this class of certificates will be the Net Mortgage Rate of the First National Bank Center Loan which will be converted to the annualized rate of interest at which interest would have to accrue on the principal balance of such certificates (on the basis of a 360-day year, consisting of twelve 30-day months) to produce the aggregate amount of interest that actually accrues on such class of certificates.

The following table shows information regarding the mortgage loans and the mortgaged properties as of the applicable cut-off date, which is the due date of any mortgage loan in January 2006. All weighted averages set forth below are based on the balances of the mortgage loans in the mortgage pool as of that date. The balance of each mortgage loan as of the due date for any mortgage loan in January 2006 is its unpaid principal balance as of that date, after applying all payments of principal due on or before that date, whether or not those payments are received.

SERIES 2006-C1 MORTGAGE POOL CHARACTERISTICS

Characteristics	Entire Mortgage Pool	Loan Group 1	Loan Group 2
Initial pool balance	$1,697,406,244	$1,401,292,356	$296,113,887
Number of mortgage loans	119	94	25
Number of mortgaged properties	214	188	26
Average balance as of the cut-off date	$14,263,918	$14,907,365	$11,844,555
Range of mortgage rates as of the cut-off date	4.950%-8.250%	4.950%-8.250%	5.045%-5.880%
Weighted average mortgage rate	5.486%	5.505%	5.396%
Weighted average remaining term to maturity	108.9 months	111.3 months	97.6 months
Weighted average remaining amortization term	348.9 months	347.2 months	359.8 months
Weighted average debt service coverage ratio	1.48x	1.50x	1.37x
Weighted average current loan-to-value ratio	70.85%	70.07%	74.53%

Unless otherwise indicated, the balances of, and any debt service on, any related subordinated loans are not included in calculations of loan-to-value ratio and debt service coverage ratio. For a description of the calculation of the loan-to-value ratio and debt service coverage ratio, see Annex A to this prospectus supplement.

Unless specifically indicated otherwise, statistical information in this prospectus supplement with respect to the underlying mortgage loan secured by the mortgaged real property identified on Annex A to this prospectus supplement as First National Bank Center is being presented without regard to the non-pooled portion of that mortgage loan. In addition, references in this prospectus supplement to the initial mortgage pool balance are to the aggregate principal balance of the underlying mortgage loans (without regard to the non-pooled portion of the First National Bank Center Loan) as of the cut-off date for the mortgage pool described in this prospectus supplement, after application of all scheduled payments of principal due with respect to the underlying mortgage loans on or before that date, whether or not received.

SUMMARY OF SERIES 2006-C1 TRANSACTION

This summary highlights selected information from this document. To understand all of the terms of the offered certificates, you should read carefully this entire document and the accompanying prospectus.

Relevant Parties and Important Dates

Title Of Series:	Series 2006-C1 Mortgage Pass-Through Certificates	Cut-Off Dates: January 1, January 7 and January 15, 2006.
Issuer:	GMAC Commercial Mortgage Securities, Inc. Series 2006-C1 Trust formed to issue the mortgage pass-through certificates and to acquire the mortgage pool.	Distribution Date: The 10th day of each month or, if the 10th day is not a business day, the immediately succeeding business day, beginning on February 10, 2006.
Depositor:	GMAC Commercial Mortgage Securities, Inc. 200 Witmer Road Horsham, Pennsylvania 19044-8015 (215) 328-4622	Closing Date: On or about January 31, 2006.

Determination Date: The 1st day of each month or, if the 1st day is not a business day, the immediately succeeding business day.

Collection Period: For any distribution date, the period that begins immediately following the determination date in the prior calendar month and continues through and includes the determination date in the calendar month in which that distribution date occurs. The first collection period, however, for each mortgage loan begins immediately following its cut-off date.

Interest Accrual Period: With respect to any distribution date, the calendar month immediately preceding the month in which such distribution date occurs.
Sponsor:	GMAC Commercial Mortgage Corporation, an affiliate of the depositor.
Sellers/Originators:	GMAC Commercial Mortgage Corporation, Morgan Stanley Mortgage Capital Inc., German American Capital Corporation and CWCapital LLC.
Master Servicer:	GMAC Commercial Mortgage Corporation, an affiliate of the depositor.
Special Servicer:	CWCapital Asset Management LLC, an affiliate of one of the originators.
Primary Servicer:	CWCapital LLC will act as primary servicer with respect to all of the mortgage loans that were originated or acquired by CWCapital LLC.
Trustee:	Wells Fargo Bank, N.A.

The Mortgage Pool

The mortgage pool will consist of one hundred nineteen (119) mortgage loans. The assets of the trust consist of, among other things, the mortgage pool. Each of the mortgage loans is secured by first mortgage liens on real property interests held by borrowers that own and/or lease the mortgaged properties. The mortgaged properties are used for commercial or multifamily purposes.

The mortgaged property securing the DDR/Macquarie Mervyn's Portfolio Loan also secures the DDR/Macquarie Mervyn's Portfolio Companion Loans. The DDR/Macquarie Mervyn's Portfolio Companion Loans are not assets of the trust.

The mortgaged property securing the James Center Loan also secures the James Center Companion Loan. The James Center Companion Loan is not an asset of the trust.

The mortgaged property securing the Seven Springs Village Loan also secures the Seven Springs Village B Note. The Seven Springs Village B Note is not an asset of the trust. Payments of principal and interest in respect of the Seven Springs Village B Note will be subordinated to payments on the Seven Springs Village Loan in the event of certain uncured mortgage loan defaults.

The mortgaged property securing the Design Center of the Americas Loan also secures the Design Center of the Americas Companion Loan. The Design Center of the Americas Companion Loan is not an asset of the trust.

Payments of principal and interest made in respect of the non-pooled portion of the First National Bank Center Loan are payable only to the holders of the Class FNB certificates and to no other certificates. Such payments, however, will be subordinated to payments of the pooled portion of the First National Bank Center Loan under certain default scenarios.

The mortgaged property securing The Outlets at Hershey Loan also secures The Outlets at Hershey B Note. The Outlets at Hershey B Note is not an asset of the trust. Payments of principal and interest in respect of The Outlets at Hershey B Note will be subordinated to payments on The Outlets at Hershey Loan in the event of certain uncured mortgage loan defaults.

GMAC Commercial Mortgage Corporation (GMACCM) is the seller of forty-five (45) of the mortgage loans or 35.5% of the initial pool balance, each of which was originated by GMACCM or one of its affiliates. German American Capital Corporation (GACC) is the seller of thirty-one (31) of the mortgage loans or 32.9% of the initial pool balance, each of which was originated by GACC or one of its affiliates. CWCapital LLC (CW) is the seller of twenty-seven (27) of the mortgage loans or 21.1% of the initial pool balance, each of which was originated by CW or one of its affiliates except for four (4) mortgage loans originated by unaffiliated third parties and subsequently purchased by CW. Morgan Stanley Mortgage Capital Inc. (MSMC) is the seller of sixteen (16) of the mortgage loans or 10.4% of the initial pool balance, each of which was originated by MSMC or one of its affiliates. All mortgage loans were originated between December 14, 1998 and December 21, 2005.

Each seller will make representations and warranties regarding the mortgage loans sold by it. The depositor will assign these representations and warranties to the trustee. If any of these representations and warranties are materially breached or there is a material defect in the related mortgage file delivered to the trustee, the related seller will be required to cure the breach or defect or, if it does not cure the breach or defect, to repurchase the affected mortgage loan or, except in the case of the First National Bank Center Loan, substitute a replacement mortgage loan for the affected mortgage loan.

In this prospectus supplement, the percentage of the initial pool balance refers to the principal balance of the mortgage loans or the allocated loan amount secured by a mortgaged property, divided by the aggregate pool balance. The initial pool balance of the mortgage loans is equal to their unpaid aggregate principal balances as of their respective cut-off dates, after taking into account all payments of principal due on or before that date, whether or not received. All mortgage pool information in this prospectus supplement is approximate and depends upon the final composition of the mortgage loans sold to the trust. All information presented in this prospectus supplement (including loan-to-value ratios and debt service coverage ratios) with respect to the mortgage loans with pari passu companion loans is calculated inclusive of such pari passu companion loans unless otherwise indicated. All information presented in this prospectus supplement (including loan-to-value ratios and debt service coverage ratios) with respect to the mortgage loans with related subordinated B notes is calculated exclusive of such related subordinated B notes unless otherwise indicated. All information presented in this prospectus supplement (including loan-to-value ratios and debt service coverage ratios) with respect to the First National Bank Center Loan is calculated exclusive of the non-pooled portion of such mortgage loan unless otherwise indicated.

Annex A to this prospectus supplement provides characteristics of the mortgage loans on a loan-by-loan basis. Annex B to this prospectus supplement provides characteristics of the significant mortgage loans.

Underwriting Criteria Used to Originate the Mortgage Pool

For a description of the underwriting criteria used to originate the mortgage pool including method and criteria for selection and the origination process, such as originator information and the required origination documentation, see ‘‘The Sponsor—GMAC Commercial Mortgage Corporation (GMACCM),’’ ‘‘—GMACCM’s Underwriting Standards and Origination Procedures,’’ ‘‘Other Originators and Sellers—German American Capital Corporation (GACC),’’ ‘‘—CWCapital LLC (CWCapital),’’ and ‘‘—Morgan Stanley Mortgage Capital Inc. (MSMC)’’ in this prospectus supplement.

Geographic Concentrations of the Mortgaged Properties

The mortgaged properties are located in thirty-seven (37) states and the District of Columbia. The following table lists the number and percentage of mortgaged properties with initial principal balances that in the aggregate are greater than or equal to 4.38% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date.

Property State	Number of Mortgaged Properties	Percentage of Initial Pool Balance
California	51	20.29%
Southern(1)	37	15.31%
Northern(1)	14	4.98%
Florida	11	13.67%
Arizona	16	8.56%
Virginia	3	7.66%
Maryland	4	6.40%
Ohio	11	4.38%
Other(2)	118	39.05%
	214	100.00%

(1)	Southern California properties have a zip code equal to or less than 93600. Northern California properties have a zip code greater than 93600.

(2)	Includes 31 states and the District of Columbia

Property Types

The following table lists the number and percentage of mortgaged properties that are operated for each indicated purpose.

Property State	Number of Mortgaged Properties	Percentage of Initial Pool Balance
Office	27	30.26%
Multifamily	36	23.40%
Anchored Retail	76	18.08%
Hospitality	10	7.88%
Special Purpose Retail	1	5.45%
Manufactured Housing	8	5.33%
Self Storage	33	3.96%
Unanchored Retail	15	2.88%
Industrial/Warehouse	7	2.47%
Mixed Use	1	0.28%

Prepayment Or Call Protection Provided By The Mortgage Loans

The terms of each mortgage loan restrict the ability of the borrower to prepay the mortgage loan. One hundred eight (108) of the mortgage loans, including the mortgage loans referenced in the first and fourth succeeding paragraphs below, which together represent 96.50% of the initial pool balance, permit defeasance after a defeasance lockout period.

Three (3) of the mortgage loans, which together represent 3.04% of the initial pool balance, permit defeasance after a lockout period followed by prepayment with a prepayment penalty equal to 0.25% of the then outstanding principal amount of such mortgage loan.

Ten (10) of the mortgage loans, which together represent 2.38% of the initial pool balance, permit prepayment after the expiration of a lockout period with payment of the greater of a yield maintenance formula and a fixed penalty equal to 1% of the principal amount of such prepayment, with no defeasance option.

One (1) of the mortgage loans, which represents 1.12% of the initial pool balance, currently permits prepayment with payment of the greater of a yield maintenance formula and a fixed penalty equal to 1% of the principal amount of such prepayment.

One (1) of the mortgage loans, which represents 0.91% of the initial pool balance, permits prepayment, in whole but not in part, at any time with payment of yield maintenance; permits prepayment, in whole but not in part, after July 1, 2015 without payment of yield maintenance and permits defeasance, in whole but not in part, at any time after the expiration of a lockout period.

Notwithstanding the foregoing, the mortgage loans generally provide for a period prior to maturity (one to seven payments) during which prepayments may be made without penalty, yield maintenance charge, or otherwise requiring defeasance.

For a description of defeasance and prepayment provisions in the mortgage loans, see ‘‘Description of the Mortgage Pool—Defeasance’’ and ‘‘—Prepayment Provisions’’ in this prospectus supplement and ‘‘Characteristics of the Mortgage Loans —Yield Maintenance Loans’’ in Annex A to this prospectus supplement.

Payment Terms Of The Mortgage Loans

All the mortgage loans accrue interest at a fixed rate. See ‘‘Description of the Mortgage Pool—Calculations of Interest’’ and ‘‘—ARD loans’’ in this prospectus supplement.

The Trust

Pursuant to the terms of the pooling and servicing agreement, a new trust will be established by the depositor for this series of certificates, and such trust will not engage in any business activities or have any assets or obligations before the issuance of the certificates. Accordingly, no financial statements for the trust will be included in the prospectus or this prospectus supplement. The fiscal year end with respect to the trust will be as specified in this prospectus supplement. The trust will be a common law trust formed under the laws of the state of New York and will be administered pursuant to the terms of the pooling and servicing agreement. The trust will not be managed by a board of directors or persons performing similar functions.

The Certificates

Your certificates represent the right to a portion of the collections on the trust’s assets. The certificates represent all of the beneficial ownership interests in the trust. The offered certificates are the only securities offered through this prospectus supplement. The private certificates are not offered by this prospectus supplement.

Certificate Designations

We refer to the certificates by the following designations:

Designation	Related Classes
Offered certificates	Classes A-1, A-1D, A-1A, A-2, A-3, A-4, XP, A-M, A-J, B, C, D and E
Senior certificates	Classes XC, XP, A-1, A-1D, A-1A, A-2, A-3 and A-4
Interest-only certificates	Classes XC and XP
Class X certificates	Classes XC and XP
Subordinate certificates	Classes A-M, A-J, B, C, D, E, F, G, H, J, K, L, M, N, O, P and Q
Private certificates	Classes XC, F, G, H, J, K, L, M, N, O, P, Q, S and FNB
Residual certificates	Classes R-L, R-I, R-II and R-III
REMIC regular certificates	Classes XC, XP, A-1, A-1D, A-1A, A-2, A-3, A-4, A-M, A-J, B, C, D, E, F, G, H, J, K, L, M, N, O, P and Q
Class FNB certificates	Classes FNB-1, FNB-2, FNB-3, FNB-4, FNB-5 and FNB-6

Initial Certificate Balances Of The Certificates

The aggregate principal balance of the certificates (other than the Class FNB certificates) issued by the trust will be approximately $1,697,406,243, but may vary upward or downward by approximately 5%.

The senior certificates (excluding the Class X certificates) will comprise approximately 70.00% and the subordinate certificates will comprise approximately 30.00% of the initial aggregate certificate balance of the certificates (other than the Class FNB certificates).

The Class X certificates will not have a certificate balance. The Class X certificates will have a notional amount and will accrue interest on that notional amount. The Class X certificates will not receive any distributions of principal.

The Class FNB certificates will represent interests solely in the non-pooled portion of the First National Bank Center Loan.

Distributions On The Offered Certificates

The trustee will make distributions to certificateholders on each distribution date in the order of priority described below.

Until paid in full, each class of offered certificates will be entitled to receive monthly distributions of interest.

For purposes of calculating distributions on the senior certificates, the mortgage pool (excluding the non-pooled portion of the First National Bank Center Loan) has been divided into loan group 1 and loan group 2. The mortgage loans (excluding the non-pooled portion of the First National Bank Center Loan) are identified as belonging to either loan group 1 or loan group 2 on Annex A to this prospectus supplement under the heading ‘‘Loan Group.’’

The borrowers are required to make payments of interest and/or principal on the mortgage loans to the master servicer. The master servicer will deduct its master servicing fee and other amounts required by the pooling and servicing agreement and send the remainder to the trustee. See ‘‘The Pooling and Servicing Agreement’’ in this prospectus supplement. After deducting its trustee fee, expenses and indemnity amounts, the trustee will distribute the available certificate distribution amount to the certificateholders as follows:

The Class FNB certificates will represent a subordinated right to receive out of monthly payments and other collections (or advances in lieu thereof) on the First National Bank Center Loan interest at the related pass-through rate and principal as described in the following provisions. So long as certain default scenarios do not exist with respect to the First National Bank Center Loan, the holders of the Class FNB certificates will be entitled to receive, on a subordinate basis, payments of principal equal to a proportionate share (generally based on an amount equal to the total principal balance of those certificates as a percentage of the principal amount of the First National Bank Center Loan) of (a) all scheduled payments of principal due or, in some cases, deemed due on the First National Bank Center Loan from time to time, to the extent those payments are, in each case, either received as of the end of the collection period when due or deemed due or advanced by the master servicer or the trustee, and (b) any prepayments and other unscheduled collections of previously unadvanced principal with respect to the First National Bank Center Loan. However, for so long as certain default scenarios exist with respect to the First National Bank Center Loan, the holders of the Class FNB certificates will not receive any payments of principal unless and until the holders of the other principal balance certificates collectively receive or are deemed to receive over time payments of principal equal to the cut-off date principal balance of the pooled portion of the First National Bank Center Loan.

Distributions of interest and principal will not be made to a class of certificates if its certificate balance or notional amount has been reduced to zero. However, realized losses or additional trust fund expenses allocated to reduce the certificate balance of a class of certificates may be reimbursed if the amount available for distribution is sufficient. See ‘‘Description of the Certificates—Distributions’’ for a discussion of the amount available for distribution and the priorities and amounts of distributions on the certificates. Because payments are made in the order described above, there may not be sufficient funds to make each of the payments described above after making distributions on certificates with a higher priority. Funds may be insufficient if the trust experiences realized losses, incurs unanticipated expenses or an appraisal reduction event occurs.

On any given distribution date, there may be insufficient payments received from the mortgage loans for all classes of certificates to receive the full amount of interest due on that date. Those certificates that do not receive their full interest distributions on any distribution date will be entitled to receive the shortfall in each month thereafter up to the aggregate amount of the shortfall, in the same priority as their distribution of interest. However, there will be no extra interest paid to make up for the delay in distribution of interest.

The amount of interest distributable on each class on each distribution date will equal:

•	1/12th of the pass-through rate for that class multiplied by

•	the related class certificate balance or class notional amount.

Due to allocations of losses, expenses and any net aggregate prepayment interest shortfall, the actual amount of interest distributed on each distribution date may be less than this amount. See ‘‘Description of the Certificates—Distributions’’ in this prospectus supplement.

Subordination Of Classes Of Certificates

The senior certificates will receive all distributions of interest and principal, or in the case of the Class X certificates, only interest, before the subordinate certificates are entitled to receive distributions of interest or principal. This subordination of the subordinate certificates to the senior certificates provides credit support to the senior certificates. Each class of subordinated certificates will provide credit enhancement to subordinated certificates with earlier alphabetical class designations (provided that the Class A-M certificates are senior to the Class A-J certificates). The rights of the holders of the Class FNB certificates to receive distributions in respect of the non-pooled portion of the First National Bank Center Loan will be subordinated to the rights of the holders of the other classes of certificates in respect of the pooled portion of such mortgage loan upon the occurrence of certain events of default with respect to such mortgage loan.

Allocation Of Losses And Expenses To Classes Of Certificates

A loss is realized on a mortgage loan when the master servicer or the special servicer, as applicable, determines that it has received all amounts it expects to receive from the mortgage loan and that amount is less than the outstanding principal balance on the mortgage loan plus accrued and unpaid interest.

An additional trust fund expense is an expense incurred by the trust that is not covered by a corresponding payment from a borrower. Additional trust fund expenses include, among other things:

•	special servicing compensation;

•	interest on advances made by the master servicer or the trustee;

•	extraordinary expenses, such as indemnification and reimbursements paid to the trustee; and

•	loan-specific expenses incurred because of defaults on mortgage loans or to remediate environmental conditions on mortgaged properties.

Losses and additional trust fund expenses will be allocated to the certificates by deducting those losses and additional trust fund expenses from the certificate balances of the certificates without making any payments to the certificateholders. In general, losses and additional trust fund expenses are allocated to the certificates if the aggregate outstanding principal balance of the mortgage loans immediately following the distributions to be made on the certificates on any distribution date is less than the aggregate outstanding certificate balance of the certificates. If this happens, the certificate balances of the certificates (other than the Class FNB certificates) will be reduced as shown in the following chart:

Any reductions in the certificate balances of the certificates (other than the Class FNB certificates) as the result of the allocation of losses and additional trust fund expenses will also have the effect of reducing the aggregate notional amount of the Class X certificates. Losses on the Seven Springs Village Whole Loan and The Outlets at Hershey Whole Loan will be allocated to the Seven Springs Village B Note and The Outlets at Hershey B Note, respectively, before being allocated as set forth above.

Notwithstanding the foregoing, losses on and/or default-related or other unanticipated expenses of the trust with respect to the First National Bank Center Loan will be allocated to reduce the total principal balance of the Class FNB certificates prior to being allocated to reduce the total principal balance of any class identified in the foregoing chart.

For a detailed description of the allocation of losses and additional trust fund expenses among the certificates, see ‘‘Description of the Certificates—Subordination; Allocation of Losses and Expenses’’ in this prospectus supplement.

Servicing Of The DDR/Macquarie Mervyn’s Portfolio Whole Loan

One of the DDR/Macquarie Mervyn’s Portfolio Companion Loans is currently included in the GE 2005-C4 Trust. In connection therewith, the DDR/Macquarie Mervyn’s Portfolio Whole Loan is currently being serviced and administered pursuant to the GE 2005-C4 Pooling and Servicing Agreement. The GE 2005-C4 Pooling and Servicing Agreement provides for servicing arrangements that are similar, but not identical, to those under the pooling and servicing agreement. See ‘‘Description of the Mortgage Pool—The DDR/Macquarie Mervyn’s Portfolio Whole Loan’’ and ‘‘Servicing of the Mortgage Loans— Servicing of the DDR/Macquarie Mervyn’s Portfolio Whole Loan; Servicing of the Design Center of the Americas Whole Loan’’ in this prospectus supplement.

Servicing Of The Design Center of the Americas Whole Loan

The Design Center of the Americas Companion Loan is currently included in the GE 2005-C4 Trust. In connection therewith, the Design Center of the Americas Whole Loan is currently being serviced and administered pursuant to the GE 2005-C4 Pooling and Servicing Agreement. The GE 2005-C4 Pooling and Servicing Agreement provides for servicing arrangements that are similar, but not identical, to those under the pooling and servicing agreement. See ‘‘Description of the Mortgage Pool—The Design Center of the Americas Whole Loan’’ and ‘‘Servicing of the Mortgage Loans—Servicing of the DDR/Macquarie Mervyn's Portfolio Whole Loan; Servicing of the Design Center of the Americas Whole Loan’’ in this prospectus supplement.

Servicing of Other Loans With Companion Loans or B Notes

The mortgaged property that secures the James Center Loan also secures a pari passu companion loan that is not included in the trust and is currently owned by GACC, but may subsequently be contributed to another securitization trust or vehicle or otherwise transferred. Both the James Center Loan and the James Center Companion Loan will be serviced and administered by the master servicer and, if applicable, the special servicer pursuant to the pooling and servicing agreement. The mortgaged property that secures the Seven Springs Village Loan also secures a subordinated B note that is not included in the trust and is currently owned by one of the sellers, but may subsequently be contributed to another securitization trust or vehicle or otherwise transferred. Both the Seven Springs Village Loan and the Seven Springs Village B Note will be serviced and administered by the master servicer and, if applicable, the special servicer pursuant to the pooling and servicing agreement. The mortgaged property that secures The Outlets at Hershey Loan also secures a subordinated B note that is not included in the trust and is currently owned by an affiliate of the special servicer, the primary servicer with respect to certain mortgage loans, the majority certificateholder of the controlling class and one of the sellers, but may subsequently be contributed to another securitization trust or vehicle or otherwise transferred. Both The Outlets at Hershey Loan and The Outlets at Hershey B Note will be serviced and administered by the master servicer and, if applicable, the special servicer pursuant to the pooling and servicing agreement.

Advances Made By The Master Servicer

For any month, if the master servicer receives a payment on a mortgage loan (including the non-pooled portion of the First National Bank Center Loan) that is less than the full scheduled payment, or if no payment is received, then the master servicer is required to make P&I advances from its own funds to cover that shortfall. The master servicer is also required to make servicing advances with respect to any mortgaged property related to a mortgage loan (including the non-pooled portion of the First National Bank Center Loan) except in the case of the respective mortgaged properties that secure the DDR/Macquarie Mervyn's Portfolio Whole Loan and the Design Center of the Americas Whole Loan, which loans and related mortgaged properties are serviced by the GE 2005-C4 Master Servicer under the GE 2005-C4 Pooling and Servicing Agreement and for which the GE 2005-C4 Master Servicer is responsible for making servicing advances.

The master servicer will not be required to advance the amount of any delinquent balloon payment or any default interest or any excess interest that may be due on the ARD loans. If the master servicer fails to make a required advance, the trustee will be required to make such advance. However, the master servicer or the trustee, as applicable, will make an advance only if it determines that the advance, together with any advance interest, will be recoverable from future payments or collections on that mortgage loan. Additionally, the special servicer will be able to determine that an existing advance is nonrecoverable or that any proposed advance will be nonrecoverable, and the master servicer will be bound by such determination. Under certain circumstances, the master servicer and the trustee each will be required to rely upon the nonrecoverability determination of other master servicers with respect to certain mortgage loans whose companion loans are in other commercial mortgage securitizations. See ‘‘Description of the Certificates—Appraisal Reductions’’ in this prospectus supplement.

The master servicer and the trustee will each be entitled to recover any advance made by it from related proceeds collected on the mortgage loan for which that advance was made. If at any time an advance made by the master servicer or the trustee is determined to be a nonrecoverable advance (including the portion of any advance with respect to the non-pooled portion of the First National Bank Center Loan), the master servicer or the trustee will be entitled to recover the amount of that advance out of funds received on or in respect of other mortgage loans. The master servicer or the trustee may, in its sole discretion, defer recovery of any advance, provided that no such deferral may exceed six (6) months without the consent of the majority certificateholder of the controlling class or twelve (12) months overall. Reimbursement for nonrecoverable advances will be made from amounts received in respect of principal on such other mortgage loans before being made from other amounts received on such other mortgage loans and such amounts will be deducted from the principal distribution amount for the related distribution date (provided, however, that to the extent any such nonrecoverable advances are subsequently recovered from principal collections on the related mortgage loan, such recovery will be applied to increase the principal distribution amount for the distribution date related to the collection period in which such recovery occurs). In addition, if at any time an advance is made with respect to a mortgage loan and the mortgage loan is thereafter worked out under terms that do not provide for the repayment of those advances (together with interest thereon) in full at the time of the workout (but such amounts become an obligation of the borrower to be paid in the future), then such advance (together with interest on such advance to the extent accrued and unpaid) will constitute a workout-delayed reimbursement amount and, unless determined to be nonrecoverable, will be reimbursable only from amounts in the certificate account that represent principal on the mortgage loans (net of any principal collections used to reimburse the master servicer or the trustee for any nonrecoverable advances and interest thereon). Any principal collections used to reimburse the master servicer or the trustee for such workout-delayed reimbursement amounts will be deducted from the principal distribution amount for the related distribution date, and to the extent any such workout-delayed reimbursement amounts are subsequently recovered from principal collections on the related mortgage loan, such recovery will be applied to increase the principal distribution amount for the distribution date related to the collection period in which such recovery occurs. The master servicer and the trustee will each be entitled to interest on any advances of monthly payments made by it and advances of servicing expenses incurred by it or on its behalf. To the extent a nonrecoverable advance or workout-delayed reimbursement amount for any mortgage loan is reimbursed from collections on other mortgage loans, such reimbursement will be made from collections on mortgage loans included in the same loan group and, if such collections are insufficient for full reimbursement of such amounts, from collections on mortgage loans in the other loan group (after giving effect to any similar reimbursements in the other loan group). See ‘‘Description of the Certificates—P&I and Servicing Advances’’ in this prospectus supplement and ‘‘Description of the Certificates—Advances in Respect of Delinquencies’’ and ‘‘The Pooling and Servicing Agreements—Certificate Account’’ in the prospectus.

Notwithstanding the prior paragraph, amounts otherwise payable as interest and/or principal on the Class FNB certificates will not be available to reimburse advances in respect of any underlying mort-gage loan other than the First National Bank Center Loan. With respect to a nonrecoverable advance on the First National Bank Center Loan, the master servicer will be entitled to reimbursement, first, from collections on, and proceeds of, the non-pooled portion of the First National Bank Center Loan, second, from collections on, and proceeds of, the pooled portion of the First National Bank Center Loan, and then from general collections of the trust fund.

In addition, in considering whether any advance is, or any proposed advance, if made, would constitute, a nonrecoverable advance, any person making such determination will be entitled to give due regard to the existence of any nonrecoverable advances or workout-delayed reimbursement amounts with respect to other mortgage loans, the recovery of which is being deferred or delayed at the time of such consideration by the master servicer or, if applicable, the trustee, in light of the fact that proceeds on the related mortgage loan are a source of recovery not only for the advance under consideration, but also as a potential source of recovery of such nonrecoverable advance or workout-delayed reimbursement amounts the recovery of which is being, or may be, deferred or delayed.

The GE 2005-C4 Master Servicer is required to make servicing advances with respect to the mortgaged property related to the DDR/Macquarie Mervyn's Portfolio Whole Loan and the Design Center of the Americas Whole Loan, in accordance with the terms of the GE 2005-C4 Pooling and Servicing Agreement, unless the GE 2005-C4 Master Servicer determines that such servicing advances would not be recoverable from collections on the DDR/Macquarie Mervyn's Portfolio Whole Loan and the Design Center of the Americas Whole Loan. If the GE 2005-C4 Master Servicer is required to but fails to make such advances, then the related trustee under the GE 2005-C4 Pooling and Servicing Agreement will be required to make such advances. The master servicer will be required to make P&I advances with respect to the DDR/Macquarie Mervyn's Portfolio Loan and the Design Center of the Americas Loan to the extent described in this prospectus supplement, but not with respect to any of the DDR/Macquarie Mervyn's Portfolio Companion Loans or the Design Center of the Americas Companion Loan. See ‘‘Description of the Mortgage Pool—The DDR/Macquarie Mervyn's Portfolio Whole Loan,’’ and ‘‘Servicing of the Mortgage Loans—Servicing of the DDR/Macquarie Mervyn's Portfolio Whole

Loan; Servicing of the Design Center of the Americas Whole Loan,’’ and ‘‘Description of the Mortgage Pool—The Design Center of the Americas Whole Loan,’’ and ‘‘Servicing of the Mortgage Loan—Servicing of the DDR/Macquarie Mervyn's Portfolio Whole Loan; Servicing of the Design Center of the Americas Whole Loan’’ in this prospectus supplement.

The master servicer or the trustee, as applicable, will be required to make servicing advances with respect to the mortgaged property related to the James Center Whole Loan, the Seven Springs Village Whole Loan and The Outlets at Hershey Whole Loan unless the master servicer, the trustee or the special servicer determines that such advances would not be recoverable from collections on the James Center Whole Loan, the Seven Springs Village Whole Loan or The Outlets at Hershey Whole Loan, as applicable. If the master servicer is required to but fails to make such servicing advances, then the trustee will be required to make such servicing advances. The master servicer will be required to make P&I advances with respect to the James Center Loan, the Seven Springs Village Loan and The Outlets at Hershey Loan to the extent described in this prospectus supplement, but not with respect to the James Center Companion Loan, the Seven Springs Village B Note or The Outlets at Hershey B Note.

Servicing and Other Compensation

The principal compensation to be paid to the master servicer in respect of its master servicing activities will be the master servicing fee, which will be payable monthly on a loan-by-loan basis from payments of interest on such mortgage loan and the interest portion of P&I advances (including in respect of the non-pooled portion of the First National Bank Center Loan), and will accrue for each mortgage loan at an annual master servicing fee rate as described in this prospectus supplement. The principal compensation to be paid to the special servicer in respect of its special servicing activities will be the special servicing fee, the workout fee and the liquidation fee, which will be payable at the rates, at the times and from the sources described in this prospectus supplement. See "Servicing of the Mortgage Loans—Servicing and Other Compensation and Payment of Expenses".

Optional Termination Of The Trust

If, on any distribution date, the remaining aggregate principal balance of the mortgage pool (including the non-pooled portion of the First National Bank Center Loan) is less than 1% of the initial pool balance, the master servicer, the majority certificateholder of the controlling class, the special servicer or the depositor may purchase the mortgage loans (including the non-pooled portion of the First National Bank Center Loan). None of the master servicer, the majority certificateholder of the controlling class, the special servicer or the depositor, however, is required to do so. If the master servicer, the majority certificateholder of the controlling class, the special servicer or the depositor does purchase the mortgage loans, the outstanding principal balance of the certificates will be paid in full, together with accrued interest. Provided that the aggregate principal balances of the Class A-1, Class A-1D, Class A-1A, Class A-2, Class A-3, Class A-4, Class A-M, Class A-J, Class B, Class C, Class D, Class E, Class F, Class G, Class H and Class J certificates have been reduced to zero, the trust could also be terminated in connection with an exchange of all the then-outstanding certificates, including the Class X certificates and the Class FNB certificates but excluding the Class S certificates and the REMIC residual certificates, for the mortgage loans remaining in the trust, but all of the holders of such classes of outstanding certificates would have to voluntarily participate in such exchange. See ‘‘Description of the Certificates—Certificate Balances and Notional Amounts’’ and ‘‘—Termination; Retirement of Certificates.’’

Book-Entry Registration

Generally, the offered certificates will be available only in book-entry form through the facilities of The Depository Trust Company in the United States or through Clearstream or Euroclear in Europe. See ‘‘Description of the Certificates —Book-Entry Registration of the Offered Certificates’’ in this prospectus supplement and Annex D —Global Clearance Settlement and Tax to this prospectus supplement and ‘‘Description of the Certificates —Book-Entry Registration and Definitive Certificates’’ in the prospectus.

Denominations

The offered certificates are offered in minimum denominations of $25,000 each and multiples of $1 in excess thereof.

Yield And Prepayment Considerations

The yield to maturity of each class of certificates will depend upon:

•	the purchase price of the certificates;

•	the applicable pass-through rate;

•	the characteristics of the mortgage loans; and

•	the rate and timing of payments on the mortgage loans.

For a discussion of special yield and prepayment considerations applicable to these classes of certificates, see ‘‘Risk Factors’’ and ‘‘Yield and Maturity Considerations’’ in this prospectus supplement.

Legal Investment In The Certificates

None of the offered certificates will be ‘‘mortgage related securities’’ for purposes of the Secondary Mortgage Market Enhancement Act of 1984. See ‘‘Legal Investment’’ in this prospectus supplement for important information concerning possible restrictions on ownership of the offered certificates by regulated institutions. You should consult your legal advisors in determining the extent to which the offered certificates constitute legal investments for you.

ERISA Considerations For Certificateholders

If the conditions described under ‘‘ERISA Considerations’’ in this prospectus supplement and in the accompanying prospectus are satisfied, the Class A-1, Class A-1D, Class A-1A, Class A-2, Class A-3, Class A-4, Class XP, Class A-M, Class A-J, Class B, Class C, Class D and Class E certificates may be eligible for purchase by persons investing assets of employee benefit plans or individual retirement accounts.

Tax Status Of The Certificates

The certificates, other than the residual certificates and the Class S certificates (which enable the Class S certificateholders to receive certain excess interest on the ARD loans) will be treated as regular interests in a REMIC and generally as debt for federal income tax purposes. Holders of regular interest certificates will be required to include in income all interest and original issue discount in respect of their certificates in accordance with the accrual method of accounting regardless of the certificateholders’ usual methods of accounting.

For federal income tax purposes, elections will be made to treat the mortgage pool that comprises the trust (other than excess interest on the ARD loans) as separate real estate mortgage investment conduits. The certificates, other than the residual certificates and the Class S certificates, will represent ownership of regular interests in one of these real estate mortgage investment conduits. For federal income tax purposes, the residual certificates will be the residual interests in their respective real estate mortgage investment conduit. The Class S certificates will represent only the right to excess interest on the ARD loans and, for federal income tax purposes, will constitute interests in a grantor trust.

For further information regarding the federal income tax consequences of investing in the offered certificates, see ‘‘Federal Income Tax Consequences’’ in this prospectus supplement and in the accompanying prospectus.

Ratings On The Certificates

The offered certificates are required to receive ratings from Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc. and Fitch Ratings that are not lower than those indicated under ‘‘Summary of Series 2006-C1 Mortgage Pass-Through Certificates and Pool Characteristics.’’ The ratings of the offered certificates address the likelihood that the holders of offered certificates will receive timely distributions of interest and the ultimate repayment of principal before the rated final distribution date that occurs in November 2045. A security rating is not a recommendation to buy, sell or hold a security and may be changed or withdrawn at any time by the assigning rating agency. The ratings do not address the likelihood that holders will receive any yield maintenance charges, prepayment premiums, default interest or excess interest or experience any net aggregate Prepayment Interest Shortfall. The ratings also do not address the tax treatment of payments on the certificates or the likely actual rate of prepayments. The rate of prepayments, if different than originally anticipated, could adversely affect the yield realized by holders of the offered certificates. See ‘‘Ratings’’ in this prospectus supplement.

Affiliations And Related Transactions

GMACCM is the sponsor of the securitization described in this prospectus supplement and the master servicer of the mortgage loans. The depositor, GMAC Commercial Mortgage Securities, Inc., is a wholly-owned subsidiary of the sponsor.

CWCapital is a mortgage loan seller, the primary servicer with respect to the mortgage loans it originated or acquired and an affiliate of the special servicer, the holder of the subordinate B note with respect to The Outlets at Hershey Whole Loan and the majority certificateholder of the controlling class. See "Risk Factors—Conflicts of interest may occur as a result of parties' affiliations" in this prospectus supplement.

The depositor will acquire the mortgage loans from the sponsor and the other sellers, in each case, under a separate mortgage loan purchase agreement dated as of the delivery date or a similar agreement to be entered into by or assigned to the depositor, who will then assign its interests in the mortgage loans, without recourse, to the trustee for the benefit of the holders of the certificates. The material terms of the mortgage loan purchase agreements are described herein under ‘‘Description of the Mortgage Pool—Assignment of the Mortgage Loans; Repurchases and Substitutions’’ and ‘‘—Representations and Warranties; Repurchases and Substitutions’’.

The certificates will be issued under a pooling and servicing agreement. The parties to the pooling and servicing agreement will include the depositor, the trustee, the master servicer and the special servicer.

The pooling and servicing agreement provides that the mortgage loans will be administered in accordance with the servicing standard described in this prospectus supplement without regard to any affiliation with any other party to the pooling and servicing agreement. See ‘‘Servicing of the Mortgage Loans—Servicing Standard’’ in this prospectus supplement. The material terms of the pooling and servicing agreement are described herein under ‘‘The Pooling and Servicing Agreement’’ and ‘‘Servicing of the Mortgage Loans’’ and in the prospectus under ‘‘The Pooling and Servicing Agreements’’.

RISK FACTORS

The offered certificates are not suitable investments for all investors. In particular, you should not purchase any class of offered certificates unless you understand and are able to bear the risks associated with that class. The offered certificates are complex securities and it is important that you possess, either alone or together with an investment advisor, the expertise necessary to evaluate the information contained in this prospectus supplement and the accompanying prospectus in the context of your financial situation.

Allocations of losses on the mortgage loans will reduce your payments and yield on your certificates	If losses on the mortgage loans are allocated to your class of certificates, the amount payable to you will be reduced by the amount of these losses and the yield to maturity on your certificates will be reduced. Losses allocated to a class reduce the principal balance of the class without making a payment to the class.

Because losses on the mortgage loans, together with expenses relating to defaulted mortgage loans, will be allocated first to the most subordinated class of subordinated certificates with a positive balance, the yields on the subordinate certificates will be extremely sensitive to losses on the mortgage loans and the other related expenses.

If the principal balance of all of the subordinate certificates has been reduced to zero due to losses on and expenses of defaulted mortgage loans, losses and expenses will be allocated pro rata to the Class A-1, Class A-1D, Class A-1A, Class A-2, Class A-3 and Class A-4 certificates.

Reductions in the principal balance of any class of certificates (other than the Class FNB certificates) will reduce the notional amount of the Class X certificates by a corresponding amount, resulting in smaller interest distributions to the Class X certificateholders. See ‘‘Description of the Certificates—Subordination; Allocation of Losses and Expenses’’ in this prospectus supplement.

Delinquencies, losses and prepayments on the mortgage loans will affect the yield on the certificates	The yield to maturity on the certificates will depend significantly on the rate and timing of payments of principal and interest on the certificates. The rate and timing of principal and interest payments on the mortgage loans, including the rates of delinquency, loss and prepayment, will affect the rate and timing of payments of principal and interest on the certificates. Some of the mortgage loans are secured by cash reserves or other credit enhancement that, if certain leasing-related or other conditions are not met, may be applied to partially defease or prepay the related mortgage loan. See ‘‘Description of the Mortgage Pool— Earnouts and Additional Collateral Loans’’ in this prospectus supplement and ‘‘Characteristics of the Mortgage Loans—Earnout Loans’’ in Annex A to this prospectus supplement. For a discussion of the impact on the yields of the certificates of the rate of delinquency, loss and prepayment on the mortgage loans, and factors that affect those rates, see ‘‘Yield and Maturity Considerations’’ and ‘‘Description of the Certificates—Subordination; Allocation of Losses and Expenses’’ in this prospectus supplement and ‘‘Risk Factors’’ and ‘‘Yield and Maturity Considerations’’ in the prospectus.

The mortgage loans are not insured	None of the mortgage loans are insured or guaranteed by the United States, any governmental entity or instrumentality, by any private mortgage insurer or by the depositor, the underwriters, the master servicer, the special servicer, the sellers or the trustee. Therefore, you should consider payment on each mortgage loan to depend exclusively on the borrower and any guarantor(s) under the particular mortgage loan documents. If the borrower or any guarantor fails to make all payments when due on the mortgage loans, the yield on your class of certificates may be adversely affected and any resulting losses may be allocated to your certificates.

Conflicts of interest may occur as a result of the rights of third parties to terminate the special servicer	Subject to the second and third succeeding sentences, the majority certificateholder of the controlling class has the right to remove the special servicer and appoint a successor special servicer, which may be an affiliate of that certificateholder. See ‘‘Servicing of the Mortgage Loans—The Majority Certificateholder of the Controlling Class.’’ Holders of certain companion loans (acting alone or with the majority certificateholder of the controlling class) and subordinated loans (or their designees) also have the right under certain circumstances to remove the special servicer and appoint a special servicer for one or more mortgage loans over which they have appointment power acting alone or jointly with the majority certificateholder of the controlling class. Under certain circumstances, the rights of the majority certificateholder of the controlling class to remove and replace the special servicer with respect to the First National Bank Center Loan will be exercised by the Class FNB Representative. The parties with this removal and appointment power may have special relationships or interests that conflict with those of the holders of one or more classes of certificates. In addition, they do not have any duties to the holders of any class of certificates, may act solely in their own interests, and will have no liability to any certificateholders for having done so. No certificateholder may take any action against the majority certificateholder of the controlling class, the holders of companion loans or subordinated loans or other parties for having acted solely in their respective interests. See ‘‘Description of the Mortgage Pool—The Seven Springs Village Whole Loan,’’ ‘‘—The Outlets at Hershey Whole Loan,’’ and ‘‘Servicing of the Mortgage Loans—Termination of the Special Servicer for Specially Serviced Mortgage Loans and REO Properties’’ in this prospectus supplement.

Conflicts of interest may occur as a result of the rights of third parties to withhold approval or consult on servicer actions	Subject to the second and third succeeding sentences, the majority certificateholder of the controlling class has the right to withhold its approval of certain actions proposed to be taken by the special servicer with respect to the mortgage loans and related mortgaged properties. See ‘‘Servicing of the Mortgage Loans—The Majority Certificateholder of the Controlling Class’’. With respect to certain mortgage loans with companion loans or subordinate loans, these rights or similar rights may instead be exercisable by the holders of such companion loans (acting alone or with the majority certificateholder of the controlling class) and subordinate loans (or their designees). See ‘‘Description of the Mortgage Pool—"The DDR/Macquarie Mervyn's Portfolio Whole Loan", —"The James Center Whole Loan’’, ‘‘—The Seven Springs Whole Loan’’, ‘‘—The Design Center of Americas Whole

Loan’’ and "—The Outlets at Hershey Whole Loan" in this prospectus supplement. Under certain circumstances, such rights of the majority certificateholder of the controlling class with respect to the First National Bank Center Loan will instead be exercised by the Class FNB Representative. See ‘‘Description of the Mortgage Pool—The First National Bank Center Loan’’ in this prospectus supplement. The interests of any of these holders and their designees (including any controlling class of certificateholders or operating advisor in other securitizations) may also conflict with those of the holders of the majority certificateholder of the controlling class or the interests of the holders of the offered certificates. As a result, approvals to proposed servicer actions may not be granted in all instances, thereby potentially adversely affecting some or all of the classes of offered certificates. No certificateholder may take any action against any of the parties with these approval or consent rights for having acted solely in their respective interests.

Conflicts of interest may occur as a result of parties' affiliations	The master servicer is one of the mortgage loan sellers and is an affiliate of the depositor. An affiliate of the special servicer, the primary servicer with respect to certain mortgage loans, the holder of the subordinate B note with respect to The Outlets at Hershey Whole Loan and the majority certificateholder of the controlling class, is one of the mortgage loan sellers. These affiliations could cause conflicts with the master servicer's or special servicer's duties to the trust under the pooling and servicing agreement. However, the pooling and servicing agreement provides that the mortgage loans shall be administered in accordance with the servicing standard described in this prospectus supplement without regard to any affiliation with any other party to the pooling and servicing agreement. See ‘‘Servicing of the Mortgage Loans—Servicing Standard’’ in this prospectus supplement.

Additionally, in connection with servicing of the mortgage loans, the majority certificateholder of the controlling class, the holder of a related companion loan or B note or, with respect to the First

Bank Center Loan, the Majority Class FNB certificateholders may withhold their approval to proposed actions to be taken by the master servicer or the special servicer that could adversely affect some or all of the classes of certificates. The majority certificateholder of the controlling class, the holder of a related companion loan or B note or, with respect to the First Bank Center Loan, the Majority Class FNB certificateholders may have interests in conflict with those of other certificateholders. The majority certificateholder of the controlling class, the holder of a related companion loan or B note or the Majority Class FNB certificateholder, as applicable, will have no liability to any other certificateholder for any action it takes or fails to take. However, neither the master servicer nor the special servicer is permitted to take actions which are prohibited by law, violate the servicing standard, violate any other term of the pooling and servicing agreement or violate the applicable mortgage loan documents.

Affiliates of the depositor, the master servicer and the special servicer may purchase a portion of the certificates or a related companion loan or B note. This ownership could cause a conflict between the master servicer’s or the special servicer’s respective duties to the trust under the pooling and servicing agreement and their respective interests as a holder of a certificate or related companion loan or B note. In addition, the holder of certain of the subordinate certificates, the holder of related companion loans or B notes or, in the case of the First National Bank Center Loan, the Class FNB Representative, may have the right to remove the special servicer and appoint a successor which may be an affiliate of such holder. It is possible that the special servicer or an affiliate thereof may be the holder of such subordinate certificates or related companion loans or B notes or the Majority Class FNB certificateholder. However, the pooling and servicing agreement provides that the mortgage loans are required to be administered in accordance with the servicing standard without regard to ownership of any certificate or any companion loan or B note by the master servicer, the special servicer or any of their affiliates. See ‘‘Servicing of the Mortgage Loans—Servicing Standard’’ in this prospectus supplement.

Additionally, any of those parties, especially if it or an affiliate holds certificates or a related companion loan or B note, or has financial interest in, or other financial dealings with, a borrower under any of the mortgage loans, may have interests when dealing with the mortgage loans that conflict with those of holders of the offered certificates. For instance, a special servicer that holds subordinate certificates could seek to reduce the potential for losses allocable to those certificates from a troubled mortgage by deferring acceleration in hope of maximizing future proceeds. However, that action could result in less proceeds to the trust than would be realized if earlier action had been taken. In general, the master servicer and the special servicer are not required to act in a manner more favorable to the offered certificates or any particular class of offered certificates than to the subordinate certificates.

You will not have any control over the servicing of certain loans	The DDR/Macquarie Mervyn's Portfolio Loan is secured by mortgaged property that also secures the DDR/Macquarie Mervyn's Portfolio Companion Loans that are not assets of the trust. Only the DDR/Macquarie Mervyn's Portfolio Loan is an asset of the trust. One (1) of the DDR/Macquarie Mervyn's Portfolio Companion Loans is owned by the GE 2005-C4 Trust, for which Midland Loan Services, Inc. is the master servicer. One (1) of the DDR/Macquarie Mervyn's Portfolio Companion Loans is owned by the COMM 2005-FL11 Trust.

The Design Center of the Americas Whole Loan is secured by mortgaged property that also secures the Design Center of the Americas Companion Loan that is not an asset of the trust. Only the Design Center of the Americas Loan is an asset of the Trust. The Design Center for the Americas Companion Loan is owned by the GE 2005-C4 Trust, for which Midland Loan Services, Inc. is the master servicer.

The DDR/Macquarie Mervyn's Portfolio Loan and the Design Center of the Americas Loan are

serviced and administered by Midland Loan Services, Inc. as the master servicer under the GE 2005-C4 Pooling and Servicing Agreement, and, if applicable, will be specially serviced by Midland Loan Services, Inc., the special servicer under the GE 2005-C4 Pooling and Servicing Agreement. The GE 2005-C4 Pooling and Servicing Agreement provides for servicing arrangements that are similar but not identical to those under the pooling and servicing agreement.

As a result, you will have less control over the servicing of the DDR/Macquarie Mervyn's Portfolio Loan and the Design Center of the Americas Loan than you would have if such mortgage loans were being serviced by the master servicer and the special servicer pursuant to the terms of the pooling and servicing agreement. See ‘‘Servicing of the Mortgage Loans—Servicing of the DDR/Macquarie Mervyn’s Portfolio Loan; Servicing of the Design Center of the Americas Whole Loan,’’ in this prospectus supplement.

Adverse environmental conditions at a mortgaged property may reduce or delay your payments	The trust could become liable for an environmental condition at a mortgaged property. Any potential liability could reduce or delay payments to certificateholders.

‘‘Phase I’’ environmental assessments have been performed on all of the mortgaged properties and ‘‘Phase II’’ environmental assessments were or will be performed on some of the mortgaged properties. None of the environmental assessments revealed material adverse environmental conditions or circumstances affecting any mortgaged property, except those cases:

•	in which the adverse conditions were remediated or abated, or a ‘‘no further action’’ letter was issued by the applicable governmental agency, before the date of issuance of the certificates;

•	in which an operations and maintenance plan or periodic monitoring of the mortgaged property or nearby properties was in place or recommended;

•	involving a leaking underground storage tank or groundwater contamination at a nearby property that had not yet materially affected the mortgaged property and for which a responsible party either has been identified under applicable law or was then conducting remediation of the related condition;

•	in which groundwater, soil or other contamination was identified or suspected at the subject mortgaged property, and a responsible party either has been identified under applicable law or was then conducting remediation of the related condition, or an escrow reserve, indemnity, environmental insurance or other collateral was provided to cover the estimated costs of continued monitoring, investigation, testing or remediation;

•	involving radon; or

•	in which the related borrower has agreed to seek a ‘‘no further action’’ letter or a ‘‘case closed’’ or similar status for the issue from the applicable governmental agency.

To decrease the likelihood of environmental liability against the trust, the special servicer is required to obtain a satisfactory environmental site assessment of a mortgaged property and see that any required remedial action is taken before acquiring title or assuming its operation. See ‘‘Description of the Mortgage Pool—General Underwriting Matters—Environmental Assessments and Insurance’’ in this prospectus supplement and ‘‘The Pooling and Servicing Agreements—Realization Upon Defaulted Mortgage Loans,’’ ‘‘Risk Factors— Environmental conditions may subject the mortgaged property to liens or impose costs on the property owner’’ and ‘‘Legal Aspects of Mortgage Loans—Environmental Considerations’’ in the prospectus.

Problems associated with mold may pose risks to the real property and may also be the basis for personal injury claims against a borrower. Although the mortgaged properties are required to be inspected periodically, there is no set of generally accepted standards for the assessment of mold currently in place. If left unchecked, the growth of mold could result in the interruption of cash flow, litigation and remediation expenses which could adversely impact collections from a mortgaged property. In addition, the insurance policies covering losses and damage at a mortgaged property may specifically exclude losses and damage attributable to mold.

Geographic concentration may increase realized losses on the certificates	The five (5) states with the highest concentration of mortgaged properties are listed in the table under ‘‘Summary of Series 2006-C1 Transaction —Geographic Concentrations of the Mortgaged Properties.’’ Any deterioration in the real estate market or economy or events in that state or region, including earthquakes, hurricanes and other natural disasters, may increase the rate of delinquency experienced with mortgage loans related to properties in that region. As a result, realized losses may occur on the mortgage loans in the trust.

In addition, some mortgaged properties are located in states, such as California that may be more susceptible to earthquakes, or states such as Virginia, Florida, Alabama, Georgia, North Carolina, South Carolina, Louisiana, Mississippi and Texas, which may be more susceptible to hurricanes than properties located in other parts of the country. Generally, the mortgaged properties are not insured for earthquake or hurricane risk. If mortgaged properties are insured, they may be insured for amounts less than the outstanding principal balances of the related mortgage loans.

The mortgage loans are non-recourse loans	All of the mortgage loans are or should be considered non-recourse loans. If a borrower defaults on a non-recourse loan, only the mortgaged property, and not the other assets of the borrower, is available to satisfy the debt. The borrowers generally have no material assets other than ownership of the related mortgaged property. Even if the mortgage loan documents permit recourse to the borrower or a guarantor, we have not necessarily undertaken an evaluation of the financial condition of any of these persons or entities and the trust may not be able to ultimately collect the amount due under that mortgage loan. Any resulting losses may reduce your payments and yield on your certificates.

Consequently, you should consider payment on each mortgage loan to depend primarily on the sufficiency of the cash flow from the related mortgaged property or properties. At scheduled maturity or upon acceleration of maturity after a default, payment depends primarily on the market value of the mortgaged property or the ability of the borrower to refinance the mortgaged property. See ‘‘Legal Aspects of Mortgage Loans—Foreclosure—Anti-Deficiency Legislation’’ in the prospectus.

The seller of a mortgage loan is the only entity making representations and warranties with respect to that mortgage loan	The seller of each mortgage loan will be the only entity making representations and warranties with respect to that mortgage loan. Neither the depositor nor any of its other affiliates will be obligated to repurchase a mortgage loan upon a breach of a seller’s representations and warranties or any document defects if the applicable seller defaults on its obligation to repurchase a mortgage loan. The applicable seller may not have the financial ability to effect these repurchases. Any resulting losses will reduce your payments and yield on your certificates. See ‘‘Description of the Mortgage Pool—Assignment of the Mortgage Loans; Repurchases and Substitutions’’ and ‘‘—Representations and Warranties; Repurchases and Substitutions’’ in this prospectus supplement.

The sellers of the mortgage loans are subject to bankruptcy or insolvency laws that may affect the trust’s ownership of the mortgage loans	In the event of the insolvency of any seller, it is possible that the trust’s right to payment from or ownership of the mortgage loans could be challenged, and if such challenge was successful, delays or reductions in payments on your certificates could occur.

The sellers believe that such a challenge will be unsuccessful, but there can be no assurance that a bankruptcy trustee, if applicable, or other interested party will not attempt to assert such a position. Even if actions seeking such results were not successful, it is possible that payments on the certificates would be delayed while a court resolves the claim.

Balloon payments may increase losses on the mortgage loans and extend the weighted average life of your certificate	One hundred eleven (111) of the mortgage loans, which together represent 92.12% of the initial pool balance, require balloon payments at their stated maturity. These mortgage loans involve a greater degree of risk than fully amortizing loans because the ability of a borrower to make a balloon payment typically depends on its ability to refinance the mortgage loan or sell the mortgaged property at a price sufficient to permit repayment. A borrower’s ability to achieve either of these goals will be affected by:

•	the availability of, and competition for, credit for commercial or multifamily real estate projects, which fluctuates over time;

•	the prevailing interest rates;

•	the fair market value of the property;

•	the borrower’s equity in the property;

•	the borrower’s financial condition;

•	the operating history and occupancy level of the property;

•	tax laws; and

•	prevailing general and regional economic conditions.

Any delay in collection of a balloon payment that otherwise would be distributable to a class, whether the delay is due to borrower default or to modification of the mortgage loan by the master servicer or special servicer, is likely to extend the weighted average life of that class. If the weighted average life of your class of certificates is extended, your yield on those certificates may be reduced to less than what it would otherwise have been.

See ‘‘Servicing of the Mortgage Loans—Modifications, Waivers, Amendments and Consents,’’ ‘‘Description of the Mortgage Pool—Balloon Loans’’ and ‘‘Yield and Maturity Considerations’’ in this prospectus supplement and ‘‘Risk Factors—Investment in commercial and multifamily mortgage loans is riskier than investment in single-family mortgage loans’’ and ‘‘Yield and Maturity Considerations’’ in the prospectus.

If a borrower does not make its ARD payment, the weighted average life of your class of certificates may be extended	Four (4) mortgage loans, which together represent 6.57% of the initial pool balance, are ARD loans. An ARD loan has an anticipated repayment date prior to its maturity date. The failure of a borrower to prepay an ARD loan by its anticipated repayment date will likely extend the weighted average life of any class of certificates that would receive a distribution of the prepayment. The ability of a borrower to prepay an ARD loan by its anticipated repayment date typically depends on its ability either to refinance an ARD loan or to sell the mortgaged property. The provisions for accelerated amortization and a higher interest rate after the anticipated repayment date of an ARD loan are intended to provide a borrower with an incentive to pay the mortgage loan in full on or before its anticipated repayment date, but this incentive may not be sufficient. To the extent the borrower on an ARD loan makes payments of interest accrued at a rate of interest higher than the normal mortgage interest rate, the excess interest will be distributed to the holders of the Class S certificates. See ‘‘Description of the Mortgage Pool—ARD loans’’ in this prospectus supplement.

Risks particular to office properties:

Economic decline in tenant businesses or changes in demographic conditions could adversely affect the value and cash flow from office properties	Twenty-seven (27) mortgaged properties, securing mortgage loans which together represent 30.26% of the initial pool balance, are office properties. Economic decline in the businesses operated by the tenants of office properties may increase the likelihood that the tenants may be unable to pay their rent, which could result in realized losses on the mortgage loans that may be allocated to your class of certificates. A number of economic and demographic factors may adversely affect the value of office properties, including:

•	the quality of the tenants in the building;

•	the physical attributes of the building in relation to competing buildings;

•	access to transportation;

•	the availability of tax benefits;

•	in the case of medical office uses, access and proximity to ancillary demand generators such as hospitals and medical centers;

•	the strength and stability of businesses operated by the tenant or tenants;

•	the desirability of the location for business; and

•	the cost of refitting office space for a new tenant, which is often significantly higher than the cost of refitting other types of properties for new tenants.

These risks may be increased if rental revenue depends on a single tenant, on a few tenants, if the property is owner-occupied or if there is a significant concentration of tenants in a particular business or industry. Six (6) mortgaged properties, securing mortgage loans which together represent 3.00% of the initial pool balance, are single-tenant office properties. For a description of risk factors relating to properties with tenant concentrations, see ‘‘—Losses may be caused by tenant credit risk on the mortgage loans’’ and ‘‘—Tenant concentration entails risks because the financial condition of a single-tenant or a few tenants may adversely affect net cash flow’’ below.

Competition with other office properties could also adversely affect the value and cash flow from office properties	Competition from other office properties in the same market could decrease occupancy or rental rates at office properties. Decreased occupancy or rental revenues could result in realized losses on the mortgage loans that may be allocated to your class of certificates. A property’s age, condition, design (such as floor sizes and layout), location, access to transportation and ability to offer amenities to its tenants, including sophisticated building systems (such as fiber optic cables, satellite communications or other base building technological features) may affect the property’s ability to compete with office properties in the same market.

Risks particular to retail properties:

A significant tenant ceasing to operate at a retail property could adversely affect its value and cash flow	Ninety-two (92) mortgaged properties, securing mortgage loans which together represent 26.41% of the initial pool balance, are retail properties. A significant tenant ceasing to do business at a retail property could result in realized losses on the mortgage loans that may be allocated to your certificates. The loss of a significant tenant may be the result of the tenant’s voluntary decision not to renew a lease or to terminate it in accordance with its terms, the bankruptcy or insolvency of the tenant, the tenant’s general cessation of business activities or other reasons (including co-tenancy provisions permitting a tenant to terminate a lease prior to its term). There is no guarantee that any tenant will continue to occupy space in the related retail property. Some component of the total rent paid by retail tenants may be tied to a percentage of gross sales. As a result, the correlation between the success of a given tenant’s business and property value is more direct for retail properties than other types of commercial properties. Significant tenants or anchor tenants at a retail property play an important part in generating customer traffic and making a retail property a desirable location for other tenants at that property. A retail ‘‘anchor tenant’’ is typically understood to be a tenant that is larger in size and is important in attracting customers to a retail property, whether or not it is located on the mortgaged property.

Seventy-six (76) of the mortgaged properties, securing mortgage loans which together represent 18.08% of the initial pool balance, are anchored retail properties. Some tenants at retail properties may be entitled to terminate their leases or pay reduced rent if sales are below certain target levels, or if an anchor tenant or one or more major tenants cease operations at that property or fail to open. If anchor stores in a mortgaged property were to close, the borrower may be unable to replace those anchor tenants in a timely manner on similar terms, and customer traffic may be reduced, possibly affecting sales at the remaining retail tenants. The lack of replacement anchors and a reduction in rental income from remaining tenants may adversely affect the borrower’s ability to pay current debt service or successfully refinance the mortgage loan at maturity. These risks with respect to an anchored retail property may be increased when the property is a single-tenant property.

Sixty-nine (69) of these mortgaged properties securing mortgage loans which together represent 11.70% of the initial pool balance, are single tenant anchored retail properties. For a description of risk factors relating to single-tenant properties, see ‘‘—Losses may be caused by tenant credit risk on the mortgage loans’’ below. In addition, certain retail anchor tenants may own their building and improvements, while the borrower owns only the underlying land. In those cases, the collateral securing the mortgage loan will include only the land and the rights of the borrower as landlord with respect to the anchor lease.

The bankruptcy of, or financial difficulties affecting, a major tenant may adversely affect a borrower’s ability to make its mortgage loan payments.

Retail properties are vulnerable to changes in consumer preferences	Changes in consumer preferences and market demographics may adversely affect the value and cash flow from retail properties, particularly properties with a specialty retail focus. You may experience losses on the certificates due to these changes. Retail properties are particularly vulnerable to changes in consumer preferences and market demographics that may relate to:

•	changes in consumer spending patterns;

•	local competitive conditions, such as an increased supply of retail space or the construction of other shopping centers;

•	the attractiveness of the properties and the surrounding neighborhood to tenants and their customers;

•	with respect to value-oriented retail properties, such properties may contain tenants that sell discounted, ‘‘last season’’ or close-out merchandise, or may have higher than average seasonality in tenant sales, cash flows and occupancy levels; or the public perception of the safety of the neighborhood; and

•	the need to make major repairs or improvements to satisfy major tenants.

Competition from alternative retail distribution channels may adversely affect the value and cash flow from retail properties	Retail properties face competition from sources outside their local real estate market. Catalog retailers, home shopping networks, the internet, telemarketing and outlet centers all compete with more traditional retail properties for consumer dollars. These alternative retail outlets are often characterized by lower operating costs. Continued growth of these alternative retail outlets could adversely affect the amount of rent that may be charged at such mortgaged properties, which could reduce the cash flow and market value of the retail properties which secure mortgage loans in the trust. The occurrence of any of these events could result in realized losses on the mortgage loans.

Theater tenants have particular risks	Certain of the mortgaged properties may have theaters as part of the mortgaged property. These properties are exposed to certain unique risks. Significant factors determining the value of a theater property include:

•	the strength and experience of the operator;

•	its ability to secure film license agreements for first-run movies; and

•	its ability to maintain high attendance levels.

Theater operators are also highly reliant on sales of food and beverages to attendees. Physical attributes of the building will also impact property value. These physical attributes include:

•	number of screens;

•	the size of individual auditoriums within the theater;

•	quality and modernity of sound and projection systems, and

•	quality and comfort of individual theaters and common areas (including box office, lobby and concessions area).

The performance of a theater property can be impacted by the quality, size and proximity of competitive theater properties and the relative appeal of films being screened at other theater properties within the market. The theater industry is highly dependent on the quality and popularity of films being produced by film production companies both in the United States and overseas; a slowdown in movie production or decrease in the appeal of films being produced can negatively impact the value of a theater property. The theater industry is also subject to competitive distribution channels. These competitive distribution channels include:

•	cable and satellite television;

•	videotape and videodisk sales and rentals; and

•	electronic distribution via the Internet.

Risks particular to multifamily properties:

Reductions in occupancy and rent levels on multifamily properties could adversely affect their value and cash flow	Thirty-six (36) mortgaged properties, securing mortgage loans which together represent 23.40% of the initial pool balance, are multifamily properties that are rented to residential tenants.A decrease in occupancy or rent levels at these properties could result in realized losses on the mortgage loans. Occupancy and rent levels at a multifamily property may be adversely affected by:

•	local, regional or national economic conditions, which may limit the amount of rent that can be charged for rental units or result in a reduction in timely rent payments;

•	construction of additional housing units in the same market;

•	local military base or industrial/business closings;

•	the tenant mix (such as tenants being predominantly students, military personnel, corporate tenants or employees of a particular business or industry);

•	developments at local colleges and universities;

•	month-to-month leases;

•	national, regional and local politics, including current or future rent stabilization and rent control laws and agreements;

•	trends in the senior housing market;

•	the level of mortgage interest rates and favorable income and economic conditions, which may encourage tenants in multifamily properties to purchase housing; and

•	a lack of amenities and unattractive locations and/or physical attributes or bad reputation of the mortgaged property.

Restrictions imposed on multifamily properties by government programs could also adversely affect their value and cash flow	Tax credit, city, state and federal housing subsidies, rent stabilization, elder housing or similar programs may apply to multifamily properties. The limitations and restrictions imposed by these programs could result in realized losses on the mortgage loans that may be allocated to your class of certificates. These programs may include:

•	rent limitations that could adversely affect the ability of borrowers to increase rents to maintain the condition of their mortgaged properties and satisfy operating expenses; and

•	tenancy and tenant income restrictions that may reduce the number of eligible tenants in those mortgaged properties and result in a reduction in occupancy rates.

The differences in rents between subsidized or supported properties and other multifamily properties in the same area may not be a sufficient economic incentive for some eligible tenants to reside at a subsidized or supported property that may have fewer amenities or be less attractive as a residence.

Risks particular to hospitality properties:

Reductions in room rates or occupancy at a hospitality property could adversely affect its value and cash flow	Ten (10) mortgaged properties, securing mortgage loans which together represent 7.88% of the initial pool balance, are hospitality properties. A decrease in room rates or occupancy at a hospitality property could result in realized losses on the mortgage loans that may be allocated to your class of certificates. Room rates and occupancy levels may depend upon the following factors:

•	the proximity of a hospitality property to major population centers or attractions;

•	adverse local, regional or national economic conditions or the existence or construction of competing hospitality properties. Because hospitality property rooms typically are rented for short periods of time, the performance of hospitality properties tends to be affected by adverse economic conditions and competition more quickly than other commercial properties;

•	a hospitality property’s ability to attract customers and a portion of its revenues may depend on its having a liquor license. A liquor license may not be transferable if a foreclosure on the mortgaged property occurs;

•	in many parts of the country the hotel and lodging industry is seasonal in nature. Seasonality will cause periodic fluctuations in room and other revenues, occupancy levels, room rates and operating expenses; and

•	limited service hospitality properties have lower barriers to entry than other types of hospitality properties, and over-building could occur.

Hospitality properties also face risks related to their specialized function, including:

•	conversions to alternate uses may not be able to be achieved in a timely or cost-effective manner;

•	borrower may be required to expend continuing amounts on modernizing, refurbishing and maintaining existing facilities prior to the expiration of their anticipated useful lives; and

•	the relative illiquidity of hotel investments limits the ability of borrowers and property managers to respond to changes in economic or other conditions in a timely or successful manner.

The viability of hospitality properties that are franchisees of national, international or regional hotel chains or managed by hotel management companies depends in large part on the continued existence and financial strength of the franchisor or management company, as applicable. The public perception of the franchise or chain service mark, and the duration of the franchise license agreement or hotel management agreement are also important. If the borrower defaults on its debt, the trust may be unable to use the franchise license without the consent of the franchisor or hotel management company due to restrictions on transfers imposed by the franchise license agreement or hotel management agreement, as applicable.

Risks particular to manufactured housing:

The value and successful operation of manufactured housing properties will be affected by various factors	Eight (8) mortgaged properties, securing mortgage loans that together represent 5.33% of the initial pool balance, are manufactured housing properties. Many of the factors that affect the value of multifamily properties also apply to manufactured housing properties. In addition, manufactured housing properties are generally considered to be ‘‘special purpose’’ properties because they cannot readily be converted to general residential, retail or office use. Some states, in fact, regulate changes in the use of manufactured housing properties. For example, some states require the landlord of a manufactured housing property to notify its tenants in writing a substantial period of time before any proposed change in the use of the property. Therefore, if the operation of any manufactured housing property becomes unprofitable because of competition, the age of improvements or other factors and the borrower is unable to make the required payments under the related mortgage loan, the liquidation value of the mortgaged property may be substantially less than it would be if the property were readily adaptable to other uses and may be less than the amount owing on the mortgage loan.

Risks associated with mixed use and other property types:

Some mortgaged properties may not be readily convertible to alternative uses	Thirty-three (33) mortgaged properties, securing mortgage loans which together represent 3.96% of the initial pool balance, are self-storage properties. One (1) mortgaged property, securing a mortgage loan which represents 0.28% of the initial pool balance, is a mixed use property. Due to their nature, these properties may have limited alternative uses. Substantial renovation may be required in order to convert such properties to an alternative use. Therefore, certificateholders may be adversely affected if such properties were to be converted to an alternative use.

Risks particular to industrial properties:

Changes in economic and demographic conditions could adversely affect the value and cash flow from industrial properties	Seven (7) mortgaged properties, securing mortgage loans which together represent 2.47% of the initial pool balance, are industrial properties. Economic decline in the businesses operated by the tenants of industrial properties could result in realized losses on the mortgage loans that may be allocated to your class of certificates. These risks are similar to those of tenants of office and retail properties. These risks may be increased if rental revenue depends on a single tenant, on a few tenants, if the property is owner-occupied or if there is a significant concentration of tenants in a particular business or industry. Five (5) mortgaged properties, securing mortgage loans which together represent 1.22% of the initial pool balance, are single-tenant industrial properties. For a description of risk factors relating to properties with tenant concentrations, see ‘‘—Losses may be caused by tenant credit risk on the mortgage loans’’ and ‘‘—Tenant concentration entails risks because the financial condition of a single-tenant or a few tenants may adversely affect net cash flow’’ below. Site characteristics at industrial properties may impose restrictions that may limit the properties’ suitability for tenants, affect the value of the properties and contribute to losses on the mortgage loans that may be allocated to your class of certificates. Site characteristics which affect the value of an industrial property include:

•	clear heights;

•	column spacing;

•	number of bays and bay depths;

•	truck turning radius;

•	divisibility;

•	zoning restrictions; and

•	overall functionality and accessibility.

An industrial property also requires availability of labor sources, proximity to supply sources and customers, and accessibility to rail lines, major roadways and other distribution channels.

Properties used for industrial purposes may be more prone to environmental concerns than other property types. Increased environmental risks could adversely affect the value and cash flow from industrial properties. For a description of risk factors relating to environmental risks, see ‘‘—Adverse environmental conditions at a mortgaged property may reduce or delay your payments’’ above.

Risks associated with tenants generally:

Losses may be caused by tenant credit risk on the mortgage loans	Cash flow or value of a mortgaged property could be reduced if tenants are unable to meet their lease obligations or become insolvent. The inability of tenants to meet their obligations may result in realized losses on the mortgage loans that may be allocated to your class of certificates.

If tenant sales in retail properties decline, rents based on sales will decline and certain tenants may have the option to terminate their leases if certain minimum sales targets are not met. Tenants may be unable to pay their rent or other occupancy costs as a result of poor cash flow due to sales declines or a reduction in the amount of the gross sales component of rent. If a tenant defaults, the borrower may experience delays and costs in enforcing the lessor’s rights. If a tenant terminates its lease, the borrower may be unable to find replacement tenants.

In addition, certain of the mortgaged properties may be leased in whole or in part by government-sponsored tenants who have the right to cancel their leases at any time or for lack of appropriations.

If a tenant were to become insolvent and subject to any bankruptcy or similar law, the collection of rental payments could be interrupted and foreclosure on the mortgaged property made more difficult. See ‘‘Legal Aspects of Mortgage Loans—Bankruptcy Laws’’ in the prospectus.

Tenant concentration entails risks because the financial condition of a single tenant or a few tenants may adversely affect net cash flow	In those cases where a mortgaged property is leased to a single tenant, or is primarily leased to one or a small number of major tenants, deterioration in the financial condition or a change in the plan of operations of those tenants can have a particularly significant effect on the net cash flow generated by the mortgaged property. In some cases, the sole or a significant tenant is related to the subject borrower or an affiliate of that borrower. If any major tenant defaults under, terminates or fails to renew its lease, the resulting adverse financial effect on the operation of the mortgaged property will be substantially greater than would otherwise be the case with respect to a property occupied by a large number of less significant tenants.

Eighty-five (85) of the mortgaged properties, securing mortgage loans which together represent 16.46% of the initial pool balance, are single-tenant properties. In addition, retail, office or industrial properties also may be adversely affected if there is a concentration of tenants among the mortgaged properties or in a particular business or industry at any related property and that particular tenant’s business or that particular industry declines. These adverse financial effects could result in insufficient cash flow received by a borrower with respect to a mortgaged property which could, in turn, result in the inability of the borrower to make required payments on its mortgage loan, pay for maintenance and other operating expenses, fund capital improvements and pay other debtor obligations it may have.

Losses may be caused by the expiration of, or tenant defaults on, leases	The income from and market value of retail, office, multifamily, manufactured housing and industrial properties would decline if leases expired or terminated, or tenants defaulted and the borrowers were unable to renew the leases or relet the space on comparable terms. These leases (including single tenant leases) may expire during the term of the related mortgage loan. See Annex A to this prospectus supplement for information regarding the expiration of leased space for certain mortgaged properties.

If leases are not renewed at all or are not renewed on favorable terms, the trust may experience realized losses on the mortgage loans that may be allocated to your class of certificates.

Even if borrowers successfully relet vacated space, the costs associated with reletting, including tenant improvements, leasing commissions and free rent, can exceed the amount of any reserves maintained for that purpose and reduce cash flow from the mortgaged properties. In addition, a vacancy may result from the inability to relet space or the time necessary to prepare a space for a replacement tenant. Although many of the mortgage loans require the borrower to maintain escrows or other collateral for leasing expenses, there is no guarantee that these reserves will be sufficient. See ‘‘Risk Factors—Leases at certain properties contain early termination or surrender provisions that could reduce cash flow from tenants’’ in this prospectus supplement for information regarding certain of these reserves.

Leased premises may be physically occupied by subtenants or other parties. In addition, under the terms of the mortgage loans, the lender may not have the right to consent to subleases executed by tenants at the mortgaged properties.

Leases at certain properties contain early termination or surrender provisions that could reduce cash flow from tenants	Leases at certain mortgaged properties are subject to provisions which may entitle the tenant to surrender a portion of the demised premises or terminate the lease prior to the expiration date of the lease. These provisions may affect cash flow from tenants and affect a borrower’s ability to make its mortgage loan payments.

Tenant bankruptcy entails risks	Certain tenants at some of the mortgaged properties may have been, may be or may in the future become a party to a bankruptcy proceeding. The bankruptcy or insolvency of a major tenant, such as an anchor tenant, or a number of smaller tenants, may adversely affect the income produced by a mortgaged property and result in realized losses on the mortgage loans that may be allocated to your class of certificates. Under the federal bankruptcy code, a tenant has the option of assuming or rejecting any unexpired lease. If the tenant rejects the lease, the landlord’s claim for breach of the lease would be a general unsecured claim against the tenant, unless collateral secures the claim. The claim would be limited to the unpaid rent reserved under the lease for the periods before the bankruptcy petition or earlier surrender of the leased premises that are unrelated to the rejection, plus the greater of one year’s rent or 15% of the remaining reserved rent, but not more than three years’ rent. Even if provisions in the lease prohibit assignment, in a bankruptcy, the tenant may assign the lease to another entity that could be less creditworthy than the tenant may have been at the time of origination of the mortgage loan. See ‘‘Legal Aspects of Mortgage Loans’’ in the prospectus.

Risks associated with mortgage loans and mortgaged properties generally

Losses may be caused by inadequate property management	Losses may be realized on the mortgage loans that may be allocated to your class of certificates if property management is inadequate. Property managers are normally responsible for the following activities:

•	responding to changes in the local market;

•	operating the property and providing building maintenance services;

•	managing operating expenses;

•	planning and implementing the rental structure, including establishing levels of rent payments; and

•	ensuring that maintenance and capital improvements are carried out in a timely fashion.

Sound property management controls costs, provides appropriate service to tenants and ensures that improvements are maintained.

Sound property management can also maintain cash flow, reduce vacancy, leasing and repair costs and preserve building value. Property management errors can impair short-term cash flow and the long-term viability of a property.

Conflicts of interest between property managers and owners may result in losses	Managers of mortgaged properties and the borrowers may experience conflicts of interest in the management or ownership of mortgaged properties. These conflicts of interest could result in realized losses on the mortgage loans that may be allocated to your class of certificates. These conflicts of interest may exist because:

•	the mortgaged properties may be managed by property managers affiliated with the borrowers;

•	the mortgaged properties may be managed by property managers who also manage other properties that compete with the mortgaged properties; and

•	affiliates of the managers or the borrowers, or the managers or the borrowers or both, may also develop or own other properties, including competing properties.

Losses may result if the special servicer is unable to sell mortgaged property securing a defaulted mortgage loan for its appraised value	An appraisal was conducted for each mortgaged property in connection with the origination of the related mortgage loan or thereafter, and the loan-to-value ratios as of the applicable cut-off date referred to in this prospectus supplement are based on the appraisals. If the applicable special servicer forecloses on a mortgaged property and realizes liquidation proceeds that are less than the appraised value, a realized loss on the mortgage loan could result that may be allocated to your class of certificates.

Appraisals are not guarantees of present or future value. Appraisals seek to establish the amount a typically motivated buyer would pay a typically motivated seller as of a designated date. This amount could be significantly higher than the amount obtained from the sale of a mortgaged property under a distress or liquidation sale on a subsequent date. If a borrower defaults on a mortgage loan, the applicable special servicer may be unable to sell the related mortgaged property for its appraised value.

Appraisals are estimates of value at the time of the appraisal based on the analysis and opinion of the appraiser. The values of the mortgaged properties may have changed significantly since the appraisal was performed. Most appraisals have not been updated since the mortgage loan was originated. Information regarding the values of mortgaged properties available to the depositor as of the applicable cut-off date is presented in this prospectus supplement for illustrative purposes only.

Additional secured debt on the mortgaged property may increase realized losses allocated to your certificates	Other than seven (7) of the mortgaged properties, securing mortgage loans which together represent 12.49% of the initial pool balance, no seller is aware of any mortgaged properties that are encumbered by secured subordinate debt that is not part of the mortgage pool with respect to any loans it is selling to the depositor. See ‘‘Description of the Mortgage Pool—Secured Subordinate Financing," "—The Seven Springs Village Whole Loan,’’ and ‘‘—The Outlets at Hershey Whole Loan’’ in this prospectus supplement.

In addition, each of the mortgaged properties that secure the DDR/Macquarie Mervyn's Portfolio Loan, the James Center Loan and the Design Center of the Americas Loan, which represent 6.26%, 5.89% and 5.48% of the initial pool balance, respectively, is encumbered by pari passu debt that is not part of the mortgage pool. See ‘‘Description of the Mortgage Pool—The DDR/Macquarie Mervyn's Portfolio Whole Loan," "—The James Center Whole Loan" and the "—The Design Center of the Americas Whole Loan" in this prospectus supplement.

The existence of secured subordinate and pari passu indebtedness, and the enforcement by a holder of such debt of such holder’s interest in the related mortgaged property, may adversely affect the borrower’s financial viability or the enforcement of the trust’s interest in the mortgaged property and result in realized losses on the mortgage loans that may be allocated to your class of certificates. The borrower’s financial viability or the enforcement of the trust’s security interest could be adversely affected by subordinate or pari passu financing because:

•	refinancing the mortgage loan at maturity for the purpose of making any balloon payments may be more difficult;

•	reduced cash flow could result in deferred maintenance; and

•	if the borrower defaults after the holder of the pari passu debt or the subordinated debt files for bankruptcy or is placed in involuntary receivership, foreclosing on the mortgaged property could be delayed.

All other mortgage loans either prohibit the borrower from encumbering the mortgaged property with additional secured debt or require the consent of the holder of the first lien before so encumbering the mortgaged property. A violation of this prohibition, however, may not become evident until the mortgage loan otherwise defaults.

Mezzanine debt secured by equity in the borrower and any unsecured subordinate financing may increase risks	For seven (7) mortgage loans, which together represent 12.50% of the initial pool balance, the direct or indirect parents of the related borrowers have incurred mezzanine debt that is secured by equity interests in such borrower. Six (6) mortgage loans, which together represent 7.45% of the initial pool balance, permit the direct or indirect parents of the related borrowers to incur new mezzanine debt in the future. See ‘‘Description of the Mortgage Pool— Unsecured Subordinate Financing and Mezzanine Financing’’ in this prospectus supplement. Furthermore, any mortgage loan made to a borrower that is not a single purpose entity may not restrict the parents of the borrower from incurring mezzanine debt. Any such indebtedness may be secured by a pledge of the equity interest in the related borrower. The existence of mezzanine indebtedness could adversely affect the financial viability of the applicable borrowers or the availability of proceeds from the operation of the property to fund items such as replacements, tenant improvements or other capital expenditures. The value of the equity in the borrower held by the sponsoring entities of the borrower could also be adversely affected by the existence of mezzanine indebtedness or other obligations. There is a risk that any holder of mezzanine debt may attempt to use its rights as owner of the mezzanine loan to protect itself against an exercise of rights by the lender under the mortgage loan.

Additional debt, in any form, may cause a diversion of funds from property maintenance and increase the likelihood that the borrower will become the subject of a bankruptcy proceeding. For a description of mezzanine debt relating to the mortgaged properties see ‘‘Description of the Mortgage Pool—Unsecured Subordinate Financing and Mezzanine Financing’’ in this prospectus supplement.

Borrowers structured as tenants-in-common structure may create more risk	With respect to nine (9) of the mortgage loans, which together represent 6.81% of the initial pool balance, the related borrowers own the related mortgaged property as tenants-in-common. The bankruptcy, dissolution or action for partition by one or more of the tenants in common could result in an early repayment of the related mortgage loan, a significant delay in recovery against the tenant in common borrowers, a material impairment in property management and a substantial decrease in the amount recoverable upon the related mortgage loan. Not all tenants-in-common for all pooled mortgage loans are special purpose entities.

Related borrowers may make losses on the mortgage loans more severe	Some borrowers under the mortgage loans are affiliated or under common control with one another. The mortgage pool includes thirteen (13) groups of mortgage loans, which together represent 22.13% of the initial pool balance, made to affiliated or related borrowers. The largest group of mortgage loans with related or affiliated borrowers represents 4.67% of the initial pool balance, but no other group of mortgage loans with related or affiliated borrowers represents more than 3.98% of the initial pool balance. Two (2) of the thirteen (13) groups of mortgage loans made to affiliated or related borrowers, representing 5.35% of the initial pool balance, include two or more mortgage loans that are cross-collateralized with each other. When borrowers are related, any adverse circumstances relating to one borrower or its affiliates, and affecting one mortgage loan or mortgaged property, also can affect the related borrower’s mortgage loans or mortgaged properties which could make losses more likely or more severe or both than would be the case if there were no related borrowers.

For example, a borrower that owns or controls several mortgaged properties and experiences financial difficulty at one mortgaged property might defer maintenance at other mortgaged properties to satisfy current expenses of the mortgaged property experiencing financial difficulty. Alternatively, the borrower could attempt to avert foreclosure by filing a bankruptcy petition. The bankruptcy or insolvency of a borrower or its affiliate could have an adverse effect on the operation of all of the mortgaged properties of that borrower and its affiliates and on the ability of those mortgaged properties to produce sufficient cash flow to make required payments on the mortgage loans. The insufficiency of cash flows could result in realized losses on the mortgage loans that may be allocated to your class of certificates. See ‘‘Description of the Mortgage Pool—Related Borrowers, Cross-Collateralized Mortgage Loans and Mortgage Loans Collateralized by Multiple Properties" in this prospectus supplement and ‘‘Legal Aspects of Mortgage Loans—Bankruptcy Laws’’ in the prospectus.

Losses could result from limitation on enforceability of cross-collateralization	Two (2) groups of mortgage loans, which together represent 5.35% of the initial pool balance, include two or more mortgage loans that are cross-collateralized with each other. The borrowers under these groups of cross-collateralized mortgage loans may release individual properties upon the satisfaction of certain conditions set forth in the related loan documents. Cross-collateralization arrangements involving more than one borrower could be challenged as a fraudulent conveyance by creditors of a borrower or by the representative or the bankruptcy estate of a borrower, if that borrower were to become a debtor in a bankruptcy case.

Generally, under federal and most state fraudulent conveyance statutes, a lien granted by a borrower to secure repayment of another borrower’s mortgage loan could be voided if a court were to determine that:

•	the borrower was insolvent at the time of granting the lien, was rendered insolvent by the granting of the lien, or was left with inadequate capital or was unable to pay its debts as they matured; and

•	when it allowed its mortgaged property to be encumbered by a lien securing the entire indebtedness represented by the other mortgage loan, the borrower did not receive fair consideration or reasonably equivalent value in return.

The additional security provided by cross-collateralization would not be available if a court determines that the grant was a fraudulent conveyance.

If a creditor were to successfully assert a fraudulent conveyance claim, it could result in realized losses on the mortgage loans that may be allocated to your class of certificates. See ‘‘Legal Aspects of Mortgage Loans—Bankruptcy Laws’’ in the prospectus and ‘‘Description of the Mortgage Pool—Related Borrowers, Cross-Collateralized Mortgage Loans and Mortgage Loans Collateralized by Multiple Properties’’ in this prospectus supplement.

Tax considerations related to foreclosure may reduce payments to certificateholders	Payment of taxes on any net income from ‘‘foreclosure property’’ acquired by the trust will reduce the net proceeds available for distribution to certificateholders. If the trust acquires a mortgaged property after a default on the related mortgage loan under a foreclosure or delivery of a deed in lieu of foreclosure, that property will be considered ‘‘foreclosure property’’ under the tax rules applicable to real estate mortgage investment conduits. It will continue to be considered ‘‘foreclosure property’’ for a period of three full years after the taxable year of acquisition by the trust, with possible extensions. Any net income from this ‘‘foreclosure property,’’ other than qualifying ‘‘rents from real property,’’ will subject the real estate mortgage investment conduit containing the mortgage loans to federal and possibly state or local tax on that income at the highest marginal corporate tax rate.

State law limitations on remedies may reduce payments to certificateholders	Some jurisdictions, including California, have laws that prohibit more than one ‘‘judicial action’’ to enforce a mortgage, and some courts have viewed the term ‘‘judicial action’’ broadly. The pooling and servicing agreement will require the special servicer to obtain legal advice before enforcing any rights under the mortgage loans that relate to properties where the rule could be applicable. In the case of mortgage loans which are secured by mortgaged properties located in multiple states, the special servicer may be required to foreclose first on properties in states where the one ‘‘judicial action’’ rules apply before foreclosing on properties located in states where judicial foreclosure is the only permitted method of foreclosure. See ‘‘Legal Aspects of Mortgage Loans—Foreclosure’’ in the prospectus.

Because of these considerations, the ability of the special servicer to foreclose on the mortgage loans may be limited by the application of state laws. Actions could also subject the trust to liability as a ‘‘mortgagee-in-possession’’ or result in equitable subordination of the claims of the trustee to the claims of other creditors of the borrower. The special servicer will be required to consider these factors in deciding which alternatives to pursue after a default.

Bankruptcy rules may limit the ability of a lender to enforce remedies	Operation of the federal bankruptcy code and related state laws may interfere with the ability of a lender to foreclose upon a mortgaged property and to take other actions to enforce its remedies against the borrower or the mortgaged property. Further, in a recent decision by the United States Court of Appeals for the Seventh Circuit, the court ruled with respect to an unrecorded lease of real property that where a statutory sale of the fee interest in leased property occurs under Section 363(f) of the Bankruptcy Code (11 U.S.C. 363(f)) upon the bankruptcy of a landlord, such sale terminates a lessee’s possessory interest in the property, and the purchaser assumes title free and clear of any interest, including any leasehold estates. Pursuant to Section 363(e) of the Bankruptcy Code (11 U.S.C. 363(a)), a lessee may request the bankruptcy court to prohibit or condition the statutory sale of the property so as to provide adequate protection of the leasehold interest; however, the court ruled that this provision does not ensure continued possession of the property, but rather entitles the lessee to compensation for the value of its leasehold interest, typically from the sale proceeds. While there are certain circumstances under which a ‘‘free and clear’’ sale under Section 363(f) of the Bankruptcy Code would not be authorized (including that the lessee could not be compelled in a legal or equitable proceeding to accept a monetary satisfaction of his possessory interest, and that none of the other conditions of Section 363(f)(1)-(4) of the Bankruptcy Code otherwise permits the sale), we cannot provide assurances that those circumstances would be present in any proposed sale of a leased premises. As a result, we cannot provide assurances that, in the event of a statutory sale of leased property pursuant to Section 363(f) of the Bankruptcy Code, the lessee may be able to maintain possession of the property under the ground lease. In addition, we cannot provide assurances that the lessee and/or the lender will be able to recuperate the full value of the leasehold interest in bankruptcy court. For a description of risks related to bankruptcy, see ‘‘Legal Aspects of Mortgage Loans—Bankruptcy Laws’’ in the prospectus.

Increases in ground rents may adversely affect a borrower’s ability to make payments under a related mortgage loan and cause realized losses on the mortgage	Mortgage loans secured by leasehold interests may provide for the resetting of ground lease rents based on factors such as the fair market value of the related mortgaged property or prevailing interest rates. Bankruptcy rules may limit the ability of a lender to enforce remedies.

The bankruptcy of a lessor or a lessee under a ground lease could result in losses on the mortgage loans. Upon bankruptcy of a lessor or a lessee under a ground lease, the debtor entity has the right to assume and continue or reject and terminate the ground lease. Section 365(h) of the federal bankruptcy code permits a ground lessee whose ground lease is rejected by a debtor ground lessor to remain in possession of its leased premises under the rent reserved in the lease for the term of the ground lease, including renewals. The ground lessee, however, is not entitled to enforce the obligation of the ground lessor to provide any services required under the ground lease. If a ground lessee/borrower in bankruptcy rejected any or all of its ground leases, the leasehold mortgagee would have the right to succeed to the ground lessee/borrower’s position under the lease only if the ground lessor had specifically granted the mortgagee that right. If the ground lessor and the ground lessee/borrower are involved in concurrent bankruptcy proceedings, the trustee may be unable to enforce the bankrupt ground lessee/borrower’s obligation to refuse to treat a ground lease rejected by a bankrupt ground lessor as terminated. If this happened, a ground lease could be terminated notwithstanding lender protection provisions contained therein or in the mortgage. If the borrower’s leasehold were to be terminated after a lease default, the leasehold mortgagee would lose its security.

See ‘‘Description of the Mortgage Pool—Ground Leases’’ in this prospectus supplement.

Borrowers may not fully control mortgaged properties consisting of commercial condominium ownership interests, which may impair the value, servicing and liquidation of such mortgaged properties	In the case of condominiums, a board of managers has discretion to make decisions affecting the condominium building and there is no assurance that the borrower under a mortgage loan secured by one or more interests in that condominium will have any control over decisions made by the related board of managers. As a result, decisions made by that board of managers, including regarding assessments to be paid by the unit owners, insurance to be maintained on the condominium building and many other decisions affecting the maintenance of that building, may have a significant impact on any mortgage loan secured by mortgaged properties consisting of such condominium interests. A borrower may not hold voting rights sufficient to control the decisions made by the board of managers.

Due to the nature of condominiums and borrowers’ ownership interest therein, a default on the part of the borrowers with respect to such mortgaged properties will not allow the trustee the same flexibility in realizing on the collateral as is generally available with respect to commercial properties that are not condominiums. The documents governing the management of the condominium units and the state and local laws applicable to condominium units must be considered. In addition, in the event of a casualty with respect to the subject mortgaged property, there could be a delay in the allocation of related insurance proceeds, if any. Consequently, servicing and realizing upon the collateral described above could subject the certificateholders to a greater delay, expense and risk than with respect to a mortgage loan secured by commercial property that is not a condominium.

Your payments may be reduced or delayed if zoning and building code noncompliance on the mortgaged properties adversely affects the ability of borrowers to make payments on the mortgage loans	Noncompliance with zoning and building codes may cause the borrower to experience cash flow delays and shortfalls. These delays or shortfalls in payments could result in realized losses in the mortgage loans that may be allocated to your class of certificates.

Each seller has taken steps to establish that the use and operation of the related mortgaged properties securing the mortgage loans sold by it are in compliance in all material respects with all applicable zoning, land-use, building, fire and health ordinances, rules, regulations and orders. Evidence of this compliance may be in the form of legal opinions, certifications from government officials, title policy endorsements, zoning reports or representations by the related borrower in the related mortgage loan documents. These steps may not have revealed all possible violations. Some violations may exist at any particular mortgaged property, but the applicable seller does not consider those defects known to it to be material. In many cases, the use, operation or structure of a mortgaged property constitutes a permitted nonconforming use or structure that may not be rebuilt to its current state if a material casualty event occurs. Generally, insurance proceeds will be available in the event of a casualty affecting the mortgaged property. The insurance proceeds will be available to rebuild the mortgaged property or to make principal and/or interest payments on the mortgage loan. If a mortgaged property could not be rebuilt to its current state or its current use were no longer permitted due to building violations or changes in zoning or other regulations, then the borrower might experience cash flow delays and shortfalls as referred to above.

Changes in concentrations of borrowers, mortgage loans or property characteristics may increase the likelihood of losses on the certificates	As the mortgage loans are repaid, liquidated or repurchased, the characteristics of the pool may vary. For example, the relative concentrations of properties, geographic location, property characteristics and number of borrowers and affiliated borrowers may change. Classes that have a lower priority for payment of principal are more likely to be exposed to risks associated with any of these changes.

Increases in real estate taxes due to termination of a pilot program or other tax abatement arrangements may reduce payments to certificateholders	Certain of the mortgaged properties securing the mortgage loans have or may in the future have the benefit of reduced real estate taxes in connection with a local government program of payment in lieu of taxes (such programs are known as PILOT programs) or other tax abatement arrangements. If such programs were to be terminated, the related borrower would be required to pay higher, and in some cases substantially higher, real estate taxes. An increase in real estate taxes may impact the ability of the borrower to pay debt service on the mortgage loans. There are no assurances that such programs will continue for the duration of the related mortgage loan.

Compliance with the Americans with Disabilities Act may reduce payments to certificateholders	If a borrower were required to pay expenses and fines imposed by the Americans with Disabilities Act of 1990, the amount available to make payments on its mortgage loan would be reduced. Reductions in funds available to make mortgage loan payments could result in realized losses on the mortgage loans that may be allocated to your class of certificates. Under the Americans with Disabilities Act, all public accommodations are required to meet federal requirements related to access and use by disabled persons. If the mortgaged properties do not comply with this law, the borrowers may be required to incur costs of compliance. Noncompliance could result in the imposition of fines by the federal government or an award of damages to private litigants.

Litigation may reduce payments to certificateholders	Principals or affiliates of certain borrowers may have been involved in bankruptcy or similar proceedings or may have otherwise been parties to real estate-related or other litigation. Such legal proceedings may be pending and, from time to time, threatened, against the borrowers and their affiliates relating to the business of the borrowers and their affiliates, or arising out of the ordinary course of that business. This litigation could have a material adverse effect on the distributions to certificateholders.

Risks relating to enforceability of yield maintenance charges or defeasance provisions may reduce payments to certificateholders	Provisions requiring yield maintenance charges, penalty charges or lockout periods may not be enforceable in some states and under federal bankruptcy law. Provisions requiring yield maintenance charges or penalty charges also may be interpreted as constituting the collection of interest for usury purposes. Accordingly, there is no assurance that the obligation to pay any yield maintenance charge or penalty charge will be enforceable. Also, there is no assurance that foreclosure proceeds will be sufficient to pay an enforceable yield maintenance charge. Additionally, although the collateral substitution provisions related to defeasance do not have the same effect on the certificateholders as repayment, there is no assurance that a court would not allow those provisions to be deemed satisfied upon payment of a yield maintenance charge. In certain jurisdictions, those collateral substitution provisions might be deemed unenforceable under applicable law or public policy, or usurious.

The effect on certificateholders of recent events in the United States is unclear	On September 11, 2001, the United States was subjected to multiple terrorist attacks which resulted in considerable uncertainty in the world financial markets. The full impact of these events is not yet known, but could include, among other things, increased volatility in the price of securities including your certificates.

The terrorist attacks may also adversely affect the revenues or costs of operation of the mortgaged properties. The terrorist attacks on the World Trade Center and the Pentagon suggest an increased likelihood that large public areas such as shopping malls or large office buildings could become the target of terrorist attacks in the future. The possibility of such attacks could (i) lead to damage to one or more of the mortgaged properties if any such attacks occur, (ii) result in higher costs for security and insurance premiums, particularly for large properties, which could adversely affect the cash flow at those mortgaged properties, or (iii) impact leasing patterns or shopping patterns which could adversely impact leasing revenue and mall traffic and percentage rent. As a result, the ability of the mortgaged properties to generate cash flow may be adversely affected. See ‘‘—Recent developments may limit the availability or scope or increase the cost of insurance required by the mortgage loans’’ below. The terrorist attacks and the continuing military conflict in Iraq may continue to significantly reduce air travel throughout the United States, and, therefore, continue to have a negative effect on revenues in areas heavily dependent on tourism. The decrease in air travel may have a negative effect on certain of the mortgaged properties, including hospitality mortgaged properties and those mortgaged properties located in tourist areas, which could reduce the ability of such mortgaged properties to generate cash flow. It is uncertain what continued effect armed conflict involving the United States, including the recent war between the United States and Iraq, the continuing military operations of United States military forces within Iraq, or any future conflict with any other country, will have on domestic and world financial markets, economies, real estate markets, insurance costs or business segments. Foreign conflicts of any kind could have an adverse effect on the mortgaged properties.

Accordingly, these disruptions, uncertainties and costs could materially and adversely affect your investment in the certificates.

Recent developments may limit the availability or scope or increase the cost of insurance required by the mortgage loans	The mortgage loans typically require the borrowers to maintain hazard insurance policies on the mortgaged properties as well as comprehensive general liability and business interruption or rent loss insurance policies, except in certain instances where credit tenants are required to obtain this insurance or may self-insure. These insurance policies are generally subject to periodic renewals during the term of the related mortgage loans and certain of the mortgage loans cap the amount that a borrower must spend on terrorism insurance, or otherwise do not require terrorism insurance if not available at commercially reasonable rates.

The September 11, 2001 terrorist attacks have caused many reinsurance companies (which assume some of the risk of policies sold by primary insurers) to eliminate, or to indicate that they intend to eliminate, coverage for terrorism from their reinsurance policies. Without that reinsurance coverage, primary insurance companies would have to assume that risk themselves, which may cause them to eliminate such coverage in their policies, increase the amount of the deductible for acts of terrorism or charge higher premiums for such coverage. In order to offset this risk, Congress passed the Terrorism Risk Insurance Act of 2002, which established the Terrorism Insurance Program. The Terrorism Insurance Program was originally scheduled to expire on December 31, 2005, but has been extended to December 31, 2007 by the Terrorism Risk Insurance Extension Act of 2005, which was signed by President Bush on December 22, 2005. The Terrorism Insurance Program is administered by the Secretary of the Treasury and will provide financial assistance from the United States government to insurers in the event of another terrorist attack that results in insurance claims. The Treasury Department has established procedures for the Terrorism Insurance Program under which the federal share of compensation is equal to 90% (or 85% in 2007) of that portion of insured losses that exceeds an applicable insurer deductible required to be paid during each program year (provided that, among other things, industry aggregate insured losses from a covered act exceed the amount of $50 million in 2006 or $100 million in 2007). The federal share in the aggregate in any program year may not exceed $100 billion. An insurer that has paid its deductible is not liable for the payment of any portion of total annual United States-wide losses that exceed $100 billion, regardless of the terms of the individual insurance contracts. The Terrorism Insurance Program required that each insurer, for policies in place prior to November 26, 2002, provide its insureds with a statement within 90 days after November 26, 2002, detailing the proposed premiums for terrorism coverage and identifying the portion of the risk that the federal government will cover. Insureds had 30 days to accept the continued coverage and pay the premium. If an insured did not pay the premium, insurance for acts of terrorism may be excluded from the policy. Subject to the foregoing, any commercial property and casualty terrorism insurance exclusion that was in force on November 26, 2002 is automatically voided to the extent that it excludes losses that would otherwise be insured losses. Any state approval of such types of exclusions in force on November 26, 2002 is also voided. All policies for insurance issued after November 26, 2002 must make similar disclosure. The Terrorism Risk Insurance Act of 2002 does not require insureds to purchase the coverage nor does it stipulate the pricing of the coverage. In addition, there can be no assurance that all of the borrowers under the mortgage loans have accepted the continued coverage.

Through December 2007, insurance carriers are required under the program to provide terrorism coverage in their basic ‘‘all-risk’’ policies. However, the Terrorism Insurance Program applies to United States risks only and to acts that are committed by an individual or individuals acting on behalf of a foreign person or foreign interest as an effort to influence or coerce United States civilians or the United States government. It is unclear what acts will fall under the purview of the Terrorism Insurance Program. Furthermore, there can be no assurance that the Terrorism Insurance Program or any state legislation will substantially lower the cost of obtaining terrorism insurance.

The Terrorism Insurance Program terminates on December 31, 2007. There can be no assurance that subsequent terrorism insurance legislation will be passed. Premiums for terrorism insurance coverage may increase and equivalent terrorism insurance may not be available at commercially reasonable rates and/or the terms of such insurance may be materially changed such that exclusions are significantly increased or the scope of coverage available is significantly decreased. There can be no assurance that the Terrorism Insurance Program will create any long-term changes in the availability and cost of such insurance. To the extent that uninsured or underinsured casualty losses occur with respect to the mortgaged properties, losses on the mortgage loans may result.

Condemnations of mortgaged properties may result in losses	From time to time, there may be condemnations pending or threatened against one or more of the mortgaged properties securing mortgage loans included in the trust fund. The proceeds payable in connection with a total condemnation may not be sufficient to restore the related mortgaged property or to satisfy the remaining indebtedness of the related mortgage loan. The occurrence of a partial condemnation may have a material adverse effect on the continued use of, or income generation from, the affected mortgaged property. Therefore, we cannot assure you that the occurrence of a condemnation will not have a negative impact upon distributions on your certificates.

The effect on certificateholders of recent hurricanes is unclear	The damage caused by Hurricane Katrina, Hurricane Rita, Hurricane Wilma and related windstorms, floods and tornadoes in area of Louisiana, Mississippi, Alabama, Florida and Texas in August, September and October 2005 may adversely affect the operation, use and value of certain mortgaged properties located in these areas. Although it is too soon to assess the full impact of these hurricanes on the United States and local economies, in the short term the hurricanes are expected to have a material adverse effect on the local economies and income producing real estate in the affected areas. Areas affected by these hurricanes have suffered severe flooding, wind and water damage, forced evacuations, lawlessness, contamination, gas leaks, fire and environmental damage. The devastation caused by these hurricanes could lead to a general economic downturn, including increased oil prices, loss of jobs, regional disruptions in travel, transportation and tourism and a decline in real-estate related investments, in particular, in the areas most directly damaged by the hurricanes. Specifically, there can be no assurance that displaced residents of the affected areas will return, that the economies in the affected areas will recover sufficiently to support income producing real estate at pre-hurricane levels or that the costs of clean-up will not have a material adverse effect on the national economy.

Because of the difficulty in obtaining information about the affected areas and the mortgaged properties in these areas, it is not possible at this time to make a complete assessment of the severity of loss, the availability of insurance coverage to cover these losses and the extent and expected duration of the effects of these hurricanes on the mortgaged properties, the southeast states and the United States as a whole.

The prospective performance of the commercial and multifamily mortgage loans included in the trust should be evaluated separately from the performance of the mortgage loans in any of our other trusts	While there may be certain common factors affecting the performance and value of income-producing real properties in general, those factors do not apply equally to all income-producing real properties and, in many cases, there are unique factors that will affect the performance and/or value of a particular income-producing real property. Moreover, the effect of a given factor on a particular real property will depend on a number of variables, including but not limited to property type, geographic location, competition, sponsorship and other characteristics of the property and the related mortgage loan. Each income-producing real property represents a separate and distinct business venture; and, as a result, each of the multifamily and commercial mortgage loans included in one of the depositor’s trusts requires a unique underwriting analysis. Furthermore, economic and other conditions affecting real properties, whether worldwide, national, regional or local, vary over time. The performance of a pool of mortgage loans originated and outstanding under a given set of economic conditions may vary significantly from the performance of an otherwise comparable mortgage pool originated and outstanding under a different set of economic conditions. Accordingly, investors should evaluate the mortgage loans underlying the offered certificates independently from the performance of mortgage loans underlying any other series of offered certificates.

As a result of the distinct nature of each pool of commercial mortgage loans, and the separate mortgage loans within the pool, this prospectus supplement does not include disclosure concerning the delinquency and loss experience of static pools of periodic originations by the sponsor of assets of the type to be securitized (known as ‘‘static pool data’’). Because of the highly heterogeneous nature of the assets in commercial mortgage backed securities transactions, static pool data for prior securitized pools, even those involving the same asset types (e.g., hotels or office buildings), may be misleading, since the economics of the properties and terms of the loans may be materially different. In particular, static pool data showing a low level of delinquencies and defaults would not be indicative of the performance of this pool or any other pools of mortgage loans originated by the same sponsor or sponsors. Therefore, investors should evaluate this offering on the basis of the information set forth in this prospectus supplement with respect to the mortgage loans, and not on the basis of any successful performance of other pools of securitized commercial mortgage loans.

THE DEPOSITOR

GMAC Commercial Mortgage Securities, Inc. is a wholly-owned subsidiary of GMAC Commercial Mortgage Corporation which is an indirect wholly-owned subsidiary of GMAC Mortgage Group, Inc., a Michigan corporation. See ‘‘GMAC Commercial Mortgage Securities, Inc.’’ in the prospectus.

THE TRUST AND TRANSFER OF THE MORTGAGE POOL

GMAC Commercial Mortgage Securities, Inc. Series 2006-C1 Trust is a common law trust established by the depositor under the laws of the state of New York that will be administered pursuant to the terms of the pooling and servicing agreement. The fiscal year end of the trust will be December 31. See ‘‘The Pooling and Servicing Agreement’’ in this prospectus supplement and ‘‘The Pooling and Servicing Agreements’’ and ‘‘The Trustee’’ in the prospectus for a description of the terms of the administration of the trust.

The trust will not engage in any business activities or have any assets or obligations before the issuance of the certificates. The certificates will be issued under the pooling and servicing agreement and will represent in the aggregate the entire beneficial ownership interest in the trust consisting of:

•	the mortgage loans and all payments under and proceeds of each mortgage loan received after the cut-off date for that mortgage loan, exclusive of payments of principal and interest due on or before the cut-off date for that mortgage loan;

•	any mortgaged property acquired on behalf of the certificateholders through foreclosure, deed in lieu of foreclosure or otherwise (upon acquisition, called an REO property);

•	the funds or assets that are deposited in the certificate account, any REO account and the interest reserve account;

•	the rights of the mortgagee under all insurance policies relating to the mortgage loans; and

•	the rights of the depositor under the mortgage loan purchase agreements relating to mortgage loan document delivery requirements and the representations and warranties of the sellers regarding the mortgage loans (see ‘‘Description of the Mortgage Pool—Assignment of the Mortgage Loans; Repurchases and Substitutions’’, and ‘‘—Representations and Warranties; Repurchases and Substitutions’’ in this prospectus supplement).

The depositor has not incurred material expenses in connection with the selection and acquisition of the trust assets that are paid from offering proceeds of the certificates.

Capitalization of the Trust

The following table illustrates the expected capitalization(1) of the trust as of the closing date:

Class A-1 Certificates	$37,000,000
Class A-1D Certificates	$15,000,000
Class A-1A Certificates	$296,113,000
Class A-2 Certificates	$166,000,000
Class A-3 Certificates	$98,000,000
Class A-4 Certificates	$576,071,000
Class A-M Certificates	$169,740,000
Class A-J Certificates	$114,575,000
Class B Certificates	$36,070,000
Class C Certificates	$19,096,000
Class D Certificates	$12,731,000
Class E Certificates	$21,217,000
Class F Certificates	$16,974,000
Class G Certificates	$19,096,000
Class H Certificates	$19,096,000
Class J Certificates	$23,339,000
Class K Certificates	$6,366,000
Class L Certificates	$6,365,000
Class M Certificates	$8,487,000
Class N Certificates	$2,122,000
Class O Certificates	$4,243,000
Class P Certificates	$6,365,000
Class Q Certificates	$23,340,243
Class FNB-1 Certificates	$5,100,000
Class FNB-2 Certificates	$5,600,000
Class FNB-3 Certificates	$2,100,000
Class FNB-4 Certificates	$4,500,000
Class FNB-5 Certificates	$2,400,000
Class FNB-6 Certificates	$13,300,000
Total	$1,730,406,243

(1)	In addition, the trust will issue Class S certificates, Class XC certificates, Class XP certificates and certain REMIC residual certificates.

Transfer of Mortgage Pool and Security Interest

Pursuant to the pooling and servicing agreement, the depositor will assign to the trustee without recourse, for the benefit of the certificateholders, all of the depositor’s right, title and interest, including any security interest therein, to the mortgage loans and all other assets to be included in the trust. The mortgage loans will be contributed to the trust in exchange for the issuance of the certificates. The trustee will, concurrently with such assignment, deliver the certificates to, or at the direction of, the depositor in exchange for the mortgage loans and the other assets to be included in the trust.

Pursuant to the pooling and servicing agreement, the depositor and the trust intend the sale of the trust assets to be a true sale by the depositor to the trust that is absolute and irrevocable. The depositor and the trust do not intend that the conveyance of the trust assets by the depositor be deemed a grant of a lien on or security interest in the trust assets by the depositor to the trust to secure a debt or other obligation of the depositor. If such conveyance is deemed to be a pledge of security for a loan, however, the depositor intends that the rights and obligations of the parties to such loan will be established pursuant to the terms of the related pooling and servicing agreement. The depositor also intends and agrees that, in such event, (i) the depositor will be deemed to have granted to the trustee (in such capacity) a first priority security interest in the depositor’s entire right, title and interest in and to the assets comprising the trust fund, including without limitation, the mortgage loans and all proceeds thereof, all amounts held from time to time in the related certificate account, the related interest reserve account and the related distribution account and all reinvestment earnings on such amounts, and all of the depositor’s right, title and interest in and to the proceeds of any title, hazard or other insurance policies related to the mortgage loans, and (ii) the pooling and servicing agreement will constitute a security agreement under applicable law. To perfect this security interest, the depositor will file, as a precautionary filing, a Form UCC-1 financing statement in all appropriate locations following the initial issuance of the related series of certificates, and the master servicer will prepare and file, and the trustee will execute, continuation statements thereto, in each case within six months prior to the fifth anniversary of the immediately preceding filing. The trust’s perfected security interest will have priority over any other security interest in the trust assets that can be perfected solely by filing a Form UCC-1 financing statement.

Bankruptcy or Insolvency Matters Concerning the Trust

In order to be eligible for bankruptcy relief, the trust must be a ‘‘business trust’’ within the meaning of the bankruptcy code. The trust would likely be treated as a business trust if it were deemed to be operating a business or to have a profit making objective. However, under existing case law, it is not certain that a court would conclude that the trust is a business trust eligible for relief under the bankruptcy code. In any event, the trust’s operations are restricted so that it does not engage in business with, or incur liabilities to, any other entity other than entities such as the depositor, the trustee, mortgage loan sellers and the master servicer as contemplated under the pooling and servicing agreement. The restrictions are intended to prevent the trust from engaging in business with other entities that may bring bankruptcy proceedings against the trust. The restrictions are also intended to reduce the risk that the trust will be consolidated into the bankruptcy proceedings of any other entity but there is no assurance that the restrictions would be effective in all circumstances. Consequently, if the trust were deemed to be a ‘‘business trust’’ under the bankruptcy code, a bankruptcy proceeding could occur with respect to the trust. Upon the occurrence of such a bankruptcy or in the event of a receivership or similar proceeding, the assets of the trust would be subject to the control of the bankruptcy trustee or receiver, as applicable.

If the sponsor or a mortgage loan seller or the depositor were to become subject to a bankruptcy or insolvency proceeding, a bankruptcy trustee, receiver or creditor could challenge the trust’s ownership rights of the mortgage loans or its right to collections on the mortgage loans. Such a challenge could assert that the transfer of the mortgage loans from a mortgage loan seller or the depositor should not be treated as a sale or that the mortgage loans held by the trust should be substantively consolidated with those of the sponsor or a mortgage loan seller. The sponsor expects that such a challenge would be unsuccessful. But any challenge could entail court proceedings or the grant of temporary relief that would result in possible delays in payments on the certificates.

THE SPONSOR

GMAC Commercial Mortgage Corporation (GMACCM)

GMACCM performs a number of domestic and international commercial mortgage banking activities, including originating, financing, servicing and selling commercial mortgage loans, as well as issuing, purchasing and selling commercial mortgage-backed securities. The bulk of GMACCM’s securitization activities relate to its commercial mortgage loan origination business. GMACCM has been engaged in the origination and securitization of multifamily and commercial mortgage loans since 1996. GMACCM originates or purchases commercial and multifamily mortgage loans with the intent to sell the loans in the secondary market or to an affiliate for final sale or securitization. GMACCM originates mortgage loans through its own originating network and buys mortgage loans from originators or sellers nationwide. See ‘‘Servicing of the Mortgage Loans—The Master Servicer and Special Servicer’’ herein. The majority of commercial mortgage loans are generally sold to private and public investors directly or through a variety of structured facilities, including through securitizations. In its capacity as sponsor, GMACCM organizes and initiates a securitization transaction consistent with its financing requirements and assessment of market conditions once it is determined that a sufficient volume of mortgage loans has accumulated with similar characteristics. GMACCM participates with the underwriters and other originators in structuring a particular transaction for the issuance of commercial mortgage-backed securities and in selecting the mortgage loans to be included in a particular transaction. As such, GMACCM relies upon securitization, transactions with government sponsored entities such as Fannie Mae and Freddie Mac, sales of participations and other structured facilities and whole loan sales as material funding sources. Other than the securitization of commercial mortgage loans, GMACCM has securitized commercial mortgage loan servicing advances and participated in various collateralized debt obligation transactions, including resecuritizations of securities issued in commercial mortgage loan securitizations. The following table shows the total volume of United States domestic commercial mortgage loan securitizations for the prior three calendar years (including mortgage loans sold to the depositor from unaffiliated originators) and the volume of fixed rate and floating rate mortgage loans originated by GMACCM contributed to those securitizations:

	Year (Amts in $ billions)
	2003	2004	2005
Originated by GMACCM	2.1	1.5	2.8
Originated by Unaffiliated Originators	2.5	1.6	1.0
Total Commercial Mortgage Loans Securitized	4.6	3.1	3.8

GMACCM does not outsource to third parties credit underwriting decisions or originating duties generally, other than those services performed by providers of environmental, engineering, appraisal and other third party reports as well as certain due diligence functions.

GMACCM is an indirect wholly-owned subsidiary of GMAC Mortgage Group, Inc., which is a wholly-owned direct subsidiary of General Motors Acceptance Corporation. General Motors Acceptance Corporation and GMAC Mortgage Group, Inc. have entered into a definitive agreement to sell a seventy-eight percent equity interest in

GMAC Commercial Holding Corp. ("GMACCH"), the direct parent of GMACCM, to an investment vehicle controlled by affiliates of Five Mile Capital Partners LLC, Kohlberg Kravis Roberts & Co. L.P., and The Goldman Sachs Group, Inc. Officers and employees of GMACCH and its subsidiaries will also invest in GMACCH at or about the time the transaction is completed. The transaction is subject to regulatory approvals, consents and other conditions, and is expected to close no later than the end of the first quarter of 2006. No assurance can be made that the transaction will not result in changes in the structure, operations or personnel of GMACCM or as to the impact of any such changes.

GMACCM’s Underwriting Standards and Origination Procedures

General. All of the mortgage loans sold to the depositor by GMACCM, whether originated or purchased by GMACCM or an affiliate of GMACCM, were generally originated in accordance with the underwriting criteria described below.

Loan Analysis. In connection with the origination of mortgage loans, GMACCM conducts a review of the related mortgaged property, which may include an analysis of the appraisal, environmental report, property operating statements, financial data, leases, rent rolls and related information provided by the borrower. The credit of the borrower and certain of its key principals is examined for financial strength and character prior to approval of the mortgage loan which may include a review of historical tax returns, third party credit reports, judgment, lien, bankruptcy and outstanding litigation searches. Generally, borrowers are required to be single-purpose entities.

Unless otherwise specified herein, all financial occupancy and other information contained herein is based on such information and there can be no assurance that such financial, occupancy and other information remains accurate.

Loan Approval. Prior to commitment, all mortgage loans must be approved by GMACCM’s credit committee (the make-up of which varies by loan size) in accordance with its credit policies. The credit committee may approve a mortgage loan as recommended, request additional due diligence, modify the loan terms or decline a loan transaction.

Debt Service Coverage Ratio and LTV Ratio. GMACCM evaluates debt service coverage ratios and LTV ratios when underwriting a mortgage loan. Debt service coverage ratios are calculated based on Underwritten Net Cash Flow. See also the definition of Debt Service Coverage Ratio and Underwritten Net Cash Flow in the ‘‘Glossary’’ in the prospectus describing generally the calculation of debt service coverage ratios and underwritten cash flow and ‘‘Annex A—Characteristics of the Mortgage Loans’’ in this prospectus supplement.

Escrow Requirements. GMACCM may require a borrower to fund various escrows. Such escrows may include, taxes and insurance (to cover amounts due prior to their respective due dates), replacement reserves (to cover amounts recommended pursuant to a building condition report prepared for GMACCM), re-tenanting expenses (to mitigate risks which arise in connection with tenant lease expirations) or capital expenses (to cover deferred maintenance costs), or in some cases such reserves may only be required upon the occurrence of certain events. In some cases, the borrower is permitted to post a letter of credit or guaranty in lieu of funding a given reserve or escrow.

Mortgage loans originated by GMACCM generally conform to the above described underwriting guidelines. However, there can be no assurance that each mortgage loan originated or purchased by GMACCM conforms in its entirety to the guidelines described above.

OTHER ORIGINATORS AND SELLERS

The information set forth herein concerning the sellers, the originators, their respective affiliates and the underwriting conducted by each with respect to the mortgage loans has been provided by the respective mortgage loan seller or originator, and neither the depositor nor the underwriters have independently verified the accuracy or completeness of such information.

German American Capital Corporation (GACC)

General. GACC is a wholly-owned subsidiary of Deutsche Bank Americas Holding Corp., which in turn is a wholly-owned subsidiary of Deutsche Bank AG, a German corporation. GACC is an affiliate of Deutsche Bank Securities Inc., one of the underwriters. The principal offices of GACC are located at 60 Wall Street, New York, New York 10005.

GACC is engaged in the origination of commercial mortgage loans with the primary intent to sell the loans within a short period of time subsequent to origination into a commercial mortgage backed securities primary issuance securitization or through a sale of whole loan interests to third party investors. GACC originates loans primarily for securitization; however, GACC also originates subordinate mortgage loans or subordinate participation interests in mortgage loans, and mezzanine loans (loans secured by equity interests in entities that own commercial real estate), for sale to third party investors.

GACC originates large loans (both fixed rate and floating rate loans in amounts greater than $50 million), on a direct origination basis. Conduit loans, primarily fixed rate loans in amounts less than $50 million, are originated by GACC’s wholly owned subsidiary, Deutsche Bank Mortgage Capital, LLC (DBMC). Just subsequent to origination, conduit loans are sold by DBMC to GACC which aggregates and warehouses the loans pending sale via a commercial mortgage backed securities (CMBS) securitization.

GACC, through another wholly owned subsidiary, Deutsche Bank Berkshire Mortgage, Inc. (DBBM) is one of the leading originators and seller servicers of agency (Fannie Mae, Federal Home Loan Mortgage Corporation, Federal Housing Administration) commercial mortgage loans. DBBM is one of the largest originators and servicers in Fannie Mae’s DUS (Delegated Underwriting and Servicing) program. DBBM sells its loan originations in the form of certificates directly to third party investors at the time of loan origination.

GACC’s Securitization Program

GACC has been engaged as an originator and seller/contributor of loans into CMBS securitizations for just under ten years.

GACC has been a seller of loans both into securitizations in the ‘‘COMM’’ program, in which its affiliate is the depositor, and into programs where third party entities, including affiliates of General Electric Capital Corporation, GMACCM and Citigroup, have acted as depositors.

Under the COMM name, GACC has two primary securitization programs, the COMM FL program, into which large floating rate commercial mortgage loans are securitized, and the COMM Conduit/Fusion program, into which both fixed rate conduit loans and large loans are securitized.

GACC originates both fixed rate and floating rate commercial mortgage loans backed by a range of commercial real estate properties including office buildings, apartments, shopping malls, hotels, and industrial/warehouse properties.

Total loans securitized on an annual basis for each of the past three years by GACC and its subsidiary, DBMC, have been as follows:

Year (Amts in $ billions)	Total Securitizations
2005	9.7
2004	5.4
2003	5.5

The securitizations in the table above include both fixed and floating rate loan securitizations, and both public and private securitizations.

During the past five years, loans sold by GACC to Deutsche Mortgage Asset Receiving Corporation into the COMM FL securitizations have represented between 85% to 100% of loans sold into such securitizations, with third party originators/sellers representing a small percentage of the loans sold into such securitizations.

Under the COMM Conduit/Fusion securitizations, GACC-originated loans have represented a range of between approximately 40% to 60% of the total loans included in the transactions, with the remaining loans having been supplied by third party originator/sellers including, without limitation, GMACCM, PNC Bank and LaSalle Bank National Association.

Loans sold by GACC to securitizations of third party depositors have represented between 25% to 40% of the total amount of loans sold in such securitizations on average during the 5 years ending December 31, 2005.

Generally, GACC has not purchased significant amounts of mortgage loans for securitization; however, it may elect to purchase loans for securitization in the future. In that event, GACC will either re-underwrite the mortgage loans it purchases, or perform other procedures to ascertain the quality of such loans, which procedures will be subject to approval by credit risk management officers.

In coordination with Deutsche Bank Securities Inc. and other underwriters, GACC works with rating agencies, other loan sellers, servicers and investors in structuring a securitization transaction to maximize the overall value and capital structure, taking into account numerous factors, including, without limitation, geographic and property type diversity and rating agency criteria.

GACC’s Underwriting Standards

General. GACC originates loans located in the United States secured by retail, multifamily, office, hotel, industrial/warehouse and self storage properties. All of the mortgage loans originated by GACC or its affiliate, DBMC, generally are originated in accordance with the underwriting criteria described below. However, each lending situation is unique, and the facts and circumstance surrounding the mortgage loan, such as the quality and location of the real estate, the sponsorship of the borrower and the tenancy of the property, will impact the extent to which the general guidelines below are applied to a specific loan. This underwriting criteria is general, and there is no assurance that every mortgage loan will conform in all respects with the guidelines. References to GACC in this GACC’s Underwriting Standards section also include DBMC.

Loan Analysis. In connection with the origination of mortgage loans, GACC conducts an extensive review of the related mortgaged property, including an analysis of the appraisal, environmental report, property operating statements, financial data, rent rolls and related information or statements of occupancy rates provided by the borrower and, with respect to the mortgage loans secured by retail and office properties, certain major tenant leases and the tenant’s credit. The credit of the borrower and certain of its key principals is examined for financial strength and character prior to approval of the mortgage loan through a review of historical tax returns, third party credit reports, judgment, lien, bankruptcy and pending litigation searches and, if applicable, the loan payment history of the borrower and its principals. Generally, borrowers are required to be single-purpose entities. A member of the GACC underwriting or due diligence team, or a consultant or other designee, visits the mortgaged property for a site inspection to confirm the occupancy rates of the mortgaged property, and analyzes the mortgaged property’s market and the utility of the mortgaged property within the market. Unless otherwise specified in this prospectus supplement, all financial, occupancy and other information contained in such prospectus supplement is based on such information and there can be no assurance that such financial, occupancy and other information remains accurate.

Loan Approval. Prior to commitment, all mortgage loans must be approved by credit risk management officers (the number of which varies by loan size) in accordance with its credit policies. The credit risk management officers may approve a mortgage loan as recommended, request additional due diligence, modify the loan terms or decline a loan transaction.

Debt Service Coverage Ratio and LTV Ratio. GACC’s underwriting standards generally require the following minimum debt service coverage ratios and maximum LTV Ratios for each of the indicated property types:

Property Type	DSCR Guideline	LTV Ratio Guideline
Office	1.25x	75%
Retail	1.25x	75%
Multifamily	1.20x	80%
Manufactured Housing	1.20x	80%
Industrial/Warehouse	1.25x	75%
Self-Storage	1.25x	75%
Hotel	1.50x	70%

The debt service coverage ratio guidelines listed above are calculated based on underwritten net cash flow at origination. Therefore, the debt service coverage ratio for each Mortgage Loan as reported in the prospectus may differ from the amount calculated at the time of origination. In addition, with respect to certain mortgage loans originated by GACC there may exist subordinate debt secured by the related mortgaged property and/or mezzanine debt secured by direct or indirect ownership interests in the borrower. Such mortgage loans may have a lower debt service coverage ratio, and a higher LTV, if such subordinate or mezzanine debt is taken into account. In addition, GACC’s underwriting guidelines generally permit a maximum amortization period of 30 years. However, the mortgage loans originated by GACC may provide for interest only payments until maturity, or for a specified period. Moreover, in certain circumstances the actual debt service coverage ratios and loan to value ratios for the mortgage loans originated or purchased by GACC and its affiliates may vary from the guidelines above, based on asset quality, sponsor equity, loan structure and other factors. See ‘‘Description of the Mortgage Pool’’ and Annex A to this prospectus supplement.

Escrow Requirements. GACC generally requires a borrower to fund various escrows for taxes and insurance, replacement reserves, re-tenanting expenses and capital expenses, in some cases only during periods when certain debt service coverage ratio tests are not satisfied. In some cases, the borrower is permitted to post a letter of credit or guaranty in lieu of funding a given reserve or escrow. Generally, the required escrows for mortgage loans originated by GACC are as follows:

•	Taxes and Insurance—Typically, an initial deposit and monthly escrow deposits equal to 1/12 of the annual property taxes (based on the most recent property assessment and the current millage rate) and annual insurance premiums are required in order to provide GACC with sufficient funds to satisfy all taxes and insurance bills prior to their respective due dates.

•	Replacement Reserves—Monthly deposits generally based on the greater of the amount recommended pursuant to a building condition report prepared for GACC or the following minimum amounts:

Property Type	Minimum Reserve
Office	$0.20 per square foot
Retail	$0.15 per square foot of in-line space
Multifamily	$250 per unit
Manufactured housing	$50 per pad
Industrial/Warehouse	$0.10 per square foot
Self storage	$0.15 per square foot
Hotel	4% of gross revenue

Re-tenanting. Certain major tenants and a significant number of smaller tenants may have lease expirations within the loan term. To mitigate this risk, reserves may be established to be funded either at closing and/or during the loan term to cover certain anticipated leasing commissions and/or tenant improvement costs which may be associated with re-leasing the space occupied by these tenants.

Deferred Maintenance/Environmental Remediation. Generally, an initial deposit is required upon funding of the mortgage loan, in an amount equal to at least 125% of the estimated costs of the recommended substantial repairs or replacements pursuant to the building condition report completed by a licensed third-party engineer and the estimated costs of environmental remediation expenses as recommended by an independent environmental assessment. In some cases, borrowers are permitted to substitute environmental insurance policies, guarantees or other credit support in lieu of reserves for environmental remediation.

Third Party Reports. In connection with underwriting commercial mortgage loans, GACC generally will perform the procedures and obtain the third party reports or other documents described in the prospectus under ‘‘Description of the Mortgage Pool—General Underwriting Matters.’’

GACC's Servicing

For the most part, GACC relies on independent rated third parties to service loans held pending sale or securitization. It maintains interim servicing agreements with large, institutional commercial mortgage loan servicers who are highly rated by the rating agencies. Periodic financial review and analysis, including monitoring of ratings, of each of the servicers with which GACC has servicing arrangements is conducted under the purview of loan underwriting personnel.

CWCapital LLC (CWCapital)

General. CWCapital LLC (CWCapital) is a Massachusetts limited liability company, whose principal offices are located in Needham, Massachusetts. CWCapital is an affiliate of CWCapital Asset Management LLC, which is the special servicer, and Cadim TACH, Inc., which is anticipated to be the initial majority certificateholder of the controlling class. In addition, CWCapital will act as primary servicer of the mortgage loans originated or acquired by CWCapital.

CWCapital was organized as a limited liability company in the state of Massachusetts in April 2002. CWCapital is a wholly owned subsidiary of CW Financial Services LLC. The principal offices of CWCapital are located at One Charles River Place, 63 Kendrick Street, Needham, Massachusetts 02494. CWCapital’s telephone number is (781) 707-9300.

CWCapital and its predecessor entities have been lending and investing in the commercial real estate industry since 1992.

CWCapital's Securitization Program

CWCapital commenced directly selling mortgage loans into securitizations in the fall of 2004. To date, CWCapital has sold commercial mortgage loans (in each case, along with other mortgage loan sellers/sponsors) into a total of six transactions, among three different securitization programs. CWCapital originates commercial mortgage loans primarily for securitization, with the remainder being sold in third party whole loan sales or for inclusion in CDOs. The commercial mortgage loans originated by CWCapital include both fixed rate loans and floating rate loans and both conduit loans and large loans. CWCapital also originates and acquires mezzanine debt which is generally not securitized, and originates first mortgage loans pursuant to programs sponsored by the U.S. Department of Housing and Urban Development and Fannie Mae.

CWCapital has originated in excess of $750,000,000 in commercial mortgage loans, which were ultimately included in securitizations since the inception of its commercial mortgage securitization program in 2004, with an additional approximately $358,534,812 of commercial mortgage loans to be purchased by the depositor for inclusion in the trust.

As a sponsor, CWCapital originates mortgage loans and either by itself or together with other sponsors or loan sellers, initiates the securitization of them by transferring the mortgage loans to a depositor, which loans will ultimately be transferred to the issuing entity for the related securitization. In coordination with the underwriters for the related securitization, CWCapital works with rating agencies, loan sellers and servicers in structuring the securitization transaction.

CWCapital is an affiliate of the special servicer, the holder of the subordinate B note with respect to The Outlets at Hershey Whole Loan and the initial majority certificateholder of the controlling class. CWCapital is also the primary servicer with respect to the mortgage loans it originated or acquired that will be sold to the trust.

All of CWCapital's mortgage loans were sold to one of its affiliates after their respective origination or acquisition dates and the applicable affiliate subsequently sold the related mortgage loans to GACC, which will then sell such mortgage loans to the trust. However, all references in this prospectus supplement to ‘‘seller’’ with respect to such mortgage loans refer or will be deemed to refer to CWCapital LLC, the representations and warranties made by CWCapital or an affiliate in connection with the sale to GACC will be assigned to the depositor and recourse to cure a material document defect or a material breach in respect of such mortgage loans or to repurchase or replace any of such mortgage loans, if defective, will be solely against CWCapital.

CWCapital's Underwriting Standards

Loan Analysis.    Generally, CWCapital performs both a credit analysis and collateral analysis with respect to a loan applicant and the real estate that will secure the loan. In general, credit analysis of the borrower and the real estate includes a review of historical financial statements, including rent rolls (generally unaudited), third party credit reports, judgment, lien, bankruptcy and pending litigation searches and, if applicable, the loan payment history of the borrower. CWCapital typically performs a qualitative analysis which incorporates independent credit checks and published debt and equity information with respect to certain principals of the borrower as well as the borrower itself. Borrowers are generally required to be single-purpose entities and are generally required to be structured to limit the possibility of becoming insolvent or bankrupt. The collateral analysis typically includes an analysis of the historical property operating statements, rent rolls, operating budgets, and a review of tenant leases. CWCapital generally requires third party appraisals, as well as environmental and building condition reports. Each report is reviewed for acceptability by a staff member of CWCapital or a third-party consultant for compliance with program standards.

Environmental Assessments and Insurance.    "Phase I" environmental site assessments or updates of previously conducted assessments were performed on all of the mortgaged properties. "Phase II" environmental site assessments were performed on some mortgaged properties. These environmental site assessments were performed for CWCapital or the report was delivered to CWCapital as part of its acquisition or origination of the mortgage loan. With respect to a majority of the mortgaged properties, these environmental assessments were performed during the 12-month period before the cut-off date.

Additionally, all borrowers were required to provide customary environmental representations, warranties and convenants relating to the existence and use of hazardous substances on the mortgaged properties.

Any material adverse environmental conditions or circumstances revealed by these environmental assessments for the mortgaged properties are described in "Risk Factors—Adverse environmental conditions at a mortgaged property may reduce or delay your payments."

Property Condition Assessments.    Inspections or updates of previously conducted inspections were conducted by independent licensed engineers or architects or both for all of the mortgaged properties in connection with the origination or the purchase of the related mortgage loan. For a majority of the mortgaged properties, the inspections were conducted within the 12-month period before the applicable cut-off date. The inspections were conducted to inspect the exterior walls, roofing, interior construction, mechanical and electrical systems and general condition of the site, buildings and other improvements located at a mortgaged property. The resulting reports on some of the mortgaged properties indicated a variety of deferred maintenance items and recommended capital expenditures. In some instances, repairs or maintenance were completed before closing or cash reserves were established to fund the deferred maintenance or replacement items or both.

Appraisal.    An appraisal for each mortgaged property was performed or an existing appraisal updated in connection with the origination or the purchase of the related mortgage loan. For a majority of the mortgaged properties, the appraisals were performed during the 12-month period before the applicable cut-off date. The appraised value of the related mortgaged property or properties is greater than the original principal balance of the related mortgage loan or the aggregate original principal balance of any set of cross collateralized loans. All such appraisals were conducted by an independent appraiser that is state-certified or designated as a member of the Appraisal Institute. The appraisal (or a separate letter) for all mortgaged properties contains a statement by the appraiser to the effect that the appraisal guidelines of Title XI of the Financial Institutions Reform, Recovery and Enforcement Act of 1989, were followed in preparing the appraisal. However, none of the depositor, any seller, the originators, the master servicer, the special servicer, the underwriters or any of their respective affiliates has independently verified the accuracy of the appraiser's statement. For a discussion of the risks related to appraisals, see "Risk Factors—Losses may result if the special servicer is unable to sell a mortgaged property securing a defaulted mortgage loan for its appraised value."

For information about the values of the mortgaged properties available to the depositor as of the applicable cut-off date, see Annex A to this prospectus supplement.

Hazard, Liability and Other Insurance.    The mortgage loans typically require that the mortgaged property be insured by a hazard insurance policy with a customary deductible and in an amount at least equal to the lesser of the outstanding principal balance of the mortgage loan and 100% of the full insurable replacement cost of the improvements located on the mortgaged property. If applicable, the policy contains appropriate endorsements to avoid the application of coinsurance and does not permit reduction in insurance proceeds for depreciation, except in certain instances where credit tenants are required to obtain this insurance or may self-insure.

Flood insurance, if available, must be in effect for any mortgaged property that at the time of origination included improvements in any area identified in the Federal

Register by the Federal Emergency Management Agency as having special flood hazards. The flood insurance policy must meet the requirements of the then-current guidelines of the Federal Insurance Administration, be provided by a generally acceptable insurance carrier and be in an amount representing coverage not less than the least of:

(1)	the outstanding principal balance of the mortgage loan;

(2)	the full insurable value of the mortgaged property;

(3)	the maximum amount of insurance available under the National Flood Insurance Act of 1968; and

(4)	100% of the replacement cost of the improvements located on the mortgaged property, except in some cases where self-insurance was permitted.

The standard form of hazard insurance policy typically covers physical damage or destruction of the improvements on the mortgaged property caused by fire, lightning, explosion, smoke, windstorm and hail, riot or strike and civil commotion. The policies may contain some conditions and exclusions to coverage, including exclusions related to acts of terrorism. Generally, each of the mortgtage loans requires that the mortgaged property have coverage for terrorism or terrorist acts, if such coverage is available at commercially reasonable rates, and in some cases there is a cap on the amount that the related borrower will be required to expend on terrorism insurance.

Each mortgage typically also requires the borrower to maintain comprehensive general liability insurance against claims for personal and bodily injury, death or property damage occurring on, in or about the mortgaged property in an amount customarily required by institutional lenders.

Each mortgage typically further requires the related borrower to maintain business interruption or rent loss insurance in an amount not less than 100% of the projected rental income from the related mortgaged property for not less than twelve months.

The mortgaged properties are typically not insured for earthquake risk. For mortgaged properties located in California and some other seismic zones, the related seller typically conducted seismic studies to assess the "probable maximum loss" for the related mortgaged properties. In general, the related borrower was required to obtain earthquake insurance if the seismic report indicated that the probable maximum loss is greater than 20%. See "Risk Factors—Recent developments may limit the availabilty or scope or increase the cost of insurance required by the mortgage loans."

Earnouts and Additional Collateral Loans.    Some of the mortgage loans are additionally secured by cash reserves or irrevocable letters of credit that will be released upon satisfaction by the borrower of leasing-related or other conditions, including, in some cases, achieving specified debt service coverage ratios or loan-to-value ratios. For a description of the cash reserves or letters or credit and related earnout information, see Annex A to this prospectus supplement.

CWCapital's Servicing

CWCapital is the primary servicer with respect to the mortgage loans it originates or acquires. For additional information about CWCapital as primary servicer, see "Servicing of the Mortgage Loans—The Primary Servicer" in this prospectus supplement.

Morgan Stanley Mortgage Capital Inc. (MSMC)

General. Morgan Stanley Mortgage Capital Inc. (MSMC), a New York corporation formed in 1984, is a direct wholly-owned subsidiary of Morgan Stanley (NYSE: MWD). The executive offices of MSMC are located at 1585 Broadway, New York, New York 10036, telephone number (212) 761-4000. MSMC also has offices in Chicago, Illinois, Los Angeles, California and Irvine, California. MSMC originates and purchases commercial and multifamily mortgage loans primarily for securitization or resale. MSMC also provides warehouse and repurchase financing to residential mortgage lenders, purchases residential mortgage loans for securitization or resale, or for its own investment, and acts as sponsor of residential mortgage loan securitizations. Neither MSMC nor any of its affiliates currently acts as servicer of the mortgage loans in its securitizations.

With respect to the certificates, each of the mortgage loans that MSMC sold to the depositor was originated by MSMC or one of its affiliates.

MSMC’s Commercial Mortgage Securitization Program

MSMC has been active as a sponsor of securitizations of commercial mortgage loans since its formation. As a sponsor, MSMC originates or acquires mortgage loans and either by itself or together with other sponsors or mortgage loan sellers, initiates the securitization of them by transferring the mortgage loans to a securitization depositor, including Morgan Stanley Capital I Inc., or another entity that acts in a similar capacity. In coordination with its affiliate, Morgan Stanley & Co. Incorporated, and other underwriters, MSMC works with rating agencies, investors, mortgage loan sellers and servicers in structuring the securitization transaction. MSMC acts as sponsor and mortgage loan seller both in transactions in which it is the sole sponsor or mortgage loan seller and transactions in which other entities act as sponsor or mortgage loan seller. MSMC’s ‘‘IQ,’’ ‘‘HQ’’ and ‘‘TOP’’ securitization programs typically involve multiple mortgage loan sellers.

Substantially all mortgage loans originated by MSMC are sold to securitizations as to which MSMC acts as either sponsor or mortgage loan seller. Loans originated and securitized by MSMC include both fixed rate and floating rate loans and both large loans and conduit loans. MSMC also originates subordinate and mezzanine debt which is generally not securitized. The following table sets forth information with respect to originations and securitizations of commercial and multifamily mortgage loans by MSMC for the past three years ending on December 31, 2005.

Year (Amts $ in billions)	Total MSMC Loans*	Total MSMC Loans Securitized with Affiliated Depositor	Total MSMC Loans Securitized with Non-Affiliated Depositor	Total MSMC Loans Securitized
2005	12.1	8.2	1.8	10.0
2004	7.7	5.3	1.2	6.5
2003	6.4	3.3	1.3	4.6

*	MSMC Loans means all loans originated or purchased by MSMC in the relevant year. Loans originated in a given year that were not securitized in that year generally were held for securitization in the following year. Securitized loans include both fixed and floating rate loans, and loans included in both public and private securitizations.

MSMC’s large mortgage loan program typically originates loans larger than $75 million, although MSMC’s conduit mortgage loan program also sometimes originates such large loans. MSMC originates commercial mortgage loans secured by multifamily, office, retail, industrial, hotel, manufactured housing and self-storage properties. The largest property concentrations of MSMC’s securitized loans have been in retail and office properties, and the largest geographic concentrations have been in California and New York.

MSMC’s Underwriting Standards

Conduit mortgage loans originated by MSMC will generally be originated in accordance with the underwriting criteria described below. Each lending situation is unique, however, and the facts and circumstance surrounding the mortgage loan, such as the quality and location of the real estate collateral, the sponsorship of the borrower and the tenancy of the collateral, will impact the extent to which the general guidelines below are applied to a specific loan. The underwriting criteria are general, and in many cases exceptions to one or more of these guidelines may be approved. Accordingly, no representation is made that every mortgage loan will comply in all respects with the criteria set forth below.

The MSMC credit underwriting team for each mortgage loan is required to conduct a review of the related mortgaged property, generally including an analysis of the historical property operating statements, rent rolls, current and historical real estate taxes, and a review of tenant leases. The credit of the borrower and certain key principals of the borrower are examined for financial strength and character prior to approval of the loan. This analysis generally includes a review of historical financial statements (which are generally unaudited), historical income tax returns of the borrower and its principals, third-party credit reports and judgment, lien, bankruptcy and pending litigation searches. Depending on the type of real property collateral involved and other relevant circumstances, the credit of key tenants also may be examined as part of the underwriting process. Generally, a member of the MSMC underwriting team visits the property for a site inspection to ascertain the overall quality and competitiveness of the property, including its physical attributes, neighborhood and market, accessibility and visibility and demand generators. As part of its underwriting procedures, MSMC also generally performs certain procedures and obtains certain third party reports or other documents in connection with various assessments and appraisals, such as assessments relating to property value and condition, environmental conditions and zoning and building code compliance. MSMC typically retains outside consultants to conduct its credit underwriting.

Prior to commitment, all mortgage loans must be approved by a loan committee comprised of senior real estate professionals from MSMC and its affiliates. The loan committee may either approve a mortgage loan as recommended, request additional due diligence, modify the terms, or reject a mortgage loan.

Debt Service Coverage Ratio and Loan-to-Value Ratio. MSMC’s underwriting standards generally require a minimum debt service coverage ratio of 1.20x and maximum loan-to-value ratio of 80%. However, these requirements constitute solely guidelines, and exceptions to these guidelines may be approved based on the individual characteristics of a mortgage loan. For example, MSMC may originate a mortgage loan with a lower debt service coverage ratio or higher loan-to-value ratio based on the types of tenants and leases at the subject real property, the taking of additional collateral such as reserves, letters of credit and/or guarantees, MSMC’s judgment of improved property performance in the future and/or other relevant factors. In addition, with respect to certain mortgage loans originated by MSMC there may exist subordinate debt secured by the related mortgaged property and/or mezzanine debt secured by direct or indirect ownership interests in the borrower. Such mortgage loans may have a lower debt service coverage ratio, and a higher loan-to-value ratio, if such subordinate or mezzanine debt is taken into account.

The debt service coverage ratio guidelines set forth above are calculated based on underwritten net cash flow at origination. Therefore, the debt service coverage ratio for each mortgage loan as reported in this prospectus supplement and Annex A hereto may differ from the amount calculated at the time of origination. In addition, MSMC’s underwriting guidelines generally permit a maximum amortization period of 30 years. However, certain loans may provide for interest-only payments prior to maturity, or for an interest-only period during a portion of the term of the mortgage loan.

Escrow Requirements. MSMC often requires a borrower to fund various escrows for taxes and insurance, and may also require reserves for deferred maintenance, re-tenanting expenses and capital expenses, in some cases only during periods when certain debt service coverage ratio tests are not satisfied. In some cases, the borrower is permitted to post a letter of credit or guaranty, or provide periodic evidence that the items for which the escrow or reserve would have been established are being paid or addressed, in lieu of funding a given reserve or escrow. MSMC conducts a case-by-case analysis to determine the need for a particular escrow or reserve. Consequently, the aforementioned escrows and reserves are not established for every multifamily and commercial mortgage loan originated by MSMC.

MSMC’s Servicing

MSMC currently contracts with third party servicers for servicing the mortgage loans that it originates or acquires. Third party servicers are assessed based upon the credit quality of the servicing institution. The servicers may be reviewed for their systems and reporting capabilities, review of collection procedures and confirmation of servicers’ ability to provide loan-level data. In addition, MSMC may conduct background checks, meet with senior management to determine whether the servicer complies with industry standards or otherwise monitor the servicer on an ongoing basis.

DESCRIPTION OF THE MORTGAGE POOL

A detailed presentation of characteristics of the mortgage loans and mortgaged properties on an individual basis is presented in Annex A to this prospectus supplement. Annex A also sets forth in a tabular format the distribution of cut-off date principal balances, distribution of property types, distribution of debt service coverage ratios (NCF), distribution of mortgage interest rates, distribution of amortizations types, distribution of cut-off date loan-to-value ratios, distribution of mortgaged properties by state, distribution of remaining amortization values, distribution of original term to maturity, distribution of remaining term to maturity, and distribution of prepayment provisions.

The sellers originate or purchase mortgage loans with the intent to sell the loans in the secondary market, including through securitizations. The mortgage loans that comprise the mortgage pool were generally recently originated by the sellers with the intent of including them in a securitization.

Calculations of Interest

All of the mortgage loans accrue interest at fixed interest rates. One hundred fifteen (115) of the mortgage loans, which represent 98.69% of the initial pool balance, accrue interest on the basis of a 360-day year and the actual number of days elapsed. Four (4) of the mortgage loans, which represent 1.31% of the initial pool balance, accrue interest on the basis of a 360-day year consisting of twelve 30-day months. Four (4) ARD loans, which represent 6.57% of the initial pool balance, will accrue interest at an increased rate if not repaid on or before their anticipated repayment dates.

Sixty-four (64) of the mortgage loans, which represent 50.64% of the initial pool balance, provide for payments of interest only for up to 72 payments, during which period no payments of principal are due, followed by monthly payments of principal and interest until the earlier of the maturity date or anticipated repayment date of such mortgage loan. Fifteen (15) of the mortgage loans, representing 26.78% of the initial pool balance, provide for monthly payments of interest-only for the entire term of the mortgage loan or until the anticipated repayment date. A one-time increase in the amount of the monthly payment for some of these mortgage loans will occur in connection with the commencement of the scheduled amortization of the mortgage loan. No mortgage loan, other than the ARD loans, permits negative amortization or the deferral of accrued interest.

Balloon Loans

One hundred eleven (111) of the mortgage loans, which represent 92.12% of the initial pool balance, are balloon loans that provide for monthly payments of interest only or for monthly payments of principal and interest based on amortization schedules significantly longer than the remaining terms of those mortgage loans. Sixty-three (63) of these balloon loans, which represent 50.35% of the initial pool balance, begin monthly payments of principal and interest after an initial interest-only period. Twelve (12) of these balloon loans, which represent approximately 20.51% of the initial pool balance, provide for monthly payments of interest only for their entire term. As a result, a substantial principal amount will be due and payable together with the corresponding interest payment on each balloon loan on its maturity date, unless the borrower prepays the balloon loan before its maturity date.

ARD Loans

In addition to the balloon loans, the mortgage pool includes four (4) mortgage loans, collectively representing 6.57% of the initial pool balance, that are ARD loans. One (1) of these ARD loans, which represents 0.29% of the initial pool balance, begins monthly payments of principal and interest after an initial interest-only period. Three (3) of these ARD loans, which represent 6.27% of the initial pool balance, provide for monthly payments of interest only until the anticipated repayment date of the applicable mortgage loan. The ARD loans provide for changes in the accrual of interest and the payment of principal as of the related anticipated repayment date. If the related borrower elects to prepay an ARD loan in full on its anticipated repayment date, a substantial amount of principal will be due. If such borrower does not prepay the ARD loan on or before its anticipated repayment date, the ARD loan will bear interest at an increased rate that will be a fixed rate per annum equal to the mortgage rate plus a percentage per annum specified in the related mortgage loan documents.

Beginning on its anticipated repayment date, excess interest or interest accrued on the ARD loans at the excess of the increased rate over the original mortgage rate compounded as described below, will be deferred until the principal balance of such ARD loans have been reduced to zero. If the borrower does not prepay an ARD loan on or before its anticipated repayment date, all or a substantial portion of the monthly cash flow from the related mortgaged property collected after that date, other than some minimum debt service and specified property expenses, will be applied to the payment of principal on the ARD loan and, after its principal balance has been reduced to zero, to the payment of accrued and unpaid excess interest.

The failure to pay excess interest will not constitute a default under the ARD loans before the related maturity date. Unpaid excess interest will, except where limited by applicable law, continue to accrue interest at the increased rate. Any excess interest received on the ARD loans will be distributed to the holders of the Class S certificates.

Amortization of Principal

In addition to the balloon loans and the ARD loans, the mortgage pool includes four (4) fully amortizing mortgage loans, representing 1.31% of the initial pool balance.

Due Dates

A due date is the date in the month on which a monthly payment on a mortgage loan is first due. One hundred fourteen (114) of the mortgage loans, which represent 96.29% of the initial pool balance, provide for scheduled monthly payments of principal or interest or both to be due on the first day of each month. Two (2) of the mortgage loans, which represent 3.52% of the initial pool balance, provide for scheduled monthly payments of principal or interest or both to be due on the seventh day of each month. Three (3) of the mortgage loans, which represent 0.19% of the initial pool balance, provide for scheduled monthly payments of principal or interest or both to be due on the fifteenth day of each month. Therefore, with respect to these three loans and each distribution date, scheduled payments made by the related borrower in the month of such distribution date will be distributed to certificate holders on the subsequent distribution date. On the first distribution date, certificate holders will receive interest only, which will be deposited by the related mortgage loan seller on the closing date. See ‘‘Servicing of the Mortgage Loans—Servicing and Other Compensation and Payment of Expenses’’ in this prospectus supplement.

None of the mortgage loans provides for a grace period for the payment of monthly payments of more than ten (10) days.

Defeasance

One hundred eight (108) of the mortgage loans, which represent 96.50% of the initial pool balance, provide that after a specified defeasance lockout period, if no default exists under the mortgage loan, the borrower may obtain a release of one or more of the mortgaged properties (or a portion thereof) from the lien of the related mortgage through the exercise of a defeasance option. The defeasance lockout period is at least two years after the closing date. Exercise of a defeasance option is subject to the satisfaction of certain conditions set forth in the mortgage loan documents, including, among other things, that the borrower:

1.	pays on any due date,

•	all interest accrued and unpaid on the principal balance of the mortgage loan to and including that due date,

•	all other sums due under the mortgage loan, excluding scheduled interest or principal payments not yet due and owing, and

•	any costs and expenses related to the release,

2.	delivers or pledges defeasance collateral to the trustee,

•	that consists of ‘‘government securities’’ as defined under the Investment Company Act of 1940, and

•	that provides payments:

•	on or before all successive scheduled payment dates from that due date to the related maturity date (or, in some cases to the beginning of an open period (generally, one to thirteen payments) prior to the related maturity date, or the end of the lockout period) or anticipated repayment date in the case of an ARD loan, and

•	in an amount equal to or greater than the scheduled payments due on those dates under the mortgage loan, or, for cross-collateralized mortgage loans or mortgage loans secured by multiple mortgaged properties which permit defeasance, an amount equal to not less than the portion of the scheduled payments allocable to the released mortgaged property,

3.	delivers a security agreement granting the trust a first priority security interest in the defeasance collateral and an opinion of counsel to that effect. The related mortgaged property will be released from the lien of the mortgage loan and the defeasance collateral will be substituted as the collateral securing the mortgage loan when these conditions are met.

The mortgage loans secured by more than one mortgaged property that permit release of one or more of the mortgaged properties, without releasing all such mortgaged properties, by means of partial defeasance generally require that either (or, in some cases, both) (1) prior to the release of a related mortgaged property, a specified percentage (generally between 100% and 125%) of the allocated loan amount for the mortgaged property be defeased and/or (2) certain debt service coverage ratio and/or loan-to-value ratio tests (if applicable) be satisfied with respect to the remaining mortgaged properties after the partial defeasance.

See Annex A—‘‘Characteristics of the Mortgage Loans—Partial Release Provisions,’’ and Annex B—‘‘Significant Mortgage Loans’’ for information regarding the mortgage loans that permit partial releases of mortgaged property upon partial defeasance.

Prepayment Provisions

One hundred eight (108) of the mortgage loans, including the mortgage loans referenced in the first and fourth succeeding paragraphs below, which together represent 96.50% of the initial pool balance, permit defeasance after a defeasance lockout period.

Three (3) of the mortgage loans, which together represent 3.04% of the initial pool balance, permit defeasance after a lockout period followed by prepayment with a prepayment penalty equal to 0.25% of the then outstanding principal amount of mortgage loan.

Ten (10) of the mortgage loans, which together represent 2.38% of the initial pool balance, permit prepayment after the expiration of a lockout period with payment of the greater of a yield maintenance formula and a fixed penalty equal to 1% of the principal amount of such prepayment, with no defeasance option.

One (1) of the mortgage loans, which represents 1.12% of the initial pool balance, currently permits prepayment with payment of the greater of a yield maintenance formula and a fixed penalty equal to 1% of the principal amount of such prepayment.

One (1) of the mortgage loans, which represents 0.91% of the initial pool balance, permits prepayment, in whole but not in part, at any time with payment of yield maintenance; permits prepayment, in whole but not in part, after July 1, 2015 without payment of yield maintenance and permits defeasance, in whole but not in part, at any time after the expiration of a lockout period.

See Annex A—‘‘Characteristics of the Mortgage Loans—Yield Maintenance Loans’’ for information regarding yield maintenance calculations for certain yield maintenance loans.

Notwithstanding the foregoing, the mortgage loans generally provide for a period prior to maturity (generally one to thirteen payments) during which prepayments may be made without penalty or yield maintenance charge.

Any prepayment premiums or yield maintenance charges actually collected on the mortgage loans will be distributed to the respective classes of certificateholders in the amounts and priorities described under ‘‘Description of the Certificates—Distributions’’ and ‘‘—Distributions of Prepayment Premiums or Yield Maintenance Charges’’ in this prospectus supplement. The enforceability of provisions similar to the provisions of the mortgage loans providing for the payment of a prepayment premium or yield maintenance charge upon a prepayment is unclear under the laws of a number of states. The obligation to pay a prepayment premium or yield maintenance charge with an involuntary prepayment may not be enforceable under applicable law or, if enforceable, the foreclosure proceeds may not be sufficient to make the payment.

Liquidation proceeds recovered from any defaulted mortgage loan will, in most cases, be applied to cover outstanding servicing expenses and fees and unpaid principal and interest before being applied to cover any prepayment premium or yield maintenance charge due. The depositor makes no representation as to the enforceability of the provision of any mortgage loan requiring the payment of a prepayment premium or yield maintenance charge or as to the collectibility of any prepayment premium. See ‘‘Legal Aspects of Mortgage Loans—Default Interest and Limitations on Prepayments’’ in the prospectus.

In most cases, no prepayment premium or yield maintenance charge will be payable upon any mandatory prepayment of a mortgage loan caused by a casualty or condemnation. No prepayment premium or yield maintenance charge will be payable with the repurchase of a mortgage loan by a seller for a breach of representation or warranty or any failure to deliver any related documentation on the part of that seller. No prepayment premium or yield maintenance charge will be payable with the purchase of all of the mortgage loans and any REO properties in connection with the termination of the trust fund or with the purchase of defaulted mortgage loans by the holder of certificates representing the greatest percentage interest in the controlling class, the special servicer, any mortgage loan seller or the depositor. See ‘‘—Assignment of the Mortgage Loans; Repurchases and Substitutions,’’ ‘‘—Representations and Warranties; Repurchases and Substitutions’’ and ‘‘Description of the Certificates—Termination; Retirement of Certificates’’ in this prospectus supplement.

Related Borrowers, Cross-Collateralized Mortgage Loans and Mortgage Loans Collateralized by Multiple Properties

The mortgage pool includes thirteen (13) groups of mortgage loans, which represent 22.13% of the initial pool balance, made to affiliated or related borrowers.

Thirteen (13) mortgage loans, other than the cross-collateralized mortgage loans where each mortgage loan in such cross-collateralized loan group is not secured by multiple properties, which represent 19.36% of the initial pool balance, are each secured by multiple mortgaged properties. Because of this, the total number of mortgage loans in the mortgage pool is one hundred nineteen (119) while the total number of mortgaged properties in the mortgage pool is two hundred fourteen (214). In most cases, this prospectus supplement treats a mortgage loan that is secured by mortgaged properties that are located in more than one state as an individual mortgage loan, except that when this prospectus supplement describes the geographic concentration and property type distribution of the mortgage pool, this prospectus supplement treats these mortgage loans as multiple mortgage loans that are allocated a cut-off date balance based on the allocated loan amount.

See Annex A—‘‘Characteristics of the Mortgage Loans—Partial Release Provisions,’’ and Annex B—‘‘Significant Mortgage Loans’’ for information regarding the mortgage loans that permit partial releases.

The DDR/Macquarie Mervyn’s Portfolio Whole Loan

The DDR/Macquarie Mervyn’s Portfolio Loan, which has an outstanding principal balance as of the cut-off date of $106,275,000 representing 6.26% of the initial pool balance, is one of three mortgage loans that are part of a split loan structure that is secured by the same mortgage instrument on the DDR/Macquarie Mervyn’s Portfolio Mortgaged Property on a pari passu basis with the DDR/Macquarie Mervyn’s Portfolio Companion Loans, which are not included in the trust and have outstanding principal balances as of the cut-off date of $106,275,000 and $45,922,500, respectively.

Except with respect to voluntary principal prepayments under the DDR/Macquarie Mervyn's Portfolio A-3 Loan, the DDR/Macquarie Mervyn's Portfolio Companion Loans are pari passu in right of payment with the DDR/Macquarie Mervyn's Portfolio Loan. The DDR/Macquarie Mervyn's Portfolio Loan and the DDR/Macquarie Mervyn's Portfolio A-1 Loan bear interest at the same interest rate, and have the same maturity date. The DDR/Macquarie Mervyn's Portfolio A-3 Loan bears interest at a floating rate equal to LIBOR plus 0.72% per annum, and has an initial maturity date earlier than the DDR/Macquarie Mervyn's Portfolio Loan and the DDR/Macquarie Mervyn's Portfolio A-2 Loan, but is extendable to the maturity date of the other two DDR/Macquarie Mervyn's Portfolio Companion Loans.

Only the DDR/Macquarie Mervyn’s Portfolio Loan is included in the trust. The DDR/Macquarie Mervyn's Portfolio A-1 Loan is included in the GE 2005-C4 Trust. The DDR/Macquarie Mervyn's Portfolio A-3 Loan has been transferred to the securitization trust created pursuant to the pooling and servicing agreement relating to the COMM 2005-FL11 Commercial Mortgage Pass-Through Certificates.

For purposes of the information presented in this prospectus supplement with respect to the DDR/Macquarie Mervyn’s Portfolio Loan, the debt service coverage ratio and the loan-to-value ratio reflect the aggregate indebtedness evidenced by the DDR/Macquarie Mervyn’s Portfolio Loan and the DDR/Macquarie Mervyn’s Portfolio Companion Loans.

General. The DDR/Macquarie Mervyn’s Portfolio Intercreditor Agreement generally provides that the mortgage loans that comprise the DDR/Macquarie Mervyn’s Portfolio Whole Loan will be serviced and administered pursuant to the GE 2005-C4 Pooling and Servicing Agreement. The DDR/Macquarie Mervyn’s Portfolio Intercreditor Agreement generally provides that expenses, losses and shortfalls relating to the DDR/Macquarie Mervyn’s Portfolio Whole Loan will be allocated pro rata, between the DDR/Macquarie Mervyn’s Portfolio Loan and the DDR/Macquarie Mervyn’s Portfolio Companion Loans. None of the master servicer, the special servicer or the trustee will be required to make interest advances with respect to the DDR/Macquarie Mervyn's Portfolio Companion Loans.

Consultation and Consent Rights. Any decision to be made with respect to the DDR/Macquarie Mervyn's Portfolio Whole Loan that requires the approval of the GE 2005-C4 directing certificateholder or otherwise requires approval under the DDR/Macquarie Mervyn’s Portfolio Intercreditor Agreement will require the approval of the holders of the DDR/Macquarie Mervyn’s Portfolio Loan and the DDR/Macquarie Mervyn’s Portfolio Companion Loans (or their designees) then holding a majority of the outstanding principal balance of the DDR/Macquarie Mervyn's Portfolio Whole Loan.

If holders of the DDR/Macquarie Mervyn’s Portfolio Loan and the DDR/Macquarie Mervyn’s Portfolio Companion Loans then holding a majority of the outstanding principal balance of the DDR/Macquarie Mervyn's Portfolio Whole Loan (or their designees) are not able to agree on a course of action that satisfies the Servicing Standard (as defined in the GE 2005-C4 Pooling and Servicing Agreement) within 30 days (or such shorter period as may be required by the related mortgage loan documents to the extent the related lender's approval is required) after receipt of a request for consent to any action by the GE 2005-C4 Master Servicer or the GE 2005-C4 Special Servicer, as applicable, the GE 2005-C4 directing certificateholder will be entitled to direct the GE 2005-C4 Master Servicer or the GE 2005-C4 Special Servicer, as applicable, on a course of action to follow that satisfies the requirements set forth in the GE 2005-C4 Pooling and Servicing Agreement (provided that such action does not violate applicable law, the Servicing Standard or any other provision of the GE 2005-C4 Pooling and Servicing Agreement, the related mortgage loan documents or the REMIC provisions of the Code), and the GE 2005-C4 Master Servicer or the GE 2005-C4 Special Servicer, as applicable, will be required to implement the course of action in accordance with the servicing standard set forth in the GE 2005-C4 Pooling and Servicing Agreement.

Pursuant to the GE 2005-C4 Pooling and Servicing Agreement and the related intercreditor agreement, each holder of the DDR/Macquarie Mervyn’s Portfolio Loan and the DDR/Macquarie Mervyn’s Portfolio Companion Loans may consult separately with the GE 2005-C4 Master Servicer or the GE 2005-C4 Special Servicer, as applicable, about a particular course of action. Except as otherwise described in this section, the holders of the DDR/Macquarie Mervyn’s Portfolio Loan or DDR/Macquarie Mervyn's Portfolio Companion Loans then holding a majority of the outstanding principal balance of the DDR/Macquarie Mervyn's Portfolio Whole Loan (or their designees) will be entitled to approve the following:

•	any modification or amendment of, or waiver with respect to, the DDR/Macquarie Mervyn's Portfolio Whole Loan or the related mortgage loan documents that would result in the extension of the applicable maturity date, a reduction in the applicable mortgage rate borne thereby or the monthly payment, or any prepayment premium, exit fee or yield maintenance charge payable thereon or a deferral or forgiveness of interest on or principal of the DDR/Macquarie Mervyn's Portfolio Whole Loan, or modification or waiver of any other monetary term of the DDR/Macquarie Mervyn's Portfolio Whole Loan relating to the timing or amount of any payment of principal and interest (other than default interest) or a modification or waiver of any provision of the DDR/Macquarie Mervyn's Portfolio Whole Loan which restricts the related borrower from incurring additional indebtedness or from transferring the DDR/Macquarie Mervyn's Portfolio Mortgaged Property or any transfer of direct or indirect equity interests in the related borrower;

•	any modification or amendment of, or waiver with respect to, the related mortgage loan documents that would result in a discounted pay-off;

•	any foreclosure upon or comparable conversion (which may include acquisitions of a foreclosed property) of the ownership of the DDR/Macquarie Mervyn's Portfolio Mortgaged Property securing such specially serviced mortgage loan or any acquisition of the related mortgage loan by deed in lieu of foreclosure;

•	any proposed or actual sale of the related REO Property or DDR/Macquarie Mervyn's Portfolio Whole Loan (other than in connection with the exercise of the fair value purchase option, the termination of the trust or the repurchase by a mortgage loan seller of the DDR/Macquarie Mervyn’s Portfolio Loan in connection with a breach of a representation, warranty or document defect);

•	any release of the related borrower, any guarantor or other obligor from liability;

•	any determination not to enforce a ‘‘due-on-sale’’ or ‘‘due-on-encumbrance’’ clause (unless such clause is not exercisable under applicable law or such exercise is reasonably likely to result in successful legal action by the related borrower);

•	any action to bring the DDR/Macquarie Mervyn's Portfolio Mortgaged Property or related REO Property into compliance with applicable environmental laws or to otherwise address hazardous materials located at the DDR/Macquarie Mervyn's Portfolio Mortgaged Property or foreclosed property;

•	any substitution or release of collateral or acceptance of additional collateral for such mortgage loan including the release of additional collateral for the DDR/Macquarie Mervyn's Portfolio Whole Loan unless required by the underlying mortgage loan documents (other than any release made in connection with the grant of a non-material easement or right-of-way or other non-material release such as a ‘‘curb-cut’’);

•	any adoption or approval of a plan in a bankruptcy of the related borrower;

•	consenting to any ‘‘new lease’’ or ‘‘lease modification’’ at the DDR/Macquarie Mervyn's Portfolio Mortgaged Property, to the extent the lender's approval is required under the related mortgage loan documents;

•	any renewal or replacement of the then-existing insurance policies (to the extent the lender's approval is required under the related mortgage loan documents) or any waiver, modification or amendment of any insurance requirements under the related mortgage loan documents; and

•	any consent, waiver or approval with respect to any change in the property manager at the DDR/Macquarie Mervyn's Portfolio Mortgaged Property.

Notwithstanding any direction to, or approval or disapproval of, or right to give direction to or to approve or disapprove an action of, the GE 2005-C4 Master Servicer or the GE 2005-C4 Special Servicer by the holders of the DDR/Macquarie Mervyn’s Portfolio Loan and the DDR/Macquarie Mervyn’s Portfolio Companion Loans then holding a majority of the outstanding principal balance of the DDR/Macquarie Mervyn's Portfolio Whole Loan, in no event will the GE 2005-C4 Master Servicer or the GE 2005-C4 Special Servicer be required to take any action or refrain from taking any action which would violate any law of any applicable jurisdiction, be inconsistent with the servicing standard, violate the REMIC provisions of the Code or violate any other provision of the GE 2005-C4 Pooling and Servicing Agreement or the related mortgage loan documents.

The GE 2005-C4 directing certificateholder will be entitled to direct the Trustee with respect to any vote to direct, to approve or disapprove an action of the GE 2005-C4 Master Servicer or GE 2005-C4 Special Servicer described above.

In the event that the GE 2005-C4 Master Servicer or the GE 2005-C4 Special Servicer determines that immediate action is necessary to protect the interests of the holders of the DDR/Macquarie Mervyn's Portfolio Whole Loan (as a collective whole), the GE 2005-C4 Master Servicer or the GE 2005-C4 Special Servicer, as applicable, may take any such action without waiting for the instruction of the holders of DDR/Macquarie Mervyn's Portfolio Whole Loan.

Termination of the GE 2005-C4 Special Servicer. The holders of the DDR/Macquarie Mervyn’s Portfolio Loan and the DDR/Macquarie Mervyn’s Portfolio Companion Loans (or their designees) holding a majority of the outstanding principal balance of the DDR/Macquarie Mervyn's Portfolio Whole Loan will be entitled to terminate the GE 2005-C4 Special Servicer at any time, with or without cause, and to appoint a replacement GE 2005-C4 Special Servicer subject to satisfaction of the conditions contained in the GE 2005-C4 Pooling and Servicing Agreement.

Sale of Defaulted Mortgage Loan. Under the GE 2005-C4 Pooling and Servicing Agreement, if the DDR/Macquarie Mervyn’s Portfolio Loan is subject to a fair value purchase option, the GE 2005-C4 Special Servicer will be required to determine the purchase price for the DDR/Macquarie Mervyn’s Portfolio Loan and the DDR/Macquarie Mervyn’s Portfolio Companion Loans. Each option holder specified in ‘‘Servicing of the Mortgage Loans—Sale of Defaulted Mortgage Loans’’ of this prospectus supplement will have an option to purchase the DDR/Macquarie Mervyn’s Portfolio Loan and each holder of a DDR/Macquarie Mervyn's Portfolio Companion Loan (or its designees) will have an option to purchase its respective DDR/Macquarie Mervyn's Portfolio Companion Loan, at the purchase price determined by the GE 2005-C4 Special Servicer under the GE 2005-C4 Pooling and Servicing Agreement.

The James Center Whole Loan

The James Center Loan, which has an outstanding principal balance as of the cut-off date of $100,000,000 representing 5.89% of the initial pool balance, is one of two mortgage loans that are part of a split loan structure that is secured by the same mortgage instrument on the related mortgaged property on a pari passu basis with the James Center Companion Loan, which is not included in the trust and has an outstanding principal balance as of the cut-off date of $50,000,000. The James Center Companion Loan has the same interest rate, maturity date and amortization term as the James Center Loan.

Only the James Center Loan is included in the trust. The James Center Companion Loan is currently held by German American Capital Corporation, one of the mortgage loan sellers, but is expected to be included in a future securitization. The James Center Companion Loan may be sold or transferred at any time (subject to compliance with the terms of the James Center Intercreditor Agreement).

For purposes of the information presented in this prospectus supplement with respect to the James Center Loan, the debt service coverage ratio and the loan-to-value ratio reflect the aggregate indebtedness evidenced by the James Center Loan and the James Center Companion Loan.

General. The James Center Intercreditor Agreement generally provides that the mortgage loans that comprise the James Center Whole Loan will be serviced and administered pursuant to the pooling and servicing agreement. The James Center Intercreditor Agreement generally provides that expenses, losses and shortfalls relating to the James Center Whole Loan will be allocated pro rata, between the James Center Loan and the James Center Companion Loan. The master servicer, the special servicer or the trustee, as applicable, will be required to make advances with respect to monthly interest payments on the James Center Loan unless the master servicer, the special servicer or the trustee, as applicable, determines that such an advance would not be recoverable from collections on the James Center Loan. None of the master servicer, the special servicer or the trustee will be required to make interest advances with respect to the James Center Companion Loan.

Distributions. The James Center Intercreditor Agreement sets forth the rights of the holders of the James Center Loan and the James Center Companion Loan and provides, in general, that:

•	the James Center Loan and the James Center Companion Loan are of equal priority with each other and no portion of any of them will have priority or preference over the other; and

•	all payments, proceeds and other recoveries on or in respect of the James Center Loan and/or the James Center Companion Loan (in each case, subject to the rights of the master servicer, the special servicer and the trustee under the pooling and servicing agreement (and the master servicer and the trustee under any other pooling and servicing agreement relating to the James Center Companion Loan and any other service providers with respect to the James Center Companion Loan) to payments and reimbursements pursuant to and in accordance with the terms of the pooling and servicing agreement) will be applied to the James Center Loan and the James Center Companion Loan on a pari passu basis according to their respective outstanding principal balances.

Consultation and Consent Rights. The majority certificateholder of the controlling class will have certain rights to direct, consent or provide advice to the master servicer or the special servicer, as applicable, with respect to the James Center Whole Loan. These rights will generally include the rights of the majority certificateholder of the controlling class set forth in ‘‘Servicing of the Mortgage Loans—General’’ and ‘‘—Modifications, Waivers, Amendments and Consents’’ in this prospectus supplement.

The master servicer and the special servicer are required to ignore and act without regard to any advice, direction or objection from or by the majority certificateholder of the controlling class that the master servicer or the special servicer, as applicable, has determined, in its reasonable, good faith judgment, will require or cause the master servicer or the special servicer, as applicable, to violate any provision of the James Center Intercreditor Agreement, the related mortgage loan documents or the pooling and servicing agreement (including any REMIC provisions), including the master servicer’s or the special servicer’s obligation to act in accordance with the servicing standard.

Any decision to be made with respect to the James Center Whole Loan which requires the approval of the majority certificateholder of the controlling class or otherwise requires approval under the James Center Intercreditor Agreement will require the approval of the majority certificateholder of the controlling class, after consultation with the holder of the James Center Companion Loan (or its designee). If the majority certificateholder of the controlling class and the holder of the James Center Companion Loan (or its designee) are not able to agree on a course of action that satisfies the servicing standard under the pooling and servicing agreement within 30 days (or such shorter period as may be required by the related mortgage loan documents to the extent the lender’s approval is required) after receipt of a request for consent to any action by the master servicer or the special servicer, as applicable, the majority certificateholder of the controlling class will be entitled to direct the master servicer or the special servicer, as applicable, on a course of action to follow that satisfies the requirements set forth in the pooling and servicing agreement (including that such action does not violate the servicing standard or another provision of the pooling and servicing agreement, the James Center Whole Loan or any applicable REMIC provisions of the Code), and the master servicer or the special servicer, as applicable, will be required to implement the course of action in accordance with the servicing standard.

Termination of Special Servicer. The majority certificateholder of the controlling class will be entitled to terminate the special servicer with respect to the special servicing of the James Center Whole Loan at any time, with or without cause, and to appoint a replacement special servicer, subject to satisfaction of the conditions contained in the pooling and servicing agreement and the James Center Intercreditor Agreement. Such appointment will be subject to receipt of written confirmation from the Rating Agencies that such appointment would not cause the downgrade, withdrawal or qualification of the then current ratings of the certificates. The majority certificateholder of the controlling class, after consultation with the holder of the James Center Companion Loan, will be entitled to exercise this right and if such holders are not able to agree on such appointment and removal within 30 days after receipt of notice, then the majority certificateholder of the controlling class will be entitled to appoint a replacement special servicer.

Sale of Defaulted Mortgage Loan. Under the pooling and servicing agreement, if the James Center Loan is subject to a fair value purchase option, the special servicer will be required to determine the purchase price for the James Center Loan. Each option holder specified under ‘‘Servicing of the Mortgage Loans—Sale of Defaulted Mortgage Loans’’ in this prospectus supplement will have an option to purchase the James Center Loan and the holder of the James Center Companion Loan (or its designees) will have an option to purchase the James Center Companion Loan, at the purchase price determined by the special servicer under the pooling and servicing agreement.

The Seven Springs Village Whole Loan

The Seven Springs Village Loan, which has an outstanding principal balance as of the cut-off date of $93,000,000, representing 5.48% of the initial pool balance, is secured by the same mortgaged property as the Seven Springs Village B Note. The Seven Springs Village B Note has an outstanding principal balance as of the cut-off date of

$5,000,000 and is subordinate in right of payment to the Seven Springs Village Loan. The Seven Springs Village Loan requires payments of interest only through the maturity date in September 2010. The Seven Springs Village B Note requires payments of interest only through the maturity date in September 2010. The Seven Springs Village Loan has an interest rate of 5.42% and the Seven Springs Village B Note has an interest rate of 12.28%.

Only the Seven Springs Village Loan is included in the trust. The Seven Springs Village B Note is not included in the trust. The Seven Springs Village B Note is owned by GMACCM, one of the mortgage loan sellers, and may be sold or transferred at any time (subject to compliance with the terms of the related intercreditor agreement).

For purposes of the information presented in this prospectus supplement with respect to the Seven Springs Village Loan, the debt service coverage ratio and loan-to-value ratio reflect the indebtedness evidenced by the Seven Springs Village Loan, but not the Seven Springs Village B Note.

General. The Seven Springs Village Loan and the Seven Springs Village B Note will be serviced pursuant to the terms of the pooling and servicing agreement. The master servicer, the special servicer or the trustee, as applicable, will be required to make advances with respect to monthly interest payments on the Seven Springs Village Loan unless the master servicer, the special servicer or the trustee, as applicable, determines that such an advance would not be recoverable from collections on the Seven Springs Village Whole Loan. None of the master servicer, the special servicer or the trustee will be required to make interest advances with respect to the Seven Springs Village B Note.

Distributions. The holders of the Seven Springs Village Loan and the Seven Springs Village B Note have entered into an intercreditor agreement that sets for the respective rights of each of the holders of the Seven Springs Village Whole Loan and provides in general, that:

•	prior to the occurrence and continuation of a monetary event of default or material non-monetary event of default (or if such event of default has occurred and is continuing, subject in each case to the cure rights of the holder of the Seven Springs Village B Note, as described below):

•	the holder of the Seven Springs Village Loan will receive its scheduled payments of interest (other than default interest);

•	the holder of the Seven Springs Village Loan will receive its proportionate share of any voluntary or involuntary principal payments received, if any, with respect to the Seven Springs Village Whole Loan;

•	the holder of the Seven Springs Village Loan will receive all unreimbursed costs and expenses;

•	the holder of the Seven Springs Village B Note will receive its scheduled interest payments (other than default interest);

•	the holder of the Seven Springs Village B Note will receive its proportionate share of any voluntary or involuntary principal payments received, if any, with respect to the Seven Springs Village Whole Loan, after it receives its scheduled interest payments;

•	the holder of the Seven Springs Village B Note will receive all unreimbursed costs and expenses;

•	the holders of the Seven Springs Village Loan and the Seven Springs Village B Note will receive pro rata yield maintenance payments, default interest or late payment charges in their proportionate percentage interests in the Seven Springs Village Whole Loan; and

•	upon the occurrence and continuance of a monetary event of default or a material non-monetary event of default, so long as the holder of the Seven Springs Village B Note is not exercising its cure rights, the holder of the Seven Springs Village B Note will not be entitled to receive payments of principal and interest until the holder of the Seven Springs Village Loan receives all of its accrued scheduled interest (other than default interest), outstanding principal in full and its portion of any yield maintenance payments required in connection with any prepayment of the Seven Springs Village Whole Loan.

Notwithstanding the foregoing, all rights to receive distributions relating to either the Seven Springs Village Loan or the Seven Springs Village B Note are subject to the terms of payments and reimbursements pursuant to and in accordance with the terms of the pooling and servicing agreement.

Rights of the Holder of the Seven Springs Village B Note

Consultation and Consent. The related intercreditor agreement and the pooling and servicing agreement provide the holder of the Seven Springs Village B Note with certain consultation and consent rights. In general, consultation with, and the written approval of, the holder of the Seven Springs Village B Note (which approval may be withheld in its sole discretion) will be required for material approvals and certain other actions with respect to the Seven Springs Village Whole Loan and related mortgaged property, including the following:

•	any modification or waiver resulting in the extension of the maturity date of the Seven Springs Village Whole Loan;

•	any proposed or actual foreclosure on the related mortgaged properties;

•	any substitution, sale or release of collateral securing the Seven Springs Village Whole Loan;

•	any action to bring the underlying mortgaged property or REO property into compliance with any environmental laws or other laws relating to hazardous materials;

•	any determination not to enforce a ‘‘due-on-sale’’ or ‘‘due-on encumbrance’’ clause;

•	any approval of a material capital expenditure, if the approval of the lender for each of the Seven Springs Village Loan and the Seven Springs Village B Note is required under such documents;

•	any replacement of the property manager, if the approval of the lender for each of the Seven Springs Village Loan and the Seven Springs Village B Note is required under such documents;

•	any approval of the incurrence of additional indebtedness secured by the related mortgaged property;

•	any amendment or modification of any monetary term or material nonmonetary term of the Seven Springs Village Whole Loan; or

•	any application of funds in an escrow account to repay a portion of the principal of the Seven Springs Village Whole Loan.

The consent and consultation rights of the holder of the Seven Springs Village B Note are generally eliminated if a control appraisal period, as described below, has occurred and is continuing.

A Seven Springs Village control appraisal period will be deemed to have occurred and be continuing on any date if (a) the initial principal balance of the Seven Springs Village B Note, as reduced by any payments of principal (whether as principal prepayments or otherwise) allocated to, and received on, the Seven Springs Village B Note and any appraisal reduction amounts and any losses realized or allocated to the Seven Springs Village B Note is less than (b) 25% of the initial principal balance of the Seven Springs Village B Note as reduced by any payments of principal (whether as principal prepayments or otherwise) allocated to, and received on, the Seven Springs Village B Note.

Notwithstanding any direction to, or approval or disapproval of, or right to give direction to or to approve or disapprove, an action of the master servicer or the special servicer by the holder of the Seven Springs Village B Note, in no event will the master servicer or special servicer be required to take any action or refrain from taking any action which would cause the special servicer or the master servicer, as applicable, to violate any applicable law, the terms of the mortgage loan documents or the terms of the pooling and servicing agreement (including the provisions thereof related to foreclosure, sale of defaulted mortgage loans and modifications or the servicing standard), and the master servicer or the special servicer, as applicable, will disregard such advice or such refusal to consent to the proposed action.

Notwithstanding anything herein to the contrary, the majority certificateholder of the controlling class under the pooling and servicing agreement will always retain the right to consult with the master servicer and the special servicer regarding the Seven Springs Village Whole Loan.

Cure Rights. Following the expiration of the applicable grace period for the payment of interest on the Seven Springs Village Whole Loan, the holder of the Seven Springs Village B Note will have the option to cure a monetary default within five (5) business days after receiving notice of such monetary default. If a non-monetary event of default occurs and is continuing, the holder of the Seven Springs Village B Note will have the option to cure such non-monetary default within the same period of time as is allotted to the borrower under the Seven Springs Village Whole Loan.

So long as the holder of the Seven Springs Village B Note is exercising its cure right by making a permitted cure payment, the monetary default that is being cured will not be treated as an event of default for, among other things, purposes of:

•	accelerating the Seven Springs Village Whole Loan,

•	modifying, amending or waiving any provisions of the related mortgage loan documents,

•	commencing proceedings for foreclosure or the taking of title by deed-in-lieu of foreclosure or other similar legal proceedings with respect to the related mortgaged property; or

•	treating the Seven Springs Village Whole Loan as a specially serviced mortgage loan).

Purchase Option. The holder of the Seven Springs Village B Note has the option to purchase the Seven Springs Village Loan in whole, but not in part, during such time as when such holder may exercise its cure rights, as described under ‘‘—The Seven Springs Village Whole Loan—Rights of the Holder of the Seven Springs Village B Note—Cure Rights’’ above, or at such time as when an event of default under the Seven Springs Village Whole Loan, has occurred and is continuing (or at such time as when the Seven Springs Village Loan has become a specially serviced mortgage loan as to which an event of default has occurred and is continuing). The purchase price will generally equal the outstanding balance of the Seven Springs Village Loan as of the date of such purchase, together with accrued and unpaid interest thereon, any unreimbursed advances relating to the Seven Springs Village Whole Loan, any interest accrued on such advances, any unreimbursed recovered costs owing to the trustee and any other additional expenses allocable to the Seven Springs Village Whole Loan pursuant to the pooling and servicing agreement, but excluding any applicable prepayment premium or yield maintenance charge.

Termination of the Special Servicer. For so long as a control appraisal period has not occurred and is not continuing, the operating advisor for the Seven Springs Village Whole Loan, who may or may not be the same person as the holder of the Seven Springs Village B Note, may remove the special servicer with respect to the Seven Springs Village Whole Loan at its discretion upon at least 15 days prior notice to the special servicer. The operating advisor for the Seven Springs Village Whole Loan will then appoint a successor special servicer in accordance with the terms of the pooling and servicing agreement.

The Design Center of the Americas Whole Loan

The Design Center of the Americas Loan, which has an outstanding principal balance as of the cut-off date of $92,500,000 representing 5.45% of the initial pool balance, is one of two mortgage loans that are part of a split loan structure that is secured by the same mortgage instrument on the Design Center of the Americas Mortgaged Property on a pari passu basis with the Design Center of the Americas Loan, which is not included in the trust and has an outstanding principal balance as of the cut-off date of $92,500,000.

The Design Center of the Americas Companion Loan has the same interest rate, maturity date and amortization term as the Design Center of the Americas Loan. The Design Center of the Americas Companion Loan is pari passu in right of payment with the Design Center of the Americas Loan. The Design Center of the Americas Loan and the Design Center of the Americas Companion Loan bear interest at the same interest rate, and have the same maturity date.

Only the Design Center of the Americas Loan is included in the trust. The Design Center of the Americas Companion Loan is included in the GE 2005-C4 Trust.

For purposes of the information presented in this prospectus supplement with respect to the Design Center of the Americas Loan, the debt service coverage ratio and the loan-to-value ratio reflect the aggregate indebtedness evidenced by the Design Center of the Americas Loan and the Design Center of the Americas Companion Loan.

General. The Design Center of the Americas Intercreditor Agreement generally provides that the mortgage loans that comprise the Design Center of the Americas Whole Loan will be serviced and administered pursuant to the GE 2005-C4 Pooling and Servicing Agreement. The Design Center of the Americas Intercreditor Agreement generally provides that expenses, losses and shortfalls relating to the Design Center of the Americas Whole Loan will be allocated pro rata, between the Design Center of the Americas Loan and the Design Center of the Americas Companion Loan. None of the master servicer, the special servicer or the trustee will be required to make interest advances with respect to the Design Center of the Americas Companion Loan

Consultation and Consent Rights. Any decision to be made with respect to the Design Center of the Americas Whole Loan which requires the approval of the GE 2005-C4 directing certificateholder or otherwise requires approval under the Design Center of the Americas Intercreditor Agreement will require the approval of the holders of the Design Center of the Americas Whole Loan then holding a majority of the outstanding principal balance of the Design Center of the Americas Whole Loan (or their designees). If the holders of the Design Center of the Americas Whole Loan then holding a majority of the outstanding principal balance of the Design Center of the Americas Whole Loan (or their designees) are not able to agree on a course of action that satisfies the servicing standard within 45 days (or such shorter period as may be required by the mortgage loan documents to the extent the lender's approval is required) after receipt of a request for consent to any action by the GE 2005-C4 Master Servicer or the GE 2005-C4 Special Servicer, as applicable, the GE 2005-C4 directing certificateholder will be entitled to direct the GE 2005-C4 Master Servicer or the GE 2005-C4 Special Servicer, as applicable, on a course of action to follow that satisfies the requirements set forth in the GE 2005-C4 Pooling and Servicing Agreement (provided that such action does not violate the servicing standard or another provision of the GE 2005-C4 Pooling and Servicing Agreement, the Design Center of the Americas Whole Loan or any applicable REMIC provisions), and the GE 2005-C4 Master Servicer or the GE 2005-C4 Special Servicer, as applicable, will be required to implement the course of action in accordance with the Servicing Standard. Pursuant to the GE 2005-C4 Pooling and Servicing Agreement and Design Center of the Americas Intercreditor Agreement, each holder of the Design Center of the Americas Whole Loan may consult separately with the GE 2005-C4 Master Servicer or the GE 2005-C4 Special Servicer, as applicable, about a particular course of action. Except as otherwise described in this section, the noteholders then holding a majority of the outstanding principal balance of the Design Center of the Americas Whole Loan will be entitled to approve the following:

•	any modification or waiver of any term of the related mortgage loan documents that would result in the extension of the applicable maturity date, a reduction of the applicable mortgage rate or monthly payment, that relates to any exit fee, prepayment premium or yield maintenance charge, or a deferral or forgiveness of interest on, or principal of, the Design Center of the Americas Whole Loan, a modification or waiver of any other monetary term of the Design Center of the Americas Whole Loan relating to the timing or amount of any payment of principal and interest (other than default interest) or a modification or waiver of any provision which restricts the related borrower from incurring additional indebtedness or from transferring any related mortgaged property;

•	the waiver of any ‘‘due-on-sale’’ clause and/or ‘‘due-on-encumbrance’’ clause (unless such clause is not exercisable under the applicable law or such exercise is reasonably likely to result in successful legal action by the related borrower);

•	any proposed or actual foreclosure upon or comparable conversion (which may include acquisitions of an REO Property) of the Design Center for the Americas Mortgaged Property if the Design Center of the Americas Whole Loan should become a specially serviced loan and continue in default or any acquisition of the Design Center for the Americas Mortgaged Property by deed in lieu of foreclosure;

•	any proposed or actual sale of the REO Property or the Design Center of the Americas Whole Loan (other than in connection with exercise of the fair value purchase option, the termination of the trust pursuant to the GE 2005-C4 Pooling and Servicing Agreement, or the purchase of the Design Center of the Americas Loan by the related mortgage loan seller under the GE 2005-C4 Pooling and Servicing Agreement and/or the related mortgage loan purchase agreement by reason of a breach of a representation or warranty or a document defect);

•	any release of the related borrower, any guarantor or other obligor from liability;

•	any modification or amendment of, or waiver of any term of the Design Center of the Americas Whole Loan that would result in a discounted pay-off;

•	any action to bring the Design Center for the Americas Mortgaged Property, or REO Property, into compliance with applicable environmental laws or to otherwise address hazardous materials located at the Design Center for the Americas Mortgaged Property;

•	any substitution or release of collateral or acceptance of additional collateral for the Design Center of the Americas Whole Loan (other than any release made in connection with the grant of a non-material easement or right-of-way or other non-material release such as a ‘‘curb-cut’’) unless required by the related mortgage loan documents;

•	any adoption or approval of a plan in a bankruptcy of the borrower;

•	any consent to the execution of a new lease, the amendment, modification, waiver or termination of any major lease to the extent lender's approval is required under the mortgage loan documents; or

•	any renewal or replacement of the then-existing insurance policies (to the extent the lender's approval is required under the related mortgage loan documents) or any waiver, modification or amendment of any insurance requirements under the related mortgage loan documents.

Notwithstanding any direction to, or approval or disapproval of, or right to give direction to or to approve or disapprove, an action of, the GE 2005-C4 Special Servicer or the GE 2005-C4 Master Servicer by the holders of the Design Center of the Americas Whole Loan, in no event will the GE 2005-C4 Special Servicer or the GE 2005-C4 Master Servicer be required to take any action or refrain from taking any action which would violate any law of any applicable jurisdiction, be inconsistent with the Servicing Standard, violate the REMIC provisions of the Code or violate any other provisions of the GE 2005-C4 Pooling and Servicing Agreement or the related mortgage loan documents.

In the event that the GE 2005-C4 Master Servicer or the GE 2005-C4 Special Servicer determines that immediate action is necessary to protect the interests of the holders of the Design Center of the Americas Whole Loan (as a collective whole), the GE 2005-C4 Master Servicer or the GE 2005-C4 Special Servicer, as applicable, may take any such action without waiting for the instruction of the holders of Design Center of the Americas Whole Loan.

Termination of the GE 2005-C4 Master Servicer. If an event of default has occurred with respect to the GE 2005-C4 Master Servicer under the GE 2005-C4 Pooling and Servicing Agreement, which event of default relates to the Design Center of the Americas Whole Loan or, if the Certificates issued under the GE 2005-C4 Pooling and Servicing Agreement or any securities issued under any other GE 2005-C4 Pooling and Servicing Agreement as to which a Design Center of the Americas Companion Loan is subject, have been qualified, withdrawn or downgraded (or placed on ‘‘watchlist’’ status) because of the actions of the GE 2005-C4 Master Servicer with respect to the Design Center of the Americas Whole Loan, then the holder of the Design Center of the Americas Loan (or its designee (which designee for the trust created pursuant to the GE 2005-C4 Pooling and Servicing Agreement will be the directing certificateholder)) or any holder of a Design Center of the Americas Companion Loan will be entitled to direct the Trustee to appoint a sub-servicer with respect to the Design Center of the Americas Whole Loan (or, if the Design Center of the Americas Whole Loan is currently being sub-serviced to replace, within 45 days of the Trustee's request, the then current sub-servicer with a new sub-servicer).

Termination of the GE 2005-C4 Special Servicer. The noteholder holding a majority of the outstanding principal balance of the Design Center of the Americas Whole Loan will be entitled to terminate the GE 2005-C4 Special Servicer with respect to the special servicing of the Design Center of the Americas Whole Loan at any time, with or without cause, and to appoint a replacement GE 2005-C4 Special Servicer and if such holders (or their designees) cannot agree with respect to the termination and appointment of a successor GE 2005-C4 Special Servicer within 45 days, then at the direction of the directing certificateholder, subject to satisfaction of the conditions contained in the GE 2005-C4 Pooling and Servicing Agreement.

Sale of Defaulted Mortgage Loan. Under the GE 2005-C4 Pooling and Servicing Agreement, if the Design Center of the Americas Loan is subject to a fair value purchase option, the GE 2005-C4 Special Servicer will be required to determine the purchase price for the Design Center of the Americas Loan and the Design Center of the Americas Companion Loan. Each option holder specified in ‘‘Servicing of the

Mortgage Loans—Sale of Defaulted Mortgage Loans’’ of this prospectus supplement will have an option to purchase the Design Center of the Americas Loan and each holder of a Design Center of the Americas Companion Loan (or its designees) will have an option to purchase its respective Design Center of the Americas Companion Loan, at the purchase price determined by the GE 2005-C4 Special Servicer under the GE 2005-C4 Pooling and Servicing Agreement.

The First National Bank Center Loan

General. In connection with distributions on the certificates, the First National Bank Center Loan, which has an outstanding principal balance as of the cut-off date of $98,000,000, will be treated as if it consists of two (2) portions, which we refer to as the First National Bank Center Senior Portion and the First National Bank Center Junior Portion, respectively. The First National Bank Center Senior Portion consists of $65,000,000 of the entire cut-off date principal balance of the First National Bank Center Loan and represents 3.83% of the initial pool balance. The First National Bank Center Junior Portion consists of the remaining $33,000,000 of the cut-off date principal balance of the First National Bank Center Loan. The Class FNB certificates represent beneficial ownership of the First National Bank Center Junior Portion, and the holders of those certificates will be entitled to collections of principal and interest on the First National Bank Center Loan that are allocable to the First National Bank Center Junior Portion. The holders of the certificates other than the Class FNB certificates will be entitled to receive collections of principal and/or interest on the First National Bank Center Loan that are allocable to the First National Bank Center Senior Portion. As and to the extent described under ‘‘Description of the Certificates—Distributions—Allocation of Payments on the First National Bank Center Loan; Payments on the Class FNB Certificates’’ in this prospectus supplement, the rights of the holders of the Class FNB certificates to receive payments to which they are entitled with respect to the First National Bank Center Loan will be subordinated to the rights of the holders of the other Classes of certificates to receive payments to which they are entitled with respect to the First National Bank Center Loan in certain default scenarios.

Rights of the Class FNB Representative and the Majority Class FNB
Certificateholders

Unless a First National Bank Center Change of Control Event has occurred and is continuing:

•	the master servicer or the special servicer, as the case may be, will be required to consult with the Class FNB Representative upon the occurrence of any event of default under the mortgage loan documents for the First National Bank Center Loan, to consider alternative actions recommended by the Class FNB Representative and to consult with the Class FNB Representative with respect to certain determinations made by the special servicer pursuant to the pooling and servicing agreement,

•	at any time (whether or not an event of default under the mortgage loan documents for the First National Bank Center Loan has occurred) the master servicer and the special servicer will be required to consult with the Class FNB Representative

•	with respect to proposals to take any significant action with respect to the First National Bank Center Loan and the related mortgaged real property and to consider alternative actions recommended by the Class FNB Representative and

•	to the extent that the related mortgage loan documents grant the lender the right to approve budgets for the related mortgaged property, prior to approving any such budget and prior to taking any of the following actions with respect to the First National Bank Center Loan, the master servicer and the special servicer will be required to notify in writing the Class FNB Representative of any proposal to take any of such actions with respect to the First National Bank Center Loan or any related REO property (and to provide the Class FNB Representative with such information reasonably requested as may be necessary in the reasonable judgment of the Class FNB Representative in order to make a judgment, the expense of providing such information to be an expense of the requesting party) and to receive the written approval of the Class FNB Representative (which approval may be withheld in its sole discretion and will be deemed given if notice of approval or disapproval is not delivered within ten business days of delivery to the Class FNB Representative of written notice of the applicable action, together with information reasonably requested by the Class FNB Representative) with respect to:

•	any modification or waiver of any term of the related mortgage loan documents that would result in the extension of the applicable maturity date, a reduction of the applicable mortgage rate or monthly payment, that relates to any exit fee, prepayment premium or yield maintenance charge, or a deferral or forgiveness of interest on or principal of the First National Bank Center Loan, a modification or waiver of any other monetary term of the First National Bank Center Loan relating to the timing or amount of any payment of principal and interest (other than default interest) or a modification or waiver of any provision which restricts the related borrower from incurring additional indebtedness or from transferring any related mortgaged property;

•	the waiver of any ‘‘due-on-sale’’ clause and/or ‘‘due-on-encumbrance’’ clause (unless such clause is not exercisable under the applicable law or such exercise is reasonably likely to result in successful legal action by the related borrower);

•	any proposed or actual foreclosure upon or comparable conversion (which may include acquisitions of an REO property) of the mortgaged property if the First National Bank Center Loan should become a specially serviced loan and continue in default or any acquisition of such related mortgaged property by deed in lieu of foreclosure;

•	any proposed or actual sale of any related REO property or the First National Bank Center Loan (other than in connection with exercise of the fair value purchase option, the termination of the trust fund, or the purchase of the First National Bank Center Loan by the related mortgage loan seller by reason of a breach of a representation or warranty or a document defect);

•	any release of the related borrower, any guarantor or other obligor from liability;

•	any modification or amendment of, or waiver of any term of the First National Bank Center Loan that would result in a discounted pay-off;

•	any action to bring the related mortgaged property, or any related REO property, into compliance with applicable environmental laws or to otherwise address hazardous materials located at mortgaged real property;

•	any substitution or release of collateral or acceptance of additional collateral for the First National Bank Center Loan (other than any release made in connection with the grant of a non-material easement or right-of-way or other non-material release such as a ‘‘curb-cut’’) unless required by the related mortgage loan documents;

•	any adoption or approval of a plan in a bankruptcy of the related borrower;

•	any consent to the execution of a new lease, the amendment, modification, waiver or termination of any major lease to the extent lender’s approval is required under the mortgage loan documents; or

•	any renewal or replacement of the then-existing insurance policies (to the extent the lender’s approval is required under the related mortgage loan documents) or waiver, modification or amendment of any insurance requirements under the related mortgage loan documents;

provided that, if the master servicer or the special servicer determines that immediate action is necessary to protect the interests of the certificateholders (as a collective whole), then the master servicer or the special servicer, as applicable, may take any such action without waiting for the instruction of the Class FNB Representative; provided, further, that the master servicer or the special servicer may refuse to take any action requested by the Class FNB Representative that would be in violation of the servicing standard.

A ‘‘First National Bank Center Change of Control Event’’ will be deemed to have occurred and be continuing if (i) the initial principal balance of the First National Bank Center Junior Portion, as reduced by any payments of principal (whether as principal prepayments or otherwise) allocated to the First National Bank Center Junior Portion, any appraisal reduction amount with respect to the First National Bank Center Loan and any realized losses allocated to the First National Bank Center Junior Portion, is less than 25% of the initial principal balance of the First National Bank Center Junior Portion, as reduced by any payments of principal (whether as principal prepayments or otherwise allocated to the First National Bank Center Junior Portion) or (ii) the Class FNB Representative is an affiliate of the borrower under the First National Bank Center Loan.

The Class FNB Representative does not have any duties or liability to the holders of any class of certificates other than the Class FNB certificates. It may act solely in the interests of the holders of the Class FNB certificates and will have no liability to any other certificateholders for having done so. No certificateholder may take any action against the Class FNB Representative for its having acted solely in the interests of the holders of the Class FNB certificates.

Additional Rights of the Majority Class FNB Certificateholders; Rights to Cure and Purchase

In the event that the borrower fails to make any payment of principal or interest on the First National Bank Center Loan, resulting in a monetary event of default, or a material non-monetary event of default exists that is capable of being cured within thirty days, the person designated by the Majority Class FNB Certificateholders will have the right to cure such event of default (each such cure, a ‘‘First National Bank Center Cure Event’’) subject to certain limitations set forth in the pooling and servicing agreement; provided that the right of the Majority Class FNB Certificateholders to effect a First National Bank Center Cure Event is subject to the limitation that there be no more than three consecutive First National Bank Center Cure Events, no more than an aggregate of three First National Bank Center Cure Events in any twelve calendar month period and no more than six First National Bank Center Cure Events during the term of the First National Bank Center Loan. So long as the Majority Class FNB Certificateholders or their designee is exercising its cure right, neither the master servicer nor the special servicer will be permitted to:

•	accelerate the First National Bank Center Loan,

•	treat such event of default as such for the purposes of transferring the First National Bank Center Loan to special servicing, or

•	commence foreclosure proceedings.

The Majority Class FNB Certificateholders will not be permitted to exercise, or designate any party to exercise, any cure rights if they are an affiliate of the related borrower.

So long as no First National Bank Center Change of Control Event exists, the Majority Class FNB Certificateholders have the option of purchasing the First National Bank Center Loan from the trust at any time after the First National Bank Center Loan becomes a specially serviced mortgage loan under the pooling and servicing agreement as a result of an event that constitutes an event of default under the First National Bank Center Loan, provided that no foreclosure sale, sale by power of sale or delivery of a deed in lieu of foreclosure with respect to any related mortgaged property has occurred and that the First National Bank Center Loan has not become a corrected mortgage loan.

The purchase price required to be paid by the Majority Class FNB Certificateholders will generally equal the aggregate outstanding principal balance of the First National Bank Center Loan, together with accrued and unpaid interest thereon (excluding default interest), any unreimbursed advances, together with unreimbursed interest thereon, relating to the First National Bank Center Loan, and, if such purchase price is being paid more than 90 days after the event giving rise to the Majority Class FNB Certificateholders’ purchase, a 1.00% liquidation fee (which will be paid to the special servicer).

The Outlets at Hershey Whole Loan

The Outlets at Hershey Loan, which has an outstanding principal balance as of the cut-off date of $30,833,371, representing 1.82% of the initial pool balance, is secured by the same mortgaged property as The Outlets at Hershey B Note. The Outlets at Hershey B Note has an outstanding principal balance as of the cut-off date of $3,490,462.30 and is subordinate in right of payment to The Outlets at Hershey Loan. The Outlets at Hershey Loan is a balloon loan which has a maturity date in August 2015. The Outlets at Hershey B Note is a balloon loan with a maturity date in August 2015. The interest rate of The Outlets at Hershey Loan (the "Loan A Interest Rate") will be, from time to time, a rate per annum (calculated on a monthly basis) equal to the product of the following: (i) a fraction (expressed as a percentage), the numerator of which is the difference of (a) all interest which has accrued on The Outlets at Hershey Whole Loan for the subject accrual period calculated at an interest rate equal to 5.46% per annum minus (b) an amount equal to the product of (1) the Loan B Interest Rate (as defined below) and (2) the then outstanding principal amount of The Outlets at Hershey B Note, and the denominator of which is the then outstanding principal amount of The Outlets at Hershey Loan, multiplied by (ii) a fraction (expressed as a percentage), the numerator of which is the actual number of days accrued in the subject accrual period, and the denominator of which is three hundred sixty (360) days. The Outlets at Hershey B Note has an interest rate (the "Loan B Interest Rate") of 8.00%.

Only The Outlets at Hershey Loan is included in the trust. The Outlets at Hershey B Note is not included in the trust. The Outlets at Hershey B Note was originally owned by MSMC, one of the mortgage loan sellers, and was subsequently transferred to an affiliate of CWCapital Asset Management LLC, the special servicer, Cadim TACH, Inc., the anticipated initial majority certificateholder of the controlling class, and CWCapital LLC, one of the mortgage loan sellers and the primary servicer with respect to certain mortgage loans, in accordance with the terms of the related intercreditor agreement.

For purposes of the information presented in this prospectus supplement with respect to The Outlets at Hershey Loan, the debt service coverage ratio and loan-to-value ratio reflect the indebtedness evidenced by The Outlets at Hershey Loan, but not The Outlets at Hershey B Note.

General. The Outlets at Hershey Loan and The Outlets at Hershey B Note will be serviced pursuant to the terms of the pooling and servicing agreement. The master servicer or the trustee, as applicable, will be required to make advances with respect to monthly P&I payments on The Outlets at Hershey Loan unless the master servicer, the special servicer or the trustee, as applicable, determines that such an advance would not be recoverable from collections on The Outlets at Hershey Whole Loan. Neither the master servicer nor the trustee will be required to make P&I advances with respect to The Outlets at Hershey B Note.

Distributions. The holders of The Outlets at Hershey Loan and The Outlets at Hershey B Note have entered into an intercreditor agreement that sets forth the respective rights of each of the holders of The Outlets at Hershey Whole Loan and provides in general, that:

•	prior to the occurrence and continuance of a monetary or material non-monetary event of default, after payment or reimbursement of any servicing fees, additional trust fund expenses and/or advances and any costs, all payments and proceeds (of whatever nature) received with respect to The Outlets at Hershey Whole Loan (including amounts received by the master servicer or special servicer pursuant to the pooling and servicing agreement but excluding any amounts for reserves or escrows in each case required by the related loan documents and proceeds, awards or settlements to be applied to the restoration or repair of the mortgaged property or released to the related borrower in accordance with the terms of the related loan documents) will be paid:

(i)	first, to the holder of The Outlets at Hershey Loan in an amount equal to the accrued and unpaid interest on the outstanding principal balance of The Outlets at Hershey Loan at a rate equal to the Loan A Interest Rate minus the servicing rate accrued on The Outlets at Hershey Loan;

(ii)	second, to the holder of The Outlets at Hershey Loan in the amount set forth in the column entitled "Principal" on the schedule set forth on pages A-37 to A-39, representing its portion of the scheduled principal payments received, if any, with respect to The Outlets at Hershey Whole Loan;

(iii)	third, to the holder of The Outlets at Hershey Loan in an amount equal to its pro rata share (based upon on the outstanding principal balance of The Outlets at Hershey Loan) of any unscheduled principal payments, until such time as the unpaid principal balance of The Outlets at Hershey Loan has been paid in full;

(iv)	fourth, to the holder of The Outlets at Hershey B Note in an amount equal to the accrued and unpaid interest on the outstanding principal balance on The Outlets at Hershey B Note at a rate equal to the Loan B Interest Rate minus the servicing rate accrued on The Outlets at Hershey B Note;

(v)	fifth, to the holder of The Outlets at Hershey B Note in the amount set forth in the column entitled "Principal" on the schedule set forth on pages A-40 to A-42, representing the its portion of the scheduled principal payments received, if any, with respect to The Outlets at Hershey Whole Loan;

(vi)	sixth, to the holder of The Outlets at Hershey B Note in an amount equal to its pro rata share (based upon the outstanding principal balance on The Outlets at Hershey B Note) of any unscheduled principal payments, until such time as the unpaid principal balance of The Outlets at Hershey B Note has been paid in full;

(vii)	seventh, to pay first to the holder of The Outlets at Hershey Loan and then to the holder of The Outlets at Hershey B Note an amount equal to any prepayment premium, spread maintenance payments, yield maintenance premium or similar fee required to be paid on any unscheduled principal prepayments;

(viii)	eighth, to the holder of The Outlets at Hershey B Note up to the amount of its unreimbursed costs and expenses with respect to The Outlets at Hershey Whole Loan or any portion thereof;

(ix)	ninth, to pay first to the holder of The Outlets at Hershey Loan and then to the holder of The Outlets at Hershey B Note, any late payment charges and default interest attributable to their respective notes (except to the extent (1) applied to pay interest on advances or (2) retained by the master servicer or the servicer pursuant to the pooling and servicing agreement); and

(x)	tenth, any excess, pro rata, to the holder of The Outlets at Hershey Loan and the holder of The Outlets at Hershey B Note based upon the original principal balance of The Outlets at Hershey Loan and the original principal balance of The Outlets at Hershey B Note, respectively.

•	upon the occurrence and continuance of a monetary event of default or a material non-monetary event of default, so long as the holder of The Outlets at Hershey B Note is not exercising its cure rights, the holder of The Outlets at Hershey B Note will not be entitled to receive payments of principal and interest until the holder of The Outlets at Hershey Loan receives all of its accrued scheduled interest and outstanding principal in full.

•	all expenses and losses relating to The Outlets at Hershey Whole Loan, including without limitation losses of principal and/or interest, non-recoverable advances, interest on advances and fees payable to any special servicer utilized in connection with The Outlets at Hershey Whole Loan shall be allocated first to The Outlets at Hershey B Note, and then to The Outlets at Hershey Loan (provided that in no event shall servicing or special servicing compensation or other expenses accrued with respect to The Outlets at Hersey B Note be payable from The Outlets at Hershey Loan).

Rights of the Holder of The Outlets at Hershey B Note

Consultation and Consent. The related intercreditor agreement and the pooling and servicing agreement provide the holder of The Outlets at Hershey B Note with certain consultation and consent rights. In general, consultation with and approval by the holder of The Outlets at Hershey B Note (in accordance with the terms of the intercreditor agreement and the pooling and servicing agreement) will be required for certain material approvals and certain other actions with respect to The Outlets at Hershey Whole Loan and related mortgaged property, including the following:

•	any foreclosure upon or comparable conversion (which may include the acquisition of an REO Property) of the ownership of the related mortgaged properties;

•	any modification of a monetary term other than an extension for two years or less of the original maturity date of The Outlets at Hershey Whole Loan (including any acceptance of a discounted payoff);

•	any release of collateral securing The Outlets at Hershey Whole Loan (other than in accordance with the original terms of or upon satisfaction of The Outlets at Hershey Whole Loan); or

•	any acceptance of an assumption agreement or other actions having the effect of releasing the related borrower from liability under The Outlets at Hershey Whole Loan.

The consent and consultation rights of the holder of The Outlets at Hershey B Note are generally eliminated if:

•	(i) (x) the initial principal balance of The Outlets at Hershey B Note minus (y) the sum of any payments of principal (whether as principal prepayments or otherwise) allocated to and received on The Outlets at Hershey B Note, any appraisal reduction amounts pursuant to the pooling and servicing agreement for The Outlets at Hershey Whole Loan and any realized losses on The Outlets at Hershey Whole Loan, is less than or equal to (ii) 25% of the initial principal balance of The Outlets at Hershey B Note; or

•	at least 51% of the principal balance of Outlets at Hershey B Note is not held by holders that are not the related borrower or any party related to such borrower.

In addition, the holder of The Outlets at Hershey B Note will have certain non-binding consultation rights with respect to certain other actions taken in connection with The Outlets at Hershey Whole Loan and related mortgaged property.

Notwithstanding any direction to, or approval or disapproval of, or right to give direction to or to approve or disapprove, an action of the master servicer or the special servicer by the holder of The Outlets at Hershey B Note, in no event will the master servicer or special servicer be required to take any action or refrain from taking any action which would cause the special servicer or the master servicer, as applicable, to violate any applicable law, the terms of the mortgage loan documents or the terms of the pooling and servicing agreement (including the provisions thereof related to foreclosure, sale of defaulted mortgage loans and modifications or the servicing standard), and the master servicer or the special servicer, as applicable, will disregard such advice or such refusal to consent to the proposed action.

Notwithstanding anything herein to the contrary, the majority certificateholder of the controlling class under the pooling and servicing agreement will always retain the right to consult with the master servicer and the special servicer regarding The Outlets at Hershey Whole Loan.

Cure Rights. Following the expiration of the applicable grace period for the payment of principal and interest on The Outlets at Hershey Whole Loan, the holder of The Outlets at Hershey B Note will have the option to cure a monetary default within five (5) business days after receiving notice of such monetary default. If a non-monetary event of default occurs and is continuing, the holder of The Outlets at Hershey B Note will have the option to cure such non-monetary default within a period of five (5) business days plus either (a) thirty (30) days after receiving notice of such non-monetary default or (b) such shorter time as is set forth under the related loan documents. These cure rights are subject to the limitation that there be no more than three (3) cures during the term of The Outlets at Hershey Loan and that the holder of The Outlets at Hershey B Note may not cure more than two (2) successive identical defaults within any one-year period.

So long as the holder of The Outlets at Hershey B Note is exercising its cure right by making a permitted cure payment, the monetary default that is being cured will not be treated as an event of default for, among other things, purposes of:

•	accelerating The Outlets at Hershey Whole Loan,

•	transferring The Outlets at Hershey Whole Loan to special servicing, or

•	commencing foreclosure proceedings.

Purchase Option. The holder of The Outlets at Hershey B Note has the option to purchase The Outlets at Hershey Loan during such time as when such holder may exercise its cure rights, as described under ‘‘—The Outlets at Hershey Whole Loan— Rights of the Holder of The Outlets at Hershey B Note—Cure Rights’’ above, or at such time as when an event of default under The Outlets at Hershey Whole Loan, has occurred and is continuing. This option to purchase will automatically terminate upon the earlier of (a) the expiration of the 45-day period following the termination of the right of the holder of The Outlets at Hershey B Note to cure, (b) a foreclosure sale, power of sale, or delivery of a deed-in-lieu of foreclosure with respect to the related mortgaged property and (c) the purchase of The Outlets at Hershey Loan pursuant to any fair value purchase option set forth in the pooling and servicing agreement (but, prior to any such purchase, the right of the holder of The Outlets at Hershey B Note to purchase The Outlets at Hershey Loan, if it is a specially serviced mortgage loan, at the purchase price provided under the intercreditor agreement will be prior to such fair value option).

The purchase price required to be paid by the holder of The Outlets at Hershey B Note will generally equal (a) the outstanding balance of The Outlets at Hershey Loan as of the date of such purchase, (b) accrued and unpaid interest thereon from the monthly payment date as to which interest was last paid in full by the related borrower up to and including the end of the interest accrual period relating to the monthly payment date next following the date the purchase occurred at the interest rate of The Outlets at Hershey Loan, (c) all unreimbursed advances, and any interest thereon, relating to The Outlets at Hershey Whole Loan and (d) any other additional trust expenses in respect of The Outlets at Hershey Whole Loan pursuant to the pooling and servicing agreement.

Termination of the Special Servicer. So long as the holder of The Outlets at Hershey B Note retains its consultation and consent rights as described above, the holder of The Outlets at Hershey B Note may, at its expense, remove the special servicer with respect to The Outlets at Hershey Whole Loan upon at least 30 days prior notice to the special servicer. Such removal may occur at any time for any reason whatsoever or no reason. The holder of The Outlets at Hershey B Note will then appoint a successor special servicer in accordance with the terms of the pooling and servicing agreement and the intercreditor agreement.

Due-on-Sale and Due-on-Encumbrance Provisions

All of the mortgage loans contain both due-on-sale and due-on-encumbrance clauses. With limited exceptions, these clauses either:

•	permit the holder of the mortgage to accelerate the maturity of the related mortgage loan if the borrower sells or transfers or encumbers the mortgaged property in violation of the terms of the mortgage or other loan documents, or

•	prohibit the borrower from doing so without the consent of the holder of the mortgage. See ‘‘—Secured Subordinate Financing’’ in this prospectus supplement.

Some of the mortgage loans permit certain transfers, including:

•	transfer of the related mortgaged property if specified conditions are satisfied or if the transfer is to a borrower reasonably acceptable to the lender, or

•	transfers to specified parties related to the borrower.

With respect to any mortgage loan (other than the DDR/Macquarie Mervyn's Portfolio Loan and the Design Center of the Americas Loan), the master servicer or the special servicer, on behalf of the trust, will determine, with the approval of the majority certificateholder of the controlling class, and, if applicable, the person or persons entitled to exercise such rights with respect to any related companion loan or B note pursuant to the related intercreditor agreement and in accordance with the servicing standard, whether to exercise any right the holder of the mortgage may have under a due-on-sale or due-on-encumbrance clause to accelerate payment of the related mortgage loan or to withhold its consent to the transfer or encumbrance of the mortgaged property. See ‘‘The Pooling and Servicing Agreements—Due-on-Sale and Due-on-Encumbrance Provisions’’ and ‘‘Legal Aspects of Mortgage Loans—Due-on-Sale and Due-on-Encumbrance’’ in the prospectus.

Secured Subordinate Financing

Other than with respect to the seven (7) mortgage loans listed in the table below, which represent 12.49% of the initial pool balance, no seller is aware of any mortgaged property that is encumbered by secured subordinate debt with respect to any of the mortgage loans that it is selling to the depositor.

Secured Subordinate Debt

Control Number	Property Name	Cut-Off Date Balance	% of Initial Pool Balance	Initial Principal Amount of Secured Subordinate Debt
3	Seven Springs Village	$93,000,000	5.48%	$5,000,000
8	First National Bank Center	$65,000,000	3.83%	$33,000,000
14	The Outlets at Hershey	$30,833,371	1.82%	$3,500,000
49	Country Creek Apartments	$8,060,000	0.47%	$310,000
67	Wood Run Village Apartments	$5,600,000	0.33%	$345,000
74	Willowpark Apartments	$5,040,000	0.30%	$315,000
82	Winchester Run Apartments	$4,535,000	0.27%	$195,000

See Annex A—"Characteristics of the Mortgage Loans—Additional Debt’’ and Annex B—"Significant Mortgage Loans’’ for information regarding the mortgage loans that have, or are permitted to incur, additional secured debt.

Unsecured Subordinate Financing and Mezzanine Financing

Some of the mortgage loans may permit the borrower to incur unsecured subordinated debt in the future, in most cases, conditioned upon delivery of a subordination agreement or standstill agreement or both and requirements that limit the use of proceeds to refurbishing or renovating the property or acquiring furniture, fixtures and equipment for the property or both. In addition, the mortgage loan documents permit the related borrower to incur unsecured debt in the ordinary course of business. Additional debt, in any form, may cause a diversion of funds from property maintenance and increase the likelihood that the borrower will become the subject of a bankruptcy proceeding.

Except for twelve (12) mortgage loans indicated in the table below, which in the aggregate represent 18.32% of the initial pool balance, that either currently have related mezzanine debt and/or permit future mezzanine debt secured by equity interests in the borrower, the sellers are not aware of any borrowers under the mortgage loans or equity owners of any such borrower that have incurred or are permitted to incur mezzanine debt secured by equity interests in the borrower.

Mezzanine Debt

Control Number	Property Name	Cut-Off Date Balance	% Of Initial Pool Balance	Initial Principal Amount Of Mezzanine Debt	Future Mezzanine Debt Permitted (Y/N)
5	BellSouth Tower	$75,933,816	4.47%	$6,500,000	N
9	Gateway Business Park	$52,150,000	3.07%	$3,350,000	N
10	Executive Centre Portfolio	$51,479,500	3.03%		Y
13	Newburgh Mall	$31,600,000	1.86%		Y
16	City Square Office	$27,500,000	1.62%	$18,000,000	Y
28	Walgreens Pool 3/DCWI CT and DCWI TX	$17,780,000	1.05%	$2,708,000	N
29	Walgreens Pool 1/DCWI III	$17,410,000	1.03%	$2,650,000	N
30	Walgreens Pool 2/DCWI II	$16,440,000	0.97%	$2,580,000	N
56	Coral Beach Motel	$6,780,043	0.40%		Y
76	Park Glen Apartments	$4,900,000	0.29%	$4,471,290	N
81	Riverside North Apartments	$4,560,000	0.27%		Y
83	Sportsman Warehouse-Fargo	$4,500,000	0.27%		Y

See Annex A—"Characteristics of the Mortgage Loans—Additional Debt’’ and Annex B—"Significant Mortgage Loans’’ for information regarding the mortgage loans that have, or are permitted to incur, additional mezzanine debt.

In the case of the above described mortgage loans with existing mezzanine debt, the holder of the mezzanine loan generally has the right to cure certain defaults occurring on the related mortgage loan and the right to purchase the mortgage loan from the trust if certain mortgage loan defaults occur. The purchase price required to be paid in connection with such a purchase is generally at least equal to the outstanding principal balance of the mortgage loan, together with accrued and unpaid interest on, and all unpaid servicing expenses and advances relating to, the mortgage loan, but excluding any applicable prepayment premiums or yield maintenance charges. The specific rights of the related mezzanine lender with respect to any future mezzanine loan will be specified in the related intercreditor agreement and may include rights substantially similar to the cure and repurchase rights described above.

Additional debt, in any form, may cause a diversion of funds from property maintenance and increase the likelihood that the borrower will become the subject of a bankruptcy proceeding.

Except as described above, the depositor has not been able to confirm whether the respective borrowers or their affiliates under the mortgage loans have any other debt outstanding.

See ‘‘Risk Factors—Mezzanine debt secured by equity in the borrower and any unsecured subordinate financing may increase risks’’ in this prospectus supplement and ‘‘Legal Aspects of Mortgage Loans—Subordinate Financing’’ in the prospectus.

Ground Leases

Eleven (11) mortgaged properties, securing mortgage loans that represent 4.21% of the initial pool balance, consist solely of the borrower’s leasehold interest in a ground lease.

None of such ground leases (including any extension options) expire less than approximately twenty (20) years after the stated maturity of the related mortgage loan.

Under the terms of each such ground lease, the ground lessor generally has either made its fee interest subject to the related mortgage or has agreed to give the holder of the mortgage loan notice of, and has granted such holder the right to cure, any default or breach by the lessee.

Loan Documentation

Except as otherwise described under ‘‘Description of the Mortgage Pool—Related Borrowers, Cross-Collateralized Mortgage Loans and Mortgage Loans Collateralized by Multiple Properties,’’ each mortgage loan is evidenced by a promissory note and secured by a mortgage, deed of trust or similar security instrument that creates a first mortgage lien on a fee simple and/or leasehold interest in a multifamily, retail, office, industrial, hospitality, manufactured housing or other commercial property.

Significant Mortgage Loans

Brief summaries of certain of the material terms of the mortgage loans associated with the ten (10) largest mortgage loans in the mortgage pool are contained in Annex B to this prospectus supplement.

General Underwriting Matters

Environmental Assessments and Insurance

‘‘Phase I’’ environmental site assessments or updates of previously conducted assessments were performed on all of the mortgaged properties. ‘‘Phase II’’ environmental site assessments were performed on some mortgaged properties. These environmental site assessments were performed for the seller of the related mortgage loan or the report was delivered to that seller as part of its acquisition or origination of the mortgage loan. With respect to all but seventeen (17) of the mortgaged properties, these environmental assessments were performed during the 12-month period before the cut-off date.

Any material adverse environmental conditions or circumstances revealed by these environmental assessments for the mortgaged properties are described in ‘‘Risk Factors —Adverse environmental conditions at a mortgaged property may reduce or delay your payments.’’

The information contained in this prospectus supplement is based on the environmental assessments and has not been independently verified by the depositor, any seller, the originators, the master servicer, the special servicer, the underwriters or any of their respective affiliates.

Property Condition Assessments

Inspections or updates of previously conducted inspections were conducted by independent licensed engineers or architects or both for all of the mortgaged properties in connection with the origination or the purchase of the related mortgage loan. For all but twenty (20) of the mortgaged properties, the inspections were conducted within the 12-month period before the applicable cut-off date. The inspections were conducted to inspect the exterior walls, roofing, interior construction, mechanical and electrical systems and general condition of the site, buildings and other improvements located at a mortgaged property. The resulting reports on some of the mortgaged properties indicated a variety of deferred maintenance items and recommended capital expenditures. In some instances, repairs or maintenance were completed before closing or cash reserves were established to fund the deferred maintenance or replacement items or both.

Appraisals

An appraisal for each mortgaged property was performed or an existing appraisal updated in connection with the origination or the purchase of the related mortgage loan. For all but twenty-one (21) of the mortgaged properties, appraisals were performed during the 12-month period before the applicable cut-off date. The appraised value of the related mortgaged property or properties is greater than the original principal balance of the related mortgage loan or the aggregate original principal balance of any set of cross-collateralized loans. The appraisals for certain of the mortgaged properties state a ‘‘stabilized value’’ as well as an ‘‘as-is’’ value for such properties based on the assumption that certain events will occur with respect to the re-tenanting, renovation or other repositioning of such properties. In some cases, the stabilized value is presented as the appraised value in this prospectus supplement. All such appraisals were conducted by an independent appraiser that is state-certified or designated as a member of the Appraisal Institute. Except with respect to certain mortgage loans, the appraisal (or a separate letter) for all mortgaged properties contains a statement by the appraiser to the effect that the appraisal guidelines of Title XI of the Financial Institutions Reform, Recovery and Enforcement Act of 1989, were followed in preparing the appraisal. However, none of the depositor, the sellers, the originators, the master servicer, the special servicer, the underwriters or any of their respective affiliates has independently verified the accuracy of the appraiser’s statement. For a discussion of the risks related to appraisals, see ‘‘Risk Factors—Losses may result if the special servicer is unable to sell mortgaged property securing a defaulted mortgage loan for its appraised value.’’

For information about the values of the mortgaged properties available to the depositor as of the applicable cut-off date, see Annex A to this prospectus supplement.

Hazard, Liability and Other Insurance

The mortgage loans typically require that the mortgaged property be insured by a hazard insurance policy with a customary deductible and in an amount at least equal to the lesser of the outstanding principal balance of the mortgage loan and 100% of the full insurable replacement cost of the improvements located on the mortgaged property. If applicable, the policy contains appropriate endorsements to avoid the application of co-insurance and does not permit reduction in insurance proceeds for depreciation, except in certain instances where credit tenants are required to obtain this insurance or may self-insure.

Flood insurance, if available, must be in effect for any mortgaged property that at the time of origination included improvements in any area identified in the Federal Register by the Federal Emergency Management Agency as having special flood hazards. The flood insurance policy must meet the requirements of the then-current guidelines of the Federal Insurance Administration, be provided by a generally acceptable insurance carrier and be in an amount representing coverage not less than the least of:

(1)	the outstanding principal balance of the mortgage loan;

(2)	the full insurable value of the mortgaged property;

(3)	the maximum amount of insurance available under the National Flood Insurance Act of 1968; and

(4)	100% of the replacement cost of the improvements located on the mortgaged property, except in some cases where self-insurance was permitted.

The standard form of hazard insurance policy typically covers physical damage or destruction of the improvements on the mortgaged property caused by fire, lightning, explosion, smoke, windstorm and hail, riot or strike and civil commotion. The policies may contain some conditions and exclusions to coverage, including exclusions related to acts of terrorism. Generally each of the mortgage loans requires that the mortgaged property have coverage for terrorism or terrorist acts, if such coverage is available at commercially reasonable rates, and in some cases there is a cap on the amount that the related borrower will be required to expend on terrorism insurance.

Each mortgage typically also requires the borrower to maintain comprehensive general liability insurance against claims for personal and bodily injury, death or property damage occurring on, in or about the mortgaged property in an amount customarily required by institutional lenders.

Each mortgage typically further requires the related borrower to maintain business interruption or rent loss insurance in an amount not less than 100% of the projected rental income from the related mortgaged property for not less than twelve months.

The mortgaged properties are typically not insured for earthquake risk. For mortgaged properties located in California and some other seismic zones, the related seller typically conducted seismic studies to assess the ‘‘probable maximum loss’’ for the related mortgaged properties. In general, the related borrower was required to obtain earthquake insurance if the seismic report indicated that the probable maximum loss is greater than 20%.

See ‘‘Risk Factors—Recent developments may limit the availability or scope or increase the cost of insurance required by the mortgage loans.’’

Earnouts and Additional Collateral Loans

Some of the mortgage loans are additionally secured by cash reserves or irrevocable letters of credit that will be released upon satisfaction by the borrower of leasing-related or other conditions, including, in some cases, achieving specified debt service coverage ratios or loan-to-value ratios. Two (2) mortgage loans, representing 1.04% of the initial pool balance, provide that if these conditions are not met, the related reserve or credit enhancement amount may be applied to partially defease or prepay the related mortgage loan and any applicable yield maintenance payments. Some of the mortgage loans that require ongoing deposits into reserve accounts may be subject to a cap amount. Once such cap amount is reached the borrower may no longer be required to make deposits into such reserve account. For a description of the cash reserves, letters of credit and/or related earnout information, see Annex A to this prospectus supplement.

Assignment of the Mortgage Loans; Repurchases and Substitutions

On or before the closing date, the depositor will acquire the mortgage loans, directly or indirectly from the sellers, in each case, under a mortgage loan purchase agreement or a similar agreement to be entered into by or assigned to the depositor, who will then assign its interests in the mortgage loans, without recourse, to the trustee for the benefit of the holders of the certificates.

Each seller is a ‘‘mortgage loan seller’’ for purposes of the prospectus.

With respect to the mortgage loans sold by that seller to the depositor, each such seller is typically required to deliver, or cause to be delivered, to the trustee, the following documents:

(1)	the original mortgage note, endorsed, without recourse, in blank or to the order of the trustee;

(2)	the original or a copy of the mortgage(s), together with originals or copies of any intervening assignments of the document(s), in each case with evidence of recording thereon unless the document(s) have not been returned by the applicable recorder’s office;

(3)	the original or a copy of any assignment(s) of rents and leases, if the assignment is a document separate from the mortgage, together with originals or copies of any intervening assignments, in each case with evidence of recording thereon, unless the document(s) have not been returned by the applicable recorder’s office;

(4)	an assignment of each mortgage in blank or in favor of the trustee, in recordable form;

(5)	an assignment of any assignment(s) of rents and leases, if the item is a document separate from the mortgage, in blank or in favor of the trustee, in recordable form;

(6)	any UCC financing statements and related original assignments to the trustee;

(7)	an original or copy of the related lender’s title insurance policy, a pro forma policy or, if a title insurance policy has not yet been issued, a commitment for title insurance ‘‘marked-up’’ at the closing of the mortgage loan;

(8)	when relevant, the ground lease or a copy of the ground lease;

(9)	the original or a copy of any letter of credit and related transfer documents; and

(10)	when relevant, copies of franchise agreements and franchisor comfort letters for hospitality properties.

Notwithstanding the foregoing with respect to the DDR/Macquarie Mervyn's Portfolio Loan and the Design Center of the Americas Loan, the GE 2005-C4 Trustee

will hold the original documents related to such loans for the benefit of the GE 2005-C4 Trust, the trust fund formed by the GE 2005-C4 Pooling and Servicing Agreement and the respective holders of the DDR/Macquarie Mervyn's Portfolio A-3 Companion Loan, other than the related notes that are assets of the trust, which will be held by the trustee under the pooling and servicing agreement.

If the seller cannot deliver the original mortgage note for any mortgage loan sold by it to the depositor, that seller will deliver a copy or duplicate original of the mortgage note, together with an affidavit certifying that the related original has been lost or destroyed.

The trustee will be required to review the documents delivered to it for each mortgage loan within 90 days following the settlement date. The trustee will hold the documents in trust. Within 90 days following the settlement date, the trustee, at the expense of the applicable seller, will cause the assignment of each mortgage and any assignments of rents and leases to be completed in the name of the trustee if delivered in blank and submitted for recording in the real property records of the appropriate jurisdictions, subject to receipt of the applicable recording information.

The trustee will certify on the closing date that, subject to any noted exceptions, it has received for each mortgage loan (other than the DDR/Macquarie Mervyn's Portfolio Loan and the Design Center of the Americas Loan, for which the trustee will only certify as to the mortgage note): the original mortgage note, an original or a copy of the mortgage, an original or a copy of the related lender’s title insurance policy, the related ground lease (if any) and an original or copy of any letter of credit and related transfer documents, if applicable. If the trustee determines that any of the remaining required documents were not delivered or that any document is defective, and the omission or defect materially and adversely affects the value of the related mortgage loan, the related mortgaged property or the interests of the trust therein or of any certificateholder, the trustee, or the special servicer on its behalf, will request in writing that the applicable seller, not later than ninety (90) days from receipt of such written request: (i) cure such defect, (ii) repurchase the affected mortgage loan, (iii) unless the affected mortgage loan is the First National Bank Center Loan, within two years of the settlement date, substitute a replacement mortgage loan for such affected mortgage loan and pay any substitution shortfall amount, or (iv) at the sole discretion of the majority certificateholder of the controlling class (so long as such holder is not the related seller or an affiliate thereof), provide to the master servicer a letter of credit or deposit in a special reserve account an amount equal to 25% of the stated principal balance of any mortgage loan for which certain types of defects relating to delay in the return of documents from local filing or recording offices that remain uncorrected for 18 months following the settlement date. If any such defect is capable of being cured, but not within such ninety (90) day period, and such defect does not relate to treatment of the mortgage loan as a ‘‘qualified mortgage’’ within the meaning of the REMIC provisions, then the seller will have an additional period, as set forth in the pooling and servicing agreement, to cure such defect. That seller’s obligation to cure, repurchase, substitute or provide a letter of credit or cash collateral as described above will be the sole remedy available to the certificateholders and the trustee.

If the applicable mortgage loan seller elects or is required to repurchase the affected mortgage loan, the purchase price for such mortgage loan will be at least equal to the sum of: (1) the unpaid principal balance of the mortgage loan; (2) any accrued but unpaid interest on the mortgage loan; (3) any related unreimbursed servicing advances and interest on such advances and any P&I advance and any interest on such advance; (4) any unpaid special servicing fees and workout fees; and (5) all expenses incurred by the master servicer, the special servicer, the depositor or the trustee in respect of the defect giving rise to such repurchase obligation. If the applicable seller repurchases a mortgage loan more than 180 days following its receipt of notice of a material breach of a representation or warranty or a defect or omission from a mortgage file, the applicable seller will be required to pay a 1% liquidation fee. None of the depositor, any other seller or any other person or entity will be obligated to repurchase the affected mortgage loan if that seller defaults on its obligation to do so.

Instead of repurchasing a mortgage loan, a seller is permitted, subject to approval by the majority certificateholder of the controlling class, for two years following the settlement date, to substitute a new replacement mortgage loan for the affected mortgage loan (unless the affected mortgage loan is the First National Bank Center Loan). To qualify as a replacement mortgage loan, the replacement mortgage loan must have financial terms substantially similar to the deleted mortgage loan and meet a number of specific requirements.

A replacement mortgage loan must:

(1)	have a stated principal balance of not more than the stated principal balance of the deleted mortgage loan;

(2)	accrue interest at a rate of interest at least equal to that of the deleted mortgage loan;

(3)	be a fixed-rate mortgage loan;

(4)	have a remaining term to stated maturity or anticipated repayment date, in the case of the ARD loans, of not greater than, and not more than two years less than, the deleted mortgage loan; and

(5)	be a ‘‘qualified replacement mortgage’’ within the meaning of Section 860G(a)(4) of the Code.

In addition, the seller must deposit in the distribution account a substitution shortfall amount, equal to any excess of the purchase price of the deleted mortgage loan over the initial stated principal balance of the replacement mortgage loan.

Representations and Warranties; Repurchases and Substitutions

In the applicable mortgage loan purchase agreement or in related documentation, with some exceptions, each seller makes representations and warranties for each of the mortgage loans sold by it (except in the case of CWCapital's mortgage loans sold by GACC, with respect to which GACC will assign to the depositor the representations and warranties made by CWCapital in connection with the sale of such mortgage loans to GACC) to the depositor, as of the settlement date, or as of the date stated in the representation and warranty. Some of these representations and warranties are generally summarized below:

(1)	The information set forth in the mortgage loan schedule is complete (as defined in the pooling and servicing agreement), true and correct in all material respects as of the date of the related mortgage loan purchase agreement and as of the applicable cut-off date.

(2)	Except with respect to any mortgage loan with a companion loan, each mortgage loan is a whole loan and not a participation interest in a mortgage loan. Immediately prior to the transfer to the depositor of the mortgage loans, the seller had good title to, and was the sole owner of, each mortgage loan. The seller has full right, power and authority to transfer and assign each of the mortgage loans to or at the direction of the depositor and has validly and effectively conveyed (or caused to be conveyed) to the depositor or its designee all of the seller’s legal and beneficial interest in and to the mortgage loans free and clear of any and all pledges, liens, charges, security interests and/or other encumbrances. The sale of the mortgage loans to the depositor or its designee does not require the seller to obtain any governmental or regulatory approval or consent that has not been obtained.

(3)	No scheduled payment of principal and interest under any mortgage loan was 30 days or more past due as of the applicable cut-off date, and no mortgage loan was 30 days or more delinquent in the 12-month period immediately preceding the applicable cut-off date.

(4)	The mortgage related to and delivered in connection with each mortgage loan constitutes a valid and, subject to certain exceptions described in paragraph 10 below, enforceable first priority lien upon the related mortgaged property, prior to all other liens and encumbrances, except for (a) the lien for current real estate taxes and assessments not yet due and payable, (b) covenants, conditions and restrictions, rights of way, easements and other matters that are of public record and/or are referred to in the related lender’s title insurance policy, (c) exceptions and exclusions specifically referred to in such lender’s title insurance policy, (d) other matters to which like properties are commonly subject, none of which matters referred to in clauses (b), (c) or (d), individually or in the aggregate, materially interferes with the security intended to be provided by such mortgage, the marketability or current use of the mortgaged property or the current ability of the mortgaged property to generate operating income sufficient to service the mortgage loan debt and (e) if such mortgage loan is cross-collateralized with any other mortgage loan, the lien of the mortgage for such other mortgage loan.

(5)	With respect to the mortgaged properties securing the mortgage loans that were the subject of an engineering report within 18 months prior to the applicable cut-off date, each mortgaged property is, to the seller’s knowledge, free and clear of any damage (or adequate reserves therefor have been established or indemnities received) that would materially and adversely affect its value as security for the related mortgage loan, and with respect to the mortgaged properties securing the mortgage loans that were not the subject of an engineering report within 18 months prior to the applicable cut-off date, each mortgaged property is in good repair and condition and all building systems contained therein are in good working order (or adequate reserves therefor have been established) and each mortgaged property is free of structural defects, in each case, that would materially and adversely affect its value as security for the related mortgage loan as of the date hereof. The seller has received no notice of the commencement of any proceeding for the condemnation of all or any material portion of any mortgaged property.

(6)	Each mortgaged property is covered by an American Land Title Association (or an equivalent form of) lender’s title insurance policy or a marked-up title insurance commitment (on which the required premium has been paid) which evidences such title insurance policy in the original principal amount of the related mortgage loan after all advances of principal. Each title policy insures that the related mortgage is a valid first priority lien on such mortgaged property, subject only to permitted encumbrances.

(7)	The proceeds of each mortgage loan have been fully disbursed and there is no obligation for future advances with respect thereto.

(8)	The mortgage note or mortgage for each mortgage loan, together with applicable state law, contains customary and enforceable provisions (subject to certain exceptions described in paragraph 10 below) such as to render the rights and remedies of the holder thereof adequate for the practical realization against the related mortgaged property of the principal benefits of the security intended to be provided thereby.

(9)	(a) With respect to the mortgaged properties securing the mortgage loans that were the subject of an environmental site assessment within 18 months prior to the applicable cut-off date, an environmental site assessment, or an update of a previous such report, was performed with respect to each mortgaged property in connection with the origination or the sale of the related mortgage loan, a report of each such assessment has been delivered to the depositor, and the seller has no knowledge of any material and adverse environmental condition or circumstance affecting any mortgaged property that was not disclosed in such report.

(b) With respect to the mortgaged properties securing the mortgage loans that were not the subject of an environmental site assessment within 18 months prior to the applicable cut-off date, (i) no specified hazardous material is present on such mortgaged property such that (1) the value of such mortgaged property is materially and adversely affected or (2) under applicable federal, state or local law, (a) such hazardous material could be required to be eliminated at a cost materially and adversely affecting the value of the mortgaged property before such mortgaged property could be altered, renovated, demolished or transferred or (b) the presence of such hazardous material could (upon action by the appropriate governmental authorities) subject the owner of such mortgaged property, or the holders of a security interest therein, to liability for the cost of eliminating such hazardous material or the hazard created thereby at a cost materially and adversely affecting the value of the mortgaged property, and (ii) such mortgaged property is in material compliance with all applicable federal, state and local laws pertaining to such hazardous materials or environmental hazards, any noncompliance with such laws does not have a material adverse effect on the value of such mortgaged property and neither seller nor, to seller’s knowledge, the related borrower or any current tenant thereon, has received any notice of violation or potential violation of any such law.

(10)	Each mortgage note, mortgage and other agreement that evidences or secures such mortgage loan and was executed by or on behalf of the related borrower is the legal, valid and binding obligation of the maker thereof (subject to any non-recourse provisions contained in any of the foregoing agreements and any applicable state anti-deficiency or market value limit deficiency legislation), enforceable in accordance with its terms, except as such enforcement may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors’ rights generally, and by general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law) and there is no valid defense, counterclaim or right of offset or rescission available to the related borrower with respect to such mortgage note, mortgage or other agreement.

(11)	Each mortgaged property is, and is required pursuant to the related mortgage to be, insured by a fire and extended perils insurance policy providing coverage against loss or damage sustained by reason of fire, lightning, windstorm, hail, explosion, riot, riot attending a strike, civil commotion, aircraft, vehicles and smoke, and, to the extent required as of the date of origination by the originator of such mortgage loan consistent with its normal commercial mortgage lending practices, against other risks insured against by persons operating like properties in the locality of the mortgaged property in an amount not less than the lesser of the principal balance of the related mortgage loan and the replacement cost of the mortgaged property, and contains no provisions for a deduction for depreciation, and not less than the amount necessary to avoid the operation of any co-insurance provisions with respect to the mortgaged property.

(12)	All escrow deposits and payments relating to each mortgage loan that are, as of the closing date, required to be deposited or paid have been so deposited or paid.

(13)	No holder of a mortgage loan has advanced funds or induced, solicited or knowingly received any advance of funds from a party other than the owner of the related mortgaged property, directly or indirectly, for the payment of any amount required by such mortgage loan.

(14)	Each mortgaged property is free and clear of any and all mechanic’s and materialmen’s liens that are prior or equal to the lien of the related mortgage, and no rights are outstanding that under law could give rise to any such lien that would be prior or equal to the lien of the related mortgage except, in each case, for liens insured against by the title insurance policy referred to above.

(15)	Each mortgage loan complied with all applicable usury laws in effect at its date of origination.

(16)	No mortgage loan is cross-collateralized or cross-defaulted with any loan other than one or more other mortgage loans included in the mortgage pool.

(17)	There exists no material event of default, breach, violation or event of acceleration (and, to the seller’s actual knowledge, no event which, with the passage of time or the giving of notice, or both, would constitute any of the foregoing) under the documents evidencing or securing the mortgage loan, in any such case to the extent the same materially and adversely affects the value of the mortgage loan and the related mortgaged property; provided, however, that this representation and warranty does not address or otherwise cover any default, breach, violation or event of acceleration that specifically pertains to any matter otherwise covered by any other representation and warranty made by the seller.

(18)	The seller (or if the seller is not the originator, the originator of the mortgage loan) has inspected or caused to be inspected each mortgaged property in connection with the origination of the related mortgage loan.

(19)	Based on due diligence considered reasonable by prudent commercial mortgage lenders in the lending area where the mortgaged property is located, the improvements located on or forming part of each mortgaged property comply with applicable zoning laws and ordinances, or constitute a legal non-conforming use or structure or, if any such improvement does not so comply, such non-compliance does not materially and adversely affect the value of the related mortgaged property, such value as determined by the appraisal performed at origination or in connection with the sale of the related mortgage loan by the seller under the mortgage loan purchase agreement.

(20)	To the seller’s knowledge, based on due diligence that it customarily performs in the origination of comparable mortgage loans, as of the date of origination of each mortgage loan or as of the date of the sale of the related mortgage loan by the seller under the mortgage loan purchase agreement, the related borrower was in possession of all material licenses, permits and franchises required by applicable law for the ownership and operation of the related mortgaged property as it was then operated.

(21)	Each mortgage loan contains a ‘‘due on sale’’ clause, which provides for the acceleration of the payment of the unpaid principal balance of the mortgage loan if, without prior written consent of the holder of the mortgage, the property subject to the mortgage or any material portion thereof, or a controlling interest in the related borrower, is transferred, sold or encumbered; provided, however, that certain mortgage loans provide a mechanism for the assumption of the loan by a third party upon the borrower’s satisfaction of certain conditions precedent, and upon payment of a transfer fee, if any, or transfer of interests in the borrower or constituent entities of the borrower to a third party or parties related to the borrower upon the borrower’s satisfaction of certain conditions precedent.

(22)	The borrower on each mortgage loan with a cut-off date principal balance in excess of $10 million, was, as of the origination of the mortgage loan, an entity,

other than an individual, whose organizational documents provide substantially to the effect that it was formed or organized solely for the purpose of owning and operating one or more of the mortgaged properties securing the mortgage loans and prohibit it from engaging in any business unrelated to such mortgaged property or properties, and whose organizational documents further provide, or which entity represented in the related mortgage loan documents, substantially to the effect that it does not have any assets other than those related to its interest in and operation of such mortgaged property or properties, or any indebtedness other than as permitted by the related mortgage(s) or the other related mortgage loan documents, that it has its own books and records and accounts separate and apart from any other person (other than a borrower for a mortgage loan that is cross-collateralized and cross-defaulted with the related mortgage loan), and that it holds itself out as a legal entity, separate and apart from any other person.

(23)	The related mortgage loan documents provide that the related borrower is responsible for the payment of all reasonable costs and expenses of the lender incurred in connection with the defeasance of such mortgage loan and the release of the related mortgaged property, and the borrower is required to pay all reasonable costs and expenses of the lender associated with the approval of an assumption of such mortgage loan.

If any of the foregoing representations and warranties of a seller are materially breached for any of the mortgage loans sold by it to the depositor, the applicable seller may cure the breach within 90 days after the earlier of discovery or its receipt of notice of the breach. In certain circumstances, the applicable seller may have an additional 90 days to cure such breach. If a seller does not cure the breach, the mortgage loan purchase agreement or similar documentation requires that seller to repurchase the affected mortgage loan or, unless the affected mortgage loan is the First National Bank Center Loan, substitute a replacement mortgage loan. The seller will be obligated to repurchase the affected mortgage loan within that 90-day period at the applicable purchase price or, unless the affected mortgage loan is the First National Bank Center Loan, for two years following the settlement date, substitute a replacement mortgage loan for the affected mortgage loan within that 90-day period and pay any substitution shortfall amount. For a discussion of the purchase price to be paid upon such a repurchase, see ‘‘—Assignment of the Mortgage Loans; Repurchases and Substitutions’’ above. The applicable seller’s repurchase or substitution obligation will be the sole remedy available to the certificateholders and the trustee for any breach of a seller’s representations and warranties regarding the mortgage loans. The seller of each mortgage loan will be the sole warranting party for each mortgage loan sold by it to the depositor. None of the depositor, any other seller nor any other person or entity will be obligated to repurchase any affected mortgage loan as a result of a breach of a seller’s representations and warranties if that seller defaults on its obligation to do so.

See ‘‘The Pooling and Servicing Agreements—Representations and Warranties; Repurchases’’ in the prospectus.

Pool Characteristics; Changes in Mortgage Pool

The description in this prospectus supplement of the mortgage pool and the mortgaged properties is based upon the mortgage loans that are expected to constitute the mortgage pool at the time the offered certificates are issued. The principal balances of the mortgage loans are reduced to reflect the scheduled principal payments due on or before the applicable cut-off date. Before the issuance of the offered certificates, a mortgage loan may be removed from the mortgage pool if the depositor deems the removal necessary or appropriate or if it is prepaid. A limited number of other mortgage loans may be included in the mortgage pool before the issuance of the offered certificates, unless including these mortgage loans would materially alter the characteristics of the mortgage pool as described in this prospectus supplement. As a result, the range of mortgage rates and maturities and some other characteristics of the mortgage pool may vary depending on the actual composition of the mortgage pool at the time the offered certificates are issued.

Unless specifically indicated otherwise, statistical information in this prospectus supplement with respect to the First National Bank Center Loan is being presented without regard to the non-pooled portion of that mortgage loan. In addition, references in this prospectus supplement to the initial mortgage pool balance are to the aggregate principal balance of the underlying mortgage loans (without regard to the non-pooled portion of the First National Bank Center Loan) as of the cut-off date for the mortgage pool described in this prospectus supplement, after application of all scheduled payments of principal due with respect to the underlying mortgage loans on or before that date, whether or not received.

A Current Report on Form 8-K will be available to purchasers of the offered certificates shortly after the closing date and will be filed, together with the pooling and servicing agreement and each mortgage loan purchase agreement, with the SEC after the initial issuance of the offered certificates. If mortgage loans are removed from or added to the mortgage pool as described in the preceding paragraph, the removal or addition will be noted in the Form 8-K.

Description of Fees and Expenses

All fees and expenses itemized in the chart below are paid out of general collections on the mortgage loans and any related REO loans before the available distribution amount is distributed to the certificateholders.

Description of Fees and Expenses
Fee/Purpose	Party Receiving Fee/Expense	Formula for Fee/Expense Determination and Source of Funds
Servicing Fee	Master Servicer and Trustee	The servicing fee for each mortgage loan accrues at a rate equal to the master servicing fee rate on the same principal amount and on the same basis as any related interest payment due or deemed due on such mortgage loan is computed. The master servicer is required to deliver to the trustee each month for deposit in the distribution account and withdrawal by the trustee, a portion of the servicing fee representing the trustee fee as provided in the pooling and servicing agreement.
Special Servicing Fee	Special Servicer	The special servicing fee will accrue at a rate equal to 0.25% per annum for each specially serviced mortgage loan, on the same basis and the same principal amount as any related interest payment due on the mortgage loan and is payable monthly from general collections on deposit in the certificate account.
Workout Fees	Special Servicer	The workout fee is payable from, and calculated by application of the workout fee rate of 1.00% to each collection of interest and principal received on any corrected mortgage loans.
Liquidation Fees	Special Servicer	The liquidation fee is payable from, and calculated by application of the liquidation fee rate of 1.00% to any full or discounted payoff and/or liquidation proceeds of any liquidated mortgage loan.
Trustee Fees— Interest and Investment Income	Trustee	Interest and investment income earned in the distribution account and the interest reserve account.

Description of Fees and Expenses
Fee/Purpose	Party Receiving Fee/Expense	Formula for Fee/Expense Determination and Source of Funds
Interest on Unreimbursed Advances	Trustee and Master Servicer (in that priority)	Interest accrues at a rate per annum equal to the ‘‘prime rate’’. Interest on any advance will generally be payable to the party making the advance first, out of penalty charges, default interest and late payments on the related mortgage loan and second out of any amounts then on deposit in the certificate account.
Expense of Enforcement of Mortgage Loan Seller Repurchase Obligations	Master Servicer, Special Servicer or Trustee	Expenses incurred to enforce repurchase remedies against a mortgage loan seller, plus interest therein accrued at the prime rate, payable from proceeds received representing the repurchase price of such mortgage loan.
Additional Compensation	Master Servicer	(a) Interest and investment income earned in respect of amounts relating to the trust fund held in the certificate account, any lock box account or any cash collateral account, (b) all assumption and modification fees, late payment charges, default interest, charges for beneficiary statements or demands, amounts collected for checks returned for insufficient funds, and any similar or ancillary fees (allocated and/or divided between the master servicer and the special servicer pursuant to the pooling and servicing agreement), in each case to the extent actually paid by a borrower under a mortgage loan and (c) penalty charges received on mortgage loans that are not specially serviced mortgage loans (but only to the extent not otherwise allocable to cover advance interest in respect of the related mortgage loan).

Description of Fees and Expenses
Fee/Purpose	Party Receiving Fee/Expense	Formula for Fee/Expense Determination and Source of Funds
Additional Compensation	Special Servicer	All assumption fees, modification fees and earnout fees received on or with respect to specially serviced mortgage loans and all assumption fees, modification fees and earnout fees received on or with respect to any mortgage loan that is not a specially serviced mortgage loan (allocated and/or divided between the master servicer and the special servicer pursuant to the pooling and servicing agreement), in each case to the extent actually paid by a borrower under a mortgage loan, shall be promptly paid by the master servicer to the special servicer. The special servicer shall also be entitled to (i) the extent not required to be paid to any mortgagor under applicable law, any interest or other income earned on deposits in the REO account, any servicing accounts and any reserve accounts maintained thereby; and (ii) any penalty charges (to the extent not allocable to pay advance interest) collected on the specially serviced mortgage loans and REO loans.
Specified Expenses, Costs and Liabilities	Master Servicer, Special Servicer, Trustee, the Depositor, or any of their respective directors, officers, employees and agents	See ‘‘The Pooling and Servicing Agreement’’ in this prospectus supplement.
Cost of Opinions of Counsel, Cost of Legal Advice of Counsel, Cost of Obtaining REO Extension, Cost of a New Appraisal	Paid to Legal Counsel, Appraisers	See ‘‘The Pooling and Servicing Agreement’’ in this prospectus supplement.
Taxes Imposed on REMIC Elections	Federal, State or Local tax entities	See ‘‘The Pooling and Servicing Agreement’’ in this prospectus supplement.

Description of Fees and Expenses
Fee/Purpose	Party Receiving Fee/Expense	Formula for Fee/Expense Determination and Source of Funds
Costs and Expenses for Environmental Site Assessments and Remediation	Environmental consultants and contractors	See ‘‘The Pooling and Servicing Agreement—Realization Upon Defaulted Mortgage Loans’’ in this prospectus supplement.
Servicing Expenses Not Otherwise Required to Be Advanced by the Master Servicer	Master Servicer	See ‘‘The Pooling and Servicing Agreement’’ in this prospectus supplement.

SERVICING OF THE MORTGAGE LOANS

Set forth below is a description of pertinent provisions of the pooling and servicing agreement relating to the servicing of the mortgage loans. Reference is also made to the prospectus, in particular to the section captioned ‘‘The Pooling and Servicing Agreements’’ and to the section captioned ‘‘The Pooling and Servicing Agreement’’ in this prospectus supplement, for important additional information regarding the terms and conditions of the pooling and servicing agreement as they relate to the rights and obligations of the master servicer and special servicer thereunder. You should read the information provided in the prospectus, taking account of all supplemental information contained in this prospectus supplement.

The master servicer will be responsible for the servicing and administration of all the mortgage loans (other than the DDR/Macquarie Mervyn's Portfolio Loan and the Design Center of the Americas Loan), and the special servicer will be responsible for the servicing and administration of the specially serviced mortgage loans and REO properties (other than the DDR/Macquarie Mervyn's Portfolio Loan and the Design Center of the Americas Loan). CWCapital will serve as primary servicer for the mortgage loans originated or acquired by it and perform certain servicing and administrative functions for such mortgage loans. The master servicer and the special servicer will also be responsible for the servicing and administration of the James Center Companion Loan, the Seven Springs Village B Note and The Outlets at Hershey B Note, but will not be responsible for making P&I advances on the James Center Companion Loan, the Seven Springs Village B Note or The Outlets at Hershey B Note. The holder or holders of certificates evidencing a majority interest in the controlling class (except as described below), will be entitled to terminate substantially all the rights and duties of the special servicer in respect of specially serviced mortgage loans that are included in the trust and to appoint a replacement special servicer to perform such duties under the same terms and conditions as applicable to the special servicer. See ‘‘—The Majority Certificateholder of the Controlling Class,’’ ‘‘—Termination of the Special Servicer for Specially Serviced Mortgage Loans and REO Properties’’ and ‘‘—REO Properties.’’

The GE 2005-C4 Pooling and Servicing Agreement governs the servicing and administration of the DDR/Macquarie Mervyn's Portfolio Whole Loan and the Design Center of the Americas Whole Loan (and all decisions, consents, waivers, approvals and other actions on the part of the holders of the DDR/Macquarie Mervyn's Portfolio Companion Loans and the Design Center of the Americas Companion Loan, as applicable, will be effected in accordance with the GE 2005-C4 Pooling and Servicing Agreement). Consequently, the servicing provisions set forth herein and the administration of accounts will not be applicable to the DDR/Macquarie Mervyn's Portfolio Loan and the Design Center of the Americas Loan, but instead the servicing and administration of such loans will be governed by the GE 2005-C4 Pooling and Servicing Agreement. GE 2005-C4 Pooling and Servicing Agreement provides for servicing arrangements that are similar, but not identical, to those under the pooling and servicing agreement. See ‘‘Description of the Mortgage Pool—The DDR/Macquarie Mervyn's Portfolio Whole Loan’’ and ‘‘—The Design Center of the Americas Whole Loan,’’ and

‘‘Servicing of the Mortgage Loans—Servicing of the DDR/Macquarie Mervyn's Portfolio Whole Loan; Servicing of the Design Center of the Americas Whole Loan’’ in this prospectus supplement.

The Master Servicer

GMACCM is the master servicer and will be responsible for the master servicing and administration of the mortgage loans pursuant to the pooling and servicing agreement except that CWCapital, as primary servicer for the mortgage loans originated by CWCapital, will perform certain servicing and administration functions for such mortgage loans as more fully described under "Servicing of the Mortgage Loans—The Primary Servicer".

GMACCM is a California corporation and has been servicing mortgage loans in private label commercial mortgage-backed securities transactions since 1995. As of September 30, 2005, GMACCM was the master servicer of a portfolio of multifamily and commercial loans in commercial mortgaged-backed securities transactions in the United States totaling approximately $215.7 billion in aggregate outstanding principal balance. The table below contains information on the size and growth of the portfolio of commercial and multifamily loans in commercial mortgaged-backed securities transactions in the United States from 2002 to 2004 in respect of which GMACCM has acted as master servicer.

Master Servicing Portfolio

	Year (Amts in $ billions)
	2002	2003	2004
CMBS (US)	66.0	99.0	100.2
Other	59.3	103.3	97.0
Total	125.3	202.3	197.2

No securitization transaction involving commercial mortgage loans in which GMACCM was acting as master servicer has experienced a master servicer event of default as a result of any action or inaction of GMACCM as master servicer, including as a result of GMACCM’s failure to comply with the applicable servicing criteria in connection with any securitization transaction.

GMACCM is an indirect wholly-owned subsidiary of GMAC Mortgage Group, Inc., which is a wholly-owned direct subsidiary of General Motors Acceptance Corporation. General Motors Acceptance Corporation and GMAC Mortgage Group, Inc. have entered into a definitive agreement to sell a seventy-eight percent equity interest in GMAC Commercial Holding Corp. ("GMACCH"), the direct parent of GMACCM, to an investment vehicle controlled by affiliates of Five Mile Capital Partners LLC, Kohlberg Kravis Roberts & Co. L.P., and The Goldman Sachs Group, Inc. Officers and employees of GMACCH and its subsidiaries will also invest in GMACCH at or about the time the transaction is completed. The transaction is subject to regulatory approvals, consents and other conditions, and is expected to close no later than the end of the first quarter of 2006. No assurance can be made that the transaction will not result in changes in the structure, operations or personnel of GMACCM or as to the impact of any such changes.

GMAC Commercial Mortgage Servicing (Ireland) Limited opened in January 2000 and is headquartered in Mullingar, Ireland. The Irish unit is engaged in servicing all

European loans and deals and, as a general matter, provides certain back office functions for GMACCM’s portfolio in the United States.

CapMark Overseas Processing India Private Limited opened in September 2002 and was acquired by GMACCM in July 2003. CapMark Overseas Processing India Private Limited is located in Hyderabad (Andra Pradesh), India and provides certain back office functions for GMACCM’s portfolio in the United States.

Each of GMAC Commercial Mortgage Servicing (Ireland) Limited and CapMark Overseas Processing India Private Limited report to the same managing director of GMACCM.

The Special Servicer

CWCapital Asset Management LLC (CWCAM), a Massachusetts limited liability company with its primary special servicing office at 1919 Pennsylvania Avenue N.W. Washington D.C. 20006, will initially be appointed as special servicer under the pooling and servicing agreement. CWCAM or its affiliates are involved in real estate investment, finance and management. CWCAM was organized in June 2005. In July of 2005, it acquired Allied Capital Corporation's special servicing operations and replaced Allied Capital Corporation as special servicer for all transactions for which Allied Capital Corporation served as special servicer. As of November 30, 2005, CWCAM acted as special servicer for approximately $29 billion of commercial real estate assets representing approximately 3,500 mortgage loans and foreclosure properties within 23 commercial mortgage loan securitization transactions. It is anticipated that an affiliate or affiliates of CWCAM may acquire certain of the certificates not offered hereunder and will be the initial majority certificateholder of the controlling class. CWCAM is an affiliate of one of the mortgage loan sellers and, like CWCapital, CWCAM is a wholly owned subsidiary of CW Financial Services LLC. CWCAM and its affiliates own and are in the business of acquiring assets similar in type to the assets of the trust. Accordingly, the assets of the special servicer and its affiliates may, depending upon the particular circumstances including the nature and location of such assets, compete with the mortgaged properties for tenants, purchasers, financing and so forth.

No securitization transaction involving commercial mortgage loans in which CWCAM was acting as special servicer has experienced an event of default as a result of any action or inaction of CWCAM as special servicer, including as a result of CWCAM's failure to comply with the applicable servicing criteria in connection with any securitization transaction.

The Primary Servicer

CWCapital will be the primary servicer for all of the mortgage loans originated or acquired by CWCapital which are included in the trust, and will perform its duties as primary servicer pursuant to a primary servicing agreement entered into with the master servicer. The primary servicing agreement will require CWCapital to perform its obligations under the primary servicing agreement in a manner which is generally consistent with the pooling and servicing agreement. The principal servicing offices of CWCapital are located at One Charles River Place, 63 Kendrick Street, Needham, Massachusetts 02494. See "Other Originators and Sellers—CWCapital LLC (CWCapital)" for additional information regarding CWCapital.

CWCapital has been servicing loans since 1986. As of September 30, 2005, CWCapital was responsible for servicing approximately 877 commercial and multifamily mortgage loans, totaling approximately $5.51 billion in aggregate outstanding principal amount, including loans securitized in mortgage-backed securitization transactions. The properties securing these loans include multifamily, office, retail, hospitality, industrial and other types of income-producing properties.

The following tables provide, in the aggregate and by asset type, the number of commercial mortgage loans serviced by CWCapital as primary servicer and the aggregate outstanding principal balances of these loans as of September 30, 2005 and the end of the preceding two calendar years.

Servicing Volumes for
CWCapital LLC as Primary Servicer

	December 31, 2003	December 31, 2004	September 30, 2005
Number of Loans Serviced	802	804	844
Aggregate Outstanding Principal Balance ($ in millions)	4562	4823	5455

Servicing Volumes by Asset Type for
CWCapital LLC as Primary Servicer

	December 31, 2003		December 31, 2004		September 30, 2005
Asset Type	Number of Loans Servicer	AOPB* ($ in millions)	Number of Loans Servicer	AOPB* ($ in millions)	Number of Loans Servicer	AOPB* ($ in millions)
Number of Loans Serviced Aggregate Outstanding Principal Balance ($ in millions)	802	4561.1	804	4822.9	844	5454.6
Retail	71	453.6	67	456.2	87	575.8
Office	47	332.6	59	429.6	79	894.8
Multifamily	396	2058.3	395	2196	386	2130.6
Industrial	17	125.2	16	123.1	29	266.8
Hospitality	36	262.4	38	328.5	37	306.7
Other	235	1329.4	229	1289.3	226	1279.7
Total	802	4561.6	804	4822.9	844	5454.6

*	Aggregate Outstanding Principal Balance

CWCapital has made certain changes to its servicing policies and procedures during the past three years including, but not limited to, the addition of (i) a lock-box system for processing payments, (ii) an insurance and risk-management division, (iii) a website where mortgage loan borrowers can access information regarding their mortgage loans and (iv) a disaster recovery site.

Under the primary servicing agreement, CWCapital, as primary servicer with respect to all mortgage loans in the trust that were originated or acquired by it, will perform substantially all of the servicing duties of the master servicer described under "Servicing of the Mortgage Loans" and "The Pooling and Servicing Agreement" in this prospectus supplement with respect to such mortgage loans, except for advancing and remitting funds to the trustee.

Payments received by CWCapital with respect to the mortgage loans are required to be deposited into a segregated custodial account, and are not commingled with funds relating to any mortgage loans that are not included in the trust.

CWCapital does not have any custodial responsibility with respect to the mortgage loans included in the trust.

In consideration of the performance of its servicing obligations, CWCapital, as primary servicer, will be paid a servicing fee, which is included in the administration fee rate for the applicable mortgage loans as set forth on Annex A. In addition, CWCapital will be entitled to the additional compensation described under "—Servicing and Other Compensation and Payment of Expenses—Additional Compensation" with respect to the mortgage loans that it services.

The primary servicing agreement provides that CWCapital may not resign from its obligations and duties thereunder except upon a determination that performance of such duties is no longer permissible under applicable law or except if the parties otherwise agree. In addition, unless an event of default under the primary servicing agreement occurs or the pooling and servicing agreement is terminated, the primary servicing agreement will remain in full force and effect until all of the mortgage loans serviced by CWCapital are repaid, repurchased or liquidated or the related mortgaged properties become REO property. Events of default under the primary servicing agreement will include, but are not limited to,

•	the occurrence of an event of default by the master servicer under the pooling and servicing agreement which occurs as a direct result of the failure of CWCapital to perform its obligations under the primary servicing agreement,

•	the failure of the CWCapital to perform in any material respect its obligations under the primary servicing agreement which is not cured within the period set forth in the primary servicing agreement,

•	a breach by CWCapital of any representation or warranty contained in the primary servicing agreement which materially and adversely affects the interests of any class of certificates which is not cured within the period set forth in the primary servicing agreement,

•	the failure by CWCapital to remit to the master servicer amounts required to be deposited into the certificate account or any other amounts required to be remitted under the primary servicing agreement, or the failure by CWCapital to deliver reports to the master servicer as required by the primary servicing agreement, and

•	certain events of bankruptcy or insolvency involving CWCapital.

Upon the occurrence and continuance of an event of default by CWCapital under the primary servicing agreement, the master servicer may (but is not required to) terminate the rights and obligations of CWCapital under the primary servicing agreement. The master servicer is also authorized under the primary servicing agreement to waive any event of default under the primary servicing agreement. If the master servicer terminates CWCapital as primary servicer under the primary servicing agreement or the parties otherwise agree to terminate the primary servicing agreement, the master servicer will be required to itself perform its servicing responsibilities under the pooling and servicing agreement until a new primary servicer, if any, is appointed.

Any successor primary servicer is required to be authorized to transact business in the states in which the related mortgaged properties are located if required by applicable law.

Under the primary servicing agreement, CWCapital will indemnify the master servicer with respect to the performance of its duties as primary servicer, other than any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence by the master servicer in the performance of its duties thereunder or by the master servicer's negligent disregard of obligations and duties thereunder. The primary servicing agreement will provide that the liability of the primary servicer to the master servicer will be subject to limitations that are substantially similar to the limitations described under "The Pooling and Servicing Agreement—Certain Matters Regarding The Master Servicer, The Special Servicer And The Depositor."

Servicing Standard

The master servicer and the special servicer will be responsible for the servicing and administration of the mortgage loans (other than the DDR/Macquarie Mervyn's Portfolio Loan and the Design Center of the Americas Loan). The master servicer and special servicer will be required to service and administer the mortgage loans under the following servicing standard:

(1)	in the best interests of and for the benefit of the certificateholders and the holders of the James Center Companion Loan, the Seven Springs Village B Note and The Outlets at Hershey B Note, as a collective whole, as determined by the master servicer or special servicer, as applicable, in its good faith and reasonable judgment,

(2)	in accordance with applicable law, the terms of the pooling and servicing agreement and the terms of the respective mortgage loans, and

(3)	to the extent consistent with the foregoing, with the same care, skill and diligence as is normal and usual in its general mortgage servicing and REO property management activities on behalf of third parties (giving, in the case of any master servicer or special servicer other than GMACCM or CWCapital Asset Management LLC, due consideration to customary and usual standards of practice of prudent institutional commercial mortgage servicers) or itself, whichever is higher, with respect to mortgage loans and REO properties that are comparable to those for which it is responsible under the pooling and servicing agreement.

Pursuant to the pooling and servicing agreement, the master servicer and special servicer are also required to service the mortgage notes relating to the James Center Companion Loan, the Seven Springs Village B Note and The Outlets at Hershey B Note for the holders of such notes, subject to the same standards as for the mortgage loans included in the mortgage pool, and treating the James Center Whole Loan, the Seven Springs Village Whole Loan and The Outlets at Hershey Whole Loan as one mortgage loan. See ‘‘Description of the Mortgage Pool—The James Center Whole Loan,’’ ‘‘—The Seven Springs Village Whole Loan,’’ and ‘‘—The Outlets at Hershey Whole Loan’’ in this prospectus supplement.

Servicing of the DDR/Macquarie Mervyn’s Portfolio Whole Loan; Servicing of the Design Center of the Americas Whole Loan

Pursuant to the terms of the related intercreditor agreements, all of the mortgaged loans included in the DDR/Macquarie Mervyn’s Portfolio Whole Loan and the Design Center of the Americas Whole Loan will be serviced and administered pursuant to the GE 2005-C4 Pooling and Servicing Agreement, which contains servicing provisions substantially similar to, but not necessarily identical with, the provisions of the pooling and servicing agreement. In that regard,

•	Wells Fargo Bank, N.A., which is the trustee under the GE 2005-C4 Pooling and Servicing Agreement, is, in that capacity, the lender of record with respect to the respective mortgaged properties securing the DDR/Macquarie Mervyn’s Portfolio Whole Loan and the Design Center of the Americas Whole Loan;

•	Midland Loan Services, Inc., which is the master servicer under the GE 2005-C4 Pooling and Servicing Agreement, is, in that capacity, the master servicer for the DDR/Macquarie Mervyn’s Portfolio Whole Loan and the Design Center of the Americas Whole Loan under the GE 2005-C4 Pooling and Servicing Agreement. However, P&I advances with respect to the DDR/Macquarie Mervyn’s Portfolio Whole Loan and the Design Center of the Americas Whole Loan will be made by the master servicer or the trustee, as applicable, as described in ‘‘The Pooling and Servicing Agreement—P&I and Servicing Advances’’ in this prospectus supplement; and

•	Midland Loan Services, Inc., which is the special servicer under the GE 2005-C4 Pooling and Servicing Agreement, is, in that capacity, the special servicer with respect to the DDR/Macquarie Mervyn’s Portfolio Whole Loan and the Design Center of the Americas Whole Loan under the GE 2005-C4 Pooling and Servicing Agreement.

The majority certificateholder of the controlling class will not have any rights with respect to the servicing and administration of the DDR/Macquarie Mervyn’s Portfolio Loan and the Design Center of the Americas Loan under the GE 2005-C4 Pooling and Servicing Agreement, except as set forth under ‘‘Description of the Mortgage Pool— The DDR/Macquarie Mervyn’s Portfolio Whole Loan’’ and ‘‘Description of the Mortgage Pool—The Design Center of the Americas Whole Loan,’’ in this prospectus supplement.

Specially Serviced Mortgage Loans

Subject to any cure rights exercisable by the related mezzanine lender or B note holder with respect to certain mortgage loans or the Majority Class FNB Certificateholders with respect to the First National Bank Center Loan, a specially serviced mortgage loan is any mortgage loan (other than the DDR/Macquarie Mervyn's Portfolio Loan and the Design Center of the Americas Loan) as to which any of the following special servicing events has occurred:

(1)	any balloon payment due has not been made; provided, if the related borrower continues to make the related assumed monthly payment and is diligently pursuing a refinancing, a special servicing event will not occur until 60 days following such payment default (or, if the related borrower has produced a written refinancing commitment that is reasonably acceptable to the special servicer and the majority certificateholder of the controlling class, 120 days following such default); provided, further, that the master servicer, with the consent of the majority certificateholder of the controlling class, or, in certain circumstances, the special servicer, will have the authority to extend the due date of a balloon payment for, in the case of the master servicer, up to two (2) one-year extensions and, in the case of the special servicer, for an additional specified period not to exceed four (4) years, in which event such mortgage loan will not be a specially serviced mortgage loan;

(2)	any monthly payment or other payment required under the mortgage note or the mortgage(s), other than a balloon payment, is more than 60 days late;

(3)	either the master servicer or, subject to the consent of the majority certificateholder of the controlling class, the special servicer has determined, in its reasonable judgment, that a default in the making of a monthly payment (including a balloon payment) or any other material payment required under the related loan documents is likely to occur within 30 days and either (i) the related borrower has requested a material modification of the payment terms of the loan or (ii) such default is likely to remain unremedied for at least the period contemplated by clause (1) or (2) of this definition, as applicable;

(4)	either the master servicer or, subject to the consent of the majority certificateholder of the controlling class, the special servicer has determined, in its reasonable judgment, that a default under the loan documents, other than as described in clause (1) or (2) above, that materially impairs the value of the mortgaged property as security for the mortgage loan or otherwise materially and adversely affects the interests of certificateholders, exists for the applicable grace period under the terms of the mortgage loan or, if no grace period is specified, 60 days;

(5)	a decree or order of a court or agency or supervisory authority in an involuntary case under any federal or state bankruptcy, insolvency or similar law or the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, has been entered against the borrower and the decree or order has remained in force undischarged or unstayed for 60 days;

(6)	the borrower has consented to the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings of or relating to the borrower or of or relating to all or substantially all of its property;

(7)	the borrower has admitted in writing its inability to pay its debts generally as they become due, filed a petition to take advantage of any applicable insolvency or reorganization statute, made an assignment for the benefit of its creditors or voluntarily suspended payment of its obligations; or

(8)	the master servicer has received notice of the commencement of foreclosure or similar proceedings for the related mortgaged property or properties.

A specially serviced mortgage loan will become a corrected mortgage loan if each special servicing event that applies to that mortgage loan is remedied as follows:

(1)	for the circumstances described in clauses (1) and (2) of the preceding paragraph, the related borrower has made the applicable balloon payment or three (3) consecutive full and timely monthly payments under the terms of the mortgage loan, as the terms may be changed or modified in a bankruptcy or similar proceeding involving the related borrower or by reason of a modification, waiver or amendment granted or agreed to by the special servicer;

(2)	for the circumstances described in clauses (3), (5), (6) and (7) of the preceding paragraph, the circumstances cease to exist in the good faith and reasonable judgment of the special servicer;

(3)	for the circumstances described in clause (4) of the preceding paragraph, the default is cured; and

(4)	for the circumstances described in clause (8) of the preceding paragraph, the proceedings are terminated.

The master servicer or the special servicer, as applicable, will be required to service and administer each group of cross-collateralized mortgage loans as a single mortgage loan as it deems necessary and appropriate, consistent with the servicing standard. If any cross-collateralized mortgage loan becomes a specially serviced mortgage loan, then each other mortgage loan that is cross-collateralized with it may, with the approval of the majority certificateholder of the controlling class, also become a specially serviced mortgage loan. Similarly, no cross-collateralized mortgage loan will become a corrected mortgage loan unless all special servicing events related to each other mortgage loan that is cross-collateralized with it are corrected as described in the preceding paragraph.

A servicing transfer event for the Seven Springs Village Whole Loan or The Outlets at Hershey Whole Loan under the pooling and servicing agreement will generally be delayed if the holder of the Seven Springs Village B Note, or the holder of The Outlets at Hershey B Note, as applicable, is making all cure payments required by the applicable co-lender agreement, subject to limitations upon the number of cure payments that may be made under such co-lender agreement. In addition, so long as the holder of the Seven Springs Village B Note or the holder of The Outlets at Hershey B Note, as applicable, is exercising its respective right to cure certain events of default under the Seven Springs Village Whole Loan or The Outlets at Hershey Whole Loan pursuant to the applicable co-lender agreement, neither the master servicer nor the special servicer may treat such event of default as such for purposes of accelerating the Seven Springs Village Whole Loan or The Outlets at Hershey Whole Loan, as applicable, or commencing foreclosure proceedings.

In addition, a servicing transfer event, and the exercise of remedies by the master servicer and the special servicer, will generally be delayed with respect to the First National Bank Center Loan if the Majority Class FNB Certificateholder exercises its cure rights as described under ‘‘—Additional Rights of the Majority Class FNB Certificateholders; Rights to Cure and Purchase,’’ in this prospectus supplement.

The Majority Certificateholder of the Controlling Class

The controlling class under the pooling and servicing agreement will be the most subordinate class of principal balance certificates outstanding (with the Class A-1, Class A-1D, Class A-1A, Class A-2, Class A-3 and Class A-4 certificates being treated as a single class for this purpose), other than the Class FNB certificates, that has a certificate balance at least equal to 25% of its initial certificate balance. If no class of principal balance certificates, exclusive of Class FNB certificates, has a certificate balance at least equal to 25% of its initial certificate balance, then the controlling class will be the most subordinate class of principal balance certificates, other than the Class FNB certificates, outstanding. Initially, the controlling class will be the Class Q certificates. The holder or holders of certificates entitled to more than 50% of the voting rights allocated to the controlling class are referred to herein as the majority certificateholder of the controlling class.

The majority certificateholder of the controlling class may have special relationships and interests that conflict with those of the holders of one or more classes of certificates. In addition, the majority certificateholder of the controlling class does not have any duties to the holders of any class of certificates, may act solely in the interests of the certificateholders of the controlling class, and will have no liability to any other certificateholders for having done so. No certificateholder may take any action against the majority certificateholder of the controlling class for having acted solely in the interests of the certificateholders of the controlling class.

Subject to the succeeding paragraph and the terms of any applicable intercreditor agreement, the majority certificateholder of the controlling class is entitled to advise the special servicer with respect to the following actions of the special servicer, and the special servicer is not permitted to take any of the following actions as to which the majority certificateholder of the controlling class has objected in writing within five (5) business days of being notified thereof and of its receipt of such documents as the majority certificateholder of the controlling class may reasonably request (provided that if such written objection has not been received by the special servicer within such five (5) business day period, then the majority certificateholder of the controlling class’s approval will be deemed to have been given):

(1)	any proposed or actual foreclosure upon or comparable conversion (which may include acquisitions of an REO property) of the ownership of properties securing such of the specially serviced mortgage loans as come into and continue in default;

(2)	any modification or waiver of any term of the related loan documents of a mortgage loan that relates to the maturity date, mortgage rate, principal balance, amortization term, payment frequency or any provision requiring the payment of a prepayment premium or yield maintenance charge;

(3)	any proposed or actual sale of an REO property (other than in connection with the termination of the trust fund as described under ‘‘Description of the Certificates—Termination; Retirement of Certificates’’ in this prospectus supplement or pursuant to a purchase option as described below under ‘‘—Sale of Defaulted Mortgage Loans’’);

(4)	any determination to bring an REO property into compliance with applicable environmental laws or to otherwise address hazardous materials located at an REO property;

(5)	any acceptance of substitute or additional collateral for a mortgage loan unless required by the underlying loan documents;

(6)	any waiver of a ‘‘due-on-sale’’ or ‘‘due-on-encumbrance’’ clause;

(7)	any release of any performance or ‘‘earn-out’’ reserves, escrows or letters of credit;

(8)	any acceptance of an assumption agreement releasing a borrower from liability under a mortgage loan; and

(9)	any change in property manager or, with respect to a hospitality loan, any change in franchise.

In the event the master servicer or the special servicer, as applicable, determines that a refusal to consent or approve by the majority certificateholder of the controlling class, an operating advisor or other person with consent rights under the applicable intercreditor agreement or pooling and servicing agreement or any advice, direction or objection from any such person would cause the special servicer or the master servicer, as applicable, to violate applicable law, the terms of the mortgage loan documents or the terms of the pooling and servicing agreement (including the provisions thereof related to foreclosure, sale of defaulted mortgage loans, modifications or the servicing standard), the special servicer or the master servicer, as applicable, will disregard such refusal to consent or such advice.

If the controlling class is represented by book-entry certificates, then the rights of the holders of the controlling class may be exercised by the relevant certificate owners subject to receipt by the trustee of a certification in form and substance acceptable to the trustee stating that the person exercising such rights is a certificate owner.

Notwithstanding anything in this section to the contrary, so long as the holder of the Seven Springs Village B Note retains its consultation and consent rights with respect to the Seven Springs Village Whole Loan, the rights of the majority certificateholder of the controlling class set forth in this section will generally be exercised by the holder of the Seven Springs Village B Note as described in ‘‘Description of the Mortgage Pool— The Seven Springs Village Whole Loan—Rights of the Holder of the Seven Springs Village B Note—Consultation and Consent’’ in this prospectus supplement.

In addition, so long as the holder of The Outlets at Hershey B Note retains its consultation and consent rights, the rights of the majority certificateholder of the controlling class set forth in this section with respect to (a) any foreclosure upon or comparable conversion (which may include the acquisition of an REO Property) on the related mortgaged properties, (b) any modification of a monetary term other than an extension for two years or less of the original maturity date of The Outlets at Hershey Whole Loan (including any acceptance of a discounted payoff), (c) any release of collateral securing The Outlets at Hershey Whole Loan (other than in accordance with the original terms of or upon satisfaction of The Outlets at Hershey Whole Loan) or (d) any acceptance of an assumption agreement or other actions having the effect of releasing the related borrower from liability under The Outlets at Hershey Whole Loan, will generally be exercised by the holder of The Outlets at Hershey B Note as described under ‘‘Description of the Mortgage Pool—The Outlets at Hershey Whole Loan—Rights of the Holder of The Outlets at Hershey B Note—Consultation and Consent’’ in this prospectus supplement.

Notwithstanding anything in this section to the contrary, so long as no First National Bank Center Change of Control Event has occurred and is continuing with respect to the First National Bank Center Loan, the rights of the controlling class set forth in this section with respect to the First National Bank Center Loan will generally be exercised by the Class FNB Representative as described under "Description of the Mortgage Pool—The First National Bank Center Loan—Rights of the Class FNB Representative and the Majority Class FNB Certificateholders" in this prospectus supplement.

Termination of the Special Servicer For Specially Serviced Mortgage Loans and REO Properties

Except as set forth below, the majority certificateholder of the controlling class under the pooling and servicing agreement may at any time terminate substantially all of the rights and duties of the special servicer and appoint a replacement special servicer to perform the duties under substantially the same terms and conditions as applicable to the special servicer. The majority certificateholder of the controlling class will designate a replacement by delivering to the trustee a written notice stating the designation. The trustee will, promptly after receiving that notice, notify the rating agencies, the special servicer and the master servicer.

The designated replacement will become the special servicer as of the date the trustee has received:

(1)	written confirmation from each rating agency stating that if the designated replacement were to serve as special servicer under the pooling and servicing agreement, none of the then-current ratings of the outstanding classes of the certificates would be qualified, downgraded or withdrawn as a result;

(2)	a written acceptance of all obligations of the special servicer, executed by the designated replacement; and

(3)	an opinion of counsel to the effect that the designation of the replacement special servicer to serve as special servicer is in compliance with the pooling and servicing agreement, that the designated replacement will be bound by the terms of the pooling and servicing agreement and that the pooling and servicing agreement will be enforceable against the designated replacement in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, reorganization, receivership, moratorium or other laws relating to or affecting the rights of creditors generally and by general principles of equity in a proceeding in equity or at law.

The special servicer will resign from its duties under the pooling and servicing agreement simultaneously with the designated replacement becoming the special servicer under the pooling and servicing agreement. Any replacement special servicer may be similarly replaced by the majority certificateholder of the controlling class or other person with replacement rights. See ‘‘Description of the Mortgage Pool’’ in this prospectus supplement.

A replacement special servicer will possess rights and obligations as to specially serviced mortgage loans and REO properties comparable to those of a master servicer described in the prospectus under ‘‘The Pooling and Servicing Agreements—Evidence as to Compliance’’ and ‘‘—Matters Regarding the Master Servicer and the Depositor.’’

A replacement special servicer will also be responsible for performing the servicing and other administrative duties of the special servicer described in this prospectus supplement or a master servicer under ‘‘The Pooling and Servicing Agreements’’ in the prospectus, to the extent the duties relate to specially serviced mortgage loans and REO properties.

Following any appointment of a replacement special servicer, the master servicer will continue to collect information and prepare and deliver all reports to the trustee and to pay the trustee’s fee based on the trustee fee rate provided in the pooling and servicing agreement for any specially serviced mortgage loans and REO properties. The master servicer will also provide incidental services on specially serviced mortgage loans and REO properties as required by the pooling and servicing agreement. Unless the same person acts in the capacity as both master servicer and special servicer, the master servicer and the replacement special servicer will not have any responsibility for the performance of each other’s duties under the pooling and servicing agreement.

With respect to the Seven Springs Village Whole Loan and The Outlets at Hershey Whole Loan, so long as the holder of the Seven Springs Village B Note or The Outlets at Hershey B Note, as applicable, retains its respective consultation and consent rights, the rights of the majority certificateholder of the controlling class set forth in this section will be exercised by the holder of the Seven Springs Village B Note or The Outlets at Hershey B Note as described under ‘‘Description of the Mortgage Pool—The Seven Springs Village Whole Loan—Rights of the Seven Springs Village B Note—Termination of the Special Servicer,’’ and ‘‘The Outlets at Hershey Whole Loan—Rights of The Outlets at Hershey B Note—Termination of the Special Servicer’’ above.

Notwithstanding anything in this section to the contrary, so long as no First National Bank Center Change of Control Event has occurred and is continuing with respect to the First National Bank Center Loan, the rights of the controlling class set forth in this section with respect to the First National Bank Center Loan will generally be exercised by the Class FNB Representative as described under "Description of the Mortgage Pool—The First National Bank Center Loan—Rights of the Class FNB Representative and the Majority Class FNB Certificateholders" and "Servicing of the Mortgage Loans —The Majority Certificateholder of the Controlling Class,’’ in this prospectus supplement.

In the case of the First National Bank Center Loan, the Class FNB Representative will not have a right to remove or appoint the special servicer.

Servicing and Other Compensation and Payment Of Expenses

The principal compensation to be paid to the master servicer in respect of its master servicing activities will be the master servicing fee, and the principal compensation to be paid to the special servicer in respect of its servicing activities will be the special servicing fee, the workout fee and the liquidation fee.

Master Servicing Fee

The master servicing fee will be payable monthly on a loan-by-loan basis from amounts received or advanced for interest on each mortgage loan (including the non-pooled portion of the First National Bank Center Loan), including specially serviced mortgage loans and mortgage loans as to which the related mortgaged property has become an REO property. The master servicing fee will accrue for each mortgage loan at an annual master servicing fee rate equal to the administration fee rate set forth for such mortgate loan in Annex A to this prospectus supplement. A portion of the master servicing fee will be paid to the trustee in respect of its trustee activities based on the trustee fee rate provided in the pooling and servicing agreement. The master servicing fee also includes any fee payable to any correspondent or sub-servicer of the related mortgage loan. The master servicing fee will be computed on the same basis and the same principal amount as any related interest payment due or deemed due on the related mortgage loan is computed.

Special Servicing Fee

The special servicing fee will accrue solely for each specially serviced mortgage loan and each mortgage loan for which the related mortgaged property has become an REO property (other than the DDR/Macquarie Mervyn's Portfolio Loan and the Design Center of the Americas Loan). The special servicing fee will accrue at a rate equal to 0.25% per annum, on the same basis and the same principal amount as any related interest payment due or deemed due on the mortgage loan is computed, and will be payable monthly from general collections on the mortgage loans then on deposit in the certificate account. Any special servicing fees payable with respect to the DDR/Macquarie Mervyn's Portfolio Loan and the Design Center of the Americas Loan will be paid to the GE 2005-C4 Special Servicer. For purposes of calculating the special servicing fee relating to the James Center Loan, the Seven Springs Village Loan and The Outlets at Hershey Loan, such fee will accrue on the James Center Whole Loan, the Seven Springs Village Whole Loan and The Outlets at Hershey Whole Loan, respectively.

Workout Fee

A workout fee will be payable for each corrected mortgage loan. For each corrected mortgage loan, the workout fee will be 1.00% of, and paid from, each collection of interest and principal, including scheduled payments, prepayments, balloon payments and payments at maturity, received on the mortgage loan for so long as it remains a corrected mortgage loan. The workout fee for any corrected mortgage loan will cease to be payable if such mortgage loan again becomes a specially serviced mortgage loan or if the related mortgaged property becomes an REO property. However, a new workout fee will become payable if the mortgage loan again becomes a corrected mortgage loan.

If the special servicer is terminated, is replaced or resigns from any or all of its servicing duties, it will retain the right to receive all workout fees payable for mortgage loans that became corrected mortgage loans during the period that it had responsibility for servicing specially serviced mortgage loans and that were still corrected mortgage loans at the time of such termination, replacement or resignation. With respect to any specially serviced mortgage loan for which the special servicer has resolved all of the circumstances and/or conditions causing any such mortgage loan to be a specially serviced mortgage loan other than the payment of three consecutive monthly payments as of the date of such termination, replacement or resignation, and such mortgage loan otherwise meets the requirements of a corrected mortgage loan, the special servicer will be entitled to the workout fees on such mortgage loan as long as such mortgage loan remains a corrected mortgage loan (provided that such workout fee will only be payable to the special servicer once such mortgage loan actually becomes a corrected mortgage loan). Any replacement special servicer will not be entitled to any portion of these workout fees, in each case until the workout fee for the mortgage loan ceases to be payable in accordance with the preceding sentence. Any workout fees payable with respect to the DDR/Macquarie Mervyn's Portfolio Loan and the Design Center of the Americas Loan will be paid to the GE 2005-C4 Special Servicer. See ‘‘—Servicing of the DDR/Macquarie Mervyn's Portfolio Whole Loan; Servicing of the Design Center of the Americas Whole Loan’’ above. For purposes of calculating the workout fee relating to the James Center Loan, the Seven Springs Village Loan and The Outlets at Hershey Loan, such fee will accrue on the James Center Whole Loan, the Seven Springs Village Whole Loan and The Outlets at Hershey Whole Loan, respectively.

Liquidation Fee

A liquidation fee will be payable for each specially serviced mortgage loan for which the special servicer obtains a full or discounted payoff from the related borrower and, except as described below, for each specially serviced mortgage loan or REO property for which the special servicer receives any liquidation proceeds, which includes any condemnation proceeds. For each of these specially serviced mortgage loans and REO properties, the liquidation fee will be 1.00% of, and paid from, the related payment or proceeds. No liquidation fee will be payable on liquidation proceeds received from the purchase of any specially serviced mortgage loan by any mortgage loan seller or person exercising the rights of the majority certificateholder of the controlling class pursuant to the sale of a defaulted mortgage loan option as described under ‘‘Sale of Defaulted Mortgage Loans,’’ unless the purchase is pursuant to an option exercised by an assignee of the holder of certificates evidencing a majority interest in the controlling class which assignee acquired the option by assignment for no material consideration and the exercise of the option by the assignee took place more than 90 days after the date the initial notice of option was sent or from the purchase of all of the mortgage loans and REO properties by the master servicer, the majority certificateholder of the controlling class, the special servicer or the depositor, which results in the termination of the trust. If a mortgage loan seller is required to repurchase a mortgage loan as a result of a material breach of a representation or warranty and such repurchase occurs more than 180 days after its receipt of notice of such breach, such seller will be required to pay a liquidation fee in connection with such repurchase. No liquidation fee will be payable on liquidation proceeds received from the purchase of any mortgage loan by a holder of a

Companion Loan, mezzanine loan or B Note in connection with the exercise of a purchase option under a related intercreditor agreement under certain circumstances set forth therein. If liquidation proceeds are received on any corrected mortgage loan and the special servicer is properly entitled to a workout fee, the workout fee will be payable based on the portion of the liquidation proceeds that constitute principal or interest or both. Any liquidation fee payable in connection with the sale of a defaulted mortgage loan will be payable from, and not in addition to, the option purchase price. Any liquidation fee payable with respect to the DDR/Macquarie Mervyn's Portfolio Loan and the Design Center of the Americas Loan, will be paid to the GE 2005-C4 Special Servicer, except in connection with a liquidation fee payable as a result of a repurchase of such mortgage loan resulting from a material breach of a representation or warranty, as described above. For purposes of calculating the liquidation fee relating to the James Center Loan, the Seven Springs Village Loan and The Outlets at Hershey Loan, such fee will accrue on the James Center Whole Loan, the Seven Springs Village Whole Loan and The Outlets at Hershey Whole Loan, respectively.

Additional Compensation

The master servicer and/or special servicer will be entitled to all assumption and modification fees, late payment charges, default interest, charges for beneficiary statements or demands, amounts collected for checks returned for insufficient funds, and any similar or ancillary fees (allocated and/or divided between the master servicer and the special servicer pursuant to the pooling and servicing agreement), in each case to the extent actually paid by a borrower under a mortgage loan.

The master servicer will cover, out of its own funds, any Balloon Payment Interest Shortfalls and Prepayment Interest Shortfalls incurred on the mortgage loans; provided, however, that, with respect to those mortgage loans having due dates that fall on the determination date, the master servicer will cover Prepayment Interest Shortfalls only to the extent of its aggregate master servicing fee for the same collection period calculated at a rate not exceeding 0.01% per annum.

The master servicer and the special servicer (with respect to the REO account) will be authorized to invest or direct the investment of funds held in any and all accounts maintained by it that constitute part of the certificate account and the REO account, if established. The master servicer and the special servicer, respectively, will be entitled to retain any interest or other income earned on those funds, but will be required to cover any losses from its own funds without any right to reimbursement. The master servicer and special servicer will have these rights and obligations whether or not the master servicer or special servicer, as applicable, actually directs the investment of those funds.

As compensation for performing its duties for specially serviced mortgage loans and REO properties, the special servicer will be entitled to receive all special servicing fees, liquidation fees and other fees payable to the special servicer and, except as otherwise described above, workout fees otherwise payable to the special servicer for performing those duties. The special servicer will also be entitled to any default interest actually collected on the mortgage loans that is allocable to the period that the mortgage loan constituted a specially serviced mortgage loan and that is not allocable to cover interest on any advances made on the mortgage loan.

The master servicer and the special servicer will be required to pay their respective overhead and general and administrative expenses incurred as a result of servicing activities under the pooling and servicing agreement, including in the case of the master servicer, the fees of any sub-servicers retained by it. The master servicer and the special servicer will not be entitled to reimbursement for these expenses unless expressly provided in the pooling and servicing agreement.

As described in this prospectus supplement, the master servicer and the trustee are each entitled to receive interest at the reimbursement rate on advances. The master servicing fee includes the compensation of the trustee which will be withdrawn by the trustee from the distribution account. See ‘‘The Pooling and Servicing Agreements—Certificate Account’’ and ‘‘—Servicing Compensation and Payment of Expenses’’ in the prospectus and ‘‘Description of the Certificates—P&I and Servicing Advances’’ in this prospectus supplement.

Modifications, Waivers, Amendments and Consents

The master servicer or the special servicer, as applicable, may agree to any modification, waiver or amendment of any term of, forgive interest on and principal of, capitalize interest on, permit the release, addition or substitution of collateral securing, and permit the release of the borrower on or any guarantor of, any mortgage loan (other than with respect to the DDR/Macquarie Mervyn's Portfolio Loan and the Design Center of the Americas Loan) without the consent of the trustee or any certificateholder, subject, however, to each of the following limitations, conditions and restrictions:

(1)	with limited exceptions, the master servicer or the special servicer, as applicable, may not agree to any modification, waiver or amendment of any term of, or take any of the other actions described above on any mortgage loan that would affect the amount or timing of any related payment of principal, interest or other amount payable thereunder or affect the obligation of the related borrower to pay a prepayment premium or permit a principal prepayment during the applicable lockout period or, in the master servicer’s or the special servicer’s, as applicable, good faith and reasonable judgment, would materially impair the security for the mortgage loan or reduce the likelihood of timely payment of amounts due thereon, unless, in the master servicer’s or the special servicer’s, as applicable, judgment, a material default on the mortgage loan has occurred or a default in respect of payment on the mortgage loan is reasonably foreseeable, and the modification, waiver, amendment or other action is reasonably likely to produce a greater recovery to certificateholders on a present value basis than would liquidation;

(2)	the master servicer or the special servicer, as applicable, may not extend the maturity of any mortgage loan beyond the date that five years before the distribution date in November 2045 which is the rated final distribution date;

(3)	the master servicer or the special servicer, as applicable, will not make or permit any modification, waiver or amendment of any term of, or take any of the other above-referenced actions on, any mortgage loan that would:

•	cause any trust REMIC to fail to qualify as a REMIC under the Code or, except as otherwise described under ‘‘—REO Properties’’ below, result in the imposition of any tax on ‘‘prohibited transactions’’ or ‘‘contributions’’ after the startup date of any of such REMICs under the REMIC Provisions, or

•	cause any mortgage loan to cease to be a ‘‘qualified mortgage’’ within the meaning of Section 860G(a)(3) of the Code; provided, that, the master servicer or special servicer, as applicable, will not be liable for decisions related to the status of a mortgage loan as a ‘‘qualified mortgage’’ that are made in reliance on opinions of tax counsel unless it would constitute bad faith or negligence to do so;

(4)	the master servicer or the special servicer, as applicable, will not permit any borrower to add or substitute any collateral for an outstanding mortgage loan, if the collateral constitutes real property, unless the master servicer or the special servicer, as applicable, has first determined in its good faith and reasonable judgment, based upon a Phase I environmental assessment and the additional environmental testing as the master servicer or the special servicer, as applicable, deems necessary and appropriate, that the additional or substitute collateral is in compliance with applicable environmental laws and regulations and that there are no circumstances or conditions present related to the new collateral relating to the use, management or disposal of any hazardous materials for which investigation, testing, monitoring, containment, clean-up or remediation would be required under any then applicable environmental laws or regulations; and

(5)	with limited exceptions, the master servicer or special servicer, as applicable, may not release any collateral securing an outstanding mortgage loan; provided that:

•	the limitations, conditions and restrictions in clauses (1) through (4) above will not apply to any modification of any term of any mortgage loan that is required under the terms of the mortgage loan in effect on the settlement date or that is solely within the control of the related borrower, and

•	the master servicer or special servicer, as applicable, will not be required to oppose the confirmation of a plan in any bankruptcy or similar proceeding involving a borrower, if in its reasonable and good faith judgment, opposition would not ultimately prevent the confirmation of the plan or a plan that is substantially similar.

Notwithstanding the foregoing, the master servicer will not be permitted to agree to any material modification unless (i) the master servicer has notified the special servicer of its approval of such material modification, and provided its written recommendation, analysis and any other information reasonably requested by the special servicer to the special servicer, (ii) the special servicer has approved such material modification and advised the majority certificateholder of the controlling class of the request for such approval and of the master servicer’s and its own approval of such material modification, and (iii) the majority certificateholder of the controlling class has also approved such material modification; provided, however, that the special servicer will be required to advise the majority certificateholder of the controlling class of its approval (if any) of such material modification within ten (10) business days of its receipt of the notice, its recommendation, analysis and any reasonably requested documents from the master servicer; and, provided, further, that if the majority certificateholder of the controlling class does not respond to or approve such recommendation within ten (10) business days of its receipt of the special servicer’s recommendation, and such other documents as the majority certificateholder of the controlling class may reasonably request, then the material modification will be deemed approved. Unless required by the related mortgage loan documents or the servicing standard, neither the master servicer nor the special servicer will be permitted to approve such material modification unless the related borrower has agreed to pay all fees and costs associated with such material modification (unless such condition has been waived by the majority certificateholder of the controlling class).

Notwithstanding anything in this section to the contrary, so long as the holder of the Seven Springs Village B Note retains its consultation and consent rights, the rights of the majority certificateholder of the controlling class set forth in this section will generally be exercised by the holder of the Seven Springs Village B Note as described in ‘‘Description of the Mortgage Pool—The Seven Springs Village Whole Loan—Rights of the Holder of the Seven Springs Village B Note—Consultation and Consent’’ and ‘‘Servicing of the Mortgage Loans—The Majority Certificateholder of the Controlling Class,’’ in this prospectus supplement.

Notwithstanding anything in this section to the contrary, so long as the holder of The Outlets at Hershey B Note retains its consultation and consent rights, certain of the rights of the majority certificateholder of the controlling class set forth in this section will be exercised by the holder of The Outlets at Hershey B Note as described in ‘‘Description of the Mortgage Pool—The Outlets at Hershey Whole Loan—Rights of the Holder of The Outlets at Hershey B Note—Consultation and Consent’’ and ‘‘Servicing of the Mortgage Loans—The Majority Certificateholder of the Controlling Class,’’ in this prospectus supplement.

Notwithstanding anything in this section to the contrary, unless a First National Bank Center Change of Control Event has occurred and is continuing with respect to the First National Bank Center Loan, the rights of the controlling class set forth in this section will generally be exercised by the Class FNB Representative as described under ‘‘Description of the Mortgage Pool—First National Bank Center Loan—Rights of the Class FNB Representative and the Majority Class FNB Certificateholders’’ in this prospectus supplement.

If the special servicer needs to take immediate action and cannot wait until all review periods set forth above expire, the special servicer shall decide in accordance with the servicing standard, what course of action to take.

Enforcement of the ARD Loans

The special servicer and any replacement special servicer may not take any enforcement action on the ARD loans for payment of excess interest or principal in excess of the principal component of the constant monthly payment, other than request for collection, until the maturity date of the ARD loans. The special servicer or replacement special servicer will nevertheless be obligated to direct the related borrower to establish a lockbox account under the provisions of the pooling and servicing agreement. If a borrower elects not to repay the principal due and outstanding on the ARD loans on its anticipated repayment date, the special servicer will notify the borrower of the increased rate, which may not exceed the related initial mortgage rate plus a percentage per annum specified in the related mortgage loan documents.

Sale of Defaulted Mortgage Loans

The pooling and servicing agreement grants to each of (a) the majority certificateholder of the controlling class (other than with respect to the DDR/Macquarie Mervyn's Portfolio Loan and the Design Center of the Americas Loan, except as described below), (b) the special servicer (other than with respect to the DDR/Macquarie Mervyn's Portfolio Loan and the Design Center of Americas Loan, except as described below) and (c) any mortgage loan seller with respect to the mortgage loans (other than with respect to the DDR/Macquarie Mervyn's Portfolio Loan and the Design Center of the Americas Loan, except as described below) it originated or purchased, in that order, an option to purchase from the trust any defaulted mortgage loan (subject to any purchase rights of the related mezzanine lender, if any) that is at least 60 days delinquent as to any monthly debt service payment (or such mortgage loan is a specially serviced mortgage loan and the related borrower is delinquent as to its balloon payment). The majority certificateholder of the controlling class will have the exclusive right to exercise its option for 60 days, then the special servicer will have the exclusive right to exercise its option for the following 30 days and then the applicable mortgage loan seller will have the exclusive right to exercise its option for the following 30 days, after which the majority certificateholder of the controlling class will again have the exclusive right to exercise its option. The option purchase price for a defaulted mortgage loan (other than with respect to the DDR/Macquarie Mervyn's Portfolio Loan and the Design Center of the Americas Loan, except as described below) will equal the fair value of such mortgage loan, as determined by the special servicer, provided that neither the special servicer nor any mortgage loan seller may exercise its option to purchase the defaulted mortgage loan at a price other than an amount equal to its outstanding principal balance, plus accrued and unpaid interest therein without the consent of the majority certificateholder of the controlling class. The special servicer is required to recalculate the fair value of such defaulted mortgage loan if there has been a material change in circumstances or the special servicer has received new information that has a material effect on value (or otherwise if the time since the last valuation exceeds 60 days). If the option is exercised by the majority certificateholder of the controlling class, the special servicer, the applicable mortgage loan seller or any of their affiliates, then, prior to the exercise of the option, the trustee will be required to verify that the option purchase price is a fair price. In making such verification, the trustee, in accordance with the pooling and servicing agreement, will be entitled to rely on an appraisal of the mortgaged property.

Subject to certain conditions specified in the pooling and servicing agreement, the option is assignable to a third party by its holder, and upon such assignment, the third party assignee will have all the rights granted to the original holder of the option. The option will automatically terminate, and will no longer be exercisable, if the mortgage loan to which it relates is no longer delinquent, because the defaulted mortgage loan has (i) become a rehabilitated mortgage loan, (ii) been subject to a workout arrangement or (iii) been foreclosed upon or otherwise resolved (including by a full or discounted pay-off). See also ‘‘The Pooling and Servicing Agreements—Realization Upon Defaulted Mortgage Loans’’ in the prospectus.

The fair value option described above will not apply to the DDR/Macquarie Mervyn's Portfolio Loan or the Design Center of the Americas Loan, except as provided below.

With respect to the DDR/Macquarie Mervyn's Portfolio Loan and the Design Center of the Americas Loan, if the DDR/Macquarie Mervyn's Portfolio Companion Loans and the Design Center of the Americas Companion Loan owned by the GE 2005-C4 Trust are subject to a fair value purchase option, then the majority certificateholder of the controlling class under the pooling and servicing agreement will be entitled to purchase the DDR/Macquarie Mervyn's Portfolio Loan and the Design Center of the Americas Loan from the trust at the purchase price determined by the GE 2005-C4 Special Servicer in accordance with the GE 20005-C4 Pooling and Servicing Agreement.

Notwithstanding the foregoing, in the case of the First National Bank Center Loan, the Majority Class FNB certificateholders will have the right to purchase the First National Bank Center Loan as described under ‘‘Description of the Mortgage Pool—The First National Bank Center Loan—Rights of the Class FNB Representative and the Majority Class FNB Certificateholders’’ above.

REO Properties

The special servicer will be obligated to or may contract with a third party to operate and manage any mortgaged property acquired as an REO property in a manner that would, in its good faith and reasonable judgment and to the extent commercially feasible, maximize the trust’s net after-tax proceeds from the REO property. After the special servicer reviews the operation of the REO property and consults with the trustee to determine the trust’s federal income tax reporting position for income it is anticipated that the trust would derive from the property, the special servicer could determine that it would not be commercially feasible to manage and operate the property in a manner that would avoid the imposition of a tax on ‘‘net income from foreclosure property’’ within the meaning of the REMIC provisions or a tax on ‘‘prohibited transactions’’ under Section 860F of the Code—either tax referred to in this prospectus supplement as an REO tax.

To the extent that income the trust receives from an REO property is subject to a tax on (1) ‘‘net income from foreclosure property,’’ that income would be subject to federal tax at the highest marginal corporate tax rate and (2) ‘‘prohibited transactions,’’ that income would be subject to federal tax at a 100% rate. The determination as to whether income from an REO property would be subject to an REO tax will depend on the specific facts and circumstances relating to the management and operation of each REO property.

Generally, income from an REO property that is directly operated by the special servicer would be apportioned and classified as ‘‘service’’ or ‘‘non-service’’ income. The ‘‘service’’ portion of that income could be subject to federal tax either at the highest marginal corporate tax rate or at the 100% rate on ‘‘prohibited transactions,’’ and the ‘‘non-service’’ portion of that income could be subject to federal tax at the highest marginal corporate tax rate or, although it would appear unlikely, at the 100% rate applicable to ‘‘prohibited transactions.’’ Any REO tax imposed on the trust’s income from an REO property would reduce the amount available for distribution to certificateholders. Certificateholders are advised to consult their tax advisors regarding the possible imposition of REO taxes resulting from the operation of commercial REO properties by REMICs. The special servicer will be required to sell any REO property acquired on behalf of the trust (and, with respect to any REO property related to the James Center Whole Loan, the Seven Springs Village Whole Loan or The Outlets at Hershey Whole Loan, the trust and/or the holders of the James Center Companion Loan, the Seven Springs Village B Note or The Outlets at Hershey B Note, as applicable) within the time period and in the manner described under ‘‘The Pooling and Servicing Agreements—Realization Upon Defaulted Mortgage Loans’’ in the prospectus.

The special servicer will establish and maintain one or more eligible REO accounts, to be held on behalf of the trustee (and, with respect to any REO property related to the James Center Whole Loan, the Seven Springs Village Whole Loan or The Outlets at Hershey Whole Loan, the trust and the holders of the James Center Companion Loan, the Seven Springs Village B Note or The Outlets at Hershey B Note, as applicable) in trust for the benefit of the certificateholders, for the retention of revenues, net liquidation proceeds, other than excess liquidation proceeds, and insurance proceeds derived from each REO property. The special servicer will use the funds in the REO account that relate to an REO property to pay for the proper operation, management, maintenance, disposition and liquidation of such REO property. If amounts in the REO account in respect of any REO property are insufficient to make those payments, the special servicer will request that the master servicer make a servicing advance to cover any insufficiency, unless it determines the servicing advance would be nonrecoverable. Within one business day following the end of each collection period, the special servicer will remit to the master servicer for deposit all amounts collected or received for each REO property during the collection period, net of any amounts withdrawn to make any permitted disbursements, to the certificate account. The special servicer, however, may retain permitted reserves in the REO account.

Inspections; Collection of Operating Information

The master servicer is required to or may contract with a third party to perform physical inspections of each mortgaged property at least once every two years or, if the related mortgage loan has a then-current balance greater than $2,000,000, at least once every year. In addition, the special servicer, subject to statutory limitations or limitations in the related loan documents, is required to perform a physical inspection of each mortgaged property as soon as practicable after such mortgage loan has become a specially serviced mortgage loan. The master servicer or special servicer, as applicable, will be required to prepare or cause to be prepared a written report of each inspection performed that describes the condition of the mortgaged property.

For each mortgage loan that requires the borrower to deliver operating statements for the related mortgaged property, the master servicer or special servicer, as applicable,

will also make reasonable efforts to collect and review those statements. However, any operating statements required to be delivered may not in fact be delivered, and the master servicer or special servicer, as applicable, is not likely to have any practical means of compelling delivery if the mortgage loan is not in default.

Custodial Responsibilities for Mortgage Loans

None of the master servicer, the primary servicer or the special servicer will have custodial responsibility for the mortgage loans. The trustee will act as custodian for the mortgage loans. See ‘‘Description of the Certificates—The Trustee and the Custodian."

Evidence as to Compliance

The pooling and servicing agreement will contain a requirement that on or before the date specified in the pooling and servicing agreement in any year with respect to which the depositor will be filing Exchange Act reports, beginning on such date in 2007, the trustee, the master servicer, the special servicer, the primary servicer and certain servicers and a firm of independent public accountants with respect to each such party shall provide a report on assessment of compliance with servicing criteria as required by law so long as required under the Securities Exchange Act of 1934.

The pooling and servicing agreement will also provide that, on or before the date specified in the pooling and servicing agreement in each year beginning on such date in 2007, each of (i) the master servicer, (ii) each servicer that is affiliated with the master servicer and (iii) each servicer that is unaffiliated with the master servicer and that services 10% or more of the mortgage loans will deliver to the trustee a servicer compliance statement which will be signed by one of its officers and will provide that

•	a review of the servicer’s activities during the relevant annual period and of its performance under the applicable servicing agreement has been made under such officer’s supervision; and

•	to the best of such officer’s knowledge, based upon such review, the servicer has fulfilled all of its obligations under the agreement in all material respects throughout the annual period.

If, however, there has been a material default in the fulfillment of any of its obligations, the statement will specify each known default and the nature and status of the default.

THE POOLING AND SERVICING AGREEMENT

The certificates will be issued under the pooling and servicing agreement. The parties to the pooling and servicing agreement are the depositor, the master servicer, the special servicer and the trustee. Under the pooling and servicing agreement, there will be established a certificate account and a distribution account. On each master servicer remittance date or distribution date, the master servicer or the trustee may make withdrawals from the certificate account or the distribution account, as applicable, for any of the following purposes:

(i)	to remit to the trustee for deposit in the distribution account for distributions to the certificateholders on each distribution date;

(ii)	to pay the special servicer out of general collections, on the mortgage loans and any related REO loans, earned and unpaid special servicing fees in respect of any mortgage loan that is a specially serviced mortgage loan or REO loan and to pay the special servicer earned and unpaid workout fees and liquidation fees, as applicable, from the sources and to the extent described in ‘‘Servicing of the Mortgage Loans—Servicing and Other Compensation and Payment of Expenses’’ in this prospectus supplement;

(iii)	to pay the master servicer any master servicing fees in respect of each mortgage loan and each REO loan; provided, such payments are to be made out of payments and other collections of interest on the related mortgage loans as to which such fees were earned;

(iv)	to reimburse the master servicer or the trustee, as applicable, for unreimbursed advances made by it with respect to mortgage loans and properties acquired in respect thereof, such reimbursement to be made out of amounts that represent late payments collected on the particular mortgage loans, liquidation proceeds, condemnation proceeds and insurance proceeds collected on the particular mortgage loans and properties, and net income collected on the particular properties, with respect to which such advances were made in each case, if applicable, or if in the judgment of the master servicer or the trustee, as applicable, such advances will not be recoverable from such amounts, such reimbursement to be made from amounts collected on other mortgage loans (subject to certain limitations regarding workout-delayed reimbursement amounts as described in ‘‘Description of the Certificates—P&I and Servicing Advances’’ in this prospectus supplement);

(v)	to pay the master servicer or the trustee, as applicable, interest accrued on the advances described in clause (iv) above incurred by it while such remain outstanding and unreimbursed, first, by application of any penalty charges received on the mortgage loan as to which the advance was made, and then, at or following the time the master servicer or the trustee is reimbursed for such advance, by application of collections on any of the mortgage loans and related properties;

(vi)	to pay for costs and expenses incurred for environmental site assessments performed with respect to mortgaged properties that constitute security for defaulted mortgage loans, and for any containment, clean-up or remediation of hazardous wastes and materials present on such mortgaged properties, as described under ‘‘—Realization Upon Defaulted Mortgage Loans’’;

(vii)	to reimburse the master servicer, the special servicer, the depositor, the trustee or any of their respective directors, officers, employees and agents, as the case may be, for certain expenses, costs, indemnities and liabilities incurred thereby, as and to the extent described in this prospectus supplement under ‘‘The Pooling and Servicing Agreement—Certain Matters Regarding the Master Servicer, the Special Servicer and the Depositor’’ and in the prospectus under ‘‘The Pooling and Servicing Agreement—Matters Regarding the Trustee’’;

(viii)	to pay the portion of the fees of the trustee attributable to the mortgage loan;

(ix)	to pay the master servicer or the trustee, as applicable, interest and investment income earned in respect of amounts held in the certificate account or the distribution account as additional compensation;

(x)	to pay as additional compensation (x) to the master servicer any penalty charges collected on a mortgage loan that is not a specially serviced mortgage loans and (y) to the special servicer any penalty charges collected on a specially serviced mortgage loan or related REO property, but in each case only to the extent not otherwise allocable to cover advance interest in respect of the related mortgage loan;

(xi)	to pay any servicing expenses not otherwise required to be advanced by the master servicer;

(xii)	to pay any federal, state or local taxes imposed on the trust or its assets or transactions, as and to the extent described under ‘‘Federal Income Tax Consequences—REMICs—Taxation of Owners of REMIC Residual Certificates—Prohibited Transactions Tax and Other Taxes’’ in the prospectus;

(xiii)	to pay for the cost of various opinions of counsel obtained pursuant to the pooling and servicing agreement for the benefit of certificateholders;

(xiv)	to make any other withdrawals permitted by the pooling and servicing agreement; and

(xv)	to clear and terminate the certificate account and distribution account upon the termination of the trust;

provided that amounts otherwise payable with respect to the Class FNB certificates will not be available to cover additional trust expenses attributable to any underlying mortgage loan other than the First National Bank Center Loan.

Realization Upon Defaulted Mortgage Loans

If a default on a mortgage loan (other than the DDR/Macquarie Mervyn's Portfolio Loan and the Design Center of the Americas Loan) has occurred and, in the special servicer’s judgment, no satisfactory arrangement can be made for collection of the delinquent payments, the special servicer, on behalf of the trust (and, with respect to the James Center Whole Loan, the Seven Springs Village Whole Loan and The Outlets at Hershey Whole Loan, the trust and the holders of the James Center Companion Loan, the Seven Springs Village B Note and The Outlets at Hershey B Note, as applicable), and subject to the approval of the majority certificateholder of the controlling class (or in certain cases, the holder of the Seven Springs Village B Note, the Class FNB Representative, or the holder of The Outlets at Hershey B Note as described below), and with respect to the First National Bank Center Loan, the consent of the Majority Class FNB certificateholders, may at any time institute foreclosure proceedings, exercise any power of sale contained in the related mortgage, obtain a deed in lieu of foreclosure, or otherwise acquire title to the related mortgaged property, by operation of law or otherwise. The special servicer may not, however, acquire title to any mortgaged property, have a receiver of rents appointed with respect to any mortgaged property or take any other action with respect to any mortgaged property that would cause the trustee, for the benefit of the certificateholders (and, with respect to the James Center Whole Loan, the Seven Springs Village Whole Loan and The Outlets at Hershey Whole Loan, the trust and the holders of the James Center Companion Loan, the Seven Springs Village B Note and The Outlets at Hershey B Note, as applicable), or any other specified person to be considered to hold title to, to be a ‘‘mortgagee-in-possession’’ of, or to be an ‘‘owner’’ or an ‘‘operator’’ of such mortgaged property within the meaning of certain federal environmental laws, unless the special servicer has previously received a report prepared by a person who regularly conducts environmental audits, which report will be an expense of the trust, and either:

(i)	such report indicates that (a) the mortgaged property is in compliance with applicable environmental laws and regulations and (b) there are no circumstances or conditions present at the mortgaged property that have resulted in any contamination for which investigation, testing, monitoring, containment, clean-up or remediation could be required under any applicable environmental laws and regulations; or

(ii)	the special servicer, based solely, as to environmental matters and related costs, on the information set forth in such report, determines that taking such actions as are necessary to bring the mortgaged property into compliance with applicable environmental laws and regulations and/or taking the actions contemplated by clause (i)(b) above, is reasonably likely to produce a greater recovery, taking into account the time value of money, rather than not taking such actions. See ‘‘Legal Aspects of Mortgage Loans—Environmental Considerations’’ in the prospectus.

If the environmental testing contemplated above establishes that either of the conditions set forth in clauses (i) and (ii) above has not been satisfied with respect to any mortgaged property securing a defaulted mortgage loan, then the special servicer will take such action as it deems to be in the best economic interest of the trust (and, with respect to the mortgaged property related to the James Center Whole Loan, the Seven Springs Village Whole Loan and The Outlets at Hershey Whole Loan, the holders of the James Center Companion Loan, the Seven Springs Village B Note or The Outlets at Hershey B Note, as applicable) and will be authorized at such time as it deems appropriate to release all or a portion of such mortgaged property from the lien of the related mortgage. Upon notice to the master servicer of the necessity to take such actions, any expenditure associated with such actions taken will be paid by the master servicer as a servicing advance unless such expenditure would constitute a nonrecoverable advance. The special servicer will not be obligated to take such action or not take such action unless such person agrees to indemnify the special servicer with respect to such action or inaction, and neither the trustee nor the special servicer will be obligated to take such action or not take such action at the direction of the certificateholders unless the certificateholders agree to indemnify the trustee and the special servicer, as the case may be, with respect to such action or inaction. The special servicer will not take any action or refrain from taking any action at the direction of any person if to do so would not be in accordance with the servicing standard.

If title to any mortgaged property is acquired by the trust, the special servicer, on behalf of the trust (and, with respect to the mortgaged property related to the James Center Whole Loan, the Seven Springs Village Whole Loan or The Outlets at Hershey Whole Loan, the holders of the James Center Companion Loan, the Seven Springs Village B Note or The Outlets at Hershey B Note, as applicable), and subject to the approval of the majority certificateholder of the controlling class (or in certain cases, the holder of the Seven Springs Village B Note, the Class FNB Representative or the holder of The Outlets at Hershey B Note as described below), will be required to sell the mortgaged property within three full years after the taxable year of acquisition or such longer period as may be permissible under applicable REMIC provisions in effect from time to time, unless (i) the IRS grants an extension of time to sell such property or (ii) the trustee receives an opinion of independent counsel to the effect that the holding of an interest in the property by the trust, for longer than such period will not result in the imposition of a tax on the trust or cause the trust to fail to qualify as a REMIC under the Code at any time that any certificate is outstanding. Subject to the foregoing and any other tax-related limitations, the special servicer will generally be required to attempt to sell any mortgaged property so acquired on the same terms and conditions it would if it were the owner. The special servicer will also be required to ensure that the mortgaged property is administered so that it constitutes ‘‘foreclosure property’’ within the meaning of Code Section 860G(a)(8) at all times, that the sale of such property does not result in the receipt by the trust of any income from non-permitted assets as described in Code Section 860F(a)(2)(B), and that, unless otherwise in the best interest of the trust, the trust does not derive any ‘‘net income from foreclosure property’’ within the meaning of Code Section 860G(c)(2), with respect to such property. If the trust acquires title to any mortgaged property, the special servicer, on behalf of the trust, may retain an independent contractor to manage and operate such property. The retention of an independent contractor, however, will not relieve the special servicer of its obligation to manage such mortgaged property as required under the pooling and servicing agreement.

If liquidation proceeds collected with respect to a defaulted mortgage loan are less than the outstanding principal balance of the defaulted mortgage loan plus interest accrued thereon plus the aggregate amount of reimbursable expenses and fees incurred by the master servicer and/or special servicer in connection with such mortgage loan, then the trust will realize a loss in the amount of such shortfall which will be borne by the trust. See ‘‘Description of the Certificates—Subordination; Allocation of Losses and Expenses’’. The master servicer and/or special servicer will be entitled to reimbursement out of the liquidation proceeds recovered on any defaulted mortgage loan, prior to the distribution of such liquidation proceeds to certificateholders and, of amounts that represent unpaid servicing compensation in respect of the mortgage loan, unreimbursed servicing expenses incurred with respect to the mortgage loan and any unreimbursed advances of delinquent payments made with respect to the mortgage loan. In addition, amounts otherwise distributable on the certificates may be further reduced by interest payable to the master servicer and/or special servicer on such servicing expenses and advances.

If any mortgaged property suffers damage such that the proceeds, if any, of the related hazard insurance policy are insufficient to restore fully the damaged property, the master servicer will not be required to expend its own funds to effect such restoration unless the special servicer and/or master servicer determines (i) that such restoration will increase the proceeds to certificateholders on liquidation of the mortgage loan after reimbursement of the special servicer and/or master servicer for its expenses and interest thereon and (ii) that such expenses will be recoverable from related insurance proceeds, condemnation proceeds and liquidation proceeds.

Notwithstanding anything in this section to the contrary, so long as the holder of the Seven Springs Village B Note or The Outlets at Hershey B Note, as applicable, retains its respective consultation and consent rights, the rights of the majority certificateholder of the controlling class set forth in this section will generally be exercised by the holder of the Seven Springs Village B Note or The Outlets at Hershey B Note, as described under ‘‘Description of the Mortgage Pool—Rights of the Holder of the Seven Springs Village B Note—Consultation and Consent’’ and ‘‘—Rights of the Holder of The Outlets at Hershey B Note—Consultation and Consent’’ above.

Notwithstanding anything in this section to the contrary, unless a First National Bank Center Change of Control Event has occurred and is continuing with respect to the First National Bank Center Loan, the rights of the majority certificateholder of the controlling class set forth in this section will generally be exercised by the Class FNB Representative as described under ‘‘Description of the Mortgage Pool—The First National Bank Center Loan—Rights of the Class FNB Representative and the Majority Class FNB Certificateholders’’ in this prospectus supplement.

Due-on-Sale and Due-on-Encumbrance Provisions

All of the mortgage loans contain due-on-sale and due-on-encumbrance clauses that, with limited exceptions, entitle the lender to accelerate payment of the mortgage loan upon any sale or other transfer or encumbrance of the related mortgaged property made without the lender’s consent, other than as permitted under the mortgage loan documents. Except with respect to the DDR/Macquarie Mervyn's Portfolio Loan and the Design Center of the Americas Loan, the master servicer or the special servicer, as applicable, will determine whether to exercise any right the trust, if any, may have under any such provision in a manner consistent with the master servicer’s or the special servicer’s, as applicable, normal servicing procedures. The master servicer or the special servicer, as applicable, will be entitled to retain as additional servicing compensation any fee collected in connection with the permitted transfer of a mortgaged property as set forth in the pooling and servicing agreement. See ‘‘Legal Aspects of Mortgage Loans— Due-on-Sale and Due-on-Encumbrance’’ in the prospectus and ‘‘Description of the Mortgage Pool—Due-on-Sale and Due-on-Encumbrance Provisions’’ in this prospectus supplement. Notwithstanding the foregoing, the master servicer will not be permitted to waive its right to exercise such rights with respect to any such mortgage loan, unless

(i) the master servicer has notified the special servicer of such waiver, (ii) the master servicer has submitted its written recommendation and analysis to the special servicer, (iii) the master servicer has submitted to the special servicer the documents within the possession or control of the master servicer that are reasonably requested by the special servicer, (iv) the special servicer has approved such waiver and notified the majority certificateholder of the controlling class of the request for the waiver and of the master servicer’s and its own approval and (v) the majority certificateholder of the controlling class (or, with respect to the Seven Springs Village Loan, so long as the holder of the Seven Springs Village B Note retains its respective consultation and consent rights as described in ‘‘Description of the Mortgage Pool—The Seven Springs Village Whole Loan—Rights of the Holder of the Seven Springs Village B Note—Consultation and Consent,’’ the holder of the Seven Springs Village B Note, or with respect to the First National Bank Center Loan, unless a First National Bank Center Change of Control Event has occurred and is continuing, the Class FNB Representative) has informed the special servicer that it has approved such waiver; provided, however, that if the majority certificateholder of the controlling class fails to respond within five (5) business days following receipt of the special servicer’s recommendation, and such other documents as such majority certificateholder may reasonably request, then the waiver will be deemed approved.

Certain Matters Regarding The Master Servicer, The Special Servicer And The Depositor

The master servicer and the special servicer each is an affiliate of the depositor and has other normal business relationships with the depositor or the depositor’s affiliates. The primary servicing agreement provides that CWCapital may not resign from its obligations and duties thereunder except upon a determination that performance of such duties is no longer permissible under applicable law or except if the parties otherwise agree. No such resignation will become effective until the trustee or a successor has assumed the master servicer’s or the special servicer’s (as applicable) obligations and duties under the pooling and servicing agreement. The pooling and servicing agreement will also provide that, except as set forth below, none of the master servicer, the special servicer or the depositor, or any director, officer, employee or agent of the master servicer, the special servicer or the depositor will be under any liability to the trust or the certificateholders for any action taken or for refraining from the taking of any action in good faith pursuant to the pooling and servicing agreement, or for errors in judgment; provided, however, that none of the master servicer, the special servicer, the depositor or any such person will be protected against any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of duties or by reason of negligent disregard of obligations and duties thereunder. The pooling and servicing agreement further provides that the master servicer, the special servicer, the depositor and any director, officer, employee or agent of the master servicer, the special servicer or the depositor is entitled to indemnification for certain losses, liability and expenses from amounts otherwise distributable in respect of the mortgage loans, other than any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence in the performance of its duties thereunder or by negligent disregard of obligations and duties thereunder.

Such indemnification will survive any termination, resignation or removal of the master servicer or special servicer under the pooling and servicing agreement. In addition, the pooling and servicing agreement provides that none of the master servicer, the special servicer or the depositor will be under any obligation to appear in, prosecute or defend any legal or administrative action that is not incidental to its respective duties under the pooling and servicing agreement and that in its opinion, may involve it in any expense or liability. The master servicer, the special servicer or the depositor may, however, in its discretion undertake any such action that it may deem necessary or desirable with respect to the pooling and servicing agreement and the rights and duties of the parties thereto and the interests of the certificateholders thereunder. In such event, the legal expenses and costs of such action and any liability resulting therefrom will be expenses, costs and liabilities payable from the trust to the master servicer, the special servicer or the depositor, as the case may be.

The pooling and servicing agreement will also provide that the GE 2005-C4 Master Servicer, the GE 2005-C4 Special Servicer, the related trustee under the GE 2005-C4 Pooling and Servicing Agreement, and any director, officer, employee or agent of any of them will be entitled to indemnification by the trust fund and held harmless against the trust’s pro rata share of any liability or expense incurred in connection with any legal action or claim that relates to the DDR/Macquarie Mervyn's Portfolio Whole Loan and the Design Center of the Americas Whole Loan under the GE 2005-C4 Pooling and Servicing Agreement or under the pooling and servicing agreement or any pooling and servicing agreement related to a securitization that holds a DDR/Macquarie Mervyn's Portfolio Companion Loan or a Design Center of the Americas Companion Loan; provided, however, that such indemnification will not extend to any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence in the performance of obligations or duties or by reason of negligent disregard of obligations or duties under the GE 2005-C4 Pooling and Servicing Agreement.

Any person into which the master servicer, the special servicer or the depositor may be merged or consolidated, any person resulting from any merger or consolidation to which the depositor, the master servicer or the special servicer, as applicable, is a party or any person succeeding to the business of the master servicer, the depositor or the special servicer, as applicable, will be the successor of the master servicer, the depositor or the special servicer, as applicable, under the pooling and servicing agreement, provided that,

•	with respect to the master servicer, such person is qualified to service mortgage loans on behalf of FNMA or FHLMC, and

•	such merger, consolidation or succession does not adversely affect the then current ratings of the classes of certificates that have been rated.

In addition, notwithstanding the prohibition on its resignation, each of the master servicer and the special servicer may assign its rights under the pooling and servicing agreement to any person to whom the master servicer or the special servicer, as applicable, is transferring a substantial portion of its mortgage servicing portfolio, provided the two bullet points above are satisfied. In the case of any such assignment, the master servicer or the special servicer, as applicable, will be released from its obligations under the pooling and servicing agreement, other than liabilities and obligations incurred by it prior to the time of such assignment.

Events of Default

Under the pooling and servicing agreement, the following events will constitute events of default with respect to the master servicer or the special servicer, as the case may be:

(1)	any failure by the master servicer or the special servicer to make a required deposit, or remit for deposit, to the certificate account or any failure by the master servicer to deposit amounts to which any holder of a companion loan is entitled to the applicable custodial account which continues unremedied for one business day following the date on which such deposit was first required to be made, or any failure by the master servicer to deposit into, or to remit to the trustee for deposit into, the distribution account any amount required to be so deposited or remitted, which failure is not remedied by 11:00 a.m. (New York City time) on the relevant distribution date; or

(2)	any failure by the master servicer to timely make any servicing advance required to be made by the master servicer which continues unremedied for a period ending on the earlier of (i) fifteen (15) days following the date such servicing advance was first required to be made, and (ii) either, if applicable, (a) in the case of a servicing advance relating to the payment of insurance premiums, the day on which such insurance coverage terminates if such premiums are not paid or (b) in the case of a servicing advance relating to the payment of real estate taxes, the date of the commencement of a foreclosure action with respect to the failure to make such payment; or

(3)	any failure on the part of the master servicer or the special servicer duly to observe or perform in any material respect any other of the covenants or agreements on the part of the master servicer or the special servicer contained in the pooling and servicing agreement which continues unremedied for a period of 30 days after the date on which written notice of such failure, requiring the same to be remedied, is given to the master servicer or the special servicer, as the case may be, by the trustee, the depositor or the holders of certificates entitled to not less than 25% of the voting rights; provided, however, that if such covenant or agreement is capable of being cured and the master servicer or special servicer, as applicable, is diligently pursuing such cure, such 30-day period will be extended for an additional 30 days; or

(4)	any breach on the part of the master servicer or the special servicer of any representation or warranty contained in the pooling and servicing agreement which materially and adversely affects the interests of any class of certificateholders and which continues unremedied for a period of 30 days after the date on which notice of such breach, requiring the same to be remedied, is given to the master servicer or the special servicer by the trustee or the depositor, or to the master servicer or the special servicer, as the case may be, by the holders of certificates entitled to not less than 25% of the voting rights; provided, however, if such breach is capable of being cured and the master servicer or special servicer, as applicable, is diligently pursuing such cure, such 30-day period will be extended for an additional 30 days; or

(5)	the trustee shall have received written notice from Fitch that the continuation of the master servicer or the special servicer in such capacity would result in the downgrade, qualification or withdrawal of any rating then assigned by Fitch to any class of certificates; or

(6)	the master servicer or the special servicer, as the case may be, is removed from Standard & Poor’s Select Servicer List as a U.S. Commercial Mortgage Master Servicer or U.S. Commercial Mortgage Special Servicer, as the case may be, and the ratings of any of the certificates by Standard & Poor’s are downgraded, qualified or withdrawn (including, without limitation, placed on ‘‘negative credit watch’’) in connection with such removal and the master servicer or the special servicer is not reinstated to such status on such list within 30 days.

DESCRIPTION OF THE CERTIFICATES

The certificates will be issued under the pooling and servicing agreement and will represent in the aggregate the entire beneficial ownership interest in the trust consisting of:

(1)	the mortgage loans and all payments under and proceeds of the mortgage loans received after the applicable cut-off date for that mortgage loan, exclusive of payments of principal and interest due on or before the applicable cut-off date for that mortgage loan;

(2)	any mortgaged property acquired on behalf of the certificateholders through foreclosure, deed in lieu of foreclosure or otherwise (upon acquisition, called an REO property);

(3)	the funds or assets that are deposited in the certificate account, any REO account and the interest reserve account;

(4)	the rights of the mortgagee under all insurance policies relating to the mortgage loans; and

(5)	rights of the depositor under the mortgage loan purchase agreements relating to mortgage loan document delivery requirements and the representations and warranties of the sellers regarding the mortgage loans.

Notwithstanding the foregoing, the Class FNB certificates will represent interests solely in the First National Bank Center Junior Portion and the Class S certificates will represent solely the right to certain excess interest on the ARD loans.

Denominations

The trust will offer the offered certificates in minimum denominations of $25,000 and multiples of $1 in excess thereof.

Each class of offered certificates will initially be represented by one or more global certificates registered in the name of the nominee of DTC. The depositor has been informed by DTC that DTC’s nominee initially will be Cede & Co. No certificate owner will be entitled to receive a definitive certificate representing its interest in a class of offered certificates, except as described below under ‘‘—Book-Entry Registration of the Offered Certificates—Definitive Certificates.’’

Unless and until definitive certificates are issued in respect of any class of offered certificates, all references to actions by holders of the offered certificates will refer to actions taken by DTC upon instructions received from the related certificate owners through its participants, and all references in this prospectus supplement to payments, notices, reports and statements to holders of the offered certificates will refer to payments, notices, reports and statements to DTC or Cede & Co., as the registered holder of the offered certificates, for distribution to the related certificate owners through its participants under DTC’s procedures. Until definitive certificates are issued for any class of offered certificates, interests in those certificates will be transferred on the book-entry records of DTC and its participants. The certificate owners may hold their certificates through DTC, in the United States, or Clearstream International S.A. or Euroclear Bank S.A./N.V., as operator of the Euroclear system, in Europe, through participants in the systems, or indirectly through organizations which are participants in the systems. See ‘‘Description of the Certificates—Book-Entry Registration and Definitive Certificates’’ in the prospectus.

Book-Entry Registration of the Offered Certificates

The offered certificates are expected to be available only in book-entry form through the facilities of The Depository Trust Company in the United States or through Clearstream or Euroclear in Europe.

Certificate owners that are not direct or indirect participants but desire to purchase, sell or otherwise transfer ownership of, or other interests in, the offered certificates may do so only through direct and indirect participants. In addition, certificate owners will receive all payments on their offered certificates from the trustee through DTC and its direct and indirect participants. Accordingly, certificate owners may experience delays in their receipt of payments. Unless definitive certificates are issued for any class, the only registered certificateholder of the offered certificates will be Cede & Co., as nominee of DTC. Certificate owners will not be recognized by the trustee, the master servicer or the special servicer as certificateholders. Except under the limited circumstances described in this prospectus supplement, certificate owners will be permitted to receive information furnished to certificateholders and to exercise the rights of certificateholders only indirectly through DTC and its direct and indirect participants.

Under the rules, regulations and procedures regarding DTC and its operations, DTC is required to make book-entry transfers of the offered certificates among participants and to receive and transmit payments on the offered certificates. Direct and indirect participants similarly are required to make book-entry transfers and receive and transmit payments on behalf of their respective certificate owners. Although certificate owners will not hold physical certificates evidencing their interests in the offered certificates, the DTC rules, regulations and procedures provide a mechanism by which certificate owners, through their direct and indirect participants, will receive payments and will be able to transfer their interests in the offered certificates.

None of the master servicer, the special servicer, the trustee or the depositor will have any liability for any actions taken by DTC or its nominee, including, without limitation, actions for any aspect of the records relating to, or payments made on account of, beneficial ownership interests in the offered certificates held by Cede & Co., as nominee for DTC, or for maintaining, supervising or reviewing any records relating to their beneficial ownership interest.

Euroclear and Clearstream

The offered certificates will be initially issued to investors through the book-entry facilities of DTC, or Clearstream or Euroclear in Europe if the investors are participants of those systems, or indirectly through organizations that are participants in the systems. For any of the offered certificates, the record holder will be DTC’s nominee. Clearstream and Euroclear will hold omnibus positions on behalf of their participants through customers’ securities accounts in Clearstream’s and Euroclear’s names on the books of their respective depositories. The depositories, in turn, will hold positions in customers’ securities accounts in the depositories’ names on the books of DTC.

Because of time zone differences, the securities account of a Clearstream or Euroclear participant as a result of a transaction with a participant, other than a depositary holding on behalf of Clearstream or Euroclear, will be credited during the securities settlement processing day, which must be a business day for Clearstream or Euroclear, as the case may be, immediately following the DTC settlement date. These credits or any transactions in the securities settled during the processing will be reported to the relevant Euroclear participant or Clearstream participant on that business day. Cash received in Clearstream or Euroclear as a result of sales of securities by or through a Clearstream participant or Euroclear participant to a DTC Participant, other than the depository for Clearstream or Euroclear, will be received with value on the DTC settlement date, but will be available in the relevant Clearstream or Euroclear cash account only as of the business day following settlement in DTC.

Transfers between participants will occur in accordance with DTC rules. Transfers between Clearstream participants or Euroclear participants will occur in accordance with their respective rules and operating procedures.

Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Clearstream participants or Euroclear participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by the relevant depositories; however, cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in the system in accordance with its rules and procedures and within its established deadlines in European time. The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its depository to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same day funds settlement applicable to DTC. Clearstream participants or Euroclear participants may not deliver instructions directly to the depositories.

Clearstream, as a professional depository, holds securities for its participating organizations and facilitates the clearance and settlement of securities transactions between Clearstream participants through electronic book-entry changes in accounts of Clearstream participants, thereby eliminating the need for physical movement of certificates. As a professional depository, Clearstream is subject to regulation by the Luxembourg Monetary Institute.

Euroclear was created to hold securities for participants of Euroclear and to clear and settle transactions between Euroclear participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. The operator of Euroclear is Euroclear Bank S.A./N.V. All operations are conducted by the Euroclear operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear operator, not the clearance cooperative. The clearance cooperative establishes policies for Euroclear on behalf of Euroclear’s participants. Securities clearance accounts and cash accounts with the Euroclear operator are governed by the Terms and Conditions Governing Use of Euroclear and the related operating procedures of the Euroclear system and applicable

Belgian law. The terms and conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear and receipts of payments for securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts.

Distributions in respect of the offered certificates will be forwarded by the trustee to DTC, and DTC will be responsible for forwarding those payments to participants, each of which will be responsible for disbursing payments to the certificate owners it represents or, if applicable, to indirect participants. Accordingly, certificate owners may experience delays in the receipt of payments in respect of their certificates. Under DTC’s procedures, DTC will take actions permitted to be taken by holders of any class of offered certificates under the pooling and servicing agreement only at the direction of one or more participants to whose account the offered certificates are credited and whose aggregate holdings represent no less than any minimum amount of percentage interests or voting rights required therefor. DTC may take conflicting actions as to any action of certificateholders of any class to the extent that participants authorize the actions. None of the depositor, the trustee or any of their respective affiliates will have any liability for any aspect of the records relating to, or payments made on account of, beneficial ownership interests in the offered certificates or for maintaining, supervising or reviewing any records relating to the beneficial ownership interests.

Certificate owners will not be recognized by the trustee, the master servicer or the special servicer as certificateholders, as that term is used in the pooling and servicing agreement. Certificate owners that provide the trustee with a certification acceptable to the trustee stating that the person requesting the information is a certificate owner will be permitted to request and receive information furnished to certificateholders by the trustee.

DTC, Clearstream and Euroclear have agreed to the foregoing procedures to facilitate transfers of the offered certificates among participants of DTC, Clearstream and Euroclear, but are under no obligation to perform or continue to perform these procedures and these procedures may be discontinued at any time. See Annex D to this prospectus supplement.

Definitive Certificates

Definitive certificates will be issued to certificate owners or their nominees, respectively, rather than to DTC or its nominee, only under the limited conditions described in the prospectus under ‘‘Description of the Certificates—Book-Entry Registration and Definitive Certificates.’’

Upon the occurrence of an event described in the prospectus in the last paragraph under ‘‘Description of the Certificates—Book-Entry Registration and Definitive Certificates,’’ the trustee is required to notify, through DTC, direct participants who have ownership of offered certificates as indicated on the records of DTC of the availability of definitive certificates with respect thereto. Upon surrender by DTC of the physical certificates registered in the name of its nominee and representing the offered certificates and upon receipt of instructions from DTC for re-registration, the trustee will reissue the respective classes of offered certificates as definitive certificates issued in the respective principal or notional amounts owned by individual certificate owners of each affected class, and thereafter the trustee, the master servicer and the special servicer will recognize the holders of the definitive certificates as certificateholders.

For additional information regarding DTC and certificates maintained on the book-entry records thereof, see ‘‘Description of the Certificates—Book-Entry Registration and Definitive Certificates’’ in the prospectus.

Certificate Balances and Notional Amounts

On each distribution date, the certificate balance of each class of certificates with a certificate principal balance will be reduced by any distributions of principal actually made to that class of certificates on that distribution date. The certificate balances will be further reduced by any realized losses and additional trust expenses allocated to that class of certificates on that distribution date.

The Class X certificates will not have a certificate balance, but instead will represent the right to receive distributions of interest accrued on a notional principal amount. The notional amount of the Class X certificates will, in general, be equal to the aggregate certificate balances of the classes of principal balance certificates outstanding from time to time (other than the Class FNB certificates). The notional amount of the Class X certificates will, in general, be reduced on each distribution date by any distributions of principal actually made on, and any realized losses and additional trust expenses actually allocated to, each class of principal balance certificates (other than the Class FNB certificates). The notional amount of the Class X certificates is used solely for the purpose of determining the amount of interest to be distributed on such certificates and does not represent the right to receive any distributions of principal.

The notional amount of the Class XC certificates will equal the aggregate certificate balances of the Class A-1, Class A-1D, Class A-1A, Class A-2, Class A-3, Class A-4, Class A-M, Class A-J, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class O, Class P and Class Q certificates outstanding from time to time. The total initial notional amount of the Class XC certificates will be approximately $1,697,406,243 although it may be as much as 5% larger or smaller.

The notional amount of the Class XP certificates will equal:

•	during the period following the initial issuance of the certificates through and including the distribution date in July 2006, the sum of (a) the lesser of $35,214,000 and the certificate balance of the Class A-1 certificates outstanding from time to time, (b) the lesser of $296,000,000 and the certificate balance of the Class A-1A certificates outstanding from time to time, (c) the lesser of $14,276,000 and the certificate balance of the Class A-1D certificates outstanding from time to time and (d) the aggregate certificate balances of the Class A-2, A-3, A-4, A-M, A-J, B, C, D, E, F, G, H, J, K, L and M certificates outstanding from time to time;

•	during the period from and including the distribution date in August 2006 through and including the distribution date in January 2007, the sum of (a) the lesser of $33,063,000 and the certificate balance of the Class A-1 certificates outstanding from time to time, (b) the lesser of $295,866,000 and the certificate balance of the

Class A-1A certificates outstanding from time to time, (c) the lesser of $13,404,000 and the certificate balance of the Class A-1D certificates outstanding from time to time and (d) the aggregate certificate balances of the Class A-2, A-3, A-4, A-M, A-J, B, C, D, E, F, G, H, J, K, L and M certificates outstanding from time to time;

•	during the period from and including the distribution date in February 2007 through and including the distribution date in July 2007, the sum of (a) the lesser of $14,010,000 and the certificate balance of the Class A-1 certificates outstanding from time to time, (b) the lesser of $290,837,000 and the certificate balance of the Class A-1A certificates outstanding from time to time, (c) the lesser of $5,679,000 and the certificate balance of the Class A-1D certificates outstanding from time to time and (d) the aggregate certificate balances of the Class A-2, A-3, A-4, A-M, A-J, B, C, D, E, F, G, H, J, K, L and M certificates outstanding from time to time;

•	during the period from and including the distribution date in August 2007 through and including the distribution date in January 2008, the sum of (a) the lesser of $284,961,000 and the certificate balance of the Class A-1A certificates outstanding from time to time, (b) the lesser of $154,912,000 and the certificate balance of the Class A-2 certificates outstanding from time to time and (c) the aggregate certificate balances of the Class A-3, A-4, A-M, A-J, B, C, D, E, F, G, H, J, K, L and M certificates outstanding from time to time;

•	during the period from and including the distribution date in February 2008 through and including the distribution date in July 2008, the sum of (a) the lesser of $278,807,000 and the certificate balance of the Class A-1A certificates outstanding from time to time, (b) the lesser of $124,188,000 and the certificate balance of the Class A-2 certificates outstanding from time to time, (c) the lesser of $3,094,000 and the certificate balance of the Class L certificates outstanding from time to time and (d) the aggregate certificate balances of the Class A-3, A-4, A-M, A-J, B, C, D, E, F, G, H, J and K certificates outstanding from time to time;

•	during the period from and including the distribution date in August 2008 through and including the distribution date in January 2009, the sum of (a) the lesser of $272,821,000 and the certificate balance of the Class A-1A certificates outstanding from time to time, (b) the lesser of $93,830,000 and the certificate balance of the Class A-2 certificates outstanding from time to time, (c) the lesser of $16,958,000 and the certificate balance of the Class J certificates outstanding from time to time and (d) the aggregate certificate balances of the Class A-3, A-4, A-M, A-J, B, C, D, E, F, G and H certificates outstanding from time to time;

•	during the period from and including the distribution date in February 2009 through and including the distribution date in July 2009, the sum of (a) the lesser of $266,907,000 and the certificate balance of the Class A-1A certificates outstanding from time to time, (b) the lesser of $63,648,000 and the certificate balance of the Class A-2 certificates outstanding from time to time, (c) the lesser of $1,642,000 and the certificate balance of the Class J certificates outstanding from time to time and (d) the aggregate certificate balances of the Class A-3, A-4, A-M, A-J, B, C, D, E, F, G and H certificates outstanding from time to time;

•	during the period from and including the distribution date in August 2009 through and including the distribution date in January 2010, the sum of (a) the lesser of $261,185,000 and the certificate balance of the Class A-1A certificates outstanding from time to time, (b) the lesser of $34,448,000 and the certificate balance of the Class A-2 certificates outstanding from time to time, (c) the lesser of $5,938,000 and the certificate balance of the Class H certificates outstanding from time to time and (d) the aggregate certificate balances of the Class A-3, A-4, A-M, A-J, B, C, D, E, F and G certificates outstanding from time to time;

•	during the period from and including the distribution date in February 2010 through and including the distribution date in July 2010, the sum of (a) the lesser of $252,482,000 and the certificate balance of the Class A-1A certificates outstanding from time to time, (b) the lesser of $82,061,000 and the certificate balance of the Class A-3 certificates outstanding from time to time, (c) the lesser of $10,744,000 and the certificate balance of the Class G certificates outstanding from time to time and (d) the aggregate certificate balances of the Class A-4, A-M, A-J, B, C, D, E and F certificates outstanding from time to time;

•	during the period from and including the distribution date in August 2010 through and including the distribution date in January 2011, the sum of (a) the lesser of $173,719,000 and the certificate balance of the Class A-1A certificates outstanding from time to time, (b) the lesser of $520,702,000 and the certificate balance of the Class A-4 certificates outstanding from time to time, (c) the lesser of $14,802,000 and the certificate balance of the Class F certificates outstanding from time to time and (d) the aggregate certificate balances of the Class A-M, A-J, B, C, D and E certificates outstanding from time to time;

•	during the period from and including the distribution date in February 2011 through and including the distribution date in July 2011, the sum of (a) the lesser of $169,856,000 and the certificate balance of the Class A-1A certificates outstanding from time to time, (b) the lesser of $495,352,000 and the certificate balance of the Class A-4 certificates outstanding from time to time, (c) the lesser of $3,703,000 and the certificate balance of the Class F certificates outstanding from time to time and (d) the aggregate certificate balances of the Class A-M, A-J, B, C, D and E certificates outstanding from time to time;

•	during the period from and including the distribution date in August 2011 through and including the distribution date in January 2012, the sum of (a) the lesser of $166,115,000 and the certificate balance of the Class A-1A certificates outstanding from time to time, (b) the lesser of $470,743,000 and the certificate balance of the Class A-4 certificates outstanding from time to time, (c) the lesser of $14,220,000 and the certificate balance of the Class E certificates outstanding from time to time and (d) the aggregate certificate balances of the Class A-M, A-J, B, C and D certificates outstanding from time to time;

•	during the period from and including the distribution date in February 2012 through and including the distribution date in July 2012, the sum of (a) the lesser of $162,448,000 and the certificate balance of the Class A-1A certificates outstanding from time to time, (b) the lesser of $442,544,000 and the certificate balance of the Class A-4 certificates outstanding from time to time, (c) the lesser of $3,914,000 and the certificate balance of the Class E certificates outstanding from time to time and (d) the aggregate certificate balances of the Class A-M, A-J, B, C and D certificates outstanding from time to time;

•	during the period from and including the distribution date in August 2012 through and including the distribution date in January 2013, the sum of (a) the lesser of $158,888,000 and the certificate balance of the Class A-1A certificates outstanding from time to time, (b) the lesser of $414,059,000 and the certificate balance of the Class A-4 certificates outstanding from time to time, (c) the lesser of $6,761,000 and the certificate balance of the Class D certificates outstanding from time to time and (d) the aggregate certificate balances of the Class A-M, A-J, B and C certificates outstanding from time to time; and

•	following the distribution date in January 2013, $0.

The total initial notional amount of the Class XP certificates will be approximately $1,658,713,000, although it may be as much as 5% larger or smaller.

No class of REMIC residual certificates or Class S certificates will have a certificate balance.

The Class FNB certificates will represent interests solely in the First National Bank Center Junior Portion.

Pass-Through Rates

The annual rate at which any class of certificates accrues interest from time to time is referred to as its pass-through rate.

The pass-through rate applicable to any class of certificates (other than the Class S certificates, the Class X certificates, the Class FNB certificates and the REMIC residual certificates) will be equal to either (a) a fixed rate, (b) the lesser of a specified fixed rate for such class or the Weighted Average Net Mortgage Rate or (c) the Weighted Average Net Mortgage Rate minus a specified fixed rate (which may be equal to zero).

The pass-through rate applicable to the Class XP certificates for the initial distribution date will equal approximately 0.167% per annum. The pass-through rate for the Class XP certificates, for each distribution date subsequent to the initial distribution date and through and including the January 2013 distribution date, will equal the weighted average of the respective strip rates, which we refer to as ‘‘Class XP Strip Rates’’, at which interest accrues from time to time on the respective components of the notional amount of the Class XP certificates outstanding immediately prior to the related distribution date, with the relevant weighting to be done based upon the relative size of those components. Each of those components will be comprised of all or a designated portion of the certificate balance of a specified class of certificates. If all or a designated portion of the certificate balance of any class of certificates is identified under ‘‘—Certificate Balance and Notional Amounts’’ above as being part of the notional amount of the Class XP certificates immediately prior to any distribution date, then that certificate balance (or designated portion thereof) will represent one or more separate components of the notional amount of the Class XP certificates for purposes of calculating the accrual of interest during the related interest accrual period. For purposes of accruing interest during any interest accrual period, through and including the January 2013 distribution date on any particular component of the notional amount of the Class XP certificates immediately prior to the related distribution date, the applicable Class XP Strip Rate will equal with respect to each applicable class of certificates having a certificate balance (or a designated portion thereof) that comprises such component, the excess, if any of:

(1)	the lesser of (a) the reference rate specified in Annex E to this prospectus supplement for such interest accrual period and (b) the Weighted Average Net Mortgage Rate for such interest accrual period, over

(2)	the pass-through rate in effect during such interest accrual period for such class of certificates.

Following the January 2013 distribution date, the Class XP certificates will cease to accrue interest. In connection therewith, the Class XP certificates will have a 0% pass-through rate for the February 2013 distribution date and for each distribution date thereafter.

The pass-through rate applicable to the Class XC certificates for the initial distribution date will equal approximately 0.039% per annum. The pass-through rate for the Class XC certificates for any interest accrual period subsequent to the initial distribution date will equal the weighted average of the respective strip rates, which we refer to as ‘‘Class XC Strip Rates’’, at which interest accrues from time to time on the respective components of the notional amount of the Class XC certificates outstanding immediately prior to the related distribution date, with the relevant weighting to be done based upon the relative sizes of those components. Each of those components will be comprised of all or a designated portion of the certificate balance of certain classes of certificates. In general, the certificate balance of certain classes of certificates will constitute a separate component of the notional amount of the Class XC certificates; provided that, if a portion, but not all, of the certificate balance of any particular class of certificates is identified under ‘‘—Certificate Balances and Notional Amounts’’ above as being part of the notional amount of the Class XP certificates immediately prior to any distribution date, then that identified portion of such certificate balance will also represent one or more separate components of the notional amount of the Class XC certificates for purposes of calculating the accrual of interest during the related interest accrual period, and the remaining portion of such certificate balance will represent one or more other separate components of the Class XC certificates for purposes of calculating the accrual of interest during the related interest accrual period. For purposes of accruing interest for each distribution date on or prior to the January 2013 distribution date on any particular component of the notional amount of the Class XC certificates immediately prior to the related distribution date, the applicable Class XC Strip Rate will be calculated as follows:

(1)	if such particular component consists of the entire certificate balance of any class of certificates, and if such certificate balance also constitutes, in its entirety,

a component of the notional amount of the Class XP certificates immediately prior to the related Distribution Date, then the applicable Class XC Strip Rate will equal the excess, if any, of (a) the Weighted Average Net Mortgage Rate for such interest accrual period, over (b) for each applicable class of certificates, the greater of (i) the reference rate specified in Annex E to this prospectus supplement for such interest accrual period and (ii) the pass-through rate in effect during such interest accrual period for such class of certificates;

(2)	if such particular component consists of a designated portion (but not all) of the certificate balance of any class of certificates, and if such designated portion of such certificate balance also constitutes a component of the notional amount of the Class XP certificates immediately prior to the related distribution date, then the applicable Class XC Strip Rate will equal the excess, if any, of (a) the Weighted Average Net Mortgage Rate for such interest accrual period, over (b) for each applicable class of certificates, the greater of (i) the reference rate specified in Annex E to this prospectus supplement for such interest accrual period and (ii) the pass-through rate in effect during such interest accrual period for such component;

(3)	if such particular component consists of the entire certificate balance of any class of certificates, and if such certificate balance does not, in whole or in part, also constitute a component of the notional amount of the Class XP certificates immediately prior to the related distribution date, then the applicable Class XC Strip Rate will equal the excess, if any, of (a) the Weighted Average Net Mortgage Rate for such interest accrual period, over (b) the pass-through rate in effect during such interest accrual period for such class of certificates; and

(4)	if such particular component consists of a designated portion (but not all) of the certificate balance of any class of certificates, and if such designated portion of such certificate balance does not also constitute a component of the notional amount of the Class XP certificates immediately prior to the related distribution date, then the applicable Class XC Strip Rate will equal the excess, if any, of (a) the Weighted Average Net Mortgage Rate for such interest accrual period, over (b) the pass-through rate in effect during such interest accrual period for such component.

For purposes of the accrual of interest on the Class XC certificates for each distribution date subsequent to the January 2013 distribution date, the certificate balance of each class of Class A and subordinate certificates will constitute one or more separate components of the notional amount of the Class XC certificates, and the applicable Class XC Strip Rate with respect to each such component for each such interest period will equal the excess, if any, of (a) the Weighted Average Net Mortgage Rate for such interest accrual period, over (b) the pass-through rate in effect during such interest accrual period for the class of certificates whose certificate balance makes up such component.

For purposes of calculating the Class XC and Class XP Strip Rates, the pass-through rate of each component will be the pass-through rate of the corresponding class of certificates.

Generally, the aggregate interest accrual amount on the Class X certificates will be calculated by reference to a notional amount equal to the aggregate of the certificate balances of all the principal balance certificates (other than the Class FNB certificates) and will generally have an aggregate pass-through rate equal to the Weighted Average Net Mortgage Rate minus the weighted average of the pass-through rates on all the principal balance certificates (other than the Class FNB certificates).

The Class S certificates do not have a pass-through rate and are entitled to receive only excess interest on the ARD loans following the anticipated repayment date for such ARD loans.

No class of REMIC residual certificates will have a specified pass-through rate.

The pass-through rate for the Class FNB certificates for each interest accrual period will equal the Net Mortgage Rate for the First National Bank Center Loan for the related payment date.

If any mortgage loan does not accrue interest on the basis of a 360-day year consisting of twelve 30-day months, which is the basis on which interest accrues in respect of the REMIC regular certificates, then, for purposes of calculating pass-through rates, the Net Mortgage Rate of that interest reserve loan for any one-month period before a related due date will be equal to the annualized rate at which interest would have to accrue on the mortgage loan on the basis of a 360-day year of twelve 30-day months to produce the aggregate amount of interest actually accrued on that mortgage loan during that one-month period at the related mortgage rate net of the related master servicing fee rate for that mortgage loan specified in Annex A to this prospectus supplement.

However, for each such interest reserve loan, the Net Mortgage Rate for the one-month period before the due dates in January and February in each year that is not a leap year, or February only in each year that is a leap year, will be determined net of the withheld amounts (as described under ‘‘Description of the Certificates—Interest Reserve Account’’). The Net Mortgage Rate for each interest reserve loan for the one-month period before the due date in March will be determined after taking into account the addition of the withheld amounts for the mortgage loan. See ‘‘Servicing of the Mortgage Loans—Servicing and Other Compensation and Payment of Expenses’’ and ‘‘—Modifications, Waivers, Amendments and Consents,’’ in this prospectus supplement.

The stated principal balance of each mortgage loan will generally equal its cut-off date balance, or for a replacement mortgage loan, the outstanding principal balance as of the related date of substitution, reduced to not less than zero on each distribution date by:

(1)	any payments or other collections or advances of principal of the mortgage loan that have been or, if they had not been applied to cover additional trust expenses, would have been distributed on the certificates on that date, and

(2)	the principal portion of any realized loss incurred on, or allocable to, the mortgage loan during the related collection period.

The determination date will be the 1st day of each month or, if any such 1st day is not a business day, the next business day.

Distributions

The trustee will make distributions on certificates, to the extent of available funds, on each distribution date. Except for the final distribution on any certificate, the trustee will make distributions to the persons in whose names the certificates are registered on the record date, which is the close of business on the last business day of the preceding month. The trustee will make distributions by wire transfer in immediately available funds to the account specified by the certificateholder at a bank or other entity, if the certificateholder has given the trustee wiring instructions at least five (5) business days before the related record date. Distributions not made by wire transfer will be made by check mailed to the certificateholder.

The final distribution on any certificate, determined without regard to any possible future reimbursement of any realized losses or additional trust expense previously allocated to that certificate, will also be made by wire transfer or check, but only upon presentation and surrender of the certificate at the location that will be specified in a notice of the final distribution. In the unlikely case of any distribution made on a certificate to reimburse a realized loss or additional trust expense after the date the certificate is surrendered, the distribution will be made by check mailed to the certificateholder that surrendered the certificate at the address last shown on the books of the trustee. All distributions made on a class of certificates will be allocated pro rata among those certificates based on their respective percentage interests in that class.

Loan Groups

For purposes of calculating distributions on the senior certificates, the mortgage pool (excluding the non-pooled portion of the First National Bank Center Loan) has been divided into loan group 1 and loan group 2. Loan group 1 includes 188 properties used for commercial, multifamily residential and manufactured housing purposes whereas loan group 2 includes 26 properties used for multifamily residential and manufactured housing purposes. Annex A to this prospectus supplement under the heading ‘‘Loan group’’ identifies the mortgage loans (excluding the non-pooled portion of the First National Bank Center Loan) as belonging to either loan group 1 or loan group 2.

The Available Distribution Amount

The amount of funds that will be available for distribution to certificateholders on each distribution date is the Available Distribution Amount for that distribution date. See ‘‘The Pooling and Servicing Agreements—Certificate Account’’ in the prospectus.

For purposes of making distributions on the Class A-1, Class A-1D, Class A-1A, Class A-2, Class A-3 and Class A-4 certificates on any distribution date, the Available Distribution Amount for such date will be divided into two portions: the loan group 1 distribution amount and the loan group 2 distribution amount. The ‘‘loan group 1 distribution amount’’ for any distribution date will consist of all amounts included in the Available Distribution Amount for such date that are attributable to the mortgage loans (excluding the non-pooled portion of the First National Bank Center Loan) constituting loan group 1, and the ‘‘loan group 2 distribution amount’’ for any distribution date will consist of all amounts included in the Available Distribution Amount for such date that are attributable to the mortgage loans (excluding the non-pooled portion of the First National Bank Center Loan) constituting loan group 2.

For purposes of making distributions of principal on the Class A-1, Class A-1D, Class A-1A, Class A-2, Class A-3 and Class A-4 certificates on any distribution date, the Principal Distribution Amount for such date will be divided into two portions: the loan group 1 principal amount and the loan group 2 principal amount. The ‘‘loan group 1 principal amount’’ for any distribution date will consist of all amounts constituting the Principal Distribution Amount for such date that are attributable to the mortgage loans (excluding the non-pooled portion of the First National Bank Center Loan) included in loan group 1, and the ‘‘loan group 2 principal amount’’ for any distribution date will consist of all amounts included in the Principal Distribution Amount for such date that are attributable to the mortgage loans (excluding the non-pooled portion of the First National Bank Center Loan) constituting loan group 2.

Application of the Available Distribution Amount

On each distribution date, the trustee will apply the Available Distribution Amount for that date (other than amounts with respect to the First National Bank Center Loan which are required to be distributed to the Class FNB certificateholders in respect of the First National Bank Center Junior Portion as described in ‘‘—Allocation of Payments on the First National Bank Center Loan; Payments on the Class FNB Certificates’’) in the following order of priority:

(1)	to pay interest, concurrently: (i) pro rata, to the holders of the Class A-1, Class A-1D, Class A-2, Class A-3 and Class A-4 certificates, up to an amount equal to all distributable certificate interest for each of those classes of certificates for that distribution date and, to the extent not previously paid, for each prior distribution date, if any, from the loan group 1 distribution amount; (ii) to the holders of the Class A-1A certificates, up to an amount equal to all distributable certificate interest for such class of certificates for that distribution date and, to the extent not previously paid, for each prior distribution date, if any, from the loan group 2 distribution amount; and (iii) pro rata, to the holders of the Class XC and XP certificates, up to an amount equal to all distributable certificate interest for such class of certificates for that distribution date, and to the extent not previously paid, for each prior distribution date, if any, from the Available Distribution Amount; provided, if the Available Distribution Amount (or applicable portion thereof) is not sufficient to pay all of those amounts, pro rata among the classes of senior certificates in accordance with the amounts due to each class;

(2)	to pay principal, concurrently: (i)(a) first, pro rata, to the holders of the Class A-1 certificates and the Class A-1D certificates in an amount up to the loan group 1 principal amount on such distribution date and, after the Class A-1A certificates have been reduced to zero, the loan group 2 principal amount remaining after payments to the holders of the Class A-1A certificates have been made on such distribution date until the certificate balances of the Class A-1 certificates and the Class A-1D certificates has been reduced to zero, (b) second to the holders of the Class A-2 certificates in an amount up to the loan group 1 principal amount remaining after the above distributions to the holders of the Class A-1 certificates and the Class A-1D certificates have been made on such distribution date and, after the certificate balance of the Class A-1A certificates has been reduced to zero, the loan group 2 principal amount remaining after payments to the holders of the Class A-1A certificates and the above distributions on the Class A-1 certificates and the Class A-1D certificates have been made on such distribution date until the certificate balance of the Class A-2 certificates has been reduced to zero, (c) third to the holders of the Class A-3 certificates in an amount up to the loan group 1 principal amount remaining after the above distributions to the holders of the Class A-1, Class A-1D, and Class A-2 certificates have been made on such distribution date and, after the certificate balance of the Class A-1A certificates has been reduced to zero, the loan group 2 principal amount remaining after payments to the holders of the Class A-1A certificates and the above distributions on the Class A-1, Class A-1D and Class A-2 certificates have been made on such distribution date until the certificate balance of the Class A-3 certificates has been reduced to zero, and (d) fourth to the holders of the Class A-4 certificates in an amount up to the loan group 1 principal amount remaining after the above distributions to the holders of the Class A-1, Class A-1D, Class A-2 and Class A-3 certificates have been made on such distribution date and, after the certificate balance of the Class A-1A certificates has been reduced to zero, the loan group 2 principal amount remaining after payments to the holders of the Class A-1A certificates and the above distributions on the Class A-1, Class A-1D, Class A-2 and Class A-3 certificates have been made on such distribution date until the certificate balance of the Class A-4 certificates has been reduced to zero; and (ii) to the holders of the Class A-1A certificates in an amount up to the loan group 2 principal amount and, after the certificate balances of the Class A-1, Class A-1D, Class A-2, Class A-3 and Class A-4 certificates have been reduced to zero, the loan group 1 principal amount remaining after payments to the holders of the Class A-1, Class A-1D, Class A-2, Class A-3 and Class A-4 certificates have been made on such distribution date, in each case, until the certificate balance of the Class A-1A certificates has been reduced to zero;

(3)	to reimburse the holders of the classes of Class A-1, Class A-1D, Class A-1A, Class A-2, Class A-3 and Class A-4 certificates, up to an amount equal to the respective amounts of realized losses and additional trust expenses, if any, previously allocated to those classes of certificates and for which no reimbursement has previously been paid, or, if the Available Distribution Amount is not sufficient to pay all those amounts, pro rata among the classes in accordance with the amounts due to each class;

(4)	to make payments to the holders of each class of subordinate certificates, after all required distributions to any subordinated class of certificates with an earlier alphabetical class designation (provided that the Class A-M certificates are senior to the Class A-J certificates) have been made under this clause (4) as follows:

•	first, to pay interest, up to an amount equal to all distributable certificate interest on that class of certificates for that distribution date and, to the extent not previously paid, for each prior distribution date, if any;

•	second, if the certificate balances of the Class A-1, Class A-1D, Class A-1A, Class A-2, Class A-3 and Class A-4 certificates and each class of subordinate certificates, if any, with an earlier alphabetical class designation (provided that the Class A-M certificates are senior to the Class A-J certificates) have been reduced to zero, to pay distributions of principal, up to an amount equal to the lesser of:

(a)	the then outstanding certificate balance of that class of certificates, and

(b)	the remaining portion, if any, of the Principal Distribution Amount for that distribution date (except for the portion thereof which relates to the First National Bank Center Loan and is required to be distributed to the Class FNB certificateholders in respect of the First National Bank Center Junior Portion as described in ‘‘—Allocation of Payments on the First National Bank Center Loan; Payments on the Class FNB Certificates’’) or, on the final distribution date resulting from the termination of the trust, up to an amount equal to the then outstanding certificate balance of that class of certificates; and

•	third, to distributions for purposes of reimbursement, up to an amount equal to all realized losses and additional trust expenses, if any, previously allocated to that class of certificates and for which no reimbursement has previously been paid; and

(5)	the remaining portion, if any, of the Available Distribution Amount to the holders of the REMIC residual certificates.

However, on each distribution date after the aggregate certificate balance of the subordinate certificates has been reduced to zero, and in any event on the final distribution date resulting from a termination of the trust, the payments of principal to be made as contemplated by clause (2) above on the Class A-1, Class A-1D, Class A-1A, Class A-2, Class A-3 and Class A-4 certificates will be made to the holders of the respective classes of those certificates, pro rata, regardless of loan group, as among those classes in accordance with the respective then-outstanding certificate balances of those classes of certificates until paid in full.

Allocation of Payments on the First National Bank Center Loan; Payments on the Class FNB Certificates.

The First National Bank Center Available Funds will generally be applied as follows:

•	if no monetary event of default or other material non-monetary event of default that results in a transfer of the First National Bank Center Loan to special servicing has occurred and is continuing (or if a monetary event of default has occurred and is continuing, the Majority Class FNB certificateholders have cured that monetary event of default or, in the case of a material non-monetary event of default have either cured that event of default or are diligently pursuing the cure thereof, in accordance with the terms of the pooling and servicing agreement), the First National Bank Center Available Funds will be applied, first, to scheduled interest (other than default interest), calculated in accordance with the terms of the pooling and servicing agreement, with respect to the First National Bank Center Senior Portion, second, to scheduled interest (other than default interest), calculated in accordance with the terms of the pooling and servicing agreement, with respect to the First National Bank Center Junior Portion, and third, to scheduled, involuntary and voluntary payments (or advances in lieu thereof) of principal with respect to the First National Bank Center Senior Portion and the First National Bank Center Junior Portion, allocable between them pro rata based upon their respective principal balances; and

•	if a monetary event of default or other material non-monetary event of default that results in a transfer of the First National Bank Center Loan to special servicing has occurred and is continuing (and that event of default has not been cured by the Majority Class FNB certificateholders and, in the case of a material non-monetary event of default are not diligently pursuing the cure thereof, in accordance with the terms of the pooling and servicing agreement), the First National Bank Center Available Funds will be applied, first, to accrued and unpaid interest (other than default interest), calculated in accordance with the terms of the pooling and servicing agreement, with respect to the First National Bank Center Senior Portion, second, to scheduled payments (or advances in lieu thereof) of principal with respect to the First National Bank Center Senior Portion (to the extent actually collected, after allocating collections on the First National Bank Center Loan to interest on the First National Bank Center Loan), third, to accrued and unpaid interest (other than default interest), calculated in accordance with the terms of the pooling and servicing agreement, with respect to the First National Bank Center Junior Portion, fourth, to principal of the First National Bank Center Senior Portion, until the principal balance thereof is reduced to zero; fifth, to principal of the First National Bank Center Junior Portion, until the principal balance thereof is reduced to zero; and sixth, to such other items as may be specified in the pooling and servicing agreement.

On each payment date, the trustee will apply the amounts so allocated to the First National Bank Center Junior Portion for that date to make the following distributions in the following order of priority, in each case to the extent of the remaining portion of such amounts:

•	first, to make distributions of interest to the holders of the Class FNB certificates up to the total interest distributable on that class on that payment date;

•	second, to make distributions of principal to the holders of the Class FNB certificates up to an amount (not to exceed the total principal balance of the Class FNB certificates outstanding immediately prior to such payment date) equal to all principal amounts allocable to the First National Bank Center Junior Portion for that payment date;

•	third, to make distributions to the holders of the Class FNB certificates, up to an amount equal to, and in reimbursement of, all previously unreimbursed reductions, if any, made in the total principal balance of that class on all prior payment dates as discussed under ‘‘—Subordination; Allocation of Losses and Expenses’’ below;

•	fourth, to apply any such amounts remaining as described in the pooling and servicing agreement.

Distributable Certificate Interest

The distributable certificate interest for each class of REMIC regular certificates for each distribution date is equal to the accrued certificate interest for that class of certificates for that distribution date, reduced by that class of certificates’ allocable share of any Net Aggregate Prepayment Interest Shortfall for that distribution date.

The accrued certificate interest for each class of REMIC regular certificates for each distribution date is equal to one month’s interest at the pass-through rate applicable to that class of certificates for that distribution date accrued on the certificate balance or notional amount, as the case may be, of that class of certificates outstanding immediately before that distribution date. Accrued certificate interest will be calculated on the basis of a 360-day year consisting of twelve 30-day months.

The master servicer is required to make a nonreimbursable payment on each distribution date to cover the aggregate of any Balloon Payment Interest Shortfalls and Prepayment Interest Shortfalls incurred on the mortgage loans during the related collection period. However, with respect to those mortgage loans having due dates which fall on the determination date, the master servicer will cover Prepayment Interest Shortfalls only to the extent of its aggregate master servicing fee for the same collection period calculated at a rate not exceeding 0.01%. See ‘‘Servicing of the Mortgage Loans —Servicing and Other Compensation and Payment of Expenses’’ in this prospectus supplement.

The Net Aggregate Prepayment Interest Shortfall attributable to the mortgage loans (other than the First National Bank Center Junior Portion), if any, for each distribution date will be allocated on that distribution date among each class of REMIC regular certificates (other than the Class FNB certificates), pro rata, in accordance with the respective amounts of accrued certificate interest for each class of certificates for that distribution date.

The total portion, if any, of that Net Aggregate Prepayment Interest Shortfall that is attributable to the First National Bank Center Loan will be allocated between the First National Bank Center Senior Portion and the First National Bank Center Junior Portion, pro rata, based upon the respective total amounts of interest accrued during the related interest accrual period with respect to the First National Bank Center Senior Portion and the First National Bank Center Junior Portion, respectively, calculated, in each case, without regard to the Net Aggregate Prepayment Interest Shortfall being so allocated.

An assumed monthly payment is an amount deemed due for:

(1)	any balloon loan that is delinquent on its balloon payment beyond the first determination date that follows its stated maturity date and for which no arrangements have been agreed to for collection of the delinquent amounts;

(2)	the stated maturity date of any balloon loan that has a due date after the determination date in any month; or

(3)	any mortgage loan for which the related mortgaged property or properties have become REO property or properties.

The assumed monthly payment deemed due on any balloon loan on its stated maturity date and on any successive due date that it remains or is deemed to remain outstanding will equal the monthly payment that would have been due on that date if the related balloon payment had not come due, but rather the mortgage loan had continued to amortize in accordance with the balloon loan’s amortization schedule, if any, in effect immediately before maturity and had continued to accrue interest in accordance with the balloon loan’s terms in effect immediately before maturity. The assumed monthly payment deemed due on any mortgage loan for which the related mortgaged property or properties have become REO property or properties, on each due date for so long as that REO property or properties remain part of the trust, will equal the monthly payment, or, in the case of a balloon loan described in the prior sentence, the assumed monthly payment, due or deemed due on the last due date before the acquisition of that REO property or properties.

Distributions of Prepayment Premiums or Yield Maintenance Charges

Any prepayment premium or yield maintenance charge actually collected on a mortgage loan (excluding the First National Bank Center Junior Portion) during any collection period will be distributed on the related distribution date to the holders of the Class A-1, Class A-1D, Class A-1A, Class A-2, Class A-3, Class A-4, Class A-M, Class A-J, Class B, Class C, Class D, Class E, Class F, Class G, Class H and Class J certificates as additional interest and not in reduction of their certificate balances or in an amount up to, in the case of each class, the product of:

The prepayment premium or yield maintenance charge	*	discount rate fraction for that class	*	principal allocation fraction of that class

The discount rate fraction for any class of certificates is equal to:

pass-through rate for
that class of certificates—relevant discount rate

mortgage rate of the
related mortgage loan—relevant discount rate.

The discount fraction may not be greater than 1.0 or less than 0.0.

The principal allocation fraction for any class with respect to any prepayment premiums or yield maintenance charges collected from loan group 1 for any distribution date will be calculated for the Class A-1, Class A-1D, Class A-2, Class A-3, Class A-4, Class A-M, Class A-J, Class B, Class C, Class D, Class E, Class F, Class G, Class H and Class J certificates as follows:

the principal distribution amount to that class
of certificates for that distribution date

the sum of the principal distribution amount to the
Class A-1, Class A-1D, Class A-2, Class A-3, Class A-4, Class A-M, Class A-J, Class B, Class C, Class D, Class E, Class F, Class G, Class H and Class J certificates for that distribution date.

The principal allocation fraction for any class with respect to any prepayment premiums or yield maintenance charges collected from loan group 2 for any distribution date will be calculated for the Class A-1A certificates as follows:

the principal distribution amount to the Class A-1A
certificates for that distribution date

the principal distribution amount to the Class A-1A certificates for that distribution date.

The portion, if any, of the prepayment premium or yield maintenance charge remaining after the payment of the amount calculated above will be distributed to the holders of the Class XC certificates.

For any prepaid mortgage loan with a prepayment premium, the discount rate means the yield for ‘‘This Week’’ as reported by the Federal Reserve Board in Federal Reserve Statistical Release H.15(519) for the constant maturity treasury having a maturity coterminous with the maturity date or anticipated repayment date of that mortgage loan as of the determination date. If there is no discount rate for instruments having a maturity coterminous with the remaining term to maturity or anticipated repayment date, where applicable, of the mortgage loan, then the discount rate will be equal to the linear interpolation of the yields of the constant maturity treasuries with maturities next longer and shorter than the remaining term to maturity or anticipated repayment date. For any prepaid mortgage loan with a yield maintenance charge, the discount rate means the discount rate used to calculate such yield maintenance charge.

The prepayment premiums or yield maintenance charges, if any, collected on the mortgage loans during any collection period may not be sufficient to fully compensate certificateholders of any class for any loss in yield attributable to the related prepayments of principal.

No excess interest collected on the ARD loans will be available for distribution to the holders of the offered certificates.

The portion of prepayment premiums and yield maintenance charges allocable to the First National Bank Center Junior Portion, determined as described in‘‘—Allocation of Payments on the First National Bank Center Loan; Payments on the Class FNB Certificates,’’ will be paid to the Class FNB certificateholders.

Distributions of Excess Liquidation Proceeds

Except to the extent realized losses have been allocated to classes of certificates that include the offered certificates, excess liquidation proceeds will not be available for distribution to the holders of the offered certificates.

Excess liquidation proceeds are the excess of:

(1)	proceeds from the sale or liquidation of a mortgage loan or REO property, net of expenses and related advances and interest on advances, over

(2)	the amount that would have been received if a principal payment in full had been made on the due date immediately following the date upon which the proceeds were received.

Treatment of REO Properties

A mortgage loan secured by mortgaged property that is acquired on behalf of the trust through foreclosure, deed in lieu of foreclosure or otherwise, will be an REO loan and will be treated as remaining outstanding until the related REO property is liquidated for the following purposes:

(1)	determining distributions on the certificates;

(2)	allocating of realized losses and additional trust expenses to the certificates; and

(3)	calculating the amount of master servicing fees and special servicing fees payable under the pooling and servicing agreement.

Among other things, the REO loan will be taken into account when determining pass-through rates (to the extent such pass-through rate is determined by reference to the Weighted Average Net Mortgage Rate) and the Principal Distribution Amount. Operating revenues and other proceeds from an REO property, after payment of costs and taxes, including some reimbursements payable to the master servicer, the special servicer or the trustee, incurred in connection with the operation and disposition of the REO property, will be applied by the master servicer in accordance with the pooling and servicing agreement as principal, interest and other amounts deemed due on the mortgage loan, and, except as otherwise described under ‘‘—P&I and Servicing Advances’’ below, the master servicer will be required to make P&I advances on the mortgage loans as if the mortgage loan had remained outstanding, subject to a determination by the master servicer or special servicer of nonrecoverability.

Interest Reserve Account

The trustee will establish and maintain an interest reserve account in the name of the trustee for the benefit of the holders of the certificates. For each distribution date in February and each distribution date in any January in a year that is not a leap year, the trustee will deposit in the interest reserve account in respect of all the mortgage loans that do not accrue interest on the basis of a 30/360 interest accrual method, an amount equal to one day’s interest at the related mortgage rate, net of any master servicing fee, on the stated principal balance for that interest reserve loan as of the immediately preceding due date, to the extent a monthly payment or P&I advance is made on that interest reserve loan. Amounts so deposited in any January, if applicable, and February are referred to as withheld amounts. For each distribution date in March, the trustee will withdraw an amount from the interest reserve account for each interest reserve loan equal to the related withheld amounts from the preceding January, if applicable, and February, if any, and deposit this amount into the distribution account. The withheld amount for each applicable distribution date for each mortgage loan that does not accrue interest on the basis of a 30/360 interest accrual method will be equal to 1/31st of the interest accrued in respect of the immediately preceding due date to the extent a monthly payment or P&I advance is made in respect thereof. In addition, a reserve of $249,839 will be deposited into the interest reserve account on the closing date to cover a portion of the amounts to be transferred to the distribution account in March 2006 in respect of the interest reserve loans.

Subordination; Allocation of Losses and Expenses

The rights of holders of subordinate certificates to receive distributions of amounts collected or advanced on the mortgage loans will, in the case of each class thereof, be subordinated to the rights of holders of the senior certificates and, further, to the rights of holders of each other class of subordinate certificates, if any, with an earlier alphabetical class designation (provided that the Class A-M certificates are senior to the Class A-J certificates). The rights of the holders of the Class FNB certificates to receive distributions in respect of the First National Bank Center Junior Portion will be subordinated to the rights of the holders of the First National Bank Center Senior Portion (and consequently, the rights of the holders of other classes of certificates) upon the occurrence of certain events of default with respect to the First National Center Bank Loan. This subordination is intended to enhance the likelihood of timely receipt by holders of the respective classes of senior certificates of the full amount of distributable certificate interest payable on their certificates on each distribution date, and the ultimate receipt by holders of each class of Class A-1, Class A-1D, Class A-1A, Class A-2, Class A-3 and Class A-4 certificates of principal equal to the entire certificate balance of that class of certificates.

Similarly, but to decreasing degrees, this subordination is also intended to enhance the likelihood of timely receipt by holders of each other class of offered certificates of the full amount of distributable certificate interest payable on their certificates on each distribution date, and the ultimate receipt by holders of the other classes of offered certificates of principal equal to the entire certificate balance of that class of certificates.

The subordination of any class of subordinate certificates will be accomplished by, among other things, the application of the Available Distribution Amount on each distribution date in the order of priority described under ‘‘—Distributions—Application of the Available Distribution Amount’’ above. No other form of credit support will be available for the benefit of holders of the offered certificates.

A deficit will exist on a distribution date if the aggregate stated principal balance of the mortgage pool immediately following that distribution date is less than the aggregate certificate balance of the principal balance certificates after giving effect to distributions on the certificates on that distribution date. If a deficit exists on a distribution date, the respective certificate balances of the Class Q, Class P, Class O, Class N, Class M, Class L, Class K, Class J, Class H, Class G, Class F, Class E, Class D, Class C, Class B, Class A-J and Class A-M certificates will be reduced, sequentially in that order until the deficit or the related certificate balance of that class is reduced to zero, whichever occurs first; provided, that the certificate balance of the Class FNB certificates will be reduced before the certificates of any other class to the extent of any realized loss or unpaid additional trust fund expenses of the First National Bank Center Loan, but only to the extent such deficit is attributable to the First National Bank Center Loan. If any portion of the deficit remains after the certificate balances of those classes of certificates are reduced to zero, then the certificate balances of the Class A-1, Class A-1D, Class A-1A, Class A-2, Class A-3 and Class A-4 certificates will be reduced, pro rata in accordance with the remaining certificate balances of those certificates, until the deficit or each of those certificate balances is reduced to zero.

A deficit may be the result of realized losses incurred on the mortgage loans and/or additional trust expenses. These reductions in the certificate balances of the principal balance certificates will constitute an allocation of any realized losses and additional trust fund expenses. Any such reduction (except in the case of the Class FNB certificates) will also have the effect of reducing the aggregate notional amount of the Class X certificates.

Any reimbursement of the master servicer or the trustee for advances determined to be nonrecoverable (and interest on such advances) that are made in any collection period from collections or advances of principal that (in the absence of the reductions described in the definition of ‘‘Principal Distribution Amount’’ in the Glossary in this prospectus supplement) would otherwise be included in the total amount of principal distributable to certificateholders for the related distribution date, will create a deficit (or increase an otherwise-existing deficit) between the total principal balance of the mortgage pool (net of advances of principal) and the total principal balance of the certificates. At such time as a final recovery determination is made in regard to any mortgage loan as to which the master servicer had previously reimbursed (from general collections on the mortgage loans on deposit in the collection account) advances determined to be nonrecoverable, the master servicer will compute the realized loss attributable to such reimbursements and such losses will then be allocated (in reverse sequential order in accordance with the loss allocation rules described above) to reduce the principal balances of the classes of certificates as described above (without accompanying principal distributions).

Realized losses are losses on the mortgage loans arising from the inability of the master servicer or the special servicer, as applicable, to collect all amounts due and owing under the mortgage loans, including by reason of the fraud or bankruptcy of a borrower or a casualty of any nature at a mortgaged property, to the extent not covered by insurance.

The realized loss on a liquidated mortgage loan or related REO property or properties, is an amount equal to the excess, if any, of:

(1)	the outstanding principal balance of the mortgage loan as of the date of liquidation, together with all accrued and unpaid interest thereon at the related mortgage rate (including all related special servicing fees, liquidation fees, workout fees or other fees or expenses with respect to the mortgage loan that caused distributable certificate interest not to be paid in full during any prior interest accrual period) to, but not including, the due date in the month in which the liquidation proceeds are distributed and all related unreimbursed servicing advances and outstanding liquidation expenses, over

(2)	the aggregate amount of liquidation proceeds, if any, recovered in connection with the liquidation.

Realized losses on the DDR/Macquarie Mervyn's Portfolio Loan, any related REO companion loan or related REO property will be calculated in accordance with the GE

2005-C4 Pooling and Servicing Agreement and the related intercreditor agreement pursuant to which liquidation expenses will generally be allocated pro rata among the DDR/Macquarie Mervyn's Portfolio Loan and each of the DDR/Macquarie Mervyn's Portfolio Companion Loans in accordance with the GE 2005-C4 Pooling and Servicing Agreement and the related intercreditor agreement.

Realized losses on the James Center Loan, any related REO companion loan or related REO property will be calculated in accordance with the pooling and servicing agreement and the related intercreditor agreement pursuant to which liquidation expenses will generally be allocated pro rata among the James Center Loan and the James Center Companion Loan in accordance with the pooling and servicing agreement and the related intercreditor agreement.

Realized losses on the Design Center of the Americas Loan, any related REO companion loan or related REO property will be calculated in accordance with the GE 2005-C4 Pooling and Servicing Agreement and the related intercreditor agreement pursuant to which liquidation expenses will generally be allocated pro rata among the Design Center of the Americas Loan and the Design Center of the Americas Companion Loan in accordance with the GE 2005-C4 Pooling and Servicing Agreement and the related intercreditor agreement.

For purposes of calculating any realized loss on the Seven Springs Village Loan or The Outlets at Hershey Loan or any related REO property, liquidation expenses will generally be allocated first to the Seven Springs Village B Note or The Outlets at Hershey B Note, as applicable (up to the principal balance thereof and other amounts due thereon), and then the Seven Springs Village Loan or The Outlets at Hershey Loan, as applicable, in accordance with the pooling and servicing agreement and the related intercreditor agreements.

Notwithstanding the foregoing, all realized losses and additional trust expenses, if any, in respect of or related to the First National Bank Center Loan will be allocated—

•	first, to the Class FNB certificates, up to the total principal balance thereof; and

•	then, to the respective classes of principal balance certificates (exclusive of the Class FNB certificates) as described above in this section.

Additional trust expenses will reduce amounts payable to certificateholders and, consequently, may result in a loss on the offered certificates. Additional trust expenses include, among other things:

(1)	special servicing fees, workout fees and liquidation fees;

(2)	interest on unreimbursed advances;

(3)	the cost of various opinions of counsel required or permitted to be obtained for the servicing of the mortgage loans and the administration of the trust;

(4)	unanticipated, non-mortgage loan-specific expenses of the trust, including indemnities and reimbursements to the trustee as described under ‘‘The Pooling and Servicing Agreements—Matters Regarding the Trustee’’ in the prospectus, indemnities and reimbursements to the master servicer, the special servicer and the depositor comparable to those for the master servicer as described under

‘‘The Pooling and Servicing Agreements—Matters Regarding the Master Servicer and the Depositor’’ in the prospectus and federal, state and local taxes, and tax-related expenses, payable out of the trust as described under ‘‘Servicing of the Mortgage Loans—REO Properties’’ in this prospectus supplement and ‘‘Federal Income Tax Consequences—REMICs—Prohibited Transactions Tax and Other Taxes’’ in the prospectus;

(5)	any amounts expended on behalf of the trust to remediate an adverse environmental condition at any mortgaged property securing a defaulted mortgage loan. See ‘‘The Pooling and Servicing Agreements—Realization Upon Defaulted Mortgage Loans’’ in the prospectus; and

(6)	any other expense of the trust not specifically included in the calculation of realized loss for which there is no corresponding collection from a borrower.

P&I and Servicing Advances

On each distribution date, the master servicer will be obligated to make P&I advances consisting of advances of delinquent principal and interest on the mortgage loans, including the First National Bank Center Junior Portion, other than balloon payments. Servicing advances and P&I advances are referred to collectively in this prospectus supplement as advances. The master servicer will make P&I advances out of its own funds or, consistent with the replacement thereof as provided in the pooling and servicing agreement, funds held in the certificate account that are not required to be part of the Available Distribution Amount for that distribution date. Any funds advanced from the certificate account are required to be replaced by the master servicer by the next distribution date. P&I advances for any distribution date will be in an amount generally equal to the aggregate of all monthly payments, other than balloon payments, and any assumed monthly payments, in each case net of any related workout fee, that were due or deemed due on the mortgage loans, including the First National Bank Center Junior Portion, during the same month as that distribution date and that were not paid by or on behalf of the related borrowers or otherwise collected as of the close of business on the later of that due date or the last day of the related collection period or other specified date before that distribution date. The master servicer’s obligations to make P&I advances on any mortgage loan, including the First National Bank Center Junior Portion, will continue through liquidation of that mortgage loan or disposition of any related REO property.

If the master servicer fails to make a required P&I advance, the trustee will be required to make that P&I advance. None of the master servicer or the trustee will be required to make a P&I advance on the James Center Companion Loan, the Seven Springs Village B Note, the DDR/Macquarie Mervyn's Portfolio Companion Loans, the Design Center of the Americas Companion Loan or The Outlets at Hershey B Note. No advance will be required to be made by the master servicer or the trustee, if, in the judgment of that person or the special servicer, the advance together with interest would not be recoverable from related proceeds or any other recovery on or in respect of that mortgage loan. The trustee will be able to rely on any nonrecoverability determination made by the master servicer or the special servicer, and the master servicer may rely on a determination made by the special servicer and shall not make an advance if the special servicer has determined that such advance would be nonrecoverable.

Notwithstanding anything herein to the contrary, the special servicer will have no right to make an affirmative determination that any P&I advance or servicing advance is, or would be, recoverable, and in the absence of a determination by the special servicer that an advance is nonrecoverable, all determinations of recoverability will remain with the master servicer or the trustee, as applicable.

If it is determined that an appraisal reduction amount exists for any required appraisal mortgage loan and subsequent delinquencies occur on such mortgage loan, the interest portion of the P&I advance for that mortgage loan will be reduced on each distribution date for so long as the appraisal reduction amount exists. No reduction will be made in the principal portion of any P&I advance. The reduction in the interest portion of the P&I advance will be the product of the amount of the interest portion of the P&I advance that would be required to be made for that distribution date without regard to this sentence, multiplied by a fraction, the numerator of which is equal to the appraisal reduction amount, and the denominator of which is equal to the stated principal balance of that mortgage loan.

See ‘‘—Appraisal Reductions’’ below.

Servicing advances generally include, but are not limited to, customary, reasonable and necessary out-of-pocket costs and expenses incurred by the master servicer as a result of the servicing of a mortgage loan after a default, delinquency or other unanticipated event or a mortgage loan on which a default is imminent, or in connection with the administration of any REO property.

The master servicer will be permitted to pay, or, in the case of the special servicer, to direct the master servicer to pay, some servicing expenses directly out of the certificate account. Payments for some servicing expenses, such as remediation of any adverse environmental circumstance or condition at a mortgaged property or an REO property, may be made without regard to the relationship between the expense and the funds from which it is being paid.

A request from the special servicer to the master servicer to make a servicing advance must be made in writing and in a timely manner that does not adversely affect the interests of any certificateholder. The master servicer is required to make any servicing advance, other than a nonrecoverable servicing advance or a servicing advance that would be in violation of the servicing standard, requested by the special servicer, within five (5) business days of the master servicer’s receipt of the request; provided, that the master servicer may make an emergency advance (at the direction of the special servicer) in order to avoid any material penalty, any material harm to a mortgaged property or any other material adverse consequence to the trust fund notwithstanding that, at the time such advance is made, the master servicer or special servicer may not have adequate information available in order to make a determination whether or not such servicing advance would, if made, be a nonrecoverable advance. The special servicer will have no obligation to make a servicing advance that it requests the master servicer to make. The special servicer shall give the master servicer no less than five (5) business days’ written notice, which notice may be sent electronically, before the date on which the master servicer is required to make a servicing advance.

If the master servicer is required under the pooling and servicing agreement to make a servicing advance, but does not do so within fifteen (15) days after the servicing advance is required to be made, then if the trustee has actual knowledge of the failure, the trustee will be required to make the servicing advance. The master servicer and the trustee are required to make servicing advances only to the extent that the servicing advances, together with any advance interest, are, in the reasonable and good faith judgment of that person, ultimately recoverable from related proceeds.

The master servicer and the trustee will each be entitled to recover any advance made by it from related proceeds collected on the mortgage loan (including the portion of an advance with respect to the First National Bank Center Junior Portion), for which that advance was made. Advances will be reimbursable from future payments and other collections, including in the form of related proceeds consisting of liquidation proceeds, insurance proceeds and condemnation proceeds, in any event on or in respect of the related mortgage loan or REO property. If at any time an advance made by the master servicer or the trustee is determined to be a nonrecoverable advance (including the portion of an advance with respect to the First National Bank Center Junior Portion), including interest on certain nonrecoverable advances, the master servicer or the trustee will be entitled to recover the amount of that advance out of funds received on or in respect of other mortgage loans. The master servicer or the trustee may, in its sole discretion, defer its recovery of any advance, provided that such deferral may not exceed six (6) months without the consent of the majority certificateholder of the controlling class and may not exceed twelve (12) months overall. Reimbursement for deferred advances will be made from amounts received in respect of principal on such other mortgage loans before being made from other amounts received on such other mortgage loans, and such amounts will be deducted from the principal distribution amount for the related distribution date. See ‘‘The Pooling and Servicing Agreement’’ above. In addition, if at any time an advance is made with respect to a mortgage loan on or before the date that such mortgage loan has become a corrected mortgage loan, and such mortgage loan is worked out under terms that do not provide for the repayment of those advances (together with interest thereon) in full at the time of the workout (but such amounts become an obligation of the borrower to be paid in the future), then such advance (unless determined to be nonrecoverable, in which case such nonrecoverable advances will be reimbursable out of general collections on the mortgage loans) will be reimbursable only from amounts in the certificate account that represent principal on the mortgage loans (net of any principal collections applied to reimubursement of nonrecoverable advances or interest thereon), and any such principal collections applied to reimburse such workout-delayed reimbursement amounts will be deducted from the principal distribution amount for the related distribution date. To the extent any such nonrecoverable advances or workout-delayed reimbursement amounts are subsequently recovered from principal collections on the related mortgage loan, such recovery will be applied to increase the principal distribution amount for the distribution date related to the collection period in which such recovery occurs.

If the master servicer or the trustee, as applicable, determines in its sole discretion that its ability to fully recover a nonrecoverable advance has been compromised, then the master servicer or the trustee, as applicable, shall be entitled to immediate reimbursement of nonrecoverable advances with interest. The master servicer’s or the trustee’s agreement to defer reimbursement of such nonrecoverable advances as set forth above is an accommodation to the certificateholders and shall not be construed as an obligation on the part of the master servicer or the trustee or a right of the certificateholders. Nothing herein or in the pooling and servicing agreement shall be deemed to create in the certificateholders a right to prior payment of distributions over the master servicer’s or the trustee’s right to reimbursement for advances (deferred or otherwise).

To the extent a nonrecoverable advance or a workout-delayed reimbursement amount with respect to a mortgage loan is required to be reimbursed from the principal portion of the general collections on the mortgage loans as described above, such reimbursement will be made first, from the principal collections available on the mortgage loans included in the same loan group as such mortgage loan and, if the principal collections in such loan group are not sufficient to make such reimbursement in full, then from the principal collections available in the other loan group (after giving effect to any reimbursement of nonrecoverable advances and workout-delayed reimbursement amounts that are related to such other loan group). The effect of any reimbursement from principal collections on mortgage loans in a loan group will be to reduce the principal distribution amount for such loan group on the distribution date relating to the collection period in which such reimbursement occurs. To the extent a nonrecoverable advance with respect to a mortgage loan is required to be reimbursed from the interest portion of the general collections on the mortgage loans as described above, such reimbursement will be made first, from the interest collections available on the mortgage loans included in the same loan group as such mortgage loan and, if the interest collections in such loan group are not sufficient to make such reimbursement in full, then from the interest collections available in the other loan group (after giving effect to any reimbursement of nonrecoverable advances that are related to such other loan group).

If the master servicer or the trustee, as applicable, is reimbursed out of principal collections on the mortgage loans for any unreimbursed nonrecoverable advances or workout-delayed reimbursement amounts (together with any interest accrued and payable thereon), then (for purposes of calculating distributions on the certificates) such reimbursement and payment of interest will be deemed to have been made first, out of the principal distribution amount for the loan group of the mortgage loan for which such nonrecoverable advance or workout-delayed reimbursement amount was made or exists, and second out of the principal distribution amount for the other loan group. If and to the extent (i) any advance is determined to be a nonrecoverable advance or workout-delayed reimbursement amount, (ii) such nonrecoverable advance, workout-delayed reimbursement amount and/or interest thereon is reimbursed out of the principal distribution amount as contemplated above and (iii) such nonrecoverable advance or workout-delayed reimbursement amount is subsequently recovered out of payments or other collections in respect of the related mortgage loan, then the principal distribution amount for each loan group for the applicable distribution date will be increased in reverse priority of the allocation of related reimbursement by an amount equal to the lesser of (A) the amount of such recovery and (B) any previous unreimbursed reduction in the principal distribution amount for such loan group resulting from the reimbursement of such nonrecoverable advance, workout-delayed reimbursement amount and/or interest thereon.

Notwithstanding the foregoing paragraphs, amounts otherwise payable as interest and/or principal on the Class FNB certificates will not be available to reimburse advances in respect of any underlying mortgage loan other than the First National Bank Center Loan. With respect to a nonrecoverable advance on the First National Bank Center Loan, the master servicer will be entitled to reimbursement, first, from collections on, and proceeds of, the First National Bank Center Junior Portion, second, from collections on, and proceeds of, the First National Bank Center Senior Portion, and then from general collections of the trust fund.

With respect to the DDR/Macquarie Mervyn's Portfolio Loan, if any related master servicer with respect to either of the DDR/Macquarie Mervyn's Portfolio Companion Loans determines in accordance with the servicing standard under the related pooling and servicing agreement that a P&I advance with respect to such DDR/Macquarie Mervyn's Portfolio Companion Loan is not or will not ultimately be recoverable from related proceeds collected on that companion loan and consequently, such master servicer does not make such P&I advance, the master servicer will be required to rely upon such other master servicer’s determination and may not make any related P&I advance with respect to the DDR/Macquarie Mervyn's Portfolio Loan under the pooling and servicing agreement unless such other master servicer is not a servicer approved by the rating agencies specified in the related intercreditor agreement and the pooling and servicing agreement. In addition, if the master servicer or the special servicer determines in accordance with the servicing standard that a P&I advance with respect to the DDR/Macquarie Mervyn's Portfolio Loan will not ultimately be recoverable from related proceeds collected on the DDR/Macquarie Mervyn's Portfolio Loan and consequently, the master servicer does not make such P&I advance, the master servicers for each of the DDR/Macquarie Mervyn's Portfolio Companion Loans generally will not be required to make any related principal and/or interest advance with respect to such DDR/Macquarie Mervyn's Portfolio Companion Loan under the related pooling and servicing agreement unless the master servicer is not a servicer approved by the rating agencies specified in the related intercreditor agreement and the pooling and servicing agreement.

With respect to the James Center Loan, the master servicer or the special servicer, as applicable, will be required (subject to the second succeeding sentence below) to make its determination that it has made a nonrecoverable P&I Advance on such mortgage loan or that any proposed P&I Advance, if made, would constitute a nonrecoverable P&I Advance with respect to such mortgage loan independently of any determination made by the servicer with respect to a commercial mortgage securitization holding the James Center Companion Loan. If the master servicer determines that a proposed P&I Advance with respect to the James Center Loan, if made, or any outstanding P&I Advance with respect to such mortgage loan previously made, would be, or is, as applicable, a nonrecoverable advance, the master servicer or the special servicer, as applicable, will be required to provide the servicer that holds the James Center Companion Loan written notice of such determination within one business day of the date of such determination. If the master servicer or the special servicer, as applicable, receives written notice from any such servicer that it has determined, with respect to the James Center Companion Loan, that any proposed advance of principal and/or interest would be, or any outstanding advance of principal and/or interest is, a nonrecoverable advance, then such determination will generally be binding on the certificateholders and neither the master servicer nor the trustee will be permitted to make any additional P&I Advances with respect to the related mortgage loan unless the master servicer has consulted with the other servicers of the related securitizations and they agree that circumstances with respect to such whole loan have changed such that a proposed P&I Advance in respect of the related mortgage loan would be recoverable; provided, however, that such determination will not be so binding on the certificateholders, the master servicer or the trustee in the event that the master servicer that made such determination is not approved as a master servicer by each of the Rating Agencies. Notwithstanding the foregoing, if the servicer with respect to the James Center Companion Loan determines that any advance of principal and/or interest with respect to the James Center Companion Loan would be recoverable, then the master servicer or the special servicer, as applicable, will continue to have the discretion to determine that any proposed P&I Advance or outstanding P&I Advance would be, or is, as applicable, a nonrecoverable P&I Advance. Once such a nonrecoverability determination is made by the master servicer or the special servicer, as applicable, or the master servicer or the special servicer, as applicable, receives written notice of such nonrecoverability determination by any of the other servicers, neither the master servicer nor the trustee will be permitted to make any additional P&I Advances with respect to the James Center Loan, except as set forth in this paragraph.

With respect to the Design Center of the Americas Loan, if any related master servicer with respect to a Design Center of the Americas Companion Loan determines in accordance with the servicing standard under the related pooling and servicing agreement that a P&I advance with respect to the Design Center of the Americas Companion Loan is not or will not ultimately be recoverable from related proceeds collected on that companion loan and consequently, such master servicer does not make such P&I advance, the master servicer will be required to rely upon such other master servicer’s determination and may not make any related P&I advance with respect to the Design Center of the Americas Loan under the pooling and servicing agreement unless such other master servicer is not a servicer approved by the rating agencies specified in the related intercreditor agreement and the pooling and servicing agreement. In addition, if the master servicer or the special servicer determines in accordance with the servicing standard that a P&I advance with respect to the Design Center of the Americas Loan will not ultimately be recoverable from related proceeds collected on the Design Center of the Americas Loan and consequently, the master servicer does not make such P&I advance, the master servicer for the Design Center of the Americas Companion Loan generally will not be required to make any related principal and/or interest advance with respect to the Design Center of the Americas Companion Loan under the related pooling and servicing agreement unless the master servicer is not a servicer approved by the rating agencies specified in the related intercreditor agreement and the pooling and servicing agreement.

The master servicer and the trustee each will be entitled to interest accrued on the amount of any advance it makes at a reimbursement rate per annum equal to the ‘‘prime rate’’ as published in the ‘‘Money Rates’’ section of The Wall Street Journal, as that ‘‘prime rate’’ may change from time to time. Interest on any advance will generally be payable to the party making the advance out of default interest, late payments or other collections collected on the related mortgage loan, as applicable, or, if the advance is determined to be nonrecoverable, together with the reimbursement of that advance, out of any amounts then on deposit in the certificate account. Interest accrued on outstanding advances will result in a reduction in amounts payable on the certificates unless the amount of default interest and late payments collected on the related mortgage loan is sufficient to pay that interest in full.

Appraisal Reductions

A mortgage loan (other than the DDR/Macquarie Mervyn's Portfolio Loan and the Design Center of the Americas Loan) will become a required appraisal loan upon the earliest of:

(1)	the date on which the mortgage loan becomes a modified mortgage loan,

(2)	the 90th day following the occurrence of any uncured delinquency in monthly payments on the mortgage loan,

(3)	the 90th day following the occurrence of an uncured delinquency in any balloon payment, or 150 days following such default, if the borrower has produced a written refinancing commitment that is reasonably acceptable to the special servicer and the majority certificateholder of the controlling class;

(4)	the date on which a receiver is appointed and continues in that capacity for a mortgaged property securing the mortgage loan,

(5)	the 60th day following the bankruptcy of the borrower, and

(6)	the date on which a mortgaged property securing the mortgage loan becomes an REO property.

Within 30 days of a mortgage loan becoming a required appraisal loan, or longer period if the special servicer is diligently and in good faith proceeding to obtain the appraisal, the special servicer is required to obtain an appraisal of the related mortgaged property from an independent MAI-designated appraiser, provided that if the mortgage loan has a principal balance of less than $2,000,000 at that time, a desktop estimation of value may be substituted for the required appraisal. No appraisal will be required if an appraisal was obtained within the prior twelve months unless the special servicer determines that such appraisal is materially inaccurate. The cost of the appraisal will be advanced by the master servicer and will be reimbursed to the master servicer as a servicing advance.

As a result of this appraisal, the special servicer may determine that an appraisal reduction amount exists on the required appraisal loan. The appraisal reduction amount for any required appraisal loan will be an amount, calculated as of the determination date immediately succeeding the date on which the appraisal is obtained, equal to the excess, if any, of the sum of (without duplication):

(1)	the stated principal balance of the required appraisal loan,

(2)	to the extent not previously advanced by or on behalf of the master servicer or the trustee, all unpaid interest on the required appraisal loan through the most recent due date before that determination date at a per annum rate equal to the related mortgage rate,

(3)	all related unreimbursed advances made for that required appraisal loan plus interest accrued on those advances at the reimbursement rate, and

(4)	all currently due and unpaid real estate taxes and assessments, insurance premiums and, if applicable, ground rents on the related mortgaged property, net of any escrow reserves held by the master servicer to cover any of these items,

90% of the appraised value of the related mortgaged property or REO property as determined by the appraisal (minus any downward adjustment which the special servicer deems prudent based upon its review of the appraisal and any other information the special servicer deems appropriate relating to the value of the mortgaged property or REO property as determined by the special servicer in accordance with the servicing standard (without implying any obligation to do so)) plus all escrow and reserves with respect to such required appraisal loan (other than amounts representing due and unpaid taxes, assessments, insurance premiums, ground rents and other amounts due and unpaid with respect to such required appraisal loan), net of the amount of any obligation secured by liens on the property that are prior to the lien of the required appraisal loan, and are not amounts related to items included in clause (4) above and were not taken into account in the calculation of the appraised value.

If a required appraisal is not obtained within 120 days of the date that the mortgage loan became a required appraisal loan (or, in the case of any uncured delinquency in any monthly payment or balloon payment, within 120 days of the date on which such monthly payment or balloon payment was first due), then until the appraisal is obtained, the appraisal reduction amount will equal 25% of the stated principal balance of the related required appraisal loan. Upon receipt of the required appraisal, the appraisal reduction amount for the required appraisal loan will be recalculated based upon the formula described above.

Within 30 days of each anniversary of the date a mortgage loan became a required appraisal loan, the special servicer is required to order an update of the prior appraisal. Based on the update, the special servicer will redetermine and report to the trustee the appraisal reduction amount, if any, for that mortgage loan. No update is required for a mortgage loan that has become a corrected mortgage loan and has remained current for twelve consecutive monthly payments, and for which no other special servicing event or other event that would cause the mortgage loan to be a required appraisal loan has occurred during the preceding twelve months. The cost of the updates will be covered by and reimbursable as a servicing advance.

A modified mortgage loan is any mortgage loan for which any special servicing event has occurred and that has been modified by the master servicer or special servicer in a manner that:

(1)	affects the amount or timing of any payment of principal or interest due on the mortgage loan, other than, or in addition to, bringing current monthly payments on that mortgage loan;

(2)	except as expressly contemplated by the related mortgage, results in a release of the lien of the mortgage on any material portion of the related mortgaged property without a corresponding principal prepayment in an amount not less than the fair market value, as is, of the property to be released; or

(3)	in the reasonable good faith judgment of the master servicer or special servicer, as applicable, materially impairs the security for that mortgage loan or reduces the likelihood of timely payment of amounts due on that mortgage loan.

With respect to the James Center Whole Loan, the special servicer will calculate any appraisal reduction amounts in the manner described above, provided that any such appraisal reductions will be allocated pro rata between the James Center Loan and the James Center Companion Loan (based on the respective principal balances thereof).

With respect to the Seven Springs Village Whole Loan and The Outlets at Hershey Whole Loan, the special servicer will calculate any appraisal reduction amounts in the manner described above, provided that any such appraisal reductions will be allocated first to the Seven Springs Village B Note or The Outlets at Hershey B Note, as applicable (up to the outstanding principal balance thereof), and then to Seven Springs Village Loan or The Outlets at Hershey Loan, as applicable.

With respect to the First National Bank Center Loan, the calculation of any appraisal reduction amount will take into account both the pooled and non-pooled portions of that mortgage loan. Any resulting appraisal reduction amount relating to the First National Bank Center Loan will be allocated first to the First National Bank Center Junior Portion (up to the amount of the outstanding principal balance thereof), and then to the First National Bank Center Senior Portion.

Reports to Certificateholders; Available Information

Trustee Reports

On each distribution date, the trustee will be required to provide or make available to each holder of a companion loan, each holder of a B note and to each holder of a certificate as of the related record date a distribution date statement providing information relating to distributions made on that date for the relevant class and the recent status of the mortgage pool. For a discussion of the particular items of information included in each distribution date statement, as well as a discussion of annual information reports to be furnished by the trustee to persons who at any time during the prior calendar year were holders of the certificates, see ‘‘Description of the Certificates—Reports to Certificateholders’’ in the prospectus.

In addition, the trustee will provide or make available on each distribution date to each certificateholder, each holder of a B note and to any holders of a companion loan a CMSA reconciliation of funds report and, to the extent received from the master servicer, the following reports prepared by the master servicer or the special servicer, as applicable, substantially in the forms provided in the pooling and servicing agreement, which forms are subject to change, and including substantially the following information:

(1)	A report as of the close of business on the immediately preceding determination date, containing some categories of information regarding the mortgage loans provided in Annex A to this prospectus supplement in the tables under the caption ‘‘Characteristics of the Mortgage Loans,’’ calculated, where applicable, on the basis of the most recent relevant information provided by the borrowers to the master servicer and by the master servicer to the trustee, and presented in a loan-by-loan and tabular format substantially similar to the formats utilized in Annex A to this prospectus supplement;

(2)	A CMSA delinquent loan status report;

(3)	A CMSA historical loan modification and corrected loan report;

(4)	A CMSA historical liquidation report;

(5)	A CMSA REO status report;

(6)	A CMSA servicer watch list; and

(7)	A CMSA advance recovery report;

The master servicer or the special servicer, as applicable, may omit any information from these reports that the master servicer or the special servicer regards as confidential. None of the master servicer, the special servicer or the trustee will be responsible for the accuracy or completeness of any information supplied to it by a borrower or other third party that is included in any reports, statements, materials or information prepared or provided by the master servicer, the special servicer or the trustee, as applicable. Some information will be made available to certificateholders by electronic transmission as may be agreed upon between the depositor and the trustee.

Before each distribution date, the master servicer will deliver to the trustee by electronic means the following reports, substantially in the forms provided in the pooling and servicing agreement, which forms are subject to change:

(1)	a CMSA comparative financial status report; and

(2)	a CMSA loan periodic update file.

In addition, the master servicer or special servicer, as applicable, is also required to prepare for each mortgaged property and REO property:

(1)	Within 30 days after receipt of a quarterly operating statement, if any, beginning with the calendar quarter ended March, 2006, a CMSA operating statement analysis report, substantially in the form provided in the pooling and servicing agreement, but only to the extent the related borrower is required by the mortgage to deliver and does deliver, or otherwise agrees to provide and does provide, that information, for the mortgaged property or REO property as of the end of that calendar quarter. The master servicer or special servicer, as applicable, will deliver to the trustee by electronic means the CMSA operating statement analysis report upon request; and

(2)	Within 30 days after receipt by the master servicer of an annual operating statement, a CMSA NOI adjustment analysis worksheet, substantially in the form provided in the pooling and servicing agreement, but only to the extent the related borrower is required by the mortgage to deliver and does deliver, or otherwise agrees to provide and does provide, that information, presenting the computation made in accordance with the methodology described in the pooling and servicing agreement to ‘‘normalize’’ the full year net operating income and debt service coverage numbers used by the master servicer to satisfy its reporting obligation described in clause (1) above. The master servicer will deliver to the trustee by electronic means the CMSA NOI adjustment analysis worksheet upon request.

Certificate owners and holders of companion loans who have certified to the trustee their beneficial ownership of any offered certificate or ownership of a companion loan may also obtain access to any of the trustee reports upon request. Otherwise, until the time definitive certificates are issued to evidence the offered certificates, the information described above will be available to the related certificate owners only if DTC and its participants provide the information to certificate owners. Communications by DTC to participants, and by participants to certificate owners, will be governed by arrangements among them, consistent with any statutory or regulatory requirements as may be in effect from time to time. Except as provided in this prospectus supplement, the master servicer, the special servicer, the trustee, the depositor and the certificate registrar are required to recognize as certificateholders only those persons in whose names the certificates are registered on the books and records of the certificate registrar and holders of companion loans.

Information Available Electronically

The trustee will make available each month, on a restricted basis, via its Internet website initially located at www.ctslink.com, the distribution date statement and the trustee reports (including the CMSA investor reports described above), as well as the depositor's annual reports on Form 10-K, distribution reports on Form 10-D, current reports on Form 8-K, and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act. Such information will be restricted and made available only to such persons that are party to the pooling and servicing agreement, holders of a companion loan, holder of a B note, rating agencies, designees of the depositor and any other person upon receipt by the trustee of a certification from such person in the form attached to the pooling and servicing agreement (which certification may also be delivered electronically via the trustee’s website). The depositor may at any time instruct the trustee to post additional information, or to remove the restriction from any or all of such information. In addition, the trustee will make available, as a convenience for interested parties (and not in furtherance of the distribution of the prospectus or the prospectus supplement under the securities laws), the pooling and servicing agreement, the prospectus and the prospectus supplement via the trustee’s internet website. The trustee will make no representations or warranties as to the accuracy or completeness of such documents and will assume no responsibility for them. In addition, the trustee may disclaim responsibility for any information distributed by the trustee for which it is not the original source.

In connection with providing access to the trustee’s internet website, the trustee may require registration and the acceptance of a disclaimer. The trustee will not be liable for the dissemination of information in accordance with the pooling and servicing agreement.

Other Information

The trustee will make available at its offices, during normal business hours, for review by any holder, certificate owner or prospective purchaser of an offered certificate, holder of any companion loan or holder of a B note, originals or copies of the following items to the extent they are held by the trustee:

(1)	the pooling and servicing agreement and any amendments;

(2)	all trustee reports delivered to holders of each relevant class of offered certificates since the settlement date;

(3)	all officers’ certificates and accountants’ reports delivered to the trustee since the settlement date as described under ‘‘The Pooling and Servicing Agreements —Evidence as to Compliance’’ in the prospectus;

(4)	the most recent property inspection report prepared by or on behalf of the master servicer or the special servicer, as applicable, and delivered to the trustee for each mortgaged property;

(5)	the most recent annual operating statements, if any, collected by or on behalf of the master servicer or the special servicer, as applicable, and delivered to the trustee for each mortgaged property; and

(6)	the mortgage note, mortgage and other legal documents relating to each mortgage loan, including any and all modifications, waivers and amendments of the terms of a mortgage loan entered into by the master servicer or special servicer, as applicable, and delivered to the trustee.

The trustee will provide copies of the items described above upon reasonable written request. The trustee may require payment for the reasonable costs and expenses of providing the copies and may also require a confirmation executed by the requesting person or entity, in a form reasonably acceptable to the trustee, to the effect that the person or entity making the request is a beneficial owner or prospective purchaser of offered certificates or a holder of a companion loan, is requesting the information solely for use in evaluating its investment and will otherwise keep the information confidential. Certificateholders, by the acceptance of their certificates, will be deemed to have agreed to keep this information confidential. The master servicer may, but is not required to, make information available over the Internet.

Pursuant to the pooling and servicing agreement, the master servicer and special servicer, as the case may be, may make available from time to time, at their sole option, either by telephone, electronically or otherwise, an employee to answer questions from certificate owners, companion loan holders or B note holders regarding the performance and servicing of the mortgage loans and/or REO properties for which the master servicer or special servicer, as the case may be, is responsible. The master servicer and the special servicer each will condition such disclosure upon such certificate owner, holder of a companion loan or B note holders entering into a confidentiality agreement regarding such disclosure to it. Neither the master servicer nor the special servicer will provide any information or disclosures in violation of any applicable law, rule or regulation.

Voting Rights

At all times during the term of the pooling and servicing agreement, the voting rights for the certificates will be allocated as follows:

(1)	98% among the holders of the classes of principal balance certificates (including the Class FNB certificates) in proportion to the certificate balances of their certificates, adjusted as described below,

(2)	1% among the holders of the Class X certificates, and

(3)	1% allocated equally among the holders of the respective classes of REMIC residual certificates.

Voting rights allocated to a class of certificateholders will be allocated among those certificateholders in proportion to the percentage interests in the class evidenced by their respective certificates.

Termination; Retirement Of Certificates

The obligations created by the pooling and servicing agreement will terminate following the earliest of:

(1)	the final payment, or advance of that payment, or other liquidation of the last mortgage loan (including the First National Bank Center Junior Portion) and/or REO property in the trust; or

(2)	the purchase of all of the assets of the trust (including the First National Bank Center Junior Portion) by the master servicer or, if the master servicer elects not to make the purchase, the majority certificateholder of the controlling class, or if the majority certificateholder of the controlling class elects not to make the purchase, the special servicer, or if the special servicer elects not to make the purchase, the depositor, when the then aggregate stated principal balance of the mortgage pool (including the First National Bank Center Junior Portion) is less than 1% of the initial pool balance; or

(3)	the exchange of all then outstanding certificates, including the Class X certificates and Class FNB certificates but excluding the REMIC residual certificates and the Class S certificates, for the mortgage loans remaining in the trust at any time the aggregate principal balances of the Class A-1, Class A-1D, Class A-1A, Class A-2, Class A-3, Class A-4, Class A-M, Class A-J, Class B, Class C, Class D, Class E, Class F, Class G, Class H and Class J certificates have been reduced to zero, but all the holders of such classes of outstanding certificates would have to voluntarily participate in such exchange.

Any purchase by the master servicer, the majority certificateholder of the controlling class, the special servicer or the depositor of all the mortgage loans and other assets in the trust is required to be made at a price equal to:

(1)	the aggregate unpaid principal balance of all the mortgage loans plus accrued and unpaid interest, exclusive of mortgage loans for which the related mortgaged properties have become REO properties, then included in the trust; plus

(2)	the aggregate fair market value of all REO properties then included in the trust, which fair market value for any REO property may be less than the purchase price for the corresponding mortgage loan, as determined by an appraiser mutually agreed upon by the special servicer and the trustee; minus

(3)	if the purchase is by the master servicer, the aggregate of all amounts payable or reimbursable to the master servicer under the pooling and servicing agreement.

Written notice of termination of the pooling and servicing agreement will be given to each certificateholder. The final distribution will be made only upon surrender and cancellation of the certificates at the office of the certificate registrar or other location specified in the notice of termination.

On the final distribution date, the aggregate amount paid by the master servicer, the majority certificateholder of the controlling class, the special servicer or the depositor, as the case may be, for the mortgage loans and other assets in the trust, if the trust is to be terminated as a result of the purchase of all of the assets, together with all other amounts on deposit in the certificate account, net of any portion of the foregoing not otherwise payable to a person other than the certificateholders, will be applied as described above under ‘‘—Distributions—Application of the Available Distribution Amount.’’

The Trustee and the Custodian

Wells Fargo Bank, N.A. ("Wells Fargo Bank") will act as Trustee and under the pooling and servicing agreement. Wells Fargo Bank is a national banking association and a wholly-owned subsidiary of Wells Fargo & Company. A diversified financial services company with approximately $397 billion in assets, 24 million customers and 143,000 employees, Wells Fargo & Company is among the leading U.S. bank holding companies, providing banking, insurance, trust, mortgage and consumer finance services throughout the United States and internationally. Wells Fargo Bank provides retail and commercial banking services and corporate trust, custody, securities lending, securities transfer, cash management, investment management and other financial and fiduciary services. The Depositor, the Sponsor, the Master Servicer, the Special Servicer, the Primary Servicer and the Sellers may maintain banking and other commercial relationships with Wells Fargo Bank and its affiliates. Wells Fargo Bank's principal corporate trust offices are located at 9062 Old Annapolis Road, Columbia, Maryland 21045-1951 and its office for certificate transfer services is located at Sixth Street and Marquette Avenue, Minneapolis, Minnesota 55479-0113.

Wells Fargo Bank has provided corporate trust services since 1934. Wells Fargo Bank acts as a trustee for a variety of transactions and asset types, including corporate and municipal bonds, mortgage-backed and asset-backed securities and collateralized debt obligations. As of November 30, 2005, Wells Fargo Bank was acting as trustee on more than 325 series of commercial mortgage-backed securities with an aggregate principal balance of approximately $200 billion.

The trustee is at all times required to be, and will be required to resign if it fails to be,

(1)	a corporation or association, organized and doing business under the laws of the United States of America or any state thereof or the District of Columbia, authorized under those laws to exercise corporate trust powers, having a combined capital and surplus of not less than $100,000,000, or, in some cases, a lesser amount that each rating agency has confirmed would not cause it to qualify, downgrade or withdraw its rating on any class of certificates, and subject to supervision or examination by federal or state authority, and

(2)	an institution whose long-term senior unsecured debt, or that of its fiscal agent, if applicable, is rated not less than ‘‘AA−’’ (or ‘‘A+’’ as long as the short term unsecured debt is ‘‘F-1’’) by Fitch, ‘‘AA−’’ (or ‘‘A+’’ as long as the short-term senior unsecured debt is ‘‘A-1’’) by Standard & Poor’s, or lower ratings that the rating agencies would permit without causing them to qualify, downgrade or withdraw any of the then-current ratings of the certificates.

Wells Fargo Bank is acting as custodian of the mortgage loan files pursuant to the pooling and servicing agreement. In that capacity, Wells Fargo Bank is responsible to hold and safeguard the mortgage notes and other contents of the mortgage files on behalf of the Trustee and the Certificateholders. Wells Fargo Bank has been engaged in the mortgage document custody business for more than 25 years. Wells Fargo Bank maintains document custody facilities in its Minneapolis, Minnesota headquarters and in three regional offices located in Richfield, Minnesota, Irvine, California, and Salt Lake City, Utah. Wells Fargo Bank maintains mortgage custody vaults in each of those locations with an aggregate capacity of over eleven million files. Wells Fargo Bank maintains each mortgage loan file is a separate file folder marked with a unique bar code to assure loan-level file integrity and to assist in inventory management. Files are segregated by transaction or investor.

YIELD AND MATURITY CONSIDERATIONS

Yield Considerations

The yield to maturity of each class of certificates will depend on, among other things:

(1)	the purchase price of the certificates;

(2)	the applicable pass-through rate;

(3)	the actual performance of the mortgage loans; and

(4)	the rate and timing of payments on the mortgage loans.

The Purchase Price of the Certificates

The amount by which the yield to maturity of an offered certificate may vary from the anticipated yield will depend, in part, upon the degree to which that certificate is purchased at a discount or premium and when, and to what degree, payments of principal on the mortgage loans are in turn distributed on, or otherwise result in, the reduction of the principal balance or notional amount, as the case may be, of that certificate. You should consider, in the case of any offered certificate purchased at a discount, the risk that a slower than anticipated rate of principal payments on that certificate could result in an actual yield to you that is lower than the anticipated yield and, in the case of any offered certificate purchased at a premium, the risk that a faster than anticipated rate of principal payments on that certificate could result in an actual yield to you that is lower than the anticipated yield. Typically, the earlier a payment of principal is made on an offered certificate purchased at a discount or premium, the greater will be the effect on the yield to maturity of that certificate. As a result, the effect on yield of principal payments on offered certificates occurring at a rate higher or lower than the rate anticipated during any particular period would not be fully offset by a subsequent like reduction or increase in the rate of principal payments during a later period.

Applicable Pass-Through Rate

The pass-through rate for each class of offered certificates will be as specified in ‘‘Description of the Certificates—Pass-Through Rates.’’

See ‘‘Description of the Mortgage Pool’’ in this prospectus supplement and ‘‘—Rate and Timing of Principal Payments on the Mortgage Loans’’ below.

Actual Performance of the Mortgage Loans

The yield to holders of the offered certificates will also depend on the extent to which holders are required to bear the effects of any losses or shortfalls on the mortgage loans. Losses and other shortfalls on the mortgage loans will be borne as described in ‘‘Description of the Certificates—Subordination; Allocation of Losses and Expenses’’ and ‘‘Risk Factors—Allocations of losses on the mortgage loans will reduce your payments and yield on your certificates.’’

Rate and Timing of Principal Payments on the Mortgage Loans

The yield to holders of the offered certificates will be affected by the rate and timing of principal payments on the mortgage loans, including principal prepayments on the mortgage loans resulting from both voluntary prepayments by the borrowers and involuntary liquidations. The rate and timing of principal payments on the mortgage loans will in turn be affected by, among other things, their amortization schedules, the dates on which balloon payments are due, any extension of maturity dates by the master servicer or the special servicer, the rate and timing of any reimbursement of the master servicer, the special servicer or the trustee, as applicable, out of the certificate account of nonrecoverable advances or advances remaining unreimbursed on a modified mortgage loan on the date of such modification (together with interest on such advances), and the rate and timing of principal prepayments and other unscheduled collections on the mortgage loans, including, for this purpose, collections resulting from liquidations of mortgage loans due to defaults, casualties or condemnations affecting the mortgaged properties, or purchases of mortgage loans out of the trust and the allocation of such amounts under any related intercreditor agreement. Prepayments, liquidations and purchases of the mortgage loans will result in distributions on the principal balance certificates of amounts that otherwise would have been distributed, and reductions in the notional amount of the Class X certificates that would otherwise have occurred, over the remaining terms of the mortgage loans. See ‘‘Description of the Mortgage Pool— Prepayment Provisions’’ and ‘‘—Earnouts and Additional Collateral Loans’’ in this prospectus supplement. Defaults on the mortgage loans, particularly at or near their stated maturity dates, may result in significant delays in payments of principal on the mortgage loans, and, accordingly, on the principal balance certificates, while work-outs are negotiated or foreclosures are completed. See ‘‘Servicing of the Mortgage Loans— Modifications, Waivers, Amendments and Consents’’ in this prospectus supplement and ‘‘The Pooling and Servicing Agreements—Realization Upon Defaulted Mortgage Loans’’ and ‘‘Legal Aspects of Mortgage Loans—Foreclosure’’ in the prospectus.

Because the notional amount of the Class XC certificates is based upon the outstanding certificate balance of all the other classes of certificates (other than the Class XP, Class S and the REMIC residual certificates), and because the notional amount of the Class XP certificates is based upon the component notional amount of the Class A-1, Class A-1D, Class A-1A, Class A-2, Class A-3, Class A-4, Class D, Class E, Class F, Class G, Class H, Class J, Class K and Class L components and the outstanding certificate balance of the Class A-M, Class A-J, Class B and Class C certificates, the yield to maturity on the Class XC and Class XP certificates will be extremely sensitive to the rate and timing of principal prepayments, liquidations, defaults and principal losses. Also, a rapid rate of principal prepayments, liquidations and/or principal losses could result in the failure to recover the initial investment in the Class X certificates.

The failure on the part of any borrower to pay its ARD loan on its anticipated repayment date may result in significant delays in payments of principal on that ARD loan and on the offered certificates. Because the rate of principal payments or prepayments on the mortgage loans will depend on future events and a variety of factors, no assurance can be given as to the actual rate of principal payments or prepayments. The depositor is not aware of any publicly available or authoritative statistics that address the historical prepayment experience of a large group of mortgage loans comparable to the mortgage loans.

Factors That Affect the Rate and Timing of Payments and Defaults

The rate and timing of principal payments and defaults and the severity of losses on the mortgage loans may be affected by a number of factors, including prevailing interest rates, the terms of the mortgage loans, including prepayment premiums, prepayment lockout periods and amortization terms that require balloon payments, the demographics and relative economic vitality of the areas in which the mortgaged properties are located and the general supply and demand for comparable residential and commercial space in those areas, the quality of management of the mortgaged properties, the servicing of the mortgage loans, possible changes in tax laws and other opportunities for investment. See ‘‘Risk Factors’’ and ‘‘Description of the Mortgage Pool—Earnouts and Additional Collateral Loans’’ in this prospectus supplement and ‘‘Risk Factors’’ and ‘‘Yield and Maturity Considerations—The Effects of Prepayments on Yield’’ in the prospectus.

The rate of prepayment on the mortgage pool is likely to be affected by prevailing market interest rates for mortgage loans of a comparable type, term and risk level. When the prevailing market interest rate is below a mortgage coupon, a borrower may have an increased incentive to refinance its mortgage loan. See ‘‘Description of the Mortgage Pool’’ in this prospectus supplement.

Delay in Payment of Distributions

Because monthly distributions will not be made to certificateholders until a date that is scheduled to be at least 10 days following the end of the related interest accrual period, the effective yield to the holders of the offered certificates will be lower than the yield that would otherwise be produced by the applicable pass-through rates and purchase prices, assuming those prices did not account for that delay.

Unpaid Distributable Certificate Interest

As described under ‘‘Description of the Certificates—Distributions—Application of the Available Distribution Amount’’ in this prospectus supplement, if the portion of the available distribution amount distributable in respect of interest on any class of offered certificates on any distribution date is less than the distributable certificate interest then payable for that class, the shortfall will be distributable to holders of that class of certificates on subsequent distribution dates to the extent of available funds. Any shortfall will not bear interest, however, and will therefore negatively affect the yield to maturity of that class of certificates for so long as it is outstanding.

Weighted Average Life

The weighted average life of a certificate refers to the average amount of time that will elapse from the date of its issuance until each dollar allocable to principal of that certificate is distributed to the holder of that certificate or, in the case of the Class X certificates, the notional amount of that certificate is reduced to zero. For purposes of this prospectus supplement, the weighted average life of a certificate is determined by:

(1)	multiplying the amount of each principal distribution or reduction of the notional amount on the certificate by the number of years from the settlement date to the related distribution date,

(2)	summing the results, and

(3)	dividing the sum by the aggregate amount of the reductions in the principal balance or notional amount of that certificate.

The weighted average life of any certificate will be influenced by, among other things, the rate at which principal of the mortgage loans is paid or otherwise collected or advanced or applied in respect of nonrecoverable advances and the extent to which those payments, collections and advances of principal are in turn applied in reduction of the certificate balance or notional amount of the class of certificates to which the certificate belongs. If the balloon payment on a balloon loan having a due date after the determination date in any month is received on the stated maturity date thereof, the excess of that payment over the related assumed monthly payment will not be included in the available distribution amount until the distribution date in the following month. As a result, the weighted average life of the certificates may be extended. Prepayments on mortgage loans may be measured by a prepayment standard or model. The model used in this prospectus supplement is the CPR or constant prepayment rate model. The CPR model assumes that a group of mortgage loans experiences prepayments each month at a specified constant annual rate. As used in each of the following sets of tables for any particular class, the column headed ‘‘0%’’ assumes that none of the mortgage loans is prepaid before maturity, or the anticipated repayment date, with respect to the ARD loans. The columns headed ‘‘25%,’’ ‘‘50%,’’ ‘‘75%’’ and ‘‘100%’’ assume that no prepayments are made on any mortgage loan during that mortgage loan’s prepayment lockout, defeasance or yield maintenance period and are otherwise made on each of the mortgage loans at the indicated CPR percentages. There is no assurance, however, that prepayments of the mortgage loans, whether or not in a prepayment lockout period, defeasance period or yield maintenance period will conform to any particular CPR percentages, and no representation is made that the mortgage loans will prepay in accordance with the assumptions at any of the CPR percentages shown or at any other particular prepayment rate, that all the mortgage loans will prepay in accordance with the assumptions at the same rate or that mortgage loans that are in a prepayment lockout period, defeasance period or yield maintenance period will not prepay as a result of involuntary liquidations upon default or otherwise.

A prepayment lockout period is any period during which the terms of the mortgage loan prohibit voluntary prepayments on the part of the borrower. A defeasance period is any period during which the borrower may, under the terms of the mortgage loan, exercise a defeasance option. A yield maintenance period is any period during which the terms of the mortgage loan require the borrower to make a yield maintenance payment together with any voluntary prepayment of the mortgage loan.

The following tables indicate the percentage of the initial certificate balance of each class of offered certificates that would be outstanding after each of the dates shown at the indicated CPR percentages and the corresponding weighted average life of that class of certificates. The tables have been prepared on the basis of the information set forth on Annex A to this prospectus supplement and the following modeling assumptions:

(1)	the initial certificate balance, and the pass-through rate for each class of certificates are as provided in this prospectus supplement;

(2)	the scheduled monthly payments for each mortgage loan are based on payments of principal and interest (or of interest only, for those mortgage loans identified on Annex A to this prospectus supplement as being interest-only or having an interest-only period) described on Annex A to this prospectus supplement;

(3)	all scheduled monthly payments, including balloon payments, are timely received on the first day of each month beginning in February 2006;

(4)	there are no delinquencies or losses, extensions of maturity or appraisal reduction amounts on the mortgage loans and there are no casualties or condemnations affecting the mortgaged properties;

(5)	prepayments are made on each of the mortgage loans at the indicated CPR percentages provided in the table without regard to any limitations in the mortgage loans on partial voluntary principal prepayments, except to the extent modified below by the assumption numbered (13);

(6)	the ARD loans mature on their respective anticipated repayment dates;

(7)	each mortgage loan accrues interest under the method specified in ‘‘Description of the Mortgage Pool—Calculations of Interest’’; provided, however, that for those loans, if any, with fixed monthly payments during an interest-only period, interest rates were imputed based on the fixed monthly payments required under those loans during the interest-only period;

(8)	none of the master servicer, the majority certificateholder of the controlling class, the special servicer or the depositor exercises its right of optional termination described in this prospectus supplement;

(9)	no mortgage loan is repurchased or is required to be repurchased by a mortgage loan seller;

(10)	no Prepayment Interest Shortfalls are incurred and no prepayment premiums or yield maintenance charges are collected;

(11)	there are no additional trust expenses;

(12)	distributions on the certificates are made on the 10th calendar day of each month, beginning in February 2006;

(13)	no prepayments are received on any mortgage loan during that mortgage loan’s prepayment lockout period, defeasance period or yield maintenance period;

(14)	the prepayment provisions for each mortgage loan are as described in Annex A to this prospectus supplement;

(15)	no prepayments are received due to the failure to satisfy the requirements to release earnout amounts for each earnout loan (see ‘‘Characteristics of the Mortgage Loans—Earnout Loans’’ in Annex A to this prospectus supplement);

(16)	any mortgage loan with the choice of defeasance or yield maintenance chooses yield maintenance;

(17)	the Seven Springs Village Loan and The Outlets at Hershey Loan do not have a related Seven Springs Village B Note or Outlets at Hershey B Note, respectively;

(18)	the IHOP-Newington CT loan, the IHOP-Newington NH loan and the IHOP-Decatur Al loan have monthly payments on the 15th of each month. A one-month interest only payment will be reserved on the Closing Date to fund a full month of interest to the trust for the February distribution date. For modeling purposes, a one-month remaining interest only period was used with the February 15th payment of principal and interest due on these mortgage loans paying the March distribution payment on the certificates. For the February 2006 distribution, the above referenced loan is locked out from prepayment and an interest only payment is received. See Annex A for further information;

(19)	for the IHOP-Newington CT loan, the IHOP-Newington NH loan and the IHOP-Decatur Al loan, the right of the lender to reset the current interest rate in 2016 is not exercised; and

(20)	the settlement date is January 31, 2006.

To the extent that the mortgage loans have characteristics or experience performance that differs from those assumed in preparing the tables set forth below, the principal balances of the certificates may be reduced to zero on a date earlier or later than indicated by the tables. It is highly unlikely that the mortgage loans will prepay or perform in accordance with the modeling assumptions at any constant rate until maturity or that all the mortgage loans will prepay in accordance with the modeling assumptions or at the same rate. For example, some of the mortgage loans may not permit voluntary partial prepayments. In addition, variations in the actual prepayment experience and the balance of the specific mortgage loans that prepay may increase or decrease the percentages of initial certificate balances (and weighted average lives) shown in the following tables. Such variations may affect the rate of principal payments to the certificates even if the average prepayment experience of the mortgage loans is equal to the specified CPR percentages. In addition, the actual pre-tax yields on, or any other payment characteristics of, any class of offered certificates may not correspond to any of the information shown in the yield tables in this prospectus supplement, and the aggregate purchase prices of the offered certificates may not be as assumed. You must make your own decisions as to the appropriate assumptions, including prepayment assumptions to be used in deciding whether to purchase the offered certificates.

You are urged to conduct your own analyses of the rates at which the mortgage loans may be expected to prepay.

Based on the modeling assumptions, the following tables indicate the resulting weighted average lives of the Class A-1, Class A-1D, Class A-1A, Class A-2, Class A-3, Class A-4, Class A-M, Class A-J, Class B, Class C, Class D and Class E certificates and the percentage of the initial certificate balance of each class of certificates that would be outstanding after the closing date and each of the distribution dates shown under the applicable assumptions at the indicated CPR percentages.

Percentages of the Initial Certificate Balance of
the Class A-1 Certificates At 0% CPR during lockout,
defeasance, yield maintenance period and otherwise at indicated CPR

	Prepayment Assumption (CPR)
Date	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
Closing Date	100	100	100	100	100
January 10, 2007	88	88	88	88	88
January 10, 2008	75	75	75	75	75
January 10, 2009	56	56	56	56	56
January 10, 2010	31	31	31	31	31
January 10, 2011	0	0	0	0	0
Weighted Average Life (in years)	2.98	2.96	2.95	2.95	2.94

Percentages of the Initial Certificate Balance of
the Class A-1D Certificates At 0% CPR during lockout,
defeasance, yield maintenance period and otherwise at indicated CPR

	Prepayment Assumption (CPR)
Date	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
Closing Date	100	100	100	100	100
January 10, 2007	88	88	88	88	88
January 10, 2008	75	75	75	75	75
January 10, 2009	56	56	56	56	56
January 10, 2010	31	31	31	31	31
January 10, 2011	0	0	0	0	0
Weighted Average Life (in years)	2.98	2.96	2.95	2.95	2.94

Percentages of the Initial Certificate Balance of
the Class A-1A Certificates at 0% CPR during lockout,
defeasance, yield maintenance period and otherwise at indicated CPR

	Prepayment Assumption (CPR)
Date	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
Closing Date	100	100	100	100	100
January 10, 2007	100	100	100	100	100
January 10, 2008	100	100	100	100	100
January 10, 2009	99	99	99	99	99
January 10, 2010	99	99	99	99	99
January 10, 2011	65	65	65	65	65
January 10, 2012	65	65	65	65	65
January 10, 2013	64	64	64	64	64
January 10, 2014	63	63	63	63	63
January 10, 2015	62	62	62	62	62
January 10, 2016	0	0	0	0	0
Weighted Average Life (in years)	7.84	7.83	7.83	7.82	7.69

Percentages of the Initial Certificate Balance of
the Class A-2 Certificates at 0% CPR during lockout,
defeasance, yield maintenance period and otherwise at indicated CPR

	Prepayment Assumption (CPR)
Date	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
Closing Date	100	100	100	100	100
January 10, 2007	100	100	100	100	100
January 10, 2008	100	100	100	100	100
January 10, 2009	100	100	100	100	100
January 10, 2010	100	100	100	100	100
January 10, 2011	1	1	1	1	1
January 10, 2012	0	0	0	0	0
Weighted Average Life (in years)	4.71	4.71	4.69	4.67	4.47

Percentages of the Initial Certificate Balance of
the Class A-3 Certificates at 0% CPR during lockout,
defeasance, yield maintenance period and otherwise at indicated CPR

	Prepayment Assumption (CPR)
Date	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
Closing Date	100	100	100	100	100
January 10, 2007	100	100	100	100	100
January 10, 2008	100	100	100	100	100
January 10, 2009	100	100	100	100	100
January 10, 2010	100	100	100	100	100
January 10, 2011	100	100	100	100	100
January 10, 2012	83	83	83	83	83
January 10, 2013	50	50	50	50	50
January 10, 2014	30	30	30	30	30
January 10, 2015	8	8	8	8	8
January 10, 2016	0	0	0	0	0
Weighted Average Life (in years)	7.22	7.22	7.21	7.21	7.19

Percentages of the Initial Certificate Balance of
the Class A-4 Certificates at 0% CPR during lockout,
defeasance, yield maintenance period and otherwise at indicated CPR

	Prepayment Assumption (CPR)
Date	0% CPR	25% CPR	50%CPR	75% CPR	100% CPR
Closing Date	100	100	100	100	100
January 10, 2007	100	100	100	100	100
January 10, 2008	100	100	100	100	100
January 10, 2009	100	100	100	100	100
January 10, 2010	100	100	100	100	100
January 10, 2011	100	100	100	100	100
January 10, 2012	100	100	100	100	100
January 10, 2013	100	100	100	100	100
January 10, 2014	100	100	100	100	100
January 10, 2015	100	100	100	100	100
January 10, 2016	0	0	0	0	0
Weighted Average Life (in years)	9.66	9.64	9.61	9.57	9.35

Percentages of the Initial Certificate Balance of
the Class A-M Certificates at 0% CPR during lockout,
defeasance, yield maintenance period and otherwise at indicated CPR

	Prepayment Assumption (CPR)
Date	0% CPR	25% CPR	50%CPR	75% CPR	100% CPR
Closing Date	100	100	100	100	100
January 10, 2007	100	100	100	100	100
January 10, 2008	100	100	100	100	100
January 10, 2009	100	100	100	100	100
January 10, 2010	100	100	100	100	100
January 10, 2011	100	100	100	100	100
January 10, 2012	100	100	100	100	100
January 10, 2013	100	100	100	100	100
January 10, 2014	100	100	100	100	100
January 10, 2015	100	100	100	100	100
January 10, 2016	0	0	0	0	0
Weighted Average Life (in years)	9.86	9.85	9.84	9.81	9.61

Percentages of the Initial Certificate Balance of
the Class A-J Certificates at 0% CPR during lockout,
defeasance, yield maintenance period and otherwise at indicated CPR

	Prepayment Assumption (CPR)
Date	0% CPR	25% CPR	50%CPR	75% CPR	100% CPR
Closing Date	100	100	100	100	100
January 10, 2007	100	100	100	100	100
January 10, 2008	100	100	100	100	100
January 10, 2009	100	100	100	100	100
January 10, 2010	100	100	100	100	100
January 10, 2011	100	100	100	100	100
January 10, 2012	100	100	100	100	100
January 10, 2013	100	100	100	100	100
January 10, 2014	100	100	100	100	100
January 10, 2015	100	100	100	100	100
January 10, 2016	0	0	0	0	0
Weighted Average Life (in years)	9.86	9.86	9.86	9.86	9.66

Percentages of the Initial Certificate Balance of
the Class B Certificates at 0% CPR during lockout,
defeasance, yield maintenance period and otherwise at indicated CPR

	Prepayment Assumption (CPR)
Date	0% CPR	25% CPR	50%CPR	75% CPR	100% CPR
Closing Date	100	100	100	100	100
January 10, 2007	100	100	100	100	100
January 10, 2008	100	100	100	100	100
January 10, 2009	100	100	100	100	100
January 10, 2010	100	100	100	100	100
January 10, 2011	100	100	100	100	100
January 10, 2012	100	100	100	100	100
January 10, 2013	100	100	100	100	100
January 10, 2014	100	100	100	100	100
January 10, 2015	100	100	100	100	100
January 10, 2016	0	0	0	0	0
Weighted Average Life (in years)	9.94	9.90	9.86	9.86	9.69

Percentages of the Initial Certificate Balance of
the Class C Certificates at 0% CPR during lockout,
defeasance, yield maintenance period and otherwise at indicated CPR

	Prepayment Assumption (CPR)
Date	0% CPR	25% CPR	50%CPR	75% CPR	100% CPR
Closing Date	100	100	100	100	100
January 10, 2007	100	100	100	100	100
January 10, 2008	100	100	100	100	100
January 10, 2009	100	100	100	100	100
January 10, 2010	100	100	100	100	100
January 10, 2011	100	100	100	100	100
January 10, 2012	100	100	100	100	100
January 10, 2013	100	100	100	100	100
January 10, 2014	100	100	100	100	100
January 10, 2015	100	100	100	100	100
January 10, 2016	0	0	0	0	0
Weighted Average Life (in years)	9.94	9.94	9.94	9.86	9.69

Percentages of the Initial Certificate Balance of
the Class D Certificates at 0% CPR during lockout,
defeasance, yield maintenance period and otherwise at indicated CPR

	Prepayment Assumption (CPR)
Date	0% CPR	25% CPR	50%CPR	75% CPR	100% CPR
Closing Date	100	100	100	100	100
January 10, 2007	100	100	100	100	100
January 10, 2008	100	100	100	100	100
January 10, 2009	100	100	100	100	100
January 10, 2010	100	100	100	100	100
January 10, 2011	100	100	100	100	100
January 10, 2012	100	100	100	100	100
January 10, 2013	100	100	100	100	100
January 10, 2014	100	100	100	100	100
January 10, 2015	100	100	100	100	100
January 10, 2016	0	0	0	0	0
Weighted Average Life (in years)	9.94	9.94	9.94	9.87	9.69

Percentages of the Initial Certificate Balance of
the Class E Certificates at 0% CPR during lockout,
defeasance, yield maintenance period and otherwise at indicated CPR

	Prepayment Assumption (CPR)
Date	0% CPR	25% CPR	50%CPR	75% CPR	100% CPR
Closing Date	100	100	100	100	100
January 10, 2007	100	100	100	100	100
January 10, 2008	100	100	100	100	100
January 10, 2009	100	100	100	100	100
January 10, 2010	100	100	100	100	100
January 10, 2011	100	100	100	100	100
January 10, 2012	100	100	100	100	100
January 10, 2013	100	100	100	100	100
January 10, 2014	100	100	100	100	100
January 10, 2015	100	100	100	100	100
January 10, 2016	0	0	0	0	0
Weighted Average Life (in years)	9.94	9.94	9.94	9.94	9.69

Price/Yield Tables

The tables set forth below show the corporate bond equivalent or CBE yield and weighted average life in years for each class of offered certificates, under the modeling assumptions.

The yields provided in the following tables were calculated by determining the monthly discount rates which, when applied to the assumed stream of cash flows to be paid on each class of offered certificates, would cause the discounted present value of the assumed stream of cash flows as of January 31, 2006 to equal the assumed purchase prices, plus accrued interest at the applicable pass-through rate on page S-6 from and including January 1, 2006 to but excluding the settlement date, and converting the monthly rates to semi-annual corporate bond equivalent rates. That calculation does not take into account variations that may occur in the interest rates at which you may be able to reinvest funds received by them as reductions of the certificate balances of classes of offered certificates and consequently does not purport to reflect the return on any investment in those classes of offered certificates when reinvestment rates are considered. Purchase prices are expressed in 32nds as a percentage of the initial certificate balance of the specified class (i.e., 99-16 means 99-16/32%) and are exclusive of accrued interest.

Pre-Tax Yield to Maturity (CBE) and Weighted Average Life,
For The Class A-1 Certificates at the Specified CPRs

	0% CPR During Lockout, Defeasance And Yield Maintenance Otherwise At Indicated CPR
Assumed Price (32nds)	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
100-03	4.940	4.940	4.939	4.939	4.939
100-05	4.917	4.916	4.916	4.916	4.915
100-07	4.893	4.893	4.892	4.892	4.892
100-09	4.870	4.869	4.869	4.869	4.868
100-11	4.847	4.846	4.845	4.845	4.844
Weighted Average Life (in years)	2.98	2.96	2.95	2.95	2.94

Pre-Tax Yield to Maturity (CBE) and Weighted Average Life,
For The Class A-1D Certificates at the Specified CPRs

	0% CPR During Lockout, Defeasance And Yield Maintenance Otherwise At Indicated CPR
Assumed Price (32nds)	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
97-27	4.881	4.885	4.888	4.888	4.891
97-29	4.857	4.862	4.864	4.865	4.867
97-31	4.834	4.838	4.840	4.841	4.843
98-01	4.810	4.814	4.816	4.817	4.819
98-03	4.786	4.790	4.793	4.793	4.795
Weighted Average Life (in years)	2.98	2.96	2.95	2.95	2.94

Pre-Tax Yield to Maturity (CBE) and Weighted Average Life,
For The Class A-1A Certificates at the Specified CPRs

	0% CPR During Lockout, Defeasance And Yield Maintenance Otherwise At Indicated CPR
Assumed Price (32nds)	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
100-11	5.211	5.211	5.211	5.211	5.210
100-13	5.201	5.201	5.201	5.201	5.200
100-15	5.191	5.191	5.191	5.191	5.190
100-17	5.181	5.181	5.181	5.181	5.180
100-19	5.171	5.171	5.171	5.171	5.169
Weighted Average Life (in years)	7.84	7.83	7.83	7.82	7.69

Pre-Tax Yield to Maturity (CBE) and Weighted Average Life,
For The Class A-2 Certificates at the Specified CPRs

	0% CPR During Lockout, Defeasance And Yield Maintenance Otherwise At Indicated CPR
Assumed Price (32nds)	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
100-11	5.084	5.084	5.083	5.083	5.078
100-13	5.069	5.068	5.068	5.067	5.062
100-15	5.053	5.053	5.053	5.052	5.046
100-17	5.038	5.038	5.038	5.037	5.030
100-19	5.023	5.023	5.022	5.022	5.015
Weighted Average Life (in years)	4.71	4.71	4.69	4.67	4.47

Pre-Tax Yield to Maturity (CBE) and Weighted Average Life,
For The Class A-3 Certificates at the Specified CPRs

	0% CPR During Lockout, Defeasance And Yield Maintenance Otherwise At Indicated CPR
Assumed Price (32nds)	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
100-11	5.252	5.252	5.252	5.252	5.251
100-13	5.241	5.241	5.241	5.241	5.241
100-15	5.230	5.230	5.230	5.230	5.230
100-17	5.220	5.220	5.220	5.220	5.219
100-19	5.209	5.209	5.209	5.209	5.209
Weighted Average Life (in years)	7.22	7.22	7.21	7.21	7.19

Pre-Tax Yield to Maturity (CBE) and Weighted Average Life,
For The Class A-4 Certificates at the Specified CPRs

	0% CPR During Lockout, Defeasance And Yield Maintenance Otherwise At Indicated CPR
Assumed Price (32nds)	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
100-11	5.230	5.230	5.230	5.229	5.228
100-13	5.221	5.221	5.221	5.221	5.219
100-15	5.213	5.213	5.213	5.213	5.211
100-17	5.204	5.204	5.204	5.204	5.202
100-19	5.196	5.196	5.196	5.196	5.194
Weighted Average Life (in years)	9.66	9.64	9.61	9.57	9.35

Pre-Tax Yield to Maturity (CBE) and Weighted Average Life,
For The Class A-M Certificates at the Specified CPRs

	0% CPR During Lockout, Defeasance And Yield Maintenance Otherwise At Indicated CPR
Assumed Price (32nds)	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
100-11	5.283	5.283	5.283	5.283	5.287
100-13	5.275	5.275	5.275	5.275	5.278
100-15	5.267	5.267	5.267	5.267	5.270
100-17	5.259	5.259	5.258	5.258	5.261
100-19	5.250	5.250	5.250	5.250	5.253
Weighted Average Life (in years)	9.86	9.85	9.84	9.81	9.61

Pre-Tax Yield to Maturity (CBE) and Weighted Average Life,
For The Class A-J Certificates at the Specified CPRs

	0% CPR During Lockout, Defeasance And Yield Maintenance Otherwise At Indicated CPR
Assumed Price (32nds)	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
100-11	5.343	5.343	5.343	5.343	5.344
100-13	5.335	5.335	5.335	5.335	5.336
100-15	5.327	5.327	5.327	5.327	5.327
100-17	5.318	5.318	5.318	5.318	5.319
100-19	5.310	5.310	5.310	5.310	5.310
Weighted Average Life (in years)	9.86	9.86	9.86	9.86	9.66

Pre-Tax Yield to Maturity (CBE) and Weighted Average Life,
For The Class B Certificates at the Specified CPRs

	0% CPR During Lockout, Defeasance And Yield Maintenance Otherwise At Indicated CPR
Assumed Price (32nds)	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
100-11	5.425	5.425	5.425	5.425	5.424
100-13	5.417	5.416	5.416	5.416	5.415
100-15	5.408	5.408	5.408	5.408	5.407
100-17	5.400	5.400	5.400	5.400	5.398
100-19	5.392	5.392	5.391	5.391	5.390
Weighted Average Life (in years)	9.94	9.90	9.86	9.86	9.69

Pre-Tax Yield to Maturity (CBE) and Weighted Average Life,
For The Class C Certificates at the Specified CPRs

	0% CPR During Lockout, Defeasance And Yield Maintenance Otherwise At Indicated CPR
Assumed Price (32nds)	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
100-11	5.445	5.445	5.445	5.445	5.445
100-13	5.437	5.437	5.437	5.437	5.436
100-15	5.429	5.429	5.429	5.428	5.428
100-17	5.420	5.420	5.421	5.420	5.420
100-19	5.412	5.412	5.412	5.412	5.411
Weighted Average Life (in years)	9.94	9.94	9.94	9.86	9.69

Pre-Tax Yield to Maturity (CBE) and Weighted Average Life,
For The Class D Certificates at the Specified CPRs

	0% CPR During Lockout, Defeasance And Yield Maintenance Otherwise At Indicated CPR
Assumed Price (32nds)	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
100-11	5.475	5.475	5.475	5.475	5.474
100-13	5.466	5.466	5.467	5.466	5.466
100-15	5.458	5.458	5.458	5.458	5.457
100-17	5.450	5.450	5.450	5.450	5.449
100-19	5.441	5.442	5.442	5.441	5.441
Weighted Average Life (in years)	9.94	9.94	9.94	9.87	9.69

Pre-Tax Yield to Maturity (CBE) and Weighted Average Life,
For The Class E Certificates at the Specified CPRs

	0% CPR During Lockout, Defeasance And Yield Maintenance Otherwise At Indicated CPR
Assumed Price (32nds)	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
100-11	5.504	5.504	5.504	5.505	5.504
100-13	5.496	5.496	5.496	5.496	5.495
100-15	5.487	5.488	5.488	5.488	5.487
100-17	5.479	5.479	5.479	5.480	5.478
100-19	5.471	5.471	5.471	5.472	5.470
Weighted Average Life (in years)	9.94	9.94	9.94	9.94	9.69

Yield Sensitivity Of The Class XP Certificates

The yield to maturity of the Class XP Certificates (although to a lesser extent than the Class XC certificates) will be especially sensitive to the prepayment, repurchase and default experience on the mortgage loans, which prepayment, repurchase and default experience may fluctuate significantly from time to time. A rapid rate of principal payments will have a material adverse effect on the yield to maturity of the Class XP certificates (although to a lesser extent than the Class XC Certificates). There can be no assurance that the mortgage loans will prepay at any particular rate. In addition, the Class XC Strip Rate and Class XP Strip Rate for any component relating to a class of principal balance certificates having a pass-through rate equal to the Weighted Average Net Mortgage Rate will be zero. Prospective investors in the Class XP certificates should fully consider the associated risks, including the risk that such investors may not fully recover their initial investment.

The following table indicates the sensitivity of the pre-tax yield to maturity on the Class XP certificates to various CPR percentages on the mortgage loans by projecting the monthly aggregate payments of interest on the Class XP certificates and computing the corresponding pre-tax yields to maturity on a corporate bond equivalent basis, based on the modeling assumptions set forth in this prospectus supplement under ‘‘Yield and Maturity Considerations—Weighted Average Life’’. It was further assumed that the aggregate purchase price of the Class XP certificates are as specified below, in each case expressed as a percentage of the initial notional amount of the specified class and are exclusive of accrued interest. Any differences between such assumptions and the actual characteristics and performance of the mortgage loans and of the Class XP certificates may result in yields being different from those shown in such table. Discrepancies between assumed and actual characteristics and performance underscore the hypothetical nature of the table, which is provided only to give a general sense of the sensitivity of yields in varying prepayment scenarios.

The pre-tax yields set forth in the following table were calculated by determining the monthly discount rates that, when applied to the assumed streams of cash flows to be paid on the Class XP certificates, would cause the discounted present value of such assumed stream of cash flows as of January 31, 2006 to equal the assumed aggregate purchase price plus accrued interest at the initial pass-through rate for the Class XP certificates from and including January 1, 2006 to but excluding the settlement date, and by converting such monthly rates to semiannual corporate bond equivalent rates. Such calculation does not take into account shortfalls in the collection of interest due to prepayments (or other liquidations) of the mortgage loans or the interest rates at which investors may be able to reinvest funds received by them as distributions on the Class XP certificates (and accordingly does not purport to reflect the return on any investment in the Class XP certificates when such reinvestment rates are considered).

Notwithstanding the assumed prepayment rates reflected in the following table, it is highly unlikely that the mortgage loans will be prepaid according to one particular pattern. For this reason, and because the timing of cash flows is critical to determining yields, the pre-tax yield to maturity on the Class XP certificates is likely to differ from those shown in the following table, even if all of the mortgage loans prepay at the indicated CPR percentages over any given time period or over the entire life of the certificates.

Any optional termination of the trust fund would result in prepayment in full of the certificates and would have an adverse effect on the yield of the Class XP certificates because a termination would have an effect similar to a principal prepayment in full of the mortgage loans and, as a result, investors in the Class XP certificates and any other certificates purchased at premium might not fully recover their initial investment. See ‘‘Description of the Certificates—Termination; Retirement of Certificates’’.

There can be no assurance that the mortgage loans will prepay in accordance with the modeling assumptions at any particular rate or that the yield on the Class XP certificates will conform to the yields described herein. Investors are urged to make their investment decisions based on the determinations as to anticipated rates of prepayment under a variety of scenarios. Investors in the Class XP certificates should fully consider the risk that a rapid rate of prepayments on the mortgage loans could result in the failure of such investors to fully recover their investments.

In addition, holders of the Class XP certificates generally have rights to relatively larger portions of interest payments on mortgage loans with higher mortgage rates; thus, the yield on the Class XP certificates will be materially and adversely affected if the mortgage loans with higher mortgage rates prepay faster than the mortgage loans with lower mortgage rates.

Pre-Tax Yield to Maturity (CBE),
For The Class XP Certificates at the Specified CPRs

	0% CPR During Lockout, Defeasance And Yield Maintenance Otherwise At Indicated CPR
Assumed Price (%)	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
1.044971	5.071	5.071	5.071	5.071	5.070

FEDERAL INCOME TAX CONSEQUENCES

The following summary of the anticipated material federal income tax consequences of the purchase, ownership and disposition of offered certificates is based on laws, regulations, rulings and decisions now in effect, and proposed regulations, all of which may change, possibly retroactively. To the extent that the following summary relates to matters of law or legal conclusions with respect thereto, the summary is correct in all material respects in the opinion of Orrick, Herrington & Sutcliffe LLP, special United States federal tax counsel for the depositor. This summary does not address the federal income tax consequences of an investment in offered certificates applicable to all categories of investors. For example, it does not discuss the federal income tax consequences of the purchase, ownership and disposition of offered certificates by investors that are subject to special treatment under the federal income tax laws, including banks and thrifts, insurance companies, regulated investment companies, dealers in securities, holders that will hold the offered certificates as a position in a ‘‘straddle’’ for tax purposes or as part of a ‘‘synthetic security,’’ ‘‘conversion transaction,’’ or other integrated investment comprised of the offered certificates and one or more other investments, or foreign investors, trusts and estates and pass-through entities, the equity holders of which are any of the foregoing. Prospective investors should consult their tax advisors regarding the federal, state, local and any other tax consequences to them of the purchase, ownership and disposition of offered certificates.

For federal income tax purposes, separate REMIC elections will be made for segregated asset pools which make up the trust, other than any excess interest collected on the ARD loans. The resulting REMICs will be referred to in this prospectus supplement as the ‘‘Trust REMICs.’’ Upon the issuance of the offered certificates, Orrick, Herrington & Sutcliffe LLP, counsel to the depositor, will deliver its opinion to the effect that, assuming compliance with all provisions of the pooling and servicing agreement, for federal income tax purposes, each of the Trust REMICs will qualify as a REMIC under the Internal Revenue Code of 1986, as amended, called ‘‘the Code.’’ For federal income tax purposes, each class of REMIC residual certificates will be the sole class of ‘‘residual interests’’ in the corresponding Trust REMIC and, except to the extent representing the right to excess interest on the ARD loans, the offered certificates will evidence the ‘‘regular interests’’ in, and will be treated as debt instruments of, a Trust REMIC. See ‘‘Federal Income Tax Consequences—REMICs’’ in the prospectus.

Original Issue Discount And Premium

The offered certificates may be treated as having been issued with original issue discount for federal income tax reporting purposes. For purposes of computing the rate of accrual of original issue discount, market discount and premium, if any, for federal income tax purposes it will be assumed that there are no prepayments on the mortgage loans, except that it is assumed that the ARD loans will pay their outstanding principal balance on its anticipated repayment date. No representation is made as to the actual expected rate of prepayment of any mortgage loan. See ‘‘Federal Income Tax Consequences—REMICs—Taxation of Owners of REMIC Regular Certificates— Original Issue Discount’’ in the prospectus. The Class S certificates will evidence only undivided beneficial interests in the portion of the trust consisting of any excess interest collected on the ARD loans. Such beneficial interests will constitute interests in a separate grantor trust for federal income tax purposes.

The IRS has issued OID Regulations under Sections 1271 to 1275 of the Code addressing the treatment of debt instruments issued with original issue discount. You should be aware that the OID Regulations and Section 1272(a)(6) of the Code do not adequately address issues relevant to, or are not applicable to, securities such as the certificates. For example, because certain classes of certificates may bear interest at a rate based on the lesser of a fixed rate or a rate based on the weighted average mortgage rate, it is not entirely clear that the method intended to be used by the trust fund in reporting that interest (i.e., as ‘‘qualified stated interest’’) would be recognized by the IRS. Prospective purchasers of the offered certificates are advised to consult their tax advisors concerning the tax treatment of the certificates.

The IRS proposed regulations on August 24, 2004 concerning the accrual of interest income by the holders of REMIC regular interests. The proposed regulations would create a special rule for accruing OID on REMIC regular interests providing for a delay between record and payment dates, such that the period over which OID accrues coincides with the period over which the holder’s right to interest payment accrues under the governing contract provisions rather than over the period between distribution dates. If the proposed regulations are adopted in the same form as proposed, taxpayers would be required to accrue interest from the issue date to the first record date, but would not be required to accrue interest after the last record date. The proposed regulations are limited to REMIC regular interests with delayed payment for periods of fewer than 32 days. The proposed regulations are proposed to apply to any REMIC regular interest issued after the date the final regulations are published in the Federal Register. The proposed regulations provide automatic consent for the holder of a REMIC regular interest to change its method of accounting for OID under the final regulations. The change is proposed to be made on a cut-off basis and, thus, does not affect REMIC regular interests issued before the date the final regulations are published in the Federal Register.

In addition, there is considerable uncertainty concerning the application of Section 1272(a)(6) of the Code and the OID Regulations to REMIC certificates such as the Class X certificates. The IRS could assert that income derived from a Class X certificate should be calculated as if the Class X certificate were a certificate purchased at a premium equal to the price paid by the holder for the Class X certificate. Under this approach, a holder would be entitled to amortize such premium only if it has in effect an election under Section 171 of the Code with respect to all taxable debt instruments held by such holder, as described in the prospectus under ‘‘Federal Income Tax Consequences—REMICs—Taxation of Owners of REMIC Regular Certificates— Premium.’’ Alternatively, the IRS could assert that the Class X certificates should be taxable under regulations governing debt instruments having one or more contingent payments. Prospective purchasers of the offered certificates are advised to consult their tax advisors concerning the tax treatment of the certificates.

Assuming the Class X certificates are treated as having been issued with original issue discount, it appears that a reasonable method of reporting original issue discount with respect to the Class X certificates generally would be to report all income with respect to such certificates as original issue discount for each period, computing such original issue discount (i) by assuming that the value of the applicable index will remain constant for purposes of determining the original yield to maturity of, and projecting future distributions on, such certificates, thereby treating such certificates as fixed rate instruments to which the original issue discount computation rules described in the prospectus can be applied, and (ii) by accounting for any positive or negative variation in the actual value of the applicable index in any period from its assumed value as a current adjustment to original issue discount with respect to such period. See ‘‘Federal Income Tax Consequences—REMICs—Taxation of Owners of REMIC Regular Certificates—Original Issue Discount’’ in the prospectus.

If the method for computing original issue discount described in the prospectus results in a negative amount for any period with respect to a holder of a Class X certificate, the amount of original issue discount allocable to such period would be zero and such certificateholder will be permitted to offset such negative amount only against future original issue discount (if any) attributable to such certificate. Although the matter is not free from doubt, a holder of a Class X certificate may be permitted to deduct a loss to the extent that his or her respective remaining basis in such certificate exceeds the maximum amount of future payments to which such certificateholder is entitled, assuming no further prepayments of the mortgage loans. Any such loss might be treated as a capital loss.

However, the IRS issued a notice of proposed rulemaking on the timing of income and deductions attributable to interest-only regular interests (such as the Class X Certificates) in a REMIC on August 24, 2004. In this notice, the IRS and Treasury requested comments on whether to adopt special rules for taxing regular interests such as the Class X Certificates, including the possible recognition of negative amounts of OID and the formulation of special guidelines for the application of Code Section 166 to REMIC IOs (such as the Class X Certificates). It is uncertain whether the IRS actually will propose any regulations as a consequence of the solicitation of comments and when any resulting new rules would be effective.

See ‘‘Federal Income Tax Consequences—REMICs—Taxation of Owners of REMIC Regular Certificates—Original Issue Discount’’ in the prospectus.

The OID Regulations in some circumstances permit the holder of a debt instrument to recognize original issue discount under a method that differs from that of the issuer. Accordingly, it is possible that holders of certificates may be able to select a method for recognizing original issue discount that differs from that used by the trustee in preparing reports to certificateholders and the IRS. Prospective investors are advised to consult their tax advisors concerning the treatment of any original issue discount on purchased certificates.

Prepayment premiums and yield maintenance charges collected on the mortgage loans will be distributed to the holders of each class of certificates entitled to the prepayment premiums or yield maintenance charges described in this prospectus supplement. It is not clear under the Code when the amount of a prepayment premium or yield maintenance charge should be taxed to the holder of a class of certificates entitled to a prepayment premium or yield maintenance charge. For federal income tax reporting purposes, prepayment premiums and yield maintenance charges will be treated as income to the holders of a class of certificates entitled to prepayment premiums and yield maintenance charges only after the master servicer’s actual receipt of a prepayment premium or yield maintenance charge that the class of certificates is entitled to under the terms of the pooling and servicing agreement. It appears that prepayment premiums and yield maintenance charges are to be treated as ordinary income rather than capital gain. However, the correct characterization of that income is not clear and certificateholders should consult their tax advisors concerning the treatment of prepayment premiums and yield maintenance charges.

Some classes of certificates may be treated for federal income tax purposes as having been issued at a premium. Whether any holder of a class of certificates will be treated as holding a certificate with amortizable bond premium will depend on the certificateholder’s purchase price and the distributions remaining to be made on the certificate at the time of its acquisition by the certificateholder. Holders of each such affected class of certificates should consult their tax advisors regarding the possibility of making an election to amortize that premium. See ‘‘Federal Income Tax Consequences —REMICs—Taxation of Owners of REMIC Regular Certificates—Premium’’ in the prospectus.

Characterization Of Investments In Offered Certificates

Class S certificateholders’ right to receive excess interest will be treated as ‘‘stripped coupons’’ under Section 1286 of the Code. Because excess interest will arise on the ARD loans only if, contrary to the prepayment assumption utilized in determining the rate of accrual of original issue discount as described above, it does not prepay on its related anticipated repayment date, for federal income tax information reporting purposes it will initially be assumed that no excess interest will be paid. Consequently, excess interest will not be reported as income in federal income tax information reports sent to certificateholders entitled thereto until excess interest actually accrues. Similarly, no portion of the principal holders’ purchase price of their certificates will be treated as allocable to their right to receive possible distributions of excess interest. However, the Internal Revenue Service could disagree with this treatment and assert that additional income should be accrued for projected possible payments of excess interest in advance of its actual accrual, that additional original issue discount income should be accrued for the affected certificates, or both. Class S certificateholders should consult with their tax advisors regarding the overall tax consequences of their right to receive excess interest.

The offered certificates will be treated as ‘‘real estate assets’’ within the meaning of Section 856(c)(5)(B) of the Code generally in the same proportion that the assets of the trust would be so treated. In addition, interest, including original issue discount, if any, on the offered certificates will be interest described in Section 856(c)(3)(B) of the Code generally to the extent that the certificates are treated as ‘‘real estate assets’’ within the meaning of Section 856(c)(5)(B) of the Code. Moreover, the offered certificates will be ‘‘qualified mortgages’’ under Section 860G(a)(3) of the Code if transferred to another REMIC on its start-up day in exchange for regular or residual interests therein.

The offered certificates will be treated as assets within the meaning of Section 7701(a)(19)(C) of the Code generally only to the extent of the portion of the mortgage loans secured by residential mortgaged properties and, accordingly, investment in the offered certificates may not be suitable for certain thrift institutions. See ‘‘Description of the Mortgage Pool’’ in this prospectus supplement.

For further information regarding the federal income tax consequences of investing in the offered certificates, see ‘‘Federal Income Tax Consequences—REMICs’’ in the prospectus.

Circular 230

Under 31 C.F.R. part 10, the regulations governing practice before the Internal Revenue Service (Circular 230), we and our tax advisors are (or may be) required to inform you that:

•	Any advice contained herein, including any opinions of counsel referred to herein, is not intended or written to be used, and cannot be used by any taxpayer, for the purpose of avoiding penalties that may be imposed on the taxpayer;

•	Any such advice is written to support the promotion or marketing of the Certificates and the transactions described herein (or in such opinion or other advice); and

•	Each taxpayer should seek advice based on the taxpayer's particular circumstances from an independent tax advisor.

METHOD OF DISTRIBUTION

The depositor has agreed to sell, and Deutsche Bank Securities Inc., Morgan Stanley & Co. Incorporated and GMAC Commercial Holding Capital Markets Corp. have each agreed to purchase, the portion of the certificates of each class listed opposite its name in the table below. The terms of these purchases are governed by an underwriting agreement, dated on or about January 25, 2006 among the depositor, GMAC Commercial Mortgage Corporation and each of the underwriters.

It is expected that delivery of the offered certificates will be made only in book-entry form through the Same Day Funds Settlement System of DTC, Clearstream and Euroclear on or about January 31, 2006 against payment therefor in immediately available funds.

Allocation Table

Underwriter	Class A-1	Class A-1D	Class A-1A	Class A-2	Class A-3	Class A-4	Class XP	Class A-M	Class A-J	Class B	Class C	Class D	Class E
Deutsche Bank Securities Inc.	50%	50%	50%	50%	50%	50%	50%	50%	50%	50%	50%	50%	50%
Morgan Stanley & Co. Incorporated	50%	50%	50%	50%	50%	50%	50%	50%	50%	50%	50%	50%	50%
GMAC Commercial Holding Capital Markets Corp.	0%	0%	0%	0%	0%	0%	0%	0%	0%	0%	0%	0%	0%

Each underwriter has agreed to purchase the entire portion of the offered certificates set forth opposite its name, provided the terms and conditions of the underwriting agreement are met. If any underwriter defaults, the underwriting agreement provides that, in specified circumstances, the purchase commitment of the nondefaulting underwriters may be increased or the underwriting may be terminated.

Under the underwriting agreement, each underwriter that has agreed to purchase the offered certificates must pay for and accept delivery of its certificates provided that specified conditions are met, including the receipt of legal opinions, that no stop order suspending the effectiveness of the depositor’s registration statement is in effect, and that no proceedings for that purpose are pending before or threatened by the SEC.

The distribution of the offered certificates by any underwriter may be effected from time to time in one or more negotiated transactions, or otherwise, at varying prices to be determined at the time of the sale. The compensation of the underwriters who purchase the offered certificates will be a commission representing the difference between the price they pay to GMAC Commercial Mortgage Securities, Inc. for the offered certificates and the amount they receive from the sale of the offered certificates to the public, and the other underwriter will be entitled to receive a negotiated fee. Proceeds to the depositor from the sale of the offered certificates, before deducting expenses payable by the depositor to the underwriters, will be approximately 101.58% of the aggregate certificate balance of the offered certificates, plus accrued interest. Each underwriter may effect transactions by selling its certificates to or through dealers. Dealers may receive compensation in the form of underwriting discounts, concessions or commissions from the underwriter for whom they act as agent. In connection with the sale of the offered certificates, each underwriter may be deemed to have received compensation from the depositor in the form of underwriting compensation. Each underwriter and any dealers that participate with the underwriter in the distribution of the offered certificates may be deemed to be underwriters and any profit on the resale of the offered certificates positioned by them may be deemed to be underwriting discounts and commissions under the Securities Act of 1933.

Deutsche Bank Securities Inc. is an affiliate of GACC. Morgan Stanley & Co. Incorporated is an affiliate of MSMC. GMAC Commercial Holding Capital Markets Corp. is an affiliate of the depositor and GMACCM.

The depositor will indemnify the underwriters, and under limited circumstances the underwriters will severally and not jointly indemnify the depositor against specified civil liabilities under the Securities Act of 1933 or contribute to payments to be made in respect thereof.

A secondary market for the offered certificates may not develop and, if it does develop, it may not continue. The primary source of ongoing information available to investors concerning the offered certificates will be the trustee reports discussed in this prospectus supplement under ‘‘Description of the Certificates—Reports to Certificateholders; Available Information.’’ Except as described in this prospectus supplement under ‘‘Description of the Certificates—Reports to Certificateholders; Available Information,’’ any additional information regarding the offered certificates may not be available through any other source. In addition, the depositor is not aware of any source through which price information about the offered certificates will be available on an ongoing basis. The limited nature of that information regarding the offered certificates may adversely affect the liquidity of the offered certificates, even if a secondary market for the offered certificates becomes available.

LEGAL MATTERS

Certain legal matters will be passed upon for the depositor by Orrick, Herrington & Sutcliffe LLP, and for the underwriters by Sidley Austin LLP.

RATINGS

The offered certificates are required to receive ratings from Standard & Poor’s and Fitch that are not lower than those indicated under ‘‘Summary of Series 2006-C1 Mortgage Pass-Through Certificates and Pool Characteristics.’’ The ratings of the offered certificates address the likelihood of the timely receipt by holders thereof of all payments of interest to which they are entitled on each distribution date and the ultimate receipt by holders thereof of all payments of principal to which they are entitled, if any, by the November 2045 distribution date. The ratings take into consideration the credit quality of the mortgage pool, structural and legal aspects associated with the certificates, and the extent to which the payment stream from the mortgage pool is adequate to make payments of principal and interest required under the offered certificates.

The ratings of the offered certificates do not, however, address any of the following:

(1)	the likelihood or frequency of voluntary or involuntary principal prepayments on the mortgage loans;

(2)	the degree to which prepayments might differ from those originally anticipated;

(3)	whether and to what extent prepayment premiums or yield maintenance charges will be collected with prepayments or the corresponding effect on yield to investors;

(4)	whether and to what extent default interest will be collected on the mortgage loans;

(5)	whether and to what extent the holders of any certificates will experience Prepayment Interest Shortfalls; and

(6)	the tax treatment of payments on the offered certificates.

As described herein, the amounts payable with respect to the Class XP certificates do not include principal. If all the mortgage loans were to prepay in the initial month, with the result that the Class XP certificates were to receive only a single month’s interest (without regard to any prepayment premiums that may be collected), and thus suffer a nearly complete loss of their investment, all amounts ‘‘due’’ to such certificateholders will nevertheless have been paid, and such result is consistent with the ratings assigned by the rating agencies to the Class XP certificates. The ratings of the Class XP certificates by the rating agencies do not address the timing or magnitude of reductions of the notional amount of the Class XP certificates, but only the obligation to pay interest timely on the notional amount of the Class XP certificates, as such may be reduced from time to time as described herein. Such ratings do not represent any assessment of the yield to maturity of the Class XP certificates or the possibility that the Class XP certificateholders might not fully recover their investment in the event of rapid prepayments of the mortgage loans (including both voluntary and involuntary prepayments). The notional amount upon which interest is calculated in respect of the

Class XP certificates is reduced by the allocation of realized losses and prepayments, whether voluntary or involuntary. Accordingly, the ratings of the Class XP certificates should be evaluated independently from similar ratings on other types of securities.

Any rating agency not requested to rate the offered certificates may nonetheless issue any rating to any class thereof. A rating assigned to any class of offered certificates by a rating agency that has not been requested by the depositor to do so may be lower than the ratings assigned by any rating agency rating that class.

You should evaluate the ratings on the offered certificates independently from similar ratings on other types of securities. A security rating is not a recommendation to buy, sell or hold a security and may be changed or withdrawn at any time by the assigning rating agency.

LEGAL INVESTMENT

As of the date of their issuance, none of the offered certificates will be ‘‘mortgage related securities’’ for the purposes of the Secondary Mortgage Market Enhancement Act of 1984 or ‘‘SMMEA.’’ As a result, the appropriate characterization of the offered certificates under various legal investment restrictions, and thus the ability of investors subject to these restrictions to purchase the offered certificates of any class, may be subject to significant interpretative uncertainties. In addition, institutions whose investment activities are subject to review by federal or state regulatory authorities may be or may become subject to restrictions in certain forms of mortgage-related securities. The depositor makes no representation as to the ability of particular investors to purchase the offered certificates under applicable legal investment or other restrictions. All institutions whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities should consult with their legal advisors in determining whether and to what extent the offered certificates constitute legal investments for them or are subject to investment capital or other restrictions. See ‘‘Legal Investment’’ in the prospectus.

ERISA CONSIDERATIONS

If you are a fiduciary of any employee benefit plan or other retirement plan or arrangement, including individual retirement accounts and annuities, Keogh plans and entities in which those plans have invested, such as collective investment funds, insurance company separate accounts and insurance company general accounts, you should review with your counsel whether your purchase or holding of offered certificates could give rise to a transaction that is prohibited or is not otherwise permitted under either Section 406 of ERISA or Section 4975 of the Code or whether there exists any statutory, regulatory or administrative exemption applicable to those ‘‘prohibited transactions.’’ If you purchase or hold the Class A-1, Class A-1D, Class A-1A, Class A-2, Class A-3, Class A-4, Class XP, Class A-M, Class A-J, Class B, Class C, Class D or Class E certificates on behalf of or with ‘‘plan assets’’ of a plan, your purchase may qualify for exemptive relief under the exemption, as described under ‘‘ERISA Considerations—Prohibited Transaction Exemption’’ in the prospectus. To qualify for this exemption, however, a number of conditions must be met, including the requirements that:

(1)	the plan must be an ‘‘accredited investor’’ as defined in Rule 501(a)(1) of Regulation D of the Securities and Exchange Commission under the Securities Act of 1933; and

(2)	at the time of acquisition, the certificates must be rated at least ‘‘BBB−’’ (or its equivalent) by Fitch, Moody’s or Standard & Poor’s.

Each beneficial owner of an offered certificate or any interest therein will be deemed to have represented, by virtue of its acquisition or holding of that certificate or interest therein, that either (i) it is not a plan investor, (ii) it has acquired and is holding such offered certificates in reliance on the exemption referenced in the first paragraph above, and that it understands that there are certain conditions to the availability of this exemption, including that it is an accredited investor within the meaning of Rule 501(a)(1) of Regulation D and that the offered certificates must be rated, at the time of purchase, not lower than ‘‘BBB−’’ (or its equivalent) by Fitch, Moody’s or Standard & Poor’s or (iii) (1) it is an insurance company, (2) the source of funds used to acquire or hold the certificate or interest therein is an ‘‘insurance company general account,’’ as such term is defined in PTCE 95-60, and (3) the conditions set forth in Sections I and III of PTCE 95-60 have been satisfied.

If you are a plan fiduciary or other person considering whether to purchase an offered certificate on behalf of or with ‘‘plan assets’’ of a plan, you should consult with your counsel about whether the fiduciary responsibility provisions of ERISA and the prohibited transaction provisions of ERISA and Section 4975 of the Code may apply to your investment, and whether the exemption or any other prohibited transaction exemption may be available in connection with your purchase. See ‘‘ERISA Considerations’’ in the prospectus.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

The depositor has filed a registration statement with the Securities and Exchange Commission relating to the certificates. The prospectus is part of the registration statement, but the registration statement includes additional information.

We will file with the Securities and Exchange Commission all required annual, monthly and special Securities and Exchange Commission reports, as well as other information about the trust. The name of the entity under which these reports will be filed is GMAC Commercial Mortgage Securities, Inc. Series 2006-C1 Trust and the Securities and Exchange Commission file number for the trust is 333-123974.

You may read and copy any reports, statements or other information we file at the Securities and Exchange Commission's Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the Securities and Exchange Commission at 1-800-732-0330. You can also request copies of these documents, upon payment of a duplicating fee, by writing to the Securities and Exchange Commission. The Securities and Exchange Commission also maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the Securities and Exchange Commission. The address of the Securities and Exchange Commission's Internet site is www.sec.gov.

GLOSSARY

The certificates will be issued pursuant to the pooling and servicing agreement. The following Glossary is not complete. You should also refer to the prospectus and the pooling and servicing agreement for additional definitions. Unless the context requires otherwise, the definitions contained in this Glossary apply only to this series of certificates and will not necessarily apply to any other series of certificates the trust may issue.

Available Distribution Amount—The Available Distribution Amount for any distribution date will generally equal:

(1)	all amounts on deposit in the certificate account and the distribution account as of the close of business on the related determination date, excluding:

(a)	monthly payments collected but due on a due date after the related collection period;

(b)	prepayment premiums and yield maintenance charges and excess interest received in respect of each ARD loan following its anticipated repayment date;

(c)	amounts that are payable or reimbursable to any person other than the certificateholders, including amounts payable to the master servicer, the special servicer or the trustee as compensation or to reimburse outstanding advances and amounts payable for additional trust expenses;

(d)	amounts deposited in the certificate account or the distribution account, as the case may be, in error;

(e)	for any distribution date in February, and in any January in a year that is not a leap year, the withheld amounts for the interest reserve loans to be deposited in the interest reserve account and held for future distribution; and

(f)	amounts that represent excess liquidation proceeds; plus

(2)	to the extent not already included in clause (1), any P&I advances made for that distribution date and payments made by the master servicer to cover Prepayment Interest Shortfalls, Balloon Payment Interest Shortfalls and Extraordinary Prepayment Interest Shortfalls incurred during the related collection period; plus

(3)	for the distribution date occurring in each March, the withheld amounts for the interest reserve loans then on deposit in the interest reserve account as described under ‘‘Description of the Certificates—Interest Reserve Account’’ in this prospectus supplement; plus

(4)	for any mortgage loan with a due date after the related determination date but on or prior to the master servicer remittance date in each month, the monthly payment due in the same month as that distribution date (other than balloon payments due on the master servicer remittance date, unless received by the master servicer prior to such due date) if received by the related due date in that month.

Balloon Payment Interest Excess—If the due date for any balloon payment on a balloon mortgage loan occurs on a later date than the due date in prior months, the amount of interest (net of related master servicing fees) accrued on the related balloon loan for the additional number of days will, to the extent actually collected in connection with the payment of the balloon payment on or before the succeeding determination date, constitute a Balloon Payment Interest Excess.

Balloon Payment Interest Shortfall—If the due date for any balloon payment on a balloon mortgage loan occurs on an earlier date than the due date in prior months, the additional amount of interest (net of related master servicing fees) that would have accrued on the related balloon loan if the stated maturity date were on the later date will, to the extent not paid by the borrower, constitute a Balloon Payment Interest Shortfall.

Class FNB Representative—The representative of the Class FNB certificates appointed by the Majority Class FNB Certificateholder.

COMM 2005-FL11 Trustee—The ‘‘trustee’’ under the COMM 2005-FL11 Commercial Mortgage Pass-Through Certificates, which as of the date hereof is Wells Fargo Bank, N.A.

DDR/Macquarie Mervyn's Portfolio A-1 Loan—A mortgage note secured by the DDR/Macquarie Mervyn’s Portfolio mortgaged property on a pari passu basis with the DDR/Macquarie Mervyn’s Portfolio Loan. The DDR/Macquarie Mervyn’s Portfolio A-1 Loan is not an asset of the trust and has an outstanding principal balance as of the cut-off date of $106,275,000.

DDR/Macquarie Mervyn’s Portfolio A-3 Loan—A mortgage note secured by the DDR/Macquarie Mervyn’s Portfolio mortgaged property on a pari passu basis with the DDR/Macquarie Mervyn’s Portfolio Loan. The DDR/Macquarie Mervyn’s Portfolio A-3 Loan is not an asset of the trust and has an outstanding principal balance as of the cut-off date of $45,922,500.

DDR/Macquarie Mervyn’s Portfolio Companion Loans—Each mortgage note secured by the DDR/Macquarie Mervyn’s Portfolio mortgaged property on a pari passu basis with the DDR/Macquarie Mervyn’s Portfolio Loan. The DDR/Macquarie Mervyn’s Portfolio Companion Loans are not assets of the trust.

DDR/Macquarie Mervyn’s Portfolio Intercreditor Agreement—An intercreditor agreement between the holders of the DDR/Macquarie Mervyn’s Portfolio Loan and DDR/Macquarie Mervyn’s Portfolio Companion Loans sets forth the rights of such noteholders.

DDR/Macquarie Mervyn’s Portfolio Loan—The mortgage loan identified by control number 1 in Annex A to this prospectus supplement.

DDR/Macquarie Mervyn’s Portfolio Whole Loan—Collectively, the DDR/Macquarie Mervyn’s Portfolio Loan and the DDR/Macquarie Mervyn’s Portfolio Companion Loans.

Design Center of the Americas Companion Loan—The mortgage note secured by the Design Center of the Americas Mortgaged Property on a pari passu basis with the Design Center of the Americas Loan. The Design Center of the Americas Companion Loan is not an asset of the trust.

Design Center of the Americas Intercreditor Agreement—An intercreditor agreement between the holders of the Design Center of the Americas Loan and Design Center of the Americas Companion Loan sets forth the rights of such noteholders.

Design Center of the Americas Loan—The mortgage loan identified by control number 4 in Annex A to this prospectus supplement.

Design Center of the Americas Mortgaged Property—The mortgaged real property identified on Annex A to this prospectus supplement as Design Center of the Americas.

Design Center of the Americas Whole Loan—Collectively, the Design Center of the Americas Loan and the Design Center of the Americas Companion Loan.

First National Bank Center Available Funds—On or prior to each payment date, amounts received during the related collection period with respect to the First National Bank Center Loan, together with any amounts advanced with respect to the First National Bank Center Loan, subject to adjustment for interest reserve amounts with respect to the First National Bank Center Loan, and exclusive of amounts payable and/or reimbursable to the master servicer, the special servicer and/or the trustee with respect to the First National Bank Center Loan under the pooling and servicing agreement.

First National Bank Center Change of Control Event—The meaning assigned thereto under ‘‘Servicing of the Mortgage Loans—The Majority Certificateholder of the Controlling Class’’ in this prospectus supplement.

First National Bank Center Cure Event—The meaning assigned thereto under ‘‘Servicing of the Mortgage Loans—Additional Rights of the Majority Class FNB Certificateholders; Rights to Cure and Purchase’’ in this prospectus supplement.

First National Bank Center Junior Portion—The junior, non-pooled portion of the First National Bank Center Loan that consists of $33,000,000 of the entire cut-off date principal balance of the First National Bank Center Loan.

First National Bank Center Loan—Collectively, the First National Bank Center Senior Portion and the First National Bank Center Junior Portion.

First National Bank Center Senior Portion—The senior, pooled portion of the First National Bank Center Loan that consists of $65,000,000 of the entire cut-off date principal balance of the First National Bank Center Loan.

GE 2005-C4 Master Servicer—The ‘‘servicer’’ under the GE Commercial Mortgage Corporation Commercial Mortgage Pass-Through Certificates, Series 2005-C4, which as of the date hereof is Midland Loan Services, Inc.

GE 2005-C4 Pooling And Servicing Agreement—The Pooling and Servicing Agreement, dated as of May 1, 2005, among GE Commercial Mortgage Corporation, as depositor, Midland Loan Services, Inc., as master servicer and special servicer, and Wells Fargo Bank, N.A., as trustee.

GE 2005-C4 Special Servicer—The ‘‘servicer’’ under the GE Commercial Mortgage Corporation Commercial Mortgage Pass-Through Certificates, Series 2005-C4, which as of the date hereof is Midland Loan Services, Inc.

GE 2005-C4 Trust—The trust fund formed under the GE 2005-C4 Pooling and Servicing Agreement.

GE 2005-C4 Trustee—The ‘‘trustee’’ under the GE Commercial Mortgage Corporation Commercial Mortgage Pass-Through Certificates, Series 2005-C4, which as of the date hereof is Wells Fargo Bank, N.A.

James Center Companion Loan—The mortgage note secured by the James Center mortgaged property on a pari passu basis with the James Center Loan. The James Center Companion Loan is not an asset of the trust.

James Center Intercreditor Agreement—An intercreditor agreement between the holders of the James Center Loan and the James Center Companion Loan setting forth the rights of such holders.

James Center Loan—The mortgage loan identified by control number 2 in Annex A to this prospectus supplement.

James Center Mortgaged Property—The mortgaged property securing the James Center Loan.

James Center Whole Loan—Collectively, the James Center Loan and the James Center Companion Loan.

Majority Class FNB Certificateholders—As of any date of determination, the holders or, if applicable, the beneficial owners of Class FNB certificates entitled to greater than 50% of the voting rights allocated to the Class FNB certificates.

Net Aggregate Prepayment Interest Shortfall—The Net Aggregate Prepayment Interest Shortfall for any distribution date will be the amount, if any, by which the aggregate of all Prepayment Interest Shortfalls incurred on the mortgage pool during the related collection period, exceeds any payment made by the master servicer for that distribution date to cover those Prepayment Interest Shortfalls.

Net Mortgage Rate—The Net Mortgage Rate for any mortgage loan is an annual rate equal to the related mortgage rate in effect from time to time (including, in the case of any mortgage loan providing for a fixed payment during any period of interest-only payments, if any, the implied rate of interest), minus the administration fee rate. However, for purposes of calculating pass-through rates, the Net Mortgage Rate for any mortgage loan will be determined without regard to any modification, waiver or amendment of the terms of the mortgage loan, whether agreed to by the master servicer or special servicer, as applicable, or resulting from a bankruptcy, insolvency or similar proceeding involving the related borrower.

Prepayment Interest Shortfall—If a borrower prepays a mortgage loan, in whole or in part, before the due date in any collection period and does not pay interest on that prepayment through the due date, then the shortfall in a full month’s interest (net of related master servicing fees) on the prepayment will constitute a Prepayment Interest Shortfall.

Principal Distribution Amount—The Principal Distribution Amount for any distribution date will, generally, equal the excess of the sum of clauses (1) through (5) below over clause (6) below:

(1)	the principal portions of all monthly payments, other than balloon payments, and any assumed monthly payments due or deemed due, as the case may be, on the mortgage loans for their respective due dates occurring during the same calendar month as that distribution date;

(2)	all voluntary principal prepayments received on the mortgage loans during the related collection period;

(3)	for any balloon loan for which the stated maturity date occurred, during or before the related collection period, any payment of principal, exclusive of any voluntary principal prepayment and any amount described in clause (4) below, made by or on behalf of the related borrower during the related collection period, net of any portion of the payment that represents a recovery of the principal portion of any monthly payment, other than a balloon payment, due, or the principal portion of any assumed monthly payment deemed due, for that mortgage loan on a due date during or before the same calendar month as that distribution date and not previously recovered;

(4)	the portion of all liquidation proceeds (net of liquidation expenses and unreimbursed additional trust fund expenses), condemnation proceeds and insurance proceeds received on the mortgage loans during the related collection period that were identified and applied by the special servicer as recoveries of principal, in each case, exclusive of any portion of those amounts that represents a recovery of the principal portion of any monthly payment, other than a balloon payment, due and any excess liquidation proceeds, or the principal portion of any assumed monthly payment deemed due, for the related mortgage loan on a due date during or before the same calendar month as that distribution date and not previously recovered; and

(5)	if that distribution date is after the initial distribution date, the excess, if any, of the principal distribution amount for the immediately preceding distribution date over the aggregate distributions of principal made on the principal balance certificates from the principal distribution amount on that immediately preceding distribution date;

minus

(6)	the amount of principal collections, if any, applied to reimburse any nonrecoverable advances or workout-delayed reimbursement amounts on such distribution date allocated first, to the loan group principal distribution amount for the loan group in which the mortgage loan with respect to which the nonrecoverable advance or workout-delayed reimbursement amount was made or exists, and then to the other loan group (provided, however, that to the extent any such nonrecoverable advances or workout-delayed reimbursement amounts are subsequently recovered from principal collections on the related mortgage loan, such recovery will be applied to increase the sum of clauses (1) through (5) above for the distribution date related to the collection period in which such recovery occurs).

Seven Springs Village B Note—The mortgage note secured by the Seven Springs Village mortgaged property on a subordinate basis with the Seven Springs Village Loan. The Seven Springs Village B Note is not an asset of the trust.

Seven Springs Village Loan—The mortgage loan identified by control number 3 in Annex A to this prospectus supplement.

Seven Springs Village Whole Loan—Collectively, the Seven Springs Village Loan and the Seven Springs Village B Note.

The Outlets at Hershey B Note—The mortgage note secured by The Outlets at Hershey mortgaged property on a subordinate basis with The Outlets at Hershey Loan. The Outlets at Hershey B Note is not an asset of the trust.

The Outlets at Hershey Loan—The mortgage loan identified by control number 14 on ‘‘Annex A’’ to this prospectus supplement.

The Outlets at Hershey Whole Loan—Collectively, The Outlets at Hershey Loan and The Outlets at Hershey B Note.

Weighted Average Net Mortgage Rate—The Weighted Average Net Mortgage Rate on each distribution date is the weighted average of the Net Mortgage Rates (without regard to the non-pooled portion of the First National Bank Center Loan) for the mortgage loans as of the beginning of the related collection period, weighted on the basis of their respective stated principal balances outstanding immediately before that distribution date.

ANNEX A
CHARACTERISTICS OF THE MORTGAGE LOANS

The schedule and tables appearing in this Annex A set forth certain information for the mortgage loans and mortgaged properties. The information is presented, where applicable, as of the applicable cut-off date for each mortgage loan and the related mortgaged properties. The statistics in such schedule and tables were derived, in many cases, from information and operating statements furnished by or on behalf of the respective borrowers. The information and operating statements were generally unaudited and have not been independently verified by the depositor or the underwriters or any of their respective affiliates or any other person. The sum of the amounts in any column of any of the tables of this Annex A may not equal the indicated total under such column due to rounding.

Net income for a mortgaged property as determined in accordance with generally accepted accounting principles would not be the same as the stated underwritten net cash flow for such mortgaged property as provided in the following schedule or tables. In addition, underwritten net cash flow is not a substitute for or comparable to operating income as determined in accordance with generally accepted accounting principles as a measure of the results of a property’s operations or a substitute for cash flows from operating activities determined in accordance with GAAP as a measure of liquidity. No representation is made as to the future net cash flow of the mortgaged properties, nor is the underwritten net cash flow provided in this prospectus supplement for any mortgaged property intended to represent such future net cash flow.

In the schedule and tables provided in this Annex A, for mortgage loans evidenced by one mortgage note, but secured by multiple mortgaged properties, for some purposes, the allocated loan amounts for each such related mortgaged property are shown.

Definitions

For purposes of the prospectus supplement, including the schedule and tables in this Annex A, the indicated terms have the following meanings, as modified, by reference to the ‘‘Certain Loan Payment Terms’’ below and footnotes to the schedules that follow:

(1) ‘‘Underwritten net cash flow,’’ ‘‘underwritten NCF’’ or ‘‘UW NCF’’ for any mortgaged property, means an estimate of cash flow available for debt service in a typical year of stable, normal operations. Generally, it is the estimated revenue derived from the use and operation of such mortgaged property less (i) the allowance for vacancies and losses (such amount, the ‘‘underwritten revenue’’) and (ii) the sum of estimated (a) operating expenses (such as utilities, administrative expenses, repairs and maintenance, management and franchise fees and advertising), (b) fixed expenses (such as insurance, real estate taxes and, if applicable, ground lease payments) (such sum of (a) and (b), the ‘‘underwritten expenses’’) and (c) estimated replacement reserves and with the exception of multifamily and hospitality properties, tenant improvement costs and leasing commissions, as applicable. Underwritten net cash flow generally does not reflect interest expense and non-cash items such as depreciation and amortization. The underwritten net cash flow for each mortgaged property is calculated on the basis of numerous assumptions and subjective judgments, which, if ultimately proven erroneous, could cause the actual net cash flow for such mortgaged property to differ materially from the underwritten net cash flow set forth herein. Some assumptions and subjective judgments relate to future events, conditions and circumstances, including future expense levels, the re-leasing of vacant space and the continued leasing of occupied space, which will be affected by a variety of complex factors over which none of the issuer, the depositor, the sellers, the master servicer, the special servicer or the trustee have control. In some cases, the underwritten net cash flow for any mortgaged property is higher, and may be materially higher, than the annual net cash flow for that mortgaged property, based on historical operating statements.

In determining underwritten net cash flow for a mortgaged property, the mortgage loan seller generally relied on rent rolls and/or other generally unaudited financial information provided by the respective borrowers. In some cases the appraisal and/or local market information was the primary basis for the determination. From that information, the applicable seller calculated stabilized estimates of cash flow that took into consideration historical financial statements (where available), material changes in the operating position of a mortgaged property of which the applicable seller was aware (e.g., newly signed leases, expirations of ‘‘free rent’’ periods and market rent and market vacancy data), and estimated capital expenditures and leasing commission and tenant improvement reserves. In some cases, the applicable seller’s estimate of underwritten net cash flow reflected differences from the information contained in the operating statements obtained from the respective borrowers (resulting in either an increase or decrease in the estimate of underwritten net cash flow derived therefrom) based upon the applicable seller’s own analysis of those operating statements and the assumptions applied by the respective borrowers in preparing those statements and information. In some instances, for example, property management fees and other expenses may have been taken into account in the calculation of underwritten net cash flow even though these expenses may not have been reflected in actual historic operating statements. In most of those cases, the information was annualized, with adjustments for items deemed not appropriate to be annualized, before using it as a basis for the determination of underwritten net cash flow. No assurance can be given with respect to the accuracy of the information provided by any borrowers, or the adequacy of the procedures used by any seller in determining the presented operating information.

(2) ‘‘Annual debt service’’ generally means, for any mortgage loan, 12 times the monthly payment in effect as of the applicable cut-off date for such mortgage loan or, for some mortgage loans that pay only interest for a period of time, 12 times the monthly payment in effect after the end of such interest-only period.

(3) ‘‘UW NCF DSCR,’’ ‘‘underwritten NCF DSCR,’’ ‘‘debt service coverage ratio,’’ ‘‘DSC Ratio’’ or ‘‘DSCR’’ means, for any mortgage loan, (a) the underwritten net cash flow for the mortgaged property, divided by (b) the annual debt service for such mortgage loan (assuming for the purposes of this Annex A, except as otherwise indicated, that in the case of any mortgage loan providing for earnout reserves, the principal balance of such mortgage loan is reduced by the amount of the earnout, regardless of whether any portion of such earnout is required to be applied to payment of any related yield maintenance charge or other prepayment premium). For the purposes of information presented in this prospectus supplement, unless otherwise indicated, (i) with respect to the James Center Loan the debt service coverage ratio reflects the aggregate indebtedness evidenced by the James Center Loan and the James Center Companion Loan, (ii) with respect to the Seven Springs Village Loan the debt service coverage ratio reflects the indebtedness evidenced by the Seven Springs Village Loan, but not the Seven Springs Village B Note (including the subordinate B note, the whole loan DSCR is 1.3x) and (iii) with respect to The Outlets at Hershey Loan, the debt service coverage ratio reflects the indebtedness evidenced by The Outlets at Hershey Loan, but not The Outlets at Hershey B Note (including the subordinate B Note, the whole loan DSCR is 1.23x); provided, that with respect to certain of the mortgage loans that are additionally secured by letters of credit or earnout cash reserves, the amount in clause (b) above is calculated assuming that the principal balance of such mortgage loan is reduced by the amount of such letter of credit and/or earnout cash reserve; such letters of credit or earnout cash reserves may be required to be released to the borrower instead of being applied to reduce the principal balance of the mortgage loan (and may result in a lower DSCR) if certain conditions set forth in the applicable loan documents are met, including applicable LTV and DSCR requirements described in Annex A hereto.

Generally, debt service coverage ratios are used by lenders to measure the ratio of (a) cash currently generated by a property that is available for debt service to (b) required debt service payments. However, debt service coverage ratios measure only the current, or recent, ability of a property to service mortgage debt. If a property does not possess a stable operating expectancy (for instance, if it is subject to material leases that are scheduled to expire during the loan term and that provide for above-market rents and/or that may be difficult to replace), a debt service coverage ratio may not be a reliable indicator of a property’s ability to service the mortgage debt over the entire remaining loan term. The underwritten NCF DSCRs are presented in this prospectus supplement for illustrative purposes only and, as discussed above, are limited in their usefulness in assessing the current, or predicting the future, ability of a mortgaged property to generate sufficient cash flow to repay the related mortgage loan. As a result, no assurance can be given, and no representation is made, that the underwritten NCF DSCRs accurately reflect that ability. The underwritten NCF DSCR for the interest-only mortgage loans is based on the payment due after the initial interest-only period.

(4) ‘‘Appraised value’’ means, for any mortgaged property, the appraiser’s adjusted value as stated in the most recent third-party appraisal available to the depositor. In some cases, the appraiser’s adjusted value takes into account certain repairs or stabilization of operations. In some cases in which the appraiser assumed the completion of repairs, such repairs were, generally, either completed before the settlement date or the applicable seller has taken reserves sufficient to complete such repairs or received other assurances such as a guarantee. No representation is made that any such value would approximate either the value that would be determined in a current appraisal of the related mortgaged property or the amount that would be realized upon a sale.

(5) ‘‘Cut-off date loan-to-value ratio,’’ ‘‘loan-to-value ratio,’’ ‘‘cut-off date LTV,’’ ‘‘current LTV’’ or ‘‘CLTV’’ means, with respect to any mortgage loan, (a) the cut-off date balance of that mortgage loan (assuming for purposes of this Annex A, except as otherwise indicated, in the case of any mortgage loan providing for earnout reserves, the principal balance of such mortgage loan is reduced by the amount of the earnout) divided by (b) the appraised value of the mortgaged property or mortgaged properties.

For mortgage loans for which earnout reserves have been established, cut-off date loan-to-value ratio is shown assuming that the earnout is not achieved, except as otherwise indicated and the full amount of such earnout is applied to reduce the principal balance of the mortgage loan regardless of whether any portion of such earnout is required to be applied to payment of any related yield maintenance charge or other prepayment premium. For the purposes of information presented in this prospectus supplement, unless otherwise indicated, (i) with respect to the James Center Loan, the loan-to-value ratio reflects the aggregate indebtedness evidenced by the James Center Loan and the James Center Companion Loan, (ii) with respect to the Seven Springs Village Loan, the loan-to-value ratio reflects the indebtedness evidenced by the Seven Springs Village Loan, but not the Seven Springs Village B Note (including the subordinate B Note, the whole loan LTV is 74.81%), (iii) with respect to The Outlets at Hershey Loan, the loan to value ratio reflects the indebtedness evidenced by The Outlets at Hershey Loan, but not The Outlets at Hershey B Note (including the subordinate B Note, the whole loan LTV is 83.3%), (iv) with respect to the DDR/Macquarie Mervyn’s Portfolio Loan, the loan-to-value ratio reflects the aggregate indebtedness evidenced by the DDR/Macquarie Mervyn’s Portfolio Loan and the DDR/Macquarie Mervyn’s Portfolio Companion Loans and (v) with respect to the Design Center of the Americas Loan, the loan-to-value ratio reflects the aggregate indebtedness evidenced by the Design Center of the Americas Loan and the Design Center of the Americas Companion Loan; provided, that with respect to certain of the mortgage loans that are additionally secured by letters of credit or earnout cash reserves, the cut-off date principal balance is reduced by the amount of such letter of credit and/or earnout cash reserve; such letters of credit or earnout cash reserves may be required to be released to the borrower instead of being applied to reduce the principal balance of the mortgage loan (and may result in a lower DSCR) if certain conditions set forth in the applicable loan documents are met, including applicable LTV and DSCR requirements described in Annex A hereto.

(6) ‘‘Square feet,’’ ‘‘sq. ft.,’’ ‘‘SF’’ or ‘‘NRSF’’ means, in the case of a mortgaged property operated as a retail center, office or medical office complex, industrial/ warehouse facility, combination retail office facility or other special purpose property, the square footage of the net rentable or leasable area.

(7) ‘‘Units,’’ ‘‘Pads,’’ ‘‘Rooms’’ or ‘‘Spaces’’ means: (1) in the case of a mortgaged property operated as multifamily housing, the number of apartments, regardless of the size of or number of rooms in the apartment, (2) in the case of a mortgaged property operated as a hospitality property, the number of guest rooms, (3) in the case of a mortgaged property operated as manufactured housing, the number of pads, (4) in the case of a mortgaged property operated as self-storage property, the number of self-storage units and (5) in the case of a mortgaged property operated as a parking facility, the number of parking spaces. For purposes of this Annex A, the total number of units shown for certain multifamily properties may be greater than the total number of multifamily units shown in the multifamily schedule because certain of the multifamily properties have commercial units in addition to multifamily units.

(8) ‘‘Occupancy’’ means, the percentage of square feet or units, as the case may be, of the mortgaged property that was occupied or leased or, in the case of certain properties, average units so occupied over a specified period, as of a specified date

(identified on this Annex A as the ‘‘occupancy date’’) or as specified by the borrower or as derived from the mortgaged property’s rent rolls, operating statements or appraisals or as determined by a site inspection of the mortgaged property. Information in this Annex A concerning the ‘‘largest tenant’’ is presented as of the same date as of which the occupancy percentage is specified.

(9) ‘‘Scheduled Maturity or ARD Balance’’ means, for any balloon loan or ARD loan, the principal amount that will be due at maturity or on the anticipated repayment date for that balloon loan or ARD loan.

(10) ‘‘Scheduled maturity or ARD date LTV’’ means, for any balloon loan, the balloon balance for that mortgage loan divided by the appraised value of the related mortgaged property. For the purposes of information presented in this prospectus supplement, unless otherwise indicated, (i) with respect to the James Center Loan, the scheduled maturity date loan-to-value ratio reflects the aggregate indebtedness evidenced by the James Center Loan and the James Center Companion Loan, (ii) with respect to the Seven Springs Village Loan, the scheduled maturity date loan-to-value ratio reflects the indebtedness evidenced by the Seven Springs Village Loan, but not the Seven Springs Village B Note, (iii) with respect to The Outlets at Hershey Loan, the scheduled maturity date loan-to-value ratio reflects the indebtedness evidenced by The Outlets at Hershey Loan, but not The Outlets at Hershey B Note, (iv) with respect to the DDR/Macquarie Mervyn’s Portfolio Loan, the scheduled maturity date loan-to-value ratio reflects the aggregate indebtedness evidenced by the DDR/Macquarie Mervyn’s Portfolio Loan and the DDR/Macquarie Mervyn’s Portfolio Companion Loans and (v) with respect to the Design Center of the Americas Loan, the scheduled maturity date loan-to-value ratio reflects the aggregate indebtedness evidenced by the Design Center of the Americas Loan and the Design Center of the Americas Companion Loan.

(11) ‘‘Interest rate’’ means, for any mortgage loan, the mortgage rate in effect as of the cut-off date for that mortgage loan.

(12) ‘‘Administration Fee Rate’’ for each mortgage loan is the percentage rate per annum provided in Annex A for such mortgage loan at which compensation is payable for the servicing of that mortgage loan (which includes the master servicing fee rate) and at which compensation is also payable to the trustee.

(13) ‘‘Prepayment provisions’’ for each mortgage loan are: ‘‘lockout,’’ which means the duration of the prepayment lockout period; ‘‘defeasance,’’ which means the duration of any defeasance period; and, where applicable, ‘‘(greater than) YM and 1%’’ which means the greater of the yield maintenance charge and 1% of the outstanding principal balance; ‘‘YM’’ which means yield maintenance; and ‘‘defeasance or (greater than) YM and 1%’’ which means either defeasance or the greater of the yield maintenance charge and 1% of the principal amount being prepaid. The number following the ‘‘/’’ is the number of months for which the related call protection provision is in effect, exclusive of the maturity date for calculation purposes only.

(14) ‘‘Remaining term to maturity’’ means, for any mortgage loan, the remaining term, in months, from the cut-off date for that mortgage loan to the earlier of the related maturity date or anticipated repayment date.

(15) In those instances where the same tenant leases space under multiple leases, the date shown as the ‘‘Largest Tenant Lease Expiration’’ is the earliest termination date of any of such leases.

(16) ‘‘Underwritten net operating income,’’ ‘‘underwritten NOI’’ or ‘‘UW NOI’’ for any mortgaged property means, net cash flow before deducting for capital expenditures and any deposits to reserves for capital expenditures, including tenant improvement costs and leasing commissions, as applicable.

(17)    ‘‘Cut-Off Date Balance per Sq.Ft./Unit/Pad/Room/Space’’ for any mortgage loan means the cut-off date balance of that mortgage loan divided by Sq.Ft./Unit/Pad/ Room/Space, as applicable. For the purposes of information presented in this prospectus supplement, unless otherwise indicated, (i) with respect to the Seven Springs Village Loan the Cut-Off Date Balance per Sq.Ft./Unit/Pad/Room/Space reflects the aggregate indebtedness evidenced by the Seven Springs Village Loan, but not the Seven Springs Village B Note, (ii) with respect to The Outlets at Hershey Loan, the Cut-Off Date Balance per Sq.Ft./Unit/Pad/Room/Space reflects the indebtedness evidenced by The Outlets at Hershey Loan, but not The Outlets at Hershey B Note, (iii) with respect to the DDR/Macquarie Mervyn’s Portfolio Loan, the Cut-Off Date Balance per Sq. Ft./Unit/Pad/Room/Space reflects the indebtedness evidenced by the DDR/Macquarie Mervyn’s Portfolio Loan, but not the DDR/Macquarie Mervyn’s Portfolio Companion Loans and (iv) with respect to the Design Center of the Americas Loan, the Cut-Off Date Balance per Sq. Ft./Unit/Pad/Room/Space reflects the indebtedness evidenced by the Design Center of the Americas Loan, but not the Design Center of the Americas Companion Loan.

The following footnotes describe yield maintenance provisions, additional debt provisions, partial release provisions and certain other provisions for mortgage loans other than the mortgage loans described in Annex B to this prospectus supplement.

Yield Maintenance Loans

Control Number 25    The mortgage loan permits prepayment after a lockout period with the payment of a Yield Maintenance Premium. With respect to this mortgage loan the ‘‘Yield Maintenance Premium’’ is the amount equal to the greater of (i) 1% of the principal amount being prepaid or (ii) present value of payments equal to the payment differential and payable on each payment date over the remaining original term of the Note, discounted at the reinvestment yield for the number of months as of such prepayment to each such payment date and maturity date. In the in context of this loan ‘‘Yield Maintenance Premium’’ shall be calculated as follows: (i) lender shall determine the annual percentage yield on U.S. Treasury securities maturing at term equal to, but not greater than the number of years remaining in the term of the Promissory Note. The annual treasury instrument yield shall be determined as of ten (10) business days before the effective date of prepayment; (ii) the lender shall determine the hypothetical monthly interest only payment which would be payable on the promissory note having a principal amount equal to the prepaid amount and bearing an interest rate at the ‘‘bond equivalent’’ rate which would produce a yield equal to the annual Treasury rate index investment yield, (the monthly reinvestment yield); (iii) the lender shall determine the hypothetical monthly interest only payment which would be payable on the promissory note having a principal amount equal to the prepaid amount and bearing an interest rate at the note rate (Monthly coupon rate); and (iv) the lender shall determine the present value of a series of monthly payments, each equal to the amount by which the monthly coupon rate payments exceeds the monthly reinvestment payment, received on the first day of each calendar month immediately following the effective date of the prepayment to and including the maturity date, using the annual U.S. Treasury investment yield as the discount rate.

Control Number 31    The mortgage loan permits prepayment, in whole but not in part, at any time with payment of yield maintenance; permits prepayment, in whole but not in part, on or after July 1, 2015 without payment of yield maintenance and permits defeasance, in whole but not in part, at any time after the expiration of a lockout period. With respect to these mortgage loans the ‘‘Yield Maintenance Premium’’ is the amount equal to the greater of (i) zero percent (0%) of the principal amount being prepaid or (ii) the positive excess of (A) the present value of all future installments of principal and interest due under this note including the principal amount due at maturity, discounted at an interest rate per annum equal to the Treasury Constant Maturity Yield Index (defined below) published during the second full week preceding the date on which such premium is payable for instruments having a maturity coterminous with the remaining term of this note, over (B) the principal amount of this note outstanding immediately before such prepayment i.e., (present value of all future payments) — (principal balance at time of prepayment). The ‘‘Treasury Constant Maturity Yield Index’’ shall mean the average yield for ‘‘This Week’’ as reported by the Federal Reserve Board in Federal Reserve Statistical Release H.15 (519) published during the second full week preceding the prepayment date for instruments having a maturity coterminous with the remaining term of this note. In the event the Federal Reserve Board is no longer published, lender shall select a comparable publication to determine the Treasury Constant Maturity Yield Index. If there is no Treasury Constant Maturity Yield Index for instruments having a maturity coterminous with the remaining term of this note, then the weighted average yield to maturity of the Treasury Constant Maturity Yield Indices with maturities next longer and shorter than such remaining average life to maturity shall be used, calculated by averaging (and rounding upward to the nearest whole multiple of 1/100 of 1% per annum if the average is not a multiple) the yields of the relevant Treasury Constant Maturity Yield Indices (rounded, if necessary, to the nearest 1/100 of 1% with any figure of 1/200 of 1% or above rounded upward).

Control Number 46    The mortgage loan permits prepayment after the expiration of a lockout period with the payment of the greater of a yield maintenance formula and a fixed penalty equal to 1% of the principal amount of such prepayment, with no defeasance option. With respect to this mortgage loan, the ‘‘Yield Maintenance Amount’’ shall mean the present value, as of the prepayment date, of the remaining scheduled payments of principal and interest from the prepayment date through the open date of September 1, 2015 (including any balloon payment) determined by discounting such payments at the Discount Rate, less the amount of principal being prepaid. As used in this paragraph, ‘‘Discount Rate’’ means the rate which, when compounded monthly, is equivalent to the Treasury Rate when compounded semi-annually. As used in this paragraph, ‘‘Treasury Rate’’ means the yield calculated by the linear interpolation of the yields, as reported in Federal Reserve Statistical Release

H.15-Selected Interest Rates under the heading U.S. Government Securities/Treasury Constant Maturities for the week ending prior to the prepayment date of U.S. Treasury constant maturities with maturity dates (one longer and one shorter) most nearly approximating the open date of the related mortgage loan.

Control Number 53    The mortgage loan permits prepayment after the expiration of a lockout period with the payment of the greater of a yield maintenance formula and a fixed penalty equal to 1% of the principal amount of such prepayment, with no defeasance option. With respect to this mortgage loan, the ‘‘Yield Maintenance Amount’’ shall mean the present value, as of the prepayment date, of the remaining scheduled payments of principal and interest from the prepayment date through the open date of September 1, 2015 (including any balloon payment) determined by discounting such payments at the Discount Rate, less the amount of principal being prepaid. As used in this paragraph, ‘‘Discount Rate’’ means the rate which, when compounded monthly, is equivalent to the Treasury Rate when compounded semi-annually. As used in this paragraph, ‘‘Treasury Rate’’ means the yield calculated by the linear interpolation of the yields, as reported in Federal Reserve Statistical Release H.15-Selected Interest Rates under the heading U.S. Government Securities/Treasury Constant Maturities for the week ending prior to the prepayment date of U.S. Treasury constant maturities with maturity dates (one longer and one shorter) most nearly approximating the open date of the related mortgage loan.

Control Number 64    The mortgage loan permits prepayment after a lockout period with the payment of a Yield Maintenance Premium. With respect to this mortgage loan the ‘‘Yield Maintenance Premium’’ is the amount equal to the greater of (i) 1% of the principal amount being paid or (ii) present value of payments equal to the payment differential and discounted at the reinvestment yield. In the context of this loan, the term ‘‘Payment Differential’’ shall mean an amount equal to (i) the Note Rate less the Reinvestment Yield, divided by (ii) twelve (12) and multiplied by (iii) the principal sum outstanding under this Note after application of the constant monthly payment due under this Note on the date of such prepayment, provided that the Payment Differential shall in no event be less than zero. The term ‘‘Reinvestment Yield’’ shall mean an amount equal to the lesser of (i) the yield on the U.S. Treasury issue (primary issue) with a maturity date closest to the Maturity Date, or (ii) the yield in the U.S. Treasury issue (primary issue) with a term equal to the remaining average life of the indebtedness evidence by this Note, with each such yield being based on the bid price for such issue as published in The Wall Street Journal on the date that is fourteen (14) days prior to the date of such prepayment set forth in the notice of prepayment (or, if such bid price is not published on that date, the next preceding date on which such bid is so published) and converted to a monthly compounded nominal yield.

Control Number 66    The mortgage loan permits prepayment after the expiration of a lockout period with the payment of the greater of a yield maintenance formula and a fixed penalty equal to 1% of the principal amount of such prepayment, with no defeasance option. With respect to this mortgage loan, the ‘‘Yield Maintenance Amount’’ shall mean the present value, as of the prepayment date, of the remaining scheduled payments of principal and interest from the prepayment date through the open date of September 1, 2015 (including any balloon payment) determined by discounting such payments at the Discount Rate, less the amount of principal being prepaid. As used in this paragraph, ‘‘Discount Rate’’ means the rate which, when compounded monthly, is equivalent to the Treasury Rate when compounded semi-annually. As used in this paragraph, ‘‘Treasury Rate’’ means the yield calculated by the linear interpolation of the yields, as reported in Federal Reserve Statistical Release H.15-Selected Interest Rates under the heading U.S. Government Securities/Treasury Constant Maturities for the week ending prior to the prepayment date of U.S. Treasury constant maturities with maturity dates (one longer and one shorter) most nearly approximating the open date of the related mortgage loan.

Control Number 73    The mortgage loan permits prepayment after the expiration of a lockout period with the payment of the greater of a yield maintenance formula and a fixed penalty equal to 1% of the principal amount of such prepayment, with no defeasance option. With respect to this mortgage loan, the ‘‘Yield Maintenance Amount’’ shall mean the present value, as of the prepayment date, of the remaining scheduled payments of principal and interest from the prepayment date through the related maturity date (including any balloon payment) determined by discounting such payments at the Discount Rate, less the amount of principal being prepaid. As used in this paragraph, ‘‘Discount Rate’’ means the rate which, when compounded monthly, is equivalent to the Treasury Rate when compounded semi-annually. As used in this paragraph, ‘‘Treasury Rate’’ means the yield calculated by the linear interpolation of the yields, as reported in Federal Reserve Statistical Release H.15-Selected Interest Rates under the heading U.S. Government Securities/Treasury Constant Maturities for the week ending prior to the prepayment date of U.S. Treasury constant maturities with maturity dates (one longer and one shorter) most nearly approximating the maturity date of the related mortgage loan.

Control Number 110    The mortgage loan permits prepayment after the expiration of a lockout period with payment of the greater of a yield maintenance formula with no defeasance option. With respect to this mortgage loan the ‘‘Yield Maintenance Premium’’ is the amount equal to the greater of (i) one percent (1%) of the outstanding principal balance of the note or (ii) the excess, if any, of (A) the present value of all scheduled interest and principal payments due on each payment due date in respect of the loan for the period from the date of such accepted prepayment to the maturity date, including the principal amount of the loan scheduled to be due on the maturity date, discounted at an interest rate per annum equal to the Index (defined below), based on a 360-day year of twelve 30-day months, over (B) the principal amount of the loan outstanding immediately before such accepted prepayment i.e., (present value of all future payments) – (principal balance at time of acceleration). The ‘‘Index’’ will be the average yield for ‘‘treasury constant maturities’’ published by the Federal Reserve Board in Federal Reserve Statistical Release H.15 (519) for the second full week preceding the date of acceleration of the maturity date for instruments having a maturity coterminous with the remaining term of the loan. If the Federal Reserve Board Release is no longer published, lender shall select a comparable publication to determine the Index. If there is no Index for instruments having a maturity coterminous with the remaining term of the loan, then the weighted average yield to maturity of the Indices with maturities next longer and shorter than such remaining average life to maturity shall be used, calculated by averaging (and rounding upward to the nearest whole multiple of 1/100 of 1% per annum, if the average is not such a multiple) the yields of the relevant Indices (rounded, if necessary, to the nearest 1/100 of 1% with any figure of 1/200 of 1% or above rounded upward).

Control Number 112    The mortgage loan permits prepayment after the expiration of a lockout period with payment of the greater of a yield maintenance formula with no defeasance option. With respect to this mortgage loan the ‘‘Yield Maintenance Premium’’ is the amount equal to the greater of (i) one percent (1%) of the outstanding principal balance of the note or (ii) the excess, if any, of (A) the present value of all scheduled interest and principal payments due on each payment due date in respect of the loan for the period from the date of such accepted prepayment to the maturity date, including the principal amount of the loan scheduled to be due on the maturity date, discounted at an interest rate per annum equal to the Index (defined below), based on a 360-day year of twelve 30-day months, over (B) the principal amount of the loan outstanding immediately before such accepted prepayment i.e., (present value of all future payments) — (principal balance at time of acceleration). The ‘‘Index’’ will be the average yield for ‘‘treasury constant maturities’’ published by the Federal Reserve Board in Federal Reserve Statistical Release H.15 (519) for the second full week preceding the date of acceleration of the maturity date for instruments having a maturity coterminous with the remaining term of the loan. If the Federal Reserve Board Release is no longer published, lender shall select a comparable publication to determine the Index. If there is no Index for instruments having a maturity coterminous with the remaining term of the loan, then the weighted average yield to maturity of the Indices with maturities next longer and shorter than such remaining average life to maturity shall be used, calculated by averaging (and rounding upward to the nearest whole multiple of 1/100 of 1% per annum, if the average is not such a multiple) the yields of the relevant Indices (rounded, if necessary, to the nearest 1/100 of 1% with any figure of 1/200 of 1% or above rounded upward).

Control Number 117    The mortgage loan permits prepayment after a lockout period (which period has expired) with the payment of a Yield Maintenance Premium. With respect to this mortgage loan the ‘‘Yield Maintenance Premium’’ is the amount equal to (a) the greater of (i) 1% of the principal amount outstanding and (ii) the present value of (x) the borrower’s monthly installments under the promissory note from the date of the prepayment to, but not including, the maturity date plus (y) the outstanding unpaid principal and interest due under the promissory note on the maturity date, less (b) the amount of prepayment plus (c) the amount, reasonably determined by the lender, of lender’s reasonable out of pocket cost and expenses of reinvesting the amount of prepayment. The ‘‘Present Value’’ will be computed on a monthly basis as of the date of prepayment, at a yield equal to the most current weeks ‘‘Treasury Constant Maturity’’ rate for a term most equal to, but not greater than the number of years remaining in the term of the Promissory Note as published in document H.15(519) issued by the Board of Governors of the Federal Reserve.

Control Number 118    The mortgage loan permits prepayment after a lockout period (which period has expired) with the payment of a Yield Maintenance Premium. With respect to this mortgage loan the ‘‘Yield Maintenance Premium’’ is the amount equal to (a) the greater of (i) 1% of the principal amount outstanding and (ii) the present value of (x) the borrower’s monthly installments under the promissory note from the date of the prepayment to, but not including, the maturity date plus (y) the outstanding unpaid principal and interest due under the promissory note on the maturity date, less (b) the amount of prepayment plus (c) the amount, reasonably determined by the lender, of lender’s reasonable out of pocket cost and expenses of reinvesting the amount of prepayment. The ‘‘Present Value’’ will be computed on a monthly basis as of the date of prepayment, at a yield equal to the most current week's ‘‘Treasury Constant Maturity’’ rate for a term most equal to, but not greater than the number of years remaining in the term of the Promissory Note as published in document H.15(519) issued by the Board of Governors of the Federal Reserve.

Control Number 119    The mortgage loan permits prepayment after a lockout period (which period has expired) with the payment of a Yield Maintenance Premium. With respect to this mortgage loan the ‘‘Yield Maintenance Premium’’ is the amount equal to (a) the greater of (i) 1% of the principal amount outstanding and (ii) the present value of (x) the borrower’s monthly installments under the promissory note from the date of the prepayment to, but not including, the maturity date plus (y) the outstanding unpaid principal and interest due under the promissory note on the maturity date, less (b) the amount of prepayment, plus (c) the amount, reasonably determined by the lender, of lender’s reasonable out of pocket cost and expenses of reinvesting the amount of prepayment. The ‘‘Present Value’’ will be computed on a monthly basis as of the date of prepayment, at a yield equal to the most current week's ‘‘Treasury Constant Maturity’’ rate for a term most equal to, but not greater than the number of years remaining in the term of the Promissory Note as published in document H.15(519) issued by the Board of Governors of the Federal Reserve.

Additional Debt

Control Number 13    The mortgage loan permits future mezzanine financing, subject to, among other things, the conditions that (i) the mezzanine financing and mortgage loan together have a combined loan-to-value ratio of not more than 85% and a combined debt service coverage ratio of at least 1.10x and (ii) the mezzanine lender enters into an intercreditor agreement in form and substance reasonably satisfactory to the holder of the mortgage loan.

Control Number 16    The owner of the related borrower has incurred mezzanine debt secured by its ownership interests in the borrower, in the maximum original amount of $28,500,000, of which $18,000,000 has been funded. The mezzanine borrower is entitled to request additional advances up to a maximum amount of $10,500,000, subject to certain restrictions, at any time prior to maturity. The loan matures on September 1, 2010. The mezzanine lender has entered into an intercreditor agreement with the holder of the mortgage loan which provides, among other things, that (a) the mezzanine lender will not transfer more than 49% of its interest in the mezzanine loan except with the consent of the holder of the mortgage loan, (b) the mezzanine lender is not permitted to exercise any rights it may have under the mezzanine loan documents with respect to foreclosure or accept title on the mezzanine collateral without the consent of the holder of the mortgage loan unless the transferee of the mezzanine collateral is a specified entity under the intercreditor agreement, (c) the mezzanine lender has certain cure rights with respect to the mortgage loan and (d) the mezzanine lender has the right to purchase the mortgage loan in whole during certain circumstances, including monetary default at maturity or acceleration of the mortgage loan, for a price generally equal to the outstanding principal of the mortgage loan, together with accrued and unpaid interest, unpaid expenses, and unreimbursed advances.

Control Number 28    The equity interest in the borrower has been pledged to secure a mezzanine loan in the amount of $2,708,000.00. The lender of the mezzanine loan is GMAC Commercial Mortgage Corporation. The mezzanine loan is subject to the terms of the intercreditor agreement between the mezzanine lender and the lender of the mortgage loan.

Control Number 29    The equity interest in the borrower has been pledged to secure a mezzanine loan in the amount of $2,650,000.00. The lender of the mezzanine loan is GMAC Commercial Mortgage Corporation. The mezzanine loan is subject to the terms of the intercreditor agreement between the mezzanine lender and the lender of the mortgage loan.

Control Number 30    The equity interest in the borrower has been pledged to secure a mezzanine loan in the amount of $2,580,000.00. The lender of the mezzanine loan is GMAC Commercial Mortgage Corporation. The mezzanine loan is subject to the terms of the intercreditor agreement between the mezzanine lender and the lender of the mortgage loan.

Control Number 56    The related borrower may obtain secondary financing, provided that that (a) the combined amount of the Mortgage Loan and the mezzanine debt does not (i) exceed 75% LTV and/or (ii) fall below 1.35x DSCR and (b) the mezzanine lender executes an intercreditor agreement satisfactory to the lender of the mortgage loan.

Control Number 76    The equity interest in the borrower has been pledged to secure an all inclusive residential note and agreement in the amount of $4,335,280.00, and a second promissory note in the amount of $136,010.00. The lender of the notes is The Shelby Jean Kaplan 1996 Trust. The notes and the agreement are subject to the terms of the subordination and standstill agreement between the lender of the notes and the lender of the mortgage loan.

Control Number 81    The equity interest in the borrower may be pledged to secure subordinate financing upon the reasonable approval by the lender, and the satisfaction of certain conditions set forth in the related loan documents, including (1) the absence of an event of default or event which could become an event of default and (2) the satisfaction of certain debt coverage ratios and LTV requirements.

Control Number 83    The owners of the related borrowers will be permitted to obtain mezzanine financing in connection with the mortgaged property by pledging their respective membership interests in the borrowers to an acceptable institutional lender, upon full satisfaction (in the sole and absolute discretion of the lender of the mortgage loan) of certain conditions, including: (i) lender of the mortgage loan and the mezzanine lender shall enter into a standstill subordination and mutual recognition agreement wholly acceptable to the lender of the mortgage loan, (ii) the aggregate principal amount of the mezzanine financing and the mortgage loan does not exceed 75% of the appraised value of the mortgaged property as of the date of such financing (as evidenced by an appraisal reasonably acceptable to the lender of the mortgage loan), (iii) the adjusted DSCR for the mortgaged property (aggregating the principal balance of the mezzanine financing and the mortgage loan) shall be equal to or greater than 1.30x, (iv) the mezzanine financing and the performance of the obligations under the loan documents in connection with the mezzanine financing shall not breach or cause a breach of any of the representations, warranties or covenants under the related mortgage loan documents and (v) if required by any of the rating agencies associated with a secondary market transaction, lender of the mortgage loan shall have received evidence in writing to the effect that such mezzanine financing will not result in a re-qualification, reduction, or withdrawal of any rating in effect immediately prior to the obtaining of the mezzanine financing in connection with the applicable secondary market transaction.

Partial Release Provisions

Control Number 1    The mortgage loan provides that the borrower has the right to substitute for any property in whole, but not in part, similar real estate collateral subject to the satisfaction of certain conditions precedent, including the following: (i) payment of $10,000 substitution fee per property, (ii) rating agency confirmation of no resulting downgrade or qualification to the ratings of the REMIC certificates, and (iii) as of the date of substitution, the assumed debt service coverage ratio (after giving effect to the proposed substitution) will equal or exceed the greater of (x) 1.45 to 1.00 and (y) the assumed debt service coverage ratio immediately prior to the substitution. In addition, the mortgage loan provides that the borrower may request that lender to release one or more outparcels, subject to the satisfaction of certain conditions precedent. No prepayment of the loan is required in connection with the outparcel release.

Control Number 2    The mortgage loan provides that after the expiration of the defeasance lockout period but prior to the related Anticipated Repayment Date, the borrower has the right to defease a portion of the mortgage loan and the related pari passu companion loan and obtain the release of one or more buildings constituting the mortgaged property, if (x) in the case of a release of Three James Center, the borrower intends to further develop Three James Center to, among other things, add up to approximately 250,000 square feet of rentable area or (y) in the case of a release of One James Center, the borrower either (i) intends to further develop One James Center to, among other things, construct a second office tower containing approximately 25,000 square feet of rentable area on the plaza area of the One James Center parcel, or (ii) elects to defease a portion of the James Center Whole Loan after McGuire Woods LLP has requested the build out of the second office tower on the plaza area of the One James Center parcel. The release is subject to the satisfaction of certain conditions specified in the related mortgage loan documents, including the following: (i) the principal balance of the defeased portion of the mortgage loan must be equal to 125% of the allocated loan amount for the building being released; (ii) the remaining property must have a loan-to-value ratio that is not greater than the lesser of the loan-to-value ratio of the mortgage loan and the related pari passu companion loan as of the origination date and the loan-to-value ratio of the mortgage loan and the related pari passu companion loan in effect immediately prior to the release and a debt service coverage ratio that is not less than the greater of the debt service coverage ratio of the mortgage loan and the related pari passu companion loan as of the origination date and the debt service coverage ratio of the mortgage loan and the related pari passu companion loan in effect immediately prior to the release; and (iv) the lender must have received confirmation from each rating agency then rating the certificates that such release will not result in the downgrade, qualification or withdrawal of the rating assigned to the certificates (and any certificates issued by a securitization trust into which the related pari passu companion loan has been deposited).

Control Number 16    The mortgage loan provides that after the expiration of the defeasance lockout period, the borrower has the right to defease a portion of the mortgage loan and obtain the release of one or more buildings (each of which is a condominium unit) constituting the mortgaged property, subject to the satisfaction of certain conditions specified in the related mortgage loan documents, including the following: (i) the principal balance of the defeased portion of the mortgage loan must be equal to the greatest of (x) 125% of the allocated loan amount for the building being released; (y) 275/560 of net sales proceeds in connection with a sale of that building; and (z) an amount such that if applied to the obligations under the mortgage loan, after giving effect to the release, would result in a debt service coverage ratio of the remaining portion of the mortgaged property not less than the debt service coverage ratio for the mortgaged property as of the origination date and the debt service coverage ratio of the mortgage loan immediately prior to the release, and the loan to value not in excess of 75%; and (ii) the lender must have received confirmation from each rating agency then rating the certificates that such release will not result in the downgrade, qualification or withdrawal of the rating assigned to the certificates.

Control Number 25    The mortgage loan provides that the related borrower is permitted to substitute up to five mortgaged properties securing the related mortgage loan with a replacement property at any time during the loan term, subject to the satisfaction of certain conditions specified in the related mortgage loan documents, including the following: (i) the replacement property is of a type that is consistent with the lender’s then-current lending policies and underwriting standards; (ii) the replacement property process monthly net operating income at least equal to the net operating income of the property to be released; (iii) the replacement property must have a lease for term at least equal to the term for the property to be released; and (iv) the value of the replacement property as determined by an appraisal must be at least equal to the value of the property to be released.

Control Number 26    Three of the parcels that are part of the mortgaged property are pad sites, which may be released from the mortgage upon the satisfaction of certain enumerated conditions provided under the related mortgage loan documents.

Control Number 28    The mortgage loan permits a release of one or more of the mortgaged properties securing the mortgage loan, subject to satisfaction of the following conditions, among others: (1) no event of default shall have occurred at the time of borrower’s request; (2) the satisfaction of certain LTV and Debt Service Coverage Ratio requirements; (3) the partial release will in no way impair or affect the lien or priority of the security instrument; and (4) payment of a release price equal to $4,698, 479 with respect to the Guilford, CT property, $4,137,443 with respect to the Southbury, CT property, $4,493,632 with respect to the Kingsville, TX property, and $4,450,446 with respect to the San Angelo, TX property.

Control Number 29    The mortgage loan permits a release of a specified parcel of one or more of the mortgaged properties securing the mortgage loan, subject to satisfaction of the following conditions, among others: (1) no event of default shall have occurred at the time of borrower’s request; (2) the satisfaction of certain LTV and Debt Service Coverage Ratio requirements; (3) the partial release will in no way impair or affect the lien or priority of the security instrument; and (4) payment of a release price equal to $5,300,453 with respect to the Colorado Springs, CO property, $3,347,278 with respect to the Bad Axe, MI property, $3,189,626 with respect to the Hartland, WI property, and $5,572,644 with respect to the Libertyville, IL property.

Control Number 30    The mortgage loan permits a release of one or more of the mortgaged properties securing the mortgage loan, subject to satisfaction of the following conditions, among others: (1) no event of default shall have occurred at the time of borrower’s request; (2) the satisfaction of certain LTV and Debt Service Coverage Ratio requirements; (3) the partial release will in no way impair or affect the lien or priority of the security instrument; and (4) payment of a release price equal to $3,969,230 with respect to the South Bend, IN property, $4,397,902 with respect to the Commerce Township, MI property, $3,982,819 with respect to the Bernallillo, NM property, and $4,090,049 with respect to the Commerce, CO property.

Control Number 53    The mortgage loan provides that the borrower has the right to obtain the release of an individual parcel of the mortgaged property subject to the satisfaction of certain conditions precedent, including the following: (i) payment of a $5000 processing fee, (ii) a debt service coverage ratio of the remaining property of not less than 1.20:1.00, (iii) a loan to value ratio for the remaining property of no more than 70%, (iv) delivery of an endorsement to lender’s title insurance policy insuring the priority of lender’s lien on the remaining property, and (v) a rating agency confirmation of no resulting downgrade or qualification to the ratings of the REMIC certificates. The borrower shall pay a release price in the amount of 110% of the allocated loan amount for the released parcel plus yield maintenance as described in the Note.

Control Number 60    The mortgage loan permits a partial release of a specified parcel of the land without the payment of any release price, subject to satisfaction of the following conditions, among others: (1) no event of default shall have occurred at the time of borrower’s request; (2) no portion of the improvements or operating income shall be located on the released property; and (3) lender determines that the release will not materially and adversely affect the use, operation and value of, or the operating income from, the mortgage property remaining after the partial release.

Control Number 69    Forest City Development California, Inc. (‘‘Forest City Development’’) has three recorded options to purchase each of the three parcels that comprise the mortgage property if there is a discontinuance of operations at any parcel for twelve consecutive months or twelve months in any 18-month period, at a fair market value as if the parcel were fully occupied. Forest City Development has entered into a subordination agreement with the related borrower and the lender of the mortgage loan under which Forest City Development agrees that it cannot exercise any of its purchase options until the related borrower defeases, in accordance with the applicable lockout period for such defeasance, the portion of the mortgage loan allocated to the parcel in which the purchase option is triggered and exercised. Upon such defeasance by the related borrower and the satisfaction of certain release conditions under the mortgage, such parcel will be released from the collateral. The subordination agreement also subordinates Forest City Development’s purchase options to the mortgage and the mortgage loan.

Control Number 81    The mortgage loan permits a partial release of a specified parcel of the land without the payment of any release price, upon satisfaction of such conditions set forth in the loan documents, including: (1) no event of default shall have occurred at the time of borrower’s request; (2) the satisfaction of certain LTV requirements; and (3) the partial release will in no way impair or affect the lien or priority of the security instrument.

Control Number 86    The mortgage loan permits a partial release of a specified parcel of the land without the payment of any release price, upon satisfaction of such conditions set forth in the loan documents, including: (1) no event of default shall have occurred or be continuing at the time of borrower’s request; (2) no portion of the improvements or the operating income shall be derived from the release property; and (3) the partial release will in no way impair or affect the lien or priority of the security instrument.

Other

Control Number 31    The borrower is required to make monthly fixed interest only payments of $69,865.77 from December 1, 2005 through November 1, 2008. Commencing on December 1, 2008 and continuing through the maturity date of the loan, the borrower is required to make monthly payments of principal and interest in the amount of $86,361.21.

Control Number 92    The improvements on the property securing the mortgage are an age restricted HUD development.

Earnout Loans

‘‘Earnout loans’’ are mortgage loans that require the related borrower to deposit a portion of the original loan amount in a reserve fund or provide an irrevocable letter of credit pending satisfaction of certain conditions, including without limitation achievement of certain DSCRs, CLTVs or satisfaction of certain occupancy tests. Two (2) of the earnout loans provide that in the event the conditions are not met by a certain date, the master servicer may apply amounts held in the reserves to partially prepay or partially defease the related mortgage loan, including paying any related yield maintenance charge or other prepayment premium. In connection with a prepayment, the amortization schedule for such mortgage loan may be recast and the monthly debt service payments on such mortgage loan may be adjusted. For each of the earnout loans listed below, the earliest date, if any, on which any amounts may be so applied is set forth beneath the caption ‘‘Earliest Defeasance or Prepay Date.’’ For all of these earnout loans, the underwritten NCF DSCRs and CLTVs shown in this prospectus supplement and on the foldout pages in this Annex A are calculated based on the principal balance of those mortgage loans net of the related earnout amount or a portion thereof which may be applied to defease or prepay the mortgage loans. Those underwritten DSCRs and CLTVs are also shown beneath the caption ‘‘Net of Earnout NCF DSCR’’ and ‘‘Net of Earnout LTV’’ in the table below. The amounts beneath the captions ‘‘Full Loan Amount LTV’’ and ‘‘Full Loan Amount DSCR’’ are calculated based on a principal balance of those mortgage loans that includes the related earnout amount. The following table sets forth certain information regarding the earnout loans:

Earnout Loans

Control Number	Earnout Amount	Current Balance	Full Loan Amount LTV(1)	Net of Earn-Out LTV(1)	Full Loan Amount DSCR (1)	Net of Earnout NCF DSCR (1)	Earliest Maximum Release Date	Earnout Defease Prepay	If Prepay, Maint. Applicable
18(2)	$5,000,000	$25,000,000	99.21%	79.37%	1.13x	1.41x	NAP	NAP	NAP
36(3)	$500,000	$11,500,000	79.86%	76.39%	1.23x	1.28x	8/30/2007	Prepay	Yes
60(4)	$700,000	$6,200,000	79.49%	70.51%	1.41x	NAP	10/1/2007	Defease	NAP
73	$1,000,000	$5,200,000	67.27%	54.33%	1.33x	1.65x	NAP	NAP	NAP

(1) Based on ‘‘as is’’ appraisal and UW NCF Distribution of Cut-off Date Principal Balances.

(2) The mortgage loan is structured with a $5,000,000 earnout (plus a $0 reserve for a prepayment premium) that can be used to partially defease the loan if certain conditions are not met. The Cut-Off LTV Ratio and U/W DSCR are shown net of earnout. Balloon LTV is shown at full leverage.

(3) The mortgage loan is structured with a $550,000 earnout reserve of which $500,000 may be used to prepay the mortgage loan, with the remainder available for payment of a yield maintenance premium, if certain conditions are not met. In the event of a prepayment, the amortization schedule will be recast and the monthly debt service payments will be adjusted. The Cut-Off LTV Ratio is shown net of earnout. Balloon LTV is shown at full leverage. U/W DSCR is shown net of earnout.

(4) The mortgage loan is structured with a $700,000 earnout (plus a $70,000 reserve to pay a prepayment premium) that can be used to pay down the loan at the borrower’s request if certain conditions are not met. The Cut-Off LTV Ratio is shown net of earnout. Balloon LTV is shown at full leverage. U/W DSCR is not shown net of earnout.

                     [THIS PAGE INTENTIONALLY LEFT BLANK.]

ANNEX A

CERTAIN CHARACTERISTICS OF MORTGAGE LOANS

 CONTROL     LOAN                            LOAN SELLER/
  NUMBER     GROUP       LOAN NUMBER        ORIGINATOR (1)                          PROPERTY NAME
-------------------------------------------------------------------------------------------------------------------------

    1          1           GA24023        GACC               DDR/Macquarie Mervyn's Portfolio
   1.01                   GA24023-2                          Mervyn's at Burbank Shopping Center
   1.02                   GA24023-19                         Mervyn's at Westfield Solano Mall
   1.03                   GA24023-16                         Mervyn's at West Covina Shopping Center
   1.04                   GA24023-22                         Mervyn's at Santa Rosa Plaza
   1.05                   GA24023-1                          Mervyn's at Anaheim Hills Festival Center
   1.06                   GA24023-23                         Mervyn's at Slatten Ranch Shopping Center
   1.07                   GA24023-5                          Mervyn's at Westfield Shoppingtown Parkway
   1.08                   GA24023-18                         Mervyn's at The County East Shopping Center
   1.09                   GA24023-6                          Mervyn's at Foothill Ranch Towne Centre
   1.10                   GA24023-20                         Mervyn's at Folsom Square
   1.11                   GA24023-27                         Mervyn's at Superstition Springs Regional Mall
   1.12                   GA24023-13                         Mervyn's at Southland Plaza Shopping Center
   1.13                   GA24023-3                          Mervyn's at Chino Towne Square Shopping Center
   1.14                   GA24023-33                         Mervyn's at Grand Canyon Parkway Shopping Center
   1.15                   GA24023-11                         Mervyn's at Antelope Valley Mall
   1.16                   GA24023-29                         Mervyn's at Ahwatukee Foothills Power Center
   1.17                   GA24023-8                          Mervyn's at Garden Grove Center
   1.18                   GA24023-7                          Mervyn's at Fullerton (Unnamed Center)
   1.19                   GA24023-34                         Mervyn's at Loma Vista Shopping Center
   1.20                   GA24023-14                         Mervyn's at Town Center West Shopping Center
   1.21                   GA24023-4                          Mervyn's at Sierra Vista Mall
   1.22                   GA24023-24                         Mervyn's at Sonora Crossroads Shopping Center
   1.23                   GA24023-28                         Mervyn's at Deer Valley Center
   1.24                   GA24023-32                         Mervyn's at Nellis Crossing Shopping Center
   1.25                   GA24023-26                         Mervyn's Plaza
   1.26                   GA24023-21                         Mervyn's at Redding (Freestanding Unnamed)
   1.27                   GA24023-35                         Mervyn's at Sierra Center
   1.28                   GA24023-15                         Mervyn's at Arbor Faire Shopping Center
   1.29                   GA24023-31                         Mervyn's at Eagle Station
   1.30                   GA24023-12                         Mervyn's at Porterville Market Place Shopping Center
   1.31                   GA24023-30                         Mervyn's at Santa Cruz Plaza
   1.32                   GA24023-36                         Mervyn's at Ingram Park Plaza
   1.33                   GA24023-9                          Mervyn's at Albertson's Shopping Center
   1.34                   GA24023-25                         Mervyn's at Ukiah (Freestanding Unnamed)
   1.35                   GA24023-10                         Mervyn's at Madera (Unnamed Center)
    2          1            18733         CWCapital          James Center
    3          2            48270         GMACCM             Seven Springs Village
    4          1           GA23024        GACC               Design Center of the Americas
    5          1            50624         GMACCM             BellSouth Tower
                            ROLLUP        GACC               Beyman Multifamily Portfolio
    6          1           DBM24292       GACC               Empirian on Central
    7          1           DBM24295       GACC               Southwind
    8          1           GA23871        GACC               First National Bank Center
    9          1            50736         GMACCM             Gateway Business Park
    10         1           DBM24634       GACC               Executive Centre Portfolio
  10.01                   DBM24634-2                         Executive Centre II
  10.02                   DBM24634-1                         Executive Centre I
  10.03                   DBM24634-3                         Executive Centre III
    11         1            17991         CWCapital          Terrace at Continental Park
    12         1            18748         CWCapital          Sheraton Harborside Hotel
    13         1            18103         CWCapital          Newburgh Mall
    14         1           05-20083       MSMC               The Outlets at Hershey
    15         1           05-21968       MSMC               Main Street Village Apartments
    16         1            18604         CWCapital          City Square Office
    17         2            51310         GMACCM             ELS Portfolio- Hillcrest Village
    18         1            50206         GMACCM             Hampton Inn Alexandria
    19         1                          MSMC               U-HAUL AREC Portfolio Rollup
  19.01                  U-Haul AREC                         U-Haul Center I-2/36
  19.02                  U-Haul AREC                         U-Haul Center West Hartford
  19.03                  U-Haul AREC                         U-Haul Ct Levittown
  19.04                  U-Haul AREC                         N Sam Houston U-Haul Center
  19.05                  U-Haul AREC                         U-Haul Redwood City
  19.06                  U-Haul AREC                         U-Haul Center Lynwood
  19.07                  U-Haul AREC                         U-Haul Ct Anchorage
  19.08                  U-Haul AREC                         U-Haul Ct Eastland
  19.09                  U-Haul AREC                         U-Haul Center Of Jacksonville
  19.10                  U-Haul AREC                         Hazedell Moving & Str
  19.11                  U-Haul AREC                         U-Haul Southern Plaza
  19.12                  U-Haul AREC                         U-Haul Ct Of Rainer
  19.13                  U-Haul AREC                         U-Haul Ctr Newark
  19.14                  U-Haul AREC                         U-Haul Ctr 82nd Ave
  19.15                  U-Haul AREC                         U-Haul Center Capitol Hill
  19.16                  U-Haul AREC                         U-Haul Se Seattle
  19.17                  U-Haul AREC                         U-Haul Schoolhouse
  19.18                  U-Haul AREC                         U-Haul Storage Verde Valley
  19.19                  U-Haul AREC                         U-Haul Ctr Eastgate
    20         1                          MSMC               U-HAUL SAC Portfolio Rollup
  20.01                   U-Haul SAC                         U-Haul Ctr Snouffer School Rd
  20.02                   U-Haul SAC                         U-Haul Ctr South Capitol St
  20.03                   U-Haul SAC                         U-Haul Center Of North Plano
  20.04                   U-Haul SAC                         U-Haul Ctr Az Ave & Riggs Rd
  20.05                   U-Haul SAC                         U-Haul Town & Cntry/W Waters
  20.06                   U-Haul SAC                         U-Haul Center Of Douglasvlle
  20.07                   U-Haul SAC                         U-Haul Center Of Tel-Wick
  20.08                   U-Haul SAC                         U-Haul Center Of Bolingbrook
  20.09                   U-Haul SAC                         U-Haul Center River Valley
    21         1            48199         GMACCM             Courtyard by Marriott - Los Altos
    22         2           DBM23689       GACC               Mission Greensboro Apartments
  22.01                   DBM23689-1                         Mission Oakridge Apartments
  22.02                   DBM23689-2                         Mission Friendly Ridge Apartments
    23         2            51311         GMACCM             ELS Portfolio- The Winds of St. Armands North
    24         1           DBM24328       GACC               Westin Poinsett Hotel
    25         1            87741         CWCapital          Rite Aid Portfolio
  25.01                    87741-I                           963 Fairmount Avenue
  25.02                    87741-C                           47 East Genesee Street
  25.03                    87741-D                           1070 Genesee Street
  25.04                    87741-B                           153 Prospect Street
  25.05                    87741-G                           41 Buffalo Road
  25.06                    87741-J                           6616 Lincoln Avenue
  25.07                    87741-K                           1717 Pine Avenue
  25.08                    87741-A                           9062 Eerie Road
  25.09                    87741-M                           138 Elm Street
  25.10                    87741-H                           81 W. Main Street
  25.11                    87741-L                           114 North Main Street
  25.12                    87741-N                           352 Driving Park Avenue
  25.13                    87741-E                           476 William Street
  25.14                    87741-P                           654 Colvin Avenue
  25.15                    87741-O                           40 West Main Street
  25.16                    87741-Q                           10 North Main Street
  25.17                    87741-F                           329 Port Allegany Road
    26         1           05-21892       MSMC               Sunset Shopping Center
    27         1            50299         GMACCM             Winston Salem Portfolio
    28         1            51401         GMACCM             Walgreens Pool 3/DCWI CT & DCWI TX
  28.01                    51401-1                           Walgreens (Guilford)
  28.02                    51401-3                           Walgreens (Kingsville)
  28.03                    51401-4                           Walgreens (San Angelo)
  28.04                    51401-2                           Walgreens (Southbury)
    29         1            51397         GMACCM             Walgreens Pool 1/DCWI III
  29.01                    51397-4                           Walgreens (Libertyville)
  29.02                    51397-2                           Walgreens (Colorado Springs)
  29.03                    51397-3                           Walgreens (Bad Axe)
  29.04                    51397-1                           Walgreens (Hartland)
    30         1            51399         GMACCM             Walgreens Pool 2/DCWI II
  30.01                    51399-2                           Walgreens (Commerce Township)
  30.02                    51399-4                           Walgreens (Commerce City)
  30.03                    51399-3                           Walgreens (Bernalillo)
  30.04                    51399-1                           Walgreens (South Bend)
    31         2            51185         GMACCM             Highline Club Apartments
    32         1           DBM23354       GACC               Mission Heritage Park Apartments
    33         1            50554         GMACCM             LSI Logic - Barber Lane
    34         1            18239         CWCapital          One Jackson Place
    35         1            51312         GMACCM             ELS Portfolio- Central Park
    36         1            18410         CWCapital          Maryvale Terrace
    37         1            51313         GMACCM             ELS Portfolio - Lake Haven
    38         1            49369         GMACCM             Sierra Providence Eastside Center
    39         1            18307         CWCapital          Skypark Atrium
    40         1           Various        MSMC               York Tech Institute Portfolio
  40.01                    05-22907                          York Technical Institute Portfolio -  York
  40.02                    05-22503                          York Technical Institute Portfolio - Lancaster
    41         1            50886         GMACCM             Queen Esther Square
    42         1            49178         GMACCM             Summit Woods II
    43         2            50573         GMACCM             Country Club Portfolio- Terrace
    44         2            50575         GMACCM             Country Club Portfolio- Meadows
    45         2           DBM24479       GACC               Chez Ronnee and The Bungalows
    46         1           DBM24260       GACC               Security Public Storage - Southgate
    47         1            51033         GMACCM             Homewood Suites Manchester
    48         1           DBM24475       GACC               Kopf Portfolio
  48.01                   DBM24475-3                         Landings Shops and Offices
  48.02                   DBM24475-1                         Progressive Properties
  48.03                   DBM24475-2                         Kopf Offices
    49         2           DBM24353       GACC               Country Creek Apartments
    50         1            51314         GMACCM             ELS Portfolio- Pueblo Grande
    51         2            17301         CWCapital          Palmetto Pointe
    52         2            51034         GMACCM             Providence Hill Apartments
    53         1           DBM24635       GACC               Westwood Properties
  53.01                   DBM24635-1                         1061-1071 Broxton Avenue
  53.02                   DBM24635-2                         1071 Glendon Avenue
  53.03                   DBM24635-3                         10924 Weyburn Avenue
    54         2            49255         GMACCM             Country Club Portfolio- Vista
    55         2           DBM24509       GACC               Hampton Cove Apartments
    56         1           05-21947       MSMC               Coral Beach Motel
    57         1            17783         CWCapital          Wesley Highland Terrace
    58         1            51260         GMACCM             Town Centre Plaza
    59         1            18086         CWCapital          Lincoln Gardens
    60         1            51083         GMACCM             High River Apartments
    61         2            50416         GMACCM             Shellbrook Apartments
    62         1           DBM24331       GACC               9650 Santa Monica Boulevard
    63         1           DBM24474       GACC               Habitat Soozee
    64         1            18143         CWCapital          Regency Square Shopping Center
    65         1            51574         GMACCM             Pavilion Medical Center
    66         1           DBM24374       GACC               Brentwood Village
    67         2           DBM24354       GACC               Wood Run Village Apartments
    68         1            18429         CWCapital          Sierra Suites AZ
    69         1           05-21323       MSMC               Quebec Square
    70         1           DBM24471       GACC               Providence
    71         1           05-20984       MSMC               Winter Haven MHC
    72         1           05-22372       MSMC               Holiday Inn Suites - Peachtree City
    73         1           DBM24284       GACC               Golden Triangle Storage
    74         2           DBM24352       GACC               Willowpark Apartments
    75         1            18781         CWCapital          TowneBank Building
    76         2            50143         GMACCM             Park Glen Apartments
    77         1           DBM24473       GACC               Roma, Pisa, Corsica
    78         1            17532         CWCapital          Serota Portfolio
  78.01                    17532-A                           Design Furniture
  78.02                    17532-C                           Keyspan
  78.03                    17532-B                           Daystar
    79         1           05-21500       MSMC               Walgreens - Plymouth
    80         1            18349         CWCapital          Quality Inn Tallahassee
    81         2            50711         GMACCM             Riverside North Apartments
    82         2           DBM24355       GACC               Winchester Run Apartments
    83         1           05-21249       MSMC               Sportsman Warehouse Fargo
    84         1            49626         GMACCM             CVS (Davenport)
    85         1            50777         GMACCM             Walgreens (Frisco)
    86         1            50178         GMACCM             Hobby Lobby and Office Depot
    87         1            18253         CWCapital          Oxnard Walgreen's
    88         1            50655         GMACCM             Country Club Village MHC
    89         2            18056         CWCapital          Greenwood Place
    90         1           DBM24480       GACC               Tropicana
    91         1            49447         GMACCM             Kenwood Center Building
    92         2            50992         GMACCM             Salem Manor Apartments
    93         1            51292         GMACCM             Walgreens (Colorado Springs)
    94         1            18576         CWCapital          Vista La Jolla
    95         1           DBM24472       GACC               Chateau Sera
    96         1           05-21295       MSMC               Quality Inn - Columbus
    97         2           DBM24477       GACC               Baywood Apartments
    98         1            18578         CWCapital          4141 Jutland
    99         1            18254         CWCapital          Channel Point Retail
   100         1           DBM23614       GACC               Kailua Trade Center
   101         1           05-22429       MSMC               Linden Self Storage
   102         1            50701         GMACCM             Ramsay Building
   103         1           05-22215       MSMC               ParMac Building
   104         2           DBM24288       GACC               Hampton Gardens Apartments
   105         2            50417         GMACCM             Montecito West Apartments
   106         2            50827         GMACCM             Parkway East Apartments
   107         1           DBM24478       GACC               Ellendale West
   108         1           DBM24351       GACC               American Storage VIII
   109         1            18185         CWCapital          Federal Express Distribution Facility
   110         1            49191         GMACCM             Howard Mall
   111         1            50652         GMACCM             Kelly Carlos Office Building
   112         1            49848         GMACCM             Village Green MHC
   113         1            49014         GMACCM             Rivershoals Annex Shopping Center
   114         1            18107         CWCapital          Rankin Self Storage
   115         1            50664         GMACCM             Iron Mountain Office
   116         1           04-18403       MSMC               229 Merrick Blvd.
   117         1             3062         CWCapital          IHOP - Newington CT
   118         1             3070         CWCapital          IHOP - Newington NH
   119         1             3068         CWCapital          IHOP - Decatur AL

CONTROL
 NUMBER                                          ADDRESS                                        CITY                 STATE
------------------------------------------------------------------------------------------------------------------------------------

   1      Various                                                                          Various              Various
  1.01    245 East Magnolia Boulevard                                                      Burbank              California
  1.02    1451 Gateway Boulevard                                                           Fairfield            California
  1.03    2753 Eastland Center Drive                                                       West Covina          California
  1.04    600 Santa Rosa Plaza                                                             Santa Rosa           California
  1.05    8100 East Santa Ana Canyon Road                                                  Anaheim              California
  1.06    5849 Lone Tree Way                                                               Antioch              California
  1.07    565 Fletcher Parkway                                                             El Cajon             California
  1.08    2602 Somersville Road                                                            Antioch              California
  1.09    26732 Portola Parkway                                                            Foothill Ranch       California
  1.10    1010 East Bidwell Street                                                         Folsom               California
  1.11    6505 East Southern Avenue                                                        Mesa                 Arizona
  1.12    575 Saturn Boulevard                                                             San Diego            California
  1.13    5517 Philadelphia Street                                                         Chino                California
  1.14    4265 South Grand Canyon Drive                                                    Las Vegas            Nevada
  1.15    1305 Rancho Vista Boulevard                                                      Palmdale             California
  1.16    4710 East Ray Road                                                               Phoenix              Arizona
  1.17    13092 Harbor Boulevard                                                           Garden Grove         California
  1.18    200 East Imperial Highway                                                        Fullerton            California
  1.19    4700 Meadows Lane                                                                Las Vegas            Nevada
  1.20    201 Town Center West                                                             Santa Maria          California
  1.21    1000 Shaw Avenue                                                                 Clovis               California
  1.22    1151 Sanguinetti Road                                                            Sonora               California
  1.23    4255 West Thunderbird Road                                                       Phoenix              Arizona
  1.24    1300 South Nellis Boulevard                                                      Las Vegas            Nevada
  1.25    2994 North Alma School Road                                                      Chandler             Arizona
  1.26    1755 Hilltop Drive                                                               Redding              California
  1.27    6895 Sierra Center Parkway                                                       Reno                 Nevada
  1.28    1675 Hillman Street                                                              Tulare               California
  1.29    3871 South Carson Street                                                         Carson City          Nevada
  1.30    1275 West Henderson Avenue                                                       Porterville          California
  1.31    3660 South 16th Avenue                                                           Tucson               Arizona
  1.32    6157 Northwest Loop 410                                                          San Antonio          Texas
  1.33    1600 North H Street                                                              Lompoc               California
  1.34    437 North Orchard Avenue                                                         Ukiah                California
  1.35    1467 Country Club Drive                                                          Madera               California
   2      901, 1021 & 1051 East Cary Street                                                Richmond             Virginia
   3      9300 Cherry Hill Rd.                                                             College Park         Maryland
   4      1855 Griffin Road                                                                Dania Beach          Florida
   5      301 West Bay Street and 520 West Forsyth Street                                  Jacksonville         Florida
          Various                                                                          Various              Various
   6      4140 North Central Avenue                                                        Phoenix              Arizona
   7      7991 Capilano Drive                                                              Memphis              Tennessee
   8      401 West A Street                                                                San Diego            California
   9      124-158 Gaither Dr, 521-525 Fellowship Rd, 200 East Park Dr                      Mount Laurel         New Jersey
   10     Various                                                                          Springdale           Ohio
 10.01    55 Merchant Street                                                               Springdale           Ohio
 10.02    111 Merchant Street                                                              Springdale           Ohio
 10.03    25 Merchant Street                                                               Springdale           Ohio
   11     2361 & 2381 Rosecrans Avenue                                                     El Segundo           California
   12     250 Market Street                                                                Portsmouth           New Hampshire
   13     1401 Route 300                                                                   Newburgh             New York
   14     150 Hershey Park Drive                                                           Hershey              Pennsylvania
   15     25300 Constitution                                                               Novi                 Michigan
   16     3800, 3838, 4000 N. Central Avenue                                               Phoenix              Arizona
   17     1600 Sable Boulevard                                                             Aurora               Colorado
   18     5821 Richmond Highway                                                            Alexandria           Virginia
   19     Various                                                                          Various              Various
 19.01    3020 W I-20                                                                      Arlington            Texas
 19.02    164 South Street                                                                 West Hartford        Connecticut
 19.03    6250 Bristol Pike                                                                Levittown            Pennsylvania
 19.04    11202 Antoine @ Beltway                                                          Houston              Texas
 19.05    2200 El Camino Real                                                              Redwood City         California
 19.06    11716 Long Beach Blvd                                                            Lynwood              California
 19.07    4751 Old Seward Hwy                                                              Anchorage            Alaska
 19.08    2880 S Hamilton Rd                                                               Columbus             Ohio
 19.09    425 S Marine Blvd                                                                Jacksonville         North Carolina
 19.10    8250 Highway 99                                                                  Vancouver            Washington
 19.11    US 31 & Hanna Avenue                                                             Indianapolis         Indiana
 19.12    2515 Rainier Ave S                                                               Seattle              Washington
 19.13    1801 N 21st St                                                                   Newark               Ohio
 19.14    11811 SE 82nd                                                                    Portland             Oregon
 19.15    26 K Street NE                                                                   Washington           District of Columbia
 19.16    6403 MLK Jr Way S                                                                Seattle              Washington
 19.17    802 W Columbia St                                                                Springfield          Ohio
 19.18    1650 East Cherry Street                                                          Cottonwood           Arizona
 19.19    6525 E Washington St                                                             Indianapolis         Indiana
   20     Various                                                                          Various              Various
 20.01    8501 Snouffer School Road                                                        Gaithersburg         Maryland
 20.02    1501 South Capitol St SW                                                         Washington           District of Columbia
 20.03    2560 Kathryn Lane                                                                Plano                Texas
 20.04    24908 S Arizona Ave                                                              Chandler             Arizona
 20.05    5404 West Waters Ave                                                             Tampa                Florida
 20.06    9416 Highway 5                                                                   Douglasville         Georgia
 20.07    8901 Telegraph Rd                                                                Taylor               Michigan
 20.08    240 N Frontage Road                                                              Bolingbrook          Illinois
 20.09    1921 Riverway Drive                                                              Lancaster            Ohio
   21     4320 El Camino Real                                                              Los Altos            California
   22     Various                                                                          Greensboro           North Carolina
 22.01    5856 Old Oak Ridge Road                                                          Greensboro           North Carolina
 22.02    1-A Saint Croix Place                                                            Greensboro           North Carolina
   23     4000 North Tuttle Avenue                                                         Sarasota             Florida
   24     120 South Main Street                                                            Greenville           South Carolina
   25     Various                                                                          Various              Various
 25.01    963 Fairmount Avenue                                                             Lakewood             New York
 25.02    47 East Genesee Street                                                           Auburn               New York
 25.03    1070 Genesee Street                                                              Buffalo              New York
 25.04    153 Prospect Street                                                              Attica               New York
 25.05    41 Buffalo Road                                                                  East Aurora          New York
 25.06    6616 Lincoln Avenue                                                              Lockport             New York
 25.07    1717 Pine Avenue                                                                 Niagara Falls        New York
 25.08    9062 Eerie Road                                                                  Angola               New York
 25.09    138 Elm Street                                                                   Penn Yan             New York
 25.10    81 W. Main Street                                                                Gowanda              New York
 25.11    114 North Main Street                                                            North Syracuse       New York
 25.12    352 Driving Park Avenue                                                          Rochester            New York
 25.13    476 William Street                                                               Buffalo              New York
 25.14    654 Colvin Avenue                                                                Kenmore              New York
 25.15    40 West Main Street                                                              Springville          New York
 25.16    10 North Main Street                                                             Wellsville           New York
 25.17    329 Port Allegany Road                                                           Coudersport          Pennsylvania
   26     1555-1597 SW 53rd  street                                                        Corvallis            Oregon
   27     Various                                                                          Winston Salem        North Carolina
   28     Various                                                                          Various              Various
 28.01    1116 Boston Post Road                                                            Guilford             Connecticut
 28.02    922 East King Avenue                                                             Kingsville           Texas
 28.03    3328 Sherwood Way                                                                San Angelo           Texas
 28.04    370 Main Street South                                                            Southbury            Connecticut
   29     Various                                                                          Various              Various
 29.01    1460 South Milwaukee Avenue                                                      Libertyville         Illinois
 29.02    4305 East Platte Avenue                                                          Colorado Springs     Colorado
 29.03    830 North Van Dyke Road                                                          Bad Axe              Michigan
 29.04    423 Merton Avenue                                                                Hartland             Wisconsin
   30     Various                                                                          Various              Various
 30.01    2270 Union Lake Road                                                             Commerce Township    Michigan
 30.02    6011 Dexter Street                                                               Commerce City        Colorado
 30.03    100 East Highway 550                                                             Bernalillo           New Mexico
 30.04    2845 West Cleveland Road                                                         South Bend           Indiana
   31     22123 Solomon Boulevard                                                          Novi                 Michigan
   32     4350 Jimmy Carter Boulevard                                                      Norcross             Georgia
   33     1621 Barber Lane                                                                 Milpitas             California
   34     633 Battery Street                                                               San Francisco        California
   35     205 West Bell Road                                                               Phoenix              Arizona
   36     4105 N. 51st Avenue                                                              Phoenix              Arizona
   37     1415 Main Street                                                                 Dunedin              Florida
   38     2400 Trawood Drive                                                               El Paso              Texas
   39     2780 Skypark Drive                                                               Torrance             California
   40     Various                                                                          Various              Pennsylvania
 40.01    1405 Williams Road                                                               York                 Pennsylvania
 40.02    3050 Hempland Road                                                               East Hempfield       Pennsylvania
   41     600-630 North Sepulveda Boulevard                                                El Segundo           California
   42     300 E-Business Way                                                               Sharonville          Ohio
   43     5404 East Cortland Boulevard                                                     Flagstaff            Arizona
   44     5303 East Cortland Boulevard                                                     Flagstaff            Arizona
   45     3030-3040 1/4 Shrine Place                                                       Los Angeles          California
   46     5601 Southern Avenue                                                             South Gate           California
   47     1000 Perimeter Road                                                              Manchester           New Hampshire
   48     Various                                                                          Avon Lake            Ohio
 48.01    445 Avon Belden Road and 32730 Walker Road                                       Avon Lake            Ohio
 48.02    450 Avon Belden Road                                                             Avon Lake            Ohio
 48.03    412 & 420 Avon Belden Road                                                       Avon Lake            Ohio
   49     10300 South Western                                                              Oklahoma City        Oklahoma
   50     999 Fortino Boulevard                                                            Pueblo               Colorado
   51     1005 Alice Drive                                                                 Sumter               South Carolina
   52     2501 South Providence Road                                                       Columbia             Missouri
   53     Various                                                                          Los Angeles          California
 53.01    1061-1071 Broxton Avenue                                                         Los Angeles          California
 53.02    1071 Glendon Avenue                                                              Los Angeles          California
 53.03    10924 Weyburn Avenue                                                             Los Angeles          California
   54     5250 East Cortland Boulevard                                                     Flagstaff            Arizona
   55     3526 Langrehr Road                                                               Baltimore            Maryland
   56     711 South Atlantic Avenue                                                        Ormond Beach         Florida
   57     366 South Highland Street                                                        Memphis              Tennessee
   58     1185 Town Centre Drive                                                           Eagan                Minnesota
   59     2901 - 3000 West Busch Boulevard                                                 Tampa                Florida
   60     1900 Rice Mine Road                                                              Tuscaloosa           Alabama
   61     901 Shellbrook Court                                                             Raleigh              North Carolina
   62     9650 Santa Monica Boulevard                                                      Beverly Hills        California
   63     701-711 32nd Street                                                              Los Angeles          California
   64     1715-1867 South Pueblo Blvd                                                      Pueblo               Colorado
   65     320 East Fontanero Street                                                        Colorado Springs     Colorado
   66     11702, 11734 and 11735 Barrington Court & 134 and 141 South Barrington Avenue    Los Angeles          California
   67     11501 Lochwood Drive                                                             Yukon                Oklahoma
   68     391 Fry Boulevard                                                                Sierra Vista         Arizona
   69     3700 Quebec Street, 7357 & 7507 E. 36th Avenue                                   Denver               Colorado
   70     2640, 2646 & 2658 Menlo Avenue                                                   Los Angeles          California
   71     50 Charlotte Drive                                                               Winter Haven         Florida
   72     203 Newgate Road                                                                 Peachtree City       Georgia
   73     20800 Golden Triangle Road                                                       Santa Clarita        California
   74     6701 Northwest Maple                                                             Lawton               Oklahoma
   75     109 East Main Street                                                             Norfolk              Virginia
   76     7906 Allard Court                                                                Glen Burnie          Maryland
   77     3025, 3039 Shrine Place & 715 West 32nd Street                                   Los Angeles          California
   78     Various                                                                          East Farmingdale     New York
 78.01    1995 Broadhollow Road                                                            East Farmingdale     New York
 78.02    125 Schmitt Boulevard                                                            East Farmingdale     New York
 78.03    920 Conklin Street                                                               East Farmingdale     New York
   79     165 Samoset Street (SR 44)                                                       Plymouth             Massachusetts
   80     2020 Apalachee Parkway                                                           Tallahassee          Florida
   81     1587 Riverside Drive                                                             South Bend           Indiana
   82     201 SE 89th Street                                                               Oklahoma City        Oklahoma
   83     4901 13th Avenue South                                                           Fargo                North Dakota
   84     7575 Osceola Polk Line Road                                                      Davenport            Florida
   85     3030 Main Street                                                                 Frisco               Texas
   86     525 and 535 South 8th Street                                                     Colorado Springs     Colorado
   87     2851 South Rose Avenue                                                           Oxnard               California
   88     2060 North Center Street                                                         Mesa                 Arizona
   89     300 Greenwood Avenue                                                             Clarksville          Tennessee
   90     1256 West 29th Street                                                            Los Angeles          California
   91     17733-17823 Kenwood Trail                                                        Lakeville            Minnesota
   92     124 Yorke Street                                                                 Salem                New Jersey
   93     7390 Rangewood Drive                                                             Colorado Springs     Colorado
   94     4747 Morena Boulevard                                                            San Diego            California
   95     2343 Scarff Street                                                               Los Angeles          California
   96     1325 Veterans Parkway                                                            Columbus             Georgia
   97     57 Baywood Lane                                                                  Yarmouth             Maine
   98     4141 Jutland Drive                                                               San Diego            California
   99     1611-1681 East Channel Islands Boulevard                                         Oxnard               California
  100     75-5706 Hanama Place                                                             Kailua Kona          Hawaii
  101     1400 North 14th Street                                                           Indianola            Iowa
  102     1608 13th Avenue South                                                           Birmingham           Alabama
  103     11615 NE 116th Street                                                            Kirkland             Washington
  104     13451 Philmont Avenue                                                            Philadelphia         Pennsylvania
  105     1313 Hardimont Road                                                              Raleigh              North Carolina
  106     1817 Amberwood Drive                                                             Birmingham           Alabama
  107     2633 Ellendale Avenue                                                            Los Angeles          California
  108     2427 Texas Parkway                                                               Missouri City        Texas
  109     801 Fiber Optic Drive                                                            Little Rock          Arkansas
  110     2331 Velp Avenue                                                                 Howard               Wisconsin
  111     11595 Kelly Road                                                                 Fort Myers           Florida
  112     200 Village Green Drive                                                          Princeton            West Virginia
  113     5595 - 5611 Riverdale Road                                                       College Park         Georgia
  114     350 W. Rankin Road                                                               Houston              Texas
  115     11835 Sam Roper Drive                                                            Charlotte            North Carolina
  116     229-19 Merrick Blvd.                                                             Springfield Gardens  New York
  117     3280 Berlin Turnpike                                                             Newington            Connecticut
  118     2028 Woodbury Avenue                                                             Newington            New Hampshire
  119     1428 Beltline Road SW                                                            Decatur              Alabama

 CONTROL                                        NUMBER OF                                          CROSS
  NUMBER    ZIP CODE          COUNTY           PROPERTIES            PROPERTY TYPE          COLLATERALIZED (2)      RELATED GROUPS
------------------------------------------------------------------------------------------------------------------------------------

    1       Various   Various                      35        Anchored Retail
   1.01      91502    Los Angeles                            Anchored Retail
   1.02      94533    Solano                                 Anchored Retail
   1.03      91791    Los Angeles                            Anchored Retail
   1.04      95401    Sonoma                                 Anchored Retail
   1.05      92808    Orange                                 Anchored Retail
   1.06      94531    Contra Costa                           Anchored Retail
   1.07      92020    San Diego                              Anchored Retail
   1.08      94509    Contra Costa                           Anchored Retail
   1.09      92610    Orange                                 Anchored Retail
   1.10      95630    Sacramento                             Anchored Retail
   1.11      85206    Maricopa                               Anchored Retail
   1.12      92154    San Diego                              Anchored Retail
   1.13      91710    San Bernardino                         Anchored Retail
   1.14      89147    Clark                                  Anchored Retail
   1.15      93551    Los Angeles                            Anchored Retail
   1.16      85044    Maricopa                               Anchored Retail
   1.17      92843    Orange                                 Anchored Retail
   1.18      92835    Orange                                 Anchored Retail
   1.19      89107    Clark                                  Anchored Retail
   1.20      93458    Santa Barbara                          Anchored Retail
   1.21      93612    Fresno                                 Anchored Retail
   1.22      95370    Tuolumne                               Anchored Retail
   1.23      85053    Maricopa                               Anchored Retail
   1.24      89104    Clark                                  Anchored Retail
   1.25      85224    Maricopa                               Anchored Retail
   1.26      96002    Shasta                                 Anchored Retail
   1.27      89511    Washoe                                 Anchored Retail
   1.28      93274    Tulare                                 Anchored Retail
   1.29      89701    Carson City                            Anchored Retail
   1.30      93257    Tulare                                 Anchored Retail
   1.31      85713    Pima                                   Anchored Retail
   1.32      78238    Bexar                                  Anchored Retail
   1.33      93436    Santa Barbara                          Anchored Retail
   1.34      95482    Mendocino                              Anchored Retail
   1.35      93638    Madera                                 Anchored Retail
    2        23219    Richmond (City)               1        Office
    3        20740    Prince George                 1        Multifamily
    4        33004    Broward                       1        Special Purpose Retail
    5        32202    Duval                         1        Office
            Various   Various                       2        Multifamily                          Group 1
    6        85012    Maricopa                      1        Multifamily                          Group 1              Yes - B
    7        38125    Shelby                        1        Multifamily                          Group 1              Yes - B
    8        92101    San Diego                     1        Office
    9        08054    Burlington                    1        Office
    10       45246    Hamilton                      3        Office
  10.01      45246    Hamilton                               Office
  10.02      45246    Hamilton                               Office
  10.03      45246    Hamilton                               Office
    11       90245    Los Angeles                   1        Office
    12       03801    Rockingham                    1        Hospitality
    13       12550    Orange                        1        Anchored Retail
    14       17033    Dauphin                       1        Anchored Retail
    15       48375    Oakland                       1        Multifamily
    16       85012    Maricopa                      1        Office
    17       80011    Adams                         1        Manufactured Housing                                      Yes - A
    18       22303    Fairfax                       1        Hospitality
    19      Various   Various                      19        Self Storage
  19.01      75052    Tarrant                                Self Storage
  19.02      06110    Hartford                               Self Storage
  19.03      19057    Bucks                                  Self Storage
  19.04      77066    Harris                                 Self Storage
  19.05      94063    San Mateo                              Self Storage
  19.06      90262    Los Angeles                            Self Storage
  19.07      99503    Anchorage                              Self Storage
  19.08      43232    Franklin                               Self Storage
  19.09      28540    Onslow                                 Self Storage
  19.10      98665    Clark                                  Self Storage
  19.11      46227    Marion                                 Self Storage
  19.12      98144    King                                   Self Storage
  19.13      43055    Licking                                Self Storage
  19.14      97266    Clackamas                              Self Storage
  19.15      20002    District of Columbia                   Self Storage
  19.16      98118    King                                   Self Storage
  19.17      45504    Clark                                  Self Storage
  19.18      86326    Yavapai                                Self Storage
  19.19      46219    Marion                                 Self Storage
    20      Various   Various                       9        Self Storage
  20.01      20879    Montgomery                             Self Storage
  20.02      20003    District of Columbia                   Self Storage
  20.03      75025    Collin                                 Self Storage
  20.04      85248    Maricopa                               Self Storage
  20.05      33634    Hillsborough                           Self Storage
  20.06      30135    Douglas                                Self Storage
  20.07      48180    Wayne                                  Self Storage
  20.08      60440    Will                                   Self Storage
  20.09      43130    Fairfield                              Self Storage
    21       94022    Santa Clara                   1        Hospitality
    22       27410    Guilford                      2        Multifamily                                               Yes - D
  22.01      27410    Guilford                               Multifamily
  22.02      27410    Guilford                               Multifamily
    23       34234    Sarasota                      1        Manufactured Housing                                      Yes - A
    24       29601    Greenville                    1        Hospitality
    25      Various   Various                      17        Anchored Retail
  25.01      14701    Chautauqua                             Anchored Retail
  25.02      13021    Cayuga                                 Anchored Retail
  25.03      14211    Erie                                   Anchored Retail
  25.04      14011    Genesee                                Anchored Retail
  25.05      10452    Erie                                   Anchored Retail
  25.06      14094    Niagara                                Anchored Retail
  25.07      14301    Niagara                                Anchored Retail
  25.08      14006    Erie                                   Anchored Retail
  25.09      14527    Yates                                  Anchored Retail
  25.10      14070    Cattaraugus                            Anchored Retail
  25.11      13212    Onondaga                               Anchored Retail
  25.12      14613    Monroe                                 Anchored Retail
  25.13      14206    Erie                                   Anchored Retail
  25.14      14217    Erie                                   Anchored Retail
  25.15      14141    Erie                                   Anchored Retail
  25.16      14895    Allegany                               Anchored Retail
  25.17      16915    Potter                                 Anchored Retail
    26       97333    Benton                        1        Anchored Retail
    27       27105    Forsyth                       1        Industrial/Warehouse
    28      Various   Various                       4        Anchored Retail                                           Yes - C
  28.01      06437    New Haven                              Anchored Retail
  28.02      78363    Kleberg                                Anchored Retail
  28.03      76901    Tom Green                              Anchored Retail
  28.04      06488    New Haven                              Anchored Retail
    29      Various   Various                       4        Anchored Retail                                           Yes - C
  29.01      60048    Lake                                   Anchored Retail
  29.02      80915    El Paso                                Anchored Retail
  29.03      48413    Huron                                  Anchored Retail
  29.04      53029    Waukesha                               Anchored Retail
    30      Various   Various                       4        Anchored Retail                                           Yes - C
  30.01      48382    Oakland                                Anchored Retail
  30.02      80022    Adams                                  Anchored Retail
  30.03      87004    Sandoval                               Anchored Retail
  30.04      46628    St. Joseph                             Anchored Retail
    31       48375    Oakland                       1        Multifamily
    32       30093    Gwinnett                      1        Multifamily                                               Yes - D
    33       95035    Santa Clara                   1        Industrial/Warehouse
    34       94111    San Francisco                 1        Office
    35       85023    Maricopa                      1        Manufactured Housing                                      Yes - A
    36       85031    Maricopa                      1        Anchored Retail
    37       34698    Pinellas                      1        Manufactured Housing                                      Yes - A
    38       79936    El Paso                       1        Office
    39       90505    Los Angeles                   1        Office
    40      Various   Various                       2        Office
  40.01      17402    Lancaster                              Office
  40.02      17601    York                                   Office
    41       90245    Los Angeles                   1        Unanchored Retail
    42       45241    Hamilton                      1        Office                                                    Yes - H
    43       86004    Coconino                      1        Multifamily                                               Yes - F
    44       86004    Coconino                      1        Multifamily                                               Yes - F
    45       90007    Los Angeles                   1        Multifamily                                               Yes - E
    46       90280    Los Angeles                   1        Self Storage
    47       03103    Hillsborough                  1        Hospitality
    48       44012    Lorain                        3        Mixed Use
  48.01      44012    Lorain                                 Mixed Use
  48.02      44012    Lorain                                 Office
  48.03      44012    Lorain                                 Office
    49       73139    Cleveland                     1        Multifamily                          Group 2              Yes - G
    50       81008    Pueblo                        1        Manufactured Housing                                      Yes - A
    51       29150    Sumter                        1        Multifamily
    52       65203    Boone                         1        Multifamily
    53       90024    Los Angeles                   3        Unanchored Retail                                         Yes - I
  53.01      90024    Los Angeles                            Unanchored Retail
  53.02      90024    Los Angeles                            Unanchored Retail
  53.03      90024    Los Angeles                            Unanchored Retail
    54       86004    Coconino                      1        Multifamily                                               Yes - F
    55       21244    Baltimore                     1        Multifamily
    56       32176    Volusia                       1        Hospitality
    57       38111    Shelby                        1        Multifamily
    58       55123    Dakota                        1        Office
    59       33618    Hillsborough                  1        Office
    60       35406    Tuscaloosa                    1        Multifamily
    61       27609    Wake                          1        Multifamily                                               Yes - J
    62       90210    Los Angeles                   1        Unanchored Retail
    63       90007    Los Angeles                   1        Multifamily                                               Yes - E
    64       81005    Pueblo                        1        Anchored Retail
    65       80907    El Paso                       1        Office
    66       90049    Los Angeles                   1        Unanchored Retail                                         Yes - I
    67       73099    Canadian                      1        Multifamily                          Group 2              Yes - G
    68       85635    Cochise                       1        Hospitality
    69       80207    Denver                        1        Anchored Retail
    70       90007    Los Angeles                   1        Multifamily                                               Yes - E
    71       33880    Polk                          1        Manufactured Housing
    72       30269    Fayette                       1        Hospitality
    73       91530    Los Angeles                   1        Self Storage
    74       73505    Comanche                      1        Multifamily                          Group 2              Yes - G
    75       23510    Norfolk City                  1        Office
    76       21061    Anne Arundel                  1        Multifamily
    77       90007    Los Angeles                   1        Multifamily                                               Yes - E
    78      Various   Suffolk                       3        Industrial/Warehouse
  78.01      11735    Suffolk                                Industrial/Warehouse
  78.02      11735    Suffolk                                Industrial/Warehouse
  78.03      11735    Suffolk                                Industrial/Warehouse
    79       02360    Plymouth                      1        Anchored Retail
    80       32301    Leon                          1        Hospitality
    81       44616    St. Joseph                    1        Multifamily
    82       73149    Oklahoma                      1        Multifamily                          Group 2              Yes - G
    83       58103    Cass                          1        Anchored Retail
    84       33896    Osceola                       1        Anchored Retail
    85       75034    Denton                        1        Anchored Retail
    86       80905    El Paso                       1        Anchored Retail
    87       93033    Ventura                       1        Unanchored Retail                                         Yes - K
    88       85201    Maricopa                      1        Manufactured Housing
    89       37040    Montgomery                    1        Multifamily
    90       90007    Los Angeles                   1        Multifamily                                               Yes - E
    91       55044    Dakota                        1        Unanchored Retail                                         Yes - H
    92       08079    Salem                         1        Multifamily
    93       80918    El Paso                       1        Anchored Retail
    94       92117    San Diego                     1        Office                                                    Yes - L
    95       90007    Los Angeles                   1        Multifamily                                               Yes - E
    96       31901    Muscogee                      1        Hospitality
    97       04096    Cumberland                    1        Multifamily
    98       92117    San Diego                     1        Office                                                    Yes - L
    99       93033    Ventura                       1        Unanchored Retail                                         Yes - K
   100       96740    Hawaii                        1        Office
   101       50125    Warren                        1        Self Storage
   102       35205    Jefferson                     1        Office
   103       98034    King                          1        Industrial/Warehouse
   104       19116    Philadelphia                  1        Multifamily
   105       27609    Wake                          1        Multifamily                                               Yes - J
   106       35215    Jefferson                     1        Multifamily
   107       90007    Los Angeles                   1        Multifamily                                               Yes - E
   108       77489    Fort Bend                     1        Self Storage
   109       72117    Pulaski                       1        Industrial/Warehouse
   110       54303    Brown                         1        Unanchored Retail
   111       33908    Lee                           1        Office
   112       24740    Mercer                        1        Manufactured Housing
   113       30349    Clayton                       1        Unanchored Retail
   114       77090    Harris                        1        Self Storage
   115       28269    Mecklenburg                   1        Office
   116       11413    Queens                        1        Unanchored Retail
   117       06111    Hartford                      1        Unanchored Retail                                         Yes - M
   118       03801    Rockingham                    1        Unanchored Retail                                         Yes - M
   119       35601    Morgan                        1        Unanchored Retail                                         Yes - M

                                              % OF
                                           AGGREGATE      CUMULATIVE % OF       % OF        % OF
CONTROL      ORIGINAL         CURRENT     INITIAL POOL   AGGREGATE INITIAL      LOAN        LOAN       INTEREST
 NUMBER     BALANCE ($)     BALANCE ($)     BALANCE         POOL BALANCE       GROUP 1    GROUP 2    RATE % (13)     ADMIN FEE % (3)
------------------------------------------------------------------------------------------------------------------------------------

   1        106,275,000    106,275,000        6.26%                  6.26%      7.58%                   5.21100       0.02105
  1.01
  1.02
  1.03
  1.04
  1.05
  1.06
  1.07
  1.08
  1.09
  1.10
  1.11
  1.12
  1.13
  1.14
  1.15
  1.16
  1.17
  1.18
  1.19
  1.20
  1.21
  1.22
  1.23
  1.24
  1.25
  1.26
  1.27
  1.28
  1.29
  1.30
  1.31
  1.32
  1.33
  1.34
  1.35
   2        100,000,000    100,000,000        5.89%                 12.15%      7.14%                   5.22000       0.03105
   3         93,000,000     93,000,000        5.48%                 17.63%                31.41%        5.42000       0.03105
   4         92,500,000     92,500,000        5.45%                 23.08%      6.60%                   5.92722       0.02105
   5         76,000,000     75,933,816        4.47%                 27.55%      5.42%                   5.81000       0.10105
             67,625,000     67,625,000        3.98%                                                     5.76800       0.00000
   6         39,500,000     39,500,000        2.33%                 29.88%      2.82%                   5.76800       0.02105
   7         28,125,000     28,125,000        1.66%                 31.54%      2.01%                   5.76800       0.02105
   8         65,000,000     65,000,000        3.83%                 35.37%      4.64%                   5.28050       0.02105
   9         52,150,000     52,150,000        3.07%                 38.44%      3.72%                   5.76000       0.10105
   10        51,479,500     51,479,500        3.03%                 41.47%      3.67%                   5.85100       0.02105
 10.01
 10.02
 10.03
   11        40,500,000     40,500,000        2.39%                 43.86%      2.89%                   5.28400       0.03105
   12        32,000,000     32,000,000        1.89%                 45.74%      2.28%                   5.64800       0.04105
   13        31,600,000     31,600,000        1.86%                 47.61%      2.26%                   5.15500       0.04105
   14        31,000,000     30,833,371        1.82%                 49.42%      2.20%                   5.15035       0.03105
   15        28,150,000     28,090,907        1.65%                 51.08%      2.00%                   5.37000       0.03105
   16        27,500,000     27,500,000        1.62%                 52.70%      1.96%                   5.57720       0.04105
   17        27,200,000     27,200,000        1.60%                 54.30%                 9.19%        5.29000       0.10105
   18        25,000,000     25,000,000        1.47%                 55.77%      1.78%                   5.82000       0.04905
   19        24,130,126     23,985,414        1.41%                 57.19%      1.71%                   5.47000       0.03105
 19.01
 19.02
 19.03
 19.04
 19.05
 19.06
 19.07
 19.08
 19.09
 19.10
 19.11
 19.12
 19.13
 19.14
 19.15
 19.16
 19.17
 19.18
 19.19
   20        22,682,607     22,546,576        1.33%                 58.51%      1.61%                   5.47000       0.03105
 20.01
 20.02
 20.03
 20.04
 20.05
 20.06
 20.07
 20.08
 20.09
   21        22,500,000     22,287,785        1.31%                 59.83%      1.59%                   6.09000       0.04805
   22        22,000,000     22,000,000        1.30%                 61.12%                 7.43%        5.04500       0.02105
 22.01
 22.02
   23        20,200,000     20,200,000        1.19%                 62.31%                 6.82%        5.29000       0.10105
   24        20,000,000     19,982,673        1.18%                 63.49%      1.43%                   5.83000       0.02105
   25        24,300,000     19,090,567        1.12%                 64.62%      1.36%                   6.60000       0.04105
 25.01
 25.02
 25.03
 25.04
 25.05
 25.06
 25.07
 25.08
 25.09
 25.10
 25.11
 25.12
 25.13
 25.14
 25.15
 25.16
 25.17
   26        18,500,000     18,500,000        1.09%                 65.70%      1.32%                   5.32200       0.03105
   27        18,400,000     18,400,000        1.08%                 66.79%      1.31%                   5.13000       0.10105
   28        17,780,000     17,780,000        1.05%                 67.84%      1.27%                   5.08000       0.10105
 28.01
 28.02
 28.03
 28.04
   29        17,410,000     17,410,000        1.03%                 68.86%      1.24%                   5.08000       0.10105
 29.01
 29.02
 29.03
 29.04
   30        16,440,000     16,440,000        0.97%                 69.83%      1.17%                   5.08000       0.10105
 30.01
 30.02
 30.03
 30.04
   31        15,500,000     15,500,000        0.91%                 70.74%                 5.23%        5.33000       0.07105
   32        14,200,000     14,200,000        0.84%                 71.58%      1.01%                   4.96000       0.02105
   33        14,200,000     14,200,000        0.84%                 72.42%      1.01%                   5.70000       0.10105
   34        14,000,000     14,000,000        0.82%                 73.24%      1.00%                   5.32700       0.04105
   35        12,600,000     12,600,000        0.74%                 73.98%      0.90%                   5.29000       0.10105
   36        11,500,000     11,500,000        0.68%                 74.66%      0.82%                   5.70000       0.04105
   37        11,500,000     11,500,000        0.68%                 75.34%      0.82%                   5.27000       0.10105
   38        11,250,000     11,226,029        0.66%                 76.00%      0.80%                   5.30000       0.10105
   39        11,000,000     11,000,000        0.65%                 76.65%      0.78%                   5.05800       0.04105
   40        10,640,000     10,607,732        0.62%                 77.27%      0.76%                   5.44000       0.03105
 40.01
 40.02
   41        10,512,000     10,512,000        0.62%                 77.89%      0.75%                   5.04000       0.10105
   42        10,500,000     10,500,000        0.62%                 78.51%      0.75%                   5.47000       0.10105
   43        10,500,000     10,500,000        0.62%                 79.13%                 3.55%        5.36000       0.10105
   44        10,300,000     10,300,000        0.61%                 79.74%                 3.48%        5.36000       0.10105
   45         9,885,365      9,885,365        0.58%                 80.32%                 3.34%        5.63000       0.02105
   46         9,200,000      9,191,644        0.54%                 80.86%      0.66%                   5.64500       0.02105
   47         8,900,000      8,874,362        0.52%                 81.38%      0.63%                   5.68000       0.07915
   48         8,880,000      8,871,512        0.52%                 81.91%      0.63%                   5.44000       0.02105
 48.01
 48.02
 48.03
   49         8,060,000      8,060,000        0.47%                 82.38%                 2.72%        5.53900       0.02105
   50         7,800,000      7,800,000        0.46%                 82.84%      0.56%                   5.32000       0.10105
   51         7,634,000      7,634,000        0.45%                 83.29%                 2.58%        5.57100       0.06105
   52         7,600,000      7,593,500        0.45%                 83.74%                 2.56%        5.88000       0.10105
   53         7,550,000      7,550,000        0.44%                 84.18%      0.54%                   5.51500       0.08105
 53.01
 53.02
 53.03
   54         7,400,000      7,400,000        0.44%                 84.62%                 2.50%        5.31000       0.10105
   55         7,200,000      7,200,000        0.42%                 85.04%                 2.43%        5.68200       0.02105
   56         6,800,000      6,780,043        0.40%                 85.44%      0.48%                   5.57000       0.03105
   57         6,550,000      6,529,306        0.38%                 85.83%      0.47%                   5.25600       0.06105
   58         6,515,000      6,515,000        0.38%                 86.21%      0.46%                   5.59000       0.10105
   59         6,400,000      6,400,000        0.38%                 86.59%      0.46%                   5.45400       0.06105
   60         6,200,000      6,200,000        0.37%                 86.95%      0.44%                   5.38600       0.10105
   61         6,150,000      6,150,000        0.36%                 87.32%                 2.08%        5.41000       0.10105
   62         6,100,000      6,100,000        0.36%                 87.67%      0.44%                   5.47000       0.02105
   63         6,049,495      6,049,495        0.36%                 88.03%      0.43%                   5.63000       0.02105
   64         6,000,000      6,000,000        0.35%                 88.38%      0.43%                   5.40600       0.06105
   65         5,940,000      5,940,000        0.35%                 88.73%      0.42%                   5.70000       0.10105
   66         5,700,000      5,700,000        0.34%                 89.07%      0.41%                   5.19000       0.08105
   67         5,600,000      5,600,000        0.33%                 89.40%                 1.89%        5.53900       0.02105
   68         5,600,000      5,575,549        0.33%                 89.73%      0.40%                   5.52800       0.06105
   69         5,575,000      5,562,790        0.33%                 90.06%      0.40%                   5.17000       0.03105
   70         5,536,425      5,536,425        0.33%                 90.38%      0.40%                   5.63000       0.02105
   71         5,400,000      5,400,000        0.32%                 90.70%      0.39%                   5.07000       0.03105
   72         5,250,000      5,239,759        0.31%                 91.01%      0.37%                   5.71000       0.03105
   73         5,200,000      5,200,000        0.31%                 91.32%      0.37%                   5.69400       0.02105
   74         5,040,000      5,040,000        0.30%                 91.61%                 1.70%        5.53900       0.02105
   75         5,000,000      5,000,000        0.29%                 91.91%      0.36%                   5.54400       0.06105
   76         4,900,000      4,900,000        0.29%                 92.20%                 1.65%        5.39000       0.10105
   77         4,625,151      4,625,151        0.27%                 92.47%      0.33%                   5.63000       0.02105
   78         4,600,000      4,600,000        0.27%                 92.74%      0.33%                   5.48700       0.06105
 78.01
 78.02
 78.03
   79         4,600,000      4,589,604        0.27%                 93.01%      0.33%                   5.02000       0.03105
   80         4,575,000      4,556,260        0.27%                 93.28%      0.33%                   5.89000       0.06105
   81         4,560,000      4,560,000        0.27%                 93.55%                 1.54%        5.23000       0.10105
   82         4,535,000      4,535,000        0.27%                 93.81%                 1.53%        5.53900       0.02105
   83         4,500,000      4,500,000        0.27%                 94.08%      0.32%                   4.95000       0.03105
   84         4,450,000      4,450,000        0.26%                 94.34%      0.32%                   5.16000       0.10105
   85         4,329,000      4,329,000        0.26%                 94.60%      0.31%                   5.44000       0.10105
   86         4,300,000      4,296,100        0.25%                 94.85%      0.31%                   5.65000       0.10105
   87         4,225,000      4,225,000        0.25%                 95.10%      0.30%                   5.03200       0.06105
   88         4,200,000      4,179,702        0.25%                 95.34%      0.30%                   5.53000       0.10105
   89         4,200,000      4,178,877        0.25%                 95.59%                 1.41%        5.52900       0.06105
   90         3,806,391      3,806,391        0.22%                 95.81%      0.27%                   5.63000       0.02105
   91         3,770,000      3,770,000        0.22%                 96.04%      0.27%                   5.55000       0.10105
   92         3,700,000      3,692,066        0.22%                 96.25%                 1.25%        5.27000       0.10105
   93         3,679,000      3,679,000        0.22%                 96.47%      0.26%                   5.54000       0.10105
   94         3,600,000      3,600,000        0.21%                 96.68%      0.26%                   5.01500       0.06105
   95         3,548,337      3,548,337        0.21%                 96.89%      0.25%                   5.63000       0.02105
   96         3,500,000      3,485,510        0.21%                 97.10%      0.25%                   5.83000       0.03105
   97         3,440,000      3,440,000        0.20%                 97.30%                 1.16%        5.62400       0.02105
   98         3,300,000      3,300,000        0.19%                 97.49%      0.24%                   5.01500       0.06105
   99         3,175,000      3,175,000        0.19%                 97.68%      0.23%                   5.07200       0.06105
  100         3,150,000      3,150,000        0.19%                 97.87%      0.22%                   5.69000       0.02105
  101         2,880,000      2,867,121        0.17%                 98.04%      0.20%                   5.46000       0.13105
  102         2,800,000      2,800,000        0.16%                 98.20%      0.20%                   5.17000       0.10105
  103         2,800,000      2,794,185        0.16%                 98.37%      0.20%                   5.42000       0.13105
  104         2,600,000      2,600,000        0.15%                 98.52%                 0.88%        5.29000       0.02105
  105         2,550,000      2,550,000        0.15%                 98.67%                 0.86%        5.41000       0.10105
  106         2,400,000      2,395,079        0.14%                 98.81%                 0.81%        5.48000       0.10105
  107         2,185,170      2,185,170        0.13%                 98.94%      0.16%                   5.63000       0.02105
  108         2,100,000      2,100,000        0.12%                 99.06%      0.15%                   6.10000       0.02105
  109         1,950,000      1,950,000        0.11%                 99.18%      0.14%                   5.49800       0.06105
  110         1,850,000      1,848,455        0.11%                 99.29%      0.13%                   5.97000       0.10105
  111         1,682,000      1,677,155        0.10%                 99.39%      0.12%                   5.68000       0.10105
  112         1,650,000      1,650,000        0.10%                 99.48%      0.12%                   5.38000       0.10105
  113         1,537,500      1,533,138        0.09%                 99.57%      0.11%                   5.77000       0.10105
  114         1,400,000      1,397,216        0.08%                 99.66%      0.10%                   5.62100       0.06105
  115         1,350,000      1,346,111        0.08%                 99.73%      0.10%                   5.68000       0.10105
  116         1,300,000      1,283,455        0.08%                 99.81%      0.09%                   5.49000       0.03105
  117         1,151,681      1,132,430        0.07%                 99.88%      0.08%                   8.25000       0.06105
  118         1,104,305      1,084,841        0.06%                 99.94%      0.08%                   8.25000       0.06105
  119         1,022,543      1,005,767        0.06%                100.00%      0.07%                   8.25000       0.06105

                                                                                                                      ORIGINAL
 CONTROL                                                                                      FIRST PAYMENT         INTEREST ONLY
  NUMBER     ACCRUAL TYPE                    AMORTIZATION TYPE                   NOTE DATE        DATE            PERIOD (11) (12)
------------------------------------------------------------------------------------------------------------------------------------

    1         Actual/360     Interest Only                                      9/30/2005       11/1/2005                  60
   1.01
   1.02
   1.03
   1.04
   1.05
   1.06
   1.07
   1.08
   1.09
   1.10
   1.11
   1.12
   1.13
   1.14
   1.15
   1.16
   1.17
   1.18
   1.19
   1.20
   1.21
   1.22
   1.23
   1.24
   1.25
   1.26
   1.27
   1.28
   1.29
   1.30
   1.31
   1.32
   1.33
   1.34
   1.35
    2         Actual/360     Interest Only/ARD                                  12/14/2005      2/1/2006                   120
    3         Actual/360     Interest Only                                      8/31/2005       10/1/2005                  60
    4         Actual/360     Interest Only, then Amortizing Balloon             6/30/2005       8/1/2005                   36
    5         Actual/360     Amortizing Balloon                                 11/17/2005      1/1/2006
              Actual/360     Interest Only, then Amortizing Balloon             11/30/2005      1/1/2006                   60
    6         Actual/360     Interest Only, then Amortizing Balloon             11/30/2005      1/1/2006                   60
    7         Actual/360     Interest Only, then Amortizing Balloon             11/30/2005      1/1/2006                   60
    8         Actual/360     Interest Only                                      9/7/2005        11/1/2005                  120
    9         Actual/360     Interest Only, then Amortizing Balloon             10/14/2005      12/1/2005                  36
    10        Actual/360     Interest Only, then Amortizing Balloon             12/9/2005       2/1/2006                   60
  10.01
  10.02
  10.03
    11        Actual/360     Interest Only, then Amortizing Balloon             10/17/2005      12/1/2005                  36
    12        Actual/360     Interest Only, then Amortizing Balloon             11/30/2005      1/1/2006                   24
    13        Actual/360     Interest Only, then Amortizing Balloon             8/8/2005        10/7/2005                  60
    14        Actual/360     Amortizing Balloon                                 7/28/2005       9/1/2005
    15        Actual/360     Amortizing Balloon                                 10/21/2005      12/7/2005
    16        Actual/360     Interest Only                                      8/18/2005       10/1/2005                  60
    17        Actual/360     Interest Only, then Amortizing Balloon             12/1/2005       1/1/2006                   24
    18        Actual/360     Interest Only, then Amortizing Balloon             10/18/2005      12/1/2005                  24
    19        Actual/360     Amortizing Balloon                                 8/17/2005       10/1/2005
  19.01
  19.02
  19.03
  19.04
  19.05
  19.06
  19.07
  19.08
  19.09
  19.10
  19.11
  19.12
  19.13
  19.14
  19.15
  19.16
  19.17
  19.18
  19.19
    20        Actual/360     Amortizing Balloon                                 8/17/2005       10/1/2005
  20.01
  20.02
  20.03
  20.04
  20.05
  20.06
  20.07
  20.08
  20.09
    21        Actual/360     Amortizing Balloon                                 5/11/2005       7/1/2005
    22        Actual/360     Interest Only, then Amortizing Balloon             8/12/2005       10/1/2005                  60
  22.01
  22.02
    23        Actual/360     Interest Only, then Amortizing Balloon             12/1/2005       1/1/2006                   24
    24        Actual/360     Amortizing Balloon                                 11/2/2005       1/1/2006
    25          30/360       Fully Amortizing                                   12/14/1998      2/1/1999
  25.01
  25.02
  25.03
  25.04
  25.05
  25.06
  25.07
  25.08
  25.09
  25.10
  25.11
  25.12
  25.13
  25.14
  25.15
  25.16
  25.17
    26        Actual/360     Interest Only, then Amortizing Balloon             9/30/2005       11/1/2005                  60
    27        Actual/360     Interest Only, then Amortizing Balloon             8/26/2005       10/1/2005                  24
    28        Actual/360     Interest Only, then Amortizing Balloon             12/2/2005       2/1/2006                   60
  28.01
  28.02
  28.03
  28.04
    29        Actual/360     Interest Only, then Amortizing Balloon             12/2/2005       2/1/2006                   60
  29.01
  29.02
  29.03
  29.04
    30        Actual/360     Interest Only, then Amortizing Balloon             12/2/2005       2/1/2006                   60
  30.01
  30.02
  30.03
  30.04
    31        Actual/360     Interest Only, then Amortizing Balloon             11/1/2005       12/1/2005                  36
    32        Actual/360     Interest Only, then Amortizing Balloon             6/30/2005       8/1/2005                   60
    33        Actual/360     Interest Only, then Amortizing Balloon             10/31/2005      12/1/2005                  24
    34        Actual/360     Interest Only, then Amortizing Balloon             9/28/2005       11/1/2005                  36
    35        Actual/360     Interest Only, then Amortizing Balloon             12/1/2005       1/1/2006                   24
    36        Actual/360     Interest Only, then Amortizing Balloon             8/30/2005       10/1/2005                  36
    37        Actual/360     Interest Only, then Amortizing Balloon             12/1/2005       1/1/2006                   24
    38        Actual/360     Amortizing Balloon                                 10/7/2005       12/1/2005
    39        Actual/360     Interest Only, then Amortizing Balloon             8/16/2005       10/1/2005                  24
    40        Actual/360     Amortizing Balloon                                 9/30/2005       11/1/2005
  40.01
  40.02
    41        Actual/360     Interest Only, then Amortizing Balloon             10/3/2005       12/1/2005                  60
    42        Actual/360     Interest Only, then Amortizing Balloon             10/12/2005      12/1/2005                  12
    43        Actual/360     Interest Only                                      9/29/2005       11/1/2005                  120
    44        Actual/360     Interest Only                                      9/29/2005       11/1/2005                  120
    45        Actual/360     Interest Only, then Amortizing Balloon             11/1/2005       12/1/2005                  72
    46        Actual/360     Amortizing Balloon                                 12/1/2005       1/1/2006
    47        Actual/360     Amortizing Balloon                                 11/1/2005       12/1/2005
    48        Actual/360     Amortizing Balloon                                 11/17/2005      1/1/2006
  48.01
  48.02
  48.03
    49        Actual/360     Interest Only, then Amortizing Balloon             10/25/2005      12/1/2005                  24
    50        Actual/360     Interest Only, then Amortizing Balloon             12/1/2005       1/1/2006                   24
    51        Actual/360     Interest Only, then Amortizing Balloon             11/4/2005       1/1/2006                   60
    52        Actual/360     Amortizing Balloon                                 11/22/2005      1/1/2006
    53        Actual/360     Interest Only                                      11/14/2005      1/1/2006                   120
  53.01
  53.02
  53.03
    54        Actual/360     Interest Only                                      9/29/2005       11/1/2005                  120
    55        Actual/360     Interest Only, then Amortizing Balloon             11/14/2005      1/1/2006                   24
    56        Actual/360     Amortizing Balloon                                 10/7/2005       12/1/2005
    57        Actual/360     Amortizing Balloon                                 9/29/2005       11/1/2005
    58        Actual/360     Interest Only, then Amortizing Balloon             10/28/2005      12/1/2005                  24
    59        Actual/360     Interest Only, then Amortizing Balloon             8/26/2005       10/1/2005                  24
    60        Actual/360     Interest Only                                      9/30/2005       11/1/2005                  60
    61        Actual/360     Interest Only                                      10/31/2005      12/1/2005                  120
    62        Actual/360     Interest Only, then Amortizing Balloon             10/7/2005       12/1/2005                  24
    63        Actual/360     Interest Only, then Amortizing Balloon             10/31/2005      12/1/2005                  72
    64        Actual/360     Interest Only, then Amortizing Balloon             8/29/2005       10/1/2005                  36
    65        Actual/360     Interest Only, then Amortizing Balloon             11/4/2005       1/1/2006                   60
    66        Actual/360     Interest Only                                      11/3/2005       1/1/2006                   120
    67        Actual/360     Interest Only, then Amortizing Balloon             10/25/2005      12/1/2005                  24
    68        Actual/360     Amortizing Balloon                                 9/22/2005       11/1/2005
    69        Actual/360     Amortizing Balloon                                 10/21/2005      12/1/2005
    70        Actual/360     Interest Only, then Amortizing Balloon             10/31/2005      12/1/2005                  72
    71        Actual/360     Interest Only, then Amortizing Balloon             10/12/2005      12/1/2005                  36
    72        Actual/360     Amortizing Balloon                                 10/13/2005      12/1/2005
    73        Actual/360     Interest Only, then Amortizing Balloon             11/16/2005      1/1/2006                   12
    74        Actual/360     Interest Only, then Amortizing Balloon             10/25/2005      12/1/2005                  24
    75        Actual/360     Interest Only, then Amortizing Balloon/ARD         11/22/2005      1/1/2006                   48
    76        Actual/360     Interest Only, then Amortizing Balloon             10/21/2005      12/1/2005                  36
    77        Actual/360     Interest Only, then Amortizing Balloon             10/31/2005      12/1/2005                  72
    78        Actual/360     Interest Only, then Amortizing Balloon             10/12/2005      12/1/2005                  60
  78.01
  78.02
  78.03
    79        Actual/360     Amortizing Balloon                                 10/3/2005       12/1/2005
    80        Actual/360     Amortizing Balloon                                 9/30/2005       11/1/2005
    81        Actual/360     Interest Only, then Amortizing Balloon             9/26/2005       11/1/2005                  24
    82        Actual/360     Interest Only, then Amortizing Balloon             10/25/2005      12/1/2005                  24
    83        Actual/360     Interest Only/ARD                                  9/13/2005       11/1/2005                  60
    84        Actual/360     Interest Only, then Amortizing Balloon             11/10/2005      1/1/2006                   60
    85        Actual/360     Interest Only, then Amortizing Balloon             10/12/2005      12/1/2005                  24
    86        Actual/360     Amortizing Balloon                                 11/30/2005      1/1/2006
    87        Actual/360     Interest Only, then Amortizing Balloon             9/1/2005        10/1/2005                  60
    88        Actual/360     Amortizing Balloon                                 11/1/2005       12/1/2005
    89        Actual/360     Amortizing Balloon                                 7/22/2005       9/1/2005
    90        Actual/360     Interest Only, then Amortizing Balloon             10/31/2005      12/1/2005                  72
    91        Actual/360     Interest Only, then Amortizing Balloon             10/12/2005      12/1/2005                  24
    92        Actual/360     Amortizing Balloon                                 11/1/2005       12/1/2005
    93        Actual/360     Interest Only, then Amortizing Balloon             11/21/2005      1/1/2006                   24
    94        Actual/360     Interest Only, then Amortizing Balloon             9/30/2005       11/1/2005                  24
    95        Actual/360     Interest Only, then Amortizing Balloon             10/31/2005      12/1/2005                  72
    96        Actual/360     Amortizing Balloon                                 9/22/2005       11/1/2005
    97        Actual/360     Amortizing Balloon                                 12/8/2005       2/1/2006
    98        Actual/360     Interest Only, then Amortizing Balloon             10/4/2005       12/1/2005                  24
    99        Actual/360     Interest Only, then Amortizing Balloon             9/1/2005        10/1/2005                  60
   100        Actual/360     Interest Only, then Amortizing Balloon             12/21/2005      2/1/2006                   36
   101        Actual/360     Amortizing Balloon                                 10/17/2005      12/1/2005
   102        Actual/360     Interest Only, then Amortizing Balloon             10/28/2005      12/1/2005                  24
   103        Actual/360     Amortizing Balloon                                 10/13/2005      12/1/2005
   104        Actual/360     Interest Only, then Amortizing Balloon             9/29/2005       11/1/2005                  24
   105        Actual/360     Interest Only                                      10/31/2005      12/1/2005                  120
   106        Actual/360     Amortizing Balloon                                 10/6/2005       12/1/2005
   107        Actual/360     Interest Only, then Amortizing Balloon             10/31/2005      12/1/2005                  72
   108        Actual/360     Interest Only, then Amortizing Balloon             10/24/2005      12/1/2005                  12
   109        Actual/360     Interest Only/ARD                                  10/28/2005      12/1/2005                  60
   110        Actual/360     Amortizing Balloon                                 11/2/2005       1/1/2006
   111        Actual/360     Amortizing Balloon                                 10/6/2005       12/1/2005
   112        Actual/360     Amortizing Balloon                                 12/8/2005       2/1/2006
   113        Actual/360     Amortizing Balloon                                 10/14/2005      12/1/2005
   114        Actual/360     Amortizing Balloon                                 10/14/2005      12/1/2005
   115        Actual/360     Amortizing Balloon                                 10/14/2005      12/1/2005
   116        Actual/360     Amortizing Balloon                                 12/30/2004      2/1/2005
   117          30/360       Fully Amortizing with Graduated P&I Payment        6/8/2001        7/15/2001
   118          30/360       Fully Amortizing with Graduated P&I Payment        7/12/2001       8/15/2001
   119          30/360       Fully Amortizing with Graduated P&I Payment        6/8/2001        7/15/2001

                REMAINING                      ORIGINAL      REMAINING      ORIGINAL        REMAINING                       GRACE
 CONTROL      INTEREST ONLY                     TERM TO       TERM TO     AMORTIZATION    AMORTIZATION      PAYMENT DUE    DEFAULT
  NUMBER    PERIOD (11) (12)     SEASONING     MATURITY      MATURITY         TERM            TERM             DATE        PERIOD
------------------------------------------------------------------------------------------------------------------------------------

    1              57                3            60            57             0                0                1            5
   1.01
   1.02
   1.03
   1.04
   1.05
   1.06
   1.07
   1.08
   1.09
   1.10
   1.11
   1.12
   1.13
   1.14
   1.15
   1.16
   1.17
   1.18
   1.19
   1.20
   1.21
   1.22
   1.23
   1.24
   1.25
   1.26
   1.27
   1.28
   1.29
   1.30
   1.31
   1.32
   1.33
   1.34
   1.35
    2              120               0            120           120            0                0                1            5
    3              56                4            60            56             0                0                1            5
    4              30                6            121           115           360              360               1            5
    5                                1            120           119           360              359               1            5
                   59                1            120           119           360              360               1            5
    6              59                1            120           119           360              360               1            5
    7              59                1            120           119           360              360               1            5
    8              117               3            120           117            0                0                1            5
    9              34                2            120           118           360              360               1            5
    10             60                0            120           120           360              360               1            5
  10.01
  10.02
  10.03
    11             34                2            120           118           360              360               1            5
    12             23                1            120           119           360              360               1            5
    13             56                4            120           116           360              360               7            0
    14                               5            120           115           360              355               1            5
    15                               2            120           118           360              358               7            0
    16             56                4            60            56             0                0                1            5
    17             23                1            120           119           360              360               1            5
    18             22                2            120           118           300              300               1            5
    19                               4            120           116           300              296               1            5
  19.01
  19.02
  19.03
  19.04
  19.05
  19.06
  19.07
  19.08
  19.09
  19.10
  19.11
  19.12
  19.13
  19.14
  19.15
  19.16
  19.17
  19.18
  19.19
    20                               4            120           116           300              296               1            5
  20.01
  20.02
  20.03
  20.04
  20.05
  20.06
  20.07
  20.08
  20.09
    21                               7            120           113           300              293               1            5
    22             56                4            120           116           360              360               1            5
  22.01
  22.02
    23             23                1            120           119           360              360               1            5
    24                               1            60            59            360              359               1            5
    25                              84            240           156           240              156               1           10
  25.01
  25.02
  25.03
  25.04
  25.05
  25.06
  25.07
  25.08
  25.09
  25.10
  25.11
  25.12
  25.13
  25.14
  25.15
  25.16
  25.17
    26             57                3            120           117           360              360               1            5
    27             20                4            120           116           360              360               1            5
    28             60                0            120           120           360              360               1            5
  28.01
  28.02
  28.03
  28.04
    29             60                0            120           120           360              360               1            5
  29.01
  29.02
  29.03
  29.04
    30             60                0            120           120           360              360               1            5
  30.01
  30.02
  30.03
  30.04
    31             34                2            120           118           360              360               1            5
    32             54                6            120           114           360              360               1            5
    33             22                2            120           118           360              360               1            5
    34             33                3            120           117           360              360               1            5
    35             23                1            120           119           360              360               1            5
    36             32                4            180           176           360              360               1            5
    37             23                1            120           119           360              360               1            5
    38                               2            120           118           360              358               1            5
    39             20                4            120           116           360              360               1            5
    40                               3            120           117           360              357               1            5
  40.01
  40.02
    41             58                2            120           118           360              360               1            5
    42             10                2            120           118           360              360               1            5
    43             117               3            120           117            0                0                1            5
    44             117               3            120           117            0                0                1            5
    45             70                2            120           118           360              360               1            5
    46                               1            120           119           360              359               1            5
    47                               2            84            82            300              298               1            5
    48                               1            120           119           360              359               1            5
  48.01
  48.02
  48.03
    49             22                2            120           118           360              360               1            5
    50             23                1            120           119           360              360               1            5
    51             59                1            120           119           360              360               1            5
    52                               1            120           119           360              359               1            5
    53             119               1            120           119            0                0                1            5
  53.01
  53.02
  53.03
    54             117               3            120           117            0                0                1            5
    55             23                1            120           119           360              360               1            5
    56                               2            120           118           300              298               1            5
    57                               3            119           116           360              357               1            5
    58             22                2            120           118           360              360               1            5
    59             20                4            84            80            360              360               1            0
    60             57                3            60            57             0                0                1            5
    61             118               2            120           118            0                0                1            5
    62             22                2            120           118           360              360               1            5
    63             70                2            120           118           360              360               1            5
    64             32                4            120           116           360              360               1            5
    65             59                1            120           119           360              360               1            5
    66             119               1            120           119            0                0                1            5
    67             22                2            120           118           360              360               1            5
    68                               3            120           117           300              297               1            5
    69                               2            120           118           360              358               1            5
    70             70                2            120           118           360              360               1            5
    71             34                2            120           118           360              360               1            5
    72                               2            120           118           360              358               1            5
    73             11                1            120           119           360              360               1            5
    74             22                2            120           118           360              360               1            5
    75             47                1            120           119           360              360               1            0
    76             34                2            120           118           360              360               1            5
    77             70                2            120           118           360              360               1            5
    78             58                2            120           118           360              360               1            5
  78.01
  78.02
  78.03
    79                               2            120           118           360              358               1            5
    80                               3            120           117           300              297               1            0
    81             21                3            120           117           360              360               1            5
    82             22                2            120           118           360              360               1            5
    83             57                3            60            57             0                0                1            5
    84             59                1            120           119           360              360               1            5
    85             22                2            120           118           360              360               1            5
    86                               1            120           119           360              359               1            5
    87             56                4            120           116           360              360               1            5
    88                               2            120           118           228              226               1            5
    89                               5            60            55            360              355               1            5
    90             70                2            120           118           360              360               1            5
    91             22                2            120           118           360              360               1            5
    92                               2            120           118           360              358               1            5
    93             23                1            120           119           360              360               1            5
    94             21                3            120           117           360              360               1            5
    95             70                2            120           118           360              360               1            5
    96                               3            120           117           300              297               1            5
    97                               0            120           120           360              360               1            5
    98             22                2            120           118           360              360               1            5
    99             56                4            120           116           360              360               1            5
   100             36                0            120           120           360              360               1            5
   101                               2            120           118           240              238               1            5
   102             22                2            120           118           360              360               1            5
   103                               2            120           118           360              358               1            5
   104             21                3            120           117           360              360               1            5
   105             118               2            120           118            0                0                1            5
   106                               2            120           118           360              358               1            5
   107             70                2            120           118           360              360               1            5
   108             10                2            60            58            360              360               1            5
   109             58                2            60            58             0                0                1            5
   110                               1            120           119           360              359               1            5
   111                               2            120           118           300              298               1            5
   112                               0            120           120           360              360               1            5
   113                               2            120           118           300              298               1            5
   114                               2            120           118           360              358               1            5
   115                               2            120           118           300              298               1            5
   116                              12            120           108           360              348               1            5
   117                              55            282           227           282              227              15            0
   118                              54            281           227           281              227              15            0
   119                              55            280           225           280              225              15            0

              EARLIER OF        MATURITY        SCHEDULED
 CONTROL     MATURITY DATE      DATE FOR     MATURITY OR ARD                                                     ANNUAL DEBT
  NUMBER        AND ARD        ARD LOANS       BALANCE ($)         PREPAYMENT PROVISION (4)                 SERVICE (5) (11) (12)
-----------------------------------------------------------------------------------------------------------------------------------

    1          10/1/2010                           106,275,000     Lock/27_Defeasance/29_0%/4                     5,614,907
   1.01
   1.02
   1.03
   1.04
   1.05
   1.06
   1.07
   1.08
   1.09
   1.10
   1.11
   1.12
   1.13
   1.14
   1.15
   1.16
   1.17
   1.18
   1.19
   1.20
   1.21
   1.22
   1.23
   1.24
   1.25
   1.26
   1.27
   1.28
   1.29
   1.30
   1.31
   1.32
   1.33
   1.34
   1.35
    2          1/1/2016         1/1/2016           100,000,000     Lock/24_Defeasance/92_0%/4                     5,292,500
    3          9/1/2010                             93,000,000     Lock/28_Defeasance/30_0%/2                     5,110,608
    4          8/1/2015                             83,339,597     Lock/30_Defeasance/87_0%/4                     6,603,161
    5          12/1/2015                            64,082,536     Lock/25_Defeasance/94_0%/1                     5,356,997
               12/1/2015                            63,060,922     Lock/25_Defeasance/91_0%/4                     4,744,977
    6          12/1/2015                            36,834,106     Lock/25_Defeasance/91_0%/4                     2,771,558
    7          12/1/2015                            26,226,816     Lock/25_Defeasance/91_0%/4                     1,973,419
    8          10/1/2015                            65,000,000     Lock/27_Defeasance/86_0%/7                     3,479,996
    9          11/1/2015                            46,893,779     Lock/26_Defeasance/90_0%/4                     3,655,975
    10         1/1/2016                             48,057,617     Lock/24_Defeasance/92_0%/4                     3,644,778
  10.01
  10.02
  10.03
    11         11/1/2015                            36,064,410     Lock/26_Defeasance/90_0%/4                     2,693,954
    12         12/1/2015                            28,131,479     Lock/25_Defeasance/91_0%/4                     2,216,100
    13         9/7/2015                             29,209,978     Lock/28_Defeasance/85_0%/7                     2,071,700
    14         8/1/2015                             25,651,943     Lock/29_Defeasance/87_0%/4                     2,032,086
    15         11/7/2015                            23,415,596     Lock/26_Defeasance/87_0%/7                     1,890,530
    16         9/1/2010                             27,500,000     Lock/28_Defeasance/28_0%/4                     1,555,032
    17         12/1/2015                            23,706,767     Lock/25_Defeasance/91_0%/4                     1,810,488
    18         11/1/2015                            20,678,902     Lock/26_Defeasance/90_0%/4                     1,900,030
    19         9/1/2015                             18,344,746     Lock/28_Defeasance/85_0%/7                     1,772,977
  19.01
  19.02
  19.03
  19.04
  19.05
  19.06
  19.07
  19.08
  19.09
  19.10
  19.11
  19.12
  19.13
  19.14
  19.15
  19.16
  19.17
  19.18
  19.19
    20         9/1/2015                             17,244,281     Lock/28_Defeasance/85_0%/7                     1,666,620
  20.01
  20.02
  20.03
  20.04
  20.05
  20.06
  20.07
  20.08
  20.09
    21         6/1/2015                             17,475,702     Lock/43_Defeasance/75_0%/2                     1,754,498
    22         9/1/2015                             20,302,693     Lock/28_Defeasance/88_0%/4                     1,424,478
  22.01
  22.02
    23         12/1/2015                            17,605,761     Lock/25_Defeasance/91_0%/4                     1,344,554
    24         12/1/2010                            18,665,729     Lock/25_Defeasance/31_0%/4                     1,412,796
    25         1/1/2019                                      0     >YM or 1%/235_0%/5                             2,191,293
  25.01
  25.02
  25.03
  25.04
  25.05
  25.06
  25.07
  25.08
  25.09
  25.10
  25.11
  25.12
  25.13
  25.14
  25.15
  25.16
  25.17
    26         10/1/2015                            17,143,190     Lock/27_Defeasance/89_0%/4                     1,235,811
    27         9/1/2015                             15,973,001     Lock/28_Defeasance/88_0%/4                     1,202,907
    28         1/1/2016                             16,416,633     Lock/24_Defeasance/91_0.25%/2_0%/3             1,155,817
  28.01
  28.02
  28.03
  28.04
    29         1/1/2016                             16,075,005     Lock/24_Defeasance/91_0.25%/2_0%/3             1,131,765
  29.01
  29.02
  29.03
  29.04
    30         1/1/2016                             15,179,385     Lock/24_Defeasance/91_0.25%/2_0%/3             1,068,708
  30.01
  30.02
  30.03
  30.04
    31         11/1/2015                            13,815,780     YM/26_Defeasance or YM/89_0%/5                 1,036,335
    32         7/1/2015                             13,088,448     Lock/30_Defeasance/86_0%/4                      910,583
    33         11/1/2015                            12,497,914     Lock/26_Defeasance/92_0%/2                      989,002
    34         10/1/2015                            12,479,010     Lock/27_Defeasance/89_0%/4                      935,689
    35         12/1/2015                            10,981,811     Lock/25_Defeasance/91_0%/4                      838,682
    36         9/1/2020                              9,152,327     Lock/28_Defeasance/148_0%/4                     800,953
    37         12/1/2015                            10,018,159     Lock/25_Defeasance/91_0%/4                      763,752
    38         11/1/2015                             9,337,298     Lock/26_Defeasance/90_0%/4                      749,661
    39         9/1/2015                              9,531,858     Lock/28_Defeasance/88_0%/4                      713,291
    40         10/1/2015                             8,870,738     Lock/27_Defeasance/89_0%/4                      720,154
  40.01
  40.02
    41         11/1/2015                             9,700,194     Lock/26_Defeasance/90_0%/4                      680,255
    42         11/1/2015                             8,982,204     Lock/26_Defeasance/90_0%/4                      713,044
    43         10/1/2015                            10,500,000     Lock/27_Defeasance/91_0%/2                      570,617
    44         10/1/2015                            10,300,000     Lock/27_Defeasance/91_0%/2                      559,748
    45         11/1/2015                             9,353,801     Lock/26_Defeasance/90_0%/4                      683,243
    46         12/1/2015                             7,718,706     Lock/24_>YM or 1%/92_0%/4                       636,919
    47         11/1/2012                             7,571,468     Lock/38_Defeasance/44_0%/2                      667,375
    48         12/1/2015                             7,403,234     Lock/25_Defeasance/91_0%/4                      601,031
  48.01
  48.02
  48.03
    49         11/1/2015                             7,066,952     Lock/26_Defeasance/90_0%/4                      551,535
    50         12/1/2015                             6,803,262     Lock/25_Defeasance/91_0%/4                      520,928
    51         12/1/2015                             7,099,297     Lock/25_Defeasance/91_0%/4                      524,228
    52         12/1/2015                             6,421,682     Lock/25_Defeasance/93_0%/2                      539,774
    53         12/1/2015                             7,550,000     Lock/17_>YM or 1%/99_0%/4                       422,166
  53.01
  53.02
  53.03
    54         10/1/2015                             7,400,000     Lock/27_Defeasance/91_0%/2                      398,398
    55         12/1/2015                             6,334,647     Lock/25_Defeasance/91_0%/4                      500,481
    56         11/1/2015                             5,187,623     Lock/26_Defeasance/90_0%/4                      504,512
    57         9/1/2015                              5,441,636     Lock/27_Defeasance/88_0%/4                      434,324
    58         11/1/2015                             5,719,238     Lock/26_Defeasance/92_0%/2                      448,322
    59         9/1/2012                              5,942,764     Lock/28_Defeasance/52_0%/4                      433,848
    60         10/1/2010                             6,200,000     Lock/27_Defeasance/29_0%/4                      338,570
    61         11/1/2015                             6,150,000     Lock/26_Defeasance/92_0%/2                      337,336
    62         11/1/2015                             5,339,613     Lock/26_Defeasance/90_0%/4                      414,245
    63         11/1/2015                             5,724,197     Lock/26_Defeasance/90_0%/4                      418,121
    64         9/1/2015                              5,356,608     Lock/28_>YM or 1%/88_0%/4                       404,572
    65         12/1/2015                             5,533,910     Lock/25_Defeasance/91_0%/4                      413,709
    66         12/1/2015                             5,700,000     Lock/17_>YM or 1%/99_0%/4                       299,939
    67         11/1/2015                             4,910,041     Lock/26_Defeasance/90_0%/4                      383,200
    68         10/1/2015                             4,266,385     Lock/27_Defeasance/89_0%/4                      413,791
    69         11/1/2015                             4,608,033     Lock/26_Defeasance/90_0%/4                      366,116
    70         11/1/2015                             5,238,716     Lock/26_Defeasance/90_0%/4                      382,659
    71         11/1/2015                             4,786,680     Lock/26_Defeasance/90_0%/4                      350,638
    72         11/1/2015                             4,413,080     Lock/26_Defeasance/90_0%/4                      366,052
    73         12/1/2015                             4,475,767     Lock/23_>YM or 1%/91_0%/6                       361,933
    74         11/1/2015                             4,419,037     Lock/26_Defeasance/90_0%/4                      344,880
    75         12/1/2015       12/1/2015             4,564,752     Lock/25_Defeasance/91_0%/4                      342,332
    76         11/1/2015                             4,373,046     Lock/26_Defeasance/92_0%/2                      329,813
    77         11/1/2015                             4,376,443     Lock/26_Defeasance/90_0%/4                      319,675
    78         11/1/2015                             4,272,603     Lock/26_Defeasance/90_0%/4                      312,969
  78.01
  78.02
  78.03
    79         11/1/2015                             3,783,760     Lock/26_Defeasance/90_0%/4                      297,001
    80         10/1/2015                             3,529,278     Lock/27_Defeasance/89_0%/4                      350,039
    81         10/1/2015                             3,968,558     Lock/27_Defeasance/91_0%/2                      301,488
    82         11/1/2015                             3,976,257     Lock/26_Defeasance/90_0%/4                      310,324
    83         10/1/2010       10/1/2010             4,500,000     Lock/27_Defeasance/29_0%/4                      225,844
    84         12/1/2015                             4,113,807     Lock/25_Defeasance/93_0%/2                      291,907
    85         11/1/2015                             3,786,638     Lock/26_Defeasance/91_0%/3                      293,002
    86         12/1/2015                             3,608,206     Lock/25_ Defeasance/93_0%/2                     297,854
    87         9/1/2015                              3,898,278     Lock/28_Defeasance/88_0%/4                      273,161
    88         11/1/2015                             2,568,272     Lock/26_Defeasance/92_0%/2                      357,619
    89         8/1/2010                              3,903,523     Lock/29_Defeasance/27_0%/4                      287,083
    90         11/1/2015                             3,601,711     Lock/26_Defeasance/90_0%/4                      263,085
    91         11/1/2015                             3,306,377     Lock/26_Defeasance/90_0%/4                      258,289
    92         11/1/2015                             3,068,015     Lock/26_Defeasance/92_0%/2                      245,729
    93         12/1/2015                             3,225,969     Lock/25_Defeasance/92_0%/3                      251,777
    94         10/1/2015                             3,116,275     Lock/27_Defeasance/89_0%/4                      232,303
    95         11/1/2015                             3,357,533     Lock/26_Defeasance/90_0%/4                      245,249
    96         10/1/2015                             2,694,477     Lock/27_Defeasance/89_0%/4                      266,259
    97         1/1/2016                              2,883,989     Lock/24_Defeasance/92_0%/4                      237,605
    98         11/1/2015                             2,856,420     Lock/26_Defeasance/90_0%/4                      212,945
    99         9/1/2015                              2,931,235     Lock/28_Defeasance/88_0%/4                      206,209
   100         1/1/2016                              2,828,502     Lock/24_Defeasance/92_0%/4                      219,152
   101         11/1/2015                             1,848,316     Lock/26_Defeasance/90_0%/4                      236,954
   102         11/1/2015                             2,433,066     Lock/26_Defeasance/90_0%/4                      183,879
   103         11/1/2015                             2,332,732     Lock/26_Defeasance/89_0%/5                      189,094
   104         10/1/2015                             2,266,119     Lock/27_Defeasance/89_0%/4                      173,061
   105         11/1/2015                             2,550,000     Lock/26_Defeasance/92_0%/2                      139,871
   106         11/1/2015                             2,003,224     Lock/26_Defeasance/90_0%/4                      163,162
   107         11/1/2015                             2,067,667     Lock/26_Defeasance/90_0%/4                      151,032
   108         11/1/2010                             1,997,025     Lock/26_Defeasance/30_0%/4                      152,711
   109         11/1/2010       11/1/2010             1,950,000     Lock/26_Defeasance/30_0%/4                      108,700
   110         12/1/2015                             1,567,350     Lock/23_>YM or 1%/95_0%/2                       132,672
   111         11/1/2015                             1,288,078     Lock/26_Defeasance/92_0%/2                      126,126
   112         1/1/2016                              1,372,896     Lock/24_>YM or 1%/94_0%/2                       110,936
   113         11/1/2015                             1,181,073     Lock/26_Defeasance/90_0%/4                      116,293
   114         11/1/2015                             1,173,637     Lock/26_Defeasance/90_0%/4                       96,668
   115         11/1/2015                             1,033,833     Lock/26_Defeasance/92_0%/2                      101,231
   116         1/1/2015                              1,085,356     Lock/36_Defeasance/80_0%/4                       88,477
   117        12/15/2024                                     0     Lock/12_>YM or 1%/269_0%/1                       98,484
   118        12/15/2024                                     0     Lock/12_>YM or 1%/268_0%/1                       94,692
   119        10/15/2024                                     0     Lock/12_>YM or 1%/267_0%/1                       87,384

                                                                                  UNDERWRITTEN
 CONTROL      MOST RECENT      MOST RECENT     UNDERWRITTEN     UNDERWRITTEN      NCF DSCR (X)       APPRAISED       APPRAISAL
  NUMBER        NOI ($)         NOI DATE           NOI              NCF          (5) (7) (8) (9)   VALUE ($) (6)     DATE (6)
----------------------------------------------------------------------------------------------------------------------------------

    1                                             29,156,276       27,658,770         2.06           397,650,000        7/1/2005
   1.01                                                                                               22,300,000        7/1/2005
   1.02                                                                                               21,400,000        7/1/2005
   1.03                                                                                               21,200,000        7/1/2005
   1.04                                                                                               19,900,000        7/1/2005
   1.05                                                                                               18,700,000        7/1/2005
   1.06                                                                                               17,300,000        7/1/2005
   1.07                                                                                               16,200,000        7/1/2005
   1.08                                                                                               15,400,000        7/1/2005
   1.09                                                                                               14,900,000        7/1/2005
   1.10                                                                                               14,600,000        7/1/2005
   1.11                                                                                               14,600,000        7/1/2005
   1.12                                                                                               13,900,000        7/1/2005
   1.13                                                                                               12,100,000        7/1/2005
   1.14                                                                                               11,600,000        7/1/2005
   1.15                                                                                               11,200,000        7/1/2005
   1.16                                                                                               10,850,000        7/1/2005
   1.17                                                                                               10,400,000        7/1/2005
   1.18                                                                                               10,200,000        7/1/2005
   1.19                                                                                               10,000,000        7/1/2005
   1.20                                                                                                9,900,000        7/1/2005
   1.21                                                                                                9,100,000        7/1/2005
   1.22                                                                                                8,800,000        7/1/2005
   1.23                                                                                                8,700,000        7/1/2005
   1.24                                                                                                8,700,000        7/1/2005
   1.25                                                                                                8,000,000        7/1/2005
   1.26                                                                                                7,850,000        7/1/2005
   1.27                                                                                                7,800,000        7/1/2005
   1.28                                                                                                7,100,000        7/1/2005
   1.29                                                                                                6,800,000        7/1/2005
   1.30                                                                                                6,100,000        7/1/2005
   1.31                                                                                                6,100,000        7/1/2005
   1.32                                                                                                5,100,000        7/1/2005
   1.33                                                                                                4,350,000        7/1/2005
   1.34                                                                                                4,000,000        7/1/2005
   1.35                                                                                                2,500,000        7/1/2005
    2            11,983,395       9/30/2005       13,441,413       12,369,982         1.56           192,500,000       9/12/2005
    3             6,755,323       9/30/2005        7,709,376        7,463,626         1.46           131,000,000       6/22/2005
    4            15,328,977      12/31/2004       18,896,140       18,626,302         1.41           250,350,000       5/18/2005
    5             5,626,894       7/31/2005        7,372,722        6,488,605         1.21            98,500,000       9/28/2005
                  4,947,641       9/30/2005        5,229,295        5,085,295         1.25            87,000,000         Various
    6             2,845,702       9/30/2005        3,061,734        2,978,934         1.25            51,100,000       9/28/2005
    7             2,101,939       9/30/2005        2,167,561        2,106,361         1.25            35,900,000       9/21/2005
    8             9,150,679      12/31/2004        9,429,940        8,775,843         2.52           177,500,000       8/19/2005
    9             4,174,686       6/30/2005        4,931,174        4,378,384         1.20            66,000,000       8/26/2005
    10            4,861,802       9/30/2005        4,775,643        4,373,699         1.20            68,700,000      10/23/2005
  10.01           2,237,170       9/30/2005        2,081,557        1,938,462                         24,626,000      10/23/2005
  10.02           1,557,792       9/30/2005        1,530,256        1,376,411                         24,427,000      10/23/2005
  10.03           1,066,840       9/30/2005        1,163,830        1,058,826                         19,647,000      10/23/2005
    11            3,656,409       5/31/2005        3,741,579        3,301,082         1.23            52,000,000        8/1/2006
    12            3,576,493       9/30/2005        3,672,994        3,182,527         1.44            44,000,000       9/26/2005
    13            3,331,600      12/31/2004        3,386,167        3,106,452         1.50            39,500,000       7/13/2005
    14            2,912,777       5/31/2005        3,202,033        2,885,984         1.42            41,200,000       6/21/2005
    15            1,596,704       7/31/2005        2,336,015        2,299,015         1.22            36,700,000        9/7/2005
    16            2,263,991       6/30/2005        5,235,387        4,218,859         2.71            69,000,000       7/19/2005
    17            2,353,317       8/31/2005        2,354,756        2,330,676         1.29            34,000,000      10/13/2005
    18            2,335,829       8/31/2005        2,360,000        2,150,000         1.41            25,200,000        9/1/2005
    19            4,013,486       3/31/2005        2,665,992        2,586,657         1.46            53,600,000         Various
  19.01             576,745       3/31/2005          452,657          438,410                          8,130,000        5/1/2005
  19.02             380,353       3/31/2005          318,177          310,989                          4,680,000        5/1/2005
  19.03             339,025       3/31/2005          269,426          264,822                          3,775,000       5/15/2005
  19.04             339,201       3/31/2005          296,403          284,328                          4,040,000       5/10/2005
  19.05             397,789       3/31/2005          186,434          184,867                          1,710,000        5/9/2005
  19.06             210,138       3/31/2005          158,316          155,981                          2,300,000        5/7/2005
  19.07             251,329       3/31/2005          144,476          139,135                          3,230,000        5/1/2005
  19.08             177,190       3/31/2005          118,289          112,843                          2,560,000        5/2/2005
  19.09             144,608       3/31/2005          105,917          102,609                          1,650,000        5/1/2005
  19.10             177,283       3/31/2005          105,553          102,553                          1,900,000        5/5/2005
  19.11             175,745       3/31/2005           92,440           87,776                          2,090,000        5/1/2005
  19.12             160,807       3/31/2005           86,522           85,018                          1,300,000        5/1/2005
  19.13             146,762       3/31/2005           72,154           69,738                            870,000        5/1/2005
  19.14             205,834       3/31/2005           86,741           84,844                          1,420,000        5/5/2005
  19.15              91,725       3/31/2005           52,522           51,126                         10,910,000        5/4/2005
  19.16              80,546       3/31/2005           50,702           49,376                          1,200,000        5/1/2005
  19.17              59,468       3/31/2005           30,268           27,997                            600,000        5/1/2005
  19.18              37,777       3/31/2005           29,268           26,248                            700,000        5/1/2005
  19.19              61,162       3/31/2005            9,727            7,998                            535,000        5/1/2005
    20            3,032,931       3/31/2005        2,446,525        2,368,515         1.42            52,055,000         Various
  20.01             453,145       3/31/2005          379,817          370,472                          9,000,000       5/15/2005
  20.02             435,695       3/31/2005          381,369          368,597                          9,030,000       4/28/2005
  20.03             416,103       3/31/2005          327,517          318,903                          5,660,000        5/1/2005
  20.04             397,410       3/31/2005          327,024          318,724                          7,900,000        5/1/2005
  20.05             326,844       3/31/2005          276,798          268,748                          5,140,000       4/23/2005
  20.06             261,001       3/31/2005          205,072          196,631                          4,525,000        5/1/2005
  20.07             284,757       3/31/2005          203,078          196,393                          3,700,000        5/1/2005
  20.08             249,069       3/31/2005          188,242          181,759                          4,300,000        5/1/2005
  20.09             208,906       3/31/2005          157,608          148,286                          2,800,000        5/1/2005
    21            2,713,983       9/30/2005        2,764,000        2,500,000         1.42            30,300,000        2/1/2005
    22            1,855,460       6/30/2005        1,891,264        1,779,264         1.25            27,750,000       7/15/2005
  22.01             939,018       6/30/2005          961,378          903,378                         14,300,000       7/15/2005
  22.02             916,442       6/30/2005          929,886          875,886                         13,450,000       7/15/2005
    23            1,617,990       8/31/2005        1,629,119        1,610,279         1.20            26,000,000      10/15/2005
    24            2,489,013       9/30/2005        2,361,247        1,980,392         1.40            26,800,000        9/1/2005
    25            2,737,587      12/31/2004        2,737,587        2,699,697         1.23            30,200,000         Various
  25.01                                                                                                2,200,000        8/5/1998
  25.02                                                                                                2,000,000       7/29/1998
  25.03                                                                                                2,000,000       7/30/1998
  25.04                                                                                                1,900,000       7/30/1998
  25.05                                                                                                1,900,000       7/30/1998
  25.06                                                                                                1,900,000       7/28/1998
  25.07                                                                                                1,900,000       7/29/1998
  25.08                                                                                                1,800,000       7/30/1998
  25.09                                                                                                1,800,000       7/30/1998
  25.10                                                                                                1,750,000        8/4/1998
  25.11                                                                                                1,750,000       7/28/1998
  25.12                                                                                                1,750,000        8/3/1998
  25.13                                                                                                1,700,000       7/27/1998
  25.14                                                                                                1,650,000       7/29/1998
  25.15                                                                                                1,600,000       7/31/1998
  25.16                                                                                                1,550,000        8/6/1998
  25.17                                                                                                1,050,000        8/7/1998
    26            1,223,581      12/31/2004        1,550,755        1,494,352         1.21            23,100,000        9/1/2005
    27            1,497,375      12/31/2004        1,718,789        1,536,970         1.28            23,000,000       8/11/2005
    28                                             1,435,931        1,435,931         1.24            23,280,000         Various
  28.01                                              384,137          384,137                          6,150,000      10/12/2005
  28.02                                              364,437          364,437                          5,900,000       9/29/2005
  28.03                                              362,685          362,685                          5,820,000      10/14/2005
  28.04                                              324,672          324,672                          5,410,000      10/12/2005
    29                                             1,406,229        1,406,229         1.24            22,715,000         Various
  29.01                                              446,947          446,947                          7,270,000      10/11/2005
  29.02                                              428,614          428,614                          6,920,000       10/7/2005
  29.03                                              270,668          270,668                          4,365,000      10/13/2005
  29.04                                              260,000          260,000                          4,160,000      10/11/2005
    30                                             1,328,301        1,328,301         1.24            21,480,000         Various
  30.01                                              355,976          355,976                          5,740,000      10/13/2005
  30.02                                              326,025          326,025                          5,340,000       10/7/2005
  30.03                                              325,000          325,000                          5,200,000       10/9/2005
  30.04                                              321,300          321,300                          5,200,000      10/10/2005
    31            1,117,521       6/30/2005        1,288,415        1,248,415         1.20            19,400,000       6/30/2005
    32            1,082,796       5/31/2005        1,181,561        1,103,561         1.21            18,100,000        6/6/2005
    33            1,478,123       8/31/2005        1,317,736        1,199,555         1.21            19,900,000       8/15/2005
    34            1,071,500       6/30/2005        1,330,543        1,171,424         1.25            21,700,000       7/27/2005
    35              943,968       8/31/2005        1,073,705        1,057,297         1.26            16,400,000      10/10/2005
    36              538,848       6/30/2005        1,061,058          982,640         1.28            14,400,000       10/1/2005
    37              884,209       8/31/2005          946,818          931,658         1.22            15,600,000      10/24/2005
    38            1,830,394       4/30/2005        1,607,703        1,466,858         1.96            20,000,000       5/23/2005
    39            1,244,632      12/31/2004        1,109,038          913,854         1.28            14,130,000       6/21/2005
    40                                             1,161,744        1,060,475         1.47            16,000,000       8/23/2005
  40.01                                              622,411          570,355                          8,600,000       8/23/2005
  40.02                                              539,333          490,120                          7,400,000       8/23/2005
    41            1,087,597      12/31/2004        1,127,998        1,069,325         1.57            17,500,000       8/22/2005
    42            1,595,086      12/31/2004        1,646,540        1,312,213         1.84            25,025,000       5/11/2005
    43              939,564       7/31/2005          896,117          850,892         1.49            14,590,000       8/12/2005
    44              855,085       7/31/2005          888,168          848,343         1.52            12,955,000       8/12/2005
    45              854,481       9/30/2005          830,392          819,892         1.20            14,200,000       9/26/2005
    46              830,209       8/31/2005          849,784          827,284         1.30            11,820,000       9/21/2005
    47            1,023,796       9/30/2005        1,076,000          937,000         1.40            12,100,000        9/1/2005
    48            1,239,436       9/30/2005        1,054,160          924,570         1.54            11,100,000       10/9/2005
  48.01             573,833       9/30/2005          558,920          478,224                          6,300,000       10/9/2005
  48.02             241,106       9/30/2005          214,889          192,928                          2,200,000       10/9/2005
  48.03             424,497       9/30/2005          280,351          253,418                          2,600,000       10/9/2005
    49              728,650       9/30/2005          742,735          662,735         1.20            10,800,000       10/6/2005
    50              641,290       8/31/2005          650,765          640,685         1.23            10,000,000      10/14/2005
    51              645,703       12/1/2004          723,368          693,923         1.32             9,570,000       4/26/2005
    52              758,359       8/31/2005          724,247          684,922         1.27             9,500,000       9/13/2005
    53                                               571,843          548,787         1.30            11,100,000      10/14/2005
  53.01                                              275,035          264,782                          4,600,000      10/14/2005
  53.02                                              140,437          131,688                          4,000,000      10/14/2005
  53.03                                              156,371          152,316                          2,500,000      10/14/2005
    54              415,593       7/31/2005          688,476          658,776         1.65             9,570,000        3/1/2006
    55              633,462      10/31/2005          659,183          614,783         1.23             9,000,000       10/3/2005
    56              933,442       7/31/2005          810,814          732,114         1.45            10,800,000        9/1/2005
    57              652,965       6/30/2005          645,085          610,687         1.41             8,300,000       7/13/2005
    58              459,586      12/31/2004          622,001          539,783         1.20             8,500,000       11/1/2005
    59              684,543       4/30/2005          667,155          591,188         1.36             8,000,000       6/20/2005
    60              407,123      12/31/2004          514,045          476,045         1.41             7,800,000        9/5/2005
    61              695,374       9/15/2005          703,905          653,211         1.94            10,800,000       9/15/2005
    62                                               576,182          561,129         1.35             9,200,000       9/18/2005
    63              508,392       9/30/2005          507,745          501,745         1.20             8,850,000       9/26/2005
    64              592,765      12/31/2004          595,948          540,629         1.34             7,500,000        3/5/2005
    65              583,344      12/31/2004          569,871          501,425         1.21             8,100,000      10/22/2005
    66              996,209       8/31/2005          938,081          899,454         3.00            17,200,000       9/23/2005
    67              532,765       9/30/2005          521,524          473,524         1.24             7,000,000      10/16/2005
    68              956,987       6/30/2005          786,463          713,024         1.72             7,700,000        8/1/2005
    69              545,849       6/30/2005          545,463          506,552         1.38             8,100,000        7/3/2005
    70              456,253       9/30/2005          464,191          459,191         1.20             8,100,000       9/26/2005
    71              484,392       8/31/2005          461,109          449,209         1.28             6,780,000        1/6/2006
    72              699,759       7/31/2005          705,910          614,675         1.68             7,000,000       9/16/2005
    73              232,231       8/31/2005          490,783          481,085         1.65             7,730,000       9/27/2005
    74              465,371       9/30/2005          506,623          466,623         1.35             6,300,000       10/5/2005
    75                                               575,028          489,368         1.43             7,400,000       10/3/2005
    76              340,295       4/30/2005          500,467          443,917         1.35             9,050,000       8/25/2005
    77              411,280       9/30/2005          392,860          383,610         1.20             6,650,000       9/26/2005
    78              680,684       3/31/2005          619,513          566,421         1.81             7,700,000        5/4/2005
  78.01             352,259       3/31/2005          353,349          326,402                          4,500,000        5/4/2005
  78.02             183,953       3/31/2005          153,574          141,255                          1,800,000        5/4/2005
  78.03             144,472       3/31/2005          112,590           98,764                          1,400,000        5/4/2005
    79                                               415,160          408,671         1.38             6,550,000       10/1/2005
    80              727,988       5/31/2005          658,951          591,188         1.69             6,600,000       7/30/2005
    81              320,502       6/30/2005          428,537          388,387         1.29             5,830,000       7/13/2005
    82              410,142       9/30/2005          423,801          375,801         1.21             6,600,000       10/6/2005
    83                                               506,309          469,080         2.08             7,150,000       6/29/2005
    84                                               388,308          388,308         1.33             5,800,000       8/15/2005
    85                                               364,000          364,000         1.24             5,875,000       6/25/2005
    86              512,172      12/31/2004          491,690          437,601         1.47             6,300,000       8/24/2005
    87                                               332,779          331,191         1.21             5,430,000        7/1/2005
    88              362,137       6/30/2005          568,710          544,110         1.52             6,570,000       8/15/2005
    89              362,397        4/1/2005          401,394          385,144         1.34             5,430,000       6/27/2005
    90              321,839       9/30/2005          323,202          315,702         1.20             5,500,000       9/26/2005
    91              450,641      11/30/2004          439,248          402,822         1.56             5,750,000       5/17/2005
    92              335,527       6/30/2005          332,669          314,609         1.28             4,700,000       9/13/2005
    93                                               313,000          313,000         1.24             4,815,000       10/5/2005
    94              372,731      12/31/2004          408,694          343,884         1.48             5,800,000       7/19/2005
    95              301,086       9/30/2005          301,799          294,299         1.20             5,350,000       9/26/2005
    96            1,199,526       8/31/2005          556,147          484,959         1.82             5,425,000       7/29/2005
    97              338,146       8/31/2005          325,538          307,338         1.29             4,300,000       10/7/2005
    98              508,304      12/31/2004          366,584          310,176         1.46             5,200,000       7/19/2005
    99                                               270,104          254,935         1.24             4,200,000       10/1/2005
   100              299,571       8/30/2005          294,606          273,350         1.25             4,100,000       9/24/2005
   101              358,460       9/30/2005          312,843          292,240         1.23             3,700,000        9/7/2005
   102              209,389       8/31/2005          265,915          240,294         1.31             3,500,000        9/1/2005
   103               94,805       7/31/2005          260,561          228,700         1.21             4,100,000        9/5/2005
   104              230,098       6/30/2005          263,990          245,990         1.42             4,000,000       7/14/2005
   105              392,593       9/15/2005          319,317          284,745         2.04             4,850,000       9/15/2005
   106              104,352        5/1/2005          268,606          239,694         1.47             3,100,000        9/2/2005
   107              200,503       9/30/2005          185,738          181,238         1.20             3,250,000       9/26/2005
   108              319,533       9/30/2005          228,556          217,999         1.43             3,050,000       9/28/2005
   109              331,569       5/31/2005          297,721          276,396         2.54             4,100,000       7/12/2005
   110              197,402       8/15/2005          188,969          162,113         1.22             2,550,000        5/3/2005
   111              198,088       6/30/2005          199,854          171,163         1.36             2,580,000       8/16/2005
   112              210,505       8/31/2005          178,356          170,356         1.54             2,070,000        7/7/2005
   113              195,527      12/31/2004          182,632          162,074         1.39             2,050,000       7/19/2005
   114              192,200       7/31/2005          216,969          215,171         2.23             2,500,000       7/10/2005
   115                                               129,193          120,386         1.19             1,800,000        9/9/2005
   116                                               158,116          148,452         1.68             1,850,000      10/20/2004
   117              103,436      12/31/2004          103,436          103,436         1.05             1,550,000        4/1/2001
   118               99,432      12/31/2004           99,432           99,432         1.05             1,490,000        4/1/2001
   119               91,748      12/31/2004           91,748           91,748         1.05             1,340,000        4/1/2001

                                  SCHEDULED MATURITY
 CONTROL       CUT-OFF DATE           OR ARD DATE                                                  TOTAL SQ. FT./          UNIT
  NUMBER      LTV (%) (7) (9)       LTV (%) (7) (9)        YEAR BUILT        YEAR RENOVATED       UNITS/PADS/ROOMS      DESCRIPTION
------------------------------------------------------------------------------------------------------------------------------------

    1              65.00                 65.00               Various            Various                    2,646,671   Sq. Ft.
   1.01                                                       1991                                            76,685   Sq. Ft.
   1.02                                                       1981                1988                        89,223   Sq. Ft.
   1.03                                                       1957                1998                        79,800   Sq. Ft.
   1.04                                                       1981                                            90,348   Sq. Ft.
   1.05                                                       1992                2002                        77,883   Sq. Ft.
   1.06                                                       2003                                            78,819   Sq. Ft.
   1.07                                                       1972                1998                        82,059   Sq. Ft.
   1.08                                                       1980                1989                        75,339   Sq. Ft.
   1.09                                                       1994                2002                        77,934   Sq. Ft.
   1.10                                                       2003                                            79,080   Sq. Ft.
   1.11                                                       1990                                            86,858   Sq. Ft.
   1.12                                                       1981                1991                        75,207   Sq. Ft.
   1.13                                                       1987                                            81,282   Sq. Ft.
   1.14                                                       2003                                            79,294   Sq. Ft.
   1.15                                                       1990                                            76,550   Sq. Ft.
   1.16                                                       1994                                            76,214   Sq. Ft.
   1.17                                                       1982                2002                        83,746   Sq. Ft.
   1.18                                                       1991                2002                        76,360   Sq. Ft.
   1.19                                                       1979                1995                        75,687   Sq. Ft.
   1.20                                                       1988                1999                        84,886   Sq. Ft.
   1.21                                                       1989                                            75,088   Sq. Ft.
   1.22                                                       1994                                            62,214   Sq. Ft.
   1.23                                                       1979                                            81,009   Sq. Ft.
   1.24                                                       1987                                            76,016   Sq. Ft.
   1.25                                                       1985                                            74,862   Sq. Ft.
   1.26                                                       1984                                            61,363   Sq. Ft.
   1.27                                                       2002                                            79,239   Sq. Ft.
   1.28                                                       1991                                            62,947   Sq. Ft.
   1.29                                                       1982                                            60,494   Sq. Ft.
   1.30                                                       1980                                            76,378   Sq. Ft.
   1.31                                                       1983                                            76,126   Sq. Ft.
   1.32                                                       1985                                            76,597   Sq. Ft.
   1.33                                                       1992                                            62,523   Sq. Ft.
   1.34                                                       1982                                            58,841   Sq. Ft.
   1.35                                                       1985                                            59,720   Sq. Ft.
    2              77.92                 77.92             1985 - 1986        2001 - 2005                    974,268   Sq. Ft.
    3              70.99                 70.99             1967 - 1974            2002                           983   Units
    4              73.90                 66.58           1985/1998/2001           2001                       774,573   Sq. Ft.
    5              77.09                 65.06                1983                                           956,201   Sq. Ft.
                   77.73                 72.48               Various                                             720   Units
    6              77.73                 72.48                2001                                               414   Units
    7              77.73                 72.48                2000                                               306   Units
    8              36.62                 36.62                1983                1993                       547,785   Sq. Ft.
    9              79.02                 71.05             1983 - 1987                                       514,626   Sq. Ft.
    10             74.93                 69.95               Various                                         486,963   Sq. Ft.
  10.01                                                       1985                                           174,554   Sq. Ft.
  10.02                                                       1983                                           173,145   Sq. Ft.
  10.03                                                       1987                                           139,264   Sq. Ft.
    11             77.88                 69.35                1992                                           189,165   Sq. Ft.
    12             72.73                 63.94                1988           1997/2003/2005                      181   Rooms
    13             80.00                 73.95                1980                1999                       383,215   Sq. Ft.
    14             74.84                 62.26                1995                                           243,115   Sq. Ft.
    15             76.54                 63.80                2003                                               148   Units
    16             39.86                 39.86              1961/1971          1988/2000                     716,075   Sq. Ft.
    17             80.00                 69.73              1955-1960                                            602   Pads
    18             79.37                 82.06              1969/2005             1999                           156   Rooms
    19             44.75                 34.23               Various            Various                      528,899   Sq. Ft.
  19.01                                                       2000                                            94,980   Sq. Ft.
  19.02                                                       1975                                            47,922   Sq. Ft.
  19.03                                                       1984                                            30,695   Sq. Ft.
  19.04                                                       2001                                            80,505   Sq. Ft.
  19.05                                                       1960                                            10,443   Sq. Ft.
  19.06                                                       1962                                            15,566   Sq. Ft.
  19.07                                                       1996                                            35,612   Sq. Ft.
  19.08                                                       1981                                            36,304   Sq. Ft.
  19.09                                                       2002                                            22,050   Sq. Ft.
  19.10                                                       1970                                            19,997   Sq. Ft.
  19.11                                                     1956/1991                                         31,091   Sq. Ft.
  19.12                                                       1981                                            10,027   Sq. Ft.
  19.13                                                       1982                                            16,110   Sq. Ft.
  19.14                                                       1970                                            12,650   Sq. Ft.
  19.15                                                       1995                                             9,304   Sq. Ft.
  19.16                                                       1955                                             8,845   Sq. Ft.
  19.17                                                       1900                1980                        15,138   Sq. Ft.
  19.18                                                       1983                                            20,135   Sq. Ft.
  19.19                                                       1956                                            11,525   Sq. Ft.
    20             43.31                 33.13               Various            Various                      520,069   Sq. Ft.
  20.01                                                       2002                                            62,300   Sq. Ft.
  20.02                                                       1948                2002                        85,141   Sq. Ft.
  20.03                                                       2001                                            57,427   Sq. Ft.
  20.04                                                       2001                                            55,330   Sq. Ft.
  20.05                                                       2001                                            53,665   Sq. Ft.
  20.06                                                       1999                                            56,274   Sq. Ft.
  20.07                                                       1999                                            44,565   Sq. Ft.
  20.08                                                       2001                                            43,221   Sq. Ft.
  20.09                                                       1990                                            62,146   Sq. Ft.
    21             73.56                 57.68                2002                                               190   Rooms
    22             79.28                 73.16               Various                                             448   Units
  22.01                                                       1988                                               232   Units
  22.02                                                       1986                                               216   Units
    23             77.69                 67.71                1969                                               471   Pads
    24             74.56                 69.65                1925                2000                           200   Rooms
    25             63.21                 0.00                Various            Various                      189,454   Sq. Ft.
  25.01                                                       1997                                            11,233   Sq. Ft.
  25.02                                                    1997 - 1998                                        11,348   Sq. Ft.
  25.03                                                       1997                                            11,233   Sq. Ft.
  25.04                                                       1997                                            11,348   Sq. Ft.
  25.05                                                       1996                                            11,348   Sq. Ft.
  25.06                                                       1998                                            11,348   Sq. Ft.
  25.07                                                       1996                                            11,348   Sq. Ft.
  25.08                                                       1996                                            11,348   Sq. Ft.
  25.09                                                    1997 - 1998                                        11,384   Sq. Ft.
  25.10                                                       1997                                            11,348   Sq. Ft.
  25.11                                                       1997                                            11,348   Sq. Ft.
  25.12                                                       1995                                            10,540   Sq. Ft.
  25.13                                                       1997                                            11,386   Sq. Ft.
  25.14                                                       1996                                            10,140   Sq. Ft.
  25.15                                                       1997                                            11,386   Sq. Ft.
  25.16                                                       1997                                            11,348   Sq. Ft.
  25.17                                                       1988                1996                        10,020   Sq. Ft.
    26             80.09                 74.21                1999                                           144,622   Sq. Ft.
    27             80.00                 69.45             1980 - 1987                                       673,041   Sq. Ft.
    28             76.37                 70.52               Various            Various                       56,959   Sq. Ft.
  28.01                                                       2005                                            14,259   Sq. Ft.
  28.02                                                       2004                                            14,560   Sq. Ft.
  28.03                                                       2002                                            14,490   Sq. Ft.
  28.04                                                       2005                                            13,650   Sq. Ft.
    29             76.65                 70.77               Various            Various                       58,920   Sq. Ft.
  29.01                                                       2002                                            15,120   Sq. Ft.
  29.02                                                       2002                                            14,490   Sq. Ft.
  29.03                                                       2005                                            14,820   Sq. Ft.
  29.04                                                       2005                                            14,490   Sq. Ft.
    30             76.54                 70.67               Various            Various                       58,690   Sq. Ft.
  30.01                                                       2005                                            14,820   Sq. Ft.
  30.02                                                       2005                                            14,490   Sq. Ft.
  30.03                                                       2004                                            14,560   Sq. Ft.
  30.04                                                       2005                                            14,820   Sq. Ft.
    31             79.90                 71.22                1987                                               160   Units
    32             78.45                 72.31                1990                                               312   Units
    33             71.36                 62.80                1981                                           181,812   Sq. Ft.
    34             64.52                 57.51                1906           1960/1994/1997                   98,582   Sq. Ft.
    35             76.83                 66.96                1971                                               293   Pads
    36             76.39                 63.56                1955                2005                       111,817   Sq. Ft.
    37             73.72                 64.22              1964/1975                                            379   Pads
    38             56.13                 46.69                1996                                            77,870   Sq. Ft.
    39             77.85                 67.46                1990                                            94,870   Sq. Ft.
    40             66.30                 55.44               Various                                         109,493   Sq. Ft.
  40.01                                                       1995                                            56,286   Sq. Ft.
  40.02                                                       1972                                            53,207   Sq. Ft.
    41             60.07                 55.43                1990                                            40,798   Sq. Ft.
    42             41.96                 35.89                2001                                           141,681   Sq. Ft.
    43             71.97                 71.97                1990                                               201   Units
    44             79.51                 79.51                1984                                               177   Units
    45             69.62                 65.87                1986                                                42   Units
    46             77.76                 65.30                1979                                             1,159   Units
    47             73.34                 62.57                2003                                               124   Rooms
    48             79.92                 66.70               Various                                         102,223   Sq. Ft.
  48.01                                                    1968 - 1980                                        71,066   Sq. Ft.
  48.02                                                       1997                                            12,100   Sq. Ft.
  48.03                                                     1995/2004                                         19,057   Sq. Ft.
    49             74.63                 65.43                1985                                               320   Units
    50             78.00                 68.03                1971                                               252   Pads
    51             79.77                 74.18              2000/2004                                            144   Units
    52             79.93                 67.60          1994 - 1996/1998                                         143   Units
    53             68.02                 68.02               Various            Various                       24,035   Sq. Ft.
  53.01                                                       1938                                             9,125   Sq. Ft.
  53.02                                                       1935              Various                       10,910   Sq. Ft.
  53.03                                                       1950                                             4,000   Sq. Ft.
    54             77.32                 77.32                1986             2003/2005                         132   Units
    55             80.00                 70.38                1965                1997                           148   Units
    56             62.78                 48.03                1989                2003                            97   Units
    57             78.67                 65.56                1986                2003                            98   Units
    58             76.65                 67.29                2001                                            44,009   Sq. Ft.
    59             80.00                 74.28                1981            2004 - 2005                     72,222   Sq. Ft.
    60             70.51                 79.49                1978                                               152   Units
    61             56.94                 56.94             1971 - 1972                                           238   Units
    62             66.30                 58.04                1940              Ongoing                       13,978   Sq. Ft.
    63             68.36                 64.68                1988                                                24   Units
    64             80.00                 71.42             1977 - 1978        2002 - 2003                     64,422   Sq. Ft.
    65             73.33                 68.32                1982                                            43,546   Sq. Ft.
    66             33.14                 33.14                1955                2001                        22,375   Sq. Ft.
    67             80.00                 70.14                1985                                               192   Units
    68             72.41                 55.41                1985            2003 - 2004                        100   Rooms
    69             68.68                 56.89                2003                                            23,024   Sq. Ft.
    70             68.35                 64.68                1995                                                20   Units
    71             79.65                 70.60                1972                                               238   Pads
    72             74.85                 63.04                1997                                                88   Rooms
    73             54.33                 57.90                2004                                               662   Units
    74             80.00                 70.14                1985                                               160   Units
    75             67.57                 61.69                1898             1993/2005                      53,834   Sq. Ft.
    76             54.14                 48.32              1969/1972                                            174   Units
    77             69.55                 65.81                1962                2003                            37   Units
    78             59.74                 55.49               Various            Various                       70,272   Sq. Ft.
  78.01                                                       1966                2005                        30,000   Sq. Ft.
  78.02                                                       1965                1993                        18,272   Sq. Ft.
  78.03                                                       1967              Various                       22,000   Sq. Ft.
    79             70.07                 57.77                2005                                            13,519   Sq. Ft.
    80             69.03                 53.47                1985             1997/2005                          90   Rooms
    81             78.22                 68.07                1966                                               146   Units
    82             68.71                 60.25                1985                                               192   Units
    83             62.94                 62.94                2004                                            48,350   Sq. Ft.
    84             76.72                 70.93                2005                                            13,013   Sq. Ft.
    85             73.69                 64.45                2003                                            14,560   Sq. Ft.
    86             68.19                 57.27                1989                1997                        86,954   Sq. Ft.
    87             77.81                 71.79                2005                                            14,438   Sq. Ft.
    88             63.62                 39.09              1980/1984                                            492   Pads
    89             76.96                 71.89              1906/1985         2004 - 2005                         65   Units
    90             69.21                 65.49                1927                2004                            30   Units
    91             65.57                 57.50                1987                                            37,317   Sq. Ft.
    92             78.55                 65.28                1940                                                84   Units
    93             76.41                 67.00                2005                                            14,820   Sq. Ft.
    94             62.07                 53.73                1985                                            39,555   Sq. Ft.
    95             66.32                 62.76                1916                1989                            30   Units
    96             64.25                 49.67                1966                2002                           156   Rooms
    97             80.00                 67.07                1985                                                56   Units
    98             63.46                 54.93                1983                                            36,681   Sq. Ft.
    99             75.60                 69.79                2005                                             9,619   Sq. Ft.
   100             76.83                 68.99                1980                1991                        18,122   Sq. Ft.
   101             77.49                 49.95                1988                2003                       137,353   Sq. Ft.
   102             80.00                 69.52                1970                                            36,282   Sq. Ft.
   103             68.15                 56.90              1974/1980                                         63,148   Sq. Ft.
   104             65.00                 56.65                1970                2005                            72   Units
   105             52.58                 52.58                1971                                               134   Units
   106             77.26                 64.62                1975                                               104   Units
   107             67.24                 63.62                1987                                                18   Units
   108             68.85                 65.48                1995                                               494   Units
   109             47.56                 47.56                2001                                            56,336   Sq. Ft.
   110             72.49                 61.46                1990                                            28,452   Sq. Ft.
   111             65.01                 49.93           1982/1985/1992                                       17,388   Sq. Ft.
   112             79.71                 66.32                1977                                               160   Pads
   113             74.79                 57.61                1969                2000                        30,623   Sq. Ft.
   114             55.89                 46.95                1999                                            59,925   Sq. Ft.
   115             74.78                 57.44              1995/1999                                         13,158   Sq. Ft.
   116             69.38                 58.67                1937                2004                         7,550   Sq. Ft.
   117             73.06                 0.00                 1999                                             4,863   Sq. Ft.
   118             72.81                 0.00                 1999                                             3,600   Sq. Ft.
   119             75.06                 0.00                 1999                                             3,632   Sq. Ft.

                   CUT-OFF DATE
 CONTROL       BALANCE PER SQ. FT./                       OCCUPANCY
  NUMBER      UNIT/PAD/ROOM (7) (9)       OCCUPANCY %        DATE               OWNERSHIP INTEREST               LOCKBOX (10)
-----------------------------------------------------------------------------------------------------------------------------------

    1                              98        100.0           9/16/2005    Both Fee Simple and Leasehold           Springing
   1.01                                      100.0           9/16/2005              Leasehold
   1.02                                      100.0           9/16/2005              Fee Simple
   1.03                                      100.0           9/16/2005              Leasehold
   1.04                                      100.0           9/16/2005              Fee Simple
   1.05                                      100.0           9/16/2005              Fee Simple
   1.06                                      100.0           9/16/2005              Fee Simple
   1.07                                      100.0           9/16/2005              Leasehold
   1.08                                      100.0           9/16/2005              Fee Simple
   1.09                                      100.0           9/16/2005              Fee Simple
   1.10                                      100.0           9/16/2005              Fee Simple
   1.11                                      100.0           9/16/2005              Fee Simple
   1.12                                      100.0           9/16/2005              Fee Simple
   1.13                                      100.0           9/16/2005              Fee Simple
   1.14                                      100.0           9/16/2005              Fee Simple
   1.15                                      100.0           9/16/2005              Fee Simple
   1.16                                      100.0           9/16/2005              Fee Simple
   1.17                                      100.0           9/16/2005              Fee Simple
   1.18                                      100.0           9/16/2005              Fee Simple
   1.19                                      100.0           9/16/2005              Fee Simple
   1.20                                      100.0           9/16/2005              Fee Simple
   1.21                                      100.0           9/16/2005              Leasehold
   1.22                                      100.0           9/16/2005              Fee Simple
   1.23                                      100.0           9/16/2005              Fee Simple
   1.24                                      100.0           9/16/2005              Fee Simple
   1.25                                      100.0           9/16/2005              Fee Simple
   1.26                                      100.0           9/16/2005              Fee Simple
   1.27                                      100.0           9/16/2005              Fee Simple
   1.28                                      100.0           9/16/2005              Fee Simple
   1.29                                      100.0           9/16/2005              Fee Simple
   1.30                                      100.0           9/16/2005              Fee Simple
   1.31                                      100.0           9/16/2005              Fee Simple
   1.32                                      100.0           9/16/2005              Fee Simple
   1.33                                      100.0           9/16/2005              Fee Simple
   1.34                                      100.0           9/16/2005              Fee Simple
   1.35                                      100.0           9/16/2005              Fee Simple
    2                             154        94.6            11/1/2005              Fee Simple                       Hard
    3                          94,608        95.6            11/7/2005              Fee Simple               Soft, Springing Hard
    4                             239        93.6            2/28/2005              Fee Simple                       Hard
    5                              79        81.6            7/31/2005              Fee Simple                       Soft
                               93,924        97.0           10/27/2005              Fee Simple               Soft, Springing Hard
    6                          93,924        96.4           10/27/2005              Fee Simple               Soft, Springing Hard
    7                          93,924        97.7           10/27/2005              Fee Simple               Soft, Springing Hard
    8                             119        85.8            8/31/2005              Fee Simple                       Hard
    9                             101        86.4             9/1/2005              Fee Simple               Soft, Springing Hard
    10                            106        99.3              Various              Fee Simple                       Hard
  10.01                                      100.0           10/1/2005              Fee Simple
  10.02                                      100.0           10/1/2005              Fee Simple
  10.03                                      97.7           10/27/2005              Fee Simple
    11                            214        92.0            7/25/2005              Fee Simple                       Hard
    12                        176,796        72.2            9/30/2005              Fee Simple               Soft, Springing Hard
    13                             82        90.3            10/3/2005              Leasehold
    14                            127        94.3             9/1/2005              Fee Simple                       Hard
    15                        189,803        96.0           10/30/2005              Fee Simple               Soft, Springing Hard
    16                             38        66.3            8/16/2005              Fee Simple               Soft, Springing Hard
    17                         45,183        75.1           10/31/2005              Fee Simple
    18                        160,256        79.8            8/31/2005              Fee Simple
    19                             45        82.2            3/31/2005              Fee Simple               Soft, Springing Hard
  19.01                                      86.7            3/31/2005              Fee Simple
  19.02                                      66.7            3/31/2005              Fee Simple
  19.03                                      94.1            3/31/2005              Fee Simple
  19.04                                      68.0            3/31/2005              Fee Simple
  19.05                                      79.2            3/31/2005              Fee Simple
  19.06                                      96.5            3/31/2005              Fee Simple
  19.07                                      85.4            3/31/2005              Fee Simple
  19.09                                      96.2            3/31/2005              Fee Simple
  19.10                                      92.1            3/31/2005              Fee Simple
  19.10                                      92.1            3/31/2005              Fee Simple
  19.11                                      73.1            3/31/2005              Fee Simple
  19.12                                      96.0            3/31/2005              Fee Simple
  19.13                                      91.8            3/31/2005              Fee Simple
  19.14                                      79.3            3/31/2005              Fee Simple
  19.15                                      88.7            3/31/2005              Fee Simple
  19.16                                      91.0            3/31/2005              Fee Simple
  19.17                                      74.2            3/31/2005              Fee Simple
  19.18                                      92.1            3/31/2005              Fee Simple
  19.19                                      88.3            3/31/2005              Fee Simple
    20                             43        61.1            3/31/2005              Fee Simple               Soft, Springing Hard
  20.01                                      57.8            3/31/2005              Fee Simple
  20.02                                      36.8            3/31/2005              Fee Simple
  20.03                                      71.0            3/31/2005              Fee Simple
  20.04                                      96.0            3/31/2005              Fee Simple
  20.05                                      62.8            3/31/2005              Fee Simple
  20.06                                      63.8            3/31/2005              Fee Simple
  20.07                                      59.9            3/31/2005              Fee Simple
  20.08                                      60.4            3/31/2005              Fee Simple
  20.09                                      54.6            3/31/2005              Fee Simple
    21                        117,304        70.6            9/30/2005              Fee Simple               Soft, Springing Hard
    22                         49,107        94.1             8/1/2005              Fee Simple                    Springing
  22.01                                      94.3             8/1/2005              Fee Simple
  22.02                                      94.0             8/1/2005              Fee Simple
    23                         42,887        95.8           10/31/2005              Fee Simple
    24                         99,913        75.9            8/31/2005              Fee Simple
    25                            101        100.0           12/1/2005              Fee Simple
  25.01                                      100.0           12/1/2005              Fee Simple
  25.02                                      100.0           12/1/2005              Fee Simple
  25.03                                      100.0           12/1/2005              Fee Simple
  25.04                                      100.0           12/1/2005              Fee Simple
  25.05                                      100.0           12/1/2005              Fee Simple
  25.06                                      100.0           12/1/2005              Fee Simple
  25.07                                      100.0           12/1/2005              Fee Simple
  25.08                                      100.0           12/1/2005              Fee Simple
  25.09                                      100.0           12/1/2005              Fee Simple
  25.10                                      100.0           12/1/2005              Fee Simple
  25.11                                      100.0           12/1/2005              Fee Simple
  25.12                                      100.0           12/1/2005              Fee Simple
  25.13                                      100.0           12/1/2005              Fee Simple
  25.14                                      100.0           12/1/2005              Fee Simple
  25.15                                      100.0           12/1/2005              Fee Simple
  25.16                                      100.0           12/1/2005              Fee Simple
  25.17                                      100.0           12/1/2005              Fee Simple
    26                            128        88.2            8/11/2005              Fee Simple                    Springing
    27                             27        94.7            8/11/2005              Fee Simple                       Soft
    28                            312        100.0           12/1/2005              Fee Simple                       Hard
  28.01                                      100.0           12/1/2005              Fee Simple
  28.02                                      100.0           12/1/2005              Fee Simple
  28.03                                      100.0           12/1/2005              Fee Simple
  28.04                                      100.0           12/1/2005              Fee Simple
    29                            295        100.0           12/1/2005              Fee Simple                       Hard
  29.01                                      100.0           12/1/2005              Fee Simple
  29.02                                      100.0           12/1/2005              Fee Simple
  29.03                                      100.0           12/1/2005              Fee Simple
  29.04                                      100.0           12/1/2005              Fee Simple
    30                            280        100.0           12/1/2005              Fee Simple                       Hard
  30.01                                      100.0           12/1/2005              Fee Simple
  30.02                                      100.0           12/1/2005              Fee Simple
  30.03                                      100.0           12/1/2005              Fee Simple
  30.04                                      100.0           12/1/2005              Fee Simple
    31                         96,875        96.9            8/31/2005              Fee Simple
    32                         45,513        94.5            6/20/2005              Fee Simple                    Springing
    33                             78        100.0           8/24/2005              Fee Simple                       Hard
    34                            142        97.3             9/1/2005              Fee Simple
    35                         43,003        85.7           10/31/2005              Fee Simple
    36                            103        90.4             8/1/2005              Fee Simple
    37                         30,343        83.6           10/31/2005              Fee Simple
    38                            144        86.8             4/1/2005              Fee Simple                       Soft
    39                            116        93.0            8/11/2005              Leasehold
    40                             97        100.0            8/1/2005              Fee Simple
  40.01                                      100.0            8/1/2005              Fee Simple
  40.02                                      100.0            8/1/2005              Fee Simple
    41                            258        97.9            9/16/2005              Fee Simple
    42                             74        100.0           6/10/2005              Fee Simple               Soft, Springing Hard
    43                         52,239        94.0            7/31/2005              Fee Simple
    44                         58,192        92.7            8/31/2005              Fee Simple
    45                        235,366        100.0           9/23/2005              Fee Simple
    46                          7,931        91.2             8/1/2005              Fee Simple
    47                         71,567        73.6            9/30/2005              Fee Simple
    48                             87        95.7            9/30/2005              Fee Simple
  48.01                                      93.8            9/30/2005              Fee Simple
  48.02                                      100.0           9/30/2005              Fee Simple
  48.03                                      100.0           9/30/2005              Fee Simple
    49                         25,188        87.5           10/19/2005              Fee Simple
    50                         30,952        91.7           10/31/2005              Fee Simple
    51                         53,014        93.8            9/12/2005              Fee Simple
    52                         53,101        95.1            10/5/2005              Fee Simple
    53                            314        88.3             9/1/2005              Fee Simple
  53.01                                      100.0            9/1/2005              Fee Simple
  53.02                                      74.2             9/1/2005              Fee Simple
  53.03                                      100.0            9/1/2005              Fee Simple
    54                         56,061        94.7            8/31/2005              Fee Simple
    55                         48,649        96.0            10/3/2005              Fee Simple
    56                         69,897        72.5            8/31/2005              Fee Simple
    57                         66,626        85.7            9/14/2005              Fee Simple
    58                            148        96.9             9/1/2005              Fee Simple               Soft, Springing Hard
    59                             89        100.0           8/19/2005              Fee Simple                    Springing
    60                         40,789        100.0           9/13/2005              Fee Simple
    61                         25,840        92.9           10/12/2005              Fee Simple
    62                            436        100.0            9/1/2005              Fee Simple
    63                        252,062        100.0           9/23/2005              Fee Simple
    64                             93        83.5            8/26/2005              Fee Simple
    65                            136        93.0            11/1/2005              Fee Simple                       Soft
    66                            255        100.0            9/1/2005              Fee Simple
    67                         29,167        98.4           10/19/2005              Fee Simple
    68                         55,755        80.8            7/31/2005              Fee Simple               Soft, Springing Hard
    69                            242        100.0           7/31/2005              Fee Simple
    70                        276,821        100.0           9/23/2005              Fee Simple
    71                         22,689        92.0             9/1/2005              Fee Simple
    72                         59,543        74.3            7/31/2005              Fee Simple
    73                          7,855        72.1            8/31/2005              Fee Simple
    74                         31,500        95.0           10/19/2005              Fee Simple
    75                             93        95.1            11/4/2005              Fee Simple                       Hard
    76                         28,161        98.3            8/17/2005              Fee Simple
    77                        125,004        100.0           9/23/2005              Fee Simple
    78                             65        100.0            9/8/2005              Fee Simple                       Hard
  78.01                                      100.0            9/8/2005              Fee Simple
  78.02                                      100.0            9/8/2005              Fee Simple
  78.03                                      100.0            9/8/2005              Fee Simple
    79                            339        100.0           9/13/2005              Fee Simple
    80                         50,625        71.0            7/30/2005              Fee Simple               Soft, Springing Hard
    81                         31,233        96.6            8/15/2005              Fee Simple
    82                         23,620        91.1           10/19/2005              Fee Simple
    83                             93        100.0           8/12/2005              Fee Simple                    Springing
    84                            342        100.0           10/1/2005              Fee Simple                       Hard
    85                            297        100.0            9/8/2005              Fee Simple                       Hard
    86                             49        100.0           12/1/2005              Fee Simple                       Soft
    87                            293        100.0           12/1/2005              Fee Simple                       Hard
    88                          8,495        87.6             8/1/2005              Leasehold
    89                         64,290        100.0            7/1/2005              Fee Simple               Soft, Springing Hard
    90                        126,880        100.0           9/23/2005              Fee Simple
    91                            101        88.7            5/31/2005              Fee Simple               Soft, Springing Hard
    92                         43,953        100.0            9/1/2005              Fee Simple
    93                            248        100.0           11/7/2005              Fee Simple                       Hard
    94                             91        95.3            9/27/2005              Fee Simple
    95                        118,278        100.0           9/23/2005              Fee Simple
    96                         22,343        70.8            7/31/2005              Fee Simple
    97                         61,429        98.2           10/25/2005              Fee Simple
    98                             90        100.0           9/27/2005              Fee Simple
    99                            330        100.0            9/1/2005              Fee Simple
   100                            174        100.0           9/30/2005              Leasehold
   101                             21        82.8            9/29/2005              Fee Simple
   102                             77        94.2            11/1/2005              Fee Simple               Soft, Springing Hard
   103                             44        100.0            9/2/2005              Fee Simple                    Springing
   104                         36,111        94.4            9/12/2005              Fee Simple
   105                         19,030        92.9           10/14/2005              Fee Simple
   106                         23,030        94.2             9/1/2005              Fee Simple
   107                        121,398        100.0           9/23/2005              Fee Simple
   108                          4,251        75.7            8/18/2005              Fee Simple
   109                             35        100.0           12/1/2005              Fee Simple                       Hard
   110                             65        100.0           8/22/2005              Fee Simple
   111                             96        100.0           8/18/2005              Fee Simple                    Springing
   112                         10,313        93.8            9/30/2005              Fee Simple
   113                             50        100.0           8/31/2005              Fee Simple
   114                             23        83.2            10/7/2005              Fee Simple
   115                            102        100.0           12/1/2005              Fee Simple                       Hard
   116                            170        100.0            8/5/2005              Fee Simple
   117                            233        100.0           12/1/2005              Leasehold                        Hard
   118                            301        100.0           12/1/2005              Leasehold                        Hard
   119                            277        100.0           12/1/2005              Leasehold                        Hard

                                                          UPFRONT ESCROWS
               ------------------------------------------------------------------------------------------------------
                                                                    REAL ESTATE
   CONTROL          CAPEX         ENVIRONMENTAL         TI/LC             TAX          INSURANCE          OTHER
    NUMBER       RESERVE ($)       RESERVE ($)       RESERVE ($)      RESERVE ($)     RESERVE ($)      RESERVE ($)
---------------------------------------------------------------------------------------------------------------------

      1                                                                                                   32,705,143
     1.01
     1.02
     1.03
     1.04
     1.05
     1.06
     1.07
     1.08
     1.09
     1.10
     1.11
     1.12
     1.13
     1.14
     1.15
     1.16
     1.17
     1.18
     1.19
     1.20
     1.21
     1.22
     1.23
     1.24
     1.25
     1.26
     1.27
     1.28
     1.29
     1.30
     1.31
     1.32
     1.33
     1.34
     1.35
      2                  12,178                           4,450,738         307,400           81,541       1,443,831
      3                                                                      81,086           95,255
      4                                                                     616,903           31,167
      5                                                                     130,409           91,837
                                                                            487,404           71,215
      6                                                                     118,781           51,450
      7                                                                     368,623           19,765
      8                                                                                                    2,189,413
      9                                                   3,157,808          72,679           86,392         192,053
      10                                                                    302,474           28,999
    10.01
    10.02
    10.03
      11                  3,310                              32,310          44,210           44,000       1,100,000
      12                 40,872                                              59,421          162,031
      13                                                    700,000         892,292          119,652          50,000
      14                                                    771,414
      15                148,000                                              90,325
      16                 10,717                                           1,286,009           87,446         113,890
      17
      18                  1,000                                              69,862
      19                                 1,157,580                          174,120            5,964
    19.01                                                                    47,713              704
    19.02                                  150,000                           15,407              404
    19.03                                                                    15,424              594
    19.04                                                                    22,909              619
    19.05                                                                     3,079              240
    19.06                                                                     2,082              172
    19.07                                  364,080                           16,775              461
    19.08                                                                     8,198              302
    19.09                                    2,250                            2,971              339
    19.10                                   29,250                            3,920              212
    19.11                                                                     4,510              327
    19.12                                  300,000                            3,683              155
    19.13                                                                     2,099              170
    19.14                                                                     4,362              229
    19.15                                   12,000                            9,663              141
    19.16                                                                     4,294              155
    19.17                                                                     1,304              277
    19.18                                                                     2,239              144
    19.19                                  300,000                            3,486              318
      20                                                                    166,911            5,574
    20.01                                                                    11,087              625
    20.02                                                                    34,271              721
    20.03                                                                    23,898              464
    20.04                                                                    15,382              401
    20.05                                                                    14,077              517
    20.06                                                                     9,459              458
    20.07                                                                    27,638              859
    20.08                                                                    25,272            1,026
    20.09                                                                     5,828              503
      21                  1,000                                             117,100           62,300       2,400,000
      22                                                                    256,314           18,322
    22.01
    22.02
      23
      24                                                                                      85,129
      25
    25.01
    25.02
    25.03
    25.04
    25.05
    25.06
    25.07
    25.08
    25.09
    25.10
    25.11
    25.12
    25.13
    25.14
    25.15
    25.16
    25.17
      26                                                     30,000         138,424              115
      27                                                                    147,458            3,507
      28
    28.01
    28.02
    28.03
    28.04
      29
    29.01
    29.02
    29.03
    29.04
      30
    30.01
    30.02
    30.03
    30.04
      31                                                                     50,089           14,080
      32                                                                    149,427           15,132
      33                                                  1,000,000          36,083           27,181
      34                  1,963                              11,297          99,627           40,606          56,623
      35
      36                 33,546                             478,000          68,281            9,676       1,359,000
      37
      38                                                    327,878         140,219            9,000
      39                  1,897                              14,684          56,652           10,553         197,309
      40
    40.01
    40.02
      41                                                                     72,068            7,518
      42                                                                     16,250            4,853
      43                                                                                      30,416
      44                                                                                      27,312
      45                 10,500
      46                                                                     54,293           12,094
      47                 50,148                                              36,040            4,072
      48                                                                     76,476            5,700
    48.01
    48.02
    48.03
      49                                                                    111,369           30,603
      50
      51                  3,000                                              12,844           45,109
      52                                                                                      11,844
      53                                                                     28,646
    53.01
    53.02
    53.03
      54                                                                                      18,216
      55
      56                                                                    113,934
      57                  2,867                                              24,178            9,948
      58                                                    282,316          11,788              757
      59                  1,204                               5,127          86,771           20,575
      60                                                                     46,622           43,254
      61                                                                                      34,599
      62                                                                     17,287            7,393
      63                  6,000
      64                    805                               6,384          39,477           45,008          27,700
      65                                                    100,000          45,588            5,103
      66                                                                     36,724
      67                                                                     70,191           18,467
      68                  6,120                                              50,789            9,989
      69                                                                     53,375           16,500          15,000
      70                  5,000
      71                                                                     87,180            2,571
      72                                                                      4,781            5,336         300,000
      73                                                                     21,204            1,609
      74                                                                     42,414            7,892
      75                                                                     12,784            7,914          28,757
      76                                                                     15,516           16,637
      77                  9,250
      78                  2,012                             200,000          83,034           11,000
    78.01
    78.02
    78.03
      79
      80                  5,647                                              54,772            4,270
      81                                                                                       3,313
      82                                                                                      18,519
      83
      84
      85
      86                                                                     32,316            3,252          40,683
      87
      88                                                                      7,533           13,532         107,850
      89                  1,355                                              12,644           12,817
      90                  7,500
      91                                                                                       1,287
      92                                                                      7,010           19,254
      93
      94                    692                                              10,500            3,730
      95                  7,500
      96                                                                      6,700            2,130          30,000
      97                284,400              3,125                           17,541            3,193
      98                    489                             104,272           4,000           11,106
      99                                                      1,152          20,451            5,197         210,941
     100                                                     51,868          11,857           17,505
     101                                                                     19,278            8,286
     102                                                                     15,591            8,250
     103                                                                      2,553                           97,417
     104                                                                     29,275            5,239
     105                                                                                      22,164
     106                                                                     19,385           29,867
     107                  4,500
     108                                                                     42,379            2,793
     109                    704                               5,000          21,496           14,087
     110                                                                     17,114            2,211
     111                                                                     23,124            2,310
     112                                                                      4,190            2,466
     113                                                     15,352           3,779            3,274
     114                                                                     70,516            4,237
     115
     116
     117
     118
     119

                                                            MONTHLY ESCROWS
                 ------------------------------------------------------------------------------------------------------
                                                                     REAL ESTATE
  CONTROL             CAPEX         ENVIRONMENTAL         TI/LC            TAX           INSURANCE          OTHER        SINGLE
  NUMBER           RESERVE ($)       RESERVE ($)       RESERVE ($)     RESERVE ($)      RESERVE ($)      RESERVE ($)     TENANT
-----------------------------------------------------------------------------------------------------------------------------------

     1                                                                                                                     Yes
   1.01                                                                                                                    Yes
   1.02                                                                                                                    Yes
   1.03                                                                                                                    Yes
   1.04                                                                                                                    Yes
   1.05                                                                                                                    Yes
   1.06                                                                                                                    Yes
   1.07                                                                                                                    Yes
   1.08                                                                                                                    Yes
   1.09                                                                                                                    Yes
   1.10                                                                                                                    Yes
   1.11                                                                                                                    Yes
   1.12                                                                                                                    Yes
   1.13                                                                                                                    Yes
   1.14                                                                                                                    Yes
   1.15                                                                                                                    Yes
   1.16                                                                                                                    Yes
   1.17                                                                                                                    Yes
   1.18                                                                                                                    Yes
   1.19                                                                                                                    Yes
   1.20                                                                                                                    Yes
   1.21                                                                                                                    Yes
   1.22                                                                                                                    Yes
   1.23                                                                                                                    Yes
   1.24                                                                                                                    Yes
   1.25                                                                                                                    Yes
   1.26                                                                                                                    Yes
   1.27                                                                                                                    Yes
   1.28                                                                                                                    Yes
   1.29                                                                                                                    Yes
   1.30                                                                                                                    Yes
   1.31                                                                                                                    Yes
   1.32                                                                                                                    Yes
   1.33                                                                                                                    Yes
   1.34                                                                                                                    Yes
   1.35                                                                                                                    Yes
     2                    12,178                                              153,700            6,795
     3                    22,527                                               81,086           22,936
     4                    21,946                                              154,226           31,167
     5                    11,976                              62,955          130,409           13,120
                          12,000                                               57,267           13,938
     6                     6,900                                               23,756            7,350
     7                     5,100                                               33,511            6,588
     8
     9                     6,427                              39,639           72,679            9,599
    10                     8,117                                               43,211            5,836                   Various
   10.01                                                                                                                   Yes
   10.02                                                                                                                   Yes
   10.03
    11                     3,310                              32,310           22,105            3,667
    12                                                                         29,710           16,203
    13                                                                        107,879           11,502          25,000
    14                     3,093                              15,195
    15                                                                         22,975
    16                    10,717                                              107,167           12,492
    17
    18                                                                         11,877
    19                     9,401
   19.01
   19.02
   19.03
   19.04
   19.05
   19.06
   19.07
   19.08
   19.09
   19.10
   19.11
   19.12
   19.13
   19.14
   19.15
   19.16
   19.17
   19.18
   19.19
    20                     3,541
   20.01
   20.02
   20.03
   20.04
   20.05
   20.06
   20.07
   20.08
   20.09
    21                                                                         23,299            7,796
    22                     9,334                                               25,631            3,598
   22.01
   22.02
    23
    24                    31,451                                               12,836            7,153
    25                                                                                                                     Yes
   25.01                                                                                                                   Yes
   25.02                                                                                                                   Yes
   25.03                                                                                                                   Yes
   25.04                                                                                                                   Yes
   25.05                                                                                                                   Yes
   25.06                                                                                                                   Yes
   25.07                                                                                                                   Yes
   25.08                                                                                                                   Yes
   25.09                                                                                                                   Yes
   25.10                                                                                                                   Yes
   25.11                                                                                                                   Yes
   25.12                                                                                                                   Yes
   25.13                                                                                                                   Yes
   25.14                                                                                                                   Yes
   25.15                                                                                                                   Yes
   25.16                                                                                                                   Yes
   25.17                                                                                                                   Yes
    26                     1,808                               4,167           12,584              115
    27                     5,609                               9,446           16,384            3,507
    28                                                                                                                  Portfolio
   28.01                                                                                                                   Yes
   28.02                                                                                                                   Yes
   28.03                                                                                                                   Yes
   28.04                                                                                                                   Yes
    29                                                                                                                  Portfolio
   29.01                                                                                                                   Yes
   29.02                                                                                                                   Yes
   29.03                                                                                                                   Yes
   29.04                                                                                                                   Yes
    30                                                                                                                  Portfolio
   30.01                                                                                                                   Yes
   30.02                                                                                                                   Yes
   30.03                                                                                                                   Yes
   30.04                                                                                                                   Yes
    31                     3,333                                               16,696            3,040
    32                     6,500                                               14,943            4,991
    33                     1,515                               8,333           18,042            2,471                     Yes
    34                     1,963                              11,297           14,232            5,801
    35
    36                     1,398                                                9,754            1,210           4,671
    37
    38                       973                              10,920           14,022            1,440
    39                     1,897                              14,684            5,903            1,173           7,675
    40                     2,920                               5,475                                                       Yes
   40.01                                                                                                                   Yes
   40.02                                                                                                                   Yes
    41                                                                          9,009            1,504
    42                                                                          3,250
    43                     3,769                                                6,967            4,345
    44                     3,319                                                6,074            3,902
    45
    46                     1,346                                                9,049            1,108
    47                    11,613                                               18,020            3,362
    48                     1,705                               9,080           12,746            1,900                   Various
   48.01
   48.02                                                                                                                   Yes
   48.03
    49                     6,667                                                9,281            7,651
    50
    51                     3,000                                               12,844            4,635
    52                     3,277                                                5,488            2,878
    53                                                                          7,162                                    Various
   53.01
   53.02
   53.03                                                                                                                   Yes
    54                     2,475                                                3,163            2,602
    55                     3,700                                                7,624            2,568
    56                     4,161                                                9,494
    57                     2,867                                               12,976            4,974
    58                       367                               6,268           11,788              757
    59                     1,204                              10,794            7,888            1,583
    60                     3,167                                                3,885            3,737
    61                                                                          8,669            5,658
    62                       233                               1,026            5,762            1,285
    63
    64                       805                               6,384            4,386            4,501
    65                       653                               5,371            6,512              850
    66                                                                          9,181
    67                     4,000                                                5,850            4,617
    68                                                                          7,256            1,249
    69                       289                               2,778           10,675            1,375
    70
    71                       992                                                7,265            1,285
    72                     7,354                                                4,781              667
    73                       808                                                5,276              709
    74                     3,334                                                3,535            1,973
    75                                                                          6,392              989
    76                                                                          5,172            5,546
    77
    78                     2,012                               2,481           13,839            2,200                     Yes
   78.01                                                                                                                   Yes
   78.02                                                                                                                   Yes
   78.03                                                                                                                   Yes
    79                                                                                                                     Yes
    80                                                                          4,213            2,135
    81                     3,346                                               12,871            3,313
    82                     4,000                                                4,657            4,630
    83                                                                                                                     Yes
    84                                                                                                                     Yes
    85                                                                                                                     Yes
    86                     1,739
    87                                                                                                                     Yes
    88                                                                          7,533            2,706          35,950
    89                     1,354                                                1,806            1,474
    90
    91                                                                          9,350
    92                     1,505                                                7,010            2,889
    93                                                                                                                     Yes
    94                       692                                                1,750              746
    95
    96                     6,344                                                6,700            2,130
    97                     1,517                                                4,386            1,065
    98                       489                               4,272              667              926
    99                                                         1,152            4,090              650
    100                      318                               1,360            2,960            1,459
    101                                                                         6,426              691
    102                      454                               1,682            1,417            1,031
    103                    1,075                               1,500            2,553
    104                    1,500                                                3,253            1,048
    105                                                                         5,058            3,630
    106                    2,409                                                1,762            2,987
    107
    108                      880                                                3,853            1,128
    109                      704                               1,073            1,654            1,084                     Yes
    110                      356                               1,882            2,852              737
    111                      304                               2,087            1,927            2,310
    112                      667                                                1,397              822
    113                      434                               1,279            1,890              546
    114                                                                         5,876              760
    115                                                          474                                               206     Yes
    116                       88                                 438            2,106              815
    117                                                                                                                    Yes
    118                                                                                                                    Yes
    119                                                                                                                    Yes

                                    LARGEST TENANT
                      ---------------------------------------------------------------------------
       CONTROL                                                                       LEASE
       NUMBER         LARGEST TENANT                               UNIT SIZE      EXPIRATION
-------------------------------------------------------------------------------------------------

          1           Mervyn's                                       2,646,671     9/30/2020
        1.01          Mervyn's                                          76,685     9/30/2020
        1.02          Mervyn's                                          89,223     9/30/2020
        1.03          Mervyn's                                          79,800     9/30/2020
        1.04          Mervyn's                                          90,348     9/30/2020
        1.05          Mervyn's                                          77,883     9/30/2020
        1.06          Mervyn's                                          78,819     9/30/2020
        1.07          Mervyn's                                          82,059     9/30/2020
        1.08          Mervyn's                                          75,339     9/30/2020
        1.09          Mervyn's                                          77,934     9/30/2020
        1.10          Mervyn's                                          79,080     9/30/2020
        1.11          Mervyn's                                          86,858     9/30/2020
        1.12          Mervyn's                                          75,207     9/30/2020
        1.13          Mervyn's                                          81,282     9/30/2020
        1.14          Mervyn's                                          79,294     9/30/2020
        1.15          Mervyn's                                          76,550     9/30/2020
        1.16          Mervyn's                                          76,214     9/30/2020
        1.17          Mervyn's                                          83,746     9/30/2020
        1.18          Mervyn's                                          76,360     9/30/2020
        1.19          Mervyn's                                          75,687     9/30/2020
        1.20          Mervyn's                                          84,886     9/30/2020
        1.21          Mervyn's                                          75,088     9/30/2020
        1.22          Mervyn's                                          62,214     9/30/2020
        1.23          Mervyn's                                          81,009     9/30/2020
        1.24          Mervyn's                                          76,016     9/30/2020
        1.25          Mervyn's                                          74,862     9/30/2020
        1.26          Mervyn's                                          61,363     9/30/2020
        1.27          Mervyn's                                          79,239     9/30/2020
        1.28          Mervyn's                                          62,947     9/30/2020
        1.29          Mervyn's                                          60,494     9/30/2020
        1.30          Mervyn's                                          76,378     9/30/2020
        1.31          Mervyn's                                          76,126     9/30/2020
        1.32          Mervyn's                                          76,597     9/30/2020
        1.33          Mervyn's                                          62,523     9/30/2020
        1.34          Mervyn's                                          58,841     9/30/2020
        1.35          Mervyn's                                          59,720     9/30/2020
          2           McGuire Woods Battle & Boothe                    214,336     8/31/2015
          3
          4           Baker Knapp & Tubbs                               37,808    12/31/2010
          5           BellSouth                                        411,272     4/20/2009

          6
          7
          8           Capital One Auto Finance                          81,814     4/30/2006
          9           Canon Financial                                   40,868     7/31/2011
         10
        10.01         Cincom Systems, Inc.                             174,554    12/31/2011
        10.02         General Electric Company                         173,145    12/31/2009
        10.03         General Electric Company                         134,279     3/15/2010
         11           Commercial Capital                                61,190    11/30/2005
         12
         13           Sears Roebuck & Co.                               84,702    11/30/2009
         14           Casual Corner                                     10,866     5/31/2008
         15
         16           Pacificare Health Systems                         44,911     4/30/2007
         17
         18
         19
        19.01
        19.02
        19.03
        19.04
        19.05
        19.06
        19.07
        19.08
        19.09
        19.10
        19.11
        19.12
        19.13
        19.14
        19.15
        19.16
        19.17
        19.18
        19.19
         20
        20.01
        20.02
        20.03
        20.04
        20.05
        20.06
        20.07
        20.08
        20.09
         21
         22
        22.01
        22.02
         23
         24
         25
        25.01         Rite Aid                                          11,233     10/7/2017
        25.02         Rite Aid                                          11,348     4/7/2018
        25.03         Rite Aid                                          11,233    11/11/2017
        25.04         Rite Aid                                          11,348     8/10/2017
        25.05         Rite Aid                                          11,348    12/15/2016
        25.06         Rite Aid                                          11,348     4/21/2018
        25.07         Rite Aid                                          11,348    11/27/2016
        25.08         Rite Aid                                          11,348     3/23/2017
        25.09         Rite Aid                                          11,384     9/22/2016
        25.10         Rite Aid                                          11,348     12/1/2016
        25.11         Rite Aid                                          11,348     9/26/2017
        25.12         Rite Aid                                          10,540     4/30/2016
        25.13         Rite Aid                                          11,386     11/2/2017
        25.14         Rite Aid                                          10,140     2/15/2016
        25.15         Rite Aid                                          11,386     1/22/2017
        25.16         Rite Aid                                          11,348     5/4/2017
        25.17         Rite Aid                                          10,020     2/9/2017
         26           Safeway                                           54,971     7/31/2020
         27           Jefferson-Smurfit                                158,400     6/30/2008
         28
        28.01         Walgreens                                         14,259     5/31/2080
        28.02         Walgreens                                         14,560     3/31/2079
        28.03         Walgreens                                         14,490     4/30/2077
        28.04         Walgreens                                         13,650     9/30/2079
         29
        29.01         Walgreens                                         15,120     7/31/2077
        29.02         Walgreens                                         14,490     5/31/2077
        29.03         Walgreens                                         14,820     7/31/2080
        29.04         Walgreens                                         14,490     8/1/2080
         30
        30.01         Walgreens                                         14,820     4/30/2080
        30.02         Walgreens                                         14,490     9/30/2080
        30.03         Walgreens                                         14,560     5/31/2079
        30.04         Walgreens                                         14,820     8/1/2080
         31
         32
         33           LSI Logic Corporation                            181,812    12/31/2014
         34           Keker & Van Nest                                  64,392    11/30/2012
         35
         36           99 Cent Only Store                                24,344     2/14/2016
         37
         38           Tenet HealthSystem Hospitals, Inc.                39,718     5/22/2007
         39           Liveoffice                                        17,885    10/31/2010
         40            York Technical Institute                        109,493     5/1/2020
        40.01          York Technical Institute                         56,286     5/1/2020
        40.02          York Technical Institute, LLC                    53,207     5/1/2020
         41           Sizzler                                            7,070    11/30/2010
         42           HSR Business to Business, Inc.                    29,891    10/31/2009
         43
         44
         45
         46
         47
         48
        48.01         Le Chaperon Rouge                                  7,894    10/31/2010
        48.02         SJ/LC Enterprises Inc.                            12,100     6/30/2007
        48.03         Kopf Construction Corp.                           14,400    12/31/2010
         49
         50
         51
         52
         53
        53.01         Village Eyes Optometry                             2,375     6/30/2011
        53.02         Moustache Cafe                                     8,100     7/31/2012
        53.03         Kinko`s                                            4,000     4/30/2010
         54
         55
         56
         57
         58           MN Gastroenterology                               11,790    12/31/2014
         59           Nationwide Mutual Insurance                        5,880     4/30/2006
         60
         61
         62           Crustacean Restaurant                              7,484     7/31/2020
         63
         64           Dollar Tree                                        8,500    10/31/2006
         65           The Oncology Clinic                               15,821     7/31/2011
         66           Clay Pitt                                          1,815     8/31/2006
         67
         68
         69           Panera Bread                                       5,000     7/31/2013
         70
         71
         72
         73
         74
         75           TowneBank                                         21,624     3/31/2015
         76
         77
         78
        78.01         Design Furniture of Long Island                   30,000     2/28/2025
        78.02         Keyspan Energy Solutions, Inc.                    18,272     3/31/2011
        78.03         Daystar Window Distributors                       22,000     5/31/2007
         79           Walgreens                                         13,519     10/5/2030
         80
         81
         82
         83           Sportsman's Warehouse                             48,350    11/30/2019
         84           CVS                                               13,013     9/30/2030
         85           Walgreens                                         14,560     4/30/2079
         86           Hobby Lobby                                       59,832     1/1/2020
         87           Walgreens                                         14,438     7/31/2029
         88
         89
         90
         91           Independent School District #194                  19,133     8/31/2012
         92
         93           Walgreens                                         14,820    10/20/2080
         94           ColRich                                            9,432     9/30/2009
         95
         96
         97
         98           Club Demo Services                                14,420     6/14/2006
         99           Pacific Oaks Credit Union                          2,443    10/26/2010
         100          Holualoa Management Corp                           2,637     8/31/2006
         101
         102          Bhate                                             15,320     9/30/2017
         103          Kitchen Plus                                      19,901     8/31/2014
         104
         105
         106
         107
         108
         109          FedEx                                             56,336     7/31/2011
         110          Family Dollar                                      8,000    12/31/2008
         111
         112
         113          Dollar General                                    10,500    11/22/2008
         114
         115          Iron Mountain                                     13,158     5/31/2016
         116          The UPS Store                                      2,000    11/30/2014
         117          IHOP                                               4,863    12/31/2024
         118          IHOP                                               3,600    12/31/2024
         119          IHOP                                               3,632    10/31/2019

                                                2ND LARGEST TENANT
                      ------------------------------------------------------------------------------
       CONTROL                                                                          LEASE
       NUMBER         2ND LARGEST TENANT                             UNIT SIZE       EXPIRATION
----------------------------------------------------------------------------------------------------

          1
        1.01
        1.02
        1.03
        1.04
        1.05
        1.06
        1.07
        1.08
        1.09
        1.10
        1.11
        1.12
        1.13
        1.14
        1.15
        1.16
        1.17
        1.18
        1.19
        1.20
        1.21
        1.22
        1.23
        1.24
        1.25
        1.26
        1.27
        1.28
        1.29
        1.30
        1.31
        1.32
        1.33
        1.34
        1.35
          2           Wachovia Bank N.A.                                  145,688     6/14/2012
          3
          4           Judith Norman/TJRM                                   29,607    12/31/2013
          5           CSX                                                 279,341     4/30/2011

          6
          7
          8           USA GSA                                              76,165     2/28/2011
          9           Corporate Synergies Group                            38,880     6/30/2012
         10
        10.01
        10.02
        10.03         CBRE Management Office                                1,735
         11           Peerless System                                      43,579    12/31/2007
         12
         13           Bon-Ton Stores                                       68,877     1/29/2011
         14           Liz Claiborne                                        10,000    10/31/2012
         15
         16           Maricopa County                                      37,295     8/25/2010
         17
         18
         19
        19.01
        19.02
        19.03
        19.04
        19.05
        19.06
        19.07
        19.08
        19.09
        19.10
        19.11
        19.12
        19.13
        19.14
        19.15
        19.16
        19.17
        19.18
        19.19
         20
        20.01
        20.02
        20.03
        20.04
        20.05
        20.06
        20.07
        20.08
        20.09
         21
         22
        22.01
        22.02
         23
         24
         25
        25.01
        25.02
        25.03
        25.04
        25.05
        25.06
        25.07
        25.08
        25.09
        25.10
        25.11
        25.12
        25.13
        25.14
        25.15
        25.16
        25.17
         26           Bi-Mart                                              31,250    10/31/2023
         27           Food Court Operators                                 55,250     2/28/2008
         28
        28.01
        28.02
        28.03
        28.04
         29
        29.01
        29.02
        29.03
        29.04
         30
        30.01
        30.02
        30.03
        30.04
         31
         32
         33
         34           Allied Administrative                                14,600     5/31/2015
         35
         36           Fallas Parades                                       17,358     5/31/2010
         37
         38           El Paso Orthopedic Surgery Group                     12,069     4/30/2007
         39           Primarion, Inc.                                      13,187     9/15/2010
         40
        40.01
        40.02
         41           FedEx Kinko's - Store #1012                           4,245     2/14/2006
         42           Nextel West Corp                                     18,394     11/1/2006
         43
         44
         45
         46
         47
         48
        48.01         St John & West Shore Hospital                         5,400    10/31/2008
        48.02
        48.03         Jay C. Marcie                                         3,057    11/30/2009
         49
         50
         51
         52
         53
        53.01         Freddy & Liana`s                                      2,375    12/31/2012
        53.02
        53.03
         54
         55
         56
         57
         58           Midwest Radiology                                    10,057     6/30/2008
         59           Therakids, Inc.                                       4,284    12/31/2006
         60
         61
         62           Lush Beauty Boutique                                  5,674     7/31/2016
         63
         64           First National Bank-Colorado                          5,600     6/30/2009
         65           Mountain View Medical Group P.C.                      7,214     5/31/2006
         66           Brentwood Health and Beauty                           1,571     9/30/2008
         67
         68
         69           Money Tree                                            4,620    12/31/2010
         70
         71
         72
         73
         74
         75           Decker, Cardon                                       14,854     1/31/2015
         76
         77
         78
        78.01
        78.02
        78.03
         79
         80
         81
         82
         83
         84
         85
         86           Office Depot                                         27,122     5/1/2018
         87
         88
         89
         90
         91           Mankato Rehabilitation Center, Inc.                   3,247     6/1/2007
         92
         93
         94           Re/Max & Associates                                   7,884     9/30/2007
         95
         96
         97
         98           Charlotte Russe                                      10,289    11/30/2006
         99           Panda Express                                         2,050     8/20/2011
         100          Hawaii County Council                                 1,689    11/30/2006
         101
         102          Amsource                                             10,270    10/31/2010
         103          Wald Imports                                         15,699     8/31/2013
         104
         105
         106
         107
         108
         109
         110          Bridal Beginnigs                                      4,690    12/14/2006
         111
         112
         113          Body of Steel Health Club                             8,438    10/31/2007
         114
         115
         116          Eliar Beauty Salon                                    1,350     8/31/2009
         117
         118
         119

                                                       3RD LARGEST TENANT
                      -------------------------------------------------------------------------------------------
       CONTROL                                                                                      LEASE
       NUMBER         3RD LARGEST TENANT                                        UNIT SIZE        EXPIRATION
-----------------------------------------------------------------------------------------------------------------

          1
        1.01
        1.02
        1.03
        1.04
        1.05
        1.06
        1.07
        1.08
        1.09
        1.10
        1.11
        1.12
        1.13
        1.14
        1.15
        1.16
        1.17
        1.18
        1.19
        1.20
        1.21
        1.22
        1.23
        1.24
        1.25
        1.26
        1.27
        1.28
        1.29
        1.30
        1.31
        1.32
        1.33
        1.34
        1.35
          2           Williams Mullen                                                 97,126      6/30/2010
          3
          4           Jerry Pair                                                      28,023      4/30/2011
          5           CSX RPI                                                         27,568      4/30/2011

          6
          7
          8           Higgs, Fletcher, & Mack                                         44,491      1/31/2009
          9           Jacobs Engineering Group                                        36,000     10/31/2010
         10
        10.01
        10.02
        10.03
         11           ITAS                                                            13,166      1/31/2009
         12
         13           Bed, Bath & Beyond                                              24,600      1/31/2020
         14           Polo                                                             9,911      1/31/2013
         15
         16           KPMG                                                            14,791      6/30/2006
         17
         18
         19
        19.01
        19.02
        19.03
        19.04
        19.05
        19.06
        19.07
        19.08
        19.09
        19.10
        19.11
        19.12
        19.13
        19.14
        19.15
        19.16
        19.17
        19.18
        19.19
         20
        20.01
        20.02
        20.03
        20.04
        20.05
        20.06
        20.07
        20.08
        20.09
         21
         22
        22.01
        22.02
         23
         24
         25
        25.01
        25.02
        25.03
        25.04
        25.05
        25.06
        25.07
        25.08
        25.09
        25.10
        25.11
        25.12
        25.13
        25.14
        25.15
        25.16
        25.17
         26           Dollar Tree                                                      9,999      7/31/2010
         27           BOC Packaging                                                   50,625      4/1/2008
         28
        28.01
        28.02
        28.03
        28.04
         29
        29.01
        29.02
        29.03
        29.04
         30
        30.01
        30.02
        30.03
        30.04
         31
         32
         33
         34           Tong McKnew                                                      7,000     11/30/2010
         35
         36           Peter Piper's Pizza                                             10,800     10/31/2007
         37
         38           First Choice OB / GYN Associates, P.A.                           3,700      8/10/2009
         39           RPR, Inc.                                                        4,857      7/31/2006
         40
        40.01
        40.02
         41           Majid Yasbandha (Vector Computers)                               3,427      1/31/2007
         42           Global Office Solutions, Inc.                                   12,838      3/31/2013
         43
         44
         45
         46
         47
         48
        48.01         North Ohio Heart Center                                          4,150     11/30/2009
        48.02
        48.03         VIP Property Management                                          1,600     12/31/2010
         49
         50
         51
         52
         53
        53.01         QSR Concepts                                                     2,375      4/1/2008
        53.02
        53.03
         54
         55
         56
         57
         58           CLJ Mortgage                                                     5,089      6/30/2016
         59           Beacon of Hope Ministries, Inc                                   2,707     12/31/2007
         60
         61
         62           Cobe Beverly Hills                                                 820      7/31/2010
         63
         64           Movie Gallery                                                    4,100      7/20/2008
         65           NovaMed Surgery Center of Colorado Springs                       5,561      5/31/2007
         66           Divino Partner's, LP                                             1,563      1/31/2011
         67
         68
         69           AT&T Wireless                                                    2,500      7/31/2010
         70
         71
         72
         73
         74
         75           Spirit of Norfolk                                                4,260      4/30/2010
         76
         77
         78
        78.01
        78.02
        78.03
         79
         80
         81
         82
         83
         84
         85
         86
         87
         88
         89
         90
         91           Body & Sol (Cindy Hess)                                          2,485     10/31/2008
         92
         93
         94           Ultimate Hair                                                    3,642      4/30/2006
         95
         96
         97
         98           Mortgage Capital                                                 3,496      4/30/2007
         99           Starbucks Corporation                                            1,500      8/30/2010
         100          Keauhou Mortgage Company                                         1,458      9/30/2008
         101
         102          Jeff Co Child Development Council                                4,552      9/30/2006
         103          Pump It Up of Washington                                        14,086     12/31/2009
         104
         105
         106
         107
         108
         109
         110          GB Rocks LLC (Rockys)                                            3,240      9/30/2014
         111
         112
         113          Safe Haven Learning Academy                                      7,720      4/30/2006
         114
         115
         116          Tools 4 Skoolz                                                   1,200      9/30/2009
         117
         118
         119

FOOTNOTES FOR THE ANNEX A

1.	GMACCM—GMAC Commercial Mortgage Corporation, GACC—German American Capital Corporation, CWCapital—CWCapital LLC, MSMC—Morgan Stanley Mortgage Capital Inc.

2.	The mortgage loan represented by Control Number 82 is cross-collateralized and cross-defaulted with the mortgage loans represented by Control Numbers 49, 67 and 74; however, these three mortgage loans are only cross-collateralized and cross-defaulted with Control Number 84 individually, and not with each other or as a group of loans.

3.	The Admin Fee % includes the primary servicing fee, master servicing fee, correspondent fee, sub-servicing fee and trustee fees applicable to each mortgage loan and with respect to Control Numbers 1 and 4, the primary fee paid to the respective mortgage loan servicer.

4.	Shown from the respective mortgage loan origination date.

5.	Annual Debt Service and Underwritten NCF DSCR (x) for loans with partial interest-only periods are shown after the expiration of the initial interest only period.

6.	For those mortgage loans indicating an Appraisal Date beyond the Cut-off Date, the Appraisal Value ($) and the corresponding Appraisal Date are based on stabilization.

7.	For purposes of calculating the Cut-off Date LTV %, Scheduled Maturity or ARD Date LTV (%), Cut-Off Date Balance per Sq. Ft./Unit/Pad/Room and Underwritten NCF DSCR (x), the loan amounts used for each of Control Numbers 1, 2 and 4 is the aggregate balance of (a) such mortgage loan and (b) the other mortgage loans or portions thereof in the split loan structure that are pari passu in right of payment with such mortgage loan.

8.	With respect to Control Numbers 6 and 7, the sponsors provided a personal recourse guarantee for $8,625,000, which guaranty terminates after both properties individually attain (i) a debt service coverage ratio of at least 1.25x (based on an amortizing constant) and (ii) occupancy of at least 90%. The current Underwritten NCF DSCR (x) during the initial 60-month interest only period is 1.28x and during the amortizing period is 1.07x. The Underwritten NCF DSCR shown herein in 1.25x.

9.	With respect to Control Numbers 3, 14, 49, 67, 74 and 82, which have subordinate B notes not included in the trust, and with respect to Control Number 8, which has a junior portion included in the trust, the Cut-off Date LTV %, Scheduled Maturity or ARD Date LTV (%), Cut-Off Date Balance per Sq. Ft./Unit/Pad/Room and Underwritten NCF DSCR (x) figures were calculated excluding the respective subordinate B notes or junior portion.

10.	‘‘Hard’’ means each tenant transfers its rent directly to the lockbox account; ‘‘Soft’’ means each tenant transfers its rent directly to the related borrower or property manager who then is required to transfer the funds into the lockbox account; ‘‘Springing’’ means that a no lockbox exists at closing, but upon the occurrence of a trigger event, as defined in the related loan documents, each tenant will be required to transfer its rent directly to the lockbox account and ‘‘Soft, Springing Hard’’ means each tenant transfers its rent directly to the related borrower or property manager who then is required to transfer the funds into the lockbox account; and upon the occurrence of a trigger event, as defined in the related loan documents, each tenant will be required to transfer its rent directly to the lockbox account.

11.	With respect to Control Number 31, the borrower is required to make monthly fixed interest only payments of $69,865.77 through November 1, 2008. Commencing on December 1, 2008 and continuing through the maturity date of the loan, the borrower is required to make monthly payments of principal and interest in the amount of $86,361.21.

12.	With respect to Control Numbers 117, 118 and 119, monthly payments occur on the 15th day of each month. Therefore, with respect to these three loans and each distribution date, scheduled payments made by the related borrower in the month of the related distribution date will be distributed to certificate holders on the subsequent distribution date. On the first distribution date, certificate holders will receive interest only, which will be deposited by the related mortgage loan seller on the closing date. For these mortgage loans, a one-month interest only payment will be reserved on the closing date to fund a full month of interest to the trust for the February 2006 distribution date. The February 2006 payment of principal and interest due on these mortgage loans will become part of the March distribution payment. Subsequent payments on these mortgage loans are as follows:

With respect to Control Number 117, the monthly principal and interest payment is $8,207.00 through and including May 15, 2006. Payments of principal and interest in the amount on $9,028.00 begin on the June 15, 2006 through and including May 15, 2011. Payments of principal and interest in the amount on $9,931.00 begin on the June 15, 2011 through and including May 15, 2016. Payments of principal and interest in the amount on $10,924.00 begin on the June 15, 2016 through and including May 15, 2021. Payments of principal and interest in the amount on $12,015.94 begin on the June 15, 2021 through and including December 15, 2024.

With respect to Control Number 118, the monthly principal and interest payment is $7,891.00 through and including July 15, 2006. Payments of principal and interest in the amount on $8,681.00 begin on the August 15, 2006 through and including July 15, 2011. Payments of principal and interest in the amount on $9,549.00 begin on the August 15, 2011 through and including July 15, 2016. Payments of principal and interest in the amount on $10,503.00 begin on the August 15, 2016 through and including July 15, 2021. Payments of principal and interest in the amount on $11,554.01 begin on the August 15, 2021 through and including December 15, 2024.

With respect to Control Number 119, the monthly principal and interest payment is $7,282.00 through and including May 15, 2006. Payments of principal and interest in the amount on $8,010.00 begin on the June 15, 2006 through and including May 15, 2011. Payments of principal and interest in the amount on $8,811.00 begin on the June 15, 2011 through and including May 15, 2016. Payments of principal and interest in the amount on $9,692.00 begin on the June 15, 2016 through and including October 15, 2019. Payments of principal and interest in the amount on $10,661.05 begin on the November 15, 2019 through and including October 15, 2024.

13.	With respect to Control Number 14, which has a subordinate B note not included in the trust, the minimum interest rate of The Outlets at Hershey Loan will be 5.15035%, but the interest rate on such mortgage loan will vary in accordance with the formula described in the succeeding sentence. The interest rate of The Outlets at Hershey Loan will be, from time to time, a rate per annum (calculated on a monthly basis) equal to the product of the following: (i) a fraction (expressed as a percentage), the numerator of which is the difference of (a) all interest which has accrued on related whole loan for the subject accrual period calculated at an interest rate equal to 5.46% per annum minus (b) an amount equal to the product of (1) the interest rate on the subordinate B Note and (2) the then outstanding principal amount of such subordinate B Note, and the denominator of which is the then outstanding principal amount of The Outlets at Hershey Loan, multiplied by (ii) a fraction (expressed as a percentage), the numerator of which is the actual number of days accrued in the subject accrual period, and the denominator of which is three hundred sixty (360) days.

CERTAIN CHARACTERISTICS OF THE MULTIFAMILY LOANS

CONTROL      LOAN                LOAN SELLER/
NUMBER       NUMBER              ORIGINATOR (1)         PROPERTY NAME
---------------------------------------------------------------------------------------------------------------

3            48270               GMACCM                 Seven Springs Village
             ROLLUP              GACC                   Beyman Multifamily Portfolio
6            DBM24292            GACC                   Empirian on Central
7            DBM24295            GACC                   Southwind
15           05-21968            MSMC                   Main Street Village Apartments
---------------------------------------------------------------------------------------------------------------
17           51310               GMACCM                 ELS Portfolio- Hillcrest Village
22           DBM23689            GACC                   Mission Greensboro Apartments
22.01        DBM23689-1          GACC                   Mission Oakridge Apartments
22..02       DBM23689-2          GACC                   Mission Friendly Ridge Apartments
23           51311               GMACCM                 ELS Portfolio- The Winds of St. Armands North
---------------------------------------------------------------------------------------------------------------
31           51185               GMACCM                 Highline Club Apartments
32           DBM23354            GACC                   Mission Heritage Park Apartments
35           51312               GMACCM                 ELS Portfolio- Central Park
37           51313               GMACCM                 ELS Portfolio - Lake Haven
43           50573               GMACCM                 Country Club Portfolio- Terrace
---------------------------------------------------------------------------------------------------------------
44           50575               GMACCM                 Country Club Portfolio- Meadows
45           DBM24479            GACC                   Chez Ronnee and The Bungalows
49           DBM24353            GACC                   Country Creek Apartments
50           51314               GMACCM                 ELS Portfolio- Pueblo Grande
51           17301               CWCapital              Palmetto Pointe
---------------------------------------------------------------------------------------------------------------
52           51034               GMACCM                 Providence Hill Apartments
54           49255               GMACCM                 Country Club Portfolio- Vista
55           DBM24509            GACC                   Hampton Cove Apartments
57           17783               CWCapital              Wesley Highland Terrace
60           51083               GMACCM                 High River Apartments
---------------------------------------------------------------------------------------------------------------
61           50416               GMACCM                 Shellbrook Apartments
63           DBM24474            GACC                   Habitat Soozee
67           DBM24354            GACC                   Wood Run Village Apartments
70           DBM24471            GACC                   Providence
71           05-20984            MSMC                   Winter Haven MHC
---------------------------------------------------------------------------------------------------------------
74           DBM24352            GACC                   Willowpark Apartments
76           50143               GMACCM                 Park Glen Apartments
77           DBM24473            GACC                   Roma, Pisa, Corsica
81           50711               GMACCM                 Riverside North Apartments
82           DBM24355            GACC                   Winchester Run Apartments
---------------------------------------------------------------------------------------------------------------
88           50655               GMACCM                 Country Club Village MHC
89           18056               CWCapital              Greenwood Place
90           DBM24480            GACC                   Tropicana
92           50992               GMACCM                 Salem Manor Apartments
95           DBM24472            GACC                   Chateau Sera
---------------------------------------------------------------------------------------------------------------
97           DBM24477            GACC                   Baywood Apartments
104          DBM24288            GACC                   Hampton Gardens Apartments
105          50417               GMACCM                 Montecito West Apartments
106          50827               GMACCM                 Parkway East Apartments
107          DBM24478            GACC                   Ellendale West
---------------------------------------------------------------------------------------------------------------
112          49848               GMACCM                 Village Green MHC

CONTROL
NUMBER       STREET ADDRESS                                                  CITY                  COUNTY           STATE
------------------------------------------------------------------------------------------------------------------------------------

3            9300 Cherry Hill Rd.                                            College Park          Prince George    Maryland
             Various                                                         Various               Various          Various
6            4140 North Central Avenue                                       Phoenix               Maricopa         Arizona
7            7991 Capilano Drive                                             Memphis               Shelby           Tennessee
15           25300 Constitution                                              Novi                  Oakland          Michigan
------------------------------------------------------------------------------------------------------------------------------------
17           1600 Sable Boulevard                                            Aurora                Adams            Colorado
22           Various                                                         Greensboro            Guilford         North Carolina
22.01        5856 Old Oak Ridge Road                                         Greensboro            Guilford         North Carolina
22..02       1-A Saint Croix Place                                           Greensboro            Guilford         North Carolina
23           4000 North Tuttle Avenue                                        Sarasota              Sarasota         Florida
------------------------------------------------------------------------------------------------------------------------------------
31           22123 Solomon Boulevard                                         Novi                  Oakland          Michigan
32           4350 Jimmy Carter Boulevard                                     Norcross              Gwinnett         Georgia
35           205 West Bell Road                                              Phoenix               Maricopa         Arizona
37           1415 Main Street                                                Dunedin               Pinellas         Florida
43           5404 East Cortland Boulevard                                    Flagstaff             Coconino         Arizona
------------------------------------------------------------------------------------------------------------------------------------
44           5303 East Cortland Boulevard                                    Flagstaff             Coconino         Arizona
45           3030-3040 1/4 Shrine Place                                      Los Angeles           Los Angeles      California
49           10300 South Western                                             Oklahoma City         Cleveland        Oklahoma
50           999 Fortino Boulevard                                           Pueblo                Pueblo           Colorado
51           1005 Alice Drive                                                Sumter                Sumter           South Carolina
------------------------------------------------------------------------------------------------------------------------------------
52           2501 South Providence Road                                      Columbia              Boone            Missouri
54           5250 East Cortland Boulevard                                    Flagstaff             Coconino         Arizona
55           3526 Langrehr Road                                              Baltimore             Baltimore        Maryland
57           366 South Highland Street                                       Memphis               Shelby           Tennessee
60           1900 Rice Mine Road                                             Tuscaloosa            Tuscaloosa       Alabama
------------------------------------------------------------------------------------------------------------------------------------
61           901 Shellbrook Court                                            Raleigh               Wake             North Carolina
63           701-711 32nd Street                                             Los Angeles           Los Angeles      California
67           11501 Lochwood Drive                                            Yukon                 Canadian         Oklahoma
70           2640, 2646 & 2658 Menlo Avenue                                  Los Angeles           Los Angeles      California
71           50 Charlotte Drive                                              Winter Haven          Polk             Florida
------------------------------------------------------------------------------------------------------------------------------------
74           6701 Northwest Maple                                            Lawton                Comanche         Oklahoma
76           7906 Allard Court                                               Glen Burnie           Anne Arundel     Maryland
77           3025, 3039 Shrine Place & 715 West 32nd Street                  Los Angeles           Los Angeles      California
81           1587 Riverside Drive                                            South Bend            St. Joseph       Indiana
82           201 SE 89th Street                                              Oklahoma City         Oklahoma         Oklahoma
------------------------------------------------------------------------------------------------------------------------------------
88           2060 North Center Street                                        Mesa                  Maricopa         Arizona
89           300 Greenwood Avenue                                            Clarksville           Montgomery       Tennessee
90           1256 West 29th Street                                           Los Angeles           Los Angeles      California
92           124 Yorke Street                                                Salem                 Salem            New Jersey
95           2343 Scarff Street                                              Los Angeles           Los Angeles      California
------------------------------------------------------------------------------------------------------------------------------------
97           57 Baywood Lane                                                 Yarmouth              Cumberland       Maine
104          13451 Philmont Avenue                                           Philadelphia          Philadelphia     Pennsylvania
105          1313 Hardimont Road                                             Raleigh               Wake             North Carolina
106          1817 Amberwood Drive                                            Birmingham            Jefferson        Alabama
107          2633 Ellendale Avenue                                           Los Angeles           Los Angeles      California
------------------------------------------------------------------------------------------------------------------------------------
112          200 Village Green Drive                                         Princeton             Mercer           West Virginia

                                                                                CUT-OFF DATE
CONTROL                                                         CURRENT          BALANCE PER
NUMBER         ZIP CODE             PROPERTY TYPE             BALANCE ($)        UNIT OR PAD          UTILITIES PAID BY TENANT
------------------------------------------------------------------------------------------------------------------------------------

3                20740               Multifamily                   93,000,000            94,608       Electric, Gas, Water, Sewer
                Various              Multifamily                   67,625,000            93,924       Electric, Gas, Water, Sewer
6                85012               Multifamily                   39,500,000            93,924       Electric, Gas, Water, Sewer
7                38125               Multifamily                   28,125,000            93,924       Electric, Gas, Water, Sewer
15               48375               Multifamily                   28,090,907           189,803       Electric, Gas, Water
------------------------------------------------------------------------------------------------------------------------------------
17               80011          Manufactured Housing               27,200,000            45,183       Electric, Water
22               27410               Multifamily                   22,000,000            49,107       Electric
22.01            27410               Multifamily                   11,300,000                         Electric
22..02           27410               Multifamily                   10,700,000                         Electric
23               34234          Manufactured Housing               20,200,000            42,887       Electric, Water
------------------------------------------------------------------------------------------------------------------------------------
31               48375               Multifamily                   15,500,000            96,875       Electric, Gas
32               30093               Multifamily                   14,200,000            45,513       Electric, Water, Sewer
35               85023          Manufactured Housing               12,600,000            43,003       Electric, Gas, Water
37               34698          Manufactured Housing               11,500,000            30,343       Electric, Water
43               86004               Multifamily                   10,500,000            52,239       Electric, Gas, Water, Sewer
------------------------------------------------------------------------------------------------------------------------------------
44               86004               Multifamily                   10,300,000            58,192       Electric, Gas, Water, Sewer
45               90007               Multifamily                    9,885,365           235,366       Electric
49               73139               Multifamily                    8,060,000            25,188       Electric
50               81008          Manufactured Housing                7,800,000            30,952       Electric, Water
51               29150               Multifamily                    7,634,000            53,014       Electric, Water, Sewer
------------------------------------------------------------------------------------------------------------------------------------
52               65203               Multifamily                    7,593,500            53,101       None
54               86004               Multifamily                    7,400,000            56,061       Electric, Gas, Water, Sewer
55               21244               Multifamily                    7,200,000            48,649       Electric, Gas
57               38111               Multifamily                    6,529,306            66,626       None
60               35406               Multifamily                    6,200,000            40,789       Electric, Water, Sewer
------------------------------------------------------------------------------------------------------------------------------------
61               27609               Multifamily                    6,150,000            25,840       Electric, Water, Sewer
63               90007               Multifamily                    6,049,495           252,062       Electric
67               73099               Multifamily                    5,600,000            29,167       Electric
70               90007               Multifamily                    5,536,425           276,821       Electric
71               33880          Manufactured Housing                5,400,000            22,689       Electric
------------------------------------------------------------------------------------------------------------------------------------
74               73505               Multifamily                    5,040,000            31,500       Electric
76               21061               Multifamily                    4,900,000            28,161       Electric, Gas, Water, Sewer
77               90007               Multifamily                    4,625,151           125,004       Electric
81               44616               Multifamily                    4,560,000            31,233       Electric, Gas
82               73149               Multifamily                    4,535,000            23,620       Electric
------------------------------------------------------------------------------------------------------------------------------------
88               85201          Manufactured Housing                4,179,702             8,495       Electric, Water, Sewer
89               37040               Multifamily                    4,178,877            64,290       Electric, Gas, Water, Sewer
90               90007               Multifamily                    3,806,391           126,880       Electric
92               08079               Multifamily                    3,692,066            43,953       Electric, Gas
95               90007               Multifamily                    3,548,337           118,278       Electric
------------------------------------------------------------------------------------------------------------------------------------
97               04096               Multifamily                    3,440,000            61,429       Electric
104              19116               Multifamily                    2,600,000            36,111       Electric, Gas
105              27609               Multifamily                    2,550,000            19,030       Electric, Water, Sewer
106              35215               Multifamily                    2,395,079            23,030       Electric, Water, Sewer
107              90007               Multifamily                    2,185,170           121,398       Electric
------------------------------------------------------------------------------------------------------------------------------------
112              24740          Manufactured Housing                1,650,000            10,313       Electric, Water

                    STUDIOS                   1 BEDROOM                       2 BEDROOM                  3 BEDROOM

CONTROL                    AVG RENT                   AVG RENT                       AVG RENT                   AVG RENT
NUMBER        # UNITS    PER MO. ($)       # UNITS   PER MO. ($)          # UNITS   PER MO. ($)       # UNITS  PER MO. ($)
-------------------------------------------------------------------------------------------------------------------------------

3              112            892              432             993            391           1,288          46         1,557
                                               468             714            200           1,102          52         1,449
6                                              282             688            120           1,150          12         1,550
7                                              186             754             80           1,029          40         1,419
15                                                                             89           1,856          59         2,081
-------------------------------------------------------------------------------------------------------------------------------
17                                             452             527            150             527
22                                             108             558            340             660
22.01                                           72             557            160             656
22..02                                          36             559            180             664
23                                                                            471             414
-------------------------------------------------------------------------------------------------------------------------------
31                                              32             894            128           1,104
32                                             164             737            148             910
35                                             259             438             34             466
37                                                                            379             466
43                                              40             702            161             802
-------------------------------------------------------------------------------------------------------------------------------
44                                              40             711            137             804
45                                              10           1,320             32           2,686
49                                             240             419             80             550
50                                             223             325             29             325
51                                              24             625            108             708          12           833
-------------------------------------------------------------------------------------------------------------------------------
52                                              46             541             97             775
54                                              60             703             72             813
55               2            564               63             600             77             687           6           848
57                                              65           1,462             33           1,960
60                                              40             462             88             557          24           713
-------------------------------------------------------------------------------------------------------------------------------
61                                             152             556             86             714
63                                                                             24           2,523
67                                             144             416             48             549
70                                                                             14           2,413           4         3,180
71                                             175             291             63             291
-------------------------------------------------------------------------------------------------------------------------------
74                                             120             458             40             625
76                                              26             488            130             580          18           715
77                                              35           1,243              1           1,595           1         1,995
81                                              30             560             96             698          20           910
82                                             144             419             48             550
-------------------------------------------------------------------------------------------------------------------------------
88                                             293             395            199             405
89                                              35             724             29             830           1           925
90               9          1,193               21           1,330
92                                                                             84             658
95              17          1,049               13           1,275
-------------------------------------------------------------------------------------------------------------------------------
97                                              18             766             38             897
104             24            544                                              48             695
105                                             90             526             44             695
106                                             24             396             73             475           7           618
107             18          1,286
-------------------------------------------------------------------------------------------------------------------------------
112                                                                           157             144

                 4 BEDROOM               5 BEDROOM
                                                                 NUMBER
CONTROL                  AVG RENT                 AVG RENT         OF
NUMBER       # UNITS   PER MO. ($)       #UNITS  PER MO. ($)   ELEVATORS
---------------------------------------------------------------------------

3                  2            1,729                                    5
                                                                         0
6                                                                        0
7                                                                        0
15                                                                       0
---------------------------------------------------------------------------
17                                                                       0
22                                                                       0
22.01                                                                    0
22..02                                                                   0
23                                                                       0
---------------------------------------------------------------------------
31                                                                       0
32                                                                       0
35                                                                       0
37                                                                       0
43                                                                       0
---------------------------------------------------------------------------
44                                                                       0
45                                                                       0
49                                                                       0
50                                                                       0
51                                                                       0
---------------------------------------------------------------------------
52                                                                       0
54                                                                       0
55                                                                       0
57                                                                       2
60                                                                       0
---------------------------------------------------------------------------
61                                                                       0
63                                                                       0
67                                                                       0
70                                            2         4,505            0
71                                                                       0
---------------------------------------------------------------------------
74                                                                       0
76                                                                       0
77                                                                       0
81                                                                       0
82                                                                       0
---------------------------------------------------------------------------
88                                                                       0
89                                                                       1
90                                                                       0
92                                                                       0
95                                                                       0
---------------------------------------------------------------------------
97                                                                       0
104                                                                      0
105                                                                      0
106                                                                      0
107                                                                      0
---------------------------------------------------------------------------
112                3              348                                    0

FOOTNOTES FOR THE MULTIFAMILY AND MANUFACTURED HOUSING ANNEX

1.	GMACCM—GMAC Commercial Mortgage Corporation, GACC—German American Capital Corporation, CWCapital—CWCapital LLC, MSMC—Morgan Stanley Mortgage Capital Inc.

Aggregate Pool
Distribution of Cut-Off Date Principal Balances

Range of Cut-Off Date Balance Distribution ($)	Number of Mortgage Loans	Cut-Off Date Balance	Percentage of Aggregate Cut-Off Date Balance	Minimum Cut-Off Date Balance	Maximum Cut-Off Date Balance	Average Cut-Off Date Balance	Minimum DSCR		Maximum DSCR		Weighted Average DSCR		Weighted Average Mortgage Rate	Weighted Average Remaining Term to Maturity (mos.)	Minimum Cut-Off Date LTV	Maximum Cut-Off Date LTV	Weighted Average Cut-Off Date LTV
1,005,767 − 1,999,999	11	$15,908,567	0.94%	$1,005,767	$1,950,000	$1,446,233	1.05	x	2.54	x	1.53	x	6.169%	132.1	47.56%	79.71%	68.33%
2,000,000 − 2,999,999	8	20,291,555	1.20	2,100,000	2,867,121	2,536,444	1.20		2.04		1.41		5.473	111.7	52.58	80.00	69.79
3,000,000 − 3,999,999	11	38,646,304	2.28	3,150,000	3,806,391	3,513,300	1.20		1.82		1.37		5.446	118.1	62.07	80.00	70.67
4,000,000 − 5,999,999	25	122,319,218	7.21	4,178,877	5,940,000	4,892,769	1.20		3.00		1.50		5.435	113.7	33.14	80.00	68.69
6,000,000 − 7,999,999	15	101,901,344	6.00	6,000,000	7,800,000	6,793,423	1.20		1.94		1.37		5.500	112.0	56.94	80.00	73.82
8,000,000 − 9,999,999	5	44,882,884	2.64	8,060,000	9,885,365	8,976,577	1.20		1.54		1.33		5.589	111.3	69.62	79.92	74.96
10,000,000 − 14,999,999	13	152,645,761	8.99	10,300,000	14,200,000	11,741,982	1.21		1.96		1.41		5.329	121.7	41.96	79.51	69.19
15,000,000 − 29,999,999	18	390,038,923	22.98	15,500,000	28,125,000	21,668,829	1.20		2.71		1.40		5.497	112.1	39.86	80.09	70.34
30,000,000 − 49,999,999	5	174,433,371	10.28	30,833,371	40,500,000	34,886,674	1.23		1.50		1.36		5.413	117.5	72.73	80.00	76.75
50,000,000 − 106,275,000	8	636,338,316	37.49	51,479,500	106,275,000	79,542,289	1.20		2.52		1.60		5.522	98.8	36.62	79.02	69.70
Total/Weighted Average	119	$1,697,406,244	100.00%	$1,005,767	$106,275,000	$14,263,918	1.05	x	3.00	x	1.48	x	5.486%	108.9	33.14%	80.09%	70.85%

Aggregate Pool
Distribution of Property Types

Property Types	Number of Mortgaged Properties	Cut-Off Date Balance	Percentage of Aggregate Cut-Off Date Balance	Minimum Cut-Off Date Balance	Maximum Cut-Off Date Balance	Average Cut-Off Date Balance	Minimum DSCR		Maximum DSCR		Weighted Average DSCR		Weighted Average Mortgage Rate	Weighted Average Remaining Term to Maturity (mos.)	Minimum Cut-Off Date LTV	Maximum Cut-Off Date LTV	Weighted Average Cut-Off Date LTV
Office	27	$513,701,443	30.26%	$1,346,111	$100,000,000	$19,025,979	1.19	x	2.71	x	1.57	x	5.489%	114.8	36.62%	80.00%	68.15%
Multifamily	36	397,110,070	23.40	2,185,170	93,000,000	11,030,835	1.20		2.04		1.34		5.467	101.7	52.58	80.00	74.42
Anchored Retail	76	306,835,432	18.08	663,745	31,600,000	4,037,308	1.21		2.08		1.59		5.298	100.3	62.94	80.09	71.58
Hospitality	10	133,781,942	7.88	3,485,510	32,000,000	13,378,194	1.40		1.82		1.46		5.790	106.1	62.78	79.37	73.64
Special Purpose Retail	1	92,500,000	5.45	92,500,000	92,500,000	92,500,000	1.41		1.41		1.41		5.927	115.0	73.90	73.90	73.90
Manufactured Housing	8	90,529,702	5.33	1,650,000	27,200,000	11,316,213	1.20		1.54		1.27		5.290	118.9	63.62	80.00	77.29
Self Storage	33	67,287,972	3.96	46,847	9,191,644	2,039,029	1.23		2.23		1.44		5.534	115.0	43.31	77.76	51.90
Unanchored Retail	15	48,920,086	2.88	1,005,767	10,512,000	3,261,339	1.05		3.00		1.56		5.506	124.9	33.14	77.81	63.97
Industrial/Warehouse	7	41,944,185	2.47	829,175	18,400,000	5,992,026	1.21		2.54		1.37		5.399	114.3	47.56	80.00	72.56
Mixed Use	1	4,795,412	0.28	4,795,412	4,795,412	4,795,412	1.54		1.54		1.54		5.440	119.0	79.92	79.92	79.92
Total/Weighted Average	214	$1,697,406,244	100.00%	$46,847	$100,000,000	$7,931,805	1.05	x	3.00	x	1.48	x	5.486%	108.9	33.14%	80.09%	70.85%

Aggregate Pool
Distribution of Debt Service Coverage Ratios (NCF)

Range of Debt Service Coverage Ratios (x)	Number of Mortgage Loans	Cut-Off Date Balance	Percentage of Aggregate Cut-Off Date Balance	Minimum Cut-Off Date Balance	Maximum Cut-Off Date Balance	Average Cut-Off Date Balance	Minimum DSCR		Maximum DSCR		Weighted Average DSCR		Weighted Average Mortgage Rate	Weighted Average Remaining Term to Maturity (mos.)	Minimum Cut-Off Date LTV	Maximum Cut-Off Date LTV	Weighted Average Cut-Off Date LTV
1.05 − 1.09	3	$3,223,037	0.19%	$1,005,767	$1,132,430	$1,074,346	1.05	x	1.05	x	1.05	x	8.250%	226.4	72.81%	75.06%	73.60%
1.10 − 1.19	1	1,346,111	0.08	1,346,111	1,346,111	1,346,111	1.19		1.19		1.19		5.680	118.0	74.78	74.78	74.78
1.20 − 1.29	51	729,339,451	42.97	1,848,455	75,933,816	14,300,774	1.20		1.29		1.23		5.522	120.3	63.21	80.09	76.31
1.30 − 1.39	15	77,607,209	4.57	1,533,138	9,191,644	5,173,814	1.30		1.39		1.34		5.435	111.7	54.14	80.00	73.66
1.40 − 1.49	22	434,918,442	25.62	2,100,000	93,000,000	19,769,020	1.40		1.49		1.43		5.611	98.8	43.31	79.37	69.63
1.50 − 1.59	8	170,883,214	10.07	1,650,000	100,000,000	21,360,402	1.50		1.57		1.54		5.233	118.8	60.07	80.00	76.80
1.60 − 1.69	5	23,679,475	1.40	1,283,455	7,400,000	4,735,895	1.65		1.69		1.67		5.604	117.2	54.33	77.32	69.70
1.70 − 1.89	4	24,161,059	1.42	3,485,510	10,500,000	6,040,265	1.72		1.84		1.80		5.539	117.6	41.96	72.41	55.59
1.90 − 1.99	2	17,376,029	1.02	6,150,000	11,226,029	8,688,015	1.94		1.96		1.95		5.339	118.0	56.13	56.94	56.42
2.00 − 3.00	8	214,872,216	12.66	1,397,216	106,275,000	26,859,027	2.04		3.00		2.31		5.281	77.8	33.14	65.00	51.94
Total/Weighted Average	119	$1,697,406,244	100.00%	$1,005,767	$106,275,000	$14,263,918	1.05	x	3.00	x	1.48	x	5.486%	108.9	33.145	80.09%	70.85%

Aggregate Pool
Distribution of Mortgage Interest Rates

Range of Mortgage Rates (%)	Number of Mortgage Loans	Cut-Off Date Balance	Percentage of Aggregate Cut-Off Date Balance	Minimum Cut-Off Date Balance	Maximum Cut-Off Date Balance	Average Cut-Off Date Balance	Minimum DSCR		Maximum DSCR		Weighted Average DSCR		Weighted Average Mortgage Rate	Weighted Average Remaining Term to Maturity (mos.)	Minimum Cut-Off Date LTV	Maximum Cut-Off Date LTV	Weighted Average Cut-Off Date LTV
4.950 − 4.999	2	$18,700,000	1.10%	$4,500,000	$14,200,000	$9,350,000	1.21	x	2.08	x	1.42	x	4.958%	100.3	62.94%	78.45%	74.72%
5.000 − 5.249	22	429,612,765	25.31	2,800,000	106,275,000	19,527,853	1.21		3.00		1.59		5.158	103.0	33.14	80.00	73.17
5.250 − 5.499	39	542,818,384	31.98	1,283,455	93,000,000	13,918,420	1.20		2.54		1.53		5.361	105.7	36.62	80.09	65.99
5.500 − 5.749	37	255,885,853	15.08	1,346,111	32,000,000	6,915,834	1.19		2.71		1.49		5.618	112.0	39.86	80.00	68.71
5.750 − 5.999	13	403,687,852	23.78	1,533,138	92,500,000	31,052,912	1.20		1.82		1.29		5.833	115.0	64.25	79.93	76.28
6.000 − 6.499	2	24,387,785	1.44	2,100,000	22,287,785	12,193,893	1.42		1.43		1.42		6.091	108.3	68.85	73.56	73.15
6.500 − 8.250	4	22,313,605	1.31	1,005,767	19,090,567	5,578,401	1.05		1.23		1.20		6.838	166.2	63.21	75.06	64.71
Total/Weighted Average	119	$1,697,406,244	100.00%	$1,005,767	$106,275,000	$14,263,918	1.05	x	3.00	x	1.48	x	5.486%	108.9	33.14%	80.09%	70.85%

Aggregate Pool
Distribution of Amortization Types

Amortization Types	Number of Mortgage Loans	Cut-Off Date Balance	Percentage of Aggregate Cut-Off Date Balance	Minimum Cut-Off Date Balance	Maximum Cut-Off Date Balance	Average Cut-Off Date Balance	Minimum DSCR		Maximum DSCR		Weighted Average DSCR		Weighted Average Mortgage Rate	Weighted Average Remaining Term to Maturity (mos.)	Minimum Cut-Off Date LTV	Maximum Cut-Off Date LTV	Weighted Average Cut-Off Date LTV
Interest Only, then Amortizing Balloon	63	$854,594,834	50.35%	$2,100,000	$92,500,000	$13,564,997	1.20	x	1.84	x	1.30	x	5.504%	118.2	41.96%	80.09%	75.20%
Amortizing Balloon	36	360,922,805	21.26	1,283,455	75,933,816	10,025,633	1.19		2.23		1.39		5.585	112.5	43.31	80.00	70.05
Interest Only	12	348,125,000	20.51	2,550,000	106,275,000	29,010,417	1.30		3.00		1.98		5.334	76.6	33.14	79.51	59.63
Interest Only/ARD	3	106,450,000	6.27	1,950,000	100,000,000	35,483,333	1.56		2.54		1.60		5.214	116.2	47.56	77.92	76.73
Fully Amortizing	1	19,090,567	1.12	19,090,567	19,090,567	19,090,567	1.23		1.23		1.23		6.600	156.0	63.21	63.21	63.21
Interest Only, then Amortizing Balloon/ARD	1	5,000,000	0.29	5,000,000	5,000,000	5,000,000	1.43		1.43		1.43		5.544	119.0	67.57	67.57	67.57
Fully Amortizing with Graduated P&I Payment	3	3,223,037	0.19	1,005,767	1,132,430	1,074,346	1.05		1.05		1.05		8.250	226.4	72.81	75.06	73.60
Total/Weighted Average	119	$1,697,406,244	100.00%	$1,005,767	$106,275,000	$14,263,918	1.05	x	3.00	x	1.48	x	5.486%	108.9	33.14%	80.09%	70.85%

Aggregate Pool
Distribution of Cut-Off Date Loan-to-Values

Range of Cut-Off Date Loan-to-Value Ratios (%)	Number of Mortgage Loans	Cut-Off Date Balance	Percentage of Aggregate Cut-Off Date Balance	Minimum Cut-Off Date Balance	Maximum Cut-Off Date Balance	Average Cut-Off Date Balance	Minimum DSCR		Maximum DSCR		Weighted Average DSCR		Weighted Average Mortgage Rate	Weighted Average Remaining Term to Maturity (mos.)	Minimum Cut-Off Date LTV	Maximum Cut-Off Date LTV	Weighted Average Cut-Off Date LTV
33.14 − 50.00	7	$157,181,991	9.26%	$1,950,000	$65,000,000	$22,454,570	1.42	x	3.00	x	2.21	x	5.401%	105.4	33.14%	47.56%	39.75%
50.01 − 55.00	3	12,650,000	0.75	2,550,000	5,200,000	4,216,667	1.35		2.04		1.61		5.519	118.4	52.58	54.33	53.90
55.01 − 60.00	4	23,373,245	1.38	1,397,216	11,226,029	5,843,311	1.81		2.23		1.94		5.385	118.0	55.89	59.74	57.04
60.01 − 65.00	11	178,322,822	10.51	2,600,000	106,275,000	16,211,166	1.23		2.08		1.81		5.379	84.0	60.07	65.00	64.21
65.01 − 70.00	20	95,469,011	5.62	1,283,455	10,607,732	4,773,451	1.20		1.69		1.33		5.567	116.6	65.01	69.62	67.96
70.01 − 75.00	23	434,036,579	25.57	1,084,841	93,000,000	18,871,156	1.05		1.72		1.38		5.664	100.2	70.07	74.93	73.15
75.01 − 80.00	50	777,872,596	45.83	1,005,767	100,000,000	15,557,452	1.05		1.65		1.31		5.425	118.7	75.06	80.00	78.19
80.01 − 80.09	1	18,500,000	1.09	18,500,000	18,500,000	18,500,000	1.21		1.21		1.21		5.322	117.0	80.09	80.09	80.09
Total/Weighted Average	119	$1,697,406,244	100.00%	$1,005,767	$106,275,000	$14,263,918	1.05	x	3.00	x	1.48	x	5.486%	108.9	33.145%	80.09%	70.85%

Aggregate Pool
Distribution of Mortgaged Properties by State/Location

Property State/Location	Number of Mortgaged Properties	Cut-Off Date Balance	Percentage of Aggregate Cut-Off Date Balance	Minimum Cut-Off Date Balance	Maximum Cut-Off Date Balance	Average Cut-Off Date Balance	Minimum DSCR		Maximum DSCR		Weighted Average DSCR		Weighted Average Mortgage Rate	Weighted Average Remaining Term to Maturity (mos.)	Minimum Cut-Off Date LTV	Maximum Cut-Off Date LTV	Weighted Average Cut-Off Date LTV
California	51	$344,439,336	20.29%	$668,144	$65,000,000	$6,753,712	1.20	x	3.00	x	1.74	x	5.373%	103.2	33.14%	77.88%	62.36%
Florida	11	231,955,567	13.67	1,677,155	92,500,000	21,086,870	1.20		1.69		1.32		5.735	116.2	43.31	80.00	74.80
Arizona	16	145,234,319	8.56	249,860	39,500,000	9,077,145	1.25		2.71		1.69		5.531	105.5	39.86	79.51	67.55
Virginia	3	130,000,000	7.66	5,000,000	100,000,000	43,333,333	1.41		1.56		1.53		5.348	119.6	67.57	79.37	77.80
Maryland	4	108,626,634	6.40	3,526,634	93,000,000	27,156,658	1.23		1.46		1.44		5.438	64.9	43.31	80.00	69.93
Ohio	11	74,267,145	4.38	266,512	18,453,190	6,751,559	1.20		1.84		1.34		5.731	119.4	41.96	79.92	69.45
Colorado	9	69,868,392	4.12	3,679,000	27,200,000	7,763,155	1.21		1.47		1.29		5.336	118.8	68.19	80.00	76.94
New York	21	55,910,278	3.29	829,175	31,600,000	2,662,394	1.23		1.81		1.44		5.666	129.2	59.74	80.00	72.56
New Jersey	2	55,842,066	3.29	3,692,066	52,150,000	27,921,033	1.20		1.28		1.21		5.728	118.0	78.55	79.02	78.99
Michigan	5	53,205,611	3.13	1,869,524	28,090,907	10,641,122	1.20		1.42		1.22		5.320	118.2	43.31	79.90	76.36
North Carolina	7	51,422,878	3.03	976,767	18,400,000	7,346,125	1.19		2.04		1.38		5.162	116.4	44.75	80.00	74.77
Pennsylvania	6	47,225,764	2.78	663,745	30,833,371	7,870,961	1.23		1.47		1.43		5.261	116.2	44.75	74.84	70.61
New Hampshire	3	41,959,203	2.47	1,084,841	32,000,000	13,986,401	1.05		1.44		1.42		5.722	114.0	72.73	73.34	72.86
Texas	10	39,029,511	2.30	1,363,014	11,226,029	3,902,951	1.24		2.23		1.57		5.359	112.6	43.31	76.37	60.77
Tennessee	3	38,833,183	2.29	4,178,877	28,125,000	12,944,394	1.25		1.41		1.29		5.656	111.6	76.96	78.67	77.81
South Carolina	2	27,616,673	1.63	7,634,000	19,982,673	13,808,336	1.32		1.40		1.38		5.758	75.6	74.56	79.77	76.00
Georgia	5	26,330,195	1.55	1,533,138	14,200,000	5,266,039	1.21		1.82		1.41		5.308	115.6	43.31	78.45	73.14
Oklahoma	4	23,235,000	1.37	4,535,000	8,060,000	5,808,750	1.20		1.35		1.24		5.539	118.0	68.71	80.00	75.93
Oregon	2	19,058,380	1.12	558,380	18,500,000	9,529,190	1.21		1.46		1.22		5.326	117.0	44.75	80.09	79.05
Connecticut	4	12,928,741	0.76	1,132,430	4,698,479	3,232,185	1.05		1.46		1.27		5.447	128.5	44.75	76.37	68.84
Alabama	4	12,400,846	0.73	1,005,767	6,200,000	3,100,211	1.05		1.47		1.37		5.588	96.2	70.51	80.00	74.33
Nevada	5	11,999,868	0.71	1,817,352	3,100,189	2,399,974	2.06		2.06		2.06		5.211	57.0	65.00	65.00	65.00
Minnesota	2	10,285,000	0.61	3,770,000	6,515,000	5,142,500	1.20		1.56		1.33		5.575	118.0	65.57	76.65	72.59
Indiana	4	9,411,641	0.55	46,847	4,560,000	2,352,910	1.24		1.46		1.28		5.189	118.2	44.75	78.22	74.37
Missouri	1	7,593,500	0.45	7,593,500	7,593,500	7,593,500	1.27		1.27		1.27		5.880	119.0	79.93	79.93	79.93
Illinois	2	7,302,862	0.43	1,730,218	5,572,644	3,651,431	1.24		1.42		1.28		5.172	119.1	43.31	76.65	68.75
Wisconsin	2	5,038,080	0.30	1,848,455	3,189,626	2,519,040	1.22		1.24		1.23		5.407	119.6	72.49	76.65	75.12
Washington	4	5,004,948	0.29	425,223	2,794,185	1,251,237	1.21		1.46		1.32		5.442	117.1	44.75	68.15	57.81
Massachusetts	1	4,589,604	0.27	4,589,604	4,589,604	4,589,604	1.38		1.38		1.38		5.020	118.0	70.07	70.07	70.07
North Dakota	1	4,500,000	0.27	4,500,000	4,500,000	4,500,000	2.08		2.08		2.08		4.950	57.0	62.94	62.94	62.94
District of Columbia	2	3,995,471	0.24	486,686	3,508,785	1,997,736	1.42		1.46		1.42		5.470	116.0	43.31	44.75	43.49
New Mexico	1	3,982,819	0.23	3,982,819	3,982,819	3,982,819	1.24		1.24		1.24		5.080	120.0	76.54	76.54	76.54
Maine	1	3,440,000	0.20	3,440,000	3,440,000	3,440,000	1.29		1.29		1.29		5.624	120.0	80.00	80.00	80.00
Hawaii	1	3,150,000	0.19	3,150,000	3,150,000	3,150,000	1.25		1.25		1.25		5.690	120.0	76.83	76.83	76.83
Iowa	1	2,867,121	0.17	2,867,121	2,867,121	2,867,121	1.23		1.23		1.23		5.460	118.0	77.49	77.49	77.49
Arkansas	1	1,950,000	0.11	1,950,000	1,950,000	1,950,000	2.54		2.54		2.54		5.498	58.0	47.56	47.56	47.56
West Virginia	1	1,650,000	0.10	1,650,000	1,650,000	1,650,000	1.54		1.54		1.54		5.380	120.0	79.71	79.71	79.71
Alaska	1	1,255,608	0.07	1,255,608	1,255,608	1,255,608	1.46		1.46		1.46		5.470	116.0	44.75	44.75	44.75
Total/Weighted Average	214	$1,697,406,244	100.00%	$46,847	$100,000,000	$7,931,805	1.05	x	3.00	x	1.48	x	5.486%	108.9	33.14%	80.09%	70.85%

Aggregate Pool
Distribution of Remaining Amortization Terms

Range of Remaining Amortization Terms (mos)	Number of Mortgage Loans	Cut-Off Date Balance	Percentage of Aggregate Cut-Off Date Balance	Minimum Cut-Off Date Balance	Maximum Cut-Off Date Balance	Average Cut-Off Date Balance	Minimum DSCR		Maximum DSCR		Weighted Average DSCR		Weighted Average Mortgage Rate	Weighted Average Remaining Term to Maturity (mos.)	Minimum Cut-Off Date LTV	Maximum Cut-Off Date LTV	Weighted Average Cut-Off Date LTV
Interest Only	15	$454,575,000	26.78%	$1,950,000	$106,275,000	$30,305,000	1.30	x	3.00	x	1.89	x	5.306%	85.9	33.14%	79.51%	63.63%
156 − 240	6	29,360,428	1.73	1,005,767	19,090,567	4,893,405	1.05		1.52		1.25		6.517	154.6	63.21	77.49	65.80
241 − 300	12	127,647,905	7.52	1,346,111	25,000,000	10,637,325	1.19		1.82		1.46		5.703	113.8	43.31	79.37	62.80
301 − 360	86	1,085,822,911	63.97	1,283,455	92,500,000	12,625,848	1.20		2.23		1.31		5.508	116.8	41.96	80.09	74.95
Total/Weighted Average	119	$1,697,406,244	100.00%	$1,005,767	$106,275,000	$14,263,918	1.05	x	3.00	x	1.48	x	5.486%	108.9	33.14%	80.09%	70.85%

Aggregate Pool
Distribution of Original Terms to Maturity

Range of Original Terms to Maturity (mos)	Number of Mortgage Loans	Cut-Off Date Balance	Percentage of Aggregate Cut-Off Date Balance	Minimum Cut-Off Date Balance	Maximum Cut-Off Date Balance	Average Cut-Off Date Balance	Minimum DSCR		Maximum DSCR		Weighted Average DSCR		Weighted Average Mortgage Rate	Weighted Average Remaining Term to Maturity (mos.)	Minimum Cut-Off Date LTV	Maximum Cut-Off Date LTV	Weighted Average Cut-Off Date LTV
60 − 80	9	$265,686,550	15.65%	$1,950,000	$106,275,000	$29,520,728	1.34	x	2.71	x	1.84	x	5.382%	56.7	39.86%	76.96%	65.40%
81 − 100	2	15,274,362	0.90	6,400,000	8,874,362	7,637,181	1.36		1.40		1.38		5.585	81.2	73.34	80.00	76.13
101 − 120	102	1,290,131,727	76.01	1,283,455	100,000,000	12,648,350	1.19		3.00		1.41		5.449	118.0	33.14	80.09	71.74
121 − 180	2	104,000,000	6.13	11,500,000	92,500,000	52,000,000	1.28		1.41		1.40		5.902	121.7	73.90	76.39	74.18
181 − 282	4	22,313,605	1.31	1,005,767	19,090,567	5,578,401	1.05		1.23		1.20		6.838	166.2	63.21	75.06	64.71
Total/Weighted Average	119	$1,697,406,244	100.00%	$1,005,767	$106,275,000	$14,263,918	1.05	x	3.00	x	1.48	x	5.486%	108.9	33.14%	80.09%	70.85%

Aggregate Pool
Distribution of Remaining Terms to Maturity

Range of Remaining Terms to Maturity (mos)	Number of Mortgage Loans	Cut-Off Date Balance	Percentage of Aggregate Cut-Off Date Balance	Minimum Cut-Off Date Balance	Maximum Cut-Off Date Balance	Average Cut-Off Date Balance	Minimum DSCR		Maximum DSCR		Weighted Average DSCR		Weighted Average Mortgage Rate	Weighted Average Remaining Term to Maturity (mos.)	Minimum Cut-Off Date LTV	Maximum Cut-Off Date LTV	Weighted Average Cut-Off Date LTV
55 − 80	10	$272,086,550	16.03%	$1,950,000	$106,275,000	$27,208,655	1.34	x	2.71	x	1.83	x	5.384%	57.2	39.86%	80.00%	65.74%
81 − 100	1	8,874,362	0.52	8,874,362	8,874,362	8,874,362	1.40		1.40		1.40		5.680	82.0	73.34	73.34	73.34
101 − 120	103	1,382,631,727	81.46	1,283,455	100,000,000	13,423,609	1.19		3.00		1.41		5.481	117.8	33.14	80.09	71.89
121 − 180	2	30,590,567	1.80	11,500,000	19,090,567	15,295,284	1.23		1.28		1.25		6.262	163.5	63.21	76.39	68.16
201 − 227	3	3,223,037	0.19	1,005,767	1,132,430	1,074,346	1.05		1.05		1.05		8.250	226.4	72.81	75.06	73.60
Total/Weighted Average	119	$1,697,406,244	100.00%	$1,005,767	$106,275,000	$14,263,918	1.05	x	3.00	x	1.48	x	5.486%	108.9	33.14%	80.09%	70.85%

Aggregate Pool
Distribution of Prepayment Provisions

Prepayment Provisions	Number of Mortgage Loans	Cut-Off Date Balance	Percentage of Aggregate Cut-Off Date Balance	Minimum Cut-Off Date Balance	Maximum Cut-Off Date Balance	Average Cut-Off Date Balance	Minimum DSCR		Maximum DSCR		Weighted Average DSCR		Weighted Average Mortgage Rate	Weighted Average Remaining Term to Maturity (mos.)	Minimum Cut-Off Date LTV	Maximum Cut-Off Date LTV	Weighted Average Cut-Off Date LTV
Locked Out, then Defeasance	104	$1,570,822,540	92.54%	$1,283,455	$106,275,000	$15,104,063	1.19	x	2.71	x	1.49	x	5.481%	107.5	36.62%	80.09%	70.78%
Locked Out, then Defeasance, then Prepayment Penalty %	3	51,630,000	3.04	16,440,000	17,780,000	17,210,000	1.24		1.24		1.24		5.080	120.0	76.37	76.65	76.52
Locked Out, then > YM and 1%	10	40,363,136	2.38	1,005,767	9,191,644	4,036,314	1.05		3.00		1.58		5.739	127.2	33.14	80.00	66.46
> YM and 1%	1	19,090,567	1.12	19,090,567	19,090,567	19,090,567	1.23		1.23		1.23		6.600	156.0	63.21	63.21	63.21
YM, then Defeasance or YM	1	15,500,000	0.91	15,500,000	15,500,000	15,500,000	1.20		1.20		1.20		5.330	118.0	79.90	79.90	79.90
Total/Weighted Average	119	$1,697,406,244	100.00%	$1,005,767	$106,275,000	$14,263,918	1.05	x	3.00	x	1.48	x	5.486%	108.9	33.14%	80.09%	70.85%

Group 1
Distribution of Cut-Off Date Principal Balances

Range of Cut-Off Date Balance Distribution ($)	Number of Mortgage Loans	Cut-Off Date Balance	Percentage of Group 1 Balance	Minimum Cut-Off Date Balance	Maximum Cut-Off Date Balance	Average Cut-Off Date Balance	Minimum DSCR		Maximum DSCR		Weighted Average DSCR		Weighted Average Mortgage Rate	Weighted Average Remaining Term to Maturity (mos.)	Minimum Cut-Off Date LTV	Maximum Cut-Off Date LTV	Weighted Average Cut-Off Date LTV
1,005,767 – 2,999,999	16	$28,655,043	2.04%	$1,005,767	$2,867,121	$1,790,940	1.05	x	2.54	x	1.42	x	5.881%	121.4	47.56%	80.00%	70.32%
3,000,000 – 3,999,999	9	31,514,238	2.25	3,150,000	3,806,391	3,501,582	1.20		1.82		1.38		5.447	117.9	62.07	76.83	68.73
4,000,000 – 5,999,999	19	93,505,341	6.67	4,179,702	5,940,000	4,921,334	1.20		3.00		1.56		5.427	115.2	33.14	79.65	67.32
6,000,000 – 7,999,999	10	65,923,844	4.70	6,000,000	7,800,000	6,592,384	1.20		1.45		1.32		5.458	108.4	62.78	80.00	72.93
8,000,000 – 9,999,999	3	26,937,519	1.92	8,871,512	9,191,644	8,979,173	1.30		1.54		1.41		5.589	106.8	73.34	79.92	77.02
10,000,000 – 14,999,999	11	131,845,761	9.41	10,500,000	14,200,000	11,985,978	1.21		1.96		1.40		5.325	122.5	41.96	78.45	68.16
15,000,000 – 29,999,999	14	305,138,923	21.78	16,440,000	28,125,000	21,795,637	1.21		2.71		1.44		5.571	110.5	39.86	80.09	67.86
30,000,000 – 49,999,999	5	174,433,371	12.45	30,833,371	40,500,000	34,886,674	1.23		1.50		1.36		5.413	117.5	72.73	80.00	76.75
50,000,000 – 106,275,000	7	543,338,316	38.77	51,479,500	106,275,000	77,619,759	1.20		2.52		1.63		5.540	106.1	36.62	79.02	69.47
Total/Weighted Average	94	$1,401,292,356	100.00%	$1,005,767	$106,275,000	$14,907,365	1.05	x	3.00	x	1.50	x	5.505%	111.3	33.14%	80.09%	70.07%

Group 1
Distribution of Property Types

Property Types	Number of Mortgaged Properties	Cut-Off Date Balance	Percentage of Group 1 Balance	Minimum Cut-Off Date Balance	Maximum Cut-Off Date Balance	Average Cut-Off Date Balance	Minimum DSCR		Maximum DSCR		Weighted Average DSCR		Weighted Average Mortgage Rate	Weighted Average Remaining Term to Maturity (mos.)	Minimum Cut-Off Date LTV	Maximum Cut-Off Date LTV	Weighted Average Cut-Off Date LTV
Office	27	$513,701,443	36.66%	$1,346,111	$100,000,000	$19,025,979	1.19	x	2.71	x	1.57	x	5.489%	114.8	36.62%	80.00%	68.15%
Anchored Retail	76	306,835,432	21.90	663,745	31,600,000	4,037,308	1.21		2.08		1.59		5.298	100.3	62.94	80.09	71.58
Multifamily	12	148,396,182	10.59	2,185,170	39,500,000	12,366,349	1.20		1.41		1.25		5.553	115.4	66.32	78.67	75.68
Hospitality	10	133,781,942	9.55	3,485,510	32,000,000	13,378,194	1.40		1.82		1.46		5.790	106.1	62.78	79.37	73.64
Special Purpose Retail	1	92,500,000	6.60	92,500,000	92,500,000	92,500,000	1.41		1.41		1.41		5.927	115.0	73.90	73.90	73.90
Self Storage	33	67,287,972	4.80	46,847	9,191,644	2,039,029	1.23		2.23		1.44		5.534	115.0	43.31	77.76	51.90
Unanchored Retail	15	48,920,086	3.49	1,005,767	10,512,000	3,261,339	1.05		3.00		1.56		5.506	124.9	33.14	77.81	63.97
Manufactured Housing	6	43,129,702	3.08	1,650,000	12,600,000	7,188,284	1.22		1.54		1.28		5.289	118.8	63.62	79.71	75.40
Industrial/Warehouse	7	41,944,185	2.99	829,175	18,400,000	5,992,026	1.21		2.54		1.37		5.399	114.3	47.56	80.00	72.56
Mixed Use	1	4,795,412	0.34	4,795,412	4,795,412	4,795,412	1.54		1.54		1.54		5.440	119.0	79.92	79.92	79.92
Total/Weighted Average	188	$1,401,292,356	100.00%	$46,847	$100,000,000	$7,453,683	1.05	x	3.00	x	1.50	x	5.505%	111.3	33.14%	80.09%	70.07%

Group 1
Distribution of Debt Service Coverage Ratios (NCF)

Range of Debt Service Coverage Ratios (x)	Number of Mortgage Loans	Cut-Off Date Balance	Percentage of Group 1 Balance	Minimum Cut-Off Date Balance	Maximum Cut-Off Date Balance	Average Cut-Off Date Balance	Minimum DSCR		Maximum DSCR		Weighted Average DSCR		Weighted Average Mortgage Rate	Weighted Average Remaining Term to Maturity (mos.)	Minimum Cut-Off Date LTV	Maximum Cut-Off Date LTV	Weighted Average Cut-Off Date LTV
1.05 – 1.09	3	$3,223,037	0.23%	$1,005,767	$1,132,430	$1,074,346	1.05	x	1.05	x	1.05	x	8.250%	226.4	72.81%	75.06%	73.60%
1.10 – 1.19	1	1,346,111	0.10	1,346,111	1,346,111	1,346,111	1.19		1.19		1.19		5.680	118.0	74.78	74.78	74.78
1.20 – 1.29	38	589,873,520	42.09	1,848,455	75,933,816	15,522,987	1.20		1.28		1.23		5.558	120.8	63.21	80.09	75.91
1.30 – 1.39	11	55,854,332	3.99	1,533,138	9,191,644	5,077,667	1.30		1.39		1.34		5.404	113.8	65.01	80.00	73.72
1.40 – 1.49	18	326,423,363	23.29	2,100,000	92,500,000	18,134,631	1.40		1.48		1.42		5.677	110.1	43.31	79.37	69.15
1.50 – 1.59	7	160,583,214	11.46	1,650,000	100,000,000	22,940,459	1.50		1.57		1.55		5.225	118.9	60.07	80.00	76.63
1.60 – 1.69	4	16,279,475	1.16	1,283,455	5,239,759	4,069,869	1.65		1.69		1.67		5.738	117.3	54.33	74.85	66.24
1.70 – 1.99	5	35,387,088	2.53	3,485,510	11,226,029	7,077,418	1.72		1.96		1.85		5.463	117.7	41.96	72.41	55.76
2.00 – 2.20	2	110,775,000	7.91	4,500,000	106,275,000	55,387,500	2.06		2.08		2.06		5.200	57.0	62.94	65.00	64.92
2.21 – 3.00	5	101,547,216	7.25	1,397,216	65,000,000	20,309,443	2.23		3.00		2.59		5.365	99.5	33.14	55.89	37.78
Total/Weighted Average	94	$1,401,292,356	100.00%	$1,005,767	$106,275,000	$14,907,365	1.05	x	3.00	x	1.50	x	5.505%	111.3	33.14%	80.09%	70.07%

Group 1
Distribution of Mortgage Interest Rates

Range of Mortgage Rates (%)	Number of Mortgage Loans	Cut-Off Date Balance	Percentage of Group 1 Balance	Minimum Cut-Off Date Balance	Maximum Cut-Off Date Balance	Average Cut-Off Date Balance	Minimum DSCR		Maximum DSCR		Weighted Average DSCR		Weighted Average Mortgage Rate	Weighted Average Remaining Term to Maturity (mos.)	Minimum Cut-Off Date LTV	Maximum Cut-Off Date LTV	Weighted Average Cut-Off Date LTV
4.950 – 4.999	2	$18,700,000	1.33%	$4,500,000	$14,200,000	$9,350,000	1.21	x	2.08	x	1.42	x	4.958%	100.3	62.94%	78.45%	74.72%
5.000 – 5.249	20	403,052,765	28.76	2,800,000	106,275,000	20,152,638	1.21		3.00		1.62		5.163	102.1	33.14	80.00	72.78
5.250 – 5.499	26	336,431,239	24.01	1,283,455	65,000,000	12,939,663	1.21		2.54		1.60		5.356	115.2	36.62	80.09	61.51
5.500 – 5.749	28	200,312,611	14.29	1,346,111	32,000,000	7,154,022	1.19		2.71		1.55		5.628	111.6	39.86	77.76	66.63
5.750 – 5.999	12	396,094,351	28.27	1,533,138	92,500,000	33,007,863	1.20		1.82		1.29		5.832	114.9	64.25	79.37	76.21
6.000 – 8.250	6	46,701,390	3.33	1,005,767	22,287,785	7,783,565	1.05		1.43		1.32		6.448	135.9	63.21	75.06	69.12
Total/Weighted Average	94	$1,401,292,356	100.00%	$1,005,767	$106,275,000	$14,907,365	1.05	x	3.00	x	1.50	x	5.505%	111.3	33.14%	80.09%	70.07%

Group 1
Distribution of Amortization Types

Amortization Types	Number of Mortgage Loans	Cut-Off Date Balance	Percentage of Group 1 Balance	Minimum Cut-Off Date Balance	Maximum Cut-Off Date Balance	Average Cut-Off Date Balance	Minimum DSCR		Maximum DSCR		Weighted Average DSCR		Weighted Average Mortgage Rate	Weighted Average Remaining Term to Maturity (mos.)	Minimum Cut-Off Date LTV	Maximum Cut-Off Date LTV	Weighted Average Cut-Off Date LTV
Interest Only, then Amortizing Balloon	49	$709,680,469	50.64%	$2,100,000	$92,500,000	$14,483,275	1.20	x	1.84	x	1.31	x	5.534%	118.2	41.96%	80.09%	74.84%
Amortizing Balloon	31	339,623,283	24.24	1,283,455	75,933,816	10,955,590	1.19		2.23		1.39		5.583	112.9	43.31	79.92	69.50
Interest Only	6	218,225,000	15.57	5,700,000	106,275,000	36,370,833	1.30		3.00		2.26		5.293	78.5	33.14	70.51	52.81
Interest Only/ARD	3	106,450,000	7.60	1,950,000	100,000,000	35,483,333	1.56		2.54		1.60		5.214	116.2	47.56	77.92	76.73
Fully Amortizing	1	19,090,567	1.36	19,090,567	19,090,567	19,090,567	1.23		1.23		1.23		6.600	156.0	63.21	63.21	63.21
Interest Only, then Amortizing Balloon/ARD	1	5,000,000	0.36	5,000,000	5,000,000	5,000,000	1.43		1.43		1.43		5.544	119.0	67.57	67.57	67.57
Fully Amortizing with Graduated P&I Payment	3	3,223,037	0.23	1,005,767	1,132,430	1,074,346	1.05		1.05		1.05		8.250	226.4	72.81	75.06	73.60
Total/Weighted Average	94	$1,401,292,356	100.00%	$1,005,767	$106,275,000	$14,907,365	1.05	x	3.00	x	1.50	x	5.505%	111.3	33.14%	80.09%	70.07%

Group 1
Distribution of Cut-Off Date Loan-to-Values

Range of Cut-Off Date Loan-to-Value Ratios (%)	Number of Mortgage Loans	Cut-Off Date Balance	Percentage of Group 1 Balance	Minimum Cut-Off Date Balance	Maximum Cut-Off Date Balance	Average Cut-Off Date Balance	Minimum DSCR		Maximum DSCR		Weighted Average DSCR		Weighted Average Mortgage Rate	Weighted Average Remaining Term to Maturity (mos.)	Minimum Cut-Off Date LTV	Maximum Cut-Off Date LTV	Weighted Average Cut-Off Date LTV
33.14 – 50.00	7	$157,181,991	11.22%	$1,950,000	$65,000,000	$22,454,570	1.42	x	3.00	x	2.21	x	5.401%	105.4	33.14%	47.56%	39.75%
50.01 – 55.00	1	5,200,000	0.37	5,200,000	5,200,000	5,200,000	1.65		1.65		1.65		5.694	119.0	54.33	54.33	54.33
55.01 – 60.00	3	17,223,245	1.23	1,397,216	11,226,029	5,741,082	1.81		2.23		1.94		5.376	118.0	55.89	59.74	57.07
60.01 – 65.00	10	175,722,822	12.54	3,300,000	106,275,000	17,572,282	1.23		2.08		1.81		5.380	83.6	60.07	65.00	64.20
65.01 – 70.00	18	81,048,646	5.78	1,283,455	10,607,732	4,502,703	1.20		1.69		1.36		5.561	116.3	65.01	69.55	67.72
70.01 – 75.00	20	322,476,579	23.01	1,084,841	92,500,000	16,123,829	1.05		1.72		1.36		5.748	111.9	70.07	74.93	73.77
75.01 – 80.00	34	623,939,073	44.53	1,005,767	100,000,000	18,351,149	1.05		1.56		1.32		5.441	119.3	75.06	80.00	77.94
80.01 – 80.09	1	18,500,000	1.32	18,500,000	18,500,000	18,500,000	1.21		1.21		1.21		5.322	117.0	80.09	80.09	80.09
Total/Weighted Average	94	$1,401,292,356	100.00%	$1,005,767	$106,275,000	$14,907,365	1.05	x	3.00	x	1.50	x	5.505%	111.3	33.14%	80.09%	70.07%

Group 1
Distribution of Mortgaged Properties by State/Location

Property State/Location	Number of Mortgaged Properties	Cut-Off Date Balance	Percentage of Group 1 Balance	Minimum Cut-Off Date Balance	Maximum Cut-Off Date Balance	Average Cut-Off Date Balance	Minimum DSCR		Maximum DSCR		Weighted Average DSCR		Weighted Average Mortgage Rate	Weighted Average Remaining Term to Maturity (mos.)	Minimum Cut-Off Date LTV	Maximum Cut-Off Date LTV	Weighted Average Cut-Off Date LTV
California	50	$334,553,971	23.87%	$668,144	$65,000,000	$6,691,079	1.20	x	3.00	x	1.75	x	5.365%	102.8	33.14%	77.88%	62.14%
Florida	10	211,755,567	15.11	1,677,155	92,500,000	21,175,557	1.21		1.69		1.33		5.777	115.9	43.31	80.00	74.52
Virginia	3	130,000,000	9.28	5,000,000	100,000,000	43,333,333	1.41		1.56		1.53		5.348	119.6	67.57	79.37	77.80
Arizona	13	117,034,319	8.35	249,860	39,500,000	9,002,640	1.25		2.71		1.72		5.575	102.8	39.86	77.73	65.48
Ohio	11	74,267,145	5.30	266,512	18,453,190	6,751,559	1.20		1.84		1.34		5.731	119.4	41.96	79.92	69.45
New York	21	55,910,278	3.99	829,175	31,600,000	2,662,394	1.23		1.81		1.44		5.666	129.2	59.74	80.00	72.56
New Jersey	1	52,150,000	3.72	52,150,000	52,150,000	52,150,000	1.20		1.20		1.20		5.760	118.0	79.02	79.02	79.02
Pennsylvania	5	44,625,764	3.18	663,745	30,833,371	8,925,153	1.23		1.47		1.43		5.259	116.1	44.75	74.84	70.94
Colorado	8	42,668,392	3.04	3,679,000	7,800,000	5,333,549	1.21		1.47		1.29		5.365	118.7	68.19	80.00	74.98
New Hampshire	3	41,959,203	2.99	1,084,841	32,000,000	13,986,401	1.05		1.44		1.42		5.722	114.0	72.73	73.34	72.86
Texas	10	39,029,511	2.79	1,363,014	11,226,029	3,902,951	1.24		2.23		1.57		5.359	112.6	43.31	76.37	60.77
Michigan	4	37,705,611	2.69	1,869,524	28,090,907	9,426,403	1.22		1.42		1.23		5.315	118.3	43.31	76.65	74.90
Tennessee	2	34,654,306	2.47	6,529,306	28,125,000	17,327,153	1.25		1.41		1.28		5.672	118.4	77.73	78.67	77.91
Georgia	5	26,330,195	1.88	1,533,138	14,200,000	5,266,039	1.21		1.82		1.41		5.308	115.6	43.31	78.45	73.14
North Carolina	3	20,722,878	1.48	976,767	18,400,000	6,907,626	1.19		1.46		1.28		5.182	116.1	44.75	80.00	78.00
South Carolina	1	19,982,673	1.43	19,982,673	19,982,673	19,982,673	1.40		1.40		1.40		5.830	59.0	74.56	74.56	74.56
Oregon	2	19,058,380	1.36	558,380	18,500,000	9,529,190	1.21		1.46		1.22		5.326	117.0	44.75	80.09	79.05
Connecticut	4	12,928,741	0.92	1,132,430	4,698,479	3,232,185	1.05		1.46		1.27		5.447	128.5	44.75	76.37	68.84
Nevada	5	11,999,868	0.86	1,817,352	3,100,189	2,399,974	2.06		2.06		2.06		5.211	57.0	65.00	65.00	65.00
Minnesota	2	10,285,000	0.73	3,770,000	6,515,000	5,142,500	1.20		1.56		1.33		5.575	118.0	65.57	76.65	72.59
Alabama	3	10,005,767	0.71	1,005,767	6,200,000	3,335,256	1.05		1.41		1.35		5.613	91.0	70.51	80.00	73.62
Illinois	2	7,302,862	0.52	1,730,218	5,572,644	3,651,431	1.24		1.42		1.28		5.172	119.1	43.31	76.65	68.75
Wisconsin	2	5,038,080	0.36	1,848,455	3,189,626	2,519,040	1.22		1.24		1.23		5.407	119.6	72.49	76.65	75.12
Washington	4	5,004,948	0.36	425,223	2,794,185	1,251,237	1.21		1.46		1.32		5.442	117.1	44.75	68.15	57.81
Indiana	3	4,851,641	0.35	46,847	3,969,230	1,617,214	1.24		1.46		1.28		5.151	119.3	44.75	76.54	70.76
Massachusetts	1	4,589,604	0.33	4,589,604	4,589,604	4,589,604	1.38		1.38		1.38		5.020	118.0	70.07	70.07	70.07
North Dakota	1	4,500,000	0.32	4,500,000	4,500,000	4,500,000	2.08		2.08		2.08		4.950	57.0	62.94	62.94	62.94
District of Columbia	2	3,995,471	0.29	486,686	3,508,785	1,997,736	1.42		1.46		1.42		5.470	116.0	43.31	44.75	43.49
New Mexico	1	3,982,819	0.28	3,982,819	3,982,819	3,982,819	1.24		1.24		1.24		5.080	120.0	76.54	76.54	76.54
Maryland	1	3,526,634	0.25	3,526,634	3,526,634	3,526,634	1.42		1.42		1.42		5.470	116.0	43.31	43.31	43.31
Hawaii	1	3,150,000	0.22	3,150,000	3,150,000	3,150,000	1.25		1.25		1.25		5.690	120.0	76.83	76.83	76.83
Iowa	1	2,867,121	0.20	2,867,121	2,867,121	2,867,121	1.23		1.23		1.23		5.460	118.0	77.49	77.49	77.49
Arkansas	1	1,950,000	0.14	1,950,000	1,950,000	1,950,000	2.54		2.54		2.54		5.498	58.0	47.56	47.56	47.56
West Virginia	1	1,650,000	0.12	1,650,000	1,650,000	1,650,000	1.54		1.54		1.54		5.380	120.0	79.71	79.71	79.71
Alaska	1	1,255,608	0.09	1,255,608	1,255,608	1,255,608	1.46		1.46		1.46		5.470	116.0	44.75	44.75	44.75
Total/Weighted Average	188	$1,401,292,356	100.00%	$46,847	$100,000,000	$7,453,683	1.05	x	3.00	x	1.50	x	5.505%	111.3	33.14%	80.09%	70.07%

Group 1
Distribution of Remaining Amortization Terms

Range of Remaining Amortization Terms (mos)	Number of Mortgage Loans	Cut-Off Date Balance	Percentage of Group 1 Balance	Minimum Cut-Off Date Balance	Maximum Cut-Off Date Balance	Average Cut-Off Date Balance	Minimum DSCR		Maximum DSCR		Weighted Average DSCR		Weighted Average Mortgage Rate	Weighted Average Remaining Term to Maturity (mos.)	Minimum Cut-Off Date LTV	Maximum Cut-Off Date LTV	Weighted Average Cut-Off Date LTV
Interest Only	9	$324,675,000	23.17%	$1,950,000	$106,275,000	$36,075,000	1.30	x	3.00	x	2.04	x	5.267%	90.9	33.14%	77.92%	60.65%
156 – 240	6	29,360,428	2.10	1,005,767	19,090,567	4,893,405	1.05		1.52		1.25		6.517	154.6	63.21	77.49	65.80
241 – 300	12	127,647,905	9.11	1,346,111	25,000,000	10,637,325	1.19		1.82		1.46		5.703	113.8	43.31	79.37	62.80
301 – 360	67	919,609,023	65.63	1,283,455	92,500,000	13,725,508	1.20		2.23		1.32		5.529	116.8	41.96	80.09	74.54
Total/Weighted Average	94	$1,401,292,356	100.00%	$1,005,767	$106,275,000	$14,907,365	1.05	x	3.00	x	1.50	x	5.505%	111.3	33.14%	80.09%	70.07%

Group 1
Distribution of Original Terms to Maturity

Range of Original Terms to Maturity (mos)	Number of Mortgage Loans	Cut-Off Date Balance	Percentage of Group 1 Balance	Minimum Cut-Off Date Balance	Maximum Cut-Off Date Balance	Average Cut-Off Date Balance	Minimum DSCR		Maximum DSCR		Weighted Average DSCR		Weighted Average Mortgage Rate	Weighted Average Remaining Term to Maturity (mos.)	Minimum Cut-Off Date LTV	Maximum Cut-Off Date LTV	Weighted Average Cut-Off Date LTV
60 – 80	7	$168,507,673	12.03%	$1,950,000	$106,275,000	$24,072,525	1.40	x	2.71	x	2.06	x	5.358%	57.1	39.86%	74.56%	62.02%
81 – 100	2	15,274,362	1.09	6,400,000	8,874,362	7,637,181	1.36		1.40		1.38		5.585	81.2	73.34	80.00	76.13
101 – 120	79	1,091,196,717	77.87	1,283,455	100,000,000	13,812,617	1.19		3.00		1.43		5.461	118.0	33.14	80.09	70.94
121 – 180	2	104,000,000	7.42	11,500,000	92,500,000	52,000,000	1.28		1.41		1.40		5.902	121.7	73.90	76.39	74.18
181 – 282	4	22,313,605	1.59	1,005,767	19,090,567	5,578,401	1.05		1.23		1.20		6.838	166.2	63.21	75.06	64.71
Total/Weighted Average	94	$1,401,292,356	100.00%	$1,005,767	$106,275,000	$14,907,365	1.05	x	3.00	x	1.50	x	5.505%	111.3	33.14%	80.09%	70.07%

Group 1
Distribution of Remaining Terms to Maturity

Range of Remaining Terms to Maturity (mos)	Number of Mortgage Loans	Cut-Off Date Balance	Percentage of Group 1 Balance	Minimum Cut-Off Date Balance	Maximum Cut-Off Date Balance	Average Cut-Off Date Balance	Minimum DSCR		Maximum DSCR		Weighted Average DSCR		Weighted Average Mortgage Rate	Weighted Average Remaining Term to Maturity (mos.)	Minimum Cut-Off Date LTV	Maximum Cut-Off Date LTV	Weighted Average Cut-Off Date LTV
56 – 80	8	$174,907,673	12.48%	$1,950,000	$106,275,000	$21,863,459	1.36	x	2.71	x	2.04	x	5.362%	57.9	39.86%	80.00%	62.68%
81 – 100	1	8,874,362	0.63	8,874,362	8,874,362	8,874,362	1.40		1.40		1.40		5.680	82.0	73.34	73.34	73.34
101 – 120	80	1,183,696,717	84.47	1,283,455	100,000,000	14,796,209	1.19		3.00		1.43		5.498	117.8	33.14	80.09	71.18
121 – 180	2	30,590,567	2.18	11,500,000	19,090,567	15,295,284	1.23		1.28		1.25		6.262	163.5	63.21	76.39	68.16
181 – 227	3	3,223,037	0.23	1,005,767	1,132,430	1,074,346	1.05		1.05		1.05		8.250	226.4	72.81	75.06	73.60
Total/Weighted Average	94	$1,401,292,356	100.00%	$1,005,767	$106,275,000	$14,907,365	1.05	x	3.00	x	1.50	x	5.505%	111.3	33.14%	80.09%	70.07%

Group 1
Distribution of Prepayment Provisions

Prepayment Provisions	Number of Mortgage Loans	Cut-Off Date Balance	Percentage of Group 1 Balance	Minimum Cut-Off Date Balance	Maximum Cut-Off Date Balance	Average Cut-Off Date Balance	Minimum DSCR		Maximum DSCR		Weighted Average DSCR		Weighted Average Mortgage Rate	Weighted Average Remaining Term to Maturity (mos.)	Minimum Cut-Off Date LTV	Maximum Cut-Off Date LTV	Weighted Average Cut-Off Date LTV
Locked Out, then Defeasance	80	$1,290,208,653	92.07%	$1,283,455	$106,275,000	$16,127,608	1.19	x	2.71	x	1.51	x	5.498%	109.8	36.62%	80.09%	70.03%
Locked Out, then Defeasance, then Prepayment Penalty %	3	51,630,000	3.68	16,440,000	17,780,000	17,210,000	1.24		1.24		1.24		5.080	120.0	76.37	76.65	76.52
Locked Out, then > YM and 1%	10	40,363,136	2.88	1,005,767	9,191,644	4,036,314	1.05		3.00		1.58		5.739	127.2	33.14	80.00	66.46
> YM and 1%	1	19,090,567	1.36	19,090,567	19,090,567	19,090,567	1.23		1.23		1.23		6.600	156.0	63.21	63.21	63.21
Total/Weighted Average	94	$1,401,292,356	100.00%	$1,005,767	$106,275,000	$14,907,365	1.05	x	3.00	x	1.50	x	5.505%	111.3	33.14%	80.09%	70.07%

Group 2
Distribution of Cut-Off Date Principal Balances

Range of Cut-Off Date Balance Distribution ($)	Number of Mortgage Loans	Cut-Off Date Balance	Percentage of Group 2 Balance	Minimum Cut-Off Date Balance	Maximum Cut-Off Date Balance	Average Cut-Off Date Balance	Minimum DSCR		Maximum DSCR		Weighted Average DSCR		Weighted Average Mortgage Rate	Weighted Average Remaining Term to Maturity (mos.)	Minimum Cut-Off Date LTV	Maximum Cut-Off Date LTV	Weighted Average Cut-Off Date LTV
2,395,079 – 2,999,999	3	$7,545,079	2.55%	$2,395,079	$2,600,000	$2,515,026	1.42	x	2.04	x	1.65	x	5.391%	117.7	52.58%	77.26%	64.69%
3,000,000 – 3,999,999	2	7,132,066	2.41	3,440,000	3,692,066	3,566,033	1.28		1.29		1.28		5.441	119.0	78.55	80.00	79.25
4,000,000 – 5,999,999	6	28,813,877	9.73	4,178,877	5,600,000	4,802,313	1.21		1.35		1.30		5.463	108.7	54.14	80.00	73.10
6,000,000 – 7,999,999	5	35,977,500	12.15	6,150,000	7,634,000	7,195,500	1.23		1.94		1.47		5.577	118.4	56.94	80.00	75.44
8,000,000 – 9,999,999	2	17,945,365	6.06	8,060,000	9,885,365	8,972,683	1.20		1.20		1.20		5.589	118.0	69.62	74.63	71.87
10,000,000 – 14,999,999	2	20,800,000	7.02	10,300,000	10,500,000	10,400,000	1.49		1.52		1.50		5.360	117.0	71.97	79.51	75.70
15,000,000 – 49,999,999	4	84,900,000	28.67	15,500,000	27,200,000	21,225,000	1.20		1.29		1.24		5.234	118.0	77.69	80.00	79.25
50,000,000 – 93,000,000	1	93,000,000	31.41	93,000,000	93,000,000	93,000,000	1.46		1.46		1.46		5.420	56.0	70.99	70.99	70.99
Total/Weighted Average	25	$296,113,887	100.00%	$2,395,079	$93,000,000	$11,844,555	1.20	x	2.04	x	1.37	x	5.396%	97.6	52.58%	80.00%	74.53%

Group 2
Distribution of Property Types

Property Types	Number of Mortgaged Properties	Cut-Off Date Balance	Percentage of Group 2 Balance	Minimum Cut-Off Date Balance	Maximum Cut-Off Date Balance	Average Cut-Off Date Balance	Minimum DSCR		Maximum DSCR		Weighted Average DSCR		Weighted Average Mortgage Rate	Weighted Average Remaining Term to Maturity (mos.)	Minimum Cut-Off Date LTV	Maximum Cut-Off Date LTV	Weighted Average Cut-Off Date LTV
Multifamily	24	$248,713,887	83.99%	$2,395,079	$93,000,000	$10,363,079	1.20	x	2.04	x	1.39	x	5.416%	93.6	52.58%	80.00%	73.67%
Manufactured Housing	2	47,400,000	16.01	20,200,000	27,200,000	23,700,000	1.20		1.29		1.25		5.290	119.0	77.69	80.00	79.02
Total/Weighted Average	26	$296,113,887	100.00%	$2,395,079	$93,000,000	$11,388,996	1.20	x	2.04	x	1.37	x	5.396%	97.6	52.58%	80.00%	74.53%

Group 2
Distribution of Debt Service Coverage Ratios (NCF)

Range of Debt Service Coverage Ratios (x)	Number of Mortgage Loans	Cut-Off Date Balance	Percentage of Group 2 Balance	Minimum Cut-Off Date Balance	Maximum Cut-Off Date Balance	Average Cut-Off Date Balance	Minimum DSCR		Maximum DSCR		Weighted Average DSCR		Weighted Average Mortgage Rate	Weighted Average Remaining Term to Maturity (mos.)	Minimum Cut-Off Date LTV	Maximum Cut-Off Date LTV	Weighted Average Cut-Off Date LTV
1.20 – 1.29	13	$139,465,931	47.10%	$3,440,000	$27,200,000	$10,728,149	1.20	x	1.29	x	1.24	x	5.370%	118.1	68.71%	80.00%	78.03%
1.30 – 1.39	4	21,752,877	7.35	4,178,877	7,634,000	5,438,219	1.32		1.35		1.34		5.515	106.2	54.14	80.00	73.51
1.40 – 1.49	4	108,495,079	36.64	2,395,079	93,000,000	27,123,770	1.42		1.49		1.46		5.412	64.7	65.00	77.26	71.08
1.50 – 1.89	2	17,700,000	5.98	7,400,000	10,300,000	8,850,000	1.52		1.65		1.57		5.339	117.0	77.32	79.51	78.59
1.90 – 2.04	2	8,700,000	2.94	2,550,000	6,150,000	4,350,000	1.94		2.04		1.97		5.410	118.0	52.58	56.94	55.66
Total/Weighted Average	25	$296,113,887	100.00%	$2,395,079	$93,000,000	$11,844,555	1.20	x	2.04	x	1.37	x	5.396%	97.6	52.58%	80.00%	74.53%

Group 2
Distribution of Mortgage Interest Rates

Range of Mortgage Rates (%)	Number of Mortgage Loans	Cut-Off Date Balance	Percentage of Group 2 Balance	Minimum Cut-Off Date Balance	Maximum Cut-Off Date Balance	Average Cut-Off Date Balance	Minimum DSCR		Maximum DSCR		Weighted Average DSCR		Weighted Average Mortgage Rate	Weighted Average Remaining Term to Maturity (mos.)	Minimum Cut-Off Date LTV	Maximum Cut-Off Date LTV	Weighted Average Cut-Off Date LTV
5.045 – 5.249	2	$26,560,000	8.97%	$4,560,000	$22,000,000	$13,280,000	1.25	x	1.29	x	1.26	x	5.077%	116.2	78.22%	79.28%	79.10%
5.250 – 5.499	13	206,387,145	69.70	2,395,079	93,000,000	15,875,934	1.20		2.04		1.42		5.369	90.1	52.58	80.00	73.29
5.500 – 5.749	9	55,573,242	18.77	3,440,000	9,885,365	6,174,805	1.20		1.35		1.25		5.583	113.7	68.71	80.00	76.19
5.750 – 5.880	1	7,593,500	2.56	7,593,500	7,593,500	7,593,500	1.27		1.27		1.27		5.880	119.0	79.93	79.93	79.93
Total/Weighted Average	25	$296,113,887	100.00%	$2,395,079	$93,000,000	$11,844,555	1.20	x	2.04	x	1.37	x	5.396%	97.6	52.58%	80.00%	74.53%

Group 2
Distribution of Amortization Types

Amortization Types	Number of Mortgage Loans	Cut-Off Date Balance	Percentage of Group 2 Balance	Minimum Cut-Off Date Balance	Maximum Cut-Off Date Balance	Average Cut-Off Date Balance	Minimum DSCR		Maximum DSCR		Weighted Average DSCR		Weighted Average Mortgage Rate	Weighted Average Remaining Term to Maturity (mos.)	Minimum Cut-Off Date LTV	Maximum Cut-Off Date LTV	Weighted Average Cut-Off Date LTV
Interest Only, then Amortizing Balloon	14	$144,914,365	48.94%	$2,600,000	$27,200,000	$10,351,026	1.20	x	1.42	x	1.25	x	5.356%	118.1	54.14%	80.00%	76.99%
Interest Only	6	129,900,000	43.87	2,550,000	93,000,000	21,650,000	1.46		2.04		1.51	x	5.403	73.4	52.58	79.51	71.08
Amortizing Balloon	5	21,299,522	7.19	2,395,079	7,593,500	4,259,904	1.27		1.47		1.31	x	5.619	106.3	76.96	80.00	78.82
Total/Weighted Average	25	$296,113,887	100.00%	$2,395,079	$93,000,000	$11,844,555	1.20	x	2.04	x	1.37	x	5.396%	97.6	52.58%	80.00%	74.53%

Group 2
Distribution of Cut-Off Date Loan-to-Values

Range of Cut-Off Date Loan-to-Value Ratios (%)	Number of Mortgage Loans	Cut-Off Date Balance	Percentage of Group 2 Balance	Minimum Cut-Off Date Balance	Maximum Cut-Off Date Balance	Average Cut-Off Date Balance	Minimum DSCR		Maximum DSCR		Weighted Average DSCR		Weighted Average Mortgage Rate	Weighted Average Remaining Term to Maturity (mos.)	Minimum Cut-Off Date LTV	Maximum Cut-Off Date LTV	Weighted Average Cut-Off Date LTV
52.58 – 60.00	3	$13,600,000	4.59%	$2,550,000	$6,150,000	$4,533,333	1.35	x	2.04	x	1.75	x	5.403%	118.0	52.58%	56.94%	55.11%
60.01 – 70.00	3	17,020,365	5.75	2,600,000	9,885,365	5,673,455	1.20		1.42		1.24		5.554	117.8	65.00	69.62	68.67
70.01 – 75.00	3	111,560,000	37.67	8,060,000	93,000,000	37,186,667	1.20		1.49		1.44		5.423	66.2	70.99	74.63	71.35
75.01 – 77.50	3	13,973,956	4.72	2,395,079	7,400,000	4,657,985	1.34		1.65		1.53		5.405	98.6	76.96	77.32	77.20
77.51 – 80.00	13	139,959,566	47.27	3,440,000	27,200,000	10,766,120	1.20		1.52		1.28		5.353	118.1	77.69	80.00	79.39
Total/Weighted Average	25	$296,113,887	100.00%	$2,395,079	$93,000,000	$11,844,555	1.20	x	2.04	x	1.37	x	5.396%	97.6	52.58	80.00	74.53%

Group 2
Distribution of Mortgaged Properties by State/Location

Property State/Location	Number of Mortgaged Properties	Cut-Off Date Balance	Percentage of Group 2 Balance	Minimum Cut-Off Date Balance	Maximum Cut-Off Date Balance	Average Cut-Off Date Balance	Minimum DSCR		Maximum DSCR		Weighted Average DSCR		Weighted Average Mortgage Rate	Weighted Average Remaining Term to Maturity (mos.)	Minimum Cut-Off Date LTV	Maximum Cut-Off Date LTV	Weighted Average Cut-Off Date LTV
Maryland	3	$105,100,000	35.49%	$4,900,000	$93,000,000	$35,033,333	1.23	x	1.46	x	1.44	x	5.437%	63.2	54.14%	80.00%	70.82%
North Carolina	4	30,700,000	10.37	2,550,000	11,300,000	7,675,000	1.25		2.04		1.45		5.148	116.6	52.58	79.28	72.59
Arizona	3	28,200,000	9.52	7,400,000	10,500,000	9,400,000	1.49		1.65		1.54		5.347	117.0	71.97	79.51	76.13
Colorado	1	27,200,000	9.19	27,200,000	27,200,000	27,200,000	1.29		1.29		1.29		5.290	119.0	80.00	80.00	80.00
Oklahoma	4	23,235,000	7.85	4,535,000	8,060,000	5,808,750	1.20		1.35		1.24		5.539	118.0	68.71	80.00	75.93
Florida	1	20,200,000	6.82	20,200,000	20,200,000	20,200,000	1.20		1.20		1.20		5.290	119.0	77.69	77.69	77.69
Michigan	1	15,500,000	5.23	15,500,000	15,500,000	15,500,000	1.20		1.20		1.20		5.330	118.0	79.90	79.90	79.90
California	1	9,885,365	3.34	9,885,365	9,885,365	9,885,365	1.20		1.20		1.20		5.630	118.0	69.62	69.62	69.62
South Carolina	1	7,634,000	2.58	7,634,000	7,634,000	7,634,000	1.32		1.32		1.32		5.571	119.0	79.77	79.77	79.77
Missouri	1	7,593,500	2.56	7,593,500	7,593,500	7,593,500	1.27		1.27		1.27		5.880	119.0	79.93	79.93	79.93
Indiana	1	4,560,000	1.54	4,560,000	4,560,000	4,560,000	1.29		1.29		1.29		5.230	117.0	78.22	78.22	78.22
Tennessee	1	4,178,877	1.41	4,178,877	4,178,877	4,178,877	1.34		1.34		1.34		5.529	55.0	76.96	76.96	76.96
New Jersey	1	3,692,066	1.25	3,692,066	3,692,066	3,692,066	1.28		1.28		1.28		5.270	118.0	78.55	78.55	78.55
Maine	1	3,440,000	1.16	3,440,000	3,440,000	3,440,000	1.29		1.29		1.29		5.624	120.0	80.00	80.00	80.00
Pennsylvania	1	2,600,000	0.88	2,600,000	2,600,000	2,600,000	1.42		1.42		1.42		5.290	117.0	65.00	65.00	65.00
Alabama	1	2,395,079	0.81	2,395,079	2,395,079	2,395,079	1.47		1.47		1.47		5.480	118.0	77.26	77.26	77.26
Total/Weighted Average	26	$296,113,887	100.00%	$2,395,079	$93,000,000	$11,388,996	1.20	x	2.04	x	1.37	x	5.396%	97.6	52.58%	80.00%	74.53%

Group 2
Distribution of Remaining Amortization Terms

Range of Remaining Amortization Terms (mos)	Number of Mortgage Loans	Cut-Off Date Balance	Percentage of Group 2 Balance	Minimum Cut-Off Date Balance	Maximum Cut-Off Date Balance	Average Cut-Off Date Balance	Minimum DSCR		Maximum DSCR		Weighted Average DSCR		Weighted Average Mortgage Rate	Weighted Average Remaining Term to Maturity (mos.)	Minimum Cut-Off Date LTV	Maximum Cut-Off Date LTV	Weighted Average Cut-Off Date LTV
Interest Only	6	$129,900,000	43.87%	$2,550,000	$93,000,000	$21,650,000	1.46	x	2.04	x	1.51	x	5.403%	73.4	52.58%	79.51%	71.08%
355 – 360	19	166,213,887	56.13	2,395,079	27,200,000	8,748,099	1.20		1.47		1.26		5.390	116.6	54.14	80.00	77.22
Total/Weighted Average	25	$296,113,887	100.00%	$2,395,079	$93,000,000	$11,844,555	1.20	x	2.04	x	1.37	x	5.396%	97.6	52.58%	80.00%	74.53%

Group 2
Distribution of Original Terms to Maturity

Range of Original Terms to Maturity (mos)	Number of Mortgage Loans	Cut-Off Date Balance	Percentage of Group 2 Balance	Minimum Cut-Off Date Balance	Maximum Cut-Off Date Balance	Average Cut-Off Date Balance	Minimum DSCR		Maximum DSCR		Weighted Average DSCR		Weighted Average Mortgage Rate	Weighted Average Remaining Term to Maturity (mos.)	Minimum Cut-Off Date LTV	Maximum Cut-Off Date LTV	Weighted Average Cut-Off Date LTV
60 – 80	2	$97,178,877	32.82%	$4,178,877	$93,000,000	$48,589,438	1.34	x	1.46	x	1.45	x	5.425%	56.0	70.99%	76.96%	71.25%
101 – 120	23	198,935,010	67.18	2,395,079	27,200,000	8,649,348	1.20		2.04		1.33		5.382	118.0	52.58	80.00	76.13
Total/Weighted Average	25	$296,113,887	100.00%	$2,395,079	$93,000,000	$11,844,555	1.20	x	2.04	x	1.37	x	5.396%	97.6	52.58%	80.00%	74.53%

Group 2
Distribution of Remaining Terms to Maturity

Range of Remaining Terms to Maturity (mos)	Number of Mortgage Loans	Cut-Off Date Balance	Percentage of Group 2 Balance	Minimum Cut-Off Date Balance	Maximum Cut-Off Date Balance	Average Cut-Off Date Balance	Minimum DSCR		Maximum DSCR		Weighted Average DSCR		Weighted Average Mortgage Rate	Weighted Average Remaining Term to Maturity (mos.)	Minimum Cut-Off Date LTV	Maximum Cut-Off Date LTV	Weighted Average Cut-Off Date LTV
55 – 80	2	$97,178,877	32.82%	$4,178,877	$93,000,000	$48,589,438	1.34	x	1.46	x	1.45	x	5.425%	56.0	70.99%	76.96%	71.25%
101 – 120	23	198,935,010	67.18	2,395,079	27,200,000	8,649,348	1.20		2.04		1.33		5.382	118.0	52.58	80.00	76.13
Total/Weighted Average	25	$296,113,887	100.00%	$2,395,079	$93,000,000	$11,844,555	1.20	x	2.04	x	1.37	x	5.396%	97.6	52.58%	80.00%	74.53%

Group 2
Distribution of Prepayment Provisions

Prepayment Provisions	Number of Mortgage Loans	Cut-Off Date Balance	Percentage of Group 2 Balance	Minimum Cut-Off Date Balance	Maximum Cut-Off Date Balance	Average Cut-Off Date Balance	Minimum DSCR		Maximum DSCR		Weighted Average DSCR		Weighted Average Mortgage Rate	Weighted Average Remaining Term to Maturity (mos.)	Minimum Cut-Off Date LTV	Maximum Cut-Off Date LTV	Weighted Average Cut-Off Date LTV
Locked Out, then Defeasance	24	$280,613,887	94.77%	$2,395,079	$93,000,000	$11,692,245	1.20	x	2.04	x	1.38	x	5.399%	96.5	52.58%	80.00%	74.23%
YM, then Defeasance or YM	1	15,500,000	5.23	15,500,000	15,500,000	15,500,000	1.20		1.20		1.20	x	5.330	118.0	79.90	79.90	79.90
Total/Weighted Average	25	$296,113,887	100.00%	$2,395,079	$93,000,000	$11,844,555	1.20	x	2.04	x	1.37	x	5.396%	97.6	52.58%	80.00%	74.53%

Amortization Schedule for A Note: Outlets at Hershey

Date	Period	Balance	Principal and Interest	Principal	Interest
1/1/2006		$30,833,371
2/1/2006	1	$30,801,364	$169,340	$32,007	$137,334
3/1/2006	2	$30,755,935	$169,340	$45,430	$123,911
4/1/2006	3	$30,723,576	$169,340	$32,358	$136,982
5/1/2006	4	$30,686,655	$169,340	$36,921	$132,420
6/1/2006	5	$30,653,980	$169,340	$32,675	$136,665
7/1/2006	6	$30,616,751	$169,340	$37,229	$132,112
8/1/2006	7	$30,583,757	$169,340	$32,995	$136,346
9/1/2006	8	$30,550,611	$169,340	$33,146	$136,194
10/1/2006	9	$30,512,924	$169,340	$37,686	$131,654
11/1/2006	10	$30,479,454	$169,340	$33,470	$135,871
12/1/2006	11	$30,441,453	$169,340	$38,001	$131,339
1/1/2007	12	$30,407,657	$169,340	$33,796	$135,544
2/1/2007	13	$30,373,706	$169,340	$33,951	$135,389
3/1/2007	14	$30,326,512	$169,340	$47,194	$122,147
4/1/2007	15	$30,292,192	$169,340	$34,320	$135,021
5/1/2007	16	$30,253,365	$169,340	$38,827	$130,513
6/1/2007	17	$30,218,711	$169,340	$34,654	$134,687
7/1/2007	18	$30,179,559	$169,340	$39,152	$130,188
8/1/2007	19	$30,144,568	$169,340	$34,991	$134,350
9/1/2007	20	$30,109,417	$169,340	$35,151	$134,189
10/1/2007	21	$30,069,781	$169,340	$39,636	$129,705
11/1/2007	22	$30,034,288	$169,340	$35,493	$133,848
12/1/2007	23	$29,994,321	$169,340	$39,968	$129,373
1/1/2008	24	$29,958,484	$169,340	$35,837	$133,503
2/1/2008	25	$29,922,482	$169,340	$36,001	$133,339
3/1/2008	26	$29,877,724	$169,340	$44,758	$124,582
4/1/2008	27	$29,841,356	$169,340	$36,369	$132,972
5/1/2008	28	$29,800,536	$169,340	$40,819	$128,521
6/1/2008	29	$29,763,815	$169,340	$36,721	$132,619
7/1/2008	30	$29,722,653	$169,340	$41,162	$128,179
8/1/2008	31	$29,685,577	$169,340	$37,076	$132,264
9/1/2008	32	$29,648,331	$169,340	$37,246	$132,094
10/1/2008	33	$29,606,659	$169,340	$41,672	$127,668
11/1/2008	34	$29,569,053	$169,340	$37,606	$131,734
12/1/2008	35	$29,527,031	$169,340	$42,022	$127,318
1/1/2009	36	$29,489,061	$169,340	$37,969	$131,371
2/1/2009	37	$29,450,918	$169,340	$38,143	$131,197
3/1/2009	38	$29,399,921	$169,340	$50,997	$118,343
4/1/2009	39	$29,361,374	$169,340	$38,547	$130,793
5/1/2009	40	$29,318,436	$169,340	$42,937	$126,403
6/1/2009	41	$29,279,517	$169,340	$38,919	$130,422
7/1/2009	42	$29,236,219	$169,340	$43,298	$126,042
8/1/2009	43	$29,196,925	$169,340	$39,294	$130,047
9/1/2009	44	$29,157,452	$169,340	$39,473	$129,867
10/1/2009	45	$29,113,614	$169,340	$43,837	$125,503
11/1/2009	46	$29,073,761	$169,340	$39,853	$129,487

Date	Period	Balance	Principal and Interest	Principal	Interest
12/1/2009	47	$29,029,555	$169,340	$44,206	$125,134
1/1/2010	48	$28,989,319	$169,340	$40,236	$129,104
2/1/2010	49	$28,948,898	$169,340	$40,420	$128,920
3/1/2010	50	$28,895,835	$169,340	$53,063	$116,277
4/1/2010	51	$28,854,991	$169,340	$40,844	$128,496
5/1/2010	52	$28,809,822	$169,340	$45,170	$124,171
6/1/2010	53	$28,768,586	$169,340	$41,236	$128,105
7/1/2010	54	$28,723,035	$169,340	$45,551	$123,790
8/1/2010	55	$28,681,404	$169,340	$41,631	$127,709
9/1/2010	56	$28,639,583	$169,340	$41,821	$127,519
10/1/2010	57	$28,593,463	$169,340	$46,120	$123,221
11/1/2010	58	$28,551,242	$169,340	$42,222	$127,119
12/1/2010	59	$28,504,733	$169,340	$46,509	$122,832
1/1/2011	60	$28,462,107	$169,340	$42,626	$126,715
2/1/2011	61	$28,419,287	$169,340	$42,820	$126,520
3/1/2011	62	$28,364,046	$169,340	$55,241	$114,100
4/1/2011	63	$28,320,782	$169,340	$43,265	$126,076
5/1/2011	64	$28,273,259	$169,340	$47,523	$121,818
6/1/2011	65	$28,229,581	$169,340	$43,678	$125,663
7/1/2011	66	$28,181,657	$169,340	$47,924	$121,416
8/1/2011	67	$28,137,562	$169,340	$44,095	$125,246
9/1/2011	68	$28,093,266	$169,340	$44,296	$125,045
10/1/2011	69	$28,044,741	$169,340	$48,525	$120,816
11/1/2011	70	$28,000,023	$169,340	$44,718	$124,622
12/1/2011	71	$27,951,088	$169,340	$48,935	$120,405
1/1/2012	72	$27,905,944	$169,340	$45,144	$124,196
2/1/2012	73	$27,860,594	$169,340	$45,350	$123,991
3/1/2012	74	$27,807,051	$169,340	$53,543	$115,798
4/1/2012	75	$27,761,253	$169,340	$45,799	$123,542
5/1/2012	76	$27,711,267	$169,340	$49,986	$119,355
6/1/2012	77	$27,665,033	$169,340	$46,234	$123,106
7/1/2012	78	$27,614,623	$169,340	$50,409	$118,931
8/1/2012	79	$27,567,950	$169,340	$46,674	$122,667
9/1/2012	80	$27,521,064	$169,340	$46,886	$122,454
10/1/2012	81	$27,470,021	$169,340	$51,043	$118,297
11/1/2012	82	$27,422,689	$169,340	$47,331	$122,009
12/1/2012	83	$27,371,214	$169,340	$51,476	$117,865
1/1/2013	84	$27,323,433	$169,340	$47,780	$121,560
2/1/2013	85	$27,275,435	$169,340	$47,998	$121,343
3/1/2013	86	$27,215,497	$169,340	$59,938	$109,402
4/1/2013	87	$27,167,011	$169,340	$48,486	$120,854
5/1/2013	88	$27,114,412	$169,340	$52,599	$116,742
6/1/2013	89	$27,065,467	$169,340	$48,946	$120,395
7/1/2013	90	$27,012,422	$169,340	$53,045	$116,296
8/1/2013	91	$26,963,013	$169,340	$49,409	$119,932
9/1/2013	92	$26,913,379	$169,340	$49,634	$119,707
10/1/2013	93	$26,859,666	$169,340	$53,714	$115,627
11/1/2013	94	$26,809,563	$169,340	$50,103	$119,238
12/1/2013	95	$26,755,393	$169,340	$54,170	$115,171

Date	Period	Balance	Principal and Interest	Principal	Interest
1/1/2014	96	$26,704,816	$169,340	$50,576	$118,764
2/1/2014	97	$26,654,010	$169,340	$50,806	$118,534
3/1/2014	98	$26,591,524	$169,340	$62,486	$106,854
4/1/2014	99	$26,540,205	$169,340	$51,319	$118,022
5/1/2014	100	$26,484,853	$169,340	$55,352	$113,989
6/1/2014	101	$26,433,051	$169,340	$51,803	$117,538
7/1/2014	102	$26,377,228	$169,340	$55,822	$113,518
8/1/2014	103	$26,324,937	$169,340	$52,291	$117,049
9/1/2014	104	$26,272,409	$169,340	$52,529	$116,812
10/1/2014	105	$26,215,881	$169,340	$56,528	$112,813
11/1/2014	106	$26,162,857	$169,340	$53,023	$116,317
12/1/2014	107	$26,105,848	$169,340	$57,009	$112,332
1/1/2015	108	$26,052,326	$169,340	$53,522	$115,818
2/1/2015	109	$25,998,560	$169,340	$53,766	$115,575
3/1/2015	110	$25,933,389	$169,340	$65,171	$104,170
4/1/2015	111	$25,879,086	$169,340	$54,303	$115,037
5/1/2015	112	$25,820,833	$169,340	$58,253	$111,088
6/1/2015	113	$25,766,020	$169,340	$54,813	$114,527
7/1/2015	114	$25,707,271	$169,340	$58,749	$110,592
8/1/2015	115	$0	$25,821,284	$25,707,271	$114,012

Amortization Schedule for B Note: Outlets at Hershey

Date	Period	Balance	Principal and Interest	Principal	Interest
1/1/2006		$3,490,462
2/1/2006	1	$3,488,826	$25,682	$1,636	$24,045
3/1/2006	2	$3,484,852	$25,682	$3,974	$21,708
4/1/2006	3	$3,483,177	$25,682	$1,675	$24,007
5/1/2006	4	$3,480,717	$25,682	$2,461	$23,221
6/1/2006	5	$3,479,013	$25,682	$1,703	$23,978
7/1/2006	6	$3,476,525	$25,682	$2,488	$23,193
8/1/2006	7	$3,474,793	$25,682	$1,732	$23,949
9/1/2006	8	$3,473,048	$25,682	$1,744	$23,937
10/1/2006	9	$3,470,520	$25,682	$2,528	$23,154
11/1/2006	10	$3,468,747	$25,682	$1,774	$23,908
12/1/2006	11	$3,466,190	$25,682	$2,557	$23,125
1/1/2007	12	$3,464,386	$25,682	$1,804	$23,878
2/1/2007	13	$3,462,570	$25,682	$1,816	$23,866
3/1/2007	14	$3,458,433	$25,682	$4,137	$21,545
4/1/2007	15	$3,456,576	$25,682	$1,857	$23,825
5/1/2007	16	$3,453,938	$25,682	$2,638	$23,044
6/1/2007	17	$3,452,050	$25,682	$1,888	$23,794
7/1/2007	18	$3,449,382	$25,682	$2,668	$23,014
8/1/2007	19	$3,447,463	$25,682	$1,919	$23,762
9/1/2007	20	$3,445,530	$25,682	$1,933	$23,749
10/1/2007	21	$3,442,819	$25,682	$2,712	$22,970
11/1/2007	22	$3,440,854	$25,682	$1,965	$23,717
12/1/2007	23	$3,438,112	$25,682	$2,743	$22,939
1/1/2008	24	$3,436,115	$25,682	$1,997	$23,685
2/1/2008	25	$3,434,104	$25,682	$2,011	$23,671
3/1/2008	26	$3,430,553	$25,682	$3,551	$22,131
4/1/2008	27	$3,428,504	$25,682	$2,049	$23,633
5/1/2008	28	$3,425,679	$25,682	$2,825	$22,857
6/1/2008	29	$3,423,596	$25,682	$2,083	$23,599
7/1/2008	30	$3,420,738	$25,682	$2,858	$22,824
8/1/2008	31	$3,418,622	$25,682	$2,117	$23,565
9/1/2008	32	$3,416,490	$25,682	$2,131	$23,551
10/1/2008	33	$3,413,585	$25,682	$2,905	$22,777
11/1/2008	34	$3,411,419	$25,682	$2,166	$23,516
12/1/2008	35	$3,408,480	$25,682	$2,939	$22,743
1/1/2009	36	$3,406,279	$25,682	$2,201	$23,481
2/1/2009	37	$3,404,063	$25,682	$2,216	$23,465
3/1/2009	38	$3,399,562	$25,682	$4,501	$21,181
4/1/2009	39	$3,397,300	$25,682	$2,263	$23,419
5/1/2009	40	$3,394,266	$25,682	$3,033	$22,649
6/1/2009	41	$3,391,967	$25,682	$2,299	$23,383
7/1/2009	42	$3,388,899	$25,682	$3,069	$22,613
8/1/2009	43	$3,386,563	$25,682	$2,336	$23,346
9/1/2009	44	$3,384,211	$25,682	$2,352	$23,330
10/1/2009	45	$3,381,090	$25,682	$3,120	$22,561
11/1/2009	46	$3,378,700	$25,682	$2,390	$23,292

Date	Period	Balance	Principal and Interest	Principal	Interest
12/1/2009	47	$3,375,543	$25,682	$3,157	$22,525
1/1/2010	48	$3,373,115	$25,682	$2,428	$23,254
2/1/2010	49	$3,370,671	$25,682	$2,445	$23,237
3/1/2010	50	$3,365,962	$25,682	$4,709	$20,973
4/1/2010	51	$3,363,468	$25,682	$2,494	$23,188
5/1/2010	52	$3,360,209	$25,682	$3,259	$22,423
6/1/2010	53	$3,357,676	$25,682	$2,534	$23,148
7/1/2010	54	$3,354,378	$25,682	$3,297	$22,385
8/1/2010	55	$3,351,805	$25,682	$2,574	$23,108
9/1/2010	56	$3,349,213	$25,682	$2,592	$23,090
10/1/2010	57	$3,345,859	$25,682	$3,354	$22,328
11/1/2010	58	$3,343,227	$25,682	$2,633	$23,049
12/1/2010	59	$3,339,833	$25,682	$3,394	$22,288
1/1/2011	60	$3,337,159	$25,682	$2,674	$23,008
2/1/2011	61	$3,334,467	$25,682	$2,692	$22,989
3/1/2011	62	$3,329,533	$25,682	$4,934	$20,748
4/1/2011	63	$3,326,788	$25,682	$2,745	$22,937
5/1/2011	64	$3,323,285	$25,682	$3,503	$22,179
6/1/2011	65	$3,320,497	$25,682	$2,788	$22,894
7/1/2011	66	$3,316,952	$25,682	$3,545	$22,137
8/1/2011	67	$3,314,120	$25,682	$2,832	$22,850
9/1/2011	68	$3,311,269	$25,682	$2,851	$22,831
10/1/2011	69	$3,307,662	$25,682	$3,607	$22,075
11/1/2011	70	$3,304,766	$25,682	$2,896	$22,786
12/1/2011	71	$3,301,116	$25,682	$3,650	$22,032
1/1/2012	72	$3,298,176	$25,682	$2,941	$22,741
2/1/2012	73	$3,295,215	$25,682	$2,961	$22,721
3/1/2012	74	$3,290,769	$25,682	$4,446	$21,236
4/1/2012	75	$3,287,757	$25,682	$3,012	$22,670
5/1/2012	76	$3,283,993	$25,682	$3,763	$21,918
6/1/2012	77	$3,280,935	$25,682	$3,059	$22,623
7/1/2012	78	$3,277,126	$25,682	$3,809	$21,873
8/1/2012	79	$3,274,020	$25,682	$3,106	$22,576
9/1/2012	80	$3,270,892	$25,682	$3,127	$22,554
10/1/2012	81	$3,267,017	$25,682	$3,876	$21,806
11/1/2012	82	$3,263,841	$25,682	$3,176	$22,506
12/1/2012	83	$3,259,918	$25,682	$3,923	$21,759
1/1/2013	84	$3,256,694	$25,682	$3,225	$22,457
2/1/2013	85	$3,253,447	$25,682	$3,247	$22,435
3/1/2013	86	$3,248,009	$25,682	$5,438	$20,244
4/1/2013	87	$3,244,702	$25,682	$3,307	$22,375
5/1/2013	88	$3,240,652	$25,682	$4,050	$21,631
6/1/2013	89	$3,237,294	$25,682	$3,357	$22,324
7/1/2013	90	$3,233,195	$25,682	$4,100	$21,582
8/1/2013	91	$3,229,786	$25,682	$3,409	$22,273
9/1/2013	92	$3,226,354	$25,682	$3,432	$22,250
10/1/2013	93	$3,222,181	$25,682	$4,173	$21,509
11/1/2013	94	$3,218,697	$25,682	$3,485	$22,197
12/1/2013	95	$3,214,473	$25,682	$4,224	$21,458

Date	Period	Balance	Principal and Interest	Principal	Interest
1/1/2014	96	$3,210,935	$25,682	$3,538	$22,144
2/1/2014	97	$3,207,373	$25,682	$3,562	$22,120
3/1/2014	98	$3,201,649	$25,682	$5,725	$19,957
4/1/2014	99	$3,198,023	$25,682	$3,626	$22,056
5/1/2014	100	$3,193,661	$25,682	$4,362	$21,320
6/1/2014	101	$3,189,980	$25,682	$3,681	$22,001
7/1/2014	102	$3,185,565	$25,682	$4,415	$21,267
8/1/2014	103	$3,181,828	$25,682	$3,737	$21,945
9/1/2014	104	$3,178,065	$25,682	$3,763	$21,919
10/1/2014	105	$3,173,571	$25,682	$4,495	$21,187
11/1/2014	106	$3,169,751	$25,682	$3,819	$21,862
12/1/2014	107	$3,165,201	$25,682	$4,550	$21,132
1/1/2015	108	$3,161,324	$25,682	$3,877	$21,805
2/1/2015	109	$3,157,421	$25,682	$3,904	$21,778
3/1/2015	110	$3,151,385	$25,682	$6,036	$19,646
4/1/2015	111	$3,147,413	$25,682	$3,972	$21,710
5/1/2015	112	$3,142,714	$25,682	$4,699	$20,983
6/1/2015	113	$3,138,682	$25,682	$4,032	$21,650
7/1/2015	114	$3,133,925	$25,682	$4,757	$20,925
8/1/2015	115	$0	$3,155,514	$3,133,925	$21,589

                     [THIS PAGE INTENTIONALLY LEFT BLANK.]

ANNEX B —
SIGNIFICANT MORTGAGE LOANS

                     [THIS PAGE INTENTIONALLY LEFT BLANK.]

                     DDR/MACQUARIE MERVYN'S PORTFOLIO LOAN

          [5 PICTURES OF DDR/MACQUARIE MERVYN'S PORTFOLIO LOAN OMITTED]

                                      B-1

                     DDR/MACQUARIE MERVYN'S PORTFOLIO LOAN

             [MAP OF DDR/MACQUARIE MERVYN'S PORTFOLIO LOAN OMITTED]

                                      B-2

                     DDR/MACQUARIE MERVYN'S PORTFOLIO LOAN

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
                               ORIGINAL               CUT-OFF DATE
                               --------               ------------
 BALANCE(1):                   $106,275,000           $106,275,000

 SHADOW RATING:                BBB-/BBB-/Baa3 (S&P/Fitch/Moody's)

 % OF POOL BY UPB:             6.26%

 ORIGINATION DATE:             September 30, 2005

 ORIGINATOR:                   GACC

 COUPON(1):                    5.2110%

 INTEREST ACCRUAL:             Actual/360

 TERM:                         60 months

 AMORTIZATION:                 Interest only

 OWNERSHIP INTEREST:           Fee simple interest in 31 properties and a
                               leasehold interest in 4 properties.

 PAYMENT DATE:                 1st of the month

 MATURITY DATE:                October 1, 2010

 SPONSOR:                      Developers Diversified Realty Corporation
                               and Macquarie DDR Trust.

 BORROWER:                     35 various single purpose entities.

 CALL PROTECTION/LOCKOUT:      Defeasance is permitted two years from the date
                               of this securitization. The loan is prepayable on
                               and after July 1, 2010 without penalty.

 CUT-OFF DATE LOAN PSF(1):     $98

 UP-FRONT RESERVES(2):         None

 ONGOING/SPRINGING             Taxes, insurance, ground rent, debt service,
 RESERVES(2):                  operating expenses, capital expenditures,
                               tenant improvement and leasing commissions.

 CASH MANAGEMENT(3):           Springing lockbox

 PARI PASSU DEBT(1):           $152,197,500

 ADDITIONAL SECURED/
 MEZZANINE DEBT:               None
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                             PROPERTY INFORMATION
--------------------------------------------------------------------------------
 SINGLE ASSET/PORTFOLIO:       Portfolio

 PROPERTY TYPE:                Retail

 PROPERTY LOCATION:            California (24), Arizona (5), Nevada (5), and
                               Texas (1)

 OCCUPANCY:                    100.0%

 OCCUPANCY AS OF DATE:         September 16, 2005

 YEAR BUILT:                   Various

 YEAR RENOVATED:               Various

 COLLATERAL:                   The collateral consists of a 35 building
                               portfolio containing approximately 2,646,671
                               square feet of retail space.

 PROPERTY MANAGEMENT:          Developers Diversified Realty Corporation (a
                               borrower affiliate).

 APPRAISED VALUE:              $397,650,000

 APPRAISED VALUE DATE:         July 1, 2005

 CUT-OFF DATE LTV(1):          65.00%

 BALLOON LTV(1):               65.00%

 U/W NOI:                      $29,156,276

 U/W NCF:                      $27,658,770

 ANNUAL DEBT SERVICE:          $5,614,907

 U/W NOI DSCR(1):              2.17x

 U/W NCF DSCR(1):              2.06x
--------------------------------------------------------------------------------

(1)  The $106,275,000 loan represents a pari passu A-2 note from a first mortgage in the original principal amount of $258,472,500. The A-2 note is being contributed to the trust. The pari passu A-1 note in the amount of
     $106,275,000, was sold in the GECMC 2005-C4 securitization and the pari passu floating rate note in the amount of $45,922,500 was sold in the COMM
     2005 FL-11 securitization. All aggregate LTV, DSCR, and Loan PSF numbers in this table are based on the total $258,472,500 financing. LIBOR was assumed to be 4.00% for calculating debt service on the floating rate note.

(2)  See "Reserves" below.

(3)  Springing hard lockbox upon the commencement of a "Reserve Period." Reserve
     Period means (a) an Event of Default, as such term is defined in the
     DDR/Macquarie Mervyns Portfolio Loan documents and (b) any period commencing on the date on which the DSCR is less than 1.05x.

                                      B-3

     The Loan. The largest loan (the "DDR/Macquarie Mervyn's Portfolio Loan")
represents approximately 6.26% of the initial pool balance, with a cut-off date principal balance of $106,275,000. The DDR/Macquarie Mervyn's Portfolio Loan is
a 5-year interest-only loan that has a maturity date of October 1, 2010. The
DDR/Macquarie Mervyn's Portfolio Loan is secured by, among other things, deeds of trust and security agreements and assignments of leases and rents that encumber the borrowers' fee interests and leasehold interests in the
DDR/Macquarie Mervyn's Portfolio Properties (as defined herein). In addition to the DDR Macquarie Mervyn's Portfolio Loan there are two pari passu notes, a
$106,275,000 fixed rate A-1 note and a $45,922,500 floating rate note
(collectively, the "DDR/Macquarie Mervyn's Portfolio Companion Loans"). The A-1
note bears interest at the same interest rate and has the same maturity date as the DDR/Macquarie Mervyn's Portfolio Loan. The floating rate note bears interest at a floating rate equal to LIBOR + 0.72% per annum and matures no later than the maturity date of the DDR/Macquarie Mervyn's Portfolio Loan.

     The Borrower. The borrowers under the DDR/Macquarie Mervyn's Portfolio
Loan are 35 separate single-purpose, bankruptcy-remote entities for which non-consolidation opinions were obtained at closing. All 35 borrowers have two independent directors, either at the borrower level or the general partner level, as applicable. The borrowers are sponsored by Developers Diversified
Realty Corporation ("DDR") (50%) and Macquarie DDR Trust ("MDT") (50%).

     DDR is a publicly traded REIT that currently owns and manages over 500 shopping centers in 44 states. With a total portfolio of approximately 113 million square feet of space, DDR is one of the largest owners, operators and developers of shopping centers in the United States and Puerto Rico. DDR has an investment grade senior unsecured corporate credit rating of "BBB" by S&P and
Fitch and "Baa3" by Moody's. MDT is a publicly traded property trust that trades on the Australian Stock Exchange. MDT is co-owned by DDR and Macquarie
Bank Limited of Australia. Macquarie Bank Limited of Australia is the largest investment bank in Australia and is focused on the ownership of retail community centers in the United States. MDT currently owns 35 properties
(approximately 12.1 million square feet) in 20 states, with a gross asset value of approximately $1.9 billion.

     The Properties. The DDR/Macquarie Mervyn's Portfolio Properties consists of 35 single tenant Mervyn's (as defined herein) stores primarily located in the western and southwestern United States--California (24), Arizona (5),
Nevada (5) and Texas (1), which in aggregate contain approximately 2,646,671 square feet of retail space (the "DDR/Macquarie Mervyn's Portfolio
Properties"). All the leases for the DDR/Macquarie Mervyn's Portfolio
Properties expire on September 30, 2020. The weighted average rent from the
DDR/Macquarie Mervyn's Portfolio Properties is $11.33 per square foot, which is
6.1% less than the weighted average market rent across the various markets of
$12.07 per square foot for all Mervyn's stores.

                    MACQUARIE MERVYN'S PORTFOLIO PROPERTIES

                                                                              ALLOCATED      % OF APPRAISED
STATE                          PROPERTY COUNT   GLA (SQ. FT.)   % OF GLA   APPRAISED VALUE       VALUE        RENT PSF
-----                          --------------   -------------   --------   ---------------       -----        --------

Southern California .........        14           1,074,240        40.6%     $178,550,000         44.9%      $  12.06
Northern California .........        10             730,035        27.6       120,850,000         30.4          12.64
Arizona .....................         5             395,069        14.9        48,250,000         12.1           9.96
Nevada ......................         5             370,730        14.0        44,900,000         11.3           9.27
Texas .......................         1              76,597         2.9         5,100,000          1.3           5.51
                                     --           ---------       -----      ------------        -----       --------
  TOTAL/WTD. AVG.: ..........        35           2,646,671       100.0%     $397,650,000        100.0%      $  11.33
                                     ==           =========       =====      ============        =====       ========

(1)  Information obtained from underwritten rent roll.

                                                                             ALLOCATED      % OF APPRAISED
OWNERSHIP                     PROPERTY COUNT   GLA (SQ. FT.)   % OF GLA   APPRAISED VALUE       VALUE        RENT PSF
---------                     --------------   -------------   --------   ---------------       -----        --------

Fee ........................        31           2,333,039        88.1%     $328,850,000         82.7%      $  10.69
Leasehold ..................         4             313,632        11.9        68,800,000         17.3          16.06
                                    --           ---------       -----      ------------        -----       --------
  TOTAL/WTD. AVG.: .........        35           2,646,671       100.0%     $397,650,000        100.0%      $  11.33
                                    ==           =========       =====      ============        =====       ========

(1)  Information obtained from underwritten rent roll.

                                      B-4

                                                                             ALLOCATED      % OF APPRAISED
PROPERTY TYPE                 PROPERTY COUNT   GLA (SQ. FT.)   % OF GLA   APPRAISED VALUE        VALUE        RENT PSF
-------------                 --------------   -------------   --------   ---------------        -----        --------

Shopping Center ............        25           1,874,317        70.8%     $255,700,000          64.3%      $  10.31
Shopping Mall ..............         8             652,150        24.6       130,100,000          32.7          14.89
Free Standing ..............         2             120,204         4.5        11,850,000           3.0           7.75
                                    --           ---------       -----      ------------         -----       --------
  TOTAL/WTD. AVG.: .........        35           2,646,671       100.0%     $397,650,000         100.0%      $  11.33
                                    ==           =========       =====      ============         =====       ========

(1)  Information obtained from underwritten rent roll.

     Tenant. The DDR/Macquarie Mervyn's Portfolio Properties are currently 100%
occupied by Mervyn's, LLC ("Mervyn's"). Mervyn's is a neighborhood department store that offers moderately priced fashion and home decor. In 1949, Mervyn's opened its first store in San Lorenzo, California, and as of November 4, 2005,
operates 188 locations in 10 states. Mervyn's has a reputation for offering an extensive selection of national and private-label fashions and housewares at reasonable price points. Mervyn's primary competitors include Kohl's
Corporation, J.C. Penney Corporation, Inc. and TJX Companies, which operates
TJMaxx and Marshalls. A private equity investment group that includes Sun
Capital Partners, Cerberus Capital Management and Lubert-Adler/Klaff Partners
acquired the Mervyn's retail chain from Target Corporation in September 2004 for approximately $1.65 billion. In September of 2005, Mervyn's announced the closing of 69 under-performing stores (not part of the collateral) in order to invest in and focus on its core markets, located in the western and southwestern United States (the primary locations of the properties that make up the collateral for the DDR/Macquarie Mervyn's Portfolio Loan). Mervyn's has
exited or plans to exit the Michigan and Oklahoma markets and parts of the
Colorado market.

     Letters of Credit and Guarantees. As additional credit enhancement the lender obtained: (i) a $33,000,000 sponsor guaranty from DDR and MDT, (ii) a pledge of the proceeds of a $25,000,000 guaranty from Lubert-Adler/Klaff
Partners, secured by a $25,000,000 letter of credit issued by a financial institution rated "A+" by S&P and Fitch and "Aa3" by Moody's and (iii) a pledge of the proceeds of a $7,705,143 security deposit letter of credit by a financial institution rated "A+" by S&P, "AA-" by Fitch and "Aa3" by Moody's.
As additional security for the performance of borrowers' obligations under the
DDR/Macquarie Mervyn's Portfolio Loan, the borrowers' parent, DDR MDT MV
Holdings II LLC, granted the lender a continuing security interest in 100% of its interest in the "Letter-of-Credit Rights" with respect to certain letters of credit delivered by the seller of the DDR/Macquarie Mervyn's Portfolio
Properties for the benefit of parent as agent for the borrowers (the "Mervyn's
Letter of Credit"). The security deposit letter of credit may be drawn by the borrowers upon the occurrence of certain lease defaults by Mervyn's, and the sponsor guaranty and Mervyn's Letter of Credit can be drawn upon and used for tenant improvements and leasing commissions upon the occurrence of, among other circumstances: (i) Mervyn's filing for protection under the Bankruptcy Code,
(ii) termination of all Mervyn's leases collateralized by the DDR/Macquarie
Mervyn's Portfolio Loan or (iii) failure to annually renew the Mervyn's Letter of Credit, each as more particularly set forth in the DDR/Macquarie Mervyn's
Portfolio Loan documents. All amounts drawn under the sponsor guaranty and
Mervyn's Letter of Credit are to be deposited into a holding account and then transferred to either a tenant improvement and leasing commission reserve or borrowers' account, such allocation dependent on the nature of the event triggering the draw on the Mervyn's Letter of Credit or sponsor guaranty, as described in the DDR/Macquarie Mervyn's Portfolio Loan agreement. Proceeds of any draw on the security deposit letter of credit is to be released to the borrowers, provided no Event of Default exists.

     Substitution of Collateral/Partial Release. On any payment date, the borrowers may substitute for any property, similar real estate collateral, provided the following conditions are satisfied: (i) no Event of Default exists; (ii) the substitution would not (a) be a "significant modification" of the DDR/Macquarie Mervyn's Portfolio Loan within the meaning of the applicable
Treasury Regulations or (b) cause the DDR/Macquarie Mervyn's Portfolio Loan to cease to be a "qualified mortgage" within the meaning of the Internal Revenue
Code; (iii) rating agency confirmation is delivered; (iv) the appraised value of the substitute property is not less than the appraised value the property being replaced as of the closing date or immediately preceding the substitute release date; (v) the DSCR (after giving effect to the proposed property substitution) will equal or exceed: (a) 1.45x and (b) the DSCR immediately prior to the property substitution; (vi) the geographic and tenant concentration of the properties is not adversely affected, such determination to be determined by the lender and (vii) in no event may (in the aggregate of all property

                                      B-5

substitutions) (a) more than 21 properties or (b) properties with appraised values exceeding 50% of the aggregate appraised values of all the properties be substituted. In addition, the borrower may voluntarily prepay the floating rate note and obtain a release of an individual property in whole, subject to the satisfaction of certain conditions, including, but not limited to, delivery to the lender of (i) an amount equal to 110% or 115% of the allocated loan amount for such property (determined based on annual sales per square foot, as described in the DDR/Macquarie Mervyn's Portfolio Loan documents), (ii) rating agency confirmation, and (iii) evidence that the assumed debt service coverage ratio for the remaining properties after the release will equal or exceed
1.45x. After the floating rate note is paid in full and provided the defeasance lockout period has expired, an individual property may be released upon the defeasance of such property, subject to the satisfaction of certain conditions including, but not limited to, delivery of defeasance collateral sufficient to defease 110% or 115% of the allocated loan amount for such property (subject to the standards described in (i) above), satisfaction of the conditions specified in (ii) and (iii) above and, provided that after giving effect to the partial defeasance, the borrower has not obtained the release of more than 21 properties or properties for which the aggregate appraised value exceeds an amount equal to 50% of the Aggregate Appraised Value (as such term is defined in the DDR/Macquarie Mervyn's Portfolio Loan agreement).

     Insurance Requirements. The borrowers are required to obtain and maintain, or to cause to be maintained by Mervyn's as tenant under the Mervyn's leases, comprehensive all risk insurance and terrorism insurance in an amount equal to the lesser of the principal amount and the full replacement cost of the properties, plus 18 months of business interruption insurance coverage. If the
Terrorism Risk Insurance Act of 2002 or a similar statute is not in effect, then provided that terrorism insurance is commercially available, the borrowers are required to carry terrorism insurance in the same amount detailed in the preceding sentence, provided, however, the borrowers are not required to spend more than one and one half times the premium in place on the closing date of the DDR/Macquarie Mervyn's Portfolio Loan. Terrorism insurance coverage may be provided under a blanket policy.

     Lockbox; Sweep of Excess Cash Flow. A hard lockbox will spring into effect upon the occurrence of (a) an Event of Default or (b) any period commencing on the date on which the DSCR is less than 1.05x.

     Mezzanine Loan. None permitted.

     Additional Debt. None permitted, except for (i) trade payables incurred in the ordinary course of business, provided in no event shall such amount exceed
2.4% of the DDR/Macquarie Mervyn's Portfolio Loan and/or 5.0% of the allocated loan amount for an individual DDR/Macquarie Mervyn's Portfolio Property and
(ii) tenant improvement and leasing commission costs pre-approved by the lender.

                                      B-6

                               JAMES CENTER LOAN

                   [3 PICTURES OF JAMES CENTER LOAN OMITTED]

                                      B-7

                               JAMES CENTER LOAN

                       [MAP OF JAMES CENTER LOAN OMITTED]

                                      B-8

                               JAMES CENTER LOAN

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
                            ORIGINAL               CUT-OFF DATE
                            --------               ------------
 BALANCE(1):                $100,000,000           $100,000,000

 % OF POOL BY UPB:          5.89%

 ORIGINATION DATE:          December 14, 2005

 ORIGINATOR:                CWCapital LLC

 COUPON:                    5.2200%

 INTEREST ACCRUAL:          Actual/360

 TERM:                      120 months

 AMORTIZATION:              Interest only

 OWNERSHIP INTEREST:        Fee simple

 PAYMENT DATE:              1st of the month

 ANTICIPATED REPAYMENT
 DATE:                      January 1, 2016

 MATURITY DATE:             January 1, 2036

 SPONSOR:                   Joseph Jerome

 BORROWER:                  James Center Property LLC

 CALL PROTECTION/LOCKOUT:   Defeasance is permitted two years from the date of
                            securitization of the last pari passu note. The loan
                            is prepayable on and after October 1, 2015 without
                            penalty.

 CUT-OFF DATE LOAN
 PSF(1):                    $154

 UP-FRONT RESERVES(3):      Insurance:             $81,541

                            Taxes:                 $307,400

                            Immediate Repairs:     $39,756

                            Free Rent:             $1,443,831

                            TI/LC Holdback:        $2,100,000

                            Marsh Leasing
                            Reserve:               $1,105,323

                            Mercer Leasing
                            Reserve:               $1,245,416

                            Replacements:          $12,178

 ONGOING/SPRINGING
 RESERVES(3):               Taxes, insurance, replacements and tenant
                            improvements and leasing commissions.

 CASH MANAGEMENT(4):        Hard lockbox

 PARI PASSU BALANCE(1):     $50,000,000

 ADDITIONAL SECURED/
 MEZZANINE DEBT:            None
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
 SINGLE ASSET/PORTFOLIO:    Single Asset

 PROPERTY TYPE:             Office

 PROPERTY LOCATION:         Richmond, Virginia

 OCCUPANCY(2):              94.6%

 OCCUPANCY AS OF DATE:      November 1, 2005

 YEAR BUILT:                1985-1986

 YEAR RENOVATED:            2001-2005

 COLLATERAL:                The collateral consists of a Class "A" office
                            complex containing approximately 974,268 square
                            feet located on 4.107 acres of land. The property
                            consists of three separate buildings with 14, 21,
                            and 22 stories, respectively.

 PROPERTY MANAGEMENT:       J.E.M.B. Realty Corp. (a borrower affiliate).

 APPRAISED VALUE:           $192,500,000

 APPRAISED VALUE DATE:      September 12, 2005

 CUT-OFF DATE LTV(1):       77.92%

 BALLOON LTV(1):            77.92%

 U/W NOI:                   $13,441,413

 U/W NCF:                   $12,369,982

 ANNUAL DEBT SERVICE(1):    $7,938,750

 U/W NOI DSCR(1):           1.69x

 U/W NCF DSCR(1):           1.56x
--------------------------------------------------------------------------------

(1)  The $100,000,000 loan represents a pari passu A-1 note from a total first mortgage in the original principal amount of $150,000,000. The pari passu
     A-2 note is not included in the trust. All aggregate LTV, DSCR and Loan PSF figures in this table are based on both James Center pari passu notes, totaling $150,000,000.

(2)  Includes tenants with executed leases but currently not in occupancy or paying rent; does not include tenant expansions.

(3)  See "Reserves" below.

(4)  See "Lockbox; Sweep of Excess Cash Flow" below.

                                      B-9

     The Loan. The second largest loan (the "James Center Loan") represents approximately 5.89% of the initial pool balance, with a cut-off date principal balance of $100,000,000. The James Center Loan is a ten-year interest-only loan that has an anticipated repayment date of January 1, 2016 (the "Anticipated
Repayment Date"). The James Center Loan is secured by, among other things, a
Deed of Trust and Security Agreement, assignment of leases and rents, security agreement and fixture filing encumbering the borrower's fee ownership interest in the James Center Property (as defined herein). In addition to the James
Center Loan, there is a pari passu $50,000,000 A-2 note (the "James Center
Companion Loan"; the James Center Loan and the James Center Companion Loan,
collectively, the "James Center Mortgage Loan") that has the same interest rate, maturity date and amortization term as the James Center Loan. Only the
James Center Loan is included in the trust.

     The Borrower. The borrower under the James Center Loan, James Center
Property LLC, a Delaware limited liability company, is a single-purpose, bankruptcy-remote entity for which a non-consolidation opinion was obtained at closing. The borrower is sponsored by Joseph Jerome.

     The borrower acquired the James Center Property as part of a "reverse"
exchange permitted under Section 1031 of the United States Internal Revenue
Code (the "IRC"). At origination, the 100% equity owner and sole member of
James Center Operating LLC, which is the 100% equity owner and sole member of the borrower was Strawberry Acquisitions Inc. James Center Operating LLC is an
entity that acts as a "qualified intermediary" under IRC regulations. Pursuant to IRC regulations, Strawberry Acquisitions Inc., as nominee of the borrower, will hold indirect ownership of the James Center Property until the date that is the earlier to occur of: (i) the expiration of the 180-day period from
December 14, 2005 or (ii) the sale of another property owned by an affiliate of the borrower to complete the exchange (such time, the "Exchange Date"). On the
Exchange Date, either Herald Towers, LLC or James Center Acquisition LLC (as
applicable, the "Exchange Owner") will become the sole member of James Center
Operating LLC pursuant to 1031 exchange documents and assignment and assumption documents that have been pre-approved by the lender.

     NRFCA WA Holdings LLC ("NRFCA"), which is an indirect wholly-owned subsidiary of NorthStar Realty Finance L.P., either owns, in the case of James
Center Acquisition LLC, or on the Exchange Date will own, in the case of Herald
Towers LLC, a $23,300,000 preferred equity interest in the Exchange Owner. The preferred equity interest is entitled to an annual preferred return, payable monthly in arrears, which accrues at the annual rate of 13%. If there is not sufficient cash flow to pay the entire accrued preferred return in any given month, then during the period commencing December 14, 2005 to, but not including, December 31, 2008, the portion of the preferred return over 9% per annum may be deferred to the extent there is insufficient cash flow and during the period commencing December 31, 2008 to, but not including, December 31,
2010, the portion of the preferred return over 11% per annum may be deferred to the extent there insufficient cash flow. The full amount of the preferred equity of $23,300,000 must be redeemed and all deferred and accrued interest must be paid by no later than December 14, 2012 (the "Mandatory Outside
Redemption Date"). Nevertheless, the preferred equity may not be redeemed prior to December 14, 2010. If the preferred return is not paid when due or if the preferred equity is not redeemed on or before the Mandatory Outside Redemption
Date or upon certain other change of control events, NRFCA has the right, among other remedies, to take over the control of the Exchange Owner but is not entitled to become the common member of the Exchange Owner. The rights of NRFCA to pledge or transfer its preferred interest in the Exchange Owner are subject to the transfer provisions of the James Center Loan documents.

     The Property. The property securing the James Center Loan (the "James
Center Property") consists of a Class "A" office complex that contains approximately 974,268 square feet on 4.107 acres of land. The James Center
Property consists of three separate buildings with 14, 21, and 22 stories, respectively, located on 901, 1021 & 1051 East Cary Street, in the central business district of Richmond, Virginia. Amenities at the James Center Property
include a security system on every floor of the parking garages, a YMCA with a full fitness club, restaurants, retail shops, a private dining club for members only, a bank, access to an Omni Hotel, a garden style atrium and lobbies finished in white and red Italian marble.

                                      B-10

     Major Tenant Summary. The following tables show certain information regarding the ten largest tenants, based on annualized underwritten base rent, of the James Center Property.

        TEN LARGEST TENANTS BASED ON ANNUALIZED UNDERWRITTEN BASE RENT(1)

                                 CREDIT RATING                         ANNUALIZED      % OF TOTAL       ANNUALIZED
                                  (FITCH/S&P/     TENANT     % OF       U/W BASE     ANNUALIZED U/W   U/W BASE RENT     LEASE
TENANT NAME                       MOODY'S)(5)      NSRF      NRSF         RENT          BASE RENT        PER NRSF     EXPIRATION
-----------                       -----------      ----      ----         ----          ---------        --------     ----------

1. McGuire Woods LLP(2)             NR/NR/NR     214,336      22.0%   $ 4,673,590          26.3%        $  21.80      8/31/2015
2. Wachovia Bank N.A.              AA-/A+/Aa3    145,688      15.0      3,460,325          19.5            23.75      6/14/2012
3. Davenport & Company LLC(3)       NR/NR/NR      90,649       9.3      1,932,335          10.9            21.32      8/31/2012
4. Williams Mullen                  NR/NR/NR      97,126      10.0      1,592,866           9.0            16.40      6/30/2010
5. Master Lease(4)                  NR/NR/NR      25,000       2.6        500,000           2.8            20.00         NAP
6. KPMG LLP                         NR/NR/NR      26,652       2.7        480,003           2.7            18.01     12/31/2011
7. Chesapeake Corporation           NR/NR/NR      21,488       2.2        454,256           2.6            21.14      9/30/2010
8. Ernst & Young U.S., LLP          NR/NR/NR      20,255       2.1        435,483           2.5            21.50      5/31/2010
9. Mercer Human Resources, Inc.   BBB/BBB/Baa2    28,350       2.9        400,019           2.3            14.11      6/30/2016
10. Marsh USA, Inc.               BBB/BBB/Baa2    25,161       2.6        355,022           2.0            14.11      6/30/2016
                                                 -------      ----    -----------          ----         --------
        TOTAL/WTD. AVG.                          694,705      71.3%   $14,283,898          80.4%        $  20.56
                                                 =======      ====    ===========          ====         ========

(1)  Annualized Underwritten Base Rent excludes vacant space.

(2)  Excluding 2,024 square feet in Tower 1 expansion space for which McGuire
     Woods LLP has exercised an expansion option, nor does it include 19,719 square feet in new space that the McGuire Woods LLP will be taking in Tower
     3 and for which a new lease is currently out for signature. McGuire Woods
     LLP is expected to take occupancy of both spaces and begin paying rent by
     June 1, 2006.

(3)  6,160 square feet expires on July 31, 2008.

(4)  Master lease to borrower affiliate.

(5)  Certain ratings are those of the parent company whether or not the parent guarantees the lease.

     Lease Expiration: The following table shows the lease expiration schedule for the James Center Property:

                          LEASE EXPIRATION SCHEDULE(1)

                                                                                             APPROXIMATE %      ANNUALIZED
     YEAR ENDING                            % OF      CUMULATIVE % OF     ANNUALIZED U/W      OF TOTAL U/W     U/W BASE RENT
     DECEMBER 31        EXPIRING NRSF       NRSF         TOTAL SRSF          BASE RENT         BASE RENT            PSF
     -----------        -------------       ----         ----------          ---------         ---------            ---

         2005               15,973           1.6%            1.6%           $   233,223            1.3%          $  14.60
         2006               49,272           5.1             6.7                924,692            5.2              18.77
         2007               13,376           1.4             8.1                248,058            1.4              18.54
         2008               25,456           2.6            10.7                438,786            2.5              17.24
         2009               66,993           6.9            17.6                895,777            5.0              13.37
         2010              163,265          16.8            34.3              2,893,255           16.3              17.72
         2011               26,652           2.7            37.1                480,003            2.7              18.01
         2012              230,177          23.6            60.7              5,234,594           29.5              22.74
         2013               37,164           3.8            64.5                481,909            2.7              12.97
 2014 & Thereafter         292,847          30.1            94.6              5,928,631           33.4              20.24
        Vacant              53,093           5.4           100.0%                     0            0.0               0.00
                           -------         -----                            -----------          -----           --------
   TOTAL/WTD. AVG.         974,268         100.0%                           $17,758,926          100.0%          $  19.28
                           =======         =====                            ===========          =====           ========

(1)  Annualized Underwritten Base Rent excludes vacant space, but includes income from McGuire Woods LLP expansion space and Marsh and Mercer spaces where tenants are not yet in occupancy or paying rent.

(2)  "2014 & Thereafter" includes a 25,000 square foot master lease with a borrower affiliate.

                                      B-11

     Planned Improvements. Pursuant to James Center Loan documents, the borrower is allowed to make the following improvements to the James Center
Property: (a) if the borrower (x) is required as a result of the exercise by
McGuire Woods, LLP ("McGuire Woods") of the expansion option set forth in its lease and does not elect to partially defease the James Center Whole Loan pursuant to the terms of the James Center Loan documents and cause a release of
One James Center from the lien of the mortgage, the borrower will be required to build a new building on the land adjacent to One James Center, (y) elects, at its option to construct a smaller building adjacent to One James Center, after obtaining the consent from McGuire Woods or a written waiver by McGuire
Woods of its expansion option (unless such option has lapsed or otherwise ceases to be effective) and/or (z) elects to expand the parking deck located at the James Center Property, then the borrower will be permitted to construct the applicable improvements, subject to the satisfaction of the conditions set forth in the James Center Loan documents, which conditions include, but are not limited to, 125% of the anticipated amount to complete the construction or the delivery of a letter of credit in such amount and having the guarantor provide a full recourse guaranty.

     Reserves. In addition to up-front tax and insurance reserves (the "Tax and
Insurance Reserve"), the borrower is required to make monthly deposits into the
Tax and Insurance Reserve in an amount equal to 1/12th of the estimated annual insurance premiums and real estate taxes. The borrower is also required to make monthly deposits equal to $12,178 for the payment of capital expenditures into a replacements reserve.

     At origination, the borrower deposited $2,100,000 into a reserve account for the payment of tenant improvements and leasing commissions ("TI/LC
Reserve"). If the amount in the TI/LC Reserve drops below $2,100,000, the borrower is required to make monthly deposits in an amount equal to $71,234, until such time as the amount in the TI/LC Reserve is equal to $2,100,000.
Additionally, the borrower deposited $2,350,738.23 for tenant improvements and leasing commissions relating to Marsh USA ("Marsh") and Mercer Human Resources,
Inc. ("Mercer") (the "M&M TI/LC Reserve") spaces in the James Center Property.
The M&M TI/LC Reserve will be released to reimburse the borrower for tenant improvements and leasing commissions related to the Marsh and Mercer spaces. In addition, the borrower posted a letter of credit in the amount of $1,443,831 which represents 12 months of base rent and underwritten reimbursements from
Marsh and Mercer ($1,193,831), and six months of base rent totaling $250,000 under a master lease with a borrower affiliate.

     Insurance Requirements. The borrower is required to maintain comprehensive all risk insurance and insurance coverage for terrorism and acts of terrorism.

     Lockbox; Sweep of Excess Cash Flow. A hard lockbox is in place with respect to the James Center Loan.

     Mezzanine Loan. None permitted.

     Additional Debt. None permitted, except for (i) trade payables incurred in the ordinary course of business and/or (ii) financing leases and purchase money indebtedness incurred in the ordinary course of business; provided, however, in no event shall the aggregate amount of indebtedness described in (i) and (ii)
above exceed $4.5 million.

     Partial Defeasance. Partial Release. After the expiration of the defeasance lockout period but prior to the Anticipated Repayment Date, the borrower has the right to defease a portion of the James Center Mortgage Loan and obtain the release of one or more buildings from the James Center Property, if (x) in the case of a release of Three James Center, the borrower intends to further develop Three James Center to, among other things, add up to approximately 250,000 square feet of rentable area to that building or (y) in the case of a release of One James Center, the borrower either (i) intends to further develop One James Center to, among other things, construct a second office tower containing approximately 25,000 square feet of rentable area on the plaza area of the One James Center parcel or (ii) elects to defease a portion of the James Center Mortgage Loan after McGuire Woods has requested the build out of the second office tower on the plaza area of the One James Center parcel. In such event, the borrower will be required to comply with the following conditions: (i) the principal

                                      B-12

balance of the defeased portion of the James Center Loan must be equal to 125%
of the allocated loan amount for the building being released; (ii) the remaining property must have a loan-to-value ratio that is not greater than the lesser of the loan-to-value ratio of the James Center Loan as of the origination date and the loan-to-value ratio of the James Center Loan in effect immediately prior to the release and a debt service coverage ratio that is not less than the greater of the debt service coverage ratio of the James Center
Loan as of the origination date and the debt service coverage ratio of the
James Center Loan in effect immediately prior to the release and (iv) the lender must have received confirmation from each rating agency then rating the certificates that such release will not result in the downgrade, qualification or withdrawal of the rating assigned to the certificates (and any certificates issued by a securitization trust into which the James Center Companion Loan has been deposited).

                                      B-13

                           SEVEN SPRINGS VILLAGE LOAN

               [4 PICTURES OF SEVEN SPRINGS VILLAGE LOAN OMITTED]

                                      B-14

                           SEVEN SPRINGS VILLAGE LOAN

                  [MAP OF SEVEN SPRINGS VILLAGE LOAN OMITTED]

                                      B-15

                          SEVEN SPRINGS VILLAGE LOAN

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
                            ORIGINAL                 CUT-OFF DATE
                            --------                 ------------
 BALANCE(1):                $93,000,000              $93,000,000

 % OF POOL BY UPB:          5.48%

 ORIGINATION DATE:          August 31, 2005

 ORIGINATOR:                GMACCM

 COUPON:                    5.42%

 INTEREST ACCRUAL:          Actual/360

 TERM:                      60 months

 AMORTIZATION:              Interest only through and including the payment date
                            occurring immediately prior to the maturity date,
                            with a balloon payment due on the maturity date.

 OWNERSHIP INTEREST:        Fee Simple

 PAYMENT DATE:              1st of the month

 MATURITY DATE:             September 1, 2010

 SPONSOR:                   Scott Ross

 BORROWER:                  Seven Springs Investments, LLC

 CALL PROTECTION/LOCKOUT:   Defeasance permitted after 2 years from the date of
                            securitization with U.S. government securities. The
                            loan is not prepayable until 1 month prior to
                            maturity.

 CUT-OFF DATE LOAN PER
 UNIT:                      $94,608

 UP-FRONT RESERVES(2):      Insurance:               $95,255

                            Taxes:                   $81,086

                            Immediate Repairs:       $34,440

 ONGOING/SPRINGING
 RESERVES(2):               Taxes, insurance and replacements

 CASH MANAGEMENT:           Soft, Springing Hard
                            lockbox

 ADDITIONAL SECURED/
 MEZZANINE DEBT(3):         The mortgage property also secures a subordinate
                            note with an initial principal balance of
                            $5,000,000. No further secured and/or mezzanine
                            debt is permitted.
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
 SINGLE ASSET/PORTFOLIO:    Single Asset

 PROPERTY TYPE:             Multifamily

 PROPERTY LOCATION:         College Park, Maryland

 OCCUPANCY:                 95.6%

 OCCUPANCY AS OF DATE:      November 7, 2005

 YEAR BUILT:                1967-1974

 YEAR RENOVATED:            2002

 COLLATERAL:                The collateral consists of 15 buildings on a total
                            of 33.19 acres which contain 983 residential units,
                            and 5 commercial units.

 PROPERTY MANAGEMENT:       Realty Management Services, Inc.

 APPRAISED VALUE:           $131,000,000

 APPRAISED VALUE DATE:      June 22, 2005

 CUT-OFF DATE LTV(1):       70.99%

 BALLOON LTV(1):            70.99%

 U/W NOI:                   $7,709,376

 U/W NCF:                   $7,463,626

 ANNUAL DEBT SERVICE:       $5,110,608

 U/W NOI DSCR(1):           1.51x

 U/W NCF DSCR(1):           1.46x
--------------------------------------------------------------------------------

(1)  The subject loan with an original principal amount of $93,000,000 represents a senior note in a whole loan with an original principal amount of $98,000,000. The subordinate note, in an original principal amount of
     $5,000,000, is not included in the trust. All aggregate LTV, DSCR and loan
     PSF numbers in this table are based on the total $93,000,000 senior financing.

(2)  See "Reserves" below.

(3)  See "B Note" below.

                                      B-16

     The Loan. The third largest loan (the "Seven Springs Village Loan"), representing approximately 5.48% of the initial pool balance, with a cut-off date principal balance of $93,000,000, is a five year balloon loan that has a maturity date of September 1, 2010, and provides for monthly payments of interest only. The Seven Springs Village Loan is secured by, among other things, an indemnity deed of trust, assignment of rents and leases, security agreement and fixture filing, encumbering the fee ownership interest in the
Seven Springs Village Property (as defined herein).

     The Seven Springs Village Property also secures a $5,000,000 subordinate note (the "Seven Springs Village B Note," and together with the Seven Springs
Village Loan, the "Seven Springs Village Whole Loan"). Only the Seven Springs
Village Loan is included in the trust. The Seven Springs Village B Note will be serviced pursuant to the pooling and servicing agreement. See "Description of the Mortgage Pool--The Seven Springs Village Whole Loan" and "-- Rights Of The
Holder of the Seven Springs Village B Note".

     The Borrower. The borrower under the Seven Springs Village Loan is a special purpose entity for which a non-consolidation opinion was obtained at closing. In order to obtain certain tax benefits, the owner of the Seven
Springs Village Property, Seven Springs Village, LLC, a Maryland limited liability company (the "Seven Springs Village Property Owner"), which is also the sole member of the borrower, agreed to guarantee the Seven Springs Village
Loan and be the grantor under the deed of trust that secures the Seven Springs
Village Loan. The Seven Springs Property Owner is a special purpose entity for which a non-consolidation opinion was obtained at closing. Commercial Equity
Investments, Inc., which is an affiliate of GMACCM, holds a 70% membership interest in the Seven Springs Village Property Owner. The borrower is sponsored by Scott Ross.

     The Property. The property consists of twelve garden style buildings, two mid-rise buildings and one high-rise building with a total of 983 apartment units on a 33.19 acre parcel of land (collectively, the "Seven Springs Village
Property"). The unit mix is comprised of 112 efficiencies, 432 one-bedroom apartments, 391 two-bedroom units, 46 three-bedroom units and 2 four-bedroom units. Amenities at the Seven Springs Village Property include onsite laundry, a fitness center, tennis courts, a swimming pool, playgrounds and onsite parking. Five commercial units totaling 8,910 sq. ft., including a convenience store, a day care center, a hair salon and a security office, are located on-site. The Seven Springs Village Property was developed between 1967-1974 and was renovated in 2002.

     According to an appraisal performed by Joseph J. Blake & Associates dated
July 8, 2005*, the Seven Springs Village Property is located in the College
Park area of Prince George's County, just inside the Capital Beltway, in the
Washington DC MSA. The appraiser surveyed 11 properties in the market area of the Seven Springs Village Property. According to the appraisal, the data suggested a market vacancy rate of 5%.

     Reserves. At origination, the borrower made initial deposits into reserve accounts for the payment of insurance premiums in the amount of $95,255 and for the payment of real estate taxes in the amount of $81,086. The Seven Springs
Village Loan requires the borrower to make monthly deposits into such reserve accounts in an amount equal to 1/12 of the estimated annual insurance premiums and real estate taxes. In addition, at origination, the borrower made an initial deposit into a reserve account for immediate repairs in the amount of
$34,400.

     The Seven Springs Village Loan requires the borrower to make monthly deposits for the payment of capital expenditures into a replacements reserve account in an amount equal to $22,527.

     Insurance Requirements. The borrower is required to maintain comprehensive all risk insurance and insurance coverage for terrorism and acts of terrorism throughout the term of the Seven Springs Village Loan.

     B Note. The Seven Springs Village Loan represents the senior note with an initial principal balance of $93,000,000 in a whole loan with an original initial principal balance of $98,000,000. The whole loan also consists of the
Seven Springs Village B Note, which is not an asset of the trust. The Seven
Springs Village B Note is a five-year balloon loan that has a maturity date of

                                      B-17

September 1, 2010 and provides for monthly payments of interest only subject to an interest rate of 12.28%. The initial holder of the Seven Springs Village B
Note is GMACCM, which is one of the mortgage loan sellers. The rights of the holders of the Seven Springs Village Loan and the Seven Springs Village B Note
are set forth in a co-lender agreement (as more particularly described in the prospectus supplement) that provides for, among other things, the right of the holder of the Seven Springs Village B Note to (i) cure certain events of default by the related borrower and (ii) purchase the Seven Springs Village
Loan under certain conditions, including an event of default by the related borrower.

     Additional Secured Debt/Mezzanine Loan. No other debt is permitted, including mezzanine debt, other than trade payables and debt incurred in the ordinary course of the borrower's ownership and operation of the property, to the extent such debt does not exceed 2% of the whole loan amount and is paid within 60 days of the date incurred.

--------------
(*)  None of the depositor, the underwriters, the mortgage loan sellers or any of their respective affiliates has independently verified any of the information in such appraisal and none of such persons makes any representation regarding the accuracy or completeness of such information.

                                      B-18

                      DESIGN CENTER OF THE AMERICAS LOAN

           [3 PICTURES OF DESIGN CENTER OF THE AMERICAS LOAN OMITTED]

                                      B-19

                       DESIGN CENTER OF THE AMERICAS LOAN

               [MAP OF DESIGN CENTER OF THE AMERICAS LOAN OMITTED]

                                      B-20

                       DESIGN CENTER OF THE AMERICAS LOAN

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
                                  ORIGINAL                CUT-OFF DATE
                                  --------                ------------
 BALANCE(1):                      $92,500,000             $92,500,000

 % OF POOL BY UPB:                5.45%

 ORIGINATION DATE:                June 30, 2005

 ORIGINATOR:                      GACC

 COUPON:                          5.92722%

 INTEREST ACCRUAL:                Actual/360

 TERM:                            121 months

 AMORTIZATION:                    Interest only for the initial 36
                                  months of the term, thereafter amortizes on a
                                  30-year schedule.

 OWNERSHIP INTEREST:              Fee simple

 PAYMENT DATE:                    1st of the month

 MATURITY DATE:                   August 1, 2015

 SPONSOR:                         Charles Cohen

 BORROWER:                        Design Center of the Americas, LLC

 CALL PROTECTION/LOCKOUT:         Defeasance is permitted on or after August 1,
                                  2008. The loan is prepayable on or after May
                                  1, 2015 without penalty.

 CUT-OFF DATE LOAN PSF(1):        $239

 UP-FRONT RESERVES:               Tax:                    $616,903

                                  Insurance:              $31,167

                                  Immediate Repairs:      $66,300

 ONGOING/SPRINGING RESERVES(3):   Taxes, insurance and replacements.

 CASH MANAGEMENT(2):              Hard lockbox

 PARI PASSU BALANCE(1):           $92,500,000
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
 SINGLE ASSET/PORTFOLIO:          Single Asset

 PROPERTY TYPE:                   Retail

 PROPERTY LOCATION:               Dania Beach, Florida

 OCCUPANCY:                       93.6%

 OCCUPANCY AS OF DATE:            February 28, 2005

 YEAR BUILT:                      1985

 YEAR RENOVATED:                  2001

 COLLATERAL:                      The collateral consists of a first mortgage
                                  on the borrower's fee simple interest in
                                  three, four-story buildings with 774,573
                                  square feet of retail space.

 PROPERTY MANAGEMENT:             Cohen Brothers Realty Corporation of
                                  Florida, LLC (a borrower affiliate).

 APPRAISED VALUE:                 $250,350,000

 APPRAISED VALUE DATE:            May 18, 2005

 CUT-OFF DATE LTV(1):             73.90%

 BALLOON LTV(1):                  66.58%

 U/W NOI:                         $18,896,140

 U/W NCF:                         $18,626,302

 ANNUAL DEBT SERVICE:             $6,603,161

 U/W NOI DSCR(1):                 1.43x

 U/W NCF DSCR(1):                 1.41x
--------------------------------------------------------------------------------

(1)   The $92,500,000 loan represents a pari passu A-2 note from a first mortgage in the original principal amount of $185,000,000. The A-2 note is being contributed to the trust. The pari passu A-1 note was sold in the GECMC 2005-C4 securitization. All aggregate LTV, DSCR and Loan PSF numbers in this table are based on the total $185,000,000 financing.

(2)   See "Lockbox; Sweep of Excess Cash Flow" below.

(3)   See "Reserves" below.

                                      B-21

     The Loan. The fourth largest loan (the "Design Center of the Americas
Loan") represents approximately 5.45% of the initial pool balance, with a cut-off date principal balance of $92,500,000 and a maturity date of August 1,
2015. The Design Center of the Americas Loan is interest only for the first three-years of its term and amortizes on a 30-year schedule thereafter. The
Design Center of the Americas Loan is secured by, among other things an Amended and Restated Mortgage, Assignment of Leases and Rents, Security Agreement,
Fixture Filing and Financing Statement that encumbers the borrower's fee interest in the Design Center of the Americas Property (as defined herein).
There is an additional pari passu note, a $92,500,000 A-1 note that was sold in the GECMC 2005-C4 securitization (the "Design Center of the Americas Companion
Loan"). The Design Center of the Americas Companion Loan bears interest at the same interest rate and has the same maturity date as the Design Center of the
Americas Loan.

     The Borrower. The borrower under the Design Center of the Americas Loan,
Design Center of the Americas, LLC, a Delaware limited liability company, is a single-purpose, bankruptcy-remote entity for which a non-consolidation opinion was obtained at closing. The borrower is sponsored by Charles Cohen. Charles
Cohen was a vice president and General Counsel for Cohen Brothers Realty
Corporation ("CBRC") until 1983 when Mr. Cohen was named CBRC's president. Mr.
Cohen owns and operates three other design centers, including Pacific Design
Center in West Hollywood, California, the Decoration and Design Building ("D&D
Building) in New York City and Decorative Center Houston in Texas. Mr. Cohen's
portfolio of real estate includes over 11 million square feet of space in New
York, Florida, Texas and Southern California.

     The Property. The property consists of three, four-story interconnected buildings totaling 774,573 square feet of retail space (the "Design Center of the Americas Property"). The Design Center of the Americas Property is located along I-95 immediately across the highway from a Bass Pro Shop, in central
Broward County and is easily accessible from all points in the tri-county areas of Miami-Dade, Broward and Palm Beach Counties. The Design Center of the
Americas Property was constructed in 1985 and further expanded in 1988 and most recently in 2001.

     Major Tenant Summary. The following tables shows certain information regarding the eight largest tenants based on square feet of the Design Center of the Americas Property.

                      SIGNIFICANT TENANTS BASED ON NRSF(1)

                            TENANT        % OF            LEASE
  TENANT NAME                NRSF         NRSF          EXPIRATION        RENT PSF (1)
  -----------                ----         ----          ----------        ------------

  Baker Knapp & Tubbs       37,808         4.9%         12/31/2010         $  16.16
  Judith Norman/TJRM        29,607         3.8          12/31/2013            27.81
  Jerry Pair                28,023         3.6          04/30/2011            32.21
  Bill Nessen               20,520         2.7          Various(2)            30.50
  Robert Allen              17,603         2.3          08/31/2006            33.33
  E.G. Cody                 16,151         2.1          02/28/2011            37.09
  Sherrill Furniture        15,457         2.0          06/30/2005(3)         34.26
  Design West               14,108         1.8          12/31/2009            31.16
                            ------        ----                             --------
  TOTAL / WTD. AVG.        179,277        23.2%                            $  28.55
                           =======        ====                             ========

(1)  Information obtained from the underwritten rent roll.

(2)  Bill Nessen leases 12,094 square feet of space that expires on September
     30, 2007 and 8,426 square feet of space that expires on October 31, 2009.

(3)  Sherrill Furniture is in-place, paying rent and in negotiations to extend its lease.

                                      B-22

     Lease Expiration. The following table shows the lease expiration schedule and recently signed leases for the Design Center of the Americas Property:

                          LEASE EXPIRATION SCHEDULE(1)

                                                                                                      ANNUALIZED
                                                      CUMULATIVE      ANNUALIZED       % OF BASE         U/W
                             EXPIRING       % OF         % OF             U/W         ACTUAL RENT     BASE RENT
YEAR ENDING DECEMBER 31        NRSF         NRSF       TOTAL SF        BASE RENT        ROLLING          PSF
-----------------------        ----         ----       --------        ---------        -------          ---

2005                          66,055         8.5%         8.5%       $ 2,347,157          10.2%       $  35.53
2006                          95,616        12.3         20.9          3,169,344          13.7           33.15
2007                          93,837        12.1         33.0          3,136,098          13.6           33.42
2008                          83,018        10.7         43.7          2,810,018          12.2           33.85
2009                          72,241         9.3         53.0          2,191,793           9.5           30.34
2010                          93,112        12.0         65.1          2,508,364          10.9           26.94
2011                          97,014        12.5         77.6          3,309,452          14.4           34.11
2012                           9,695         1.3         78.8            234,778           1.0           24.22
2013                          65,319         8.4         87.3          2,057,980           8.9           31.51
2014                              --         0.0         87.3                 --           0.0            0.00
2015                          20,428         2.6         89.9            642,887           2.8           31.47
2016(2)                       28,775         3.7         93.6            656,674           2.9           22.82
Vacant                        49,463         6.4        100.0                 --           0.0            0.00
                              ------       -----                     -----------         -----        --------
TOTALS/WTD. AVG.             774,573       100.0%                    $23,064,546         100.0%       $  31.81
                             =======       =====                     ===========         =====        ========

(1)  Information obtained from underwritten rent roll.

(2)  Includes the 5,064 square foot Resource Center which pays no rent; however income is derived from referral service designers and suppliers.

     Reserves. At origination, the borrower made an initial deposit into a reserve account for the payment of (i) insurance premiums in the amount of
$31,167, (ii) real estate taxes in the amount of $616,903 and (iii) immediate repairs in the amount of $31,167. The Design Center of the Americas Loan requires the borrower to make monthly deposits for the payment of capital expenditures into a replacements reserve in an amount equal to $21,946, for the payment of insurance in an amount equal to $31,167, and for the payment of real estate taxes in an amount equal to $154,226.

     Insurance Requirements. The borrower is required to maintain comprehensive all risk insurance and so long as the Terrorism Risk Insurance Act of 2002
("TRIA") or a similar statute is in effect, the borrower is required to maintain insurance coverage for terrorism and acts of terrorism equal to not less than the lesser of the (1) then outstanding principal balance of the
Design Center of the Americas Loan and (2) sum of full replacement cost of the
Design Center of the Americas Property plus 18 months of business interruption coverage. If TRIA or a similar statute is not in effect, then the borrower is required to carry terrorism insurance throughout the term of the Design Center of the Americas Loan; provided, however, if the cost of obtaining terrorism insurance exceeds $150,000, the borrower is only required to purchase the greatest amount of terrorism coverage that can be obtained for $150,000.

     Lockbox; Sweep of Excess Cash Flow. A hard lockbox is in place with respect to the Design Center of the Americas Loan.

     Mezzanine Loan. None permitted.

     Additional Debt. None permitted, except for (i) taxes incurred in the ordinary course of business, (ii) trade and operational debt incurred in the ordinary course of business, provided that such debt may not exceed $5 million and (iii) capital expenditures having a cost not in excess of $6 million.

                                      B-23

                             BELLSOUTH TOWER LOAN

                  [3 PICTURES OF BELLSOUTH TOWER LOAN OMITTED]

                                      B-24

                              BELLSOUTH TOWER LOAN

                      [MAP OF BELLSOUTH TOWER LOAN OMITTED]

                                      B-25

                              BELLSOUTH TOWER LOAN

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
                           ORIGINAL         CUT-OFF DATE
                           -----------      -------------
 BALANCE:                  $76,000,000      $75,933,816

 % OF POOL BY UPB:         4.47%

 ORIGINATION DATE:         November 17, 2005

 ORIGINATOR:               GMACCM

 COUPON:                   5.81%

 INTEREST ACCRUAL:         Actual/360

 TERM:                     120 months

 AMORTIZATION:             360 Months

 OWNERSHIP INTEREST:       Fee Simple

 PAYMENT DATE:             1st of the month

 MATURITY DATE:            December 1, 2015

 SPONSOR:                  The El-Ad Group, Ltd., a Delaware corporation

 BORROWER:                 El-Ad Florida LLC, a Florida limited liability
                           company

 CALL PROTECTION/LOCKOUT:  Defeasance permitted after 2 years from the date of securitization with U.S. government securities. The
                           loan is not prepayable until after 1 month prior to
                           maturity.

 CUT-OFF DATE LOAN PSF:    $79

 UP-FRONT RESERVES(1):     Insurance:       $91,837

                           Taxes:           $130,409

 ONGOING/SPRINGING
 RESERVES:                 Taxes, insurance, TI/LC and replacements

 CASH MANAGEMENT:          Soft lockbox

 ADDITIONAL SECURED/
 MEZZANINE DEBT(2):        $6,500,000
--------------------------------------------------------------------------------

(1)  See "Reserves" below.

(2)  See "Mezzanine Loan" below.

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
 SINGLE ASSET/PORTFOLIO:   Single Asset

 PROPERTY TYPE:            Office

 PROPERTY LOCATION:        Jacksonville, Florida

 OCCUPANCY:                81.6%

 OCCUPANCY AS OF DATE:     July 31, 2005

 YEAR BUILT:               1983

 YEAR RENOVATED:           NAP

 COLLATERAL:               The collateral consists of a 2.26 acre parcel of land
                           improved with a 956,201 Square feet, 30-story office
                           building. The property also includes a .75 acre
                           parcel of land improved with a 7-story, 641 space
                           parking structure.

 PROPERTY MANAGEMENT:      Continental Asset Management, Inc.

 APPRAISED VALUE:          $98,500,000

 APPRAISED VALUE DATE:     September 28, 2005

 CUT-OFF DATE LTV:         77.09%

 BALLOON LTV:              65.06%

 U/W NOI:                  $7,372,722

 U/W NCF:                  $6,488,605

 ANNUAL DEBT SERVICE:      $5,356,997

 U/W NOI DSCR:             1.38x

 U/W NCF DSCR:             1.21x
--------------------------------------------------------------------------------

                                      B-26

     The Loan. The fifth largest loan (the "BellSouth Tower Loan"), representing approximately 4.47% of the initial pool balance, with a cut-off date principal balance of $76,000,000, is a 120-month balloon loan that has a maturity date of December 1, 2015 and provides for monthly payments of principal and interest based on a 30-year amortization schedule. The BellSouth
Tower Loan is secured by, among other things, a mortgage, assignment of rents and leases, security agreement and fixture filing encumbering the borrower's fee ownership interest in the BellSouth Tower Property (as defined herein).

     The Borrower. The borrower under the BellSouth Tower Loan is El-Ad Florida
LLC, a Florida limited liability company, that is a special-purpose entity for which a non-consolidation opinion was obtained at closing. The borrower is sponsored by El-Ad Group, Ltd., a Delaware limited liability company.

     The Property. The property consists of a 30-story office building containing 956,201 NRSF on a 2.26 acre parcel of land (the "BellSouth Tower
Property"). Amenities at the BellSouth Tower Property include a 750-seat cafeteria and a 280-seat auditorium. The BellSouth Tower Property also includes a 0.75-acre parcel of land that contains a 7-story, 641 space parking structure located one block to the west of the main building. The improvements were constructed in 1983.

     The BellSouth Tower Property is located within the downtown submarket of
Jacksonville along the north bank of the St. John's River in the central business district. According to the appraisal performed by Cushman and
Wakefield, Inc., dated September 30, 2005*, the downtown office market, which is part of the Jacksonville MSA, contains over 7.6 million Square feet of existing inventory. The appraisal noted that the overall Jacksonville office market vacancy was 16.67%. The appraiser concluded that market rent is $18.00
PSF for space of 25,000 Square feet and greater and $18.50 PSF for space less than 25,000 Square feet. Average rent PSF at the BellSouth Tower Property was underwritten at $12.06 PSF and vacancy was underwritten at 19.67% based on the actual economic vacancy as of July 31, 2005.

     Major Tenant Summary. The following tables show certain information regarding the ten largest tenants, based on annualized underwritten base rent, of the BellSouth Tower Property.

        TEN LARGEST TENANTS BASED ON ANNUALIZED UNDERWRITTEN BASE RENT(1)

                                                                                 % OF TOTAL   ANNUALIZED
                            CREDIT RATING(2)                        ANNUALIZED   ANNUALIZED    U/W BASE
                               (FITCH/S&P/      TENANT     % OF         U/W          U/W       RENT PER         LEASE
        TENANT NAME             MOODY'S)         NSRF      NRSF      BASE RENT    BASE RENT      NRSF        EXPIRATION
        -----------             --------         ----      ----      ---------    ---------      ----        ----------

 1. BellSouth                    A/A/A2        411,272      43.0%   $4,874,953       58.5%    $  11.85        4/20/2009(3)
 2. CSX                       BBB-/BBB/Baa2    279,341      29.2     2,642,566       31.7         9.46        4/30/2011(4)
 3. CSX RPI                   BBB-/BBB/Baa2     27,568       2.9       275,680        3.3        10.00        4/30/2011
 4. Keane, Inc.                 NR/NR/NR        10,771       1.1       143,901        1.7        13.36        5/31/2006
 5. CitiStreet                  NR/NR/NR        11,054       1.2       136,296        1.6        12.33        8/31/2006
 6. LA Cafe                     NR/NR/NR        13,451       1.4        60,000        0.7         4.46        3/31/2012
 7. Florida Telco Credit        NR/NR/NR         3,559       0.4        30,358        0.4         8.53        6/30/2008
 8. Dr. Burnside                NR/NR/NR         1,290       0.1        26,948        0.3        20.89        4/30/2014
 9. Cyberexpress                NR/NR/NR         1,756       0.2        22,494        0.3        12.81        8/31/2006
10. For All Seasons             NR/NR/NR         1,752       0.2        19,272        0.2        11.00        10/31/2008
                                               -------      ----    ----------       ----     --------
  TOTAL/WTD. AVG.                              761,814      79.7%   $8,232,468       98.9%    $  10.81
                                               =======      ====    ==========       ====     ========

(1)  Annualized Underwritten Base Rent excludes vacant space.

(2)  Certain ratings are those of the parent company whether or not the parent guarantees the lease.

(3)  Bell South has the right to surrender up to 4,678 Square feet of their leased space before the lease expiration.

(4)  CSX shall have the right beginning on May 1, 2007 and on each May 1st thereafter to surrender up to 69,835 Square feet of their leased space per year (for a total of 279,340 Square feet) before the lease expiration.

-------------------
(*)  None of the depositor, the underwriters, the mortgage loan sellers or any of their respective affiliates has independently verified any of the information in such appraisal and none of such persons makes any representation regarding the accuracy or completeness of such information.

                                      B-27

     Lease Expiration: The following table shows the lease expiration schedule for the BellSouth Tower Property:

                        LEASE EXPIRATION SCHEDULE(1)(*)

                                                                                            APPROXIMATE %     ANNUALIZED
YEAR ENDING                                             CUMULATIVE %     ANNUALIZED U/W      OF TOTAL U/W      U/W BASE
DECEMBER 31            EXPIRING NRSF     % OF NRSF     OF TOTAL NRSF        BASE RENT         BASE RENT        RENT PSF
-----------            -------------     ---------     -------------        ---------         ---------        --------

2005                          150            0.0%            0.0%          $    1,200             0.0%        $  8.00
2006                       23,781            2.5             2.5              317,891             3.8           13.37
2007                          402            0.0             2.6                7,457             0.1           18.55
2008                        7,485            0.8             3.4               95,392             1.1           12.74
2009(3)                   412,127           43.8            47.2            4,887,017            58.7           11.86
2010                            0            0.0            47.2               12,966             0.2           NAP
2011                      306,909           32.6            79.7            2,918,246            35.0            9.51
2012                       13,451            1.4            81.2               60,000             0.7            4.46
2013                            0            0.0            81.2                    0             0.0               0
2014 & Thereafter           1,290            0.1            81.3               26,948             0.3           20.89
Vacant                    175,935           18.7           100.0                   --              --              --
                          -------           ----                           ----------                         -------
  TOTAL/WTD. AVG.         941,530(2)         100%                          $8,327,117             100%        $ 10.88
                          =======           ====                           ==========            ====         =======

(1)  Annualized Underwritten Base Rent excludes vacant space.

(2)  Does not include 14,671 SF of space at the property for which no rent was underwritten.

(3)  Includes space that is the subject of the master lease. See "Master Lease"
     below.

(*)  BellSouth and CSX have early termination options for a combined total of
     284,018 Square feet. The lease expiration schedule is based on the actual lease expirations per the leases, and not on any early termination rights.

     Reserves. At origination, the borrower made an initial deposit into certain reserve accounts for the payment of insurance premiums in the amount of
$91,837 and for the payment of real estate taxes in the amount of $130,409. The mortgage loan requires the borrower to make monthly deposits into such reserve accounts in an amount equal to 1/12 of the estimated annual insurance premiums and real estate taxes.

     The mortgage loan requires the borrower to make monthly deposits for the payment of capital expenditures into a replacements reserve account in an amount equal to $11,976, and for the payment of tenant improvements and leasing commissions in the amount of $62,955.

     Insurance Requirements. The borrower is required to maintain comprehensive all risk insurance and insurance coverage for terrorism and acts of terrorism throughout the term of the loan.

     Lockbox; Sweep of Excess Cash Flow. A soft lockbox is in place with respect to the BellSouth Tower Loan. The borrower will cause all income, revenues and receipts from the BellSouth Tower Property to be deposited into the lockbox account. Control of the lockbox account will revert from the borrower to the lender upon the occurrence of an event of default under the
BellSouth Tower Loan documents or a BellSouth Tower Sweep Event and funds in the lockbox will be applied to pay operating costs of the BellSouth Tower
Property, any amounts due under the BellSouth Tower Loan and the related mezzanine loan, and to fund certain reserve accounts with respect to re-tenanting costs associated with the space leased at the BellSouth Tower
Property. The borrower may cure a BellSouth Sweep Event, and thereby regain control of the lockbox account, provided that, among other things, Bell South or CSX, as applicable, renews its respective lease, or space that is vacated by
Bell South or CSX is leased to new tenants, in each case at then current market rates. A "BellSouth Sweep Event" means the earlier of (i) Bell South or CSX giving notice to the borrower of its intent to vacate more than 25% of the respective space leased by Bell South or CSX at the BellSouth Tower Property,
(ii) Bell South or CSX actually vacating more than 25% of its respective lease space, or (iii) Bell South or CSX failing to give notice to the borrower exercising its lease extension option by the required date(s) set forth in the respective lease.

     Additional Secured Debt/Mezzanine Loan. A floating interest rate mezzanine loan in the initial principal amount of $6,500,000 was made by GMACCM (the
"BellSouth Tower Mezzanine Lender") to El-Ad South LLC (the "BellSouth Tower

                                      B-28

Mezzanine Borrower"). The mezzanine loan is secured by a pledge of the equity interests in the borrower under the BellSouth Tower Loan. The maturity date of the mezzanine loan is December 9, 2008, plus extensions. Commencing on January
9, 2006, and continuing each month through the month immediately prior to the maturity date, the BellSouth Tower Mezzanine Borrower is required to make monthly payments of principal based on a 15 year amortization schedule and interest, plus any other amounts due under the mezzanine loan agreement. The
BellSouth Tower Mezzanine Lender has entered into an intercreditor agreement with the lender under the BellSouth Tower Loan that subordinates the mezzanine loan to the BellSouth Tower Loan.

     No other debt is permitted, including mezzanine debt, other than trade payables and debt incurred in the ordinary course of borrower's ownership and operation of the property, to the extent such debt does not exceed 2% of the loan amount and is paid within 60 days of the date incurred.

     Master Lease. The borrower has entered into a master lease with El Ad
Group, Ltd., the sole member of the borrower, the term of which will commence only if, among other things, Bell South, the largest tenant at the BellSouth
Tower Property, (i) stops making payments pursuant to its lease (the "BellSouth
Lease") or makes payments that are less than required pursuant to the BellSouth
Lease, (ii) abandons or vacates the BellSouth Tower Property or (iii) exercises its extension option on terms less favorable than those set forth in the
BellSouth Lease. The master lease provides that El Ad Group, Ltd. will, upon the commencement of the term of the master lease, make all payments due to the borrower by Bell South under the BellSouth Lease as if the lease had been extended. El Ad Group, Ltd.'s obligations to make payments pursuant to the master lease are guaranteed by Itshak Sharon Tshuva pursuant to a guarantee between Mr. Tshuva and the borrower. The term of the master lease is 12 years from the date of its commencement.

                                      B-29

                       BEYMAN MULTIFAMILY PORTFOLIO LOAN

            [6 PICTURES OF BEYMAN MULTIFAMILY PORTFOLIO LOAN OMITTED]

                                      B-30

                       BEYMAN MULTIFAMILY PORTFOLIO LOAN

               [MAP OF BEYMAN MULTIFAMILY PORTFOLIO LOAN OMITTED]

                                      B-31

                       BEYMAN MULTIFAMILY PORTFOLIO LOAN

--------------------------------------------------------------------------------
                              LOAN INFORMATION
--------------------------------------------------------------------------------
                                     ORIGINAL       CUT-OFF DATE
                                     --------       ------------
 BALANCE:                            $67,625,000     $67,625,000

 % OF POOL BY UPB:                   3.98%

 ORIGINATION DATE:                   November 30, 2005

 ORIGINATOR:                         GACC

 COUPON:                             5.7680%

 INTEREST ACCRUAL:                   Actual/360

 TERM:                               120 months

 AMORTIZATION:                       Interest only through and including the
                                     payment date occurring in December 2010;
                                     thereafter, amortizes on a 30-year
                                     schedule.

 OWNERSHIP INTEREST:                 Fee simple

 PAYMENT DATE:                       1st of the month

 MATURITY DATE:                      December 1, 2015

 SPONSORS:                           Ezra Beyman and Samuel Weiss

 BORROWERS:                          Empirian on Central, LLC, Bush Realty on
                                     Central, LLC, Empirian Southwind, LLC and
                                     Bush Realty Southwind, LLC

 CALL PROTECTION/LOCKOUT(1):         Defeasance is permitted two years from the
                                     date of securitization. The loan is
                                     prepayable on and after September 1, 2015
                                     without penalty.

 CUT-OFF DATE LOAN PER UNIT          $93,924

 UP-FRONT RESERVES:                  Deferred Maintenance: $6,250

                                     Taxes:                $487,404

                                     Insurance:            $71,215

 ONGOING/SPRINGING RESERVES:         Taxes, insurance and replacements.

 CASH MANAGEMENT:                    Soft lockbox

 ADDITIONAL SECURED/MEZZANINE
 DEBT:                               None
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
 SINGLE ASSET/PORTFOLIO:             Portfolio

 PROPERTY TYPE:                      Multifamily

 PROPERTY LOCATION:                  Phoenix, Arizona and Memphis, Tennessee

 PORTFOLIO OCCUPANCY:                97.0%

 PORTFOLIO OCCUPANCY AS OF DATE:     October 27, 2005

 YEAR BUILT:                         2000-2001

 YEAR RENOVATED:                     NAP

 COLLATERAL:                         Two cross-collateralized and cross
                                     defaulted loans secured by the borrowers'
                                     fee simple interest in 720 residential
                                     units in 32 three-story buildings.

 PROPERTY MANAGEMENT:                Empirian Property Management, Inc. (a
                                     borrower affiliate).

 APPRAISED VALUE:                    $87,000,000

 APPRAISED VALUE DATE (EMPIRIAN
 ON CENTRAL / SOUTHWIND):            September 28, 2005

                                     September 21, 2005

 CUT-OFF DATE LTV:                   77.73%

 BALLOON LTV:                        72.48%

 PORTFOLIO U/W NOI:                  $5,229,295

 PORTFOLIO U/W NCF:                  $5,085,295

 ANNUAL DEBT SERVICE(2):             $4,744,977

 U/W NOI DSCR(3):                    1.29x

 U/W NCF DSC(3):                     1.25x
--------------------------------------------------------------------------------

(1)  See "Property Release" below.

(2)  Annual Debt Service based on 30-year amortization. Annual Debt Service averages $3,956,952 per annum during the initial 60-month interest-only period.

(3)  The sponsors, Ezra Beyman and Samuel Weiss, provided a guarantee for
     $8,625,000. The guaranty terminates after both properties individually attain (i) a debt service coverage ratio of at least 1.25x (based on an amortizing constant) and (ii) occupancy of at least 90%. The U/W NCF DSCR shown herein is 1.25x. The current U/W NCF DSCR during the initial 60-month interest only period is 1.28x and during the amortizing period is 1.07x.
     See "Additional Collateral" herein for further detail.

                                      B-32

     The Loan. The sixth largest loan (the "Beyman Multifamily Portfolio Loan")
represents approximately 3.98% of the initial pool balance with a cumulative cut-off date principal balance of $67,625,000 and maturity dates of December 1,
2015. The Beyman Multifamily Portfolio Loan consists of a multifamily complex in Phoenix, Arizona (the "Empirian on Central Loan") and a multifamily complex in Memphis, Tennessee (the "Southwind Loan"). The Empirian on Central Loan and
Southwind Loan are cross-collateralized and cross defaulted and provide for an initial five-year interest-only period followed by monthly payments of principal and interest on a 30-year schedule. The Beyman Multifamily Portfolio
Loans are secured by, among other things, deeds of trust and security agreements, assignments of leases and rents that encumber the borrowers' fee ownership interest in the Beyman Multifamily Properties (as defined herein).

     The Borrower. The borrowers are structured as tenants-in-common with
Empirian on Central, LLC having a 75% ownership interest and Bush Realty on
Central, LLC having a 25% ownership interest in the Empirian on Central Loan.
The borrowers under the Southwind Loan are also structured as tenants-in-common with Empirian Southwind, LLC owning 75% and Bush Realty Southwind, LLC owning
25% of the Southwind Loan. The borrowers are special-purpose, bankruptcy-remote entities for which a non-consolidation opinion was obtained at closing. The
Beyman Multifamily Portfolio Loan is sponsored by Ezra Beyman and Samuel Weiss.
Ezra Beyman and Samuel Weiss are repeat sponsors of Deutsche Bank borrowers.

     The Property. The property securing the Empirian on Central Loan (the
"Empirian on Central Property") consists of 16 three-story apartment buildings totaling 414 units located in Phoenix, Arizona, approximately four miles north of downtown Phoenix. The amenities at the Empirian on Central Property include two swimming pools, a clubhouse, private access gate, a fitness center and a business center. The property securing the Southwind Loan (the "Southwind
Property"; the Empirian on Central Property and the Southwind Property;
collectively, the "Beyman Multifamily Properties" ) consists of a 306-unit, garden style apartment complex located in Memphis, Tennessee, approximately 22 miles southeast of Memphis's central business district. The Southwind Property offers a swimming pool with a hot tub, business center, game room, fitness center and has a gated access. The Beyman Multifamily Properties, totaling 720 units, were built within the past five years and are considered Class "A"
multifamily developments.

                       EMPIRIAN CENTRAL ASSET DESCRIPTION

      UNIT TYPE                          UNITS     AVG. SQ.FT.     MONTHLY RENT PER UNIT     MONTHLY RENT PSF
      ---------                          -----     -----------     ---------------------     ----------------

      One Bedroom, One Bath .........     282           765                $  787                $  1.03
      Two Bedroom, Two Bath .........     120         1,122                 1,155                   1.03
      Three Bedroom, Two Bath .......      12         1,422                 1,550                   1.09
                                          ---         -----                ------                -------
      TOTAL .........................     414           887                $  915                $  1.03

                      SOUTHWIND PROPERTY ASSET DESCRIPTION

      UNIT TYPE                          UNITS     AVG. SQ.FT.     MONTHLY RENT PER UNIT     MONTHLY RENT PSF
      ---------                          -----     -----------     ---------------------     ----------------

      One Bedroom, One Bath .........     186           786                $  757                $  0.96
      Two Bedroom, Two Bath .........      80         1,170                 1,041                   0.89
      Three Bedroom, Three Bath .....      40         1,382                 1,440                   1.04
                                          ---         -----                ------                -------
      TOTAL/WTD. AVG. ...............     306           964                $  920                $  0.95

     Reserves. In addition to ongoing tax and insurance reserves, for the first three years of the Beyman Multifamily Portfolio Loan the borrowers are required to deposit $200 per unit per year for replacements (the "Replacement Reserve").
Begining on the fourth anniversary through the maturity of the Beyman
Multifamily Portfolio Loan, the amount to be deposited in the Replacement
Reserve increases to $250 per unit per year. Additionally, $6,250 was deposited at closing for deferred maintenance associated with the Empirian on Central
Property.

                                      B-33

     Insurance Requirements. The borrowers' are required to maintain comprehensive all-risk insurance including insurance coverage against loss or damage to persons and property by reason of any act of terrorism, to the extent such coverage is commercially available and is then being required by lenders for similarly situated multifamily properties in the same or similar locales.

     Lockbox; Sweep of Excess Cash Flow. A soft lockbox is in place with respect to the Beyman Multifamily Portfolio Loan.

     Mezzanine Loan. None permitted.

     Additional Debt. None permitted, except for with respect to the (i)
Empirian on Central Loan, trade payables incurred in the ordinary course of business that do not exceed $395,000 and (ii) Southwind Loan, trade payables incurred in the ordinary course of business that do not exceed $281,250.

     Additional Collateral. As additional credit support, the Beyman
Multifamily Portfolio Loan is structured with partial recourse in the form of sponsor guarantees in the aggregate amount of $8,625,000 (the "Sponsor
Guarantees") from the loan sponsors; $4,125,000 for the Empirian on Central
Loan and $4,500,000 for the Southwind Loan. The Sponsor Guarantees are required to be released subject to the Beyman Multifamily Properties individually maintaining a minimum (i) occupancy rate of 90% and (ii) debt service coverage ratio of 1.25x on an amortizing basis (based on the applicable gross loan amount and trailing 12-month income less the greater of underwritten or trailing 12-month expenses).

     Property Release. At any time after the expiration of the Beyman
Multifamily Portfolio Loan's lockout period, either of the Beyman Multifamily
Portfolio Loans may be uncrossed upon defeasance of the applicable Beyman
Multifamily Portfolio Loan, subject to the satisfaction of certain conditions including, but not limited to (i) the delivery of defeasance collateral sufficient to defease 110% (with the extra 10% deposited into a reserve account as additional collateral for the other Beyman Multifamily Portfolio Loan) of the outstanding principal balance of the applicable Beyman Multifamily
Portfolio Loan and (ii) the remaining Beyman Multifamily Portfolio Loan maintains a loan-to-value ratio no greater than 80% and a minimum debt service coverage ratio of 1.20x. The Beyman Multifamily Portfolio Loan documents further provide for the release of either Beyman Multifamily Portfolio Loan from the crossed structure in connection with a sale and assumption of either of the Beyman Multifamily Portfolio Loan, subject to the satisfaction of certain conditions including, but not limited to (i) both properties each maintaining a loan-to-value ratio no greater than 80% and a minimum debt service coverage ratio of 1.05x and (ii) if the Sponsor Guarantee and recourse provisions are in effect at the time of transfer, the remaining borrower must deposit cash in an amount equal to the applicable recourse amount to be held as additional collateral until the applicable Beyman Multifamily Portfolio
Properties maintains a minimum (a) occupancy rate of 90% and (b) debt service coverage ratio of 1.25x.

                                      B-34

                        FIRST NATIONAL BANK CENTER LOAN

             [2 PICTURES OF FIRST NATIONAL BANK CENTER LOAN OMITTED]

                                      B-35

                        FIRST NATIONAL BANK CENTER LOAN

                [MAP OF FIRST NATIONAL BANK CENTER LOAN OMITTED]

                                      B-36

                        FIRST NATIONAL BANK CENTER LOAN

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
                                  ORIGINAL           CUT-OFF DATE
                                  --------           ------------
 BALANCE(1):                      $65,000,000        $65,000,000

 SHADOW RATING:                   BBB-/BBB- (S&P/Fitch)

 % OF POOL BY UPB:                3.83%

 ORIGINATION DATE:                September 7, 2005

 ORIGINATOR:                      GACC

 COUPON:                          5.2805%

 INTEREST ACCRUAL:                Actual/360

 TERM:                            120 months

 AMORTIZATION:                    Interest only

 OWNERSHIP INTEREST:              Fee simple

 PAYMENT DATE:                    1st of the month

 MATURITY DATE:                   October 1, 2015

 SPONSOR:                         Paramount Group, Inc.

 BORROWER:                        PGREF II FNBC, L.P.

 CALL PROTECTION/LOCKOUT:         Defeasance is permitted two years from the
                                  date of securitization. The loan is not
                                  prepayable until six months prior to maturity.

 CUT-OFF DATE LOAN PSF(1):        $119

 UP-FRONT RESERVES(2):            Capital One Reserve: $1,800,000

                                  Unfunded Tenant
                                  Allowance:           $389,413

 ONGOING/SPRINGING RESERVES(2):   Taxes, insurance, replacement and tenant
                                  improvement and leasing commissions.

 CASH MANAGEMENT(3):              Hard lockbox

 NON-POOLED BALANCE(1):           $33,000,000
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------

 SINGLE ASSET/PORTFOLIO:          Single Asset

 PROPERTY TYPE:                   Office

 PROPERTY LOCATION:               San Diego, California

 OCCUPANCY:                       85.8%

 OCCUPANCY AS OF DATE:            August 31, 2005

 YEAR BUILT:                      1983

 YEAR RENOVATED:                  1993

 COLLATERAL:                      The collateral consists of a first mortgage on
                                  the borrower's fee simple interest in a modern
                                  27-story 547,785 square foot Class "A" office
                                  building.

 PROPERTY MANAGEMENT:             Paramount Group, Inc. (a borrower affiliate).

 APPRAISED VALUE:                 $177,500,000

 APPRAISED VALUE DATE:            August 19, 2005

 CUT-OFF DATE LTV(1):             36.62%

 BALLOON LTV(1):                  36.62%

 U/W NOI:                         $9,429,940

 U/W NCF:                         $8,775,843

 ANNUAL DEBT SERVICE(1):          $3,479,996

 U/W NOI DSCR(1):                 2.71x

 U/W NCF DSCR(1):                 2.52x
--------------------------------------------------------------------------------

(1)  The total financing amount of the First National Bank Center whole loan is
     $98,000,000 (the "First National Bank Center Whole Loan"). The First
     National Bank Center Whole Loan consists of a $65,000,000 pooled portion
     (the "First National Bank Center Senior Portion") and a $33,000,000
     non-pooled portion (the "First National Bank Center Junior Portion"). The
     First National Bank Center Whole Loan will be included in the trust with the First National Bank Center Junior Portion backing only the Class FNB
     Certificates (as such term is defined herein). Cut-Off Date LTV, Balloon
     LTV, Annual Debt Service, U/W NOI DSCR, U/W NCF DSCR are calculated using the First National Bank Senior Portion. Using the First National Bank
     Center Whole Loan, Cut-Off Date LTV: 55.21%, Balloon LTV: 55.21%, Annual
     Debt Service: $5,246,763, U/W NOI DSCR: 1.80x and U/W NCF DSCR: 1.67x.

(2)  See "Reserves" below.

(3)  See "Lockbox; Sweep of Excess Cash Flow" below.

                                      B-37

     The Loan. The seventh largest loan (the "First National Bank Center Senior
Portion") represents approximately 3.83% of the initial pool balance, with a cut-off date principal balance of $65,000,000. The First National Bank Center
Senior Portion is a 10-year interest-only loan with a maturity date of October
1, 2015. The First National Bank Center Senior Portion is secured by, among other things a Deed of Trust and Security Agreement and an Assignment of Leases
and Rents that encumbers the borrower's fee interest in the First National Bank
Center Property (as defined below). The First National Bank Center Whole Loan is comprised of the First National Bank Center Senior Portion and the First
National Bank Center Junior Portion.

     The Borrower. The borrower under the First National Bank Center Whole
Loan, PGREF II FNBC, L.P., a Delaware limited partnership, is a special-purpose, bankruptcy-remote entity for which a non-consolidation opinion was obtained at closing. The borrower is sponsored by Paramount Group, Inc.
("Paramount"). Paramount owns and operates more than 9.1 million square feet of
Class "A" space, valued in excess of $3.9 billion, including some of the most renowned properties in New York City. Since 1995, Paramount has completed more than $3 billion in real estate transactions in New York and since 1998, its buildings have achieved an average occupancy of over 98% -- 5% above the market average. Paramount is part of a multi-billion dollar international group of companies -- founded by Werner Otto -- that encompasses real estate, mail order, and retail marketing, including such names as: Otto Versand, Spiegel,
Eddie Bauer, ECE Projektmanagement, and Park Property Management. In 2005,
Michael Otto, son of Werner Otto, and his family were ranked as the 45th most wealthy persons in the world according to Forbes magazine.

     The Property. The property consists of a 27 story Class "A" office building that has approximately 547,785 of net rentable area located in San
Diego's cental business district (the "First National Bank Center Property").
The First National Bank Center Property is bounded by West A Street to the
North, West B Street to the south, State Street to the east, and Columbia
Street to the west. The First National Bank Center Property was constructed in
1983 and most recently renovated in 1993.

     Major Tenant Summary. The following tables shows certain information regarding the three largest office tenants based on square feet of the First
National Bank Center Property.

                              MAJOR OFFICE TENANTS

                                                                       WEIGHTED AVG        LEASE
TENANT                                          NRSF       % NRSF        RENT PSF       EXPIRATION     RATINGS (S/F/M)(1)
------                                          ----       ------        --------       ----------     ------------------

Capital One Auto Finance .................     81,814        14.9%       $  26.83       4/30/2006        BBB-/BBB/Baa1
Higgs, Fletcher, & Mack LLP(2) ...........     44,491         8.1           27.10       1/31/2009        NR / NR / NR
First National Bank Corporation ..........     30,977         5.7           29.64      12/31/2018        NR / NR / NR
                                               ------        ----        --------
   TOTAL/WTD AVG.: .......................    157,282        28.7%       $  27.46
                                              =======        ====        ========

(1)  Credit ratings are of the parent company whether or not the parent company guarantees the lease.

(2)  These figures include 1,063 square feet ($18.00/square foot) of month-to-month space.

                                      B-38

     Lease Expiration. The following table shows the lease expiration schedule and recently signed leases for the First National Bank Center Property:

                           LEASE EXPIRATION SCHEDULE

                                                                                                 APPROXIMATE
                                                                                                 % OF TOTAL      ANNUALIZED
YEAR ENDING                                                   CUMULATIVE%     ANNUALIZED UW     UNDERWRITTEN      UW BASE
DECEMBER 31                    EXPIRING NSF     % OF NRSF       OF NRSF         BASE RENT         BASE RENT       RENT PSF
-----------                    ------------     ---------       -------         ---------         ---------       --------

2005 ......................             0           0.0%           0.0%        $      0.00            0.0%       $  0.00
2006 ......................       123,775          22.6           22.6           3,330,357           25.1          26.91
2007 ......................        47,962           8.8           31.9           1,290,699            9.7          26.91
2008 ......................        31,341           5.7           37.1             903,208            6.8          28.82
2009 ......................        93,368          17.0           54.1           2,492,223           18.7          26.69
2010 ......................        23,914           4.4           58.5             697,356            5.2          29.16
2011 ......................        93,663          17.1           75.6           2,733,870           20.6          29.19
2012 ......................         2,889           0.5           76.1              69,336            0.5          24.00
2013 ......................             0           0.0           76.1                   0            0.0           0.00
2014 ......................        16,337           3.0           79.1             821,588            6.2          50.29
2015 ......................             0           0.0           79.1                   0            0.0           0.00
Thereafter ................        30,977           5.7           84.8             918,158            6.9          29.64
MTM .......................         6,008           1.1           85.8              37,266            0.3           6.20
Vacant ....................        77,551          14.2          100.0                   0              0              0
                                  -------         -----                        -----------          -----        -------
  TOTAL/WTD. AVG. .........       547,785         100.0%                       $13,294,060          100.0%       $ 28.27
                                  =======         =====                        ===========          =====        =======

     Reserves. At origination, the borrower posted a letter of credit in the amount of $1,800,000 for the payment of tenant improvements and leasing commissions related to the space presently occupied by Capital One Auto Finance
(the "Capital One Rollover Reserve"). Capital One Auto Finance's lease expires on April 30, 2006, and Capital One Auto Finance has informed the borrower that they are not renewing their lease. The Capital One Rollover Reserve represents approximately $22.00 per square foot. The Capital One Rollover Reserve is required to be released to the borrower provided the following conditions are met: (i) no event of default (as such term is defined in the First National
Bank Center Loan documents) exists, (ii) 90% of the space occupied by Capital
One Auto Finance has been re-let and (iii) the overall occupancy level at the
First National Bank Center Property is at least 86%. Provided no event of default exists, the borrower has the right to decrease the amount of the
Capital One Rollover Reserve by an amount that is equal to the difference between (i) the then existing balance of the Capital One Rollover Reserve and
(ii) the product of (x) $20.00 times (y) the remaining square feet of the space previously occupied by Capital One Auto Finance.

     In addition, the borrower posted a letter of credit in the amount of
$389,413 for the payment of unfunded tenant allowances related to the space presently occupied by Mulvaney, Kahan, & Barry ($290,520) and San Diego County
Employees Retirement Association ($98,893) (the "Initial Unfunded Tenant
Allowance Reserve"). Provided no event of default exists, sums are required to be released from the Initial Unfunded Tenant Allowance Reserve to the borrower upon the earlier to occur of (a) (i) the receipt of an invoice for the leasing commissions and (ii) an officers certificate from the sponsor that such amount is due and payable or (b) (x) for Mulvaney, Kahan, & Barry, January 31, 2009
and (y) San Diego County Employees Retirement Association ("SDCERA"), December
31, 2009. On or prior to December 31, 2008, the borrower is required to deliver to the lender the sum of $309,770 to pay the amount of unfunded tenant allowances required to be paid by the borrower specifically in connection with the First National Bank space.

     Upon the occurrence of (i) an event of default or (ii) the DSCR being less than 1.20x for the trailing-12 months, the borrower is required to begin reserving sums for (a) taxes and insurance in amounts equal to 1/12th of the amount the lender reasonably

                                      B-39

estimates, (b) capital expenditures in the amount of $9,130 per month up to a cap of $110,000 and (c) tenant improvements and leasing conditions in the amount of $38,831 per month up to a cap of $600,000.

     Terrorism Insurance Requirements. If the Terrorism Risk Insurance Act of
2002 ("TRIA") or a similar statute is in effect, the borrower is required to have insurance against acts of terrorism or comprehensive all risk insurance on business income policies, in an amount equal to the lesser of (i) $98,000,000 or (ii) the full replacement cost of the First National Bank Center Property plus 18 months of business interruption insurance (the "Terrorism Coverage
Amount"). If TRIA is not in effect, the borrower is required to maintain comprehensive all risk insurance and insurance coverage for terrorism and acts of terrorism, to the extent such terrorism insurance is commercially available, in an amount equal to the Terrorism Coverage Amount. Notwithstanding anything above to the contrary, in no event shall the borrower be required to spend more than 200% of the cost of the comprehensive all-risk insurance and business income policies in effect at the time of the closing of the First National Bank
Center Whole Loan.

     Lockbox; Sweep of Excess Cash Flow. A hard lockbox is in place with respect to the First National Bank Center Loan.

     Mezzanine Loan. None permitted.

     Additional Debt. None permitted, except for (i) trade payables, (ii) debt incurred (a) in the financing of equipment or (b) other costs and activities for the benefit of the First National Bank Center Property, provided, however, in no event may the amounts set forth in (i) and (ii), in the aggregate, exceed
$4,700,000 and (iii) an unsecured loan in an amount that shall not exceed
$15,000,000 (the "Unsecured Loan"). The lender under the Unsecured Loan (the
"Unsecured Lender") must be an affiliate of the borrower under the First
National Bank Center Whole Loan and the Unsecured Loan may not be secured by the First National Bank Center Property or a pledge of direct or indirect interests in the borrower. In addition, the Unsecured Lender may not transfer its interest in the Unsecured Loan and the Unsecured Loan will be subject to an intercreditor agreement, that provides, among other things, that the Unsecured
Lender may not exercise any enforcement rights while any amounts are due and payable under the First National Bank Center Whole Loan and any payments on the
Unsecured Loan will only be made after all amounts dues and payable under the
First National Bank Center Whole Loan have been tendered. The terms of any
Unsecured Loan are required to be on terms that are no more favorable to the
Unsecured Lender than those that would be negotiated on an arm's length basis with a lender that is not an affiliate of the borrower.

                                      B-40

                           GATEWAY BUSINESS PARK LOAN

               [4 PICTURES OF GATEWAY BUSINESS PARK LOAN OMITTED]

                                      B-41

                           GATEWAY BUSINESS PARK LOAN

                  [MAP OF GATEWAY BUSINESS PARK LOAN OMITTED]

                                      B-42

                           GATEWAY BUSINESS PARK LOAN

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
                            ORIGINAL               CUT-OFF DATE
                            --------               ------------
 BALANCE                    $52,150,000            $52,150,000

 % OF POOL BY UPB:          3.07%

 ORIGINATION DATE:          October 14, 2005

 ORIGINATOR:                GMACCM

 COUPON:                    5.76%

 INTEREST ACCRUAL:          Actual/360

 TERM:                      120 months

 AMORTIZATION:              Interest only through and including the payment date
                            occurring in November 1, 2008; thereafter, monthly
                            payments of principal and interest until the
                            maturity date, with a balloon payment due on the
                            maturity date.

 OWNERSHIP INTEREST:        Fee Simple

 PAYMENT DATE:              1st of the month

 MATURITY DATE:             November 1, 2015

 SPONSOR:                   Pinchos D. Shemano

 BORROWER:                  Gateway Park, LLC

 CALL PROTECTION/LOCKOUT:   Defeasance permitted after 2 years from the date of
                            securitization with U.S. government securities. The
                            loan is not prepayable until 3 months prior
                            to maturity.

 CUT-OFF DATE LOAN PSF:     $101

 UP-FRONT RESERVES(1):      Insurance:             $86,392

                            Taxes:                 $72,679

                            Occupancy Deposit:     $192,053

                            TI/LC:                 $3,157,808

 ONGOING/SPRINGING
 RESERVES(1):               Taxes, insurance; replacements and
                            TI/LC

 CASH MANAGEMENT:           Soft, Springing hard lockbox

 ADDITIONAL SECURED/
 MEZZANINE DEBT(2):         $3,350,000
--------------------------------------------------------------------------------

(1)   See "Reserves" below.

(2)   See "Additional Secured Debt/Mezzanine Loan" below.

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
 SINGLE ASSET/PORTFOLIO:    Single Asset

 PROPERTY TYPE:             Office

 PROPERTY LOCATION:         Mount Laurel, New Jersey

 OCCUPANCY:                 86.4%

 OCCUPANCY AS OF DATE:      September 1, 2005

 YEAR BUILT:                1983-1987

 YEAR RENOVATED:            NAP

 COLLATERAL:                The collateral consists of 8 single-story office
                            buildings totaling 514,626 NRSF.

 PROPERTY MANAGEMENT:       Gateway Management, LLC

 APPRAISED VALUE:           $66,000,000

 APPRAISED VALUE DATE:      August 26, 2005

 CUT-OFF DATE LTV:          79.02%

 BALLOON LTV:               71.05%

 U/W NOI:                   $4,931,174

 U/W NCF:                   $4,378,384

 ANNUAL DEBT SERVICE:       $3,655,975

 U/W NOI DSCR:              1.35x

 U/W NCF DSCR:              1.20x
--------------------------------------------------------------------------------

                                      B-43

     The Loan. The eighth largest loan (the "Gateway Business Park Loan"), representing approximately 3.07% of the initial pool balance, with a cut-off date principal balance of $52,150,000, is a 120-month balloon loan which has a maturity date of November 1, 2015 and provides for monthly payments of interest only through November 1, 2008 and monthly payments of principal and interest based on a 30-year amortization schedule thereafter. The Gateway Business Park
Loan is secured by, among other things, a mortgage, assignment of rents and leases, security agreement and fixture filing encumbering the borrower's fee ownership interest in the Gateway Business Park Property (as defined herein).

     The Borrower. The borrower under the Gateway Business Park Loan is Gateway
Park, LLC, a New Jersey limited liability company (the "Gateway Business Park
Borrower"), that is a special-purpose entity for which a non-consolidation opinion was obtained at closing. The borrower is sponsored by Pinchos D.
Shemano.

     The Property. The property consists of 8 single-story office buildings totaling 514,626 NRSF on a 50.675 acre parcel of land (the "Gateway Business
Park Property"). The improvements were constructed between 1983 and 1987. The property's tenants include among others: Corporate Synergies Group, Canon
Financial, Virtua-West Jersey Health, Jacobs Engineering Group, American
Mortgage Express, and Taylor Wiseman & Taylor. On-site parking for 2,223 vehicles is provided.

     The Gateway Business Park Property is located in Mount Laurel Township,
Burlington County, New Jersey and, according to the appraisal performed by
Metropolitan Valuation Services dated August 26, 2005(*), is in the North
Burlington sub-market of the greater Philadelphia office market. The Gateway
Business Park Property is divided into 2 office complexes located along separate sides of Fellowship Road. According to the appraisal, the property is part of a larger corporate park consisting of numerous single-story office and flex buildings none of which are collateral for the Gateway Business Park Loan.
The appraiser concluded a market rent of $12.00 PSF. Average rent PSF at the property was underwritten at $11.73 PSF based on the September 1, 2005 rent roll.

     Major Tenant Summary. The following tables show certain information regarding the ten largest tenants, based on annualized underwritten base rent, of the Gateway Business Park Property.

--------
(*)  None of the depositor, the underwriters, the mortgage loan sellers or any of their respective affiliates has independently verified any of the information in such appraisal and none of such persons makes any representation regarding the accuracy or completeness of such information.

        TEN LARGEST TENANTS BASED ON ANNUALIZED UNDERWRITTEN BASE RENT(1)

                                                                                         % OF TOTAL   ANNUALIZED
                                      CREDIT RATING(2)                      ANNUALIZED   ANNUALIZED    U/W BASE
                                         (FITCH/S&P/    TENANT      % OF        U/W          U/W         RENT           LEASE
TENANT NAME                                MOODYS)       NSRF       NRSF     BASE RENT    BASE RENT    PER NRSF      EXPIRATION
-----------                                -------       ----       ----     ---------    ---------    --------      ----------

1. Corporate Synergies Group .......      NR/NR/NR      38,880       7.6%   $  505,440       9.7%       13.00       6/30/2012(3)
2. Canon Financial .................      AA/AA/Aa2     40,868       7.9       494,568       9.5        12.10        7/31/2011
3. Jacobs Engineering Group ........      NR/NR/NR      36,000       7.0       441,000       8.5        12.25        10/31/2010
4. American Mortgage Express .......      NR/NR/NR      35,987       7.0       404,854       7.8        11.25       4/30/2009(3)
5. Virtua-West Jersey Health .......      NR/NR/NR      25,202       4.9       308,725       5.9        12.25        3/31/2009
6. BAE Systems .....................      NR/NR/NR      18,437       3.6       225,853       4.4        12.25        11/30/2010
7. Taylor Wiseman & Taylor .........      NR/NR/NR      25,545       5.0       217,133       4.2         8.50        2/28/2018
8. S.J. Surgical Center ............      NR/NR/NR      17,000       3.3       214,370       4.1        12.61        7/31/2010
9. Interline Brands ................      NR/NR/NR      17,253       3.4       194,096       3.7        11.25        5/31/2012
10. Our Lady of Lourdes ............      NR/NR/NR      14,265       2.8       178,313       3.4        12.50        11/1/2010
                                                        ------      ----    ----------      ----       ------
   TOTAL/WTD. AVG. .................                   269,437      52.4%   $3,184,352      61.3%     $ 11.82
                                                       =======      ====    ==========      ====      =======

(1)  Annualized Underwritten Base Rent excludes vacant space.

(2)  Certain ratings are those of the parent company whether or not the parent guarantees the lease.

(3)  Represents actual lease expiration and not an early termination option.

                                      B-44

     Lease Expiration: The following table shows the lease expiration schedule for the Gateway Business Park Property:

                          LEASE EXPIRATION SCHEDULE(*)

                                                                                        APPROXIMATE     ANNUALIZED
                                                                         ANNUALIZED      %OF TOTAL         U/W
YEAR ENDING                                % OF      CUMULATIVE % OF         U/W            U/W         BASE RENT
DECEMBER 31            EXPIRING NRSF       NRSF         TOTAL SRSF        BASE RENT      BASE RENT         PSF
-----------            -------------       ----         ----------        ---------      ---------         ---

2005                            0           0.0%            0.0%         $        0          0.0%       $  0.00
2006                       34,461           6.7             6.7             432,810          8.3          12.56
2007                       26,203           5.1            11.8             289,898          5.6          11.06
2008                       24,417           4.7            16.5             293,658          5.7          12.03
2009                       73,056          14.2            30.7             850,049         16.4          11.64
2010                      107,910          21.0            51.7           1,303,182         25.1          12.08
2011                       46,404           9.0            60.7             546,290         10.5          11.77
2012                       65,706          12.8            73.5             799,723         15.4          12.17
2013                       10,989           2.1            75.6             115,385          2.2          10.50
2014                       12,806           2.5            78.1             149,736          2.9          11.69
2015                        5,884           1.1            79.2              68,549          1.3          11.65
2016                       11,164           2.2            81.4             125,595          2.4          11.25
2017 & Thereafter          25,545           5.0            86.4             271,133          4.2           8.50
Vacant                     70,081          13.6           100.0                  --           --             --
                          -------         -----                                                         -------
  TOTAL/WTD. AVG.         514,626         100.0%                         $5,192,006        100.0%       $ 11.68
                          =======         =====                          ==========        =====        =======

(*)  Seven tenants representing approximately 22.2% of the NRSF have early termination options. The lease expiration schedule is based on the actual lease expirations per the leases, and not early termination.

     Reserves. At origination, the borrower made initial deposits into reserve accounts for the payment of insurance premiums in the amount of $86,392 and for the payment of real estate taxes in the amount of $72,679. The mortgage loan requires the borrower to make monthly deposits into such reserve accounts in an amount equal to 1/12 of the estimated annual insurance premiums and real estate taxes. In addition, the borrower made an initial deposit into a reserve account in an amount of $192,053, which amount is required to be released upon certain tenants taking occupancy, being open for business and paying unabated rent. The borrower also made an initial deposit into a reserve account in an amount of
$3,157,808 for capital expenditures and tenant improvements and leasing commissions that have already been incurred but not paid.

     The Gateway Business Park Loan requires the borrower to make monthly deposits for the payment of capital expenditures into a replacements reserve account in an amount equal to $6,427. The borrower is also required to make monthly deposits to the tenant improvements and leasing commissions reserve account in the amount of $39,639.

     Insurance Requirements. The borrower is required to maintain comprehensive all risk insurance and insurance coverage for terrorism and acts of terrorism throughout the term of the Gateway Business Park Loan.

     Additional Secured Debt/Mezzanine Loan. A fixed interest rate mezzanine loan in the initial principal amount of $3,350,000 was made by GMACCM (the
"Gateway Business Park Mezzanine Lender") to Gateway Mt. Laurel Associates, LLC
and Gateway Realty 2005, Inc. (collectively, the "Gateway Business Park
Mezzanine Borrowers"). The mezzanine loan is secured by a pledge of the equity interests in the borrower under the Gateway Business Park Loan. The maturity date of the mezzanine loan is November 1, 2015. Commencing on December 1, 2005, and continuing each month through the month immediately prior to the maturity date, the Gateway Business Park Mezzanine Borrowers are required to make monthly payments of principal based on a 30-year amortization schedule and interest, plus any other amounts due under the mezzanine loan agreement. The
Gateway Business Park Mezzanine Lender has entered into an intercreditor agreement with the lender under the Gateway Business Park Loan that subordinates the mezzanine loan to the Gateway Business Park Loan.

     No other debt is permitted, including mezzanine debt, other than trade payables and debt incurred in the ordinary course of borrower's ownership and operation of the property, to the extent such debt does not exceed 2% of the loan amount and is paid within 60 days of the date incurred.

                                      B-45

                        EXECUTIVE CENTRE PORTFOLIO LOAN

             [2 PICTURES OF EXECUTIVE CENTRE PORTFOLIO LOAN OMITTED]

                                      B-46

                        EXECUTIVE CENTRE PORTFOLIO LOAN

                [MAP OF EXECUTIVE CENTRE PORTFOLIO LOAN OMITTED]

                                      B-47

                        EXECUTIVE CENTRE PORTFOLIO LOAN

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
                              ORIGINAL             CUT-OFF DATE
                              --------             ------------
 BALANCE:                     $51,479,500          $51,479,500

 % OF POOL BY UPB:            3.03%

 ORIGINATION DATE:            December 9, 2005

 ORIGINATOR:                  GACC

 COUPON:                      5.8510%

 INTEREST ACCRUAL:            Actual/360

 TERM:                        120 months

 AMORTIZATION:                Interest only for the first five years; thereafter
                              amortizes based upon a 30-year schedule.

 OWNERSHIP INTEREST:          Fee simple

 PAYMENT DATE:                1st of the month

 MATURITY DATE:               January 1, 2016

 SPONSOR:                     NorthStar Realty Finance Corp.

 BORROWER:                    NRFC CINN Investors, LLC

 CALL PROTECTION/LOCKOUT:     Defeasance is permitted two years from the date
                              of securitization. The loan is not prepayable
                              until on or after September 1, 2015.

 CUT-OFF DATE LOAN PSF:       $105.72

 UP-FRONT RESERVES:           Taxes:               $302,474

                              Insurance:           $28,999

 ONGOING/SPRINGING
 RESERVES(1):                 Taxes, insurance and replacements.

 CASH MANAGEMENT(2):          Hard lockbox

 ADDITIONAL
 DEBT/MEZZANINE DEBT(3):      Future mezzanine debt is permitted.
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                             PROPERTY INFORMATION
--------------------------------------------------------------------------------
 SINGLE ASSET/PORTFOLIO:      Portfolio

 PROPERTY TYPE:               Office

 PROPERTY LOCATION:           Springdale, Ohio

 OCCUPANCY:                   99.3%

 OCCUPANCY AS OF DATE:        October 1, 2005 and October 27, 2005

 YEAR BUILT:                  1983-1987

 YEAR RENOVATED:              2005

 COLLATERAL:                  The collateral consists of a first mortgage on
                              the borrower's fee simple interest in a
                              3-building, Class "A" office complex totaling
                              486,963 square feet of net rentable area.

 PROPERTY MANAGEMENT:         CB Richard Ellis, Inc.

 APPRAISED VALUE:             $68,700,000

 APPRAISED VALUE DATE:        October 23, 2005

 CUT-OFF DATE LTV:            74.93%

 BALLOON LTV:                 69.95%

 U/W NOI:                     $4,775,643

 U/W NCF:                     $4,373,699

 ANNUAL DEBT SERVICE(4):      $3,644,778

 U/W NOI DSCR(4):             1.31x

 U/W NCF DSCR(4):             1.20x
--------------------------------------------------------------------------------

(1)  See "Reserves" below.

(2)  See "Lockbox; Sweep of Excess Cash Flow" below.

(3)  See "Mezzanine Loan" and "Additional Debt" below.

(4)  The U/W NOI DSCR of 1.31x and U/W NCF DSCR of 1.20x are calculated during the 30-year amortization period. During the interest only period, the U/W
     NOI DSCR is 1.56x and U/W NCF DSCR is 1.43x.

                                      B-48

     The Loan. The ninth largest loan (the "Executive Centre Portfolio Loan")
represents approximately 3.03% of the initial pool balance, with a cut-off date principal balance of $51,479,500. The Executive Centre Portfolio Loan is a
10-year loan that has a maturity date of January 1, 2016 and provides for monthly payments of interest only for the first 60-months of the Executive
Centre Portfolio Loan term and amortizes based on a 30-year amortization schedule thereafter. The Executive Centre Portfolio Loan is secured by, among other things a Mortgage and Security Agreement and an Assignment of Leases and
Rents, encumbering the borrower's fee interest in the Executive Centre Portfolio
Properties (as defined below).

     The Borrower. The borrower under the Executive Centre Portfolio Loan, NRFC
CINN Investors, LLC, is a special-purpose, bankruptcy-remote entity for which a non-consolidation opinion was obtained at closing. The borrower is sponsored by
NRFC NNN Holdings LLC, which is wholly-owned by NorthStar Realty Finance
Limited Partnership, the operating partnership of NorthStar Realty Finance
Corp. ("Northstar"), a publicly-traded REIT with a market capitalization of
$200.73 million as of October 2005 (NYSE: "NRF"). NorthStar is an internally-managed commercial real estate company that makes fixed income, structured finance and net lease investments in real estate assets. NorthStar is focused on three core businesses: subordinate real estate debt, real estate securities and net lease properties. NorthStar currently has $2.6 billion in assets under management, and, as of November 29, 2005, had a market capitalization of $194 million. NorthStar is a repeat sponsor of a Deutsche
Bank borrower.

     The Property. The property consists of three Class "A" buildings in an office complex that totals approximately 486,963 square feet of net rentable area (the "Executive Centre Portfolio Properties"). The Executive Centre
Portfolio Properties are located in Springdale, Ohio approximately 15 miles northeast of Cincinnati's central business district and approximately one mile south of Interstate-275, the loop road that connects Cincinnati's metropolitan area to Interstates 71, 74 and 75. As noted in the chart immediately below, the
Executive Centre Portfolio Properties were constructed between 1983 and 1987, and have been continuously upgraded since 1994.

                      EXECUTIVE CENTRE PORTFOLIO PROPERTIES

                                 ALLOCATED      YEAR BUILT/     SQUARE                       APPRAISED
PROPERTY NAME                   LOAN AMOUNT   YEAR RENOVATED     FEET       OCCUPANCY        VALUE(3)        UW NCF
-------------                   -----------   --------------     ----       ---------        --------        ------

Executive Centre I ...........  $18,304,072       1983         173,145         100.0(1)%   $24,427,000    $1,376,411
Executive Centre II ..........   18,453,190       1985         174,554         100.0(1)     24,626,000     1,938,462
Executive Centre III .........   14,722,238       1987         139,264          97.7(2)     19,647,000     1,058,826
                                -----------                    -------       ----------    -----------    ----------
TOTAL/WTD. AVG. ..............  $51,479,500                    486,963          99.3%      $68,700,000    $4,373,699
                                ===========                    =======       ==========    ===========    ==========

(1)  As of October 1, 2005.

(2)  As of October 27, 2005.

(3)  As of October 23, 2005.

     Major Tenant Summary. The following tables shows certain information regarding the largest office tenants based on square feet of the Executive
Centre Portfolio Properties.

          LARGEST TENANTS BASED ON ANNUALIZED UNDERWRITTEN BASE RENT(1)

                                        CREDIT RATING                                       % OF TOTAL      ANNUALIZED
                                          (FITCH/S&P     TENANT    % OF     ANNUALIZED      ANNUALIZED       U/W BASE       LEASE
              TENANT NAME                /MOODY'S)(2)     NRSF     NRSF   U/W BASE RENT   U/W BASE RENT   RENT PER NRSF   EXPIRATION
              -----------                ------------     ----     ----   -------------   -------------   -------------   ----------

1. General Electric Company (EC I) ...   NR/AAA/Aaa3    173,145    35.6%     $1,700,284        32.3%          $  9.82     12/31/2009
2. General Electric Company (EC III) .   NR/AAA/Aaa3    134,279    27.6       1,229,376        23.4              9.16      3/15/2010
                                                        -------    -----     ----------       -----           -------
 SUBTOTAL GENERAL ELECTRIC COMPANY                      307,424    63.1%     $2,929,660        55.7%          $  9.53
3. Cincom Systems, Inc. ..............     NR/NR/NR     174,554    35.9%     $2,312,841        43.9%          $ 13.25     12/31/2011
4. CBRE Management Office ............    NR/BB-/Ba3      1,735     0.4          20,868         0.4             12.03     12/31/2005
                                                        -------    -----     ----------       -----           -------
  TOTAL/AVG                                             483,713    99.3%     $5,263,369       100.0%          $ 10.88
                                                        =======    =====     ==========       =====           =======

(1)  Annualized underwritten base rent excludes vacant space.

(2)  Credit ratings are of the parent company whether or not the parent company guarantees the lease.

                                      B-49

     Lease Expiration. The following table shows the lease expiration schedule and recently signed leases for the Executive Centre Portfolio Properties:

                          LEASE EXPIRATION SCHEDULE(1)

                                                                                           ANNUALIZED % OF
                              EXPIRING       % OF      CUMULATIVE OF     ANNUALIZED UW      TOTAL UW BASE     ANNUALIZED UW
YEAR ENDING DECEMBER 31,        NRSF         NRSF        TOTAL NRSF        BASE RENT            RENT          BASE RENT PSF
------------------------        ----         ----        ----------        ---------            ----          -------------

2005                            1,735         0.4%           0.4%          $   20,868             0.4%          $  12.03
2006                                0         0.0            0.4                    0             0.0               0.00
2007                                0         0.0            0.4                    0             0.0               0.00
2008                                0         0.0            0.4                    0             0.0               0.00
2009                          173,145        35.6           35.9            1,700,284            32.3               9.82
2010                          134,279        27.6           63.5            1,229,376            23.4               9.16
2011                          174,554        35.8           99.3            2,312,841            43.9              13.25
2012 and Thereafter                 0         0.0           99.3                    0             0.0               0.00
Vacant                          3,250         0.7          100.0%                   0             0.0               0.00
                              -------       -----                          ----------           -----           --------
Total/Wtd. Avg.               486,963       100.0%                         $5,263,368           100.0%          $  10.88
                              =======       =====                          ==========           =====           ========

(1)  Annualized underwritten base rent excludes vacant space.

     Reserves. The Executive Centre Portfolio Loan requires on-going monthly deposits in an amount equal to: (a) 1/12 of amount the lender reasonable estimates will be due and payable for annual taxes and insurance premiums for the upcoming year and placed into a tax and insurance reserve unless each tenant is required to pay directly or to reimburse the landlord for such costs and expenses and (b) $8,117 into a replacement reserve (the "Replacement
Reserve") for capital improvements up to a cap of $292,212, however, if any sums are drawn from the Replacement Reserve they are required to be replenished.

     Insurance Requirements. If the Terrorism Risk Insurance Act of 2002
("TRIA") or a similar statute is in effect, the borrower is required to have insurance against acts of terrorism or comprehensive all risk insurance on business income policies, in an amount equal to the lesser of (i) $51,479,500 or (ii) the full replacement cost of the Executive Centre Portfolio Properties plus 12 months of business interruption insurance (the "Terrorism Coverage
Amount"). If TRIA is not in effect, the borrower is required to maintain comprehensive all risk insurance and insurance coverage for terrorism and acts of terrorism to the extent such terrorism insurance is commercially available in an amount equal to the Terrorism Coverage Amount.

     Lockbox; Sweep of Excess Cash Flow. A hard lockbox is in place with respect to the Executive Centre Portfolio Loan. A sweep of all cash flow is required in the event General Electric Company ("GE") under its respective leases and/or Cincom Systems, Inc. (each of which, a "Primary Tenant," and collectively, the "Primary Tenants"), tenders notice of non-renewal in accordance with each Primary Tenant's respective lease (12-months notice for GE in Executive Centre I and Cincom Systems, Inc. in Executive Centre II and
six-months for GE in Executive Centre III). In the event that a Primary Tenant elects not to renew its respective lease, NRFC NNN Holdings LLC ("NRFC NNN"), an affiliate of Northstar, is required to enter into a master lease for such space or execute a guaranty. In aggregate, the total payments under the master lease, and/or the total liability under the guaranty, shall be $8.01 million allocated as follows: (i) $5.25 million for the space occupied by GE -- $3.9 million for tenant improvements and leasing commissions and $1.35 million for debt service and (ii) $2.76 million for the space occupied Cincom Systems, Inc.
-- $2.1 million required for tenant improvements and leasing commission and
$660,000 for debt service. In addition, if a Primary Tenant does not renew its lease(s), NRFC NNN is required to guaranty the payment of real estate taxes and insurance in the event that the borrower becomes obligated to pay for real estate taxes and insurance due to a Primary Tenant vacating its space for the earlier of 12 months or such time as a replacement tenant is in occupancy and paying rent. NRFC NNN shall be an acceptable guarantor provided that (a) (i)
its net worth is greater than $30 million and (ii) its contingent liabilities
(not otherwise covered by Executive Centre Property or liability insurance) as measured in accordance with GAAP are less than $20 million inclusive of any and all contingent liabilities associated with the Executive Centre Loan or (b) (i)
the net worth of NRFC NNN is in excess of $47 million and (ii) the contingent liabilities, (not otherwise covered by property or liability insurance) as measured in accordance with GAAP do not exceed 42.5% of the net worth of NRFC
NNN. If NRFC NNN is unable to meet the above

                                      B-50

thresholds, the master lease or guaranty shall be provided by Northstar. If the net worth of Northstar falls below $100 million, Northstar is required to post either (i) a letter of credit satisfactory to lender or (ii) cash in lieu of any such master lease or guaranty provided by Northstar. The total payments under the master lease, the total liability under the guaranty, the total amount of letter of credit or cash, shall be offset on a dollar-for-dollar basis by any cash flow swept as a result of a notice of non-renewal.

     Mezzanine Loan. Provided no event of default exists, the members of the borrower may enter into a mezzanine loan, subject to, among other things (a)
rating agency confirmation, (b) the mezzanine loan is required to be funded and held by Northstar or an affiliate of Northstar reasonably acceptable to the lender, (c) the renewal or the early renewal and extension of the Primary
Tenants leases, (d) the mezzanine loan shall be required to amortize over a period which would mature one year prior to the expiration of the 5-year renewal term(s) of the Primary Tenants leases, (e) the combined LTV and DSCR of the mezzanine loan and the Executive Centre Portfolio Loan in the aggregate may not exceed 90% and 1.10x, respectively and (f) the mezzanine lender shall have executed a satisfactory intercreditor agreement with lender in form and substance reasonably satisfactory to the lender.

     Additional Debt. None permitted, except the mezzanine loan described immediate above and (i) unsecured trade payables and (ii) indebtedness incurred in the financing of equipment and other personal property used on the Executive
Centre Property; provided that any indebtedness incurred pursuant to subclauses
(i) and (ii) above shall be (x) not more than 60 days past due, (y) incurred in the ordinary course of business in the operation of the Executive Centre
Property and (z) not in excess of $1,544,385.

                                      B-51

                        TERRACE AT CONTINENTAL PARK LOAN

            [4 PICTURES OF TERRACE AT CONTINENTAL PARK LOAN OMITTED]

                                      B-52

                        TERRACE AT CONTINENTAL PARK LOAN

                [MAP OF TERRACE AT CONTINENTAL PARK LOAN OMITTED]

                                      B-53

                        TERRACE AT CONTINENTAL PARK LOAN

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
                                    ORIGINAL                 CUT-OFF DATE
                                    -----------              -------------
 BALANCE:                           $40,500,000              $40,500,000

 % OF POOL BY UPB:                  2.39%

 ORIGINATION DATE:                  October 17, 2005

 ORIGINATOR:                        CWCapital LLC

 COUPON:                            5.2840%

 INTEREST ACCRUAL:                  Actual/360

 TERM:                              120 months

 AMORTIZATION:                      Interest only for the initial 36 months
                                    of the term, thereafter amortizing based on
                                    a 30-year schedule.

 OWNERSHIP INTEREST:                Fee simple

 PAYMENT DATE:                      1st of each month

 MATURITY DATE:                     November 1, 2015

 SPONSOR:                           Richard C. Lundquist

 BORROWER:                          Continental 2361/2381 LLC

 CALL PROTECTION/LOCKOUT:           Defeasance is permitted two years from the
                                    date of securitization. The loan is
                                    prepayable on and after August 1, 2015
                                    without penalty.

 CUT-OFF DATE LOAN PSF:             $214

 UP-FRONT RESERVES(1):              Tax:                     $44,210

                                    Insurance:               $44,000

                                    TI/LC:                   $32,310

                                    Replacement:             $3,310

                                    Debt Service:            $1,280,000
                                    Commercial Capital

                                    Rollover Reserve:        $1,100,000

 ONGOING/SPRINGING RESERVES(1):     Taxes, insurance, tenant improvements and
                                    leasing commissions and replacements.

 CASH MANAGEMENT(2):                Hard lockbox

 ADDITIONAL SECURED/MEZZANINE
 DEBT:                              None
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
 SINGLE ASSET/PORTFOLIO:            Single Asset

 PROPERTY TYPE:                     Office

 PROPERTY LOCATION:                 El Segundo, California

 OCCUPANCY(3):                      92.0%

 OCCUPANCY AS OF DATE:              July 25, 2005

 YEAR BUILT:                        1992

 YEAR RENOVATED:                    NAP

 COLLATERAL:                        The collateral consists of a Class "A"
                                    four-story building with 189,165 square feet
                                    of office space and four levels of indoor
                                    parking.

 PROPERTY MANAGEMENT:               Continental Development Corporation (a
                                    borrower affiliate).

 APPRAISED VALUE:                   $52,000,000

 APPRAISED VALUE DATE(4):           August 1, 2006

 CUT-OFF DATE LTV(4):               77.88%

 BALLOON LTV(4):                    69.35%

 U/W NOI:                           $3,741,579

 U/W NCF:                           $3,301,082

 ANNUAL DEBT SERVICE:               $2,693,954

 U/W NOI DSCR:                      1.39x

 U/W NCF DSCR:                      1.23x
--------------------------------------------------------------------------------

(1)  See "Reserves" below.

(2)  See "Lockbox; Sweep of Excess Cash Flow" below.

(3)  Occupancy is based on a July 25, 2005 rent roll, however, subsequently the largest tenant, Commercial Capital, vacated 42,135 of its 61,190 square feet. As a mitigant, a debt service reserve was established as described under "--Resources below." In addition a new tenant has executed a lease with respect to approximately 35,000 square feet of the space vacated by
     Commercial Capital. The current occupancy (calculated based on all executed leases, whether or not currently in occupancy) is 87.8%.

(4)  The Appraised Value of $52,000,000 is the as-stabilized value. The as-is value is $48,200,000. The Cut-Off Date LTV and Balloon LTV were calculated based on the as-stabilized value of $52,000,000

                                      B-54

     The Loan. The 10th largest loan (the "Terrace at Continental Park Loan")
represents approximately 2.39% of the initial pool balance, with a cut-off date principal balance of $40,500,000. The Terrace at Continental Park Loan is
interest-only for the first three years and amortizes on a 30-year schedule thereafter. The Terrace at Continental Park Loan is secured by, among other things a Deed of Trust, Assignment of Leases and Rents, Security Agreement and
Fixture Filing that encumbers the borrower's fee interest in the Terrace at
Continental Park Loan Property (as defined herein).

     The Borrower. The borrower under the Terrace at Continental Park Loan,
Continental 2361/2381 LLC, a California limited liability company, is a single-purpose, bankruptcy-remote entity for which a non-consolidation opinion was obtained at closing. The borrower is sponsored by Richard C. Lundquist. Mr.
Lundquist is president, chief executive officer and 100% owner of Continental
Development Corporation ("CDC") and is responsible for the management, marketing, leasing, construction, and property management activities of CDC's portfolio. CDC is a California development company that developed the property as well as the 2.5 million square feet in the Continental Business Park.
Through its subsidiaries, CDC operates as a general contractor, developer, and is owner/operator of 20 real estate assets covering over 3.5 million square feet.

     The Property. The property securing the Terrace at Continental Park Loan
(the "Terrace at Continental Park Property") consists of a 4.12-acre parcel improved with a four-story class "A" building totaling approximately 189,165 square feet of office space and four levels of indoor parking. The improvements were constructed in 1992 by CDC and include a terraced step-back design with two entrance lobbies for each wing connected by a central courtyard. The
Terrace at Continental Park Property is located at 2361-2381 Rosecrans Avenue, a highly visibile location in El Segundo, California, approximately 15 miles southwest of the Los Angeles central business district and 1.5 miles south of
LAX. The Terrace at Continental Park Property is located within the mixed use, master planned Continental Business Park, which is an office, R&D and commercial development which contains approximately 2.5 million square feet of space.

     Major Tenant Summary. The following table shows certain information regarding the ten largest tenants, based on annualized underwritten base rent, of the Terrace at Continental Park Property.

       TEN LARGEST TENANTS BASED ON ANNUALIZED UNDERWRITTEN BASE RENT(1)

                                                                                                % OF TOTAL   ANNUALIZED
                                                                                   ANNUALIZED   ANNUALIZED      U/W
                                         CREDIT RATING         TENANT     % OF         U/W          U/W      BASE RENT     LEASE
            TENANT NAME             (FITCH/S&P/MOODYS)(3)       NSRF      NRSF      BASE RENT    BASE RENT    PER NRSF   EXPIRATION
            -----------             ----------------------      ----      ----      ---------    ---------    --------   ----------

Commercial Capital (non-renew)(2)          NR/NR/NR            42,135      22.3%   $1,213,488       25.5%    $  28.80   11/30/2005
Peerless System                            NR/NR/NR            43,579      23.0     1,210,452       25.4        27.78   12/31/2007
Commercial Capital (renew)(2)              NR/NR/NR            19,055      10.1       514,485       10.8        27.00   11/30/2012
ITAS                                       NR/NR/NR            13,166       7.0       331,783        7.0        25.20    1/31/2009
Citigroup                                 AA+/AA-/Aa1           9,853       5.2       328,841        6.9        33.37    8/31/2010
Decrane, Inc                               NR/NR/NR             7,853       4.2       226,166        4.7        28.80    3/16/2007
Peace Corps Regional                       NR/NR/NR             7,072       3.7       196,319        4.1        27.76    2/24/2010
Kirtland & Packard LLP                     NR/NR/NR            12,443       6.6       191,124        4.0        15.36   12/31/2012
Excellence                                 NR/NR/NR             4,794       2.5       149,573        3.1        31.20    7/31/2005
Cole, Raywid                               NR/NR/NR             4,478       2.4       132,728        2.8        29.64    3/31/2008
                                                               ------      ----    ----------       ----     --------
TOTAL WTD. AVG.                                              $164,428      86.9%   $4,494,959       94.3%    $  27.34
                                                             ========      ====    ==========       ====     ========

(1)  Annualized Underwritten Base Rent excludes vacant space.

(2)  Hawthorne Savings (d.b.a. Commercial Capital) vacated 42,135 of its 61,190 square feet. The remaining 19,055 square feet was renewed for seven years at base rent of $27.00 per square foot. To mitigate the effect of this downsizing, the Terrace at Continental Park Loan was structured with an upfront $1.28 million debt service reserve and a $1.1 million rollover reserve specifically relating to this space. A 5-year lease for approximately 35,000 square feet of the space previously occupied by
     Commercial Capital has been signed with Konami Digital Entertainment at
     $27.60 per square foot increasing 3% annually.

(3)  Credit ratings are of the parent company whether or not the parent company guarantees the lease.

                                      B-55

     Lease Expiration. The following table shows the lease expiration schedule for the Terrace at Continental Park Property:

                            LEASE EXPIRATION SCHEDULE

                                                                                                          ANNUALIZED
YEAR ENDING                            % OF       CUMMULATIVE     ANNUALIZED U/W     APPROXIMATE % OF         U/W
DECEMBER 31          EXPIRING NRSF     NRSF     % OF TOTAL SRSF    BASE RENT(1)    TOTAL U/W BASE RENT   BASE RENT PSF
-----------          -------------     ----     ---------------    ------------    -------------------   -------------

2005                     50,647         26.8%         26.8%         $1,452,293             30.5%           $  28.67
2006                      5,942          3.1          29.9             181,160              3.8               30.49
2007                     51,432         27.2          57.1           1,436,618             30.1               27.93
2008                      4,478          2.4          59.5             132,728              2.8               29.64
2009                     13,166          7.0          66.4             331,783              7.0               25.20
2010                     16,925          8.9          75.4             525,160             11.0               31.03
2011                          0          0.0          75.4                   0              0.0                0.00
2012                     31,498         16.7          92.0             705,609             14.8               22.40
2013 & Thereafter             0          0.0          92.0                   0              0.0                0.00
Vacant                   15,077          8.0         100.0%                  0              0.0                   0
                         ------        -----                        ----------            -----            --------
 TOTAL/WTD. AVG.        189,165        100.0%                       $4,765,352            100.0%           $  27.37
                        =======        =====                        ==========            =====            ========

(1)  Annualized Underwritten Base Rent excludes vacant space.

     Reserves. In addition to upfront tax and insurance reserves, the borrower deposited $32,310 for tenant improvements and leasing commissions (the
"Rollover Reserve") and $3,310 for replacement reserves (the "Replacement
Reserve"). In addition to the upfront reserves, the borrower is required to make monthly deposits equal to: (a) $3,310 into the Replacement Reserve up to a cap of $39,725 and (b) $32,310 into the Rollover Reserve until the balance in the account is equal to $389,700 (the "Rollover Reserve Cap"). Once the
Rollover Reserve Cap has been met, monthly deposits will be suspended so long as there is no event of default and the economic occupancy at the Terrace at
Continental Park Property is at least 80%.

     At origination, the borrower deposited $1,280,000 into a debt service reserve (the "Debt Service Reserve") and every six months during the term of the Terrace at Continental Park Loan, CDC is required to replenish the shortfall so that the balance in the Debt Service Reserve is returned to
$1,280,000. The Debt Service Reserve will be released to the borrower once the following conditions have been satisfied: (i) the Terrace at Continental Park
Property has achieved at least 90% economic occupancy based on stabilized leases in place; (ii) underwritten net cash flow before debt service is at least $3.35 million; (iii) the DSCR is at least 0.82x at a constant of 10.09%
and (iv) the DSCR is 1.20x based on the actual interest rate and 30-year amortization schedule.

     At origination, the borrower deposited $1,100,000 into a leasing reserve
(the "Commercial Capital Rollover Reserve") relating to the 61,190 square foot space that Commercial Capital has vacated. The Commercial Capital Rollover
Reserve may be drawn upon as needed for re-tenanting costs associated with the lease-up of this space. Provided that (i) the Commercial Capital space has a new tenant in occupancy and such tenant is paying market rent and (ii) the underwritten DSCR at the Terrace at Continental Park Property is greater than or equal to 0.82x based on a 10.09% loan constant (based on stabilized net cash flow), any unused funds in the Commercial Capital Rollover Reserve will be released to the borrower.

     Insurance Requirements. The borrower is required to maintain comprehensive all risk insurance and insurance coverage for terrorism and acts of terrorism.

     Lockbox; Sweep of Excess Cash Flow. A hard lockbox is in place with respect to the Terrace at Continental Park Loan.

     Mezzanine Loan. None permitted.

     Additional Debt. None permitted, except for (i) unsecured trade and operational debt incurred in the ordinary course of business, such amount not to exceed $250,000 and (ii) debt incurred in the financing of equipment and other personal property, such amount not to exceed $50,000.

                                      B-56

ANNEX C —
STRUCTURAL AND COLLATERAL TERM SHEET

                     [THIS PAGE INTENTIONALLY LEFT BLANK.]

THE ISSUER HAS FILED A REGISTRATION STATEMENT (INCLUDING A PROSPECTUS) WITH THE
SEC FOR THE NEW OFFERING TO WHICH THIS FREE WRITING PROSPECTUS RELATES. BEFORE
YOU INVEST, YOU SHOULD READ THE PROSPECTUS IN THAT REGISTRATION STATEMENT AND
OTHER DOCUMENTS THE ISSUER HAS FILED WITH THE SEC FOR MORE COMPLETE INFORMATION
ABOUT THE ISSUER AND THIS OFFERING. YOU MAY GET THESE DOCUMENTS FOR FREE BY
VISITING EDGAR ON THE SEC WEB SITE AT WWW.SEC.GOV. ALTERNATIVELY, THE ISSUER,
ANY UNDERWRITER OR ANY DEALER PARTICIPATING IN THE OFFERING WILL ARRANGE TO SEND
YOU THE PROSPECTUS IF YOU REQUEST IT BY CALLING 1-800-503-4611.
THIS FREE WRITING PROSPECTUS DOES NOT CONTAIN ALL INFORMATION THAT IS REQUIRED
TO BE INCLUDED IN THE BASE PROSPECTUS AND THE PROSPECTUS SUPPLEMENT. THIS FREE
WRITING PROSPECTUS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY
THESE SECURITIES IN ANY STATE WHERE SUCH OFFER, SOLICITATION OR SALE IS NOT
PERMITTED.

    THE SECURITIES AND EXCHANGE COMMISSION FILE NUMBER FOR THE REGISTRATION
                     STATEMENT FOR THE ISSUER IS 333-123974

                      STRUCTURAL AND COLLATERAL TERM SHEET
                      $1,561,613,000 (APPROXIMATE BALANCE)      JANUARY 25, 2006
                    GMAC COMMERCIAL MORTGAGE SECURITIES, INC.
                       MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2006-C1

APPROXIMATE SECURITIES STRUCTURE:
---------------------------------

                        APPROXIMATE                 EXPECTED
             EXPECTED      FACE/       EXPECTED     WEIGHTED
              RATING      NOTIONAL      CREDIT      AVERAGE        EXPECTED
              FITCH/       AMOUNT      SUPPORT        LIFE      PAYMENT WINDOW
 CLASS          S&P        ($MM)      (%OF UPB)    (YEARS)(a)        (a)
--------------------------------------------------------------------------------

PUBLICLY OFFERED CLASSES

--------------------------------------------------------------------------------
  A-1(b)      AAA/AAA   $   37.0      30.000%         2.98        02/06-09/10
  A-1D(b)     AAA/AAA       15.0      30.000%         2.98        02/06-09/10
  A-2(b)      AAA/AAA      166.0      30.000%         4.71        09/10-02/11
  A-3(b)      AAA/AAA       98.0      30.000%         7.22        02/11-06/15
  A-4(b)      AAA/AAA      576.1      30.000%         9.66        06/15-11/15
  A-1A(c)     AAA/AAA      296.1      30.000%         7.84        02/06-12/15
  A-M         AAA/AAA      169.7      20.000%         9.86        12/15-12/15
  A-J         AAA/AAA      114.6      13.250%         9.86        12/15-12/15
  B            AA/AA        36.1      11.125%         9.94        12/15-01/16
  C           AA-/AA-       19.1      10.000%         9.94        01/16-01/16
  D            A+/A+        12.7       9.250%         9.94        01/16-01/16
  E             A/A         21.2       8.000%         9.94        01/16-01/16
  X-P(d)      AAA/AAA    1,658.7        N/A            N/A            N/A
--------------------------------------------------------------------------------

PRIVATELY OFFERED CLASSES(e)

--------------------------------------------------------------------------------
  X-C(d)          AAA/AAA           1,697.4       N/A
  F                A-/A-               17.0      7.000%
  G              BBB+/BBB+             19.1      5.875%
  H               BBB/BBB              19.1      4.750%
  J              BBB-/BBB-             23.3      3.375%
  K               BB+/BB+               6.4      3.000%
  L                BB/BB                6.4      2.625%
  M               BB-/BB-               8.5      2.125%
  N                B+/B+                2.1      2.000%
  O                 B/B                 4.2      1.750%
  P                B-/B-                6.4      1.375%
  Q                NR/NR               23.3        --
             TOTAL SECURITIES:      1,697.4
--------------------------------------------------------------------------

(a)  Calculated at 0% CPR, assuming no balloon payment extension.

(b)  Generally Group 1 only.

(c)  Generally Group 2 only.

(d)  Notional amount of interest only class.

(e)  Not offered hereby.

KEY FEATURES:
-------------

Co-Lead Managers:                Deutsche Bank Securities Inc.
                                 Morgan Stanley & Co. Incorporated
Co-Manager:                      GMAC Commercial Holding Capital Markets Corp.
Originators:                     GMAC Commercial Mortgage Corporation ("GMACCM") (35.5%)
                                 German American Capital Corporation ("GACC") (32.9%)
                                 CWCapital LLC ("CWCapital") (21.1%)
                                 Morgan Stanley Mortgage Capital Inc. ("MSMC") (10.4%)
Collateral:                      119 Mortgage Loans ($1,697,406,244)
Master Servicer:                 GMACCM
Special Servicer:                CWCapital Asset Management LLC
Trustee:                         Wells Fargo Bank, N.A.
Pricing:                         January 2006
Closing:                         January 2006
Cut-Off Date:                    January 1st, 7th and 15th, 2006
Distribution Date:               10th of each month, or the following business day (commencing
                                 February 10, 2006)
Payment Delay:                   9 days
ERISA Eligible:                  Classes A-1, A-1D, A-2, A-3, A-4, A-1A, A-M, A-J, B, C, D, E and X-P are
                                 expected to be ERISA eligible subject to certain conditions for eligibility
Structure:                       Sequential pay
Day Count:                       30/360
Tax Treatment:                   REMIC
Rated Final Distribution Date:   November 2045
Clean up Call:                   1.0%
Minimum Denominations:           Publicly Offered Classes: $25,000 & $1
Delivery:                        DTC for publicly offered classes

--------------------------------------------------------------------------------

COLLATERAL FACTS(a)(b):
-------------------------

 Cut-Off Date Loan Principal Balance:                         $1,697,406,244
 Number of Mortgage Loans / Properties :                      119/214
 Average Mortgage Loan Cut-Off Date Balance:                  $14,263,918
 Weighted Average Current Mortgage Rate:                      5.486%
 Weighted Average Loan U/W DSCR:                              1.48 x
 Weighted Average Loan Cut-Off Date LTV Ratio:                70.85%
 Weighted Average Remaining Term to Maturity Date (months):   108.9
 Weighted Average Remaining Amortization Term (months):       348.9
 Lockout / Defeasance as % of Total:                          95.58%
 Balloon Loans as a % of Total:                               92.12%
 Single Largest Asset as % of Total:                          6.26%
 Five Largest Assets as % of Total:                           27.55%
 Ten Largest Assets as % of Total:                            43.86%

(a)  Three mortgage loans were structured as A Notes with pari-passu companion loans. See Ten Largest Loans herein and the related GMAC Commercial
     Mortgage Securities, Inc. Series 2006-C1 Prospectus and Prospectus
     Supplement. All Loan-to-Value ("LTV") and Debt Service Coverage Ratio
     ("DSCR') calculations are based on the combined pari-passu A Notes, unless otherwise noted.

(b)  All DSCR and LTV information presented herein is generally calculated as though any related earnout had been applied to reduce or defease the principal balance of the mortgage loan. In addition, DSCR and LTV have been calculated based on the senior portion of mortgage loans with junior portions or subordinate companion loans.

PROPERTY TYPES:
---------------

                        NUMBER OF                LOAN POOL CUT-OFF DATE BALANCE
                        MORTGAGED              ---------------------------------
PROPERTY TYPE           PROPERTIES     ($MM)    % BY UPB    WTD. AVG. UWDSCR(a)
--------------------------------------------------------------------------------
Office                      27      $   513.7     30.26%            1.57x
Multifamily                 36          397.1     23.40             1.34
Anchored Retail             76          306.8     18.08             1.59
Hospitality                 10          133.8      7.88             1.46
Special Purpose Retail       1           92.5      5.45             1.41
Manufactured Housing         8           90.5      5.33             1.27
Self Storage                33           67.3      3.96             1.44
Unanchored Retail           15           48.9      2.88             1.56
Industrial/Warehouse         7           41.9      2.47             1.37
Mixed Use                    1            4.8      0.28             1.54
                            --      ---------    ------            ---------
TOTAL / WTD. AVG.          214      $ 1,697.4    100.00%            1.48X
--------------------------------------------------------------------------------

(a)  The calculation of weighted average UWDSCR does not include any B-Note associated with the mortgage loan.

TEN LARGEST ASSETS:
-------------------

                                                                                         % OF
LOAN                                     PROPERTY TYPE                  BALANCE          TOTAL        DSCR          LTV
--------------------------------------------------------------------------------------------------------------------------

DDR/Macquarie Mervyn's Portfolio (a)     Anchored Retail            $106,275,000          6.26%        2.06x        65.00%
James Center (b)                         Office                      100,000,000          5.89         1.56         77.92
Seven Springs Village                    Multifamily                  93,000,000          5.48         1.46         70.99
Design Center of the Americas (c)        Special Purpose Retail       92,500,000          5.45         1.41         73.90
BellSouth Tower                          Office                       75,933,816          4.47         1.21         77.09
Beyman Multifamily Portfolio (d)         Multifamily                  67,625,000          3.98         1.25         77.73
First National Bank Center (e)           Office                       65,000,000          3.83         2.52         36.62
Gateway Business Park                    Office                       52,150,000          3.07         1.20         79.02
Executive Centre Portfolio               Office                       51,479,500          3.03         1.20         74.93
Terrace at Continental Park              Office                       40,500,000          2.39         1.23         77.88
                                                                    ------------         -----         ----         -----
TOTAL / WTD. AVG.                                                   $744,463,316         43.86%        1.55X        70.87%
--------------------------------------------------------------------------------------------------------------------------

(a)  The $106.275mm loan represents a pari passu loan, which, together with two companion loans not in the trust, comprise a $258.4725mm loan. LTV and DSCR are based on the total $258.4725mm loan.

(b)  The $100.0mm loan represents a pari passu loan, which, together with a companion loan not in the trust, comprise a $150.0mm loan. LTV and DSCR are based on the total $150.00mm loan.

(c)  The $92.5mm loan is a pari passu loan, which together with a companion loan not in the trust, comprise a $185.0mm loan. LTV and DSCR are based on the total $185.00mm loan.

(d)  The $67.625mm loan represents two cross collateralized and cross defaulted mortgage loans (the "Empirian on Central Loan" and "Southwind Loan")
     secured by first mortgages on two multifamily complexes. The Empirian on
     Central Loan and Southwind Loan have cut-off date principal balances of
     $39,500,000 and $28,125,000, respectively.

(e)  The total financing amount of the First National Bank Center is $98,000,000
     (the "First National Bank Center Whole Loan") that consists of a
     $65,000,000 pooled portion (the "First National Bank Center Senior
     Portion") and a $33,000,000 non-pooled portion (the "First National Bank
     Center Junior Portion"). The First National Bank Center Whole Loan will be included in the trust with the First National Bank Center Junior Portion backing only the Class FNB Certificates (as such term is defined herein).
     LTV and DSCR are calculated using the First National Bank Senior Portion.
     Using the First National Bank Center Whole Loan, LTV: 55.21%, DSCR: 1.67x.

PROPERTY LOCATION:
------------------

                                                        LOAN POOL CUT-OFF DATE BALANCE
                            NUMBER OF                  ---------------------------------
                            MORTGAGED
GEOGRAPHIC DISTRIBUTION     PROPERTIES      ($MM)       % BY UPB     WTD. AVG. UWDSCR(a)
----------------------------------------------------------------------------------------

California                      51       $   344.4        20.29%             1.74x
 Southern                       37           259.9        15.31              1.78
 Northern                       14            84.5         4.98              1.60
Florida                         11           232.0        13.67              1.32
Arizona                         16           145.2         8.56              1.69
Virginia                         3           130.0         7.66              1.53
Maryland                         4           108.6         6.40              1.44
Ohio                            11            74.3         4.38              1.34
Other(b)                       118           662.9        39.05              1.36
                               ---       ---------       ------            ------
TOTAL / WTD. AVG.              214       $ 1,697.4       100.00%             1.48X
----------------------------------------------------------------------------------------

(a)  The calculation of weighted average UWDSCR does not include any B-Note associated with the mortgage loan.

(b)  Includes 31 states and the District of Columbia.

THE INFORMATION IN THIS FREE WRITING PROSPECTUS, IF CONVEYED PRIOR TO THE TIME
OF YOUR CONTRACTUAL COMMITMENT TO PURCHASE ANY OF THE CERTIFICATES, SUPERSEDES
ANY INFORMATION CONTAINED IN ANY PRIOR SIMILAR MATERIALS RELATING TO THE
CERTIFICATES. THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS PRELIMINARY,
AND IS SUBJECT TO COMPLETION OR CHANGE. THIS FREE WRITING PROSPECTUS IS BEING
DELIVERED TO YOU SOLELY TO PROVIDE YOU WITH INFORMATION ABOUT THE OFFERING OF
THE CERTIFICATES REFERRED TO IN THIS FREE WRITING PROSPECTUS AND TO SOLICIT AN
OFFER TO PURCHASE THE CERTIFICATES, WHEN, AS AND IF ISSUED. ANY SUCH OFFER TO
PURCHASE MADE BY YOU WILL NOT BE ACCEPTED AND WILL NOT CONSTITUTE A CONTRACTUAL
COMMITMENT BY YOU TO PURCHASE ANY OF THE CERTIFICATES, UNTIL WE HAVE ACCEPTED
YOUR OFFER TO PURCHASE CERTIFICATES.

YOU ARE ADVISED THAT THE TERMS OF THE CERTIFICATES, AND THE CHARACTERISTICS OF
THE MORTGAGE LOAN POOL BACKING THEM, MAY CHANGE (DUE, AMONG OTHER THINGS, TO THE
POSSIBILITY THAT MORTGAGE LOANS THAT COMPRISE THE POOL MAY BECOME DELINQUENT OR
DEFAULTED OR MAY BE REMOVED OR REPLACED AND THAT SIMILAR OR DIFFERENT MORTGAGE
LOANS MAY BE ADDED TO THE POOL, AND THAT ONE OR MORE CLASSES OF CERTIFICATES MAY
BE SPLIT, COMBINED OR ELIMINATED), AT ANY TIME PRIOR TO ISSUANCE OR AVAILABILITY
OF A FINAL PROSPECTUS. YOU ARE ADVISED THAT CERTIFICATES MAY NOT BE ISSUED THAT
HAVE THE CHARACTERISTICS DESCRIBED IN THESE MATERIALS. THE UNDERWRITER'S
OBLIGATION TO SELL SUCH CERTIFICATES TO YOU IS CONDITIONED ON THE MORTGAGE LOANS
AND CERTIFICATES HAVING THE CHARACTERISTICS DESCRIBED IN THESE MATERIALS. IF FOR
ANY REASON THE ISSUER DOES NOT DELIVER SUCH CERTIFICATES, THE UNDERWRITER WILL
NOTIFY YOU, AND NEITHER THE ISSUER NOR ANY UNDERWRITER WILL HAVE ANY OBLIGATION
TO YOU TO DELIVER ALL OR ANY PORTION OF THE CERTIFICATES WHICH YOU HAVE
COMMITTED TO PURCHASE, AND NONE OF THE ISSUER NOR ANY UNDERWRITER WILL BE LIABLE
FOR ANY COSTS OR DAMAGES WHATSOEVER ARISING FROM OR RELATED TO SUCH
NON-DELIVERY.

THIS FREE WRITING PROSPECTUS WAS PREPARED ON THE BASIS OF CERTAIN ASSUMPTIONS
(INCLUDING, IN CERTAIN CASES, ASSUMPTIONS SPECIFIED BY THE RECIPIENT HEREOF)
REGARDING THE POOL ASSETS AND STRUCTURE, INCLUDING PAYMENTS, INTEREST RATES,
WEIGHTED AVERAGE LIVES AND WEIGHTED AVERAGE LOAN AGE, LOSS, SPREADS, MARKET
AVAILABILITY AND OTHER MATTERS. THE ACTUAL AMOUNT, RATE OR TIMING OF PAYMENTS ON
ANY OF THE UNDERLYING ASSETS MAY BE DIFFERENT, AND SOMETIMES MATERIALLY
DIFFERENT THAN ANTICIPATED, AND THEREFORE THE PRICING, PAYMENT OR YIELD
INFORMATION REGARDING THE CERTIFICATES MAY BE DIFFERENT FROM THE INFORMATION
PROVIDED HEREIN. THERE CAN BE NO ASSURANCE THAT ACTUAL PRICING WILL BE COMPLETED
AT THE INDICATED VALUE(S). IN ADDITION, PRICING OF THE CERTIFICATES MAY VARY
SIGNIFICANTLY FROM THE INFORMATION CONTAINED IN THIS FREE WRITING PROSPECTUS AS
A RESULT OF VARIOUS FACTORS, INCLUDING, WITHOUT LIMITATION, PREVAILING CREDIT
SPREADS, MARKET POSITIONING, FINANCING COSTS, HEDGING COSTS AND RISK AND USE OF
CAPITAL AND PROFIT. THE PRICING ESTIMATES CONTAINED HEREIN MAY VARY DURING THE
COURSE OF ANY PARTICULAR DAY AND FROM DAY TO DAY. YOU SHOULD CONSULT WITH YOUR
OWN ACCOUNTING OR OTHER ADVISORS AS TO THE ADEQUACY OF THE INFORMATION IN THIS
FREE WRITING PROSPECTUS FOR YOUR PURPOSES.

                                      C-1

                      STRUCTURAL AND COLLATERAL TERM SHEET

--------------------------------------------------------------------------------
                             MORTGAGE POOL OVERVIEW
-------------------------------------------------------------------------------

COLLATERAL FACTS(a)                                              AGGREGATE POOL       LOAN GROUP 1(b)      LOAN GROUP 2(c)
----------------------------------------------------------------------------------------------------------------------------

Cut-Off Date Loan Principal Balance:                             $1,697,406,244       $1,401,292,356        $296,113,887
----------------------------------------------------------------------------------------------------------------------------
Number of Mortgage Loans / Properties:                           119/214              94/188                25/26
----------------------------------------------------------------------------------------------------------------------------
Average Mortgage Loan Cut-Off Date Balance:                      $14,263,918          $14,907,365           $11,844,555
----------------------------------------------------------------------------------------------------------------------------
Weighted Average Current Mortgage Rate:                          5.486%               5.505%                5.396%
----------------------------------------------------------------------------------------------------------------------------
Weighted Average Loan U/W DSCR:                                  1.48 x               1.50 x                1.37 x
----------------------------------------------------------------------------------------------------------------------------
Weighted Average Loan Cut-Off Date LTV Ratio:                    70.85%               70.07%                74.53%
----------------------------------------------------------------------------------------------------------------------------
Weighted Average Remaining Term to Maturity Date (months):       108.9                111.3                 97.6
----------------------------------------------------------------------------------------------------------------------------
Weighted Average Remaining Amortization Term (months):           348.9                347.2                 359.8
----------------------------------------------------------------------------------------------------------------------------
Lockout / Defeasance as % of Total:                              95.58%               95.76%                94.77%
----------------------------------------------------------------------------------------------------------------------------
Balloon Loans as a % of Total:                                   92.12%               90.45%                100.00%
----------------------------------------------------------------------------------------------------------------------------
Single Largest Asset as % of Total:                              6.26%                7.58%                 31.41%
----------------------------------------------------------------------------------------------------------------------------
Five Largest Assets as % of Total:                               27.55%               31.57%                60.08%
----------------------------------------------------------------------------------------------------------------------------
Ten Largest Assets as % of Total:                                43.86%               48.77%                75.74%
----------------------------------------------------------------------------------------------------------------------------

(a)  The calculations set forth in this term sheet do not include any B Notes whether or not included in the trust.

(b)  The mortgaged properties included in Loan Group 1 include 170 properties used for commercial purposes and 18 properties used for multifamily residential and manufactured housing purposes.

(c)  The mortgaged properties included in Loan Group 2 include 24 properties used for multifamily residential purposes and 2 properties used for manufactured housing purposes.

THE INFORMATION IN THIS FREE WRITING PROSPECTUS, IF CONVEYED PRIOR TO THE TIME
OF YOUR CONTRACTUAL COMMITMENT TO PURCHASE ANY OF THE CERTIFICATES, SUPERSEDES
ANY INFORMATION CONTAINED IN ANY PRIOR SIMILAR MATERIALS RELATING TO THE
CERTIFICATES. THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS PRELIMINARY,
AND IS SUBJECT TO COMPLETION OR CHANGE. THIS FREE WRITING PROSPECTUS IS BEING
DELIVERED TO YOU SOLELY TO PROVIDE YOU WITH INFORMATION ABOUT THE OFFERING OF
THE CERTIFICATES REFERRED TO IN THIS FREE WRITING PROSPECTUS AND TO SOLICIT AN
OFFER TO PURCHASE THE CERTIFICATES, WHEN, AS AND IF ISSUED. ANY SUCH OFFER TO
PURCHASE MADE BY YOU WILL NOT BE ACCEPTED AND WILL NOT CONSTITUTE A CONTRACTUAL
COMMITMENT BY YOU TO PURCHASE ANY OF THE CERTIFICATES, UNTIL WE HAVE ACCEPTED
YOUR OFFER TO PURCHASE CERTIFICATES.

YOU ARE ADVISED THAT THE TERMS OF THE CERTIFICATES, AND THE CHARACTERISTICS OF
THE MORTGAGE LOAN POOL BACKING THEM, MAY CHANGE (DUE, AMONG OTHER THINGS, TO THE
POSSIBILITY THAT MORTGAGE LOANS THAT COMPRISE THE POOL MAY BECOME DELINQUENT OR
DEFAULTED OR MAY BE REMOVED OR REPLACED AND THAT SIMILAR OR DIFFERENT MORTGAGE
LOANS MAY BE ADDED TO THE POOL, AND THAT ONE OR MORE CLASSES OF CERTIFICATES MAY
BE SPLIT, COMBINED OR ELIMINATED), AT ANY TIME PRIOR TO ISSUANCE OR AVAILABILITY
OF A FINAL PROSPECTUS. YOU ARE ADVISED THAT CERTIFICATES MAY NOT BE ISSUED THAT
HAVE THE CHARACTERISTICS DESCRIBED IN THESE MATERIALS. THE UNDERWRITER'S
OBLIGATION TO SELL SUCH CERTIFICATES TO YOU IS CONDITIONED ON THE MORTGAGE LOANS
AND CERTIFICATES HAVING THE CHARACTERISTICS DESCRIBED IN THESE MATERIALS. IF FOR
ANY REASON THE ISSUER DOES NOT DELIVER SUCH CERTIFICATES, THE UNDERWRITER WILL
NOTIFY YOU, AND NEITHER THE ISSUER NOR ANY UNDERWRITER WILL HAVE ANY OBLIGATION
TO YOU TO DELIVER ALL OR ANY PORTION OF THE CERTIFICATES WHICH YOU HAVE
COMMITTED TO PURCHASE, AND NONE OF THE ISSUER NOR ANY UNDERWRITER WILL BE LIABLE
FOR ANY COSTS OR DAMAGES WHATSOEVER ARISING FROM OR RELATED TO SUCH
NON-DELIVERY.

THIS FREE WRITING PROSPECTUS WAS PREPARED ON THE BASIS OF CERTAIN ASSUMPTIONS
(INCLUDING, IN CERTAIN CASES, ASSUMPTIONS SPECIFIED BY THE RECIPIENT HEREOF)
REGARDING THE POOL ASSETS AND STRUCTURE, INCLUDING PAYMENTS, INTEREST RATES,
WEIGHTED AVERAGE LIVES AND WEIGHTED AVERAGE LOAN AGE, LOSS, SPREADS, MARKET
AVAILABILITY AND OTHER MATTERS. THE ACTUAL AMOUNT, RATE OR TIMING OF PAYMENTS ON
ANY OF THE UNDERLYING ASSETS MAY BE DIFFERENT, AND SOMETIMES MATERIALLY
DIFFERENT THAN ANTICIPATED, AND THEREFORE THE PRICING, PAYMENT OR YIELD
INFORMATION REGARDING THE CERTIFICATES MAY BE DIFFERENT FROM THE INFORMATION
PROVIDED HEREIN. THERE CAN BE NO ASSURANCE THAT ACTUAL PRICING WILL BE COMPLETED
AT THE INDICATED VALUE(S). IN ADDITION, PRICING OF THE CERTIFICATES MAY VARY
SIGNIFICANTLY FROM THE INFORMATION CONTAINED IN THIS FREE WRITING PROSPECTUS AS
A RESULT OF VARIOUS FACTORS, INCLUDING, WITHOUT LIMITATION, PREVAILING CREDIT
SPREADS, MARKET POSITIONING, FINANCING COSTS, HEDGING COSTS AND RISK AND USE OF
CAPITAL AND PROFIT. THE PRICING ESTIMATES CONTAINED HEREIN MAY VARY DURING THE
COURSE OF ANY PARTICULAR DAY AND FROM DAY TO DAY. YOU SHOULD CONSULT WITH YOUR
OWN ACCOUNTING OR OTHER ADVISORS AS TO THE ADEQUACY OF THE INFORMATION IN THIS
FREE WRITING PROSPECTUS FOR YOUR PURPOSES.

                                       C-2

                     STRUCTURAL AND COLLATERAL TERM SHEET

--------------------------------------------------------------------------------
                              STRUCTURAL OVERVIEW
--------------------------------------------------------------------------------

o    Loan Group 1 is comprised of 94 loans. Loan Group 2 is comprised of 25 loans.

o    Generally, the Available Distribution Amount related to Loan Group 1 will be used to pay interest to Class A-1, A-1D and A-2, A-3 and A-4, pro rata, until paid in full. Generally, the Available Distribution Amount related to
     Loan Group 2 will be used to pay interest to Class A-1A, until paid in full. Generally, the Available Distribution Amount will be used to pay interest to the Class X-C and X-P, pro rata, until paid in full.

o    Generally, the Available Distribution Amount related to Loan Group 1 will be used to pay principal, pro rata, to Class A-1 and Class A-1D, and then to A-2, A-3 and A-4, in that order, until paid in full, then to pay principal to Class A-1A until paid in full. Generally, the Available
     Distribution Amount related to Loan Group 2 will be used to pay principal to Class A-1A until paid in full, then to pay principal, pro rata, to Class
     A-1 and Class A-1D, and then to A-2, A-3 and A-4, in that order, until paid in full.

o    After Class A-1, A-1D, A-2, A-3, A-4 and A-1A are paid all amounts to which they are entitled to, the remaining Available Distribution Amount related to both groups will be used to pay interest and, after Class A-1, A-1D,
     A-2, A-3, A-4 and A-1A are paid in full, principal sequentially to Class
     A-M, A-J, B, C, D, E, F, G, H, J, K, L, M, N, O, P and Q.

o    Each class will be subordinate to the Class A-1, A-1D, A-2, A-3, A-4 and
     A-1A certificates and to each principal balance class with an earlier alphabetical designation than such class (except for the Class A-M certificates which are senior to the Class A-J certificates). Each of the
     Class A-1, A-1D, A-2, A-3, A-4 and A-1A certificates will be of equal priority.

o    All Classes will pay interest on a 30/360 basis.

o    Principal losses will be allocated to each Class of certificates in reverse alphabetical order of class designation, starting with Class Q through and including A-J, and then to the Class A-M certificates. Any remaining losses will be allocated to Classes A-1, A-1D, A-2, A-3, A-4 and A-1A certificates on a pari passu and pro rata basis.

o    The Master Servicer will cover net prepayment interest shortfalls on the loans provided that with respect to any loans with due dates on the related determination date the Master Servicer will only cover net prepayment interest shortfalls up to the master servicing fee at a rate not exceeding one basis point per annum. Net prepayment interest shortfalls (after application of prepayment interest excesses on the mortgage loans and other compensating interest payments from the master servicing fee) will be allocated pro-rata (based on interest entitlements) to all regular certificates.

o    Shortfalls resulting from Master Servicer and Special Servicer modifications, Special Servicer compensation or other extraordinary trust fund expenses will be allocated in reverse alphabetical order to Classes of outstanding principal balance certificates. Any such reduction will also have the effect of reducing the aggregate notional amount of the certificates.

THE INFORMATION IN THIS FREE WRITING PROSPECTUS, IF CONVEYED PRIOR TO THE TIME
OF YOUR CONTRACTUAL COMMITMENT TO PURCHASE ANY OF THE CERTIFICATES, SUPERSEDES
ANY INFORMATION CONTAINED IN ANY PRIOR SIMILAR MATERIALS RELATING TO THE
CERTIFICATES. THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS PRELIMINARY,
AND IS SUBJECT TO COMPLETION OR CHANGE. THIS FREE WRITING PROSPECTUS IS BEING
DELIVERED TO YOU SOLELY TO PROVIDE YOU WITH INFORMATION ABOUT THE OFFERING OF
THE CERTIFICATES REFERRED TO IN THIS FREE WRITING PROSPECTUS AND TO SOLICIT AN
OFFER TO PURCHASE THE CERTIFICATES, WHEN, AS AND IF ISSUED. ANY SUCH OFFER TO
PURCHASE MADE BY YOU WILL NOT BE ACCEPTED AND WILL NOT CONSTITUTE A CONTRACTUAL
COMMITMENT BY YOU TO PURCHASE ANY OF THE CERTIFICATES, UNTIL WE HAVE ACCEPTED
YOUR OFFER TO PURCHASE CERTIFICATES.

YOU ARE ADVISED THAT THE TERMS OF THE CERTIFICATES, AND THE CHARACTERISTICS OF
THE MORTGAGE LOAN POOL BACKING THEM, MAY CHANGE (DUE, AMONG OTHER THINGS, TO THE
POSSIBILITY THAT MORTGAGE LOANS THAT COMPRISE THE POOL MAY BECOME DELINQUENT OR
DEFAULTED OR MAY BE REMOVED OR REPLACED AND THAT SIMILAR OR DIFFERENT MORTGAGE
LOANS MAY BE ADDED TO THE POOL, AND THAT ONE OR MORE CLASSES OF CERTIFICATES MAY
BE SPLIT, COMBINED OR ELIMINATED), AT ANY TIME PRIOR TO ISSUANCE OR AVAILABILITY
OF A FINAL PROSPECTUS. YOU ARE ADVISED THAT CERTIFICATES MAY NOT BE ISSUED THAT
HAVE THE CHARACTERISTICS DESCRIBED IN THESE MATERIALS. THE UNDERWRITER'S
OBLIGATION TO SELL SUCH CERTIFICATES TO YOU IS CONDITIONED ON THE MORTGAGE LOANS
AND CERTIFICATES HAVING THE CHARACTERISTICS DESCRIBED IN THESE MATERIALS. IF FOR
ANY REASON THE ISSUER DOES NOT DELIVER SUCH CERTIFICATES, THE UNDERWRITER WILL
NOTIFY YOU, AND NEITHER THE ISSUER NOR ANY UNDERWRITER WILL HAVE ANY OBLIGATION
TO YOU TO DELIVER ALL OR ANY PORTION OF THE CERTIFICATES WHICH YOU HAVE
COMMITTED TO PURCHASE, AND NONE OF THE ISSUER NOR ANY UNDERWRITER WILL BE LIABLE
FOR ANY COSTS OR DAMAGES WHATSOEVER ARISING FROM OR RELATED TO SUCH
NON-DELIVERY.

THIS FREE WRITING PROSPECTUS WAS PREPARED ON THE BASIS OF CERTAIN ASSUMPTIONS
(INCLUDING, IN CERTAIN CASES, ASSUMPTIONS SPECIFIED BY THE RECIPIENT HEREOF)
REGARDING THE POOL ASSETS AND STRUCTURE, INCLUDING PAYMENTS, INTEREST RATES,
WEIGHTED AVERAGE LIVES AND WEIGHTED AVERAGE LOAN AGE, LOSS, SPREADS, MARKET
AVAILABILITY AND OTHER MATTERS. THE ACTUAL AMOUNT, RATE OR TIMING OF PAYMENTS ON
ANY OF THE UNDERLYING ASSETS MAY BE DIFFERENT, AND SOMETIMES MATERIALLY
DIFFERENT THAN ANTICIPATED, AND THEREFORE THE PRICING, PAYMENT OR YIELD
INFORMATION REGARDING THE CERTIFICATES MAY BE DIFFERENT FROM THE INFORMATION
PROVIDED HEREIN. THERE CAN BE NO ASSURANCE THAT ACTUAL PRICING WILL BE COMPLETED
AT THE INDICATED VALUE(S). IN ADDITION, PRICING OF THE CERTIFICATES MAY VARY
SIGNIFICANTLY FROM THE INFORMATION CONTAINED IN THIS FREE WRITING PROSPECTUS AS
A RESULT OF VARIOUS FACTORS, INCLUDING, WITHOUT LIMITATION, PREVAILING CREDIT
SPREADS, MARKET POSITIONING, FINANCING COSTS, HEDGING COSTS AND RISK AND USE OF
CAPITAL AND PROFIT. THE PRICING ESTIMATES CONTAINED HEREIN MAY VARY DURING THE
COURSE OF ANY PARTICULAR DAY AND FROM DAY TO DAY. YOU SHOULD CONSULT WITH YOUR
OWN ACCOUNTING OR OTHER ADVISORS AS TO THE ADEQUACY OF THE INFORMATION IN THIS
FREE WRITING PROSPECTUS FOR YOUR PURPOSES.

                                       C-3

                      STRUCTURAL AND COLLATERAL TERM SHEET

--------------------------------------------------------------------------------
                      ALLOCATION OF PREPAYMENT PREMIUMS(a)
--------------------------------------------------------------------------------

ALLOCATION OF PREPAYMENT PREMIUMS:
----------------------------------

Prepayment premiums and yield maintenance amounts with respect to all loans will be allocated between the Class A-1, A-1D, A-2, A-3, A-4, A-1A, A-M, A-J, B, C,
D, E, F, G, H and J certificates then entitled to principal distributions and the Class X-C certificates as follows:

o    A percentage of all prepayment premiums and yield maintenance amounts with respect to Loan Group 1 will be allocated to Class A-1, A-1D, A-2, A-3,
     A-4, A-M, A-J, B, C, D, E, F, G, H and J certificates and with respect to
     Loan Group 2 will be allocated to the Class A-1A certificates such that the percentage will be equal to the product of (a) with respect to Loan Group
     1, a fraction the numerator of which is equal to the amount of principal distributed to such Class A-1, A-1D, A-2, A-3, A-4, A-M, A-J, B, C, D, E,
     F, G, H or J certificates on that distribution date and the denominator of which is equal to the sum of the amount of principal distributed to the
     Class A-1, A-1D, A-2, A-3, A-4, A-M, A-J, B, C, D, E, F, G, H and J
     certificates on that distribution date, and with respect to Loan Group 2, a fraction the numerator of which is equal to the amount of principal distributed to such Class A-1A on such distribution date and the denominator of which is equal to the amount of principal distributed to the
     Class A-1A on that distribution date, in each case multiplied by (b) a fraction the numerator of which is the excess, if any, resulting from the
     Pass-Through Rate of the class of certificates currently receiving principal less the relevant discount rate, and the denominator of which is the excess, if any, resulting from the Mortgage Rate of the related
     Mortgage Loan less the relevant discount rate.

        -------------------------------------------------------------
        Prepayment               (Pass-Through Rate - Discount Rate )
        Premium Allocation   =
        Percentage               (Mortgage Rate - Discount Rate)
        -------------------------------------------------------------

o    The remaining percentage of such prepayment premiums and yield maintenance amounts will be allocated to the Class X-C certificates.

o    In general, this formula provides for an increase in the allocation of prepayment premiums and yield maintenance premiums to the Class A-1, A-1D,
     A-2, A-3, A-4, A-1A, A-M, A-J, B, C, D, E, F, G, H and J certificates relative to the Class X-C certificates as discount rates decrease and a decrease in the allocation to such Classes as discount rates rise.

Allocation of Prepayment Premiums Example
-----------------------------------------

Discount Rate Fraction Methodology:

    Mortgage Rate                                 =       6%
    Bond Class Rate                               =       5%
    Treasury Rate (or Applicable Discount Rate)   =       4%
    % of Principal Distributed to Class           =     100%

 BOND CLASS ALLOCATION    CLASS X-C ALLOCATION
------------------------  -------------------------------
 5% - 4% x 100%  = 50%    Receives excess premiums = 50%
 6% - 4%

(a)  For further information regarding the allocation of prepayment premiums, refer to the prospectus supplement.

THE INFORMATION IN THIS FREE WRITING PROSPECTUS, IF CONVEYED PRIOR TO THE TIME
OF YOUR CONTRACTUAL COMMITMENT TO PURCHASE ANY OF THE CERTIFICATES, SUPERSEDES
ANY INFORMATION CONTAINED IN ANY PRIOR SIMILAR MATERIALS RELATING TO THE
CERTIFICATES. THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS PRELIMINARY,
AND IS SUBJECT TO COMPLETION OR CHANGE. THIS FREE WRITING PROSPECTUS IS BEING
DELIVERED TO YOU SOLELY TO PROVIDE YOU WITH INFORMATION ABOUT THE OFFERING OF
THE CERTIFICATES REFERRED TO IN THIS FREE WRITING PROSPECTUS AND TO SOLICIT AN
OFFER TO PURCHASE THE CERTIFICATES, WHEN, AS AND IF ISSUED. ANY SUCH OFFER TO
PURCHASE MADE BY YOU WILL NOT BE ACCEPTED AND WILL NOT CONSTITUTE A CONTRACTUAL
COMMITMENT BY YOU TO PURCHASE ANY OF THE CERTIFICATES, UNTIL WE HAVE ACCEPTED
YOUR OFFER TO PURCHASE CERTIFICATES.

YOU ARE ADVISED THAT THE TERMS OF THE CERTIFICATES, AND THE CHARACTERISTICS OF
THE MORTGAGE LOAN POOL BACKING THEM, MAY CHANGE (DUE, AMONG OTHER THINGS, TO THE
POSSIBILITY THAT MORTGAGE LOANS THAT COMPRISE THE POOL MAY BECOME DELINQUENT OR
DEFAULTED OR MAY BE REMOVED OR REPLACED AND THAT SIMILAR OR DIFFERENT MORTGAGE
LOANS MAY BE ADDED TO THE POOL, AND THAT ONE OR MORE CLASSES OF CERTIFICATES MAY
BE SPLIT, COMBINED OR ELIMINATED), AT ANY TIME PRIOR TO ISSUANCE OR AVAILABILITY
OF A FINAL PROSPECTUS. YOU ARE ADVISED THAT CERTIFICATES MAY NOT BE ISSUED THAT
HAVE THE CHARACTERISTICS DESCRIBED IN THESE MATERIALS. THE UNDERWRITER'S
OBLIGATION TO SELL SUCH CERTIFICATES TO YOU IS CONDITIONED ON THE MORTGAGE LOANS
AND CERTIFICATES HAVING THE CHARACTERISTICS DESCRIBED IN THESE MATERIALS. IF FOR
ANY REASON THE ISSUER DOES NOT DELIVER SUCH CERTIFICATES, THE UNDERWRITER WILL
NOTIFY YOU, AND NEITHER THE ISSUER NOR ANY UNDERWRITER WILL HAVE ANY OBLIGATION
TO YOU TO DELIVER ALL OR ANY PORTION OF THE CERTIFICATES WHICH YOU HAVE
COMMITTED TO PURCHASE, AND NONE OF THE ISSUER NOR ANY UNDERWRITER WILL BE LIABLE
FOR ANY COSTS OR DAMAGES WHATSOEVER ARISING FROM OR RELATED TO SUCH
NON-DELIVERY.

THIS FREE WRITING PROSPECTUS WAS PREPARED ON THE BASIS OF CERTAIN ASSUMPTIONS
(INCLUDING, IN CERTAIN CASES, ASSUMPTIONS SPECIFIED BY THE RECIPIENT HEREOF)
REGARDING THE POOL ASSETS AND STRUCTURE, INCLUDING PAYMENTS, INTEREST RATES,
WEIGHTED AVERAGE LIVES AND WEIGHTED AVERAGE LOAN AGE, LOSS, SPREADS, MARKET
AVAILABILITY AND OTHER MATTERS. THE ACTUAL AMOUNT, RATE OR TIMING OF PAYMENTS ON
ANY OF THE UNDERLYING ASSETS MAY BE DIFFERENT, AND SOMETIMES MATERIALLY
DIFFERENT THAN ANTICIPATED, AND THEREFORE THE PRICING, PAYMENT OR YIELD
INFORMATION REGARDING THE CERTIFICATES MAY BE DIFFERENT FROM THE INFORMATION
PROVIDED HEREIN. THERE CAN BE NO ASSURANCE THAT ACTUAL PRICING WILL BE COMPLETED
AT THE INDICATED VALUE(S). IN ADDITION, PRICING OF THE CERTIFICATES MAY VARY
SIGNIFICANTLY FROM THE INFORMATION CONTAINED IN THIS FREE WRITING PROSPECTUS AS
A RESULT OF VARIOUS FACTORS, INCLUDING, WITHOUT LIMITATION, PREVAILING CREDIT
SPREADS, MARKET POSITIONING, FINANCING COSTS, HEDGING COSTS AND RISK AND USE OF
CAPITAL AND PROFIT. THE PRICING ESTIMATES CONTAINED HEREIN MAY VARY DURING THE
COURSE OF ANY PARTICULAR DAY AND FROM DAY TO DAY. YOU SHOULD CONSULT WITH YOUR
OWN ACCOUNTING OR OTHER ADVISORS AS TO THE ADEQUACY OF THE INFORMATION IN THIS
FREE WRITING PROSPECTUS FOR YOUR PURPOSES.

                                       C-4

                      STRUCTURAL AND COLLATERAL TERM SHEET

--------------------------------------------------------------------------------
                          AVERAGE LIFE TABLE (IN YEARS)

  (PREPAYMENTS LOCKED OUT THROUGH LOCK OUT PERIOD, DEFEASANCE PERIOD AND YIELD
               MAINTENANCE PERIOD THEN RUN AT THE INDICATED CPRS)
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                          PREPAYMENT ASSUMPTIONS (CPR)
              0% CPR     25% CPR     50% CPR     75% CPR     100% CPR
--------------------------------------------------------------------------------
     A-1        2.98        2.96        2.95        2.95        2.94
--------------------------------------------------------------------------------
    A-1D        2.98        2.96        2.95        2.95        2.94
--------------------------------------------------------------------------------
     A-2        4.71        4.71        4.69        4.67        4.47
--------------------------------------------------------------------------------
     A-3        7.22        7.22        7.21        7.21        7.19
--------------------------------------------------------------------------------
     A-4        9.66        9.64        9.61        9.57        9.35
--------------------------------------------------------------------------------
    A-1A        7.84        7.83        7.83        7.82        7.69
--------------------------------------------------------------------------------
     A-M        9.86        9.85        9.84        9.81        9.61
--------------------------------------------------------------------------------
     A-J        9.86        9.86        9.86        9.86        9.66
--------------------------------------------------------------------------------
      B         9.94        9.90        9.86        9.86        9.69
--------------------------------------------------------------------------------
      C         9.94        9.94        9.94        9.86        9.69
--------------------------------------------------------------------------------
      D         9.94        9.94        9.94        9.87        9.69
--------------------------------------------------------------------------------
      E         9.94        9.94        9.94        9.94        9.69
--------------------------------------------------------------------------------

THE INFORMATION IN THIS FREE WRITING PROSPECTUS, IF CONVEYED PRIOR TO THE TIME
OF YOUR CONTRACTUAL COMMITMENT TO PURCHASE ANY OF THE CERTIFICATES, SUPERSEDES
ANY INFORMATION CONTAINED IN ANY PRIOR SIMILAR MATERIALS RELATING TO THE
CERTIFICATES. THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS PRELIMINARY,
AND IS SUBJECT TO COMPLETION OR CHANGE. THIS FREE WRITING PROSPECTUS IS BEING
DELIVERED TO YOU SOLELY TO PROVIDE YOU WITH INFORMATION ABOUT THE OFFERING OF
THE CERTIFICATES REFERRED TO IN THIS FREE WRITING PROSPECTUS AND TO SOLICIT AN
OFFER TO PURCHASE THE CERTIFICATES, WHEN, AS AND IF ISSUED. ANY SUCH OFFER TO
PURCHASE MADE BY YOU WILL NOT BE ACCEPTED AND WILL NOT CONSTITUTE A CONTRACTUAL
COMMITMENT BY YOU TO PURCHASE ANY OF THE CERTIFICATES, UNTIL WE HAVE ACCEPTED
YOUR OFFER TO PURCHASE CERTIFICATES.

YOU ARE ADVISED THAT THE TERMS OF THE CERTIFICATES, AND THE CHARACTERISTICS OF
THE MORTGAGE LOAN POOL BACKING THEM, MAY CHANGE (DUE, AMONG OTHER THINGS, TO THE
POSSIBILITY THAT MORTGAGE LOANS THAT COMPRISE THE POOL MAY BECOME DELINQUENT OR
DEFAULTED OR MAY BE REMOVED OR REPLACED AND THAT SIMILAR OR DIFFERENT MORTGAGE
LOANS MAY BE ADDED TO THE POOL, AND THAT ONE OR MORE CLASSES OF CERTIFICATES MAY
BE SPLIT, COMBINED OR ELIMINATED), AT ANY TIME PRIOR TO ISSUANCE OR AVAILABILITY
OF A FINAL PROSPECTUS. YOU ARE ADVISED THAT CERTIFICATES MAY NOT BE ISSUED THAT
HAVE THE CHARACTERISTICS DESCRIBED IN THESE MATERIALS. THE UNDERWRITER'S
OBLIGATION TO SELL SUCH CERTIFICATES TO YOU IS CONDITIONED ON THE MORTGAGE LOANS
AND CERTIFICATES HAVING THE CHARACTERISTICS DESCRIBED IN THESE MATERIALS. IF FOR
ANY REASON THE ISSUER DOES NOT DELIVER SUCH CERTIFICATES, THE UNDERWRITER WILL
NOTIFY YOU, AND NEITHER THE ISSUER NOR ANY UNDERWRITER WILL HAVE ANY OBLIGATION
TO YOU TO DELIVER ALL OR ANY PORTION OF THE CERTIFICATES WHICH YOU HAVE
COMMITTED TO PURCHASE, AND NONE OF THE ISSUER NOR ANY UNDERWRITER WILL BE LIABLE
FOR ANY COSTS OR DAMAGES WHATSOEVER ARISING FROM OR RELATED TO SUCH
NON-DELIVERY.

THIS FREE WRITING PROSPECTUS WAS PREPARED ON THE BASIS OF CERTAIN ASSUMPTIONS
(INCLUDING, IN CERTAIN CASES, ASSUMPTIONS SPECIFIED BY THE RECIPIENT HEREOF)
REGARDING THE POOL ASSETS AND STRUCTURE, INCLUDING PAYMENTS, INTEREST RATES,
WEIGHTED AVERAGE LIVES AND WEIGHTED AVERAGE LOAN AGE, LOSS, SPREADS, MARKET
AVAILABILITY AND OTHER MATTERS. THE ACTUAL AMOUNT, RATE OR TIMING OF PAYMENTS ON
ANY OF THE UNDERLYING ASSETS MAY BE DIFFERENT, AND SOMETIMES MATERIALLY
DIFFERENT THAN ANTICIPATED, AND THEREFORE THE PRICING, PAYMENT OR YIELD
INFORMATION REGARDING THE CERTIFICATES MAY BE DIFFERENT FROM THE INFORMATION
PROVIDED HEREIN. THERE CAN BE NO ASSURANCE THAT ACTUAL PRICING WILL BE COMPLETED
AT THE INDICATED VALUE(S). IN ADDITION, PRICING OF THE CERTIFICATES MAY VARY
SIGNIFICANTLY FROM THE INFORMATION CONTAINED IN THIS FREE WRITING PROSPECTUS AS
A RESULT OF VARIOUS FACTORS, INCLUDING, WITHOUT LIMITATION, PREVAILING CREDIT
SPREADS, MARKET POSITIONING, FINANCING COSTS, HEDGING COSTS AND RISK AND USE OF
CAPITAL AND PROFIT. THE PRICING ESTIMATES CONTAINED HEREIN MAY VARY DURING THE
COURSE OF ANY PARTICULAR DAY AND FROM DAY TO DAY. YOU SHOULD CONSULT WITH YOUR
OWN ACCOUNTING OR OTHER ADVISORS AS TO THE ADEQUACY OF THE INFORMATION IN THIS
FREE WRITING PROSPECTUS FOR YOUR PURPOSES.

                                       C-5

                     STRUCTURAL AND COLLATERAL TERM SHEET

[MAP OMITTED]

California           Alabama               Connecticut      Wisconsin
51 properties        4 properties          4 properties     2 properties
$344,439,336         $12,400,846           $12,928,741      $5,038,080
20.29% of total      0.73% of total        0.76% of total   0.30% of total

Southern California  Florida               Massachusetts    Minnesota
37 properties        11 properties         1 property       2 properties
$259,893,661         $231,955,567          $4,589,604       $10,285,000
15.31% of total      13.67% of total       0.27% of total   0.61% of total

Hawaii               Georgia               Maine            Iowa
1 property           5 properties          1 property       1 property
$3,150,000           $26,330,195           $3,440,000       $2,867,121
0.19% of total       1.55% of total        0.20% of total   0.17% of total

Arizona              South Carolina        New Hampshire    Missouri
16 properties        2 properties          3 properties     1 property
$145,234,319         $27,616,673           $41,959,203      $7,593,500
8.56% of total       1.63% of total        2.47% of total   0.45% of total

Colorado             North Carolina        New York         North Dakota
9 properties         7 properties          21 properties    1 property
$69,868,392          $51,422,878           $55,910,278      $4,500,000
4.12% of total       3.03% of total        3.29% of total   0.27% of total

New Mexico           Virginia              Pennsylvania     Washington
1 property           3 properties          6 properties     4 properties
$3,982,819           $130,000,000          $47,225,764      $5,004,948
0.23% of total       7.66% of total        2.78% of total   0.29% of total

Oklahoma             West Virginia         Ohio             Oregon
4 properties         1 property            11 properties    2 properties
$23,235,000          $1,650,000            $74,267,145      $19,058,380
1.37% of total       0.10% of total        4.38% of total   1.12% of total

Texas                Maryland              Michigan         Nevada
10 properties        4 properties          5 properties     5 properties
$39,029,511          $108,626,634          $53,205,611      $11,999,868
2.30% of total       6.40% of total        3.13% of total   0.71% of total

Arkansas             District of Columbia  Indiana          Alaska
1 property           2 properties          4 properties     1 property
$1,950,000           $3,995,471            $9,411,641       $1,255,608
0.11% of total       0.24% of total        0.55% of total   0.07% of total

Tennessee            New Jersey            Illinois         Northern California
3 properties         2 properties          2 properties     14 properties
$38,833,183          $55,842,066           $7,302,862       $84,545,674
2.29% of total       3.29% of total        0.43% of total   4.98% of total

[CHART OMITTED]

Unanchored Retail       2.88%
Industrial/Warehouse    2.47%
Mixed Used              0.28%
Office                  30.26%
Multifamily             23.40%
Anchored Retail         18.08%
Hospitality             7.88%
Special Purpose Retail  5.45%
Manufactured Housing    5.33%
Self Storage            3.96%

THE INFORMATION IN THIS FREE WRITING PROSPECTUS, IF CONVEYED PRIOR TO THE TIME
OF YOUR CONTRACTUAL COMMITMENT TO PURCHASE ANY OF THE CERTIFICATES, SUPERSEDES
ANY INFORMATION CONTAINED IN ANY PRIOR SIMILAR MATERIALS RELATING TO THE
CERTIFICATES. THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS PRELIMINARY,
AND IS SUBJECT TO COMPLETION OR CHANGE. THIS FREE WRITING PROSPECTUS IS BEING
DELIVERED TO YOU SOLELY TO PROVIDE YOU WITH INFORMATION ABOUT THE OFFERING OF
THE CERTIFICATES REFERRED TO IN THIS FREE WRITING PROSPECTUS AND TO SOLICIT AN
OFFER TO PURCHASE THE CERTIFICATES, WHEN, AS AND IF ISSUED. ANY SUCH OFFER TO
PURCHASE MADE BY YOU WILL NOT BE ACCEPTED AND WILL NOT CONSTITUTE A CONTRACTUAL
COMMITMENT BY YOU TO PURCHASE ANY OF THE CERTIFICATES, UNTIL WE HAVE ACCEPTED

YOUR OFFER TO PURCHASE CERTIFICATES. YOU ARE ADVISED THAT THE TERMS OF THE
CERTIFICATES, AND THE CHARACTERISTICS OF THE MORTGAGE LOAN POOL BACKING THEM,
MAY CHANGE (DUE, AMONG OTHER THINGS, TO THE POSSIBILITY THAT MORTGAGE LOANS THAT
COMPRISE THE POOL MAY BECOME DELINQUENT OR DEFAULTED OR MAY BE REMOVED OR
REPLACED AND THAT SIMILAR OR DIFFERENT MORTGAGE LOANS MAY BE ADDED TO THE POOL,
AND THAT ONE OR MORE CLASSES OF CERTIFICATES MAY BE SPLIT, COMBINED OR
ELIMINATED), AT ANY TIME PRIOR TO ISSUANCE OR AVAILABILITY OF A FINAL
PROSPECTUS. YOU ARE ADVISED THAT CERTIFICATES MAY NOT BE ISSUED THAT HAVE THE
CHARACTERISTICS DESCRIBED IN THESE MATERIALS. THE UNDERWRITER'S OBLIGATION TO
SELL SUCH CERTIFICATES TO YOU IS CONDITIONED ON THE MORTGAGE LOANS AND
CERTIFICATES HAVING THE CHARACTERISTICS DESCRIBED IN THESE MATERIALS. IF FOR ANY
REASON THE ISSUER DOES NOT DELIVER SUCH CERTIFICATES, THE UNDERWRITER WILL
NOTIFY YOU, AND NEITHER THE ISSUER NOR ANY UNDERWRITER WILL HAVE ANY OBLIGATION
TO YOU TO DELIVER ALL OR ANY PORTION OF THE CERTIFICATES WHICH YOU HAVE
COMMITTED TO PURCHASE, AND NONE OF THE ISSUER NOR ANY UNDERWRITER WILL BE LIABLE

FOR ANY COSTS OR DAMAGES WHATSOEVER ARISING FROM OR RELATED TO SUCH
NON-DELIVERY.

THIS FREE WRITING PROSPECTUS WAS PREPARED ON THE BASIS OF CERTAIN ASSUMPTIONS
(INCLUDING, IN CERTAIN CASES, ASSUMPTIONS SPECIFIED BY THE RECIPIENT HEREOF)
REGARDING THE POOL ASSETS AND STRUCTURE, INCLUDING PAYMENTS, INTEREST RATES,
WEIGHTED AVERAGE LIVES AND WEIGHTED AVERAGE LOAN AGE, LOSS, SPREADS, MARKET
AVAILABILITY AND OTHER MATTERS. THE ACTUAL AMOUNT, RATE OR TIMING OF PAYMENTS ON
ANY OF THE UNDERLYING ASSETS MAY BE DIFFERENT, AND SOMETIMES MATERIALLY
DIFFERENT THAN ANTICIPATED, AND THEREFORE THE PRICING, PAYMENT OR YIELD
INFORMATION REGARDING THE CERTIFICATES MAY BE DIFFERENT FROM THE INFORMATION
PROVIDED HEREIN. THERE CAN BE NO ASSURANCE THAT ACTUAL PRICING WILL BE COMPLETED
AT THE INDICATED VALUE(S). IN ADDITION, PRICING OF THE CERTIFICATES MAY VARY
SIGNIFICANTLY FROM THE INFORMATION CONTAINED IN THIS FREE WRITING PROSPECTUS AS
A RESULT OF VARIOUS FACTORS, INCLUDING, WITHOUT LIMITATION, PREVAILING CREDIT
SPREADS, MARKET POSITIONING, FINANCING COSTS, HEDGING COSTS AND RISK AND USE OF
CAPITAL AND PROFIT. THE PRICING ESTIMATES CONTAINED HEREIN MAY VARY DURING THE
COURSE OF ANY PARTICULAR DAY AND FROM DAY TO DAY. YOU SHOULD CONSULT WITH YOUR
OWN ACCOUNTING OR OTHER ADVISORS AS TO THE ADEQUACY OF THE INFORMATION IN THIS
FREE WRITING PROSPECTUS FOR YOUR PURPOSES.

                                       C-6

                     STRUCTURAL AND COLLATERAL TERM SHEET

--------------------------------------------------------------------------------
                         PARI PASSU COMPANION LOANS(a)
--------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------------
                                       A-NOTE
 CONTROL                              ORIGINAL
 NUMBER        PROPERTY NAME          BALANCE       TRANSACTION              SERVICER                 SPECIAL SERVICER
----------------------------------------------------------------------------------------------------------------------------

    1    DDR/Macquarie Mervyn's   $106,275,000       GE 2005-C4    Midland Loan Services, Inc.   Midland Loan Services, Inc.
         Portfolio                $106,275,000      GMAC 2006-C1
                                  $45,922,500      COMM 2005-FL11
----------------------------------------------------------------------------------------------------------------------------
    2    James Center             $100,000,000      GMAC 2006-C1         GMAC Commercial               CWCapital Asset
                                  $ 50,000,000          TBD            Mortgage Corporation            Management LLC
----------------------------------------------------------------------------------------------------------------------------
    4    Design Center of the     $ 92,500,000       GE 2005-C4    Midland Loan Services, Inc.   Midland Loan Services, Inc.
         Americas                 $ 92,500,000      GMAC 2006-C1
----------------------------------------------------------------------------------------------------------------------------

(a)  The schedule above includes only loans with pari passu companion loans, and does not include loans with B Notes only (control numbers 3, 8, 14, 49, 67,
     74 and 82).

THE INFORMATION IN THIS FREE WRITING PROSPECTUS, IF CONVEYED PRIOR TO THE TIME
OF YOUR CONTRACTUAL COMMITMENT TO PURCHASE ANY OF THE CERTIFICATES, SUPERSEDES
ANY INFORMATION CONTAINED IN ANY PRIOR SIMILAR MATERIALS RELATING TO THE
CERTIFICATES. THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS PRELIMINARY,
AND IS SUBJECT TO COMPLETION OR CHANGE. THIS FREE WRITING PROSPECTUS IS BEING
DELIVERED TO YOU SOLELY TO PROVIDE YOU WITH INFORMATION ABOUT THE OFFERING OF
THE CERTIFICATES REFERRED TO IN THIS FREE WRITING PROSPECTUS AND TO SOLICIT AN
OFFER TO PURCHASE THE CERTIFICATES, WHEN, AS AND IF ISSUED. ANY SUCH OFFER TO
PURCHASE MADE BY YOU WILL NOT BE ACCEPTED AND WILL NOT CONSTITUTE A CONTRACTUAL
COMMITMENT BY YOU TO PURCHASE ANY OF THE CERTIFICATES, UNTIL WE HAVE ACCEPTED
YOUR OFFER TO PURCHASE CERTIFICATES.

YOU ARE ADVISED THAT THE TERMS OF THE CERTIFICATES, AND THE CHARACTERISTICS OF
THE MORTGAGE LOAN POOL BACKING THEM, MAY CHANGE (DUE, AMONG OTHER THINGS, TO THE
POSSIBILITY THAT MORTGAGE LOANS THAT COMPRISE THE POOL MAY BECOME DELINQUENT OR
DEFAULTED OR MAY BE REMOVED OR REPLACED AND THAT SIMILAR OR DIFFERENT MORTGAGE
LOANS MAY BE ADDED TO THE POOL, AND THAT ONE OR MORE CLASSES OF CERTIFICATES MAY
BE SPLIT, COMBINED OR ELIMINATED), AT ANY TIME PRIOR TO ISSUANCE OR AVAILABILITY
OF A FINAL PROSPECTUS. YOU ARE ADVISED THAT CERTIFICATES MAY NOT BE ISSUED THAT
HAVE THE CHARACTERISTICS DESCRIBED IN THESE MATERIALS. THE UNDERWRITER'S
OBLIGATION TO SELL SUCH CERTIFICATES TO YOU IS CONDITIONED ON THE MORTGAGE LOANS
AND CERTIFICATES HAVING THE CHARACTERISTICS DESCRIBED IN THESE MATERIALS. IF FOR
ANY REASON THE ISSUER DOES NOT DELIVER SUCH CERTIFICATES, THE UNDERWRITER WILL
NOTIFY YOU, AND NEITHER THE ISSUER NOR ANY UNDERWRITER WILL HAVE ANY OBLIGATION
TO YOU TO DELIVER ALL OR ANY PORTION OF THE CERTIFICATES WHICH YOU HAVE
COMMITTED TO PURCHASE, AND NONE OF THE ISSUER NOR ANY UNDERWRITER WILL BE LIABLE
FOR ANY COSTS OR DAMAGES WHATSOEVER ARISING FROM OR RELATED TO SUCH
NON-DELIVERY.

THIS FREE WRITING PROSPECTUS WAS PREPARED ON THE BASIS OF CERTAIN ASSUMPTIONS
(INCLUDING, IN CERTAIN CASES, ASSUMPTIONS SPECIFIED BY THE RECIPIENT HEREOF)
REGARDING THE POOL ASSETS AND STRUCTURE, INCLUDING PAYMENTS, INTEREST RATES,
WEIGHTED AVERAGE LIVES AND WEIGHTED AVERAGE LOAN AGE, LOSS, SPREADS, MARKET
AVAILABILITY AND OTHER MATTERS. THE ACTUAL AMOUNT, RATE OR TIMING OF PAYMENTS ON
ANY OF THE UNDERLYING ASSETS MAY BE DIFFERENT, AND SOMETIMES MATERIALLY
DIFFERENT THAN ANTICIPATED, AND THEREFORE THE PRICING, PAYMENT OR YIELD
INFORMATION REGARDING THE CERTIFICATES MAY BE DIFFERENT FROM THE INFORMATION
PROVIDED HEREIN. THERE CAN BE NO ASSURANCE THAT ACTUAL PRICING WILL BE COMPLETED
AT THE INDICATED VALUE(S). IN ADDITION, PRICING OF THE CERTIFICATES MAY VARY
SIGNIFICANTLY FROM THE INFORMATION CONTAINED IN THIS FREE WRITING PROSPECTUS AS
A RESULT OF VARIOUS FACTORS, INCLUDING, WITHOUT LIMITATION, PREVAILING CREDIT
SPREADS, MARKET POSITIONING, FINANCING COSTS, HEDGING COSTS AND RISK AND USE OF
CAPITAL AND PROFIT. THE PRICING ESTIMATES CONTAINED HEREIN MAY VARY DURING THE
COURSE OF ANY PARTICULAR DAY AND FROM DAY TO DAY. YOU SHOULD CONSULT WITH YOUR
OWN ACCOUNTING OR OTHER ADVISORS AS TO THE ADEQUACY OF THE INFORMATION IN THIS
FREE WRITING PROSPECTUS FOR YOUR PURPOSES.

                                      C-7

                      STRUCTURAL AND COLLATERAL TERM SHEET

FULL COLLATERAL CHARACTERISTICS

DISTRIBUTION OF DSCR

-----------------------------------------------------------------------
                      NUMBER OF                         % OF AGGREGATE
                       MORTGAGE       CUT-OFF DATE       CUT-OFF DATE
RANGE OF DSCR(a)        LOANS           BALANCE            BALANCE
-----------------------------------------------------------------------
  1.05--1.19               4       $    4,569,148             0.27%
  1.20--1.29              51          729,339,451            42.97
  1.30--1.39              15           77,607,209             4.57
  1.40--1.49              22          434,918,442            25.62
  1.50--1.69              13          194,562,689            11.46
  1.70--1.99               6           41,537,088             2.45
  2.00--3.00               8          214,872,216            12.66
                          --       --------------           ------
  TOTAL                  119       $1,697,406,244           100.00%
-----------------------------------------------------------------------

DISTRIBUTION OF CUT-OFF DATE PRINCIPAL BALANCE

-----------------------------------------------------------------------------------------
                                         NUMBER OF                         % OF AGGREGATE
                                          MORTGAGE       CUT-OFF DATE       CUT-OFF DATE
CUT-OFF DATE PRINCIPAL BALANCES ($)        LOANS           BALANCE            BALANCE
-----------------------------------------------------------------------------------------

$  1,005,767-- $4,999,999                    44       $  137,371,120             8.09%
   5,000,000--  9,999,999                    31          206,578,752            12.17
  10,000,000-- 14,999,999                    13          152,645,761             8.99
  15,000,000-- 24,999,999                    13          254,123,016            14.97
  25,000,000-- 39,999,999                     9          269,849,278            15.90
  40,000,000-- 54,999,999                     3          144,129,500             8.49
  55,000,000--106,275,000                     6          532,708,816            31.38
                                             --       --------------           ------
  TOTAL                                     119       $1,697,406,244           100.00%
-----------------------------------------------------------------------------------------

DISTRIBUTION OF AMORTIZATION TYPE

---------------------------------------------------------------------------------------
                                      NUMBER OF                         % OF AGGREGATE
                                       MORTGAGE       CUT-OFF DATE       CUT-OFF DATE
AMORTIZATION TYPE                       LOANS           BALANCE            BALANCE
---------------------------------------------------------------------------------------

  Interest Only, then Amortizing
   Balloon                                63       $  854,594,834            50.35%
  Amortizing Balloon                      36          360,922,805            21.26
  Interest Only                           12          348,125,000            20.51
  Interest Only/ARD                        3          106,450,000             6.27
  Fully Amortizing                         1           19,090,567             1.12
  Interest Only, then Amortizing
   Balloon/ARD                             1            5,000,000             0.29
  Fully Amortizing with Graduated
   P&I Payment                             3            3,223,037             0.19
                                          --       --------------           ------
  TOTAL                                  119       $1,697,406,244           100.00%
---------------------------------------------------------------------------------------

DISTRIBUTION OF MORTGAGED PROPERTIES BY LOCATION

-----------------------------------------------------------------------
                      NUMBER OF                         % OF AGGREGATE
                      MORTGAGED       CUT-OFF DATE       CUT-OFF DATE
LOCATION             PROPERTIES         BALANCE            BALANCE
-----------------------------------------------------------------------
  California              51       $  344,439,336            20.29%
   Southern               37          259,893,661            15.31
   Northern               14           84,545,674             4.98
  Florida                 11          231,955,567            13.67
  Arizona                 16          145,234,319             8.56
  Virginia                 3          130,000,000             7.66
  Maryland                 4          108,626,634             6.40
  Ohio                    11           74,267,145             4.38
  Other States*          118          662,883,243            39.05
                         ---       --------------           ------
  TOTAL                  214       $1,697,406,244           100.00%
-----------------------------------------------------------------------

*    Includes 31 states and the District of Columbia.

DISTRIBUTION OF MORTGAGED PROPERTIES BY PROPERTY TYPE

--------------------------------------------------------------------------------
                               NUMBER OF                         % OF AGGREGATE
                               MORTGAGED       CUT-OFF DATE       CUT-OFF DATE
PROPERTY TYPE                 PROPERTIES         BALANCE            BALANCE
--------------------------------------------------------------------------------
  Office                           27       $  513,701,443            30.26%
  Multifamily                      36          397,110,070            23.40
  Anchored Retail                  76          306,835,432            18.08
  Hospitality                      10          133,781,942             7.88
  Special Purpose Retail            1           92,500,000             5.45
  Manufactured Housing              8           90,529,702             5.33
  Self Storage                     33           67,287,972             3.96
  Unanchored Retail                15           48,920,086             2.88
  Industrial/Warehouse              7           41,944,185             2.47
  Mixed Use                         1            4,795,412             0.28
                                   --       --------------           ------
  TOTAL                           214       $1,697,406,244           100.00%
--------------------------------------------------------------------------------

(a)  Seven mortgage loans have subordinated B Notes; however the balances of and any debt service on the B Notes are not included in the DSCR or LTV calculations.

DISTRIBUTION OF CUT-OFF DATE LTV RATIOS

---------------------------------------------------------------------------------------
                                      NUMBER OF                         % OF AGGREGATE
                                       MORTGAGE       CUT-OFF DATE       CUT-OFF DATE
RANGE OF CUT-OFF DATE LTV (%)(a)        LOANS           BALANCE            BALANCE
---------------------------------------------------------------------------------------

  33.14--45.00                             6       $  155,231,991             9.15%
  45.01--50.00                             1            1,950,000             0.11
  50.01--55.00                             3           12,650,000             0.75
  55.01--60.00                             4           23,373,245             1.38
  60.01--65.00                            11          178,322,822            10.51
  65.01--70.00                            20           95,469,011             5.62
  70.01--75.00                            23          434,036,579            25.57
  75.01--80.00                            50          777,872,596            45.83
  80.01--80.09                             1           18,500,000             1.09
                                          --       --------------           ------
  TOTAL                                  119       $1,697,406,244           100.00%
---------------------------------------------------------------------------------------

DISTRIBUTION OF MORTGAGE INTEREST RATES (%)

--------------------------------------------------------------------------------
                        NUMBER OF                         % OF AGGREGATE
RANGE OF                 MORTGAGE       CUT-OFF DATE       CUT-OFF DATE
MORTGAGE RATES (%)        LOANS           BALANCE            BALANCE
--------------------------------------------------------------------------------
  4.950--5.249              24       $  448,312,765            26.41%
  5.250--5.499              39          542,818,384            31.98
  5.500--5.999              50          659,573,704            38.86
  6.000--6.499               2           24,387,785             1.44
  6.500--6.999               1           19,090,567             1.12
  7.000--8.250               3            3,223,037             0.19
                            --       --------------           ------
  TOTAL                    119       $1,697,406,244           100.00%
--------------------------------------------------------------------------------

DISTRIBUTION OF REMAINING AMORTIZATION TERMS

--------------------------------------------------------------------------------
                               NUMBER OF                        % OF AGGREGATE
RANGE OF REMAINING              MORTGAGE      CUT-OFF DATE       CUT-OFF DATE
AMORTIZATION TERMS (MOS.)        LOANS           BALANCE           BALANCE
--------------------------------------------------------------------------------
  Interest Only                    15       $  454,575,000           26.78%
  156--240                          6           29,360,428            1.73
  241--300                         12          127,647,905            7.52
  301--360                         86        1,085,822,911           63.97
                                   --       --------------          ------
  TOTAL                           119       $1,697,406,244          100.00%
--------------------------------------------------------------------------------

DISTRIBUTION OF ORIGINAL TERMS TO MATURITY

--------------------------------------------------------------------------------
                               NUMBER OF                        % OF AGGREGATE
RANGE OF ORIGINAL TERMS TO      MORTGAGE      CUT-OFF DATE       CUT-OFF DATE
MATURITY (MOS)                   LOANS           BALANCE           BALANCE
--------------------------------------------------------------------------------
  60--83                            9       $  265,686,550           15.65%
  84--119                           3           21,803,668            1.28
  120--239                        103        1,387,602,421           81.75
  240--282                          4           22,313,605            1.31
                                  ---       --------------          ------
  TOTAL                           119       $1,697,406,244          100.00%
--------------------------------------------------------------------------------

DISTRIBUTION OF REMAINING TERMS TO MATURITY

--------------------------------------------------------------------------------
                                NUMBER OF                        % OF AGGREGATE
RANGE OF REMAINING TERMS TO      MORTGAGE      CUT-OFF DATE       CUT-OFF DATE
MATURITY (MOS)                    LOANS           BALANCE           BALANCE
--------------------------------------------------------------------------------
  55--83                            11       $  280,960,912           16.55%
  84--119                           95        1,171,282,227           69.00
  120--179                          10          241,940,067           14.25
  180--227                           3            3,223,037            0.19
                                    --       --------------          ------
  TOTAL                            119       $1,697,406,244          100.00%
--------------------------------------------------------------------------------

DISTRIBUTION OF PREPAYMENT PROVISIONS

----------------------------------------------------------------------------------------------------
                                                   NUMBER OF                         % OF AGGREGATE
                                                    MORTGAGE       CUT-OFF DATE       CUT-OFF DATE
PREPAYMENT PROVISIONS                                LOANS           BALANCE            BALANCE
----------------------------------------------------------------------------------------------------

  Locked Out, then Defeasance                         104       $1,570,822,540            92.54%
  Locked Out, then Defeasance, then
   Prepayment Penalty%                                  3           51,630,000             3.04
  Locked Out, then  (greater than)  YM and 1%          10           40,363,136             2.38
  (greater than)  YM and 1%                             1           19,090,567             1.12
  YM, then Defeasance or YM                             1           15,500,000             0.91
                                                      ---       --------------           ------
  TOTAL                                               119       $1,697,406,244           100.00%
----------------------------------------------------------------------------------------------------

THE INFORMATION IN THIS FREE WRITING PROSPECTUS, IF CONVEYED PRIOR TO THE TIME
OF YOUR CONTRACTUAL COMMITMENT TO PURCHASE ANY OF THE CERTIFICATES, SUPERSEDES
ANY INFORMATION CONTAINED IN ANY PRIOR SIMILAR MATERIALS RELATING TO THE
CERTIFICATES. THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS PRELIMINARY,
AND IS SUBJECT TO COMPLETION OR CHANGE. THIS FREE WRITING PROSPECTUS IS BEING
DELIVERED TO YOU SOLELY TO PROVIDE YOU WITH INFORMATION ABOUT THE OFFERING OF
THE CERTIFICATES REFERRED TO IN THIS FREE WRITING PROSPECTUS AND TO SOLICIT AN
OFFER TO PURCHASE THE CERTIFICATES, WHEN, AS AND IF ISSUED. ANY SUCH OFFER TO
PURCHASE MADE BY YOU WILL NOT BE ACCEPTED AND WILL NOT CONSTITUTE A CONTRACTUAL
COMMITMENT BY YOU TO PURCHASE ANY OF THE CERTIFICATES, UNTIL WE HAVE ACCEPTED
YOUR OFFER TO PURCHASE CERTIFICATES.

YOU ARE ADVISED THAT THE TERMS OF THE CERTIFICATES, AND THE CHARACTERISTICS OF
THE MORTGAGE LOAN POOL BACKING THEM, MAY CHANGE (DUE, AMONG OTHER THINGS, TO THE
POSSIBILITY THAT MORTGAGE LOANS THAT COMPRISE THE POOL MAY BECOME DELINQUENT OR
DEFAULTED OR MAY BE REMOVED OR REPLACED AND THAT SIMILAR OR DIFFERENT MORTGAGE
LOANS MAY BE ADDED TO THE POOL, AND THAT ONE OR MORE CLASSES OF CERTIFICATES MAY
BE SPLIT, COMBINED OR ELIMINATED), AT ANY TIME PRIOR TO ISSUANCE OR AVAILABILITY
OF A FINAL PROSPECTUS. YOU ARE ADVISED THAT CERTIFICATES MAY NOT BE ISSUED THAT
HAVE THE CHARACTERISTICS DESCRIBED IN THESE MATERIALS. THE UNDERWRITER'S
OBLIGATION TO SELL SUCH CERTIFICATES TO YOU IS CONDITIONED ON THE MORTGAGE LOANS
AND CERTIFICATES HAVING THE CHARACTERISTICS DESCRIBED IN THESE MATERIALS. IF FOR
ANY REASON THE ISSUER DOES NOT DELIVER SUCH CERTIFICATES, THE UNDERWRITER WILL
NOTIFY YOU, AND NEITHER THE ISSUER NOR ANY UNDERWRITER WILL HAVE ANY OBLIGATION
TO YOU TO DELIVER ALL OR ANY PORTION OF THE CERTIFICATES WHICH YOU HAVE
COMMITTED TO PURCHASE, AND NONE OF THE ISSUER NOR ANY UNDERWRITER WILL BE LIABLE
FOR ANY COSTS OR DAMAGES WHATSOEVER ARISING FROM OR RELATED TO SUCH
NON-DELIVERY.

THIS FREE WRITING PROSPECTUS WAS PREPARED ON THE BASIS OF CERTAIN ASSUMPTIONS
(INCLUDING, IN CERTAIN CASES, ASSUMPTIONS SPECIFIED BY THE RECIPIENT HEREOF)
REGARDING THE POOL ASSETS AND STRUCTURE, INCLUDING PAYMENTS, INTEREST RATES,
WEIGHTED AVERAGE LIVES AND WEIGHTED AVERAGE LOAN AGE, LOSS, SPREADS, MARKET
AVAILABILITY AND OTHER MATTERS. THE ACTUAL AMOUNT, RATE OR TIMING OF PAYMENTS ON
ANY OF THE UNDERLYING ASSETS MAY BE DIFFERENT, AND SOMETIMES MATERIALLY
DIFFERENT THAN ANTICIPATED, AND THEREFORE THE PRICING, PAYMENT OR YIELD
INFORMATION REGARDING THE CERTIFICATES MAY BE DIFFERENT FROM THE INFORMATION
PROVIDED HEREIN. THERE CAN BE NO ASSURANCE THAT ACTUAL PRICING WILL BE COMPLETED
AT THE INDICATED VALUE(S). IN ADDITION, PRICING OF THE CERTIFICATES MAY VARY
SIGNIFICANTLY FROM THE INFORMATION CONTAINED IN THIS FREE WRITING PROSPECTUS AS
A RESULT OF VARIOUS FACTORS, INCLUDING, WITHOUT LIMITATION, PREVAILING CREDIT
SPREADS, MARKET POSITIONING, FINANCING COSTS, HEDGING COSTS AND RISK AND USE OF
CAPITAL AND PROFIT. THE PRICING ESTIMATES CONTAINED HEREIN MAY VARY DURING THE
COURSE OF ANY PARTICULAR DAY AND FROM DAY TO DAY. YOU SHOULD CONSULT WITH YOUR
OWN ACCOUNTING OR OTHER ADVISORS AS TO THE ADEQUACY OF THE INFORMATION IN THIS
FREE WRITING PROSPECTUS FOR YOUR PURPOSES.

                                       C-8

                      STRUCTURAL AND COLLATERAL TERM SHEET

GROUP 1 CHARACTERISTICS

DISTRIBUTION OF DSCR

--------------------------------------------------------------------------------
                                                             % OF AGGREGATE
                         NUMBER OF         CUT-OFF DATE         GROUP 1
RANGE OF DSCR(a)      MORTGAGE LOANS         BALANCE            BALANCE
--------------------------------------------------------------------------------
  1.05-1.19                  4          $    4,569,148             0.33%
  1.20-1.29                 38             589,873,520            42.09
  1.30-1.39                 11              55,854,332             3.99
  1.40-1.49                 18             326,423,363            23.29
  1.50-1.69                 11             176,862,689            12.62
  1.70-1.99                  5              35,387,088             2.53
  2.00-3.00                  7             212,322,216            15.15
                            --          --------------           ------
  TOTAL                     94          $1,401,292,356           100.00%
--------------------------------------------------------------------------------

DISTRIBUTION OF CUT-OFF DATE PRINCIPAL BALANCE

-----------------------------------------------------------------------------------------
                                         NUMBER OF                         % OF AGGREGATE
                                          MORTGAGE       CUT-OFF DATE         GROUP 1
CUT-OFF DATE PRINCIPAL BALANCES ($)        LOANS           BALANCE            BALANCE
-----------------------------------------------------------------------------------------

  1,005,767-   4,999,999                     35       $  104,520,098             7.46%
  5,000,000-   9,999,999                     22          142,015,887            10.13
  10,000,000- 14,999,999                     11          131,845,761             9.41
  15,000,000- 24,999,999                     10          196,423,016            14.02
  25,000,000- 39,999,999                      8          242,649,278            17.32
  40,000,000- 54,999,999                      3          144,129,500            10.29
  55,000,000-106,275,000                      5          439,708,816            31.38
                                             --       --------------           ------
  TOTAL                                      94       $1,401,292,356           100.00%
-----------------------------------------------------------------------------------------

DISTRIBUTION OF AMORTIZATION TYPE

-----------------------------------------------------------------------------------------
                                      NUMBER OF                         % OF AGGREGATE
                                       MORTGAGE       CUT-OFF DATE         GROUP 1
AMORTIZATION TYPE                       LOANS           BALANCE            BALANCE
-----------------------------------------------------------------------------------------

  Interest Only, then Amortizing
   Balloon                                49       $  709,680,469            50.64%
  Amortizing Balloon                      31          339,623,283            24.24
  Interest Only                            6          218,225,000            15.57
  Interest Only/ARD                        3          106,450,000             7.60
  Fully Amortizing                         1           19,090,567             1.36
  Interest Only, then Amortizing
   Balloon/ARD                             1            5,000,000             0.36
  Fully Amortizing with Graduated
   P&I Payment                             3            3,223,037             0.23
                                          --       --------------           ------
  TOTAL                                   94       $1,401,292,356           100.00%
-----------------------------------------------------------------------------------------

DISTRIBUTION OF MORTGAGED PROPERTIES BY LOCATION

--------------------------------------------------------------------------------
                      NUMBER OF                         % OF AGGREGATE
                      MORTGAGED       CUT-OFF DATE         GROUP 1
LOCATION             PROPERTIES         BALANCE            BALANCE
--------------------------------------------------------------------------------
  California              50       $  334,553,971            23.87%
   Southern               36          250,008,296            17.84
   Northern               14           84,545,674             6.03
  Florida                 10          211,755,567            15.11
  Virginia                 3          130,000,000             9.28
  Arizona                 13          117,034,319             8.35
  Other States*          112          607,948,500            43.38
                         ---       --------------           ------
  TOTAL                  188       $1,401,292,356           100.00%
--------------------------------------------------------------------------------

*    Includes 30 states and the District of Columbia.

DISTRIBUTION OF MORTGAGED PROPERTIES BY PROPERTY TYPE

--------------------------------------------------------------------------------
                               NUMBER OF                         % OF AGGREGATE
                               MORTGAGED       CUT-OFF DATE         GROUP 1
PROPERTY TYPE                 PROPERTIES         BALANCE            BALANCE
--------------------------------------------------------------------------------
  Office                           27       $  513,701,443            36.66%
  Anchored Retail                  76          306,835,432            21.90
  Multifamily                      12          148,396,182            10.59
  Hospitality                      10          133,781,942             9.55
  Special Purpose Retail            1           92,500,000             6.60
  Self Storage                     33           67,287,972             4.80
  Unanchored Retail                15           48,920,086             3.49
  Manufactured Housing              6           43,129,702             3.08
  Industrial/Warehouse              7           41,944,185             2.99
  Mixed Use                         1            4,795,412             0.34
                                   --       --------------           ------
  TOTAL                           188       $1,401,292,356           100.00%
--------------------------------------------------------------------------------

(a)  Two mortgage loans have subordinated B Notes; however the balances of and any debt service on the B Notes are not included in the DSCR or LTV calculations.

DISTRIBUTION OF CUT-OFF DATE LTV RATIOS

------------------------------------------------------------------------------------------
                                                                            % OF AGGREGATE
                                        NUMBER OF         CUT-OFF DATE         GROUP 1
RANGE OF CUT-OFF DATE LTV(%)(a)      MORTGAGE LOANS         BALANCE            BALANCE
------------------------------------------------------------------------------------------

  33.14-45.00                               6          $  155,231,991            11.08%
  45.01-50.00                               1               1,950,000             0.14
  50.01-55.00                               1               5,200,000             0.37
  55.01-60.00                               3              17,223,245             1.23
  60.01-65.00                              10             175,722,822            12.54
  65.01-70.00                              18              81,048,646             5.78
  70.01-75.00                              20             322,476,579            23.01
  75.01-80.00                              34             623,939,073            44.53
  80.01-80.09                               1              18,500,000             1.32
                                           --          --------------           ------
  TOTAL                                    94          $1,401,292,356           100.00%
------------------------------------------------------------------------------------------

DISTRIBUTION OF MORTGAGE INTEREST RATES (%)

--------------------------------------------------------------------------------
                                                               % OF AGGREGATE
RANGE OF                   NUMBER OF         CUT-OFF DATE         GROUP 1
MORTGAGE RATES (%)      MORTGAGE LOANS         BALANCE            BALANCE
--------------------------------------------------------------------------------
  4.950-5.249                 22          $  421,752,765            30.10%
  5.250-5.499                 26             336,431,239            24.01
  5.500-5.999                 40             596,406,962            42.56
  6.000-6.499                  2              24,387,785             1.74
  6.500-6.999                  1              19,090,567             1.36
  7.000-8.250                  3               3,223,037             0.23
                              --          --------------           ------
  TOTAL                       94          $1,401,292,356           100.00%
--------------------------------------------------------------------------------

DISTRIBUTION OF REMAINING AMORTIZATION TERMS

--------------------------------------------------------------------------------
                                                                  % OF AGGREGATE
RANGE OF REMAINING             NUMBER OF         CUT-OFF DATE        GROUP 1
AMORTIZATION TERMS (MOS)    MORTGAGE LOANS         BALANCE           BALANCE
--------------------------------------------------------------------------------
  Interest Only                    9          $  324,675,000           23.17%
  156-240                          6              29,360,428            2.10
  241-300                         12             127,647,905            9.11
  301-360                         67             919,609,023           65.63
                                  --          --------------          ------
  TOTAL                           94          $1,401,292,356          100.00%
--------------------------------------------------------------------------------

DISTRIBUTION OF ORIGINAL TERMS TO MATURITY

--------------------------------------------------------------------------------
                                                                  % OF AGGREGATE
RANGE OF ORIGINAL TERMS TO       NUMBER OF       CUT-OFF DATE        GROUP 1
MATURITY (MOS)                MORTGAGE LOANS        BALANCE          BALANCE
--------------------------------------------------------------------------------
  60-83                              7         $  168,507,673          12.03%
  84-119                             3             21,803,668           1.56
  120-239                           80          1,188,667,411          84.83
  240-282                            4             22,313,605           1.59
                                    --         --------------         ------
  TOTAL                             94         $1,401,292,356         100.00%
--------------------------------------------------------------------------------

DISTRIBUTION OF REMAINING TERMS TO MATURITY

--------------------------------------------------------------------------------
                                                                  % OF AGGREGATE
RANGE OF REMAINING TERMS TO      NUMBER OF        CUT-OFF DATE       GROUP 1
MATURITY (MOS)                MORTGAGE LOANS        BALANCE          BALANCE
--------------------------------------------------------------------------------
  56-83                              9         $  183,782,035          13.12%
  84-119                            73            975,787,217          69.63
  120-179                            9            238,500,067          17.02
  180-227                            3              3,223,037           0.23
                                    --         --------------         ------
  TOTAL                             94         $1,401,292,356         100.00%
--------------------------------------------------------------------------------

DISTRIBUTION OF PREPAYMENT PROVISIONS

--------------------------------------------------------------------------------------------------------
                                                                                          % OF AGGREGATE
                                                      NUMBER OF         CUT-OFF DATE         GROUP 1
PREPAYMENT PROVISIONS                              MORTGAGE LOANS         BALANCE            BALANCE
--------------------------------------------------------------------------------------------------------

  Locked Out, then Defeasance                            80          $1,290,208,653            92.07%
  Locked Out, then Defeasance, then
   Prepayment Penalty %                                   3              51,630,000             3.68
  Locked Out, then  (greater than)  YM and 1%            10              40,363,136             2.88
  (greater than)  YM and 1%                               1              19,090,567             1.36
                                                         --          --------------           ------
  TOTAL                                                  94          $1,401,292,356           100.00%
--------------------------------------------------------------------------------------------------------

THE INFORMATION IN THIS FREE WRITING PROSPECTUS, IF CONVEYED PRIOR TO THE TIME
OF YOUR CONTRACTUAL COMMITMENT TO PURCHASE ANY OF THE CERTIFICATES, SUPERSEDES
ANY INFORMATION CONTAINED IN ANY PRIOR SIMILAR MATERIALS RELATING TO THE
CERTIFICATES. THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS PRELIMINARY,
AND IS SUBJECT TO COMPLETION OR CHANGE. THIS FREE WRITING PROSPECTUS IS BEING
DELIVERED TO YOU SOLELY TO PROVIDE YOU WITH INFORMATION ABOUT THE OFFERING OF
THE CERTIFICATES REFERRED TO IN THIS FREE WRITING PROSPECTUS AND TO SOLICIT AN
OFFER TO PURCHASE THE CERTIFICATES, WHEN, AS AND IF ISSUED. ANY SUCH OFFER TO
PURCHASE MADE BY YOU WILL NOT BE ACCEPTED AND WILL NOT CONSTITUTE A CONTRACTUAL
COMMITMENT BY YOU TO PURCHASE ANY OF THE CERTIFICATES, UNTIL WE HAVE ACCEPTED
YOUR OFFER TO PURCHASE CERTIFICATES.

YOU ARE ADVISED THAT THE TERMS OF THE CERTIFICATES, AND THE CHARACTERISTICS OF
THE MORTGAGE LOAN POOL BACKING THEM, MAY CHANGE (DUE, AMONG OTHER THINGS, TO THE
POSSIBILITY THAT MORTGAGE LOANS THAT COMPRISE THE POOL MAY BECOME DELINQUENT OR
DEFAULTED OR MAY BE REMOVED OR REPLACED AND THAT SIMILAR OR DIFFERENT MORTGAGE
LOANS MAY BE ADDED TO THE POOL, AND THAT ONE OR MORE CLASSES OF CERTIFICATES MAY
BE SPLIT, COMBINED OR ELIMINATED), AT ANY TIME PRIOR TO ISSUANCE OR AVAILABILITY
OF A FINAL PROSPECTUS. YOU ARE ADVISED THAT CERTIFICATES MAY NOT BE ISSUED THAT
HAVE THE CHARACTERISTICS DESCRIBED IN THESE MATERIALS. THE UNDERWRITER'S
OBLIGATION TO SELL SUCH CERTIFICATES TO YOU IS CONDITIONED ON THE MORTGAGE LOANS
AND CERTIFICATES HAVING THE CHARACTERISTICS DESCRIBED IN THESE MATERIALS. IF FOR
ANY REASON THE ISSUER DOES NOT DELIVER SUCH CERTIFICATES, THE UNDERWRITER WILL
NOTIFY YOU, AND NEITHER THE ISSUER NOR ANY UNDERWRITER WILL HAVE ANY OBLIGATION
TO YOU TO DELIVER ALL OR ANY PORTION OF THE CERTIFICATES WHICH YOU HAVE
COMMITTED TO PURCHASE, AND NONE OF THE ISSUER NOR ANY UNDERWRITER WILL BE LIABLE
FOR ANY COSTS OR DAMAGES WHATSOEVER ARISING FROM OR RELATED TO SUCH
NON-DELIVERY.

THIS FREE WRITING PROSPECTUS WAS PREPARED ON THE BASIS OF CERTAIN ASSUMPTIONS
(INCLUDING, IN CERTAIN CASES, ASSUMPTIONS SPECIFIED BY THE RECIPIENT HEREOF)
REGARDING THE POOL ASSETS AND STRUCTURE, INCLUDING PAYMENTS, INTEREST RATES,
WEIGHTED AVERAGE LIVES AND WEIGHTED AVERAGE LOAN AGE, LOSS, SPREADS, MARKET
AVAILABILITY AND OTHER MATTERS. THE ACTUAL AMOUNT, RATE OR TIMING OF PAYMENTS ON
ANY OF THE UNDERLYING ASSETS MAY BE DIFFERENT, AND SOMETIMES MATERIALLY
DIFFERENT THAN ANTICIPATED, AND THEREFORE THE PRICING, PAYMENT OR YIELD
INFORMATION REGARDING THE CERTIFICATES MAY BE DIFFERENT FROM THE INFORMATION
PROVIDED HEREIN. THERE CAN BE NO ASSURANCE THAT ACTUAL PRICING WILL BE COMPLETED
AT THE INDICATED VALUE(S). IN ADDITION, PRICING OF THE CERTIFICATES MAY VARY
SIGNIFICANTLY FROM THE INFORMATION CONTAINED IN THIS FREE WRITING PROSPECTUS AS
A RESULT OF VARIOUS FACTORS, INCLUDING, WITHOUT LIMITATION, PREVAILING CREDIT
SPREADS, MARKET POSITIONING, FINANCING COSTS, HEDGING COSTS AND RISK AND USE OF
CAPITAL AND PROFIT. THE PRICING ESTIMATES CONTAINED HEREIN MAY VARY DURING THE
COURSE OF ANY PARTICULAR DAY AND FROM DAY TO DAY. YOU SHOULD CONSULT WITH YOUR
OWN ACCOUNTING OR OTHER ADVISORS AS TO THE ADEQUACY OF THE INFORMATION IN THIS
FREE WRITING PROSPECTUS FOR YOUR PURPOSES.

                                      C-9

                      STRUCTURAL AND COLLATERAL TERM SHEET

GROUP 2 CHARACTERISTICS

DISTRIBUTION OF DSCR

--------------------------------------------------------------------------------
                                                          % OF AGGREGATE
                         NUMBER OF       CUT-OFF DATE        GROUP 2
RANGE OF DSCR(a)      MORTGAGE LOANS        BALANCE          BALANCE
--------------------------------------------------------------------------------
  1.20-1.29                 13          $139,465,931           47.10%
  1.30-1.39                  4            21,752,877            7.35
  1.40-1.49                  4           108,495,079           36.64
  1.50-1.69                  2            17,700,000            5.98
  1.70-1.99                  1             6,150,000            2.08
  2.00-2.04                  1             2,550,000            0.86
                            --          ------------          ------
  TOTAL                     25          $296,113,887          100.00%
--------------------------------------------------------------------------------

DISTRIBUTION OF CUT-OFF DATE PRINCIPAL BALANCE

--------------------------------------------------------------------------------------
                                         NUMBER OF                      % OF AGGREGATE
                                          MORTGAGE     CUT-OFF DATE        GROUP 2
CUT-OFF DATE PRINCIPAL BALANCES ($)        LOANS          BALANCE          BALANCE
--------------------------------------------------------------------------------------

   2,395,079- 4,999,999                       9       $ 32,851,022           11.09%
   5,000,000- 9,999,999                       9         64,562,865           21.80
  10,000,000-14,999,999                       2         20,800,000            7.02
  15,000,000-24,999,999                       3         57,700,000           19.49
  25,000,000-54,999,999                       1         27,200,000            9.19
  55,000,000-93,000,000                       1         93,000,000           31.41
                                              -       ------------          ------
  TOTAL                                      25       $296,113,887          100.00%
--------------------------------------------------------------------------------------

DISTRIBUTION OF AMORTIZATION TYPE

--------------------------------------------------------------------------------
                                     NUMBER OF                   % OF AGGREGATE
                                      MORTGAGE    CUT-OFF DATE      GROUP 2
AMORTIZATION TYPE                      LOANS         BALANCE        BALANCE
--------------------------------------------------------------------------------
  Interest Only, then Amortizing
   Balloon                               14      $144,914,365         48.94%
  Interest Only                           6       129,900,000         43.87
  Amortizing Balloon                      5        21,299,522          7.19
                                         --      ------------        ------
  TOTAL                                  25      $296,113,887        100.00%
--------------------------------------------------------------------------------

DISTRIBUTION OF MORTGAGED PROPERTIES BY LOCATION

--------------------------------------------------------------------------------
                       NUMBER OF                      % OF AGGREGATE
                       MORTGAGED     CUT-OFF DATE        GROUP 2
LOCATION              PROPERTIES        BALANCE          BALANCE
--------------------------------------------------------------------------------
  Maryland                 3        $105,100,000           35.49%
  North Carolina           4          30,700,000           10.37
  Arizona                  3          28,200,000            9.52
  Colorado                 1          27,200,000            9.19
  Oklahoma                 4          23,235,000            7.85
  Florida                  1          20,200,000            6.82
  Other States*           10          61,478,887           20.76
                          --        ------------          ------
  TOTAL                   26        $296,113,887          100.00%
--------------------------------------------------------------------------------

*    Includes 10 states.

DISTRIBUTION OF MORTGAGED PROPERTIES BY PROPERTY TYPE

--------------------------------------------------------------------------------
                             NUMBER OF                      % OF AGGREGATE
                             MORTGAGED     CUT-OFF DATE        GROUP 2
PROPERTY TYPE               PROPERTIES        BALANCE          BALANCE
--------------------------------------------------------------------------------
  Multifamily                   24         248,713,887           83.99%
  Manufactured Housing           2          47,400,000           16.01
                                --         -----------          ------
  TOTAL                         26        $296,113,887          100.00%
--------------------------------------------------------------------------------

(a)  Five mortgage loans have subordinated B Notes; however the balances of and any debt service on the B Notes are not included in the DSCR or LTV calculations.

DISTRIBUTION OF CUT-OFF DATE LTV RATIOS

---------------------------------------------------------------------------------------
                                                                         % OF AGGREGATE
                                        NUMBER OF       CUT-OFF DATE        GROUP 2
RANGE OF CUT-OFF DATE LTV(%)(a)      MORTGAGE LOANS        BALANCE          BALANCE
---------------------------------------------------------------------------------------

  52.58-60.00                               3          $ 13,600,000            4.59%
  60.01-70.00                               3            17,020,365            5.75
  70.01-75.00                               3           111,560,000           37.67
  75.01-77.50                               3            13,973,956            4.72
  77.51-80.00                              13           139,959,566           47.27
                                           --          ------------          ------
  TOTAL                                    25          $296,113,887          100.00%
---------------------------------------------------------------------------------------

DISTRIBUTION OF MORTGAGE INTEREST RATES (%)

--------------------------------------------------------------------------------
                                                            % OF AGGREGATE
RANGE OF                   NUMBER OF       CUT-OFF DATE        GROUP 2
MORTGAGE RATES (%)      MORTGAGE LOANS        BALANCE          BALANCE
--------------------------------------------------------------------------------
  5.045-5.249                  2          $ 26,560,000            8.97%
  5.250-5.499                 13           206,387,145           69.70
  5.500-5.880                 10            63,166,742           21.33
                                          ------------          ------
  TOTAL                       25          $296,113,887          100.00%
--------------------------------------------------------------------------------

DISTRIBUTION OF REMAINING AMORTIZATION TERMS

--------------------------------------------------------------------------------
                                                                  % OF AGGREGATE
RANGE OF REMAINING               NUMBER OF       CUT-OFF DATE        GROUP 2
AMORTIZATION TERMS (MOS)      MORTGAGE LOANS        BALANCE          BALANCE
--------------------------------------------------------------------------------
  Interest Only                      6          $129,900,000           43.87%
  301-360                           19           166,213,887           56.13
                                    --          ------------          ------
  TOTAL                             25          $296,113,887          100.00%
--------------------------------------------------------------------------------

DISTRIBUTION OF ORIGINAL TERMS TO MATURITY

--------------------------------------------------------------------------------
                                                                 % OF AGGREGATE
RANGE OF ORIGINAL TERMS TO        NUMBER OF      CUT-OFF DATE       GROUP 2
MATURITY (MOS)                 MORTGAGE LOANS       BALANCE         BALANCE
--------------------------------------------------------------------------------
  60-60                               2         $ 97,178,877          32.82%
  120-120                            23          198,935,010          67.18
                                     --         ------------         ------
  TOTAL                              25         $296,113,887         100.00%
--------------------------------------------------------------------------------

DISTRIBUTION OF REMAINING TERMS TO MATURITY

--------------------------------------------------------------------------------
                                                                 % OF AGGREGATE
RANGE OF REMAINING TERMS TO       NUMBER OF      CUT-OFF DATE       GROUP 2
MATURITY (MOS)                 MORTGAGE LOANS       BALANCE         BALANCE
--------------------------------------------------------------------------------
  55-83                               2         $ 97,178,877          32.82%
  84-119                             22          195,495,010          66.02
  120-120                             1            3,440,000           1.16
                                     --         ------------         ------
  TOTAL                              25         $296,113,887         100.00%
--------------------------------------------------------------------------------

DISTRIBUTION OF PREPAYMENT PROVISIONS

-------------------------------------------------------------------------------------
                                                                       % OF AGGREGATE
                                      NUMBER OF       CUT-OFF DATE        GROUP 2
PREPAYMENT PROVISIONS              MORTGAGE LOANS        BALANCE          BALANCE
-------------------------------------------------------------------------------------

  Locked Out, then Defeasance            24          $280,613,887           94.77%
  YM, then Defeasance or YM               1            15,500,000            5.23
                                         --          ------------          ------
  TOTAL                                  25          $296,113,887          100.00%
-------------------------------------------------------------------------------------

THE INFORMATION IN THIS FREE WRITING PROSPECTUS, IF CONVEYED PRIOR TO THE TIME
OF YOUR CONTRACTUAL COMMITMENT TO PURCHASE ANY OF THE CERTIFICATES, SUPERSEDES
ANY INFORMATION CONTAINED IN ANY PRIOR SIMILAR MATERIALS RELATING TO THE
CERTIFICATES. THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS PRELIMINARY,
AND IS SUBJECT TO COMPLETION OR CHANGE. THIS FREE WRITING PROSPECTUS IS BEING
DELIVERED TO YOU SOLELY TO PROVIDE YOU WITH INFORMATION ABOUT THE OFFERING OF
THE CERTIFICATES REFERRED TO IN THIS FREE WRITING PROSPECTUS AND TO SOLICIT AN
OFFER TO PURCHASE THE CERTIFICATES, WHEN, AS AND IF ISSUED. ANY SUCH OFFER TO
PURCHASE MADE BY YOU WILL NOT BE ACCEPTED AND WILL NOT CONSTITUTE A CONTRACTUAL
COMMITMENT BY YOU TO PURCHASE ANY OF THE CERTIFICATES, UNTIL WE HAVE ACCEPTED
YOUR OFFER TO PURCHASE CERTIFICATES.

YOU ARE ADVISED THAT THE TERMS OF THE CERTIFICATES, AND THE CHARACTERISTICS OF
THE MORTGAGE LOAN POOL BACKING THEM, MAY CHANGE (DUE, AMONG OTHER THINGS, TO THE
POSSIBILITY THAT MORTGAGE LOANS THAT COMPRISE THE POOL MAY BECOME DELINQUENT OR
DEFAULTED OR MAY BE REMOVED OR REPLACED AND THAT SIMILAR OR DIFFERENT MORTGAGE
LOANS MAY BE ADDED TO THE POOL, AND THAT ONE OR MORE CLASSES OF CERTIFICATES MAY
BE SPLIT, COMBINED OR ELIMINATED), AT ANY TIME PRIOR TO ISSUANCE OR AVAILABILITY
OF A FINAL PROSPECTUS. YOU ARE ADVISED THAT CERTIFICATES MAY NOT BE ISSUED THAT
HAVE THE CHARACTERISTICS DESCRIBED IN THESE MATERIALS. THE UNDERWRITER'S
OBLIGATION TO SELL SUCH CERTIFICATES TO YOU IS CONDITIONED ON THE MORTGAGE LOANS
AND CERTIFICATES HAVING THE CHARACTERISTICS DESCRIBED IN THESE MATERIALS. IF FOR
ANY REASON THE ISSUER DOES NOT DELIVER SUCH CERTIFICATES, THE UNDERWRITER WILL
NOTIFY YOU, AND NEITHER THE ISSUER NOR ANY UNDERWRITER WILL HAVE ANY OBLIGATION
TO YOU TO DELIVER ALL OR ANY PORTION OF THE CERTIFICATES WHICH YOU HAVE
COMMITTED TO PURCHASE, AND NONE OF THE ISSUER NOR ANY UNDERWRITER WILL BE LIABLE
FOR ANY COSTS OR DAMAGES WHATSOEVER ARISING FROM OR RELATED TO SUCH
NON-DELIVERY.

THIS FREE WRITING PROSPECTUS WAS PREPARED ON THE BASIS OF CERTAIN ASSUMPTIONS
(INCLUDING, IN CERTAIN CASES, ASSUMPTIONS SPECIFIED BY THE RECIPIENT HEREOF)
REGARDING THE POOL ASSETS AND STRUCTURE, INCLUDING PAYMENTS, INTEREST RATES,
WEIGHTED AVERAGE LIVES AND WEIGHTED AVERAGE LOAN AGE, LOSS, SPREADS, MARKET
AVAILABILITY AND OTHER MATTERS. THE ACTUAL AMOUNT, RATE OR TIMING OF PAYMENTS ON
ANY OF THE UNDERLYING ASSETS MAY BE DIFFERENT, AND SOMETIMES MATERIALLY
DIFFERENT THAN ANTICIPATED, AND THEREFORE THE PRICING, PAYMENT OR YIELD
INFORMATION REGARDING THE CERTIFICATES MAY BE DIFFERENT FROM THE INFORMATION
PROVIDED HEREIN. THERE CAN BE NO ASSURANCE THAT ACTUAL PRICING WILL BE COMPLETED
AT THE INDICATED VALUE(S). IN ADDITION, PRICING OF THE CERTIFICATES MAY VARY
SIGNIFICANTLY FROM THE INFORMATION CONTAINED IN THIS FREE WRITING PROSPECTUS AS
A RESULT OF VARIOUS FACTORS, INCLUDING, WITHOUT LIMITATION, PREVAILING CREDIT
SPREADS, MARKET POSITIONING, FINANCING COSTS, HEDGING COSTS AND RISK AND USE OF
CAPITAL AND PROFIT. THE PRICING ESTIMATES CONTAINED HEREIN MAY VARY DURING THE
COURSE OF ANY PARTICULAR DAY AND FROM DAY TO DAY. YOU SHOULD CONSULT WITH YOUR
OWN ACCOUNTING OR OTHER ADVISORS AS TO THE ADEQUACY OF THE INFORMATION IN THIS
FREE WRITING PROSPECTUS FOR YOUR PURPOSES.

                                      C-10

ANNEX D—
GLOBAL CLEARANCE, SETTLEMENT
AND TAX DOCUMENTATION PROCEDURES

Except in limited circumstances, the globally offered GMAC Commercial Mortgage Securities, Inc. Mortgage Pass-Through Certificates, Series 2006-C1 (the ‘‘global securities’’) will be available only in book-entry form. Investors in the global securities may hold those global securities through any of DTC, Clearstream or Euroclear. The global securities will be tradable as home market instruments in both the European and U.S. domestic markets. Initial settlement and all secondary trades will settle in same day funds. Terms used but not defined in this Annex D have the meanings assigned to them in the prospectus supplement and the prospectus.

Secondary market trading between investors holding global securities through Clearstream and Euroclear will be conducted in the ordinary way in accordance with their normal rules and operating procedures and in accordance with conventional Eurobond practice (i.e., seven calendar day settlement).

Secondary market trading between investors holding global securities through DTC will be conducted according to the rules and procedures applicable to U.S. corporate debt obligations. Secondary cross-market trading between Clearstream or Euroclear and DTC participants holding certificates will be effected on a delivery-against-payment basis through the respective depositaries of Clearstream and Euroclear (in that capacity) and as DTC participants.

Non-U.S. holders (as described below) of global securities will be subject to U.S. withholding taxes unless those holders meet certain requirements and deliver appropriate U.S. tax documents to the securities clearing organizations or their participants.

Initial Settlement

All global securities will be held in book entry form by DTC in the name of Cede & Co. as nominee of DTC. Investors’ interests in the global securities will be represented through financial institutions acting on their behalf as direct and indirect participants in DTC. As a result, Clearstream and Euroclear will hold positions on behalf of their participants through their respective depositaries, which in turn will hold those positions in accounts as DTC participants.

Investors electing to hold their global securities through DTC will follow the settlement practices applicable to similar issues of pass-through certificates. Investors’ securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

Investors electing to hold their global securities through Clearstream or Euroclear accounts will follow the settlement procedures applicable to conventional Eurobonds, except that there will be no temporary global security and no ‘‘lock-up’’ or restricted period. Global securities will be credited to the securities custody accounts on the settlement date against payments in same-day funds.

Secondary Market Trading

Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser’s and seller’s accounts are located to ensure that settlement can be made on the desired date between DTC Participants. Secondary market trading between DTC participants will be settled using the procedures applicable to similar issues of pass-through certificates in same-day funds.

Trading between Clearstream or Euroclear Participants. Secondary market trading between Clearstream participants or Euroclear participants will be settled using the procedures applicable to conventional Eurobonds in same-day funds.

Trading between DTC seller and Clearstream or Euroclear purchaser. When global securities are to be transferred from the account of a DTC participant to the account of a Clearstream participant or a Euroclear participant, the purchaser will send instructions to Clearstream or Euroclear through a Clearstream participant or Euroclear participant at least one business day before settlement. Clearstream or Euroclear will instruct the respective depositary, as the case may be, to receive the global securities against payment. Payment will include interest accrued on the global securities from and including the last coupon payment date to and excluding the settlement date. Payment will then be made by the respective depositary to the DTC participant’s account against delivery of the global securities. After settlement has been completed, the global securities will be credited to the respective clearing system and by the clearing system, in accordance with its usual procedures, to the Clearstream participant’s or Euroclear participant’s account. The global securities credit will appear the next day (European time) and the cash debit will be back-valued to, and the interest on the global securities will accrue from, the value date (which would be the preceding day when settlement occurred in New York). If settlement is not completed on the intended value date (i.e., the trade fails), the Clearstream or Euroclear cash debit will be valued instead as of the actual settlement date. Clearstream participants and Euroclear participants will need to make available to the respective clearing systems the funds necessary to process same-day funds settlement. The most direct means of doing so is to pre-position funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within Clearstream or Euroclear. Under this approach, they may take on credit exposure to Clearstream or Euroclear until the global securities are credited to their accounts one day later.

As an alternative, if Clearstream or Euroclear has extended a line of credit to them, Clearstream participants or Euroclear participants can elect not to pre-position funds and allow that credit line to be drawn upon the finance settlement. Under this procedure, Clearstream participants or Euroclear participants purchasing global securities would incur overdraft charges for one day, assuming they cleared the overdraft when the global securities were credited to their accounts. However, interest on the global securities would accrue from the value date. Therefore, in many cases the investment income on the global securities earned during that one day period may substantially reduce or offset the amount of the overdraft charges, although this result will depend on each Clearstream participant’s or Euroclear participant’s particular cost of funds.

Since the settlement is taking place during New York business hours, DTC participants can employ their usual procedures for sending global securities to the respective depositary for the benefit of Clearstream participants or Euroclear participants. The sale proceeds will be available to the DTC seller on the settlement date.

Thus, to the DTC participant a cross-market transaction will settle no differently than a trade between two DTC participants.

Trading between Clearstream or Euroclear seller and DTC purchaser. Due to time zone differences in their favor, Clearstream participants and Euroclear participants may employ their customary procedures for transactions in which global securities are to be transferred by the respective clearing system, through the respective depositary, to a DTC participant. The seller will send instructions to Clearstream or Euroclear through a Clearstream participant or Euroclear participant at least one business day before settlement. In these cases, Clearstream or Euroclear will instruct the respective depositary, as appropriate, to deliver the bonds to the DTC participant’s account against payment. Payment will include interest accrued on the global securities from and including the last coupon payment date to and excluding the settlement date. The payment will then be reflected in the account of the Clearstream participant or Euroclear participant the following day, and receipt of the cash proceeds in the Clearstream participant’s or Euroclear participant’s account would be back-valued to the value date (which would be the preceding day, when settlement occurred in New York). Should the Clearstream participant or Euroclear participant have a line of credit with its respective clearing system and elect to be in debit in anticipation of receipt of the sale proceeds in its account, the back-valuation will extinguish any overdraft charges incurred over that one-day period. If settlement is not completed on the intended value date (i.e., the trade fails), receipt of the cash proceeds in the Clearstream participant’s or Euroclear participant’s account would instead be valued as of the actual settlement date. Finally, day traders that use Clearstream or Euroclear and that purchase global securities from DTC participants for delivery to Clearstream participants or Euroclear participants should note that these trades would automatically fail on the sale side unless affirmative action were taken. At least three techniques should be readily available to eliminate this potential problem:

(a)	borrowing through Clearstream or Euroclear for one day (until the purchase side of the day trade is reflected in their Clearstream or Euroclear accounts) in accordance with the clearing system’s customary procedures;

(b)	borrowing the global securities in the U.S. from a DTC participant no later than one day before settlement, which would give the global securities sufficient time to be reflected in their Clearstream or Euroclear account to settle the sale side of the trade; or

(c)	staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC participant is at least one day before the value date for the sale to the Clearstream participant or Euroclear participant.

U.S. Federal Income Tax Documentation Requirements

A beneficial owner of global securities holding securities through Clearstream or Euroclear (or through DTC if the holder has an address outside the U.S.) will be subject to the 30% U.S. withholding tax that generally applies to payments of interest (including original issue discount) on registered debt issued by U.S. persons, unless (1) each clearing system, bank or other financial institution that holds customers’ securities in the ordinary course of its trade or business in the chain of intermediaries between that beneficial owner and the U.S. entity required to withhold tax complies with applicable certification requirements and (2) that beneficial owner takes one of the following steps to obtain an exemption or reduced tax rate:

Exemption for non-U.S. Persons (Form W-8BEN ). Beneficial owners of certificates that are non-U.S. persons can obtain a complete exemption from the withholding tax by filing a signed Form W-8BEN (Certificate of Foreign Status of Beneficial Owner for United States Withholding) or substitute form. If the information shown on Form W-8BEN changes, a new Form W-8BEN must be filed within 30 days of that change.

Exemption for non-U.S. Persons with effectively connected income (Form W-8ECI ). A non-U.S. person, including a non-U.S. corporation or bank with a U.S. branch, for which the interest income is effectively connected with its conduct of a trade or business in the United States can obtain an exemption from the withholding tax by filing Form W-8ECI) (Certificate of Foreign Person’s Claim for Exemption From Withholding on Income Effectively Connected With the Conduct of a Trade or Business in the United States) or substitute form.

Exemption or reduced rate for non-U.S. Persons resident in treaty countries (Form W-8BEN ). Non-U.S. Persons that are beneficial owners residing in a country that has a tax treaty with the United States can obtain an exemption or reduced tax rate (depending on the treaty terms) by filing Form W-8BEN (Certificate of Foreign Status of Beneficial Owner for United States Withholding) or substitute form. Form W-8BEN may be filed by the Beneficial Owner or his agent.

Exemption for U.S. Persons (Form W-9 ). U.S. persons can obtain a complete exemption from the withholding tax by filing Form W-9 (Payer’s Request for Taxpayer Identification Number and Certification).

U.S. Federal Income Tax Reporting Procedure. The beneficial owner of a global security or, in the case of a Form W-8BEN or a Form W-8ECI filer, its agent, files by submitting the appropriate form to the person through whom it holds (the clearing agency, in the case of persons holding directly on the books of the clearing agency). Form W-8BEN is effective for three calendar years and Form W-8ECI is effective for three calendar years.

The term ‘‘U.S. person’’ means (1) a citizen or resident of the United States, (2) a corporation or partnership organized in or under the laws of the United States or any political subdivision thereof or (3) an estate the income of which is includable in gross income for United States tax purposes, regardless of its source or a trust if a court within the United States is able to exercise primary supervision of the administration of the trust and one or more United States fiduciaries have the authority to control all substantial decisions of the trust. This summary does not deal with all aspects of U.S. federal income tax withholding that may be relevant to foreign holders of the global securities. Investors are advised to consult their own tax advisors for specific tax advice concerning their holding and disposing of the global securities.

ANNEX E

CLASS XP REFERENCE RATE

Distribution Date	Rate	Distribution Date	Rate
2/10/2006	5.40720%	8/10/2009	5.58100%
3/10/2006	5.40720%	9/10/2009	5.58090%
4/10/2006	5.58370%	10/10/2009	5.40220%
5/10/2006	5.40690%	11/10/2009	5.58060%
6/10/2006	5.58350%	12/10/2009	5.40200%
7/10/2006	5.40680%	1/10/2010	5.40180%
8/10/2006	5.58340%	2/10/2010	5.40170%
9/10/2006	5.58330%	3/10/2010	5.40200%
10/10/2006	5.40650%	4/10/2010	5.58000%
11/10/2006	5.58310%	5/10/2010	5.40130%
12/10/2006	5.40640%	6/10/2010	5.57970%
1/10/2007	5.40630%	7/10/2010	5.39920%
2/10/2007	5.40620%	8/10/2010	5.57960%
3/10/2007	5.40620%	9/10/2010	5.57940%
4/10/2007	5.58270%	10/10/2010	5.40120%
5/10/2007	5.40590%	11/10/2010	5.59470%
6/10/2007	5.58260%	12/10/2010	5.41580%
7/10/2007	5.40570%	1/10/2011	5.41570%
8/10/2007	5.58240%	2/10/2011	5.41550%
9/10/2007	5.58230%	3/10/2011	5.41600%
10/10/2007	5.40540%	4/10/2011	5.59410%
11/10/2007	5.58210%	5/10/2011	5.41520%
12/10/2007	5.40530%	6/10/2011	5.59390%
1/10/2008	5.58200%	7/10/2011	5.41490%
2/10/2008	5.40510%	8/10/2011	5.59360%
3/10/2008	5.40510%	9/10/2011	5.59350%
4/10/2008	5.58170%	10/10/2011	5.41460%
5/10/2008	5.40480%	11/10/2011	5.59330%
6/10/2008	5.58160%	12/10/2011	5.41430%
7/10/2008	5.40470%	1/10/2012	5.59300%
8/10/2008	5.58140%	2/10/2012	5.41400%
9/10/2008	5.58130%	3/10/2012	5.41410%
10/10/2008	5.40440%	4/10/2012	5.59270%
11/10/2008	5.58110%	5/10/2012	5.41360%
12/10/2008	5.40340%	6/10/2012	5.59240%
1/10/2009	5.40330%	7/10/2012	5.41340%
2/10/2009	5.40320%	8/10/2012	5.59220%
3/10/2009	5.40340%	9/10/2012	5.59210%
4/10/2009	5.58140%	10/10/2012	5.41310%
5/10/2009	5.40280%	11/10/2012	5.59100%
6/10/2009	5.58120%	12/10/2012	5.41190%
7/10/2009	5.40260%	1/10/2013	5.41170%

E-1

                     [THIS PAGE INTENTIONALLY LEFT BLANK.]

‘‘GMAC06C1.xls’’ is a Microsoft Excel,* Version 5.0 spreadsheet that provides in electronic format certain information shown in Annex A in the prospectus supplement.

Open the file as you would normally open a spreadsheet in Microsoft Excel. After the file is opened, a screen will appear requesting a password. Please ‘‘click’’ the ‘‘read only’’ option. At that point, a securities law legend will be displayed. READ SUCH LEGEND CAREFULLY. To view the data, see the worksheets labeled ‘‘Annex A’’ and ‘‘MF Schedule,’’ respectively.

*	Microsoft Excel is a registered trademark of Microsoft Corporation.

No dealer, salesman or other person has been authorized to give any information or to make any representations not contained in this prospectus supplement and the prospectus and, if given or made, such information or representations must not be relied upon as having been authorized by the depositor or by the underwriters. This prospectus supplement and the prospectus do not constitute an offer to sell, or a solicitation of an offer to buy, the securities offered hereby to anyone in any jurisdiction in which the person making such offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make any such offer or solicitation. Neither the delivery of this prospectus supplement and the prospectus nor any sale made hereunder shall, under any circumstances, create an implication that information in this prospectus supplement or therein is correct as of any time since the date of this prospectus supplement.

TABLE OF CONTENTS

Prospectus Supplement

Summary of Series 2006-C1 Mortgage Pass-Through Certificates and Pool Characteristics	S-6
Series 2006-C1 Mortgage Pool Characteristics	S-8
Summary of Series 2006-C1 Transaction	S-9
Risk Factors	S-24
The Depositor	S-67
The Trust and Transfer of the Mortgage Pool	S-67
The Sponsor	S-70
Other Originators and Sellers	S-73
Description of the Mortgage Pool	S-84
Servicing of the Mortgage Loans	S-130
The Pooling and Servicing Agreement	S-153
Description of the Certificates	S-162
Yield and Maturity Considerations	S-200
Federal Income Tax Consequences	S-215
Method of Distribution	S-219
Legal Matters	S-221
Ratings	S-221
Legal Investment	S-222
ERISA Considerations	S-222
Where You Can Find Additional Information	S-223
Glossary	S-224
Annex A Characteristics of the Mortgage Loans	A-1
Annex B Significant Mortgage Loans	B-1
Annex C Structural and Collateral Term Sheet	C-1
Annex D Global Clearance, Settlement and Tax Documentation Procedures	D-1
Annex E Class XP Reference Rate	E-1
Prospectus
Prospectus Summary	3
Risk Factors	6
Description of the Trust	12
Yield and Maturity Considerations	18
The Depositor	25
GMAC Commercial Mortgage Corporation	26
Description of the Certificates	26
The Pooling and Servicing Agreements	36
Description of Credit Support	57
Legal Aspects of Mortgage Loans	59
Federal Income Tax Consequences	72
State and Other Tax Consequences	103
ERISA Considerations	103
Legal Investment	109
Use of Proceeds	111
Method of Distribution	111
Legal Matters	113
Financial Information	113
Where You Can Find Additional Information	113
Reports to Certificateholders	113
Incorporation of Information by Reference	114
Rating	114
Glossary	115

$1,561,613,000

(Approximate)

GMAC Commercial
Mortgage Securities, Inc.

Mortgage Pass-Through
Certificates, Series 2006-C1

PROSPECTUS SUPPLEMENT

Deutsche Bank Securities

Morgan Stanley

GMAC Commercial Holding
Capital Markets Corp.

January 25, 2006

$1,561,613,000 (APPROXIMATE)
GMAC COMMERCIAL MORTGAGE SECURITIES, INC.
SERIES 2006-C1 MORTGAGE PASS-THROUGH CERTIFICATES

GMAC Commercial Mortgage Securities, Inc.

Mortgage
Pass-Through Certificates
Series 2006-C1

GMAC06C1.xls (Microsoft Excel)

Final Diskette
January 25, 2006